Use these links to rapidly review the document

FINANCIAL STATEMENTS OF RIBBON
ECI Telecom Group Ltd.
ECI Telecom Group Ltd. Condensed Consolidated Financial Statements Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RIBBON COMMUNICATIONS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.0001 per share
	(2)	Aggregate number of securities to which transaction applies: 32,500,000
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$414,675,000(1)
	(4)	Proposed maximum aggregate value of transaction: N/A
	(5)	Total fee paid: $53,824.82
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Exchange Act Rules 14a-6(i)(1) and 0-11. Pursuant to Exchange Act Rules 14a-6(i)(1) and 0-11, the other underlying value of the transaction was calculated based upon (1) the $324,000,000 in cash to be paid in the Merger, and (2) the estimated value of the 32,500,000 shares to be issued in the Merger based on the average of the high and low prices of Ribbon common stock (the securities to be issued in the Merger) on NASDAQ on December 19, 2019.

January 9, 2020

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Ribbon Communications Inc.:

        On November 14, 2019, Ribbon Communications Inc. ("Ribbon") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Eclipse Communications Ltd., an indirect wholly owned subsidiary of Ribbon ("Merger Sub"), Ribbon Communications Israel Ltd. ("Ribbon Israel"), ECI Telecom Group Ltd. ("ECI") and ECI Holding (Hungary) kft ("Swarth"), pursuant to which Merger Sub will merge with and into ECI, with ECI surviving such merger as a wholly owned subsidiary of Ribbon (the "Merger").

        The board of directors of Ribbon (the "Ribbon Board") has unanimously approved the Merger Agreement and the transactions contemplated thereby, and Ribbon intends to hold a special stockholder meeting to approve an issuance of 32.5 million shares of common stock of Ribbon, par value $0.0001 per share ("Ribbon Common Stock"), as partial consideration in the Merger (the "Share Issuance").

        As provided in the Merger Agreement, in connection with and at the time of the closing of the Merger (the "Effective Time" or the "Closing"), all equity securities of ECI issued and outstanding immediately prior to the Effective Time will be converted into the right to receive merger consideration consisting of $324 million in cash, subject to adjustments for indebtedness, pre-Closing distributions, transaction expenses and certain taxes (the "Cash Consideration"), and 32.5 million shares of Ribbon Common Stock (the "Stock Consideration" and, together with the Cash Consideration, the "Merger Consideration"). Additionally, ECI equityholders will be entitled to the amount received as a result of ECI's sale of certain real estate assets of ECI less any taxes payable by ECI resulting from the disposition. Ribbon intends to fund the Cash Consideration with proceeds received from a new credit facility that Ribbon expects to enter into with Citizens Bank, N.A. ("Citizens Bank") in connection with the closing of the Merger. The issuance of the Stock Consideration will be made in reliance on an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof, relating to sales by an issuer not involving a public offering.

        Ribbon Common Stock trades on the Nasdaq Global Select Market under the symbol "RBBN."

        Ribbon will hold the special meeting of Ribbon stockholders (the "Ribbon Special Meeting") on January 27, 2020 at 2:00 p.m., Eastern Time, at the offices of Latham & Watkins LLP, 200 Clarendon Street, Boston, Massachusetts 02116. At the Ribbon Special Meeting, Ribbon stockholders will be asked to:

  1.
  approve the Share Issuance;

  2.
  approve one or more adjournments of the Ribbon Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting; and

  3.
  transact such other business as may properly come before the Ribbon Special Meeting.

        The Ribbon Board unanimously recommends that Ribbon stockholders vote "FOR" each of the proposals presented at the Ribbon Special Meeting.

        Concurrently with the execution of the Merger Agreement, certain affiliates ("JPM Stockholders") of JPMorgan Chase & Co. ("JPM"), a significant Ribbon stockholder, entered into a voting agreement with ECI pursuant to which JPM Stockholders agreed to vote all shares of Ribbon Common Stock owned by JPM Stockholders FOR the Share Issuance, on the terms and subject to the conditions of the voting agreement. At the close of business on January 8, 2020, the record date for the Ribbon Special Meeting, JPM Stockholders beneficially owned 49,940,222 shares of Ribbon Common Stock or approximately 45.01% of the shares of Ribbon Common Stock outstanding on that date. JPM Stockholders have also agreed to certain restrictions on the sale of its shares of Ribbon Common Stock prior to the Merger, as further described in this proxy statement.

        YOUR VOTE IS VERY IMPORTANT.    Whether or not you plan to attend the Ribbon Special Meeting, please take the time to vote over the Internet or by telephone as described in this proxy statement or by completing the enclosed proxy card and mailing it in the enclosed envelope. Information about the meeting, the Merger and the other business to be considered at the meeting is contained in this proxy statement. You are urged to read this proxy statement, including the annexes and the documents incorporated by reference, carefully and in its entirety.

Thank you for your cooperation and continued support.

Sincerely,

Steven Bruny	Kevin Riley
Interim Co-President and Chief Executive Officer	Interim Co-President and Chief Executive Officer
Ribbon Communications Inc.	Ribbon Communications Inc.

        Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved the Merger Agreement and the Merger described in this proxy statement or the Ribbon Common Stock to be issued in the Merger or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

        This proxy statement is dated January 9, 2020 and is first being mailed to Ribbon stockholders of record on or about January 10, 2020.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JANUARY 27, 2020

To Our Stockholders:

        A special meeting of stockholders of Ribbon Communications Inc., a Delaware corporation ("Ribbon"), will be held at the offices of Latham & Watkins LLP, 200 Clarendon Street, Boston, Massachusetts 02116 on January 27, 2020 at 2:00 p.m., Eastern Time. The special meeting of stockholders (the "Ribbon Special Meeting") is being held for the following purposes:

  (1)
  to approve the issuance (the "Share Issuance") of 32.5 million shares of common stock, par value $0.0001 per share, of Ribbon, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 14, 2019 (the "Merger Agreement"), by and among Ribbon, Eclipse Communications Ltd., an indirect wholly owned subsidiary of Ribbon ("Merger Sub"), Ribbon Communications Israel Ltd., ECI Telecom Group Ltd. ("ECI") and ECI Holding (Hungary) kft ("Swarth"), pursuant to which Merger Sub will merge with and into ECI, with ECI surviving such merger as a wholly owned subsidiary of Ribbon (Ribbon Proposal No. 1);

  (2)
  to approve one or more adjournments of the Ribbon Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting (Ribbon Proposal No. 2); and

  (3)
  to transact such other business as may properly come before the Ribbon Special Meeting.

        The above matters are more fully described in the accompanying proxy statement of Ribbon, which provides you with information about Ribbon, ECI, the Ribbon Special Meeting, the Share Issuance, the Merger, the Merger Agreement and other documents related to the Merger and other related matters. The accompanying proxy statement also includes, as Annex A, a copy of the Merger Agreement. Ribbon encourages you to carefully read the accompanying proxy statement in its entirety, including the annexes and the documents incorporated by reference.

        Only holders of Ribbon Common Stock as of the close of business on January 8, 2020, which is the record date for the Ribbon Special Meeting, are entitled to receive notice of, attend and vote at the Ribbon Special Meeting.

        We hope that as many stockholders as possible will personally attend the Ribbon Special Meeting. Whether or not you plan to attend the Ribbon Special Meeting, please complete the enclosed proxy card and sign, date and return it promptly so that your shares of Ribbon Common Stock will be represented. You also may vote your shares over the Internet or by telephone by following the instructions included on the proxy card. Submitting your proxy in writing, over the Internet or by telephone will not prevent you from voting in person at the Ribbon Special Meeting. The affirmative vote of a majority of the votes cast on the proposal to approve the Share Issuance, in person or by proxy, will be required to approve the Share Issuance. The affirmative vote of a majority of the shares of Ribbon Common Stock present, in person or by proxy, and entitled to vote at the Ribbon Special Meeting will be required to approve the proposal to adjourn the Ribbon Special Meeting.

        The Ribbon board of directors unanimously recommends that Ribbon stockholders vote "FOR" each of the proposals presented at the Ribbon Special Meeting.

By Order of the Ribbon Board of Directors,

Richard J. Lynch Chairman of the Board of Directors

CERTAIN DEFINED TERMS USED IN THIS PROXY STATEMENT

        Unless otherwise indicated or as the context otherwise indicates, when used in this proxy statement:

        "Barclays" means Barclays Bank PLC, financial advisor to ECI.

        "Closing" means the closing of the Merger.

        "Davis Polk" means Davis Polk & Wardwell LLP, counsel to ECI.

        "Debt Commitment Letter" refers to the debt financing commitment letter, dated November 14, 2019, by and between Ribbon Communications Operating Company, Inc. and Citizens Bank, N.A.

        "DGCL" means Delaware General Corporation Law.

        "ECI" means ECI Telecom Group Ltd.

        "ECI Board" means the board of directors of ECI.

        "ECI Shareholder Approval" means the approval by the holders of a majority of each class of ECI shares voting to approve the Merger Agreement and the transactions contemplated thereby.

        "Effective Time" means the time of the closing of the Merger.

        "Ernst & Young" means Ernst & Young Global Limited.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "GAAP" means United States generally accepted accounting principles.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "JPM Stockholders" means, together, JPMC Heritage Parent LLC and Heritage PE (OEP) III, L.P.

        "Latham & Watkins" means Latham & Watkins LLP, counsel to Ribbon.

        "Merger" means the merger of Merger Sub with and into ECI, with ECI surviving such merger as a wholly owned subsidiary of Ribbon.

        "Merger Agreement" refers to the Agreement and Plan of Merger, dated November 14, 2019, by and among Ribbon, Merger Sub, Ribbon Israel, ECI and Swarth, a copy of which is attached as Annex A to this proxy statement.

        "Merger Sub" means Eclipse Communications Ltd., an indirect wholly owned subsidiary of Ribbon.

        "NASDAQ" means the Nasdaq Global Select Market.

        "Pathfinder" means Pathfinder Strategic Credit LP, a limited partnership organized and existing under the laws of the Cayman Islands (affiliated with Argentem Creek Partners LP).

        "Registration Rights Agreement" means the Registration Rights Agreement, to be dated as of Closing, by and between Ribbon and certain holders of Ribbon Common Stock following the Effective Time.

        "Ribbon" means Ribbon Communications Inc.

        "Ribbon Acquisition Proposal" means, other than transactions contemplated by the Merger Agreement, any bona fide proposal or offer (other than a proposal or offer by ECI or any of its affiliates) from a third party for (a) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Ribbon or involving any of its subsidiaries representing, directly or indirectly, greater than 20% of any of the assets, net revenues or earnings before interest, taxes, depreciation and amortization of Ribbon and its subsidiaries taken as a whole (other than any merger involving Ribbon and one or more of its wholly owned subsidiaries where Ribbon is the surviving company in the merger, or any liquidation of a wholly owned subsidiary of Ribbon), (b) the acquisition by any person of 20% or more of any of the assets, net revenues or earnings before interest, taxes, depreciation and amortization of Ribbon and its subsidiaries, taken as a whole, or (c) the acquisition by any person of 20% or more of the issued and outstanding shares of Ribbon Common Stock, or 20% or more of the issued and outstanding capital stock of any of its subsidiaries representing, directly or indirectly, greater than 20% of any of the assets, net revenues or earnings before interest, taxes, depreciation and amortization of Ribbon and its subsidiaries taken as a whole.

        "Ribbon Board" means the board of directors of Ribbon.

        "Ribbon Board Recommendation" means Ribbon Board's recommendation to holders of Ribbon Common Stock to vote to approve the Share Issuance and direct that such matters be submitted for consideration by holders of Ribbon Common Stock at the Ribbon Special Meeting.

        "Ribbon Change of Recommendation" means that Ribbon Board (or any committee thereof) does any of the following: (a) withdraws, withholds, modifies or qualifies or publicly proposes to withdraw, withhold, modify or qualify, in any manner adverse to ECI, the Ribbon Board Recommendation, (b) approves, adopts or recommends or publicly proposes to approve, adopt or recommend, any Ribbon Acquisition Proposal, (c) in the event of the commencement of a tender offer or exchange offer for any outstanding shares of Ribbon capital stock, fails to recommend against acceptance of such tender offer or exchange offer by the holders of Ribbon Common Stock (including, subject to Ribbon's disclosure obligations under Rule 14d-9 and 14e-2 of the Exchange Act or issuing a "stop, look and listen" statement pending disclosure of its position or making a disclosure to holders of Ribbon Common Stock if the Ribbon Board determines in good faith, after consultation with its outside counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or law, by taking no position or a neutral position with respect to any such offer) within ten business days of the commencement thereof or (d) recommends that the holders of Ribbon Common Stock not approve the Share Issuance.

        "Ribbon Charter" means Ribbon's Amended and Restated Certificate of Incorporation.

        "Ribbon Common Stock" means common stock of Ribbon, par value $0.0001 per share.

        "Ribbon Israel" means Ribbon Communications Israel Ltd.

        "Ribbon Stockholder Approval" means the approval of the Share Issuance.

        "Ribbon Superior Proposal" means a bona fide written Ribbon Acquisition Proposal (except that references in the definition of the "Ribbon Acquisition Proposal" to 20% shall be replaced by 50%) made after the date of the Merger Agreement by any person other than ECI or its subsidiaries that is expressly conditioned upon the termination of the Merger Agreement, on terms that the Ribbon Board determines in good faith, after consultation with its outside legal counsel and financial advisors, and considering such factors as Ribbon considers to be appropriate, are more favorable to the holders of Ribbon Common Stock than the transactions contemplated by the Merger Agreement.

        "Sale Property" means the parcels of real property located south of the Ramat Siv Industrial Zone at (a) Parcels 319, 320 and 323 in Block 6368 in Givat Shmuel, Israel and (b) 12987/20069 parts in Parcel 161 in Block 6368 in Petah Tikva, Israel.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Share Issuance" means an issuance of 32.5 million shares of Ribbon Common Stock as partial consideration in the Merger pursuant to the terms of the Merger Agreement.

        "Stockholders Agreement" means the Stockholders Agreement, to be dated as of Closing, by and among Ribbon and certain holders of Ribbon Common Stock following the Effective Time.

        "Swarth" means ECI Holding (Hungary) kft.

        "TAP Advisors" means TAP Advisors LLC, financial advisor to Ribbon.

        "Voting Agreement" means that certain Voting Agreement, dated as of November 14, 2019, by and among ECI and the JPM Stockholders.

 EXPLANATORY NOTE

        This proxy statement relates to the Agreement and Plan of Merger, dated as of November 14, 2019, by and among Ribbon, Ribbon Israel, Merger Sub, ECI and Swarth.

        Upon the terms and subject to the conditions of the Merger Agreement (a copy of which is attached to this proxy statement as Annex A), Ribbon and ECI have agreed to effect a merger of their respective businesses. Pursuant to the Merger Agreement, Merger Sub will merge with and into ECI, with ECI surviving such merger as a wholly owned subsidiary of Ribbon.

        As provided in the Merger Agreement, in connection with and at the Effective Time, all equity securities of ECI issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration, which consists of $324 million in cash, subject to adjustments for indebtedness, pre-Closing distributions, transaction expenses and certain taxes, and 32.5 million shares of Ribbon Common Stock. Additionally, ECI equityholders will be entitled to the amount received as a result of ECI's sale of real estate assets less any taxes payable by ECI resulting from the disposition of such assets. Ribbon intends to fund the Cash Consideration with proceeds received from a new credit facility that Ribbon expects to enter into with Citizens Bank, N.A. ("Citizens Bank") in connection with the Closing. The Share Issuance will be made in reliance on an exemption from the registration provisions of the Securities Act of 1933, as amended, set forth in Section 4(a)(2) thereof, relating to sales by an issuer not involving a public offering.

        With respect to Ribbon stockholders, this document serves as a proxy statement for a special meeting of Ribbon stockholders being held on January 27, 2020, where Ribbon stockholders will vote, among other items, on a proposal to approve the Share Issuance in connection with the Merger.

        Unless the context otherwise requires, all references in this proxy statement to "we," "us" or "our" refer to Ribbon.

        If you have questions about the Merger or the Ribbon Special Meeting, please feel free to contact:

Ribbon Investor Relations:
Monica Gould
+1 (212) 871-3927
IR@rbbn.com

        Stockholders, Banks and Brokers who wish to receive a separate copy of proxy statement, may submit their request to Broadridge Financial Solutions by calling 1-800-579-1639 for delivery of paper copies, through the Internet or by e-mail, or in writing addressed to Ribbon Communications Inc., 4 Technology Park Drive, Westford, MA 01886 Attn: Investor Relations.

        You will not be charged for any of the documents you request.

        Information on the Internet websites of Ribbon and ECI are not part of the enclosed proxy statement. You should not rely on that information in deciding whether to approve the Share Issuance unless that information is in this document or has been incorporated by reference into this document.

        You should only rely on the information contained in this document. We have not authorized anyone to provide you with different information. The document is dated January 9, 2020, and you should not assume that information contained in this document is accurate as of any date other than that date. Neither the mailing of this document to any person nor the issuance by Ribbon of shares of its common stock in connection with the transactions contemplated by the Merger Agreement will create any implications to the contrary.

QUESTIONS AND ANSWERS ABOUT THE RIBBON SPECIAL MEETING

        The Ribbon Board is soliciting proxies from its stockholders to vote at a special meeting of Ribbon stockholders, to be held at the offices of Latham & Watkins LLP, 200 Clarendon Street, Boston, Massachusetts 02116 on January 27, 2020 at 2:00 p.m., Eastern Time (the "Ribbon Special Meeting"), and any adjournment of the Ribbon Special Meeting, if appropriate.

        The questions and answers below highlight selected information from this proxy statement and are intended to briefly address some commonly asked questions about, among other things, (a) the Merger Agreement, the Merger Consideration and the Share Issuance, (b) the Merger, and (c) the Ribbon Special Meeting, where the stockholders of Ribbon will be asked to consider and vote on the (i) proposal for stockholder approval of the issuance of Ribbon Common Stock to ECI equityholders in connection with the Merger Agreement and (ii) a proposal to permit Ribbon to adjourn the Ribbon Special Meeting, if necessary, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Ribbon Special Meeting to approve the Share Issuance.

        The following questions and answers do not contain all of the information that is important to you. You should carefully read this proxy statement in its entirety, including the annexes and the documents incorporated by reference, to fully understand the matters to be acted upon and the voting procedures for the Ribbon Special Meeting. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information."

Q.
Why have I received this proxy statement?

A.
You are receiving this proxy statement because you were a stockholder of Ribbon as of the close of business on the record date for the Ribbon Special Meeting. On November 13, 2019, the ECI Board and Ribbon Board each approved the Merger Agreement and the transactions contemplated by the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A, which Ribbon encourages you to read in its entirety.

Q.
What are the specific proposals on which I am asked to vote at the Ribbon Special Meeting?

A.
Ribbon stockholders are being asked to approve two proposals at the Ribbon Special Meeting:

•
The Share Issuance, as contemplated by the Merger Agreement (Ribbon Proposal No. 1 or the "Share Issuance proposal"); and

•
One or more adjournments of the Ribbon Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting (Ribbon Proposal No. 2 or the "Ribbon adjournment proposal").

  Under NASDAQ listing rules, stockholder approval is required prior to the issuance of common stock if the number of shares of common stock to be issued in a transaction equals 20% or more of the number of shares of common stock outstanding before the issuance. The Share Issuance that will be effected in connection with the Merger will result in the issuance of a number of shares of Ribbon Common Stock equal to approximately 29.4% of the shares of Ribbon Common Stock outstanding before the Share Issuance, based on the number of shares of Ribbon Common Stock outstanding on December 18, 2019. Accordingly, Ribbon stockholders are being asked to consider and vote on the Share Issuance.

Q.
What is the consideration that Ribbon will pay to ECI equityholders in the Merger?

A.
The aggregate consideration that Ribbon will pay in respect of all equity securities of ECI issued and outstanding in the Merger will be (i) $324 million in cash, subject to adjustments for indebtedness, pre-Closing distributions, transaction expenses and certain taxes (the "Cash Consideration"), and (ii) 32.5 million shares of Ribbon Common Stock (the "Stock Consideration" and together with the Cash Consideration, the "Merger Consideration"). Additionally, ECI equityholders will be entitled to the amount received as a result of ECI's sale of the Sale Property less any taxes payable by ECI resulting from the disposition of such assets.

Q.
How does the Ribbon Board recommend that Ribbon stockholders vote?

A.
The Ribbon Board unanimously recommends that the Ribbon stockholders vote:

•
"FOR" the Share Issuance proposal (Ribbon Proposal No. 1); and

•
"FOR" the Ribbon adjournment proposal (Ribbon Proposal No. 2).

  For a discussion of the reasons for the recommendation on Ribbon Proposal No. 1, see the section entitled "The Merger—Ribbon Board's Reasons for the Merger."

  Unless you give other instructions on your proxy card, the persons named as proxy holders on the enclosed proxy card will vote in accordance with the recommendations of the Ribbon Board.

Q.
How many votes are required to approve each proposal?

A.
Approval of the Share Issuance proposal requires the affirmative vote of holders of a majority of the shares of Ribbon Common Stock, entitled to vote and present in person at the special meeting or represented by proxy that cast a vote on such proposal.

  Approval of the Ribbon adjournment proposal (if necessary to solicit additional proxies if there are not sufficient votes to approve the Share Issuance proposal) requires the affirmative vote of holders of a majority of shares of Ribbon Common Stock present in person or represented by proxy and entitled to vote at the Ribbon Special Meeting on the Ribbon adjournment proposal.

Q.
When is the Merger expected to be consummated?

A.
Ribbon and ECI are working toward consummating the Merger as expeditiously as possible. However, Ribbon and ECI cannot be certain when, or if, the conditions to Closing will be satisfied or waived, or that the Merger will be consummated. See the sections entitled "The Merger—Regulatory Filings and Approvals Required to Consummate the Merger" and "The Merger Agreement—Conditions to Completion of the Merger."

Q.
When and where is the Ribbon Special Meeting?

A.
The Ribbon Special Meeting will be held at the offices of Latham & Watkins LLP, 200 Clarendon Street, Boston, Massachusetts 02116 on January 27, 2020 at 2:00 p.m., Eastern Time. For additional information about the Ribbon Special Meeting, see the section entitled "The Ribbon Special Meeting."

Q.
What is a quorum?

A.
Holders of a majority of the outstanding shares of Ribbon Common Stock entitled to vote, represented either in person or by proxy, constitutes a quorum for the transaction of business at the Ribbon Special Meeting. Your shares are counted as present if you attend the Ribbon Special Meeting in person at the meeting or through a valid proxy properly submitted over the Internet, by telephone or by mail. As of January 8, 2020, the record date for the Ribbon Special Meeting, 110,959,971 shares of Ribbon Common Stock were outstanding and entitled to vote. Further, for purposes of establishing a quorum, shares of Ribbon Common Stock that a stockholder holds and that are represented by their proxy even if the stockholder does not vote on one or more of the matters to be voted upon are counted as present. In the event that a quorum is not present at the Ribbon Special Meeting, Ribbon expects that the Ribbon Special Meeting will be adjourned to solicit additional proxies.

Q.
Who can vote at the Ribbon Special Meeting?

A.
Holders of record of shares of Ribbon Common Stock at the close of business on the Ribbon record date of January 8, 2020 will be entitled to vote shares held at that date at the Ribbon Special Meeting or any adjournments thereof. Each outstanding share of Ribbon Common Stock entitles its holder to cast one vote.

  As of the close of business on the Ribbon record date, there were 110,959,971 shares of Ribbon Common Stock outstanding (which includes 487,976 unvested shares underlying restricted stock grants that are not considered to be outstanding for accounting purposes) and entitled to vote at the Ribbon Special Meeting.

  A complete list of stockholders entitled to vote at the Ribbon Special Meeting will be available for examination by any stockholder at Ribbon's corporate headquarters, located at 4 Technology Park Drive, Westford, MA 01886, during normal business hours for a period of ten days before the Ribbon Special Meeting and at the time and place of the Ribbon Special Meeting.

Q.
How many votes do I have if I am a Ribbon stockholder?

A.
Each share of Ribbon Common Stock that you own at the close of business on the record date will entitle you to one vote on each proposal presented at the Ribbon Special Meeting. As of the close of business on the Ribbon record date, there were 110,959,971 shares of Ribbon Common Stock outstanding (which includes 487,976 unvested shares underlying restricted stock grants that are not considered to be outstanding for accounting purposes) and entitled to vote at the Ribbon Special Meeting.

  At the close of business on the Ribbon record date, the directors and executive officers of Ribbon and certain of their affiliates were entitled to vote approximately 1,490,888 shares of Ribbon Common Stock, or 1.34% of the shares of Ribbon Common Stock outstanding on that date. Approval of the Share Issuance proposal requires the affirmative vote of the holders of a majority of the total shares of Ribbon Common Stock on the record date and present in person at the special meeting or represented by proxy that cast a vote on such proposal. We currently expect that Ribbon's directors and executive officers will vote their shares in favor of each of the proposals to be considered at the Ribbon Special Meeting, although none of them has entered into any agreement obligating them to do so.

Q.
If I am a Ribbon stockholder, what happens if I abstain from voting?

A.
The Share Issuance proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy. Abstentions will not be counted as votes cast on, and will have no effect on the outcome of, the proposal to approve the Share Issuance.

  Approval of the Ribbon adjournment proposal requires the affirmative vote of a majority of the shares of Ribbon Common Stock present, in person or by proxy, and entitled to vote. Abstentions will have the same effect as a vote AGAINST the Ribbon adjournment proposal.

Q.
If I am a Ribbon stockholder and my shares of Ribbon Common Stock are held in "street name" by a broker, bank or other nominee, will my broker or bank vote my share for me?

A.
No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, this proxy statement has been forwarded to you by your broker, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank, nominee or other holder of record as to how to vote your shares. If you do not provide voting instructions to your broker, bank or other nominee on a particular proposal on which your broker, bank or other nominee does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a "broker non-vote." Because brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if you, as a beneficial owner of shares of Ribbon Common Stock held in "street name," do not give voting instructions to the broker, bank, nominee or other holder of record, then those shares will not be voted on any of the proposals described in this proxy statement and will have no effect on the outcome of any vote on either proposal. If you hold shares of broker common stock through a broker, bank, nominee or other holder of record with custody of your shares, follow the voting instructions you receive from that organization.

Q.
How do I vote my shares of Ribbon Common Stock that are held in "street name" by a brokerage firm, bank or other nominee?

A.
If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in "street name" and this proxy statement is being sent to you by that organization. The organization holding your account is considered to be the stockholder eligible to vote at the Ribbon Special Meeting for purposes of voting at the Ribbon Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee how to vote the shares of Ribbon Common Stock in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. All of the proposals at the Ribbon Special Meeting are considered non-routine matters. As a result, your broker may not vote your shares without your specific instructions, which is called a "broker non-vote."

Q.
Do any of the officers or directors of Ribbon have interests in the Merger that may differ from or be in addition to my interests as a Ribbon stockholder?

A.
In considering the recommendation of the Ribbon Board that Ribbon stockholders vote to approve the Share Issuance proposal and the Ribbon adjournment proposal, Ribbon stockholders should be aware that some of Ribbon's directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Ribbon stockholders generally. The Ribbon Board was aware of and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and the transactions contemplated therein, in approving the Merger and in recommending the approval of the Share Issuance proposal and the Ribbon adjournment proposal.

  For more information, please see "The Merger—Interests of Certain Ribbon Directors and Executive Officers in the Merger."

Q.
Will any other matters be presented for a vote at the Ribbon Special Meeting?

A.
Ribbon is not aware of any other matters that will be presented for a vote at the Ribbon Special Meeting. However, if any other matters properly come before the Ribbon Special Meeting, the proxies will have the discretion to vote upon such matters, in their discretion.

Q.
Who can attend the Ribbon Special Meeting?

A.
Stockholders eligible to vote at the Ribbon Special Meeting, or their duly authorized proxies, may attend the Ribbon Special Meeting. If you choose to attend the Ribbon Special Meeting, you must bring photo identification and the admission ticket that is part of your proxy card. If you hold shares in "street name" through a broker, bank, or other nominee and wish to attend the Ribbon Special Meeting, in addition to the above procedures, you must also bring a copy of a brokerage statement reflecting your ownership of Ribbon Common Stock as of the record date for the Ribbon Special Meeting. If you are a representative of a corporate or institutional stockholder, you must also present proof that you are a representative of such stockholder. A valid picture identification is required for all attendees. Cameras, recording devices and other electronic devices are not permitted at the Ribbon Special Meeting.

  Regardless of whether you intend to attend the Ribbon Special Meeting, you are encouraged to vote your shares of Ribbon Common Stock as promptly as possible. Voting your shares will not impact your ability to attend the Ribbon Special Meeting.

Q.
How do I vote my shares if I am a Ribbon stockholder of record?

A.
If you are a Ribbon stockholder entitled to vote at the Ribbon Special Meeting, you may vote in person at the Ribbon Special Meeting or through a valid proxy properly submitted by mail, over the Internet or by telephone. All votes, other than votes made in person at the Ribbon Special Meeting, must be received by 11:59 p.m., Eastern Time, on January 26, 2020.

•
In Person.    If your shares are registered directly in your name, you have the right to vote in person at the Ribbon Special Meeting. If you hold shares in "street name" through a broker, bank or other nominee and you want to vote in person at the Ribbon Special Meeting, you must obtain a proxy from your broker, bank or other nominee and bring that proxy to the Ribbon Special Meeting. If you attend the Ribbon Special Meeting and plan to vote in person, Ribbon will provide you with a ballot at the Ribbon Special Meeting.

•
Mail.    By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Ribbon Special Meeting in the manner you indicate. Ribbon encourages you to sign and return the proxy card even if you plan to attend the Ribbon Special Meeting so that your shares will be voted if you are ultimately unable to attend the Ribbon Special Meeting.

•
Internet.    If you have Internet access, you may vote over the Internet at www.proxyvote.com by following the instructions set forth on your proxy card. If you submit your proxy over the Internet, it is not necessary to return your proxy card.

•
Telephone.    If you are located in the United States or Canada, you may vote by telephone by calling 1-800-690-6903 and following the instructions set forth on your proxy card. If you submit your proxy by telephone, it is not necessary to return your proxy card.

Q.
Can I change my vote after I have delivered my proxy?

A.
Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the Ribbon Special Meeting. You may do this by signing and submitting a new proxy card (or revocation) with a later date, submitting a proxy by telephone or submitting a proxy over the internet (your latest telephone or internet proxy is counted) or by attending the Ribbon Special Meeting and voting in person. Attending the Ribbon Special Meeting by itself, however, will not revoke your proxy unless you specifically request it.

  To revoke your proxy, you must do one of the following:

  •
  enter a new vote over the Internet or by telephone by 11:59 p.m., Eastern Time, on January 26, 2020;

  •
  sign and return another proxy card, which must be received prior to the commencement of the Ribbon Special Meeting on January 27, 2020;

  •
  provide written notice of the revocation to Justin K. Ferguson, which must be received prior to the commencement of the Ribbon Special Meeting on January 27, 2020; or

  •
  attend the Ribbon Special Meeting and vote your shares in person.

  •
  If you are the beneficial owner of shares held in "street name" by a brokerage firm, bank or other nominee, you should follow the instructions of your broker, bank or other nominee regarding the revocation of proxies. Please contact your broker, bank or other nominee and follow its directions in order to change your vote.

  •
  If the Ribbon Special Meeting is adjourned, it will not affect the ability of Ribbon stockholders eligible to vote at the Ribbon Special Meeting to exercise their voting rights or to revoke any previously granted proxy using the methods described above.

Q.
What if I receive more than one proxy card?

A.
If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q.
What do I need to do now to vote my shares?

A.
After carefully reading and considering the information contained in this proxy statement, please respond by completing, signing and dating the appropriate proxy card or voting instruction card and returning it in the enclosed postage-paid envelope, or, if available, by submitting your voting instruction over the Internet or by telephone, as soon as possible so that your shares of Ribbon Common Stock may be represented and voted at the Ribbon Special Meeting. In addition, you may also vote your shares in person at the Ribbon Special Meeting. If you hold shares registered in the name of a broker, bank or other nominee, that broker, bank or other nominee has enclosed, or will provide, instructions for directing your broker, bank or other nominee how to vote those shares.

Q.
As a Ribbon stockholder, am I entitled to appraisal rights in connection with the Merger?

A.
No. Ribbon's stockholders will not be entitled to exercise appraisal or dissenter's rights under the DGCL in connection with the Merger or the Share Issuance. See section entitled "No Appraisal Rights of Ribbon Stockholders."

Q.
Who can help answer my questions?

A.
If you are a Ribbon stockholder and have any questions about the Merger, the Ribbon Special Meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact:

Ribbon Investor Relations:
Monica Gould
+1 (212) 871-3927
IR@rbbn.com

SUMMARY

        This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. To understand the Merger fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement and the other documents to which you are referred.

Parties to the Merger Agreement

Ribbon Communications Inc. (Ribbon)

        Ribbon Communications Inc., a Delaware corporation, delivers market-leading software solutions that secure and power many of the world's leading service provider and enterprise communications environments. Built on world-class technology and intellectual property, Ribbon's cloud-native solutions deliver intelligent and secure real-time communications solutions for the cloud, network and enterprise edge. Ribbon's Kandy Cloud real-time communications software platform delivers advanced and embedded CPaaS and UCaaS capabilities enabling service providers to rapidly create and deploy high-value communications services. For further information, see section entitled "Business of Ribbon."

        The address and telephone number of the principal executive offices of Ribbon Communications Inc. are 4 Technology Park Drive, Westford, Massachusetts 01886 and (978) 614-8100.

ECI Telecom Group Ltd. (ECI)

        ECI Telecom Group Ltd. is a leading global provider of comprehensive networking products and solutions to service providers, utilities and governments, and defense and security customers, headquartered in Petah Tikva, just outside Tel Aviv, Israel. ECI has been providing comprehensive networking products and solutions since 1961 and is one of only a few providers globally offering both optical and packet networking products and solutions, with a diverse and longstanding global customer base. For further information, see section entitled "Business of ECI."

        The address and telephone number of the principal executive offices of ECI Telecom Group Ltd. is 30 Hasivim Street, Petah Tikva, Israel 4959388 and (972) 3 926-6555.

The Merger and the Merger Agreement

General

        Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (1) Merger Sub will merge with and into ECI, with ECI continuing as the surviving company and indirect wholly owned subsidiary of Ribbon and (2) ECI equityholders will receive 32,500,000 shares of Ribbon Common Stock and $324,000,000 in cash, subject to adjustments for indebtedness, pre-Closing distributions, transaction expenses and certain taxes, as described in the section entitled "The Merger Agreement—Merger Consideration." Additionally, ECI equityholders will be entitled to the amount received as a result of ECI's sale of the Sale Property less any taxes payable by ECI resulting from the disposition of such assets. Immediately following the Effective Time, it is expected that existing holders of Ribbon Common Stock will own approximately 77.3% of shares in the share capital of Ribbon and existing ECI equityholders will own approximately 22.7% of shares in the share capital of Ribbon.

Effects of the Merger

        At the Effective Time, Merger Sub will be merged with and into ECI, whereupon the separate corporate existence of Merger Sub will cease, and ECI will continue its existence under the laws of the State of Israel as the surviving corporation in the Merger and a wholly owned subsidiary of Ribbon Israel, as well as an indirect, wholly owned subsidiary of Ribbon.

        At the Effective Time, each share of ECI issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive the portion of Merger Consideration allocated to it under the Merger Agreement. For further information, see section entitled "The Merger—Effects of the Merger."

Merger Consideration

        As consideration for the Merger, ECI equityholders will receive a total of $324,000,000 in cash, subject to adjustments for indebtedness, pre-Closing distributions, transaction expenses and certain taxes, and 32,500,000 shares of Ribbon Common Stock, as described in the section entitled "The Merger—Merger Consideration." Additionally, ECI equityholders will be entitled to the amount received as a result of ECI's sale of the Sale Property less any taxes payable by ECI resulting from the disposition of such assets.

Purchase Price Adjustment

        The Merger Agreement provides for Closing date adjustments to the Cash Consideration for certain taxes, indebtedness, transaction expenses and pre-Closing distributions, as well as a post-Closing adjustment to the Cash Consideration to the extent that the actual amounts of certain taxes, indebtedness, transaction expenses and pre-Closing distributions are greater or less than the amounts included in the calculation of Cash Consideration on the date of Closing. $5,000,000 of the Cash Consideration will be placed into an escrow account pending the resolution of the post-Closing adjustment to Cash Consideration ($2,000,000 of which will be used for any adjustments required in connection with the taxes on the Sale Property). For further information, see section entitled "The Merger Agreement—Purchase Price Adjustment."

Regulatory Filings and Approvals Required to Consummate the Merger

        Under the antitrust and competition laws and the foreign control laws of certain countries, Ribbon and ECI cannot consummate the Merger until they file certain notification and report forms with the relevant governmental entities that are required or deemed necessary to consummate the Merger.

        Ribbon and ECI filed the required notifications with the Antitrust Division of the DOJ and the Premerger Notification Office of the FTC under the Hart-Scott Rodino Act requirements on December 6, 2019. Regulatory filings have also been made in Russia and Italy. The Russian antitrust filing was made on December 10, 2019, and the Italian foreign investment filing was made on November 28, 2019.

        Under the laws of the United States, Swarth cannot vote more than 9.9% of Ribbon's voting shares and cannot designate members to the Ribbon Board until it files certain notification and report forms with the Committee on Foreign Investment in the United States ("CFIUS") and obtains the required clearance. Ribbon and ECI will use their respective reasonable best efforts to satisfy CFIUS and provide any documentation or information requested or required by CFIUS prior to Closing, but the receipt of CFIUS approval is not a condition to Closing. For further information, see section entitled "The Merger—Regulatory Filings and Approvals Required to Consummate the Merger."

Closing and Effectiveness of the Merger

        The Closing will occur on the third business day after the satisfaction or waiver (to the extent permitted by law) of the conditions to Closing. Subject to the provisions of the Merger Agreement, the Merger will become effective at the time and on the date on which the relevant certificate of merger is filed with the applicable governmental entity, or later if the parties so agree and specify in such certificate. For further information, see section entitled "The Merger—Closing and Effectiveness of the Merger."

Indemnification and Recourse

        Ribbon has purchased a representation and warranty insurance policy to provide coverage for certain breaches of representations and warranties of ECI contained in the Merger Agreement, which is subject to a $50 million total policy limit as well as certain exclusions, deductibles, and other terms and conditions set forth therein.

        Ribbon and its subsidiaries will be indemnified and held harmless by each ECI equityholder (other than holders of ECI special shares) from and against all losses sustained by Ribbon resulting from: (i) breaches of certain limited representations and warranties of ECI contained in the Merger Agreement, (ii) any failure by ECI to perform or comply with any of its covenants or agreements set forth in the Merger Agreement and (iii) 50% of certain taxes that may be payable by ECI post-Closing, as provided for in the Merger Agreement. In connection with clause (iii) of the foregoing, ECI equityholders and certain other recipients of Merger Consideration have agreed to deposit 2,000,000 shares of Ribbon Common Stock from the Stock Consideration into an escrow account to support their indemnification obligation for any such taxes payable by ECI post-Closing, to the extent not covered by the representation and warranty insurance policy that was obtained by Ribbon in connection with entering into the Merger Agreement.

        ECI equityholders (other than holders of ECI special shares) and certain other recipients of Merger Consideration will be indemnified and held harmless by Ribbon from and against all losses sustained by ECI equityholders resulting from: (i) breaches of certain limited representations and warranties of Ribbon or Merger Sub, (ii) any failure by Ribbon, Ribbon Israel or Merger Sub to perform or comply with any of their respective covenants or agreements set forth in the Merger Agreement and (iii) if an outstanding guarantee of ECI's obligations by an equityholder of ECI has not been canceled and terminated as of the Effective Time, such outstanding guarantee of ECI.

        To the extent that any indemnified party suffers losses relating to a breach of representations and warranties, no indemnification will be payable until the applicable policy limit under the indemnified party's representation and warranty insurance has been met. Each party's recourse for breaches of representations and warranties is limited to the recovery under such representation and warranty insurance policy, except in cases of fraud or breaches of certain fundamental representations and warranties. Additionally, each party's aggregate indemnification obligation is capped at the portion of the Merger Consideration actually received by such indemnifying party. For further information, see section entitled "The Merger Agreement—Indemnification."

No Solicitation; Change of Recommendation

        Ribbon and Merger Sub have agreed, from the date of the Merger Agreement until the effective time of the Merger, or, if earlier, the termination of the Merger Agreement, not to initiate, solicit or knowingly encourage the making of any Ribbon Acquisition Proposal or engage in negotiations or substantive discussions with any third party that may relate to a Ribbon Acquisition Proposal.

        Notwithstanding the foregoing, the Merger Agreement provides that, subject to certain circumstances, prior to obtaining the Ribbon Stockholder Approval, the Ribbon Board may furnish information to, or participate in discussions and negotiations with, third parties in response to an unsolicited, bona fide written acquisition proposal if the Ribbon Board determines in good faith, after consultation with outside counsel, that such acquisition proposal constitutes, or could reasonably be expected to result in, a Ribbon Superior Proposal.

        ECI has agreed, from the date of the Merger Agreement until the effective time of the Merger, or, if earlier, the termination of the Merger Agreement, not to initiate, solicit or knowingly encourage the making of an ECI Acquisition Proposal (as defined in the section entitled "The Merger Agreement—No Solicitation—No Solicitation by ECI"), or engage in negotiations or substantive discussion with any third party that may relate to an ECI Acquisition Proposal. For further information, see section entitled "The Merger Agreement—No Solicitation; Change of Recommendation."

Conditions to Completion of the Merger

        The completion of the transactions contemplated by the Merger Agreement is subject to the satisfaction or waiver of certain conditions, including, among others: (i) the Ribbon Stockholder Approval and the ECI Shareholder Approval have been obtained, (ii) the applicable waiting period under the HSR Act and any other applicable antitrust laws has expired or early termination thereof has been granted, (iii) the shares of Ribbon Common Stock to be issued in the Merger have been approved for listing on NASDAQ and (iv) no governmental authority has issued any instruction or directive prohibiting the consummation of the Merger. Swarth and certain other equityholders of ECI have entered into a Voting Agreement pursuant to which they will vote to approve the Merger and the ECI Shareholder Approval will be obtained. For further information, see section entitled "The Merger Agreement—Conditions to Completion of the Merger."

The Voting Agreement

        In connection with the signing of the Merger Agreement, the JPM Stockholders and ECI entered into the Voting Agreement, pursuant to which, among other matters, each JPM Stockholder has agreed (1) to vote all of its shares of Ribbon Common Stock (a) in favor of the Share Issuance at any meeting of the Ribbon Stockholders, (b) against any agreement that relates to a Ribbon Acquisition Proposal, (c) against any action or agreement that would result in a breach of obligations of Ribbon contained in the Merger Agreement and (d) against any action that could reasonably be expected to adversely affect the transactions contemplated by the Merger Agreement and (2) prior to the termination of the Merger Agreement, not to (subject to certain exceptions) transfer its shares of Ribbon Common Stock. As of January 8, 2020, the JPM Stockholders beneficially owned approximately 45.01% of the shares of Ribbon Common Stock outstanding on that date. In the event that the Ribbon Board has changed its recommendation to Ribbon Stockholders to approve the Share Issuance, the JPM Stockholder's voting obligation is reduced to 33% of the aggregate voting power of Ribbon's outstanding common stock and any additional shares held by the JPM Stockholders will be voted, at the JPM Stockholders' election, either in accordance with the Voting Agreement or in proportion to the votes of Ribbon's other stockholders. For further information, see section entitled "Other Transaction Documents."

The Stockholders Agreement

        The Merger Agreement contemplates that at the Closing, Swarth will enter into the Stockholders Agreement with Ribbon and the JPM Stockholders (that are existing principal shareholders of Ribbon). The Stockholders Agreement will become effective upon the closing of the transactions contemplated by the Merger Agreement and sets forth certain arrangements and contains various provisions relating to, among other things, board representation, standstill restrictions and transfer restrictions. For further information, see section entitled "Other Transaction Documents."

The Registration Rights Agreement

        The Merger Agreement contemplates that at the Closing, Ribbon will enter into the Registration Rights Agreement with the JPM Stockholders and Swarth. Under the Registration Rights Agreement, certain Ribbon Stockholders will be granted certain registration rights beginning on the 180th day following the Effective Time, including (i) the right to request that Ribbon file an automatic shelf registration statement and effect unlimited underwritten offerings pursuant to such shelf registration statement, (ii) unlimited demand registrations and (iii) unlimited piggyback registration rights that allow holders of registrable shares to require that shares of Ribbon Common Stock owned by such holders be included in certain registration statements filed by Ribbon, in each case subject to the transfer restrictions contained in the Stockholders Agreement. For further information, see section entitled "Other Transaction Documents."

Other Transaction Agreements

        In connection with the Merger Agreement, (i) Pathfinder agreed to sell its preferred shares of ECI Telecom Ltd. to ECI at the Effective Time and (ii) Global Village Advisory Ltd. ("Global Village") agreed that ECI will have a right to cause Global Village or its affiliate to purchase the Sale Property from ECI prior to Closing. For further details on these ancillary agreements, please see section entitled "Other Transaction Agreements."

The Ribbon Special Meeting

Date, Time and Place

        A special meeting of the stockholders of Ribbon will be held at the offices of Latham & Watkins LLP, located at 200 Clarendon Street, Boston, Massachusetts 02116 on January 27, 2020 at 2:00 p.m., Eastern Time, unless the special meeting is adjourned.

Purpose of the Ribbon Special Meeting

        At the Ribbon Special Meeting, Ribbon stockholders will be asked to consider and vote upon the following matters:

  •
  a proposal (which we refer to as the Share Issuance proposal) for stockholder approval of the issuance of Ribbon Common Stock to ECI equityholders in connection with the Merger Agreement; and

  •
  a proposal (which we refer to as the Ribbon adjournment proposal) to permit Ribbon to adjourn the Ribbon Special Meeting, if necessary, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Ribbon Special Meeting to approve the Share Issuance proposal.

Who Can Vote at the Ribbon Special Meeting

        Only holders of record of shares of Ribbon Common Stock at the close of business on the Ribbon record date January 8, 2020 will be entitled to vote shares held at that date at the Ribbon Special Meeting or any adjournments thereof. Each outstanding share of Ribbon Common Stock entitles its holder to cast one vote. As of the close of business on the Ribbon record date, there were 110,959,971 shares of Ribbon Common Stock outstanding (which includes 487,976 unvested shares underlying restricted stock grants that are not considered to be outstanding for accounting purposes) and entitled to vote at the Ribbon Special Meeting.

Vote Required for the Proposals

        Share Issuance Proposal.    Approval of the Share Issuance proposal requires the affirmative vote of holders of a majority of the shares of Ribbon Common Stock entitled to vote and present in person at the Ribbon Special Meeting or represented by proxy that cast a vote on such proposal.

        Ribbon Adjournment Proposal.    Approval of the Ribbon adjournment proposal (if necessary to solicit additional proxies if there are insufficient votes to approve the Share Issuance proposal) requires the affirmative vote of a majority of shares of Ribbon Common Stock present in person or represented by proxy and entitled to vote at the Ribbon Special Meeting on the Ribbon adjournment proposal.

Shares Owned by Ribbon's Directors and Executive Officers

        At the close of business on the Ribbon record date, the directors and executive officers of Ribbon and certain of their affiliates were entitled to vote approximately 1,490,888 shares of Ribbon Common Stock, or 1.34% of the shares of Ribbon Common Stock outstanding on that date. Approval of the Share Issuance proposal requires the affirmative vote of the holders of a majority of the total shares of Ribbon Common Stock on the record date and present in person at the special meeting or represented by proxy that cast a vote on such proposal. We currently expect that Ribbon's directors and executive officers will vote their shares in favor of each of the proposals to be considered at the Ribbon Special Meeting, although none of them has entered into any agreement obligating them to do so.

Recommendation of the Ribbon Board

        The Ribbon Board unanimously recommends that the Ribbon stockholders vote (i) "FOR" the Share Issuance and (ii) "FOR" the Ribbon adjournment proposal.

Interests of Certain Ribbon Directors and Executive Officers in the Merger

        In considering the recommendation of the Ribbon Board that Ribbon stockholders vote "FOR" the Share Issuance, Ribbon stockholders should be aware that certain executive officers and directors of Ribbon have interests in the Merger that may be different from, or in addition to, the interests of Ribbon stockholders generally. The Ribbon Board was aware of and considered these interests, among other matters, when they approved the Merger Agreement and recommended that Ribbon stockholders approve the Share Issuance.

        For additional information about the Ribbon Special Meeting, see section entitled "The Merger Agreement—Conditions to Completion of the Merger."

No Appraisal Rights

        Ribbon's stockholders will not be entitled to exercise appraisal or dissenter's rights under the DGCL, in connection with the Merger or the Share Issuance.

Termination of the Merger Agreement

        The Merger Agreement may be terminated by mutual written consent of each of Ribbon and ECI.

        The Merger Agreement may be terminated by either Ribbon or ECI if:

  •
  provided the terminating party has not materially breached the Merger Agreement, the Merger has not occurred on or before 5:00 p.m. (New York City time) on July 1, 2020 (the "Termination Date"),

  •
  Ribbon does not obtain the Ribbon Stockholder Approval at the Ribbon Special Meeting, provided that the terminating party has not breached the Merger Agreement in a manner that caused the failure to obtain such Ribbon Stockholder Approval; or

  •
  any restraint preventing the consummation of the Merger is in effect and has become final and non-appealable.

        The Merger Agreement may be terminated by ECI if:

  •
  Ribbon or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform would result in a failure of the certain conditions to the Merger Agreement and such conditions cannot be cured within 30 days of notice of such failure;

  •
  ECI has satisfied (and continues to satisfy) all conditions that ECI is responsible for and Ribbon fails to consummate the Merger;

  •
  Prior to obtaining the Ribbon Stockholder Approval, the Ribbon Board effects a Ribbon Change of Recommendation;

  •
  Prior to obtaining the Ribbon Stockholder Approval, at any time after the receipt or public announcement of a Ribbon Acquisition Proposal, the Ribbon Board fails to publicly reaffirm the Ribbon Board Recommendation as promptly as practicable (but in any event within five business days) after receipt of written request to do so from ECI; or

        The Merger Agreement may be terminated by Ribbon if:

  •
  ECI has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform would result in a failure of the certain conditions to the Merger Agreement and such conditions cannot be cured within 30 days of notice of such failure.

        For additional information, see section entitled "The Merger Agreement—Termination of the Merger Agreement."

Termination Fees; Expenses and Damages

Effect of Termination

        In the event of termination of the Merger Agreement as described in the section entitled "The Merger Agreement—Termination of the Merger Agreement," there will be no liability or obligation on the part of any party under the Merger Agreement, except:

  •
  for willful and material breaches of the Merger Agreement prior to the termination thereof;

  •
  certain provisions of the Merger Agreement will survive the termination, including such provisions regarding termination fees; and

  •
  the nondisclosure agreement, dated as of April 8, 2019, by and between ECI and Ribbon will survive the termination of the Merger Agreement.

Expenses and Damages

        In the event of a termination as a result of willful and material breach, such breaching party will be liable for any and all damages or other losses of any kind suffered by the other parties or their affiliates as a result of such willful and material breach, unless a termination fee is paid as set forth below.

        Additionally, Ribbon has agreed to pay ECI a fee of $19,500,000 in the event the Merger Agreement is terminated as a result of any of the following:

  •
  the debt financing commitments expire or terminate;

  •
  all or any portion of the debt financing becoming unavailable on the terms and conditions (including any "market flex" provisions) contemplated in the Debt Commitment Letter;

  •
  a repudiation, rescission or withdrawal of the Debt Commitment Letter; or

  •
  a default or breach by any party to the Debt Commitment Letter.

        Ribbon has agreed to pay ECI a fee of $13,625,000 and to reimburse ECI for its expenses up to a maximum reimbursement of $2,275,000 (the "Acquisition Proposal Termination Fee") if the Merger Agreement is terminated under the following circumstances:

  •
  the Merger Agreement is terminated by ECI prior to Ribbon having obtained the Ribbon Stockholder Approval and either (i) the Ribbon Board makes a Ribbon Change of Recommendation, or (ii) at any time after the receipt or public announcement of a Ribbon Acquisition Proposal, the Ribbon Board fails to publicly reaffirm the Ribbon Board Recommendation as promptly as practicable (but in any event within five business days) after receipt of written request to do so from ECI;

  •
  the Merger Agreement is terminated by either Ribbon or ECI after the holders of Ribbon Common Stock vote not to approve the Share Issuance and either (i) the Ribbon Board makes a Ribbon Change of Recommendation, or (ii) at any time after the receipt or public announcement of a Ribbon Acquisition Proposal, the Ribbon Board fails to publicly reaffirm the Ribbon Board Recommendation as promptly as practicable (but in any event within five business days) after receipt of written request to do so from ECI; and

  •
  a Ribbon Acquisition Proposal is (i) publicly announced and not withdrawn at the Termination Date, or (ii) in the case of a termination due to holders of Ribbon Common Stock voting not to approve the Share Issuance, the Ribbon Acquisition Proposal was publicly announced or disclosed and not withdrawn at the time of the Ribbon Special Meeting and within twelve months after such termination, Ribbon enters in a definitive agreement in respect of a Ribbon Acquisition Proposal or consummates a Ribbon Acquisition Proposal (whether or not the same Ribbon Acquisition Proposal referred to in clause (i) and (ii) above was publicly announced), unless, during any three-month period after the termination of the Merger Agreement and prior to entering into such definitive agreement or consummating such subsequent Ribbon Acquisition Proposal, there was no Ribbon Acquisition Proposal that had been publicly announced and not withdrawn:

  •
  in the event of a termination in which Ribbon executes a definitive agreement with respect to or consummates a Ribbon Acquisition Proposal with a third party that was made and not withdrawn at the time of the Ribbon Special Meeting, payment of the Acquisition Proposal Termination Fee must be paid at the earlier of the date of consummation of the Ribbon Acquisition Proposal or execution of a definitive agreement with respect thereto; and

  •
  in the event of a termination in which Ribbon executes a definitive agreement with respect to or consummates a Ribbon Acquisition Proposal with a third party that made a Ribbon Acquisition Proposal after the Ribbon Special Meeting, the Acquisition Proposal Termination Fee must be paid on the date of consummation of such Ribbon Acquisition Proposal and each reference to 20% in the definition of Ribbon Acquisition Proposal shall be deemed to be a reference to "50%."

        Additionally, Ribbon must pay 100% of ECI's expenses, up to a maximum reimbursement of $5,000,000 (which will be credited against any Acquisition Proposal Termination Fee that is currently, or becomes, payable) if the Merger Agreement is terminated by either Ribbon or ECI after the holders of Ribbon Common Stock vote not to approve the Share Issuance.

        Except in the case of fraud, the payment of the Reverse Termination Fee (as defined in the section entitled "The Merger Agreement—Termination Fees; Expenses and Damages") or the Acquisition Proposal Termination Fee is the sole and exclusive remedy available to ECI, unless:

  •
  ECI declines the Reverse Termination Fee or the Acquisition Proposal Termination Fee and sues Ribbon for damages in respect to a Ribbon's willful and material breach; or

  •
  ECI pursues, and is successful in, the grant of specific performance in lieu of payment of a Reverse Termination Fee as described in the section entitled "The Merger Agreement—Specific Performance."

        For additional information, see section entitled "The Merger Agreement—Termination Fees; Expenses and Damages."

Opinion of Ribbon's Financial Advisor

        We retained TAP Advisors as Ribbon's and the Ribbon Board's financial advisor in connection with the proposed transaction. As part of that engagement, the Ribbon Board requested that TAP Advisors evaluate the fairness, from a financial point of view, of the consideration to be paid by Ribbon pursuant to the Merger Agreement. On November 13, 2019, at a meeting of the Ribbon Board, Ribbon management and Ribbon's legal and financial teams, to evaluate the consideration of the Merger and the transaction contemplated thereby, TAP Advisors delivered to the Ribbon Board an oral opinion, subsequently confirmed by delivery of a written opinion dated November 14, 2019, to the effect that, as of that date and based on the various factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the consideration to be paid by Ribbon was fair to Ribbon, from a financial point of view. The full text of the written opinion of TAP Advisors describes the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by TAP Advisors. The opinion is attached as Annex B and is incorporated by reference into this proxy statement. The opinion of TAP Advisors does not constitute a recommendation to any Ribbon stockholder as to how to vote with respect to the Merger or any other matter discussed in this proxy statement.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF RIBBON

        The following selected consolidated financial data have been derived from, and should be read in conjunction with, Ribbon's consolidated financial statements. The consolidated statement of operations data for the years ended December 31, 2018, 2017 and 2016 and the consolidated balance sheet data as of December 31, 2018 and 2017 have been derived from Ribbon's audited consolidated financial statements, which are included elsewhere in this proxy statement. The consolidated statement of operations data for the years ended December 31, 2015 and 2014 and the consolidated balance sheet data as of December 31, 2016, 2015 and 2014 have been derived from Ribbon's audited consolidated financial statements, which have not been incorporated into this proxy statement. The consolidated statement of operations data for the nine months ended September 30, 2019 and 2018 and the consolidated balance sheet data as of September 30, 2019 have been derived from Ribbon's unaudited condensed consolidated financial statements, which are included elsewhere in this proxy statement. The consolidated balance sheet data as of September 30, 2018 have been derived from Ribbon's unaudited condensed consolidated financial statements, which have not been incorporated into this proxy statement. These financial statements are unaudited, but in the opinion of Ribbon's management, contain all adjustments necessary to present fairly the financial position and results of operations for the periods indicated.

        The information set forth below is only a summary and is not necessarily indicative of the results of operations of Ribbon or the combined company, and you should read the following information together with Ribbon's audited consolidated financial statements, the notes related thereto and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Ribbon's Annual Report on Form 10-K/A for the year ended December 31, 2018, and Ribbon's unaudited condensed consolidated financial statements, the notes related thereto and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Ribbon's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, which are included elsewhere in this proxy statement.

 RIBBON COMMUNICATIONS INC.

	Nine months ended September 30,		Year ended December 31,
Consolidated Statement of Operations Data (In thousands, except per share amounts)	2019(1)	2018(2)	2018(2)	2017(3)	2016(4)	2015(5)	2014(6)
Revenue:
Product	$180,691	$191,937	$279,014	$181,119	$146,381	$141,913	$182,455
Service	221,311	219,072	298,891	148,823	106,210	107,121	113,871

Total revenue	402,002	411,009	577,905	329,942	252,591	249,034	296,326

Cost of revenue:
Product	101,056	102,183	142,185	70,250	47,367	50,460	60,284
Service	84,807	96,208	127,388	58,196	37,613	36,917	42,637

Total cost of revenue	185,863	198,391	269,573	128,446	84,980	87,377	102,921

Gross profit	216,139	212,618	308,332	201,496	167,611	161,657	193,405

Operating expenses:
Research and development	105,456	109,056	145,462	101,481	72,841	77,908	79,396
Sales and marketing	87,179	94,152	128,276	83,403	68,539	72,841	80,141
General and administrative	40,833	46,571	66,036	47,642	35,948	39,846	43,937
Acquisition-related expense	6,861	14,262	16,951	14,763	1,152	131	1,558
Restructuring and related expense	16,448	15,162	17,015	9,436	2,740	2,148	5,625

Total operating expenses	256,777	279,203	373,740	256,725	181,220	192,874	210,657

Loss from operations	(40,638)	(66,585)	(65,408)	(55,229)	(13,609)	(31,217)	(17,252)
Interest and other income (expense), net	66,776	(5,812)	(8,002)	1,537	2,193	1,329	2,611

Income (loss) before income taxes	26,138	(72,397)	(73,410)	(53,692)	(11,416)	(29,888)	(14,641)
Income tax (provision) benefit	(5,850)	(2,587)	(3,400)	18,440	(2,516)	(2,007)	(2,214)

Net income (loss)	$20,288	$(74,984)	$(76,810)	$(35,252)	$(13,932)	$(31,895)	$(16,855)

Earnings (loss) per share:
Basic	$0.19	$(0.73)	$(0.74)	$(0.60)	$(0.28)	$(0.64)	$(0.34)
Diluted	$0.18	$(0.73)	$(0.74)	$(0.60)	$(0.28)	$(0.64)	$(0.34)
Shares used to compute earnings (loss) per share:
Basic	109,523	103,009	103,916	58,822	49,385	49,560	50,245
Diluted	110,100	103,009	103,916	58,822	49,385	49,560	50,245

	September 30,		December 31,
Consolidated Balance Sheet Data (In thousands)	2019	2018	2018	2017	2016	2015	2014
Cash and cash equivalents	$40,397	$35,984	$43,694	$57,073	$31,923	$50,111	$41,157
Marketable securities	$—	$7,284	$7,284	$17,224	$61,836	$58,533	$64,443
Investments	$—	$—	$—	$9,031	$32,371	$33,605	$42,407
Working capital	$42,090	$(22,815)	$(11,219)	$39,417	$100,845	$117,692	$129,480
Total assets	$957,081	$924,053	$957,159	$910,883	$308,059	$312,891	$332,635
Current portion of long-term debt	$2,500	$—	$—	$—	$—	$—	$—
Revolving credit facility	$34,000	$58,000	$55,000	$20,000	$—	$—	$—
Long-term debt, net of current	$46,605	$—	$—	$—	$—	$—	$—
Long-term debt, related party	$—	$23,500	$24,100	$22,500	$—	$—	$—
Long-term deferred revenue	$18,687	$15,985	$17,572	$14,184	$7,188	$7,374	$8,009
Other long-term liabilities	$13,055	$32,023	$30,797	$13,189	$1,633	$2,760	$5,246
Total stockholders' equity	$631,015	$590,362	$590,298	$615,421	$219,122	$223,026	$240,350

(1)
Anova Data, Inc. was acquired on February 28, 2019. The technology of Anova has been integrated into Ribbon's existing products and accordingly, the results of operations are neither recorded nor disclosed separately.

(2)
The results above for the nine months ended September 30, 2018 include $10.4 million of revenue and $0.9 million of net loss attributable to Edgewater for the period subsequent to its acquisition by the Company on August 3, 2018. The results above for the year ended December 31, include $21.5 million of revenue and $4.3 million of net loss attributable to Edgewater for the period subsequent to August 3, 2018.

(3)
Includes $69.1 million of revenue and $12.5 million of net loss attributable to GENBAND for the period subsequent to the Merger on October 27, 2017.

(4)
Includes $1.9 million of revenue and $4.7 million of net loss attributable to Taqua, LLC for the period subsequent to its acquisition by the Company on September 26, 2016.

(5)
Includes the results of operations of the SDN Business of Treq Labs, Inc. for the period subsequent to its acquisition by the Company on January 2, 2015. The Company has not disclosed the revenue and earnings of the SDN Business for the period since January 2, 2015, as these amounts are not significant to the Company's consolidated financial statements.

(6)
Includes $14.8 million of revenue attributable to Performance Technologies Incorporated for the period subsequent to its acquisition by the Company on February 19, 2014. The impact on earnings was not significant.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF ECI

        The following selected financial information is intended to aid you in understanding certain financial aspects of ECI. The selected consolidated historical information for ECI for each of the fiscal years ended December 31, 2018, 2017 and 2016 and the selected consolidated balance sheet data as of December 31, 2018 and 2017 have been derived from the audited consolidated financial statements and related notes included in the section entitled "Financial Statements of ECI" of this proxy statement. The selected consolidated statement of operations data for each of the nine months ended September 30, 2019 and 2018 and the selected consolidated balance sheet data as of September 30, 2019 have been derived from the unaudited consolidated financial statements and related notes included in the section entitled "Financial Statements of ECI" of this proxy statement. The selected consolidated statement of operations data for each of the fiscal years ended December 31, 2015 and 2014 and the selected consolidated balance sheet data as of December 31, 2016, 2015 and 2014 have been derived from the unaudited consolidated financial statements of ECI not included in this proxy statement.

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(unaudited)					(unaudited)
	(in thousands)
Statement of Operations Data
Total revenue	$271,772	$301,715	$406,333	$367,207	$326,029	$335,106	$343,264
Gross profit	$99,013	$104,837	$143,260	$127,761	$132,657	$124,516	$113,420
Total operating expenses	$87,603	$89,870	$122,401	$117,089	$121,333	$116,355	$121,566
Income (loss) before financial expenses, net, other income (expenses), net, and taxes on income	$11,410	$14,967	$20,859	$10,672	$11,324	$8,161	$(8,146)
Net loss	$(22,050)	$(26,418)	$(30,398)	$(36,943)	$(28,750)	$(24,734)	$(38,714)
Loss per ordinary share from continuing operations—basic and diluted	$(1.01)	$(1.02)	$(1.25)	$(1.09)	$(0.85)	$(0.73)	$(1.14)

		December 31,
	September 30, 2019
		2018	2017	2016	2015	2014
	(unaudited)			(unaudited)
	(in thousands)
Balance Sheet Data
Cash and cash equivalents	$13,027	$29,167	$26,236	$29,793	$25,995	$32,061
Total assets	$412,941	$413,095	$424,474	$386,264	$391,699	$413,954
Total short-term and long-term loans	$156,944	$144,167	$242,332	$203,509	$190,370	$198,981
Total equity (deficit)	$67,473	$84,057	$(51,164)	$(14,221)	$14,529	$39,263

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED DATA

        The following selected unaudited pro forma condensed combined financial data as of September 30, 2019 and for the year ended December 31, 2018 and the nine months ended September 30, 2019 give effect to the proposed Merger, which will be accounted for as a business combination under the acquisition method of accounting, with Ribbon as the acquirer. The selected unaudited pro forma combined financial data presented below is based on, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements that appear elsewhere in this proxy statement, including the footnotes thereto of both Ribbon and ECI.

        The unaudited pro forma condensed combined balance sheet data as of September 30, 2019 combines the historical condensed consolidated balance sheets of Ribbon and ECI as of September 30, 2019, giving pro forma effect to the Merger as if it had been completed on September 30, 2019. The following selected unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2018 and the nine months ended September 30, 2019 combine the historical condensed statements of operations data of Ribbon and ECI for the same periods, giving pro forma effect to the proposed Merger as if it had been completed on January 1, 2018.

        The selected unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the actual or future financial position or results of operations that would have been realized if the proposed Merger had been completed as of the data indicated in the unaudited pro forma condensed combined financial statements or that will be realized upon the consummation of the proposed Merger.

	Year ended December 31, 2018	Nine months ended September 30, 2019
	(in thousands, except per share data)
Pro Forma Statement of Operations Data
Loss from operations	$(77,774)	$(52,903)
Net income (loss)	$(113,573)	$(11,629)
Earnings (loss) per share—basic	$(0.83)	$(0.08)
Earnings (loss) per share—diluted	$(0.83)	$(0.08)

As of September 30, 2019
(in thousands)
Pro Forma Balance Sheet Data
Cash and cash equivalents	$13,225
Working capital(1)	$43,046
Total assets	$1,552,515
Long-term debt, net of current	$384,880
Long-term deferred revenue	$18,790
Other long-term liabilities	$42,281
Total stockholders' equity	$699,745

(1)
We define working capital as current assets less current liabilities.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information of Ribbon Common Stock and ECI shares. The unaudited pro forma and pro forma equivalent per share financial information gives effect to the Merger as if it had occurred on September 30, 2019 for book value per share data and as of January 1, 2018 for net income (loss) per share data. The information in the table is based on, and should be read together with the unaudited pro forma condensed combined financial statements including the notes thereto, and the historical financial statements of both Ribbon and ECI that appear elsewhere in this proxy statement.

        The following unaudited pro forma net income (loss) per share data for the year ended December 31, 2018 and the nine months ended September 30, 2019 was calculated using the historical condensed combined statement of operations data of Ribbon and ECI for the same periods, giving pro forma effect to the Merger as if it had been completed on January 1, 2018. The following unaudited pro forma book value per share data as of September 30, 2019 was calculated using the historical condensed combined balance sheets of Ribbon and ECI as of September 30, 2019, giving pro forma effect to the Merger as if it had been completed on September 30, 2019.

        The unaudited pro forma per share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Merger had been completed as of the dates indicated or will be realized upon the completion of the Merger. Ribbon and ECI have not declared or paid any dividends during the periods presented.

	As of and for the year ended December 31, 2018	As of and for the nine months ended September 30, 2019
Ribbon
Book value per share—historical(1)	$5.53	$5.73
Earnings (loss) per share—basic	$(0.74)	$0.19
Earnings (loss) per share—diluted	$(0.74)	$0.18
ECI
Book value per share—historical(1)	$1.61	$1.29
Combined
Book value per share—pro forma(2)		$6.90
Loss per share—basic	$(0.83)	$(0.08)
Loss per share—diluted	$(0.83)	$(0.08)

(1)
Historical book value per share is calculated by dividing stockholders' equity by total outstanding shares.

(2)
Combined pro forma book value per share is calculated by dividing pro forma combined total stockholders' equity by pro forma combined outstanding common shares.

HISTORICAL MARKET PRICE OF RIBBON COMMON STOCK

        Ribbon Common Stock is listed and traded on NASDAQ under the symbol "RBBN." The following table sets forth, for the fiscal quarters indicated, the high and low sale price per share of Ribbon Common Stock, as reported on NASDAQ.

	RBBN
	High	Low
For the fiscal quarter ended:
2017
November 30, 2017 through December 31, 2017	$8.33	$7.30
2018
March 31, 2018	$7.93	$5.01
June 30, 2018	$7.28	$4.97
September 30, 2018	$7.89	$6.36
December 31, 2018	$7.20	$4.62
2019
March 31, 2019	$6.56	$4.64
June 30, 2019	$5.55	$4.23
September 30, 2019	$5.93	$4.79
December 31, 2019	$5.92	$2.44
2020
January 1, 2020 through January 8, 2020	$3.25	$3.02

        The market price of Ribbon Common Stock has fluctuated since the dates set forth above and will continue to fluctuate between the date of this proxy statement, the date of the Ribbon Special Meeting and the date the Merger is completed. No assurance can be given concerning the market prices of Ribbon Common Stock before completion of the Merger or after completion of the Merger.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement, including statements regarding our future results of operations and financial position, anticipated restructuring and integration-related expenses, business strategy, plans and objectives of management for future operations and plans for future product development and manufacturing are forward-looking statements. Without limiting the foregoing, the words "anticipates", "believes", "could", "estimates", "expects", "intends", "may", "plans", "seeks" and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We therefore caution you against relying on any of these forward-looking statements.

        These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties' control, such as statements about the consummation of the proposed transaction. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include:

  •
  failure to consummate the proposed transaction;

  •
  failure to make or take any filing or other action required to consummate the proposed transaction in a timely matter or at all;

  •
  failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise;

  •
  failure to satisfy other closing conditions to the proposed transactions;

  •
  risks that the new businesses will not be integrated successfully or that the combined companies will not realize estimated cost savings;

  •
  failure to realize anticipated benefits of the combined operations;

  •
  potential litigation relating to the proposed transaction and disruptions from the proposed transaction that could harm Ribbon's or ECI's business;

  •
  reductions in client spending, a slowdown in client payments and changes in client requirements;

  •
  ability to hire and retain key personnel;

  •
  the potential impact of announcement or consummation of the proposed transaction on relationships with third parties, including clients, employees and competitors;

  •
  ability to attract new clients and retain existing clients in the manner anticipated;

  •
  reliance on and integration of information technology systems;

  •
  changes in legislation or governmental regulations affecting the companies;

  •
  international, national or local economic, social or political conditions that could adversely affect the companies or their clients;

  •
  conditions in the credit markets;

  •
  risks associated with assumptions the parties make in connection with the parties' critical accounting estimates and legal proceedings; and

  •
  the parties' international operations, which are subject to the risks of currency fluctuations and foreign exchange controls.

        The foregoing list of factors is not exhaustive. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Accordingly, there is no assurance that the expectations of Ribbon or ECI will be realized. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Ribbon's or ECI's consolidated financial condition, results of operations or liquidity.

        You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties' businesses, including those described in Ribbon's Annual Report on Form 10-K/A, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the SEC. We wish to caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any of our forward-looking statements after the date they are made, whether as a result of any changes in circumstances or new information, future events or otherwise, except to the extent required by securities and other applicable law. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE RIBBON SPECIAL MEETING

        This proxy statement is being provided to Ribbon stockholders as part of a solicitation of proxies by the Ribbon Board for use at the Ribbon Special Meeting. This proxy statement contains important information regarding the Ribbon Special Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

        Stockholders who owned shares of Ribbon Common Stock at the close of business on January 8, 2020, the record date for the Ribbon Special Meeting, are entitled to receive notice of, attend and vote at the Ribbon Special Meeting. As of the close of business on the record date, there were 110,959,971 shares of Ribbon Common Stock outstanding.

Date, Time and Place	The Ribbon Special Meeting will be held at the offices of Latham & Watkins LLP, located at 200 Clarendon Street, Boston, Massachusetts 02116 on January 27, 2020, at 2:00 p.m., Eastern time, unless the Ribbon Special Meeting is adjourned.
Purpose of the Ribbon Special Meeting	The Ribbon Special Meeting will be held for the purpose of considering and acting upon the following matters:
Ribbon Proposal No. 1—Approval of the Share Issuance (Item 1 on the Ribbon proxy card). To approve the Share Issuance.

Ribbon Proposal No. 2—Adjournment of the Ribbon Special Meeting (Item 2 on the Ribbon proxy card). To approve one or more adjournments of the Ribbon Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting.

The Ribbon Board unanimously recommends that Ribbon stockholders vote "FOR" each of the proposals presented at the Ribbon Special Meeting.
Who Can Vote at the Ribbon Special Meeting

Only holders of record of shares of Ribbon Common Stock at the close of business on the Ribbon record date, January 8, 2020 will be entitled to vote shares held at that date at the Ribbon Special Meeting or any adjournments thereof. Each outstanding share of Ribbon Common Stock entitles its holder to cast one vote.

As of the close of business on the Ribbon record date, there were 110,959,971 shares of Ribbon Common Stock outstanding (which includes 487,976 unvested shares underlying restricted stock grants that are not considered to be outstanding for accounting purposes) and entitled to vote at the Ribbon Special Meeting.

Attending the Ribbon Special Meeting

Stockholders eligible to vote at the Ribbon Special Meeting, or their duly authorized proxies, may attend the Ribbon Special Meeting. If you choose to attend the Ribbon Special Meeting, you must bring photo identification and the admission ticket that is part of your proxy card. If you hold shares of Ribbon Common Stock in "street name" through a broker, bank or other nominee and wish to attend the Ribbon Special Meeting, in addition to the above procedures, you must also bring a copy of a brokerage statement reflecting your ownership of Ribbon Common Stock as of the record date for the Ribbon Special Meeting. If you are a representative of a corporate or institutional stockholder, you must also present proof that you are a representative of such stockholder. A valid picture identification is required for all attendees. Cameras, recording devices and other electronic devices will not be permitted at the Ribbon Special Meeting.

Vote Required for the Proposals

Ribbon Proposal No. 1—Approval of the Share Issuance (Item 1 on the Ribbon proxy card). Approval of the Share Issuance requires the affirmative vote of a majority of the votes cast, in person or by proxy, on the proposal to approve the Share Issuance.

Ribbon Proposal No. 2—Adjournment of the Ribbon Special Meeting (Item 2 on the Ribbon proxy card). Approval of one or more adjournments of the Ribbon Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting, requires the affirmative vote of a majority of the shares of Ribbon Common Stock present, in person or by proxy, and entitled to vote on the matters at the Ribbon Special Meeting.

Quorum Requirement

Holders of a majority of the shares of Ribbon Common Stock issued and outstanding and entitled to vote at the Ribbon Special Meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, the chairman of the Ribbon Special Meeting may adjourn the meeting to another place, date or time. As of the record date for the Ribbon Special Meeting, 55,479,986 shares of Ribbon Common Stock will be required to achieve a quorum.

Holders of shares of Ribbon Common Stock present at the Ribbon Special Meeting but not voting, and shares of Ribbon Common Stock for which Ribbon has received proxies indicating that their holders have abstained, will be counted as present at the Ribbon Special Meeting for purposes of determining whether a quorum is established.

Brokers, banks and other nominees have the discretion to vote shares held in "street name"—a term that means the shares are held in the name of the broker, bank or other nominee on behalf of its customer, the beneficial owner—on routine matters, but not on non-routine matters. Generally, broker non-votes occur when shares held by a broker, bank or other nominee for a beneficial owner are not voted with respect to a non-routine matter because the broker, bank or other nominee has not received voting instructions from the beneficial owner and the broker, bank or other nominee lacks discretionary authority to vote the shares because of the non-routine nature of the matter. Broker non-votes with respect to a matter are not counted as shares entitled to vote with respect to that matter and do not affect the voting results on that matter (unless the required vote is a percentage of all outstanding shares). Because brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of Ribbon Common Stock held in "street name" does not give voting instructions to the broker, bank, nominee or other holder of record, then those shares will not be voted as to any of the proposals described in this proxy statement and will have no effect on the outcome of the vote to approve the Ribbon adjournment proposal. Your vote is very important, whether you hold directly or through a broker, bank or other nominee. We encourage you to read this proxy statement carefully and if you are a beneficial owner, please be sure to give voting instructions to your broker, bank or other nominee.

Shares Owned by Ribbon Directors and Executive Officers

At the close of business on January 8, 2020, the record date for the Ribbon Special Meeting, directors and executive officers of Ribbon beneficially owned and were entitled to vote, in the aggregate, approximately 1,490,888 issued and outstanding shares of Ribbon Common Stock, representing approximately 1.34% of the shares of Ribbon Common Stock outstanding on that date. We currently expect that Ribbon's directors and executive officers will vote all of the shares of Ribbon Common Stock they are entitled to vote (a) "FOR" the proposal to approve the Share Issuance and (b) "FOR" the proposal to approve one or more adjournments of the Ribbon Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting.

Methods of Voting—Stockholders of Record

If you are a Ribbon stockholder entitled to vote at the Ribbon Special Meeting, you may vote over the Internet, by telephone, by mail or in person at the Ribbon Special Meeting. All votes, other than votes made in person at the Ribbon Special Meeting, must be received by 11:59 p.m., Eastern Time, on January 26, 2020.

•

Over the Internet or by Telephone. To vote over the Internet or by telephone, please follow the instructions included on your proxy card. If you vote over the Internet or by telephone, you do not need to complete and mail a proxy card.

•

Mail. By signing the proxy card and returning it in the enclosed prepaid and addressed envelope, you are authorizing the individuals named on the proxy card to vote your shares at the Ribbon Special Meeting in the manner you indicate. Ribbon encourages you to sign and return the proxy card even if you plan to attend the Ribbon Special Meeting so that your shares will be voted if you are ultimately unable to attend the Ribbon Special Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

•

In Person. If your shares are registered directly in your name, you have the right to vote in person at the Ribbon Special Meeting. If you hold shares of Ribbon Common Stock in "street name" through a broker, bank or other nominee and you want to vote in person at the Ribbon Special Meeting, you must obtain a proxy from your broker, bank or other nominee and bring that proxy to the Ribbon Special Meeting. If you attend the Ribbon Special Meeting and plan to vote in person, Ribbon will provide you with a ballot at the Ribbon Special Meeting.

Ribbon recommends that you vote in advance even if you plan to attend the meeting so that Ribbon will know as soon as possible that enough votes will be present for Ribbon to hold the meeting. If you are a stockholder of record and attend the meeting, you may vote at the meeting or deliver your completed proxy card in person.

Methods of Voting—Beneficial Owners

If your shares are held in an account at a brokerage firm, bank or other nominee, then you are the beneficial owner of shares held in "street name," and this proxy statement is being sent to you by that organization. The organization holding your account is considered to be the stockholder entitled to vote at the Ribbon Special Meeting for purposes of voting at the Ribbon Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement. As a beneficial owner, you must obtain a proxy executed in your favor from the stockholder entitled to vote your shares at the Ribbon Special Meeting to be able to vote your shares in person at the Ribbon Special Meeting. All of the proposals at the Ribbon Special Meeting are considered non-routine matters. As a result, your broker may not vote your shares without your specific instructions, which is called a "broker non-vote."

Failure to Submit a Proxy or Vote In Person; Broker Non-Votes

Failure to submit a proxy or vote in person and broker non-votes will have no effect on the proposal to approve the Share Issuance (Proposal No. 1) and the proposal to approve one or more adjournments of the Ribbon Special Meeting (Proposal No. 2). Ribbon believes that brokers, banks and other nominees do not have discretionary authority to vote on Proposal No. 1 or Proposal No. 2 absent instructions from the beneficial owner.

Failure to Provide Voting Instructions

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies that are signed and returned will be voted (a) FOR the proposal to approve the Share Issuance and (b) FOR the proposal to approve one or more adjournments of the Ribbon Special Meeting, if appropriate.

Revoking a Proxy

You may revoke your proxy and change your vote at any time before the polls close at the Ribbon Special Meeting. You may do this by signing and submitting a new proxy card with a later date, submitting a proxy by telephone or submitting a proxy over the Internet (your latest telephone or Internet proxy is counted) or by attending the Ribbon Special Meeting and voting in person. Attending the Ribbon Special Meeting by itself, however, will not revoke your proxy unless you specifically request it.

Solicitation of Proxies

Ribbon will pay the costs of soliciting proxies from Ribbon stockholders. In addition to soliciting proxies by mail, by telephone and via the Internet, Ribbon's directors, executive officers and other employees may solicit proxies, either personally or by other electronic means, on Ribbon's behalf, without additional compensation, other than the time expended and communications charges in making such solicitations. Ribbon will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. Ribbon will reimburse such brokerage houses and other persons for their reasonable expenses in connection with forwarding proxy and solicitation materials to the beneficial owners of Ribbon Common Stock and in obtaining voting instructions from such beneficial owners.

RIBBON PROPOSAL NO. 1:
APPROVAL OF THE SHARE ISSUANCE

        The issuance of shares of Ribbon Common Stock in connection with the transactions contemplated by the Merger Agreement and the Merger is subject to approval by Ribbon stockholders as required by applicable rules of NASDAQ.

        Under NASDAQ listing rules, a company listed on NASDAQ is required to obtain stockholder approval for an acquisition of stock of another company if the present or potential issuance of common stock, other than a public offering for cash, may equal or exceed 20% of the voting power or the total shares outstanding on a pre-transaction basis. The aggregate number of shares of Ribbon Common Stock to be issued in the Merger is expected to be approximately 32.5 million (or approximately 29.4% of the shares of Ribbon Common Stock outstanding before such issuance) based on the number of shares Ribbon Common Stock, and will exceed 20% of the shares of Ribbon Common Stock outstanding before such issuance. For this reason, Ribbon must obtain the approval of Ribbon stockholders for the Share Issuance. Ribbon is asking its stockholders to approve the Share Issuance. The Share Issuance and the approval of the Share Issuance are required for the consummation of the Merger.

        The affirmative vote of a majority of the votes cast, in person or by proxy, on Ribbon Proposal No. 1 is required for the approval of the Share Issuance. Abstentions will not be counted as votes cast on, and will have no effect on the outcome of, the proposal to approve the Share Issuance. Failure to submit a proxy or vote in person and broker non-votes will have no effect on this proposal.

        The Ribbon Board unanimously recommends a vote "FOR" the Share Issuance (Ribbon Proposal No. 1 on the accompanying Ribbon proxy card).

 RIBBON PROPOSAL NO. 2:
APPROVAL OF ONE OR MORE ADJOURNMENTS OF THE RIBBON SPECIAL MEETING

        Ribbon is asking you to approve a proposal to approve one or more adjournments of the Ribbon Special Meeting to a later date or dates, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting. If Ribbon stockholders approve the adjournment proposal, Ribbon could adjourn the Ribbon Special Meeting and any adjourned session of the Ribbon Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Share Issuance. Among other things, approval of the adjournment proposal could mean that, even if Ribbon had received proxies representing a sufficient number of votes against the proposal to approve the Share Issuance, such that proposal would be defeated, Ribbon could adjourn the Ribbon Special Meeting without a vote on the proposal to approve the Share Issuance and seek to convince the holders of those shares to change their votes to votes in favor of that proposal. Additionally, Ribbon may seek to adjourn the Ribbon Special Meeting if a quorum is not present at the meeting.

        Approval of this adjournment proposal requires the affirmative vote of a majority of the shares of Ribbon Common Stock present, in person or by proxy, and entitled to vote. In addition, even if a quorum does not exist, a majority of the shares of Ribbon Common Stock present at the Ribbon Special Meeting, in person or by proxy, may adjourn the meeting to another place, date or time. Abstentions will have the same effect as a vote AGAINST the proposal. Failure to submit a proxy or vote in person and broker non-votes will have no effect on this proposal.

        The Ribbon Board unanimously recommends a vote "FOR" one or more adjournments of the Ribbon Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting (Ribbon Proposal No. 2 on the accompanying Ribbon proxy card).

 THE MERGER

General

        On November 13, 2019, the Ribbon Board approved the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, and the transactions contemplated thereby.

        Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (1) Merger Sub will merge with and into ECI, with ECI continuing as the surviving company and indirect wholly owned subsidiary of Ribbon and (2) ECI equityholders and certain other recipients of Merger Consideration will receive 32,500,000 shares of Ribbon Common Stock and $324,000,000, subject to adjustments for indebtedness, pre-Closing distributions, transaction expenses and certain taxes, as described in the section entitled "The Merger Agreement—Merger Consideration." Additionally, ECI equityholders will be entitled to the amount received as a result of ECI's sale of the Sale Property less any taxes payable by ECI resulting from the disposition of such assets. Immediately following the Effective Time, it is expected that existing holders of Ribbon Common Stock will own approximately 77.3% of shares in the share capital of Ribbon and the existing ECI equityholders will own approximately 22.7% of shares in the share capital of Ribbon.

Background of the Merger

        The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Ribbon Board, Ribbon's representatives, the ECI Board, ECI's representatives, and other parties. Other than as described below, there have been no material contacts between Ribbon and ECI in the past two years.

        The network communications marketplace in which Ribbon competes faces competitive pressures as a result of several factors, including rapid technological changes, significant consolidation among the major customers for network communications products and the existence of multiple vendors in the marketplace, including Ribbon. In response to these competitive pressures, and as part of its ongoing oversight of Ribbon's business and affairs, Ribbon periodically reviews Ribbon's condition (financial and otherwise), challenges and prospects with a view toward maximizing stockholder value. In addition, the Ribbon Board has considered numerous potential strategic transactions for Ribbon.

        On February 25, 2019, Daryl Raiford, Ribbon's Chief Financial Officer, and John McCready, Ribbon's Chief Strategy Officer, were introduced to Tim Luke of Barclays, ECI's financial advisor, at the MWC conference in Barcelona, Spain. During their conversation, Mr. Luke suggested that ECI would be worth discussing as a potential acquisition candidate for Ribbon. Later, at the same conference, Mr. Raiford and Mr. McCready spoke to Darryl Edwards, ECI's Chief Executive Officer.

        On March 25, 2019, Mr. Luke and Mr. McCready held a follow-up telephonic meeting to their discussion at the MWC conference. Mr. Luke provided high-level information about ECI and recommended to Mr. McCready that he review ECI's UK registration statement. Four days after the telephonic meeting with Mr. Luke, Mr. McCready and Mr. Edwards spoke on the telephone. Both Mr. McCready and Mr. Edwards discussed the potential of examining a merger and agreed that a potential merger would be worth exploring.

        On April 2, 2019, Davis Terry of TAP Advisors, as Ribbon's financial advisor, spoke on the telephone with Ady Marom of Global Village, a consultant to ECI, about the potential for a business combination between Ribbon and ECI.

        On April 9, 2019, Ribbon and ECI entered into a mutual confidentiality agreement, which allowed the parties to share certain non-public information about their respective businesses with each other.

        On April 15, 2019, Franklin (Fritz) Hobbs, Ribbon's Chief Executive Officer at the time, Mr. Raiford and Mr. McCready met in person with Mr. Luke and several other representatives from

Barclays, in which Ribbon strategy, strategic options and various acquisition candidates, including ECI, were discussed. It was agreed that an in-person meeting between ECI and Ribbon would be arranged.

        On May 13, 2019, certain members of senior management from Ribbon and ECI as well as representatives of TAP Advisors, Ribbon's financial advisor, and Barclays met in person in New York, New York. Each company presented a management presentation related to their respective company and participated in a full day diligence session during which a number of topics were discussed, including financial and business performance of each company, potential synergies, and valuation of ECI. At the conclusion of the meeting, the parties agreed to continue communicating regarding a potential merger.

        Following this meeting, Ribbon and its advisors conducted additional due diligence and financial analysis to arrive at a proposed deal valuation. On May 22, 2019, Mr. McCready, Mr. Raiford and the TAP Advisors team held a telephonic meeting with Barclays to discuss the valuation of ECI. At or around this time, Ribbon senior management's view was that ECI's enterprise value was $500 million and that the consideration for the acquisition could include a combination of cash and shares of Ribbon Common Stock.

        On May 26, 2019, Mr. McCready and Mr. Edwards held a telephonic meeting during which Mr. Edwards confirmed that ECI was genuine in its consideration of a merger with Ribbon.

        On July 6, 2019, Mr. Terry held a telephonic meeting with Richard W. Smith of JPM and Mr. Marom. Both Mr. Smith and Mr. Marom agreed that a merger was worth exploring further.

        On July 19, 2019, Mr. Hobbs, Mr. Raiford, other senior management from Ribbon, representatives of TAP Advisors and representatives of Barclays met with Mr. Edwards, Shaul Shani, the ultimate beneficial owner of Swarth, other senior management of ECI and representatives of Barclays to provide performance updates on their respective businesses as well as to hold discussions about how Ribbon and ECI could operate as a combined business and what could be achieved in different geographic markets.

        After learning that Ribbon's preliminary valuation of ECI was $500 million, Mr. Shani, directly and through ECI's financial advisor Barclays, indicated that in Swarth's view, ECI should be valued at $650 million. In response to Swarth's valuation of $650 million, Mr. Terry advised that Ribbon's initial valuation of $500 million heavily discounted any revenue impact from the fifth generation of mobile networks ("5G") deployments due to limited available information and limited diligence conducted to date. After further evaluation, Ribbon's management revised its initial valuation of ECI, and ultimately came to a preliminary understanding with Swarth at an enterprise valuation of $600 million for ECI.

        On July 23, 2019, Mr. McCready and Mr. Terry spoke to Fernando Valdivielso, Executive Vice President of Sales for ECI, as well as a representative from Barclays about the synergies that could result from a potential merger.

        On July 26, 2019, Mr. Terry met with Mr. Smith and Mr. Shani in London, UK, and Mr. Smith and Mr. Shani agreed to the principal economic terms of a merger, pending approval by the Ribbon Board, in which ECI would be valued at approximately $600 million on a debt-free basis, with $350 million being paid in cash to ECI equityholders and certain other recipients of Merger Consideration and to retire existing ECI indebtedness and $250 million being paid in the form of shares of Ribbon Common Stock at an assumed price per share of $5.00.

        Between late July and mid-August 2019, the respective senior managements of Ribbon and ECI engaged in discussions regarding the terms of a potential transaction. These discussions also included the governance of Ribbon post-Closing. The parties preliminarily agreed that JPM Stockholders and Swarth would be equally represented on the Ribbon Board post-Closing. During this time, the parties also discussed that the transaction would contain representations and warranties, regulatory approvals and other closing conditions customary for a transaction of this nature.

        The Ribbon Board held a telephonic meeting on July 31, 2019 in which representatives of TAP Advisors and Latham & Watkins, outside counsel to Ribbon, participated to discuss an update on Ribbon's discussions with ECI and to authorize continued discussions with ECI. During this meeting, senior management of Ribbon discussed the revenue base of ECI and the opportunities in the emerging 5G equipment space. The Ribbon Board was provided with a summary of key diligence findings to date and outstanding significant diligence items. The discussion also included a detailed summary of the key merits of the proposed transaction and the key risks.

        During the July 31, 2019 meeting, the Ribbon Board and members of Ribbon's senior management team, in consultation with TAP Advisors, reviewed the proposed transaction and discussed the submission of a non-binding term sheet to ECI. Ribbon submitted a non-binding term sheet for the acquisition of ECI valuing ECI at approximately $600 million on a debt-free basis, consisting of (i) $350 million being paid in cash to ECI equityholders and certain other recipients of Merger Consideration and to retire existing ECI indebtedness and (ii) $250 million being paid in the form of shares of Ribbon Common Stock at an assumed price per share of $5.00.

        On August 13, 2019, Mr. McCready, Justin Ferguson, Ribbon's General Counsel, and the TAP Advisors team held a kick-off telephonic diligence meeting with a representative from each of Barclays and ECI. The following day, an introductory telephonic meeting was held between ECI and Ernst & Young, as advisors to Ribbon to discuss the potential merger.

        On August 15, 2019, ECI and Ribbon executed a non-binding term sheet outlining the primary terms of the transaction.

        During the time period of August 19 to August 28, 2019, certain representatives of Ribbon, ECI, TAP Advisors, Latham & Watkins and Davis Polk, as outside counsel to ECI, participated in various introductory telephonic meetings to coordinate on the process for negotiating a potential transaction and conducting mutual due diligence. At this time, Ribbon was provided access through an online virtual data room to more detailed legal and financial information concerning ECI and its assets, on which Ernst & Young conducted extensive financial due diligence. Additionally, Mr. McCready and Kevin Riley, then an Executive Vice President of Advanced R&D for Ribbon, and other senior management of Ribbon and ECI, along with representatives of TAP Advisors and Ernst & Young met in Petah-Tikva, Israel for in-person due diligence sessions, which included presentations and discussions by ECI management on their business strategy, financial projections, revenue projections and pipeline, key customers, business strategy, product portfolio, research and development activities, sales organization, human resource management, accounting and IT operations.

        On August 26, 2019, senior management from Ribbon and representatives of TAP Advisors and Ernst & Young met in Chicago, Illinois with senior management of ECI, alongside a representative from Barclays, to discuss current revenues and potential new projects in the pipeline for ECI. At this meeting, which focused on ECI's projected revenues and forecasts, ECI disclosed various factors that contributed to a reduction in ECI's projected revenues as compared to the forecasts previously discussed.

        On August 27, 2019, the Ribbon Board held a telephonic meeting in which representatives of TAP Advisors and Latham & Watkins participated to discuss (i) ECI's revised projected revenues and forecasts, as well as the factors contributing to the revised forecasts, and (ii) key diligence findings to date. The Ribbon Board authorized continued discussions with ECI and directed Ribbon management to communicate that the proposed economic terms of a transaction would have to be reconsidered to account for the revised projected revenues and forecasts.

        On August 31, 2019, Mr. Terry communicated to Mr. Marom that, in light of the revised projections and ECI's use of factoring of its accounts receivable, Ribbon would be unable to proceed with the proposed transaction on the economic terms previously outlined in the term sheet. Mr. Terry stated that Ribbon would require an approximate 20% reduction in value.

        On September 3, 2019, representatives from ECI, Davis Polk and IHS Markit, a data and information services provider, conducted a reverse telephonic due diligence meeting with senior management from Ribbon regarding Ribbon's product strategy, markets and roadmap.

        Between September 6, 2019 and September 19, 2019, the respective senior managements of Ribbon and ECI engaged in discussions regarding revised economic terms for a potential transaction. Discussion focused on the loss of a major contract opportunity for ECI, as well as the valuation impact of ECI's use of off-balance sheet factoring of its accounts receivable.

        On September 7, 2019, Mr. Terry held a telephonic meeting with Mr. Shani and Mr. Marom and conveyed, on behalf of Ribbon, that Ribbon was willing to offer consideration worth approximately $505 million on a debt-free basis, which included (i) $305 million being paid in cash to ECI equityholders and certain other recipients of Merger Consideration, (ii) the retirement of existing ECI indebtedness, (iii) $30 million of net proceeds from a sale of the Sale Property being paid to ECI equityholders, (iv) 30 million shares of Ribbon Common Stock being issued to ECI equityholders at an assumed price per share of $5.00; and (v) $20 million of shares of Ribbon Common Stock being issued to ECI equityholders in the form of warrants. In connection with this proposal, Ribbon agreed not to make a deduction in the cash merger consideration with respect to ECI's outstanding factoring balances to the extent such balances are not above $50 million. Mr. Shani and Mr. Marom countered with a total value of $560 million on a debt-free basis.

        On September 10-11, 2019, the Ribbon Board held a meeting in which management team members provided an update on the deal and related diligence. At that meeting, Mr. Smith informed the Board that he was scheduled to meet with Mr. Shani the evening of September 11, 2019.

        On the evening of September 11, 2019, Mr. Smith and Mr. Shani met for dinner and discussed generally the state of the transaction.

        On September 13, 2019, Mr. Terry conveyed, on behalf of Ribbon, an updated offer, worth approximately $530 million on a debt-free basis, consisting of $330 million being paid in cash to ECI equityholders and certain other recipients of Merger Consideration and to retire existing ECI indebtedness, $30 million of net proceeds from a sale of the Sale Property being paid to ECI equityholders, and 34 million shares of Ribbon Common Stock being issued to ECI equityholders at an assumed price per share of $5.00. Ribbon's proposal still included an agreement not to make a deduction in the cash merger consideration with respect to ECI's outstanding factoring balances to the extent such balances are not above $50 million. On September 19, 2019, ECI requested an additional one million of shares of Ribbon Common Stock, worth $5 million at an assumed price per share of $5.00, resulting in a total consideration of $535 million on a debt-free basis.

        The Ribbon Board held a telephonic meeting on September 19, 2019 in which representatives of TAP Advisors and Latham & Watkins participated to discuss, among other items, an update on Ribbon's discussions with ECI and the revised economic terms for the transaction. The Ribbon Board authorized continued discussions with ECI regarding a potential transaction on the revised economic terms, which consisted of an acquisition of ECI for a value of approximately $535 million on a debt-free basis, with $330 million being paid in cash to ECI equityholders and certain other recipients of Merger Consideration and to retire existing ECI indebtedness, $30 million of net proceeds from a sale of the Sale Property being paid to ECI equityholders and 35 million shares of Ribbon Common Stock being issued to ECI equityholders at an assumed price per share of $5.00.

        From late September until the signing of the Merger Agreement, Ribbon, ECI, and their respective advisors continued further legal, business and financial due diligence reviews of the other party.

        On September 27, 2019, Latham & Watkins circulated to Davis Polk an initial draft of the Merger Agreement relating to the proposed transaction. On September 28, 2019, Davis Polk circulated to Latham & Watkins an initial draft of the Stockholders Agreement and Registration Rights Agreement.

        On October 2, 2019, Mr. McCready, Mr. Hobbs and representatives from TAP Advisors met in-person with Mr. Edwards to discuss the integration of Ribbon and ECI.

        On October 3, 2019, internal counsel for Ribbon circulated the draft Stockholders Agreement and Registration Rights Agreement to internal counsel for the JPM Stockholders. Ribbon also shared a preliminary issues list outlining the primary issues for Ribbon and the JPM Stockholders in the Stockholders Agreement and Registration Rights Agreement.

        On October 3, 2019, Davis Polk circulated to Latham & Watkins an issues list outlining the primary issues for ECI in the Merger Agreement. On October 4, 2019, internal counsel for Ribbon and internal counsel for the JPM Stockholders discussed the Stockholders Agreement and Registration Rights Agreement and provided feedback regarding primary issues to Latham & Watkins. On the same day, Latham & Watkins circulated to Davis Polk an issues list outlining the primary issues for Ribbon and the JPM Stockholders in the Stockholders Agreement and Registration Rights Agreement.

        The Ribbon Board held a telephonic meeting on October 15, 2019 in which representatives of TAP Advisors and Latham & Watkins participated to discuss diligence updates, status of financing with potential financing institutions and key investor relations messaging.

        On October 23, 2019, Mr. Terry met with Mr. Shani in person and conveyed that, based on its due diligence and ECI's results of operations for 2019, Ribbon was reducing its offer to approximately $511 million in total on a debt-free basis, with (i) $310 million being paid in cash to ECI equityholders and certain other recipients of Merger Consideration, (ii) the retirement of existing ECI indebtedness, (iii) $30 million of net proceeds from a sale of the Sale Property being paid to ECI equityholders, (iv) 33 million shares of Ribbon Common Stock being issued to ECI equityholders at an assumed price per share of $5.00 and (v) $6 million of shares of Ribbon Common Stock being issued to ECI equityholders in the form of warrants. The next day, on October 24, 2019, ECI responded with a counter-offer for approximately $525 million on a debt-free basis, with (A) $330 million being paid in cash to ECI equityholders and certain other recipients of Merger Consideration, (B) the retirement of existing ECI indebtedness, (C) $30 million of net proceeds from a sale of the Sale Property being paid to ECI equityholders, (D) 31 million shares of Ribbon Common Stock being issued to ECI equityholders at an assumed price per share of $5.00 and (E) $10 million of shares of Ribbon Common Stock being issued to ECI equityholders in the form of warrants.

        Between early October and November 14, 2019, the parties and their respective legal advisors engaged in ongoing negotiations of various definitive transaction documents, including the Merger Agreement, Stockholders Agreement, Registration Rights Agreement, Voting Agreement and various ancillary agreements. Ribbon also negotiated the terms of various financing arrangements with various financial institutions. The parties and their respective legal advisors exchanged drafts of the Merger Agreement, Stockholders Agreement, Registration Rights Agreement, Voting Agreement and other transaction documents and conducted telephone conferences to negotiate the terms of these agreements, including, among other things (1) the purchase price adjustment, such as the types of indebtedness and debt-like items that would be deducted from Merger Consideration at the Effective Time, (2) deal protection terms, such as the size of the termination fee that could become payable by Ribbon and the circumstances under which the termination fee would be payable and (3) the structure for the proposed transaction. These terms were ultimately determined based on commercial considerations among the parties and market precedent for similar transactions.

        On November 1, 2019, an engagement letter formalizing the Company's engagement of TAP Advisors was executed (following discussion with certain Ribbon Board members), which was ratified by the Ribbon Board at its November 13, 2019 meeting.

        On November 6 and 7, 2019, senior management of Ribbon and ECI, as well as representatives of TAP Advisors, Barclays, Latham & Watkins and Davis Polk met in New York to continue negotiations. John McCready of Ribbon informed Mr. Marom and Giora Bitan, the chief financial officer of ECI that, in light of certain business risks identified during business and tax due diligence, Ribbon would require further revision of the valuation of ECI. The parties discussed revised economic terms for the proposed transaction, which consisted of an acquisition of ECI on a debt-free basis, with $324 million being paid in cash to ECI equityholders and certain other recipients of Merger Consideration and to retire existing ECI indebtedness, $31 million of net proceeds from a sale of the Sale Property being paid to ECI equityholders and 32.5 million shares of Ribbon Common Stock being issued to ECI equityholders at an assumed price per share of $5.00, with a portion of such shares of Ribbon Common Stock being held in an escrow account to support an indemnity for certain specified tax risks identified during diligence. Ribbon also agreed not to make a deduction in the cash merger consideration with respect to ECI's outstanding factoring balances to the extent such balances are not above $65 million.

        On November 7, 2019, Mr. McCready and Mr. Terry also held a telephonic meeting with Mr. Valdivielso to discuss updates to ECI's fourth quarter of 2019 revenues.

        The Ribbon Board met later on the evening of November 7, 2019, at which time it reviewed with Ribbon management, collectively with Ribbon's legal and financial advisors, the results of due diligence as well as a status update on negotiations of the definitive transaction.

        At the meeting, members of senior management reported to the Ribbon Board on the resolution of certain key economic terms of the transactions and the remaining open issues in the definitive documentation. Representatives of Latham & Watkins reviewed for the Ribbon Board the terms of the Merger Agreement, Stockholders Agreement, Registration Rights Agreement, the Voting Agreement and other ancillary agreements. Representatives of TAP Advisors reviewed for the Ribbon Board the terms of the transaction, the sources and uses of funds in the transaction and the pro forma capitalization of the combined entity, as well as various financial analyses it had performed as to the valuation of Ribbon and ECI, including discounted cash flow, peer trading multiple, and precedent transaction multiple analyses. The Ribbon Board reviewed with Ribbon management the status of negotiations of the terms of the financing arrangements with various financial institutions.

        Between November 7, 2019 and November 13, 2019, the parties and their respective legal advisors continued to engage in ongoing negotiations of various definitive transaction documents, including the Merger Agreement, Stockholders Agreement, Registration Rights Agreement, Voting Agreement and various ancillary agreements. Ribbon also negotiated the terms of various arrangements with the primary equityholders of ECI, including the Real Estate Option Agreement and the Pathfinder Purchase Agreement.

        The Ribbon Board met again on the evening of November 13, 2019, at which time it reviewed with Ribbon management, together with Ribbon's legal and financial advisors, including representatives of TAP Advisors and Latham & Watkins, the final outcome of negotiations and results of due diligence and reviewed communications and the likely impact of the proposed transaction on Ribbon's stockholders, customers, employees and other constituencies. Representatives of TAP Advisors rendered an oral opinion, subsequently confirmed by delivery of a written opinion that, based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, as of November 13, 2019, the consideration to be paid pursuant to the Merger Agreement was fair, from a financial point of view, to the holders of Ribbon Common Stock. After discussing the final terms of the Merger Agreement as well as the terms of the proposed transaction with ECI, the Ribbon Board unanimously approved the execution by Ribbon of definitive transaction documents and recommended that Ribbon stockholders vote to approve the Share Issuance.

        On November 14, 2019, Ribbon, ECI and the other parties thereto executed the Merger Agreement. On the same day, before the opening of trading on NASDAQ, Ribbon issued a press release announcing the execution of the Merger Agreement.

Ribbon Board's Reasons for the Merger

        At a meeting held on November 13, 2019, the Ribbon Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including without limitation the Merger, are advisable, fair to and in the best interests of Ribbon and the Ribbon stockholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, and (iii) determined that it is in the best interests of Ribbon to recommend to the Ribbon stockholders that they vote to approve the Share Issuance at the Ribbon Special Meeting.

        In the course of reaching its recommendation, the Ribbon Board consulted with Ribbon's senior management and financial advisors, TAP Advisors and Latham & Watkins and considered a number of factors, both positive and negative, and potential benefits and detriments of the Merger to Ribbon and its stockholders. For the reasons described below, the Ribbon Board determined that the proposed transaction with ECI is the best course of action for Ribbon.

        The decision of the Ribbon Board to enter into the Merger Agreement was the result of careful consideration by the Ribbon Board of numerous factors weighing positively in favor of the Merger, including the following material factors:

  •
  the Ribbon Board's belief, based on prior experience at Ribbon and in the telecommunications industry generally, that the Merger will create a larger U.S.-based global solutions provider and will strengthen Ribbon's position in the converged telecommunications and data communications market because:

  •
  the Merger is expected to align with Ribbon's strategic direction to expand its ecosystem, penetrate new adjacent markets and position the company for sustained growth;

  •
  the Merger is expected to position Ribbon to leverage its global salesforce to cross-sell ECI's products to key geographies, such as North America and Japan;

  •
  the Merger is expected to enable Ribbon's entry into the rapidly growing 5G networking market with ECI's market-ready solutions;

  •
  the Ribbon Board's belief that the Merger will expand Ribbon's relationships with mobile service providers, enabling it to more broadly position its big data analytics solutions with ECI's packet networking and optical transport solutions;

  •
  the Merger is expected to provide the combined company's customers and partners with a broader solutions portfolio from a larger scale and trusted vendor;

  •
  the Merger is expected to broaden carrier relationships in Europe and Asia and add customers in critical infrastructures, utilities, defense and homeland security sectors;

  •
  the Merger is expected to expand Ribbon's core addressable market from $3 billion to $39 billion by combining Ribbon's role in session border controllers, media gateways, VOIP switching, and Network Edge Orchestration with ECI's leadership position in optical transport and packet networking;

    •
    the significant consolidation among customers of Ribbon in the telecommunications industry has left Ribbon with fewer customers and facing increased competition;

    •
    the strategic review undertaken by the Ribbon Board and management and their view of the challenges facing participants in the telecommunications industry, including increasing competition, declining valuation multiples among communications equipment and next generation peers, potential consolidation of other industry participants; and

    •
    the synergies and other benefits to the combined company that could result from the Merger, including an enhanced competitive and financial position and increased scale;

  •
  the Ribbon Board's understanding of the respective businesses, operations, financial condition, earnings, strategy and prospects of Ribbon and ECI, including the report of Ribbon's management and Ribbon's advisors on the results of their due diligence review of ECI and its assets, liabilities, earnings and financial condition, as well as Ribbon and ECI's historical and projected financial performance;

  •
  the fact that, since the consideration to be received by ECI equityholders in connection with the Merger will consist of shares of Ribbon Common Stock, ECI equityholders will own approximately 22.7% of the combined company and have the opportunity to participate in the future earnings and expected growth of the combined company and any future appreciation in the value of the combined company's common stock should they decide to retain the shares of Ribbon Common Stock payable in connection with the Merger;

  •
  the opinion of TAP Advisors rendered to the Ribbon Board on November 13, 2019, which was subsequently confirmed by delivery of a written opinion dated such date;

  •
  the post-Closing governance structure of the combined company under the terms of the Merger Agreement (see the section entitled "Other Transaction Agreements—Stockholders Agreement"), including that:

  •
  the Ribbon Board initially will consist of nine directors;

  •
  Ribbon will have the right to designate up to two directors who qualify as independent for purposes of applicable SEC and stock exchange rules;

  •
  two of the three directors of the combined company who will be designated by Swarth under the Stockholders Agreement must be independent for purposes of applicable SEC and stock exchange rules;

  •
  Two of the three directors of the combined company who will be designated by the JPM Stockholder under the Stockholders Agreement must be independent for purposes of applicable SEC and stock exchange rules.

  •
  following the completion of the Merger, the number of directors whom JPM Stockholders and Swarth will have the right to designate to serve on the Ribbon Board will decrease as JPM Stockholders or Swarth disposes of the shares of Ribbon Common Stock that they initially acquire in connection with the Merger and a sufficient number of these nominees must be independent to ensure that a majority of the combined company's directors are independent;

  •
  for as long as the JPM Stockholders or Swarth (as applicable) have the right to designate at least two directors to the Ribbon Board, the nominating and corporate governance committee of the Ribbon Board will consist of three Independent Directors, (i) at least one of whom shall be a designee of the JPM Stockholders, (ii) at least one of whom shall be a designee of Swarth and (iii) a designee of the JPM Stockholders shall be the Chairman (unless the JPM Stockholders do not have the right to designate at least two directors to the Ribbon Board, in which case a designee of Swarth shall be the Chairman so long as it has the right to designate at least two directors to the Ribbon Board);

  •
  the Ribbon Board's view that while the Merger Agreement contains a covenant prohibiting Ribbon from soliciting third party acquisition proposals, it permits the Ribbon Board to change or withdraw its recommendation in favor of the Merger Agreement in connection with a Ribbon Superior Proposal or an intervening event (as described in the section entitled "The Merger Agreement—No Solicitation; Change of Recommendation"), or to discuss, negotiate and enter into an agreement with a third party providing for a Ribbon Superior Proposal, in each case if the Ribbon Board determines in good faith, after consultation with its legal and financial advisors, that the failure to do so would be inconsistent with the Ribbon Board's fiduciary duties under applicable law, subject to the payment by Ribbon of a termination fee of $13,625,000 and reimbursement for expenses up to a maximum reimbursement of $2,275,000 if the Merger Agreement is terminated under certain circumstances;

  •
  the ability of Ribbon and ECI to complete the Merger, in a timely manner, including the lack of any financing conditionality in the Merger Agreement, Ribbon's ability to specifically enforce ECI's obligations under the Merger Agreement, and the strong contractual commitments of both parties with respect to the regulatory approvals required to complete the Merger; and

  •
  the other material terms and conditions of the Merger Agreement, including, among other things, the representations, warranties and covenants of the parties, the conditions to Closing and the parties' termination rights.

        In the course of its deliberations, the Ribbon Board also identified and considered a variety of risks and countervailing factors weighing negatively against the Merger, including the following material factors:

  •
  the risk that the revenue synergies and other benefits expected to result from the Merger may not be fully realized;

  •
  the challenges inherent in combining the businesses, operations and workforces of Ribbon and ECI, including the potential for unforeseen difficulties in integrating operations and systems and the possible distraction of management attention for an extended period of time;

  •
  that, notwithstanding the provisions of the Stockholders Agreement, JPM Stockholders and Swarth will be able to exert significant influence on the combined company by virtue of their ownership of a significant percentage of the outstanding shares of Ribbon Common Stock, including with respect to major transactions that require stockholder action;

  •
  the possible disruption to Ribbon's business that may result from the announcement of the transaction and the risk that, despite the efforts of Ribbon prior to the consummation of the Merger, Ribbon and ECI may not be able to retain key personnel during the transition and/or following the Merger;

  •
  the potential for management focus and resources being diverted from operational matters and other strategic opportunities prior to Closing and abiding by the terms of the Merger Agreement restricting the operation of Ribbon's business during the period between the signing of the Merger Agreement and the completion of the Merger, which could lead to the loss of business opportunities for Ribbon;

  •
  the risk that ECI's financial profile could change between the date of the Merger Agreement and the completion of the Merger, which could impact the value of the Ribbon Common Stock that ECI equityholders will receive as part of the consideration;

  •
  the risk that the termination fee of $13,625,000 to be paid to ECI if the Merger Agreement is terminated under circumstances specified in the Merger Agreement may discourage other parties that may otherwise have an interest in a business combination with Ribbon (see the section entitled "The Merger Agreement—Termination Fees Relating to the Merger; Expenses");

  •
  the terms of the Merger Agreement that place limitations on the ability of Ribbon to maintain, initiate or solicit or knowingly encourage or facilitate (including by way of furnishing information that has not been previously publicly disseminated) any inquiries with respect to, or the making of any proposal which constitutes, or would reasonably be expected to lead to, a Ribbon Acquisition Proposal (see the section entitled "The Merger Agreement—No Solicitation; Change of Recommendation"); and

  •
  the substantial costs to be incurred in connection with the transaction, including the costs of integrating the businesses of Ribbon and ECI and the transaction expenses arising from the Merger.

        The Ribbon Board also considered the interests that the executive officers and directors of Ribbon have with respect to the Merger in addition to their interests as stockholders of Ribbon generally (see the section entitled "The Merger—Interests of Certain Ribbon Directors and Executive Officers in the Merger").

        The Ribbon Board concluded that the negative factors and potential detriments associated with the proposed transaction with ECI are significantly outweighed by the positive factors and potential benefits that it expects Ribbon and the Ribbon stockholders to achieve as a result of the transaction.

        Accordingly, after careful consideration, the Ribbon Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including without limitation the Merger, are advisable, fair to and in the best interests of Ribbon and the Ribbon stockholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, and (iii) determined that it is in the best interests of Ribbon to recommend to the Ribbon stockholders that they vote to approve the Share Issuance at the Ribbon Special Meeting.

        Although the foregoing discussion sets forth the material factors considered by the Ribbon Board in reaching its recommendation, it is not intended to be exhaustive and may not include all of the factors considered by the Ribbon Board, and each director may have considered different factors or given different weight to each factor. The above factors are not presented in any order of priority. In view of the variety of factors, the amount of information and the complexity of the matters considered, the Ribbon Board did not find it practicable to, and did not, make specific assessments of, or assign relative weights to, the specific factors considered in reaching its recommendation. The explanation of the reasoning of the Ribbon Board and certain information presented in this section are forward-looking in nature and should be read in light of the factors discussed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" of this proxy statement.

        The Ribbon Board unanimously recommends that the Ribbon stockholders vote (i) "FOR" the Share Issuance and (ii) "FOR" the Ribbon adjournment proposal.

Opinion of Ribbon's Financial Advisor

        TAP Advisors rendered its opinion to the Ribbon Board that, as of November 14, 2019 and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Ribbon pursuant to the Merger Agreement was fair, from a financial point of view, to Ribbon.

        The full text of the written opinion of TAP Advisors, dated as of November 14, 2019, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. TAP Advisors provided advisory services and its opinion for the information and assistance of the Ribbon Board in connection with its consideration of the Merger, and such opinion is not a recommendation as to how any holder of Ribbon Common Stock should vote with respect to the Merger or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, TAP Advisors:

  •
  reviewed certain publicly available financial statements and other business financial information relating to Ribbon, including the Annual Report on Form 10-K/A for the year ended December 31, 2018, the Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 through September 30, 2019, and certain Current Reports on Form 8-K;

  •
  reviewed certain non-public internal financial statements and other financial and operating data concerning the historical, current and future operations, financial conditions and prospects of Ribbon prepared and furnished to TAP Advisors by the management of Ribbon;

  •
  reviewed certain non-public internal financial statements and other financial and operating data concerning the historical, current and future operations, financial conditions and prospects of ECI prepared and furnished to us by the management of ECI;

  •
  reviewed certain non-public financial and operating projections of Ribbon on a standalone basis, ECI on a standalone basis, and ECI and Ribbon combined in each case, prepared by the management of Ribbon;

  •
  reviewed certain operating synergies projected by the managements of Ribbon and ECI to result from the Merger;

  •
  discussed the past and current operations, financial projections and financial condition and the prospects of Ribbon with senior executives of Ribbon;

  •
  discussed the past and current operations, financial projections and financial condition and the prospects of ECI with senior executives of ECI;

  •
  reviewed publicly available financial statements and other business, operating and financial information of certain publicly traded companies comparable to ECI;

  •
  reviewed financial terms, to the extent publicly available, of certain comparable acquisition transactions involving companies that TAP Advisors deemed relevant;

  •
  participated in certain negotiations among representatives of Ribbon and ECI;

  •
  reviewed a draft of the Merger Agreement, dated as of November 13, 2019; and

  •
  performed such other reviews, inquiries and analyses and considered such other information and factors TAP Advisors deemed necessary or appropriate.

        TAP Advisors, with the consent of Ribbon, assumed and relied upon the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to TAP Advisors by Ribbon or ECI, without independent verification. TAP Advisors did not obtain any independent evaluation or appraisal of any of the assets or liabilities of Ribbon or ECI, and TAP Advisors was not furnished with any third-party valuations or appraisals. TAP Advisors also assumed that there were no facts or circumstances that would make any information received by TAP Advisors inaccurate or misleading. TAP Advisors utilized the closing price of $4.10 per share of Ribbon Common Stock on November 12, 2019 for the purpose of calculating the value of the consideration to be paid by Ribbon pursuant to the Merger Agreement. TAP Advisors also calculated the value of the consideration to be paid by Ribbon pursuant to the Merger Agreement assuming a price of $5.00 per share of Ribbon Common Stock.

        TAP Advisors assumed, with Ribbon's consent, that the financial and operating projections of Ribbon and ECI and the projected operating synergies of Ribbon and ECI were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Ribbon. TAP Advisors expressed no view or opinion as to the projections, the synergies or any of the assumptions on which they were based.

        In rendering its opinion, TAP Advisors assumed, with the consent of Ribbon, that the parties to the Merger Agreement would comply with all material terms of the Merger Agreement and that the Merger would be consummated in accordance with the terms set forth in the Merger Agreement and the related documents without any waiver, amendment or delay of any terms or conditions. TAP Advisors also assumed, with the consent of Ribbon, that in connection with the receipt of any necessary governmental, regulatory or other approvals and consents required for the consummation of the Merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on any of the parties, the Merger or the contemplated benefits expected to be derived from the Merger.

        TAP Advisors limited its opinion to and addressed only the fairness to Ribbon, from a financial point of view, as of the date of the opinion, of the consideration to be paid by Ribbon pursuant to the Merger Agreement. TAP Advisors' opinion did not address the relative merits of the Merger as compared to any other alternative business transactions or strategies, whether or not such alternative business transactions or strategies could be achieved or are available, or Ribbon's underlying business decision to effect the Merger or any related transaction. TAP Advisors did not express any opinion with respect to the fairness of the Merger to any other party.

        TAP Advisors is a financial advisor only and is not a legal, tax, accounting or regulatory advisor. TAP Advisors relied upon, without independent verification, the assessment of Ribbon and its legal, tax, accounting or regulatory advisors with respect to legal, tax, accounting or regulatory matters.

        TAP Advisors' opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. TAP Advisors assumed no obligation to update, revise or reaffirm its opinion based on events occurring after the date of its opinion.

        The engagement letter between Ribbon and TAP Advisors provides for a fee of $750,000, payable upon delivery by TAP Advisors of the fairness opinion, and a fee of $9,250,000, payable at the closing of the Merger. In addition, Ribbon agreed to reimburse TAP Advisors' expenses and to indemnify TAP Advisors for certain liabilities arising out of its engagement.

        Neither TAP Advisors nor any of its affiliates received any fees from ECI or any of its affiliates within the two years preceding the date of the fairness opinion. TAP Advisors' fairness opinion was approved by a committee of TAP Advisors authorized to approve opinions of this nature in accordance with TAP Advisors' customary practice, and was provided to the Ribbon Board in connection with its consideration of the Merger.

Financial Analyses

        The following is a summary of the material financial analyses delivered by TAP Advisors to the Ribbon Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by TAP Advisors, nor does the order of analyses described represent relative importance or weight given to those analyses by TAP Advisors. The preparation of a financial opinion or analysis is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion and analyses are not readily susceptible to summary description. TAP Advisors arrived at its opinion based on the results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, TAP Advisors believes that the analyses and factors summarized below must be considered as a whole and in context. TAP Advisors further believes that selecting portions of the analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying TAP Advisors' analyses and opinion. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before November 13, 2019, the last trading day before the signing of the Merger Agreement, and is not necessarily indicative of current market conditions. Future results may differ from those described and such differences may be material.

Discounted Cash Flow Analysis.

        Using Ribbon's prospective financial information regarding ECI, the Ribbon standalone prospective financial information and the Ribbon pro forma prospective financial information, as applicable, TAP Advisors performed a discounted cash flow analysis of ECI (including the Ribbon estimated synergies) to derive a range of resulting enterprise values of ECI as of December 31, 2019. Using discount rates ranging from 12.0% to 14.0%, reflecting estimates of ECI's weighted average cost of capital, TAP Advisors discounted to present value as of December 31, 2019 (i) estimates of unlevered free cash flow for ECI for January 1, 2020 through December 31, 2024, as reflected in the Ribbon prospective financial information regarding ECI (including the Ribbon estimated synergies), and (ii) the implied terminal value as of December 31, 2024. Such terminal value represents an enterprise value to 2024 earnings before interest, tax, depreciation and amortization ("EBITDA") multiple of 5.7x, which was calculated by applying a perpetuity growth rate of 3.0% and a weighted average cost of capital of 13.0%. TAP Advisors derived such range of discount rates by application of the Capital Asset Pricing Model, with certain adjustments to account for size and country specific risks, which requires certain company-specific inputs, including the company's target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for the company, as well as certain financial metrics for the United States and Israeli financial markets generally. TAP Advisors derived ranges of illustrative enterprise values for ECI by adding the ranges of present values it derived above. The foregoing calculations resulted in a range of enterprise values of $544 million to $700 million.

Selected Comparable Public Companies Analysis.

        TAP Advisors reviewed publicly available financial and stock market information of the following twelve selected publicly traded communications equipment companies that are competitors to ECI or are in similar or adjacent market segments and that, given business and financial characteristics, TAP

Advisors considered generally relevant for purposes of analysis, which are referred to for purposes of this section of this proxy statement as the selected companies:

Enterprise Value ("EV")/
Competitors	2019 Revenue	2019 EBITDA	2020 Revenue	2020 EBITDA	2021 Revenue	2021 EBITDA
Cisco	3.8x	11.7x	3.7x	11.3x	3.7x	11.2x
Ericsson	1.2x	9.8x	1.1x	8.5x	1.1x	7.4x
ZTE	1.4x	13.5x	1.3x	10.6x	1.2x	9.1x
Nokia	0.8x	6.9x	0.8x	5.0x	0.7x	4.4x
Juniper Networks	1.9x	11.7x	1.8x	11.2x	1.8x	10.6x
Ciena	1.7x	11.5x	1.6x	10.2x	1.5x	10.0x
Lumentum Holdings	3.3x	13.5x	2.9x	11.1x	2.7x	10.6x
Infinera	0.9x	n.m.(i)	0.9x	30.2x	0.8x	16.8x
Calix	1.0x	n/a(ii)	0.9x	n/a(ii)	0.8x	n/a(ii)
Adva	0.8x	5.7x	0.7x	5.6x	0.7x	5.1x
Adtran	0.7x	33.7x	0.6x	13.6x	0.6x	12.6x
NeoPhotonics Corp	1.2x	23.2x	1.1x	10.1x	1.0x	n/a(ii)

(i)
Negative EBITDA.
(ii)
No EBITDA estimate available.

        TAP Advisors reviewed, among other information, closing stock prices of the selected companies, as of November 12, 2019, as a multiple of calendar year 2020 estimated EV/revenue and EV/EBITDA, with EBITDA adjusted to exclude the effect of stock-based compensation, if any, because ECI did not have stock-based compensation expenses. TAP Advisors also reviewed enterprise values, calculated as fully diluted equity values based on closing stock prices as of November 12, 2019. Financial data of the selected companies were based on public filings, publicly available Wall Street research analysts' estimates and other available information. TAP Advisors observed overall low to high estimated EV/revenue multiples for the Ribbon selected companies of 0.7x to 3.8x for calendar year 2019, 0.6x to 3.7x for calendar year 2020, and 0.6x to 3.7x for calendar year 2021, in each case based on closing stock prices on November 12, 2019. TAP Advisors also observed overall low to high estimated EV/EBITDA multiples for the Ribbon selected companies of 5.7x to 33.7x for calendar year 2019, 5.0x to 30.2x for calendar year 2020, and 4.4x to 16.8x for calendar year 2021, in each case based on closing stock prices on November 12, 2019. TAP Advisors then applied, based on its professional judgment, selected ranges of EBITDA multiples and revenue multiples, in each case adding a control premium of 25% but making no adjustments based on any projected synergies. TAP Advisors then reduced the range of implied enterprise values by $55 million to reflect Ribbon's estimate of the amount necessary to replace its existing accounts receivable factoring. The foregoing calculations resulted in implied enterprise values of ECI as follows:

Year	Applied Estimated EBITDA Multiple Range	Implied Enterprise Value (in millions)
2021	9.3x - 11.3x	$432 - $540
2020	9.5x - 11.6x	$396 - $496
2019	10.6x - 12.9x	$287 - $363

Year	Applied Estimated Revenue Multiple Range	Implied Enterprise Value (in millions)
2019	0.9x - 1.2x	$496 - $619
2020	1.0x - 1.2x	$463 - $578
2021	1.0x - 1.3x	$446 - $558

Selected Precedent Transactions Analysis.

        Using publicly available information, TAP Advisors reviewed and analyzed the financial information relating to the following eighteen selected transactions from 2008 to 2019 involving target communications equipment organizations in the United States and Canada that, given business and financial characteristics, TAP Advisors considered generally relevant for purposes of analysis, which are referred to for purposes of this section of this proxy statement as the Ribbon selected transactions:

Date Announced	Target	Acquiror	Implied EV/Next Twelve Months ("NTM") EBITDA Multiple
10/23/2017	BroadSoft	Cisco Systems	45.5
04/04/2016	Ruckus Wireless	Brocade Communications Systems	34.2
07/09/2019	Acacia Communications	Cisco Systems	30.5
03/27/2019	Quantenna Communications	ON Semiconductor Corp.	29.4
02/04/2013	Acme Packet	Oracle Corporation	26.9
07/27/2017	ShoreTel	Mitel U.S. Holdings	20.9
05/23/2016	Xura (Mavenir Systems)	Cohesive Capital; Siris Capital	19.0
11/07/2011	Tekelec	Sankaty Advisors (Bain Capital Credit)	15.7
06/27/2017	Sandvine	Procera Networks	15.0
01/30/2017	Ixia	Keysight Technologies	13.7
12/15/2014	Riverbed Technology	Ontario Teachers'; Thoma Bravo	12.8
07/21/2008	Foundry Networks	Brocade Communications Systems	12.0
11/09/2018	Finisar Corporation	II-IV Incorporated	12.0
11/02/2016	Brocade	LSI; Broadcom	11.5
4/24/2018	Mitel	Searchlight Capital Partners	9.3
11/08/2018	ARRIS International	CommScope	8.7
02/25/2015	Emulex	Avago Technologies	8.2
05/13/2016	Polycom	Siris Capital	5.9

        Although none of the companies that participated in the selected transactions is directly comparable to ECI, and none of the selected transactions is directly comparable to the Merger, the companies that participated in the selected transactions are companies involved in the communications equipment industry with operations and a business profile that, for purposes of analysis, may be considered similar to certain of ECI's results, market size and product profile.

        TAP Advisors reviewed, among other information, transaction values of the Ribbon selected transactions, calculated as the enterprise values implied for the target companies based on the consideration paid or payable in the Ribbon selected transactions, as a multiple, to the extent publicly available, of the target company's next twelve months EBITDA as of the applicable announcement date of such transaction. Where information was available, EBITDA was also adjusted to exclude the effect of stock based compensation, if any, because ECI did not have a stock-based compensation program. Financial data for the Ribbon selected transactions were based on public filings, publicly available Wall Street research analysts' estimates and other publicly available information on platforms such as CapitalIQ.

        TAP Advisors observed overall low to high next twelve months EBITDA multiples for the Ribbon selected transactions of 5.9x to 45.5x (with a mean of 18.4x and a median of 14.3x). TAP Advisors then applied a selected range of estimated EBITDA multiples of 12.0x to 16.0x for 2020 and 14.0x to 18.0x for 2019 derived from the Ribbon selected transactions to ECI's calendar year 2019 and 2020 estimated EBITDA. TAP Advisors then reduced the range of implied enterprise values by $55 million to reflect

Ribbon's estimate of the amount necessary to replace its existing accounts receivable factoring. This analysis indicated the following approximate implied equity value reference range for ECI:

Year	Estimated EBITDA Multiple Range	Implied Valuation Range (in millions)
2020	12.0x - 16.0x	$410 - $565
2019	14.0x - 18.0x	$317 - $423

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying TAP Advisors' opinion. In arriving at its fairness determination, TAP Advisors considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, TAP Advisors made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Ribbon or ECI or the Merger.

        TAP Advisors prepared these analyses for purposes of TAP Advisors' providing its opinion to the Ribbon Board that, as of November 14, 2019 and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Ribbon pursuant to the Merger Agreement was fair, from a financial point of view, to Ribbon. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon unaudited prospective financial information are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Ribbon, ECI, TAP Advisors or any other person assumes responsibility if future results are materially different from the unaudited prospective financial information.

        The Merger Consideration was determined through arm's-length negotiations between Ribbon and ECI and was approved by the Ribbon Board. TAP Advisors provided advice to Ribbon during these negotiations. TAP Advisors did not, however, recommend any specific amount of consideration to Ribbon or the Ribbon Board or that any specific amount of consideration constituted the only appropriate consideration for the Merger.

        As described above, TAP Advisors' opinion to the Ribbon Board was one of many factors taken into consideration by the Ribbon Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by TAP Advisors in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of TAP Advisors attached as Annex B.

Certain Forecasts

        Apart from current fiscal year non-GAAP Adjusted EBITDA, Ribbon does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates. The Ribbon Board was provided with non-public forward-looking information and scenarios regarding Ribbon's anticipated future operations for the fiscal years ending December 31, 2019 through 2024 that were prepared by Ribbon management in connection with the Ribbon Board's evaluation of the Merger. Such forward-looking information was provided to TAP Advisors for its use and reliance in connection with its financial analyses and opinion described above under "—Opinion of Ribbon's Financial Advisor." In order to give stockholders access to information that was made available in connection with, and material to, the Ribbon Board's consideration of the Merger, certain forward-looking information, including financial projections, has been included in this document. However, this information is not intended to influence any stockholder to make any investment decision with respect to the Merger or for any other purpose.

        The financial projections and other forward-looking financial information set forth below were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants with respect to financial projections. Ribbon management believes that the assumptions used as a basis for this projected financial information were reasonably based on the information available to Ribbon management and ECI management at the time prepared and presents, to the best of management's knowledge and belief, the expected course of action and the expected future financial performance of Ribbon and ECI. However, this information is not fact and should not be relied upon in any way as necessarily predictive of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on any such information.

        Neither Ribbon's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the financial projections described below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the financial projections described below.

        The reports of Ribbon's independent registered public accounting firm in this proxy statement relate to Ribbon's historical financial information. The reports of ECI's independent registered public accounting firm in this proxy statement relate to ECI's historical financial information. None of those reports extend to any of the financial projections described below and should not be read to do so. The summary of financial projections below is not being included in this proxy statement to influence the decision of any holders of Ribbon Common Stock whether to approve the Share Issuance, but because the information was included among the factors considered by the Ribbon Board in evaluating the Merger.

        Certain of the financial projections described below, including non-GAAP measures, may be considered non-GAAP financial measures. Ribbon management provided this information to the Ribbon Board and TAP Advisors because Ribbon management believed it could be useful in evaluating ECI, in the case of projected ECI financial information, and the combined Ribbon and ECI businesses, in the case of combined financial projections. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP and non-GAAP financial measures as used by Ribbon may not be comparable to similarly titled amounts used by other companies.

        The financial projections described below were based on numerous variables and assumptions that are inherently uncertain, many of which are beyond the control of Ribbon's management. Important factors that may affect actual results and cause the financial projections described below not to be achieved include the factors described in the section entitled "Cautionary Statement Regarding Forward-Looking Statements." Even if such variables and assumptions prove to be correct, any delay in timing could cause future results to differ materially from projected amounts. The financial projections described below also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the financial projections described below. Accordingly, there can be no assurance that any aspects of the financial projections described below will be realized.

        The inclusion of the financial projections described below in this proxy statement should not be regarded as an indication that any of Ribbon, ECI or their respective affiliates, advisors or other representatives considered that any information contained in those financial projections are necessarily predictive of actual future events, and nothing in them should be relied upon as such. None of Ribbon,

ECI or their respective affiliates, officers, directors, partners, advisors or other representatives can give any assurance that actual results will not differ from the financial projections described below, and none of them undertakes any obligation to update or otherwise revise or reconcile them to reflect circumstances existing after October 2019 when they were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. Ribbon does not intend to make publicly available any update or other revision to any such financial projections. None of Ribbon, ECI or any of their respective affiliates, officers, directors, partners, advisors or other representatives has made, makes or is authorized in the future to make any representation to any stockholder regarding Ribbon's or ECI's ultimate performance compared to the information contained in the financial projections described below or that forecasted results will be achieved.

Ribbon Management Forecasts

        Ribbon management prepared non-public, unaudited prospective internal financial information regarding Ribbon's anticipated future operations for the fiscal years ending December 31, 2019 through 2024. This unaudited prospective financial information (which we refer to as the "Ribbon Management Forecasts") was prepared and provided in October 2019, treating Ribbon on a stand-alone basis, without giving effect to, and as if Ribbon never contemplated, the Merger, including the impact of negotiating or executing the Merger, the expenses that may be incurred in connection with consummating the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger.

        The following table summarizes the Ribbon Management Forecasts at that point in time:

Summary of the Ribbon Management Forecasts(1)

	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$565	$609	$647	$678	$707	$731
Adjusted EBITDA(2)	$82	$102	$118	$132	$148	$152
Unlevered Free Cash Flow(3)	$55	$70	$66	$93	$100	$103

(1)
All figures in U.S. dollars in millions.

(2)
Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is calculated by excluding from net income (loss): interest income (expense), net; income tax provision; depreciation; and amortization of intangible assets. In addition, other amounts excluded from net income (loss) include stock-based compensation expense; acquisition-related facilities adjustments; settlement expense; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; and other income (expense), net. In general, excluded amounts are those that are considered to be non-cash and/or not part of ongoing operations.

(3)
Not provided by Ribbon or ECI management or provided to ECI or its financial advisors. Reflects Unlevered Free Cash Flow as calculated by TAP Advisors as Adjusted EBITDA less cash taxes, change in net working capital and capital expenditures, utilizing the project statements of cash flows and projected cash taxes to be paid for forward-looking periods.

Adjusted ECI Forecasts

        In November 2019, Ribbon management prepared and provided to TAP Advisors and the Ribbon Board non-public, unaudited prospective internal financial information regarding ECI's anticipated future operations for the fiscal years ending December 31, 2019 through 2024, which was based on forecasts prepared by ECI management but which reflected adjustments that Ribbon management deemed appropriate and consistent with assumptions used by Ribbon management in preparing the Ribbon Management Forecasts. These adjustments consisted of reducing ECI's revenue growth forecasts to more closely reflect historical trends and market growth rates, as well as conforming ECI's capitalization of certain research and development expense and amortization of the resulting capitalized software to Ribbon's accounting policy for the following:

  •
  ECI historically capitalized research and development expense related to certain software development projects and amortized these capitalized expenses over three years. In all of the years presented above, the amount of research and development expense capitalized was higher than the amount of amortization expense recorded in each respective year. As a result, ECI's Adjusted EBITDA was calculated to be higher than if it had recognized all research and development expense in the periods incurred and not capitalized such costs. Additionally, ECI excluded altogether the amortization expense of internal software development projects in its tabulation of Adjusted EBITDA. Ribbon does not capitalize these costs, instead, recognizing all research and development expense in the period incurred. Ribbon management recalculated ECI's Adjusted EBITDA as if ECI had followed Ribbon's accounting policy for such research and development expense (which we refer to as Adjusted EBITDA Conformed).

        We refer to this information as the Adjusted ECI Forecasts. The Adjusted ECI Forecasts were not made available to ECI or its financial advisor.

        The following table summarizes the Adjusted ECI Forecasts:

Summary of the Adjusted ECI Forecasts(1)

	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$395	$440	$507	$628	$710	$784
Adjusted EBITDA(2)	$27	$37	$50	$91	$124	$154
Unlevered Free Cash Flow(3)	$7	$(39)	$18	$31	$82	$103

(1)
All figures in U.S. dollars in millions.

(2)
Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is calculated by excluding from net income (loss): financial expenses, net; income tax provision; and depreciation. In addition, other amounts excluded from net income (loss) include reorganization expense. In general, excluded amounts are those that are considered to be non-cash and/or not part of ongoing operations.

(3)
Not provided by Ribbon or ECI management or provided to ECI or its financial advisors. Reflects Unlevered Free Cash Flow as calculated by TAP Advisors as Adjusted EBITDA including stock-based compensation expense, less cash taxes, change in net working capital and capital expenditures, utilizing the project statements of cash flows and projected cash taxes to be paid for forward-looking periods as provided by ECI management. These ECI projects were adjusted to align with the lower Adjusted EBITDA within the Adjusted ECI Forecasts. The Unlevered Free Cash Flow presented in the table above does not reflect estimated cost synergies. Taking into account estimated cost synergies, Unlevered Free Cash Flow for the years ended December 31, 2020 through 2024 would be $(33) million, $30 million, $43 million, $94 million and $115 million, respectively.

Estimated Cost Synergies

        In September 2019, Ribbon's management prepared, with the assistance of ECI's management, certain estimates of annual cost synergies expected to be realized following the completion of the Merger, which we refer to in this section as the Ribbon Management Estimated Cost Synergies. The Ribbon Management Estimated Cost Synergies are not reflected in the Ribbon Management Forecasts or the ECI Adjusted Forecasts, each of which relates to stand-alone operations. Ribbon provided the Ribbon Management Estimated Cost Synergies to TAP Advisors to use in connection with its financial analyses and to the Ribbon board.

        The Ribbon Management Estimated Cost Synergies assumed that the Merger would be consummated and that the expected benefits of the Merger would be realized, including that no restrictions, terms or other conditions would be imposed in connection with the receipt of any necessary governmental, regulatory or other approvals or consents in connection with the consummation of the proposed Merger, including any divestitures or other actions contemplated by the Merger Agreement.

        The following table summarizes the Ribbon Management Estimated Cost Synergies:

Summary of the Ribbon Management Estimated Cost Synergies(1)

	2020E	2021E	2022E	2023E	2024E
Cost Synergies	$6	$12	$12	$12	$12

(1)
All figures in U.S. dollars in millions.

Combined Projections

        In addition, the projections of the combined companies summarized below were used by TAP Advisors in its financial analyses that were presented to the Ribbon board:

Summary of the Combined Projections(1)(2)

	2019E	2020E	2021E	2022E	2023E	2024E
Revenue	$960	$1,049	$1,154	$1,306	$1,417	$1,516
Adjusted EBITDA(3)	$109	$145	$181	$234	$284	$317
Unlevered Free Cash Flow(4)	$62	$37	$96	$136	$194	$218

(1)
All figures in U.S. dollar in millions.

(2)
Based on Ribbon Management Forecasts, Adjusted ECI Forecasts and Estimated Cost Synergies.

(3)
Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is calculated by excluding from net income (loss): interest income (expense), net; financial expenses, net; income tax provision; depreciation; and amortization of intangible assets. In addition, other amounts excluded from net income (loss) include stock-based compensation expense; acquisition-related facilities adjustments; settlement expense; certain litigation costs; acquisition- and integration-related expense; restructuring and related expense; reorganization expense; and other income (expense), net. In general, excluded amounts are those that are considered to be non-cash and/or not part of ongoing operations.

(4)
Not provided by Ribbon or ECI management or provided to ECI or its financial advisors. Reflects Unlevered Free Cash Flow as calculated by TAP Advisors as Adjusted EBITDA less cash taxes, change in net working capital and capital expenditures, utilizing the projected statements of cash flows and projected cash taxes to be paid for forward-looking periods as provided by Ribbon and ECI management. Also includes the projected cash outflow for integration-related costs and restructuring and related costs. The ECI projections utilized the lower Adjusted EBITDA conformed to Ribbon accounting practices.

Effects of the Merger

        Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into ECI, whereupon the separate corporate existence of Merger Sub will cease, and ECI will continue its existence under the laws of the State of Israel as the surviving company in the Merger and a wholly owned subsidiary of Ribbon Israel, as well as an indirect, wholly owned subsidiary of Ribbon.

        At the Effective Time, by virtue of the Merger and without any action on the part of Ribbon, Merger Sub, Ribbon Israel, or ECI, each share of ECI issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive the portion of Merger Consideration allocated to it under the Merger Agreement, as described in the section entitled "The Merger Agreement—Merger Consideration."

Merger Consideration

        As consideration for the Merger, ECI equityholders and certain other recipients of Merger Consideration will receive 32,500,000 shares of Ribbon Common Stock and $324,000,000, subject to adjustments for indebtedness, pre-Closing distributions, transaction expenses and certain taxes, as described in the section entitled "The Merger Agreement—Merger Consideration." Additionally, ECI equityholders will be entitled to the amount received as a result of ECI's sale of the Sale Property less any taxes payable by ECI resulting from the disposition of such assets.

Interests of Certain Ribbon Directors and Executive Officers in the Merger

        In considering the recommendation of the Ribbon Board that holders of Ribbon Common Stock vote "FOR" the Share Issuance, Ribbon stockholders should be aware that certain executive officers and directors of Ribbon have interests in the Merger that may be different from, or in addition to, the interests of Ribbon stockholders generally. These interests include, among others: (1) the continued employment of Ribbon executive officers with the combined company, (2) the continued service of certain non-employee members of the Ribbon Board, and (3) continuing indemnification rights of nonemployee members of the Ribbon Board and Ribbon executive officers following the Merger. The Ribbon Board was aware of and considered these interests, among other matters, when they approved the Merger Agreement and recommended that Ribbon stockholders approve the Share Issuance.

        As of the date of this proxy statement, it is expected that Ribbon's current executive officers will continue to serve as executive officers of the combined company following the consummation of the Merger; provided that Ribbon is undergoing a search for a new permanent Chief Executive Officer. The transactions contemplated by the Merger Agreement will not result in a "change in control" for purposes of any Ribbon equity-based awards or employment-related agreements, and so no payments, accelerated vesting or benefit enhancements will be triggered under such awards or agreements by the transactions contemplated by the Merger Agreement.

        As of the date of this proxy statement, it is expected that certain members of the Ribbon Board will continue to serve as members of the Ribbon Board following the consummation of the Merger. See the section entitled "The Merger—Directors of Ribbon following the Merger." Pursuant to the terms of the existing award agreements with members of the Ribbon Board, any unvested equity awards held by the directors who cease to serve on the Ribbon Board will be forfeited as a result of such director's cessation of service on the Ribbon Board, provided that in connection with such cessation of service, the Ribbon Board may, in its sole and absolute discretion, agree to accelerate the vesting of any unvested equity awards.

Regulatory Filings and Approvals Required to Consummate the Merger

Competition and Antitrust

        Under the antitrust and competition laws and the foreign control laws of certain countries, Ribbon and ECI cannot consummate the Merger until they file certain notification and report forms with the relevant governmental entities that are required or deemed necessary and, where applicable, receive clearance (including the expiration or termination of applicable waiting periods) from such governmental entities to consummate the Merger. Neither ECI nor Ribbon is required, as a condition to receiving necessary competition and antitrust approvals, to agree to any divestiture, licenses or material covenants that affect business operating practices, except to the extent such divestiture, licenses or material covenants that affect business operating practices would not be material to Ribbon and ECI, taken as a whole.

        Ribbon and ECI filed the required notifications with the Antitrust Division of the DOJ and the Premerger Notification Office of the FTC under the Hart-Scott Rodino Act requirements on December 6, 2019. The Russian antitrust filing was made on December 10, 2019, and the Italian foreign investment filing was made on November 28, 2019.

CFIUS

        Under the laws of the United States, Swarth cannot vote more than 9.9% of Ribbon's voting shares and cannot designate members to the Ribbon Board until it files certain notification and report forms with CFIUS and obtains the required clearance. Ribbon and ECI will use their reasonable best efforts to satisfy CFIUS and provide any documentation or information requested or required by CFIUS prior to Closing, but the receipt of CFIUS approval is not a condition to Closing. See the section entitled "Other Transaction Agreements—Stockholders Agreement." Neither ECI nor Ribbon is required, as a condition to receiving CFIUS approval, to agree to any divestiture, licenses or material covenants that affect business operating practices, except to the extent such divestiture, licenses or material covenants that affect business operating practices are not material to Ribbon and ECI, taken as a whole.

Closing and Effectiveness of the Merger

        The Closing will occur on the third business day after the satisfaction or waiver (to the extent permitted by law) of the conditions to Closing described in the section entitled "The Merger Agreement—Conditions to Completion of the Merger."

        Subject to the provisions of the Merger Agreement, the Merger will become effective at the time and on the date on which the relevant certificate of merger is filed with the applicable governmental entity, or later if the parties so agree and specify in such certificate.

Directors of Ribbon following the Merger

        After the Closing of the Merger, pursuant to the terms of the Stockholders Agreement, the Ribbon Board will be comprised of nine directors, consisting of (i) three individuals designated by the JPM Stockholders, two of whom will be independent for purposes of the NASDAQ rules and the SEC rules, (ii) once CFIUS approval has been obtained, three individuals designated by Swarth, two of whom will be independent for purposes of the NASDAQ rules and the SEC rules, (iii) the chief executive officer of Ribbon, and (iv) a number of other individuals designated by Ribbon sufficient to ensure that there are no vacancies on the Ribbon Board, each of whom is independent for purposes of the NASDAQ rules and the SEC rules. See the section entitled "Other Transaction Agreements—Stockholders Agreement" for additional information regarding rights related to the composition of the Ribbon Board following the Closing of the Merger.

        As of the date of this proxy statement, the individuals that will serve on the Ribbon Board after the Closing of the Merger have not been determined. It is currently anticipated that the individuals who will serve on the Ribbon Board after the Closing will be determined prior to the Closing of the Merger.

THE MERGER AGREEMENT

        The following section summarizes material provisions of the Merger Agreement, which is included in this proxy statement as Annex A, and is incorporated herein by reference in its entirety. The rights and obligations of Ribbon and ECI are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Ribbon stockholders are urged to read the Merger Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Share Issuance.

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement is included in this proxy statement only to provide public disclosure regarding its terms and conditions as required by U.S. federal securities laws, and is not intended to provide any factual information about Ribbon or ECI. Furthermore, any factual disclosures about Ribbon or ECI contained in this proxy statement or in Ribbon's public reports filed with the SEC may supplement, update or modify the factual disclosures made by such person contained in the Merger Agreement.

        The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement. These representations and warranties:

  •
  were made solely to the parties to, and only for purposes of, the Merger Agreement and as of specific dates set forth therein and may be subject to more recent developments;

  •
  may not be intended as statements of fact, but rather as a means of allocating risk between the parties in the event the statements therein prove to be inaccurate;

  •
  have been qualified by certain disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; and

  •
  may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.

        Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone and should not be relied upon as characterizations of the actual state of facts of Ribbon, ECI or any of their respective subsidiaries or affiliates.

        This summary is qualified in its entirety by reference to the Merger Agreement.

The Merger

        Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into ECI, whereupon the separate corporate existence of Merger Sub will cease, and ECI will continue its existence under the laws of the State of Israel as the surviving company in the Merger and a wholly owned subsidiary of Ribbon Israel, as well as an indirect, wholly owned subsidiary of Ribbon.

        At the Effective Time, by virtue of the Merger and without any action on the part of Ribbon, Merger Sub, Ribbon Israel, or ECI, each share of ECI issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive the portion of Merger Consideration allocated to it under the Merger Agreement, as described in the section entitled "The Merger—Merger Consideration."

Effective Time and Closing

        The Closing will occur on the third business day after the satisfaction or waiver (to the extent permitted by law) of the conditions to Closing described in the section entitled "The Merger Agreement—Conditions to Completion of the Merger."

        Subject to the provisions of the Merger Agreement, the Merger will become effective at the time and on the date on which the relevant certificate of merger is filed with the applicable governmental entity, or later if the parties so agree and specify in such certificate.

Merger Consideration

        As consideration for the Merger, ECI equityholders and certain other recipients of Merger Consideration will receive a total of $324,000,000 from Ribbon, subject to the following adjustments:

  •
  less the amount of Indebtedness of ECI, as such concept is defined under the Merger Agreement;

  •
  less the amount of Company Expenses incurred by ECI, as such concept is defined under the Merger Agreement; and

  •
  less the amount of any payments of Leakage Amounts (as such term is defined in the Merger Agreement) made by ECI prior to the Effective Time, as such concept is defined under the Merger Agreement.

        In addition to the above, ECI equityholders and certain other recipients of Merger Consideration will receive Stock Consideration.

        Additionally, ECI equityholders will be entitled to the amount received as a result of ECI's sale of the Sale Property less any taxes payable by ECI resulting from the disposition of such assets.

        Prior to the Effective Time, ECI and Swarth will prepare in good faith a payment schedule that will allocate the Merger Consideration among ECI's equityholders and other individuals entitled to a portion of the Merger Consideration. None of Ribbon, Merger Sub or their respective affiliates will be responsible for, and Swarth has released Ribbon, Merger Sub and their respective affiliates from, any and all damages or losses arising out of the allocation of any payments by ECI and Swarth as set forth in such payment schedule.

Post-Closing Purchase Price Adjustment

        The Merger Agreement provides for post-Closing adjustments to the Cash Consideration to the extent that the actual amounts of certain taxes, indebtedness, transaction expenses, pre-Closing distributions are greater or less than the amounts included in the calculation of Cash Consideration on the date of Closing. ECI equityholders have agreed to place $5,000,000 of the Cash Consideration into an escrow account pending the resolution of the post-Closing adjustment to Cash Consideration.

Indemnification and Recourse

        Ribbon has purchased a representation and warranty insurance policy to provide coverage for certain breaches of representations and warranties of ECI contained in the Merger Agreement, which is subject to a $50 million total policy limit as well as certain exclusions, deductibles, and other terms and conditions set forth therein.

        Ribbon and its subsidiaries will be indemnified and held harmless by ECI equityholders (other than holders of ECI special shares) from and against all losses (as such term is defined in the Merger Agreement) sustained by Ribbon resulting from any of the following:

  •
  breaches of certain representations and warranties of ECI contained in the Merger Agreement;

  •
  any failure by ECI to perform or comply with any of its covenants or agreements set forth in the Merger Agreement or as described in the section entitled "The Merger Agreement—Covenants"; and

  •
  50% of certain taxes that may be payable by ECI post-Closing, pursuant to the terms of the Merger Agreement (the "Indemnified Taxes").

        ECI has agreed to deposit 2,000,000 shares of Ribbon Common Stock from the Stock Consideration into an escrow account (the "Indemnity Escrow Account") to support its indemnification obligation for Indemnified Taxes. The Indemnity Escrow Account will commence on the date of Closing and will terminate December 31, 2024, but two years after the date of Closing, Citibank, N.A. (the "Escrow Agent") will release all but 1,500,000 shares of Ribbon Common Stock and allocate such shares in accordance with instructions provided by Swarth, as the shareholder representative, and three years after the date of Closing, the Escrow Agent will release all but 1,000,000 shares of Ribbon Common Stock and allocate such shares in accordance with instructions provided by Swarth, as the shareholder representative. In each case, any such shares that is the subject of a pending claim for indemnification will not be released. The ECI equityholders will not be liable for any Indemnified Taxes if and to the extent the amount recoverable exceeds the portion of the Stock Consideration remaining in the Indemnity Escrow Account.

        ECI equityholders (other than holders of ECI special shares) and certain other recipients of Merger Consideration will be indemnified and held harmless by Ribbon from and against all losses (as such term is defined in the Merger Agreement) sustained by ECI equityholders resulting from, arising out of or relating to any of the following:

  •
  breaches of certain limited representations and warranties of Ribbon or Merger Sub;

  •
  any failure by Ribbon, Ribbon Israel or Merger Sub to perform or comply with any of its covenants or agreements set forth in the Merger Agreement or as described in the section entitled "The Merger Agreement—Covenants"; or

  •
  if an outstanding guarantee of ECI's obligations by an ECI equityholder has not been canceled and terminated as of the Effective Time, such outstanding guarantee of ECI.

        Indemnification for certain losses will be limited or capped as set forth in the Merger Agreement. To the extent that any indemnified party suffers losses relating to a breach of representations and warranties, no indemnification will be payable until the applicable policy limit under the indemnified party's representation and warranty insurance has been met. Each party's recourse for breaches of representations and warranties is limited to recovery under such representation and warranty insurance policy, except in cases of fraud or breaches of certain fundamental representations and warranties. Additionally, each party's aggregate indemnification obligation is capped at the portion of the Merger Consideration actually received by the indemnifying party. ECI equityholders may elect to satisfy any indemnification obligation in either cash or shares of Ribbon Common Stock, at a value per share established by the Merger Agreement.

Representations and Warranties

        The Merger Agreement contains a number of representations and warranties made by Ribbon and ECI that are subject in some cases to exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a Company Material Adverse Effect or a

Parent Material Adverse Effect, as discussed below). The representations and warranties of Ribbon and ECI relate to, among other things:

  •
  due incorporation and corporate organization;

  •
  authority to conduct business;

  •
  due authorization to execute, deliver and perform the Merger Agreement and to consummate the transactions contemplated thereby;

  •
  capitalization;

  •
  subsidiaries;

  •
  the absence of any conflicts with, or violation of, such party's organizational documents, certain of its contracts, applicable laws or government orders as a result of execution and performance of the Merger Agreement;

  •
  consents and approvals required from, and filings made to, governmental entities;

  •
  the absence of any undisclosed liabilities;

  •
  the absence of certain legal proceedings, investigations and government orders;

  •
  the absence of certain changes, events or developments since December 31, 2018;

  •
  intellectual property matters;

  •
  brokers' and financial advisors' fees related to the Merger;

  •
  the recommendation of the transactions by such party's board;

  •
  the stockholder votes identified by the Merger Agreement being the only such votes required to approve the transactions contemplated by the Merger Agreement;

  •
  the existence of certain approvals and the inapplicability of certain anti-takeover laws;

  •
  internal controls over financial reporting;

  •
  the validity of, enforceability of and compliance with, certain material contracts;

  •
  compliance with the Foreign Corrupt Practices Act or similar laws; and

  •
  export controls.

        In addition, Ribbon has made certain representations and warranties relating to:

  •
  documents Ribbon has filed with the SEC and the compliance of Ribbon's financial statements with GAAP;

  •
  compliance with the Sarbanes-Oxley Act and the Dodd-Frank Act; and

  •
  compliance with applicable listing and corporate governance rules and regulations of NASDAQ.

        In addition, ECI has made certain representations and warranties relating to:

  •
  the audited and unaudited financial statements of ECI and its subsidiaries;

  •
  tax matters;

  •
  certain employee benefits matters;

  •
  labor matters;

  •
  environmental matters;

  •
  information technology;

  •
  data privacy;

  •
  real and personal property;

  •
  insurance policies with respect to such party's business and assets;

  •
  no ownership of Ribbon Common Stock since November 14, 2016; and

  •
  certain relationships with related parties.

        Certain of the representations and warranties made by the parties are qualified as to "materiality" or "Parent Material Adverse Effect" or "Company Material Adverse Effect." For purposes of the Merger Agreement, "Parent Material Adverse Effect" or "Company Material Adverse Effect" means any fact, change, occurrence, event, effect or circumstance which, individually or in the aggregate (i) would reasonably be expected to prevent or materially delay the ability of Ribbon and its subsidiaries to consummate the transactions contemplated by the Merger Agreement, or (ii) has had, or would reasonably be expected to have, a material adverse effect on the business, assets and liabilities (taken together), financial condition or results of operations of Ribbon and its subsidiaries, taken as a whole; provided, however, that in the case of clause (ii), in no event will changes, effects or circumstances relating to or resulting from, directly or indirectly, the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining, whether there has been or will be, a Parent Material Adverse Effect or Company Material Adverse Effect:

  (1)
  any change, effect or circumstance in any of the industries or markets in which Ribbon or any of its subsidiaries operates;

  (2)
  any change in any law or GAAP (or changes in interpretations or enforcement of any law or GAAP);

  (3)
  changes in general economic, regulatory or political conditions or the financial, credit or securities markets in general in the United States or any other geographic area in which Ribbon and its subsidiaries operate (including changes in interest or exchange rates, stock, bond and/or debt prices);

  (4)
  any acts of God, natural disasters, earthquakes, hurricanes, terrorism, armed hostilities, war or any escalation or worsening thereof;

  (5)
  any failure by Ribbon or its subsidiaries to meet estimates, budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations (but not excluding any change, effect or circumstance giving rise to any such change or failure to the extent not otherwise excluded under this definition);

  (6)
  the announcement or consummation of the transactions contemplated by the Merger Agreement or any ancillary agreement pursuant hereto; and

  (7)
  actions required or expressly contemplated by the Merger Agreement or taken by Ribbon or ECI at the written direction of or with the written consent of the other party,

  except, in the case of clauses (1), (2), (3) or (4) to the extent such change, effect or circumstance impacts Ribbon and its subsidiaries, taken as whole, in a materially disproportionate manner relative to other companies in the industries and locations in which Ribbon and its subsidiaries operate.

Covenants

Conduct of Business Pending the Merger

        Each of ECI and Ribbon have agreed that, prior to the Closing, except for matters previously disclosed to the other party, unless otherwise expressly permitted by the Merger Agreement or with the prior written consent of the other party, it will and will cause its subsidiaries to:

  •
  conduct its operations in the ordinary course; and

  •
  use commercially reasonable efforts to preserve intact its existence and business organization, keep available the services of its employees and preserve the goodwill and present relationships (contractual or otherwise) with all customers, suppliers, resellers, retailers, distributors, employees, licensors and others having significant business dealings with them or any of their subsidiaries.

        Additionally, Ribbon has agreed that it will use commercially reasonable efforts to maintain its listing status.

        Additionally, ECI has agreed that it and its subsidiaries will comply in all material respects with the requirements of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 1984, and all rules, regulations and Israeli Innovation Authority-issued guidelines, directives and procedures, and any successor or subsequent law to any of the foregoing (including, without limitation, reporting obligations, limitations on the transfer of know-how and/or manufacturing rights outside of the State of Israel, and obligations relating to royalty payments).

        Ribbon has also agreed that, prior to the Closing, except for matters previously disclosed to ECI, unless otherwise expressly permitted by the Merger Agreement or with the prior written consent of ECI, it will not and will cause its subsidiaries not to:

  •
  amend such party's certificate of incorporation, by-laws or comparable organizational documents or effect any split or reverse split of any of its shares of capital stock or other equity interests;

  •
  transfer, issue, or otherwise dispose of or grant any shares of such party's capital stock or other rights of any kind to acquire any such shares of such party's capital stock, other than in the ordinary course of business;

  •
  (i) declare or pay any dividend or other distribution with respect to such party's capital stock; (ii) split, combine or reclassify any shares of capital stock or other equity interests of such party; or (iii) redeem or otherwise acquire any shares of Ribbon's capital stock, other than in the ordinary course of business;

  •
  sell, assign, permit to expire or otherwise dispose of, or subject to any mortgage or encumbrance, any material asset or property of such party other than, in each case, in the ordinary course of business or for the purpose of disposing of obsolete or worthless assets; adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of ECI; or

  •
  agree, commit or enter into any contract to do any of the foregoing.

        Ribbon has also agreed that, prior to the Closing, except for matters previously disclosed to ECI, unless otherwise expressly permitted by the Merger Agreement, senior management members of Ribbon will consult with ECI and will consider in good faith all advice and recommendations of ECI prior to Ribbon or its subsidiaries taking any of the following actions:

  •
  acquiring or purchasing a material portion of the equity interests of or a substantial portion of the assets of, any business or any corporation, partnership or other business organization;

  •
  incurring any indebtedness, other than (a) in the ordinary course of business and (b) the debt financing contemplated by the Debt Commitment Letter;

  •
  hiring or terminating the employment of any "c-suite" level employee, other than terminations for cause; or entering into any employment or other compensation agreement or other similar contract with any "c-suite" level employee;

  •
  other than in the ordinary course of business, granting or awarding any options, restricted stock units or other rights to acquire any share capital of or other equity or equity-based interests in Ribbon or any of its subsidiaries; or

  •
  agree, commit or enter into any contract to do any of the foregoing.

        ECI has also agreed that, prior to the Closing, except for matters previously disclosed to Ribbon, unless otherwise expressly permitted by the Merger Agreement or with the prior written consent of Ribbon, it will not and will cause its subsidiaries not to:

  •
  amend its certificate of incorporation, by-laws or comparable organizational documents or effect any split or reverse split of any of its shares of capital stock or other equity interests;

  •
  transfer, issue, or otherwise dispose of or grant any shares of such party's share capital or other rights of any kind to acquire any such shares of such party's share capital, other than in the ordinary course of business;

  •
  (i) declare or pay any dividend or other distribution with respect to such party's share capital, contingent value rights deeds or other similar rights; (ii) split, combine or reclassify any share capital, contingent value rights deeds or other similar rights or other equity interests of ECI or any of its subsidiaries; (iii) redeem, purchase or otherwise acquire any shares of ECI's share capital, contingent value deeds or other similar rights or other equity interests of ECI or any of its subsidiaries, other than in the ordinary course of business; or (iv) otherwise make any distribution or payment of a Leakage Amount (as such term is defined in the Merger Agreement), other than distributions or payments specifically permitted under the Merger Agreement;

  •
  except as required by the terms of an ECI benefit plan or collective bargaining agreement as in effect on the date hereof or by applicable law, (i) increase the compensation or other benefits payable or to become payable to any current director, officer, employee or other individual service provider of ECI or any of its subsidiaries, other than increases in base salary of up to 3% in the ordinary course of business for any current employee who is not a key employee, or (ii) adopt, materially amend or terminate any ECI benefit plan;

  •
  (i) hire or terminate the employment or service of, any key employee, except for terminations for cause, or (ii) conduct any employee layoffs, terminations or other reductions in force that would trigger notice requirements under the WARN Act or any similar law;

  •
  enter into any employment or other compensation agreements or other similar contract with any employee of ECI or any of its subsidiaries, except for entry into employment agreements with any newly hired or promoted employee (other than a key employee) in the ordinary course of business;

  •
  other than in the ordinary course of business, granting or awarding any options, restricted stock units or other rights to acquire any share capital or other equity or equity-based interests in ECI or any of its subsidiaries;

  •
  acquire or purchase a material portion of the equity interests of or a substantial portion of the assets of, any business or any corporation, partnership or other business organization;

  •
  sell, assign, transfer, convey, encumber, license, permit to expire or lapse, abandon or otherwise dispose of, or mortgage, pledge or subject to any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien of any kind (other than Permitted Liens as such term is defined in the Merger Agreement), any material asset or property of ECI or its subsidiaries other than, (i) the Sale Property, or (ii) in each case, in the ordinary course of business or for the purpose of disposing of obsolete or worthless assets;

  •
  incur any Indebtedness (as such term is defined in the Merger Agreement), guaranty any Indebtedness, issue or sell any debt securities or warrants or rights to acquire any debt securities of ECI or its subsidiaries or guarantee any debt securities of others, other than under the credit agreement or otherwise in the ordinary course of business prior to 11:59 p.m. (New York City time) on the date immediately preceding the Effective Time, or enter into any new capital leases or synthetic leases classified as indebtedness under GAAP;

  •
  other than in the ordinary course of business with respect to Material Contracts (as such term is defined in the Merger Agreement) that are not (i) ECI benefits plans or (ii) collective bargaining agreements (or similar contract) with any labor union, works council, or other labor or employee organization or body covering any current or former employee of any of ECI or its subsidiaries or to which any of ECI or its subsidiaries is a party to or otherwise bound (each, a "Labor Contract"), amend, modify or terminate any material contract in a manner that is adverse to ECI or enter into a contract that would otherwise qualify as a material contract;

  •
  amend, modify or terminate the existing factoring arrangements or enter into any new factoring arrangement that is not a permitted factoring arrangement or any other agreement or arrangement with a third party financial institution pursuant to which ECI or any of its subsidiaries sells or factors accounts receivable of ECI or any of its subsidiaries (but, for the avoidance of doubt, excluding any permitted factoring arrangement);

  •
  change their present accounting methods or principles in any material respect, except as required by GAAP;

  •
  settle or compromise any lawsuits or similar actions for an amount in excess of $250,000, individually or $1,000,000 in the aggregate;

  •
  enter into, modify, terminate or negotiate any Labor Contract or any other collective bargaining agreement or any other contract with any labor union, labor organization or works council;

  •
  make, change or rescind any material tax election, adopt or change any material method of tax accounting, file or amend a tax return in a manner that is materially inconsistent with past practice, settle or compromise any material tax liability or tax-related claim, enter into any tax sharing or similar agreement, surrender any right to a material tax refund, consent to the extension of any statute of limitations period applicable to any material tax claim or enter into any closing agreement with respect to a material amount of taxes;

  •
  fail in any material respect to maintain insurance consistent with past practice for the business of ECI and its subsidiaries, taken as a whole;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of ECI; or

  •
  agree, commit or enter into any contract to do any of the foregoing.

Preparation of Proxy Statement; Stockholder Meeting

        Ribbon has delivered this proxy statement pursuant to the Merger Agreement, which requires Ribbon to prepare and file this proxy statement following each party's opportunity for review and comment. Ribbon will advise ECI, promptly after receiving any comments to the proxy statement from the SEC and will respond to such comments as promptly as reasonably practicable. Additionally, Ribbon has agreed to cause the proxy statement to be mailed to its stockholders as promptly as practicable after the resolution of all SEC comments to the proxy statement, and in any event within five days thereafter.

        As promptly as reasonably practicable following the resolution of all SEC comments to the proxy statement, Ribbon must give notice of and convene the Ribbon Special Meeting, and the meeting must occur within 10 Business Days after the proxy statement is mailed to stockholders.

Required Actions and Governmental Approvals

        Ribbon and ECI have agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable. Additionally, (i) ECI has agreed to use its reasonable best efforts to cause the conditions set forth in the Pathfinder Purchase Agreement to be satisfied as promptly as practicable, and (ii) Ribbon and ECI agreed to use reasonable best efforts to (A) cause the conditions to the Merger Agreement to be satisfied as promptly as practicable, and (B) obtain all necessary consents and approvals by any governmental authority that are necessary in connection with the consummation of the transactions contemplated by the Merger Agreement, and make all necessary registrations, declarations and filings with, and notices to, any governmental authorities (including pursuant to the HSR Act any other applicable antitrust law necessary to start any applicable waiting period) and take all reasonable steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any governmental authority. However, notwithstanding the foregoing, no party will be required to (x) agree to any divestitures, licenses, hold separate arrangements or similar matters, including material covenants affecting business operating practices, except to the extent (and each party will agree to any divestitures, licenses, hold separate arrangements or similar matters, including material covenants affecting business operating practices, so long as) any such divestitures, licenses, arrangements, matters or covenants would not reasonably be expected to be material to Ribbon and ECI, taken as a whole or (y) defend or contest any proceeding by a governmental authority which questions the validity or legality of the transactions contemplated by the Merger Agreement or seeks damages in connection therewith.

Indemnification, Exculpation and Insurance

        Ribbon has agreed that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Closing, now existing in favor of all past and present directors, officers, advisors or consultants of ECI and each of its subsidiaries (the "D&O Indemnitees"), as provided in the governing documents of ECI or such subsidiary of ECI or in any contract will survive the Merger and will continue in full force and effect. Additionally, Ribbon will indemnify, defend and hold harmless, and advance expenses to, D&O Indemnitees with respect to any costs or expenses (including attorneys' fees), judgments and fines paid in connection with any claim or action, to the extent such claim or action arises out of (i) any act or omission by the D&O Indemnitees in their capacities as such at any time at or prior to the Closing or (ii) the Merger, to the fullest extent permitted by the governing documents of ECI or such subsidiary, any indemnification agreement of ECI or its subsidiaries or applicable law. Ribbon will cause the governing documents of the Surviving Company and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the D&O Indemnitees than those set forth in the governing documents of ECI as of the date of the Merger Agreement.

        Prior to the Closing, ECI will obtain a non-cancelable extension of the directors' and officers' liability coverage of ECI's existing directors' and officers' insurance policies and ECI's existing fiduciary liability insurance policies (collectively, the "D&O Insurance"), in each case, for a claims reporting or discovery period of at least seven (7) years from and after the Closing with respect to any claim related to any period of time at or prior to the Closing from an insurance carrier with the same or better credit rating as ECI's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under ECI's existing policies.

Debt Financing

Ribbon Financing

        In connection with the execution of the Merger Agreement, Ribbon entered into the Debt Commitment Letter with Citizens Bank, N.A for the Debt Financing. The Merger Agreement requires Ribbon and Merger Sub to use their reasonable best efforts to arrange the Debt Financing; however, Ribbon's ability to obtain the Debt Financing is not a condition to the consummation of the Merger. Ribbon and Merger Sub may replace or amend the Debt Commitment Letter so long as such replacement or amendment (i) provides an amount of financing not less than the amount of the Debt Financing, (ii) does not contain conditions precedent to such financing that are additions to the conditions precedent set forth in the Debt Commitment Letter, (iii) would not reasonably be expected to delay, impair or prevent the Closing and (iv) would not adversely affect the ability of Ribbon to enforce its rights against other parties to the Debt Commitment Letter.

        Ribbon must notify ECI upon the occurrence of a material adverse change in the status of the Debt Financing as contemplated by the Debt Commitment Letter and upon any default, breach or repudiation by any party to the Debt Commitment Letter, and upon any termination of the Debt Commitment Letter, in each case, of which Ribbon or any of its affiliates becomes aware. Further, Ribbon must arrange and obtain alternative financing if any of the following occurs: (i) the Debt Financing commitments expire or terminate, (ii) all or any portion of the Debt Financing becomes unavailable on the terms and conditions (including any "market flex" provisions) contemplated in the Debt Commitment Letter, (iii) a repudiation, rescission or withdrawal of the Debt Commitment Letter, (iv) a default or breach by any party to the Debt Commitment Letter, (v) it becoming reasonably foreseeable that any of the events set forth in clauses (i) through (iv) above will occur or (vi) any party to the Debt Commitment Letter or any affiliate or agent of such person alleges that any of the events set forth in clauses (i) through (iv) above has occurred. The alternative financing must be in an amount sufficient to satisfy Ribbon's required payments under the Merger Agreement and be upon terms no less favorable, taken as a whole, than the Debt Commitment Letter and that in any event do not impose additional conditions precedent or expand upon the conditions precedent set forth in the Debt Commitment Letter.

        Ribbon has agreed to indemnify, defend and hold harmless ECI, its subsidiaries and their respective representatives from and against any losses suffered or incurred by them in connection with the arrangement of the Debt Financing and/or any information used in connection therewith, other than to the extent such losses arise from the bad faith, gross negligence or willful misconduct of ECI, any of its subsidiaries or its or their respective representatives.

ECI's Cooperation and Payoff Letter

        Subject to the terms of the Merger Agreement and customary carve-outs, ECI has agreed to use reasonable best efforts to provide the cooperation that Ribbon reasonably requests in connection with the Debt Financing as contemplated in the Debt Commitment Letter. Ribbon will reimburse ECI for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by ECI or any of its subsidiaries in connection with such cooperation.

        ECI must deliver all notices and take all other actions reasonably requested by Ribbon to facilitate the termination of ECI's existing Senior Finance Agreement, which is dated as of March 14, 2018, and is by and among ECI, Promontoria Holding 206 B.V (affiliated with Cerberus Capital Management, LP) and J.P. Morgan Securities PLC, a subsidiary of JPM ("ECI's Credit Agreement"). Further, ECI must deliver a customary payoff letter with respect to ECI's Credit Agreement (the "Payoff Letter") to Ribbon from all financial institutions and other parties to which indebtedness is owed under ECI's Credit Agreement. The Payoff Letter must indicate the total amount required to be paid under ECI's Credit Agreement to fully satisfy all outstanding and unpaid obligations related to such Indebtedness as of the Closing Date (such amount, a "Payoff Amount") and state that all obligations (including guarantees) in respect thereof and liens in connection therewith on the equity interests in and assets of ECI and its subsidiaries will be released and terminated substantially concurrently with the receipt of the applicable Payoff Amount.

Employee Matters

        Ribbon has agreed that, for the twelve-month period following the Closing (the "Benefits Continuation Period"), it will provide to, or cause to be provided to, continuing employees of ECI ("Continuing Employees") (i) base salary or wage rates and target bonus opportunities that are, in each case, no less favorable to such Continuing Employee than those provided immediately prior to the date of Closing, (ii) (A) during the portion of the Benefits Continuation Period that is prior to January 1, 2021, eligibility for employee benefits pursuant to employee plans, programs, policies and arrangements that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the date of Closing, and (B) during the portion of the Benefits Continuation Period that is on or after January 1, 2021, eligibility for employee benefits pursuant to employee plans, programs, policies and arrangements that are substantially comparable in the aggregate to those provided to either (1) such Continuing Employees immediately prior to the date of Closing or (2) similarly situated employees of Ribbon (provided, that, in each of (A) and (B), the foregoing comparisons will not apply to equity or equity-based incentive, non-qualified deferred, supplemental retirement, transaction, change in control, or retention-related or (other one-time) compensation or defined benefit pension or retiree medical benefits) and (iii) severance benefits that are no less favorable in the aggregate than those provided to Continuing Employees immediately prior to the date of Closing.

        Ribbon has agreed that, with respect to any benefit plan or arrangement (other than equity or equity-based plans or programs) maintained by Ribbon in which any Continuing Employee is eligible to participate on or after the date of Closing, Ribbon will use commercially reasonable efforts to cause such Continuing Employees to receive full credit for purposes of determining eligibility to participate, level of benefits, vesting and, solely for the purposes of any severance and vacation plan, practice or policy and any ECI benefit plan qualified under Section 401(a) of the Code (but not any defined benefit pension plan), benefit accrual, and each Continuing Employee's service with ECI (as well as service with any predecessor employer) prior to the date of Closing will be treated as service with Ribbon as of the date of Closing, provided that the above will not apply to the extent that it would result in any duplication of benefits for the same period of service.

        Ribbon has agreed that, with respect to any health and welfare plan maintained by Ribbon in which any Continuing Employee is eligible to participate on or after the date of Closing, Ribbon will use commercially reasonable efforts, and use commercially reasonable efforts to cause its affiliates (i) to waive, or cause to be waived, preexisting condition limitations or exclusions, actively-at-work requirements, waiting periods and any other restrictions that would prevent immediate or full participation by and coverage of each Continuing Employee (and his or her eligible dependents) and (ii) to the extent any such Continuing Employee has satisfied any deductible or co-payments, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the date of Closing occurs for purposes of satisfying such year's deductible and co-payment limitations under the medical, dental, vision or prescription drug plans in which each such employee (and his or her eligible dependents) will be eligible to participate from and after the date of Closing.

Other Covenants and Agreements

        The Merger Agreement contains certain other covenants and agreements, including covenants relating to:

  •
  cooperation between ECI and Ribbon in connection with certain tax matters;

  •
  confidentiality and access by each party to certain information about the other party during the period prior to the effective time;

  •
  cooperation between Ribbon and ECI in connection with public announcements;

  •
  actions by Ribbon to exempt certain acquisitions of Ribbon Common Stock under Rule 16b-3 promulgated under the Exchange Act;

  •
  actions by Ribbon to cause the shares of Ribbon Common Stock issued as Stock Consideration to be listed on Nasdaq, subject to official notice of issuance, prior to the effective time;

  •
  actions by ECI to seek approval of the Merger by ECI equityholders; and

  •
  actions by Ribbon to replace certain guarantees of ECI obligations by ECI equityholders.

No Solicitation; Change of Recommendation

No Solicitation by ECI

        ECI has agreed that, prior to the Closing or, if earlier, the termination of the Merger Agreement in accordance with its terms, neither it nor any of its subsidiaries or representatives will:

  •
  initiate, solicit or knowingly encourage, directly or indirectly, the making of any ECI Acquisition Proposal; or

  •
  other than informing third parties of the provisions contained in the Merger Agreement, engage in negotiations or substantive discussions with, or furnish any material nonpublic information to, any third party that may relate to an ECI Acquisition Proposal.

        For purposes of the Merger Agreement, "ECI Acquisition Proposal" means, other than the transactions contemplated by the Merger Agreement, any bona fide proposal or offer (other than a proposal or offer by Ribbon or any of its affiliates) from a third party for (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving ECI (other than any merger involving ECI and one or more of its wholly owned subsidiaries where ECI is the surviving company in the merger, or any liquidation of a wholly owned subsidiary of ECI), (ii) the acquisition by any person of all or a material portion of the assets of ECI and its subsidiaries, taken as a whole (based on fair market value, as determined in good faith by ECI Board), (iii) the acquisition by any person of all or a material portion of the issued and outstanding shares of any class of ECI shares, (iv) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or (v) any combination of the foregoing.

        ECI agrees that it and its subsidiaries and their respective representatives will (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than the parties) conducted prior to the date of the Merger Agreement with respect to any ECI Acquisition Proposal and (ii) request each third party that has heretofore executed a confidentiality agreement that relates to an ECI Acquisition Proposal (other than Ribbon) to return or destroy all confidential information regarding ECI or its subsidiaries heretofore furnished to such third party by Ribbon or on its behalf.

No Solicitation by Ribbon

        Each of Ribbon, its subsidiaries and representatives has agreed to not (i) initiate, solicit or knowingly encourage, directly or indirectly, the making of any Ribbon Acquisition Proposal or (ii) other than informing third parties of the provisions contained in the Merger Agreement, engage in negotiations or substantive discussions with, or furnish any material nonpublic information to, any third party that may relate to a Ribbon Acquisition Proposal, subject to the exceptions described below.

        Prior to the Effective Time, subject to the exceptions described below, neither the Ribbon Board nor any committee thereof will, directly or indirectly, (i) withdraw, withhold, modify or qualify, or publicly propose to withdraw, withhold, modify or qualify, in a manner adverse to ECI, its recommendation that the Ribbon stockholders approve the Share Issuance, (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Ribbon Acquisition Proposal, (iii) in the event of the commencement of a tender offer or exchange offer for any outstanding shares of Ribbon's capital stock, fail to recommend against acceptance of such tender offer or exchange offer by the holders of Ribbon Common Stock (including, by taking no position or a neutral position with respect to any such offer) within ten business days of the commencement thereof, (iv) recommend that the Ribbon stockholders not approve the Share Issuance, (v) either fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of Ribbon or any of its subsidiaries unless the Ribbon Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable laws, (vi) approve any transaction under, or any person becoming an "interested stockholder" under Article IX of the Ribbon Charter or (vii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to a Ribbon Acquisition Proposal.

        However, the Ribbon Board may at any time (i) comply with its disclosure obligations under Rule 14d-9 and 14e-2 promulgated under applicable law, or issuing a "stop, look and listen" statement pending disclosure of its position (none of which, in and of itself, will be deemed to constitute a change in its recommendation) or (ii) make any disclosure to Ribbon's stockholders if the Ribbon Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or law; provided that any such disclosure may constitute a change in its recommendation.

        Additionally, if Ribbon receives a written bona fide Ribbon Acquisition Proposal, that was not, directly or indirectly, solicited, initiated or knowingly encouraged, and that the Ribbon Board has determined in good faith, after consultation with its outside legal counsel and financial advisors (i) constitutes a Ribbon Superior Proposal or (ii) could reasonably be expected to result in a Ribbon Superior Proposal, then Ribbon, its subsidiaries and representatives may, to the extent that the Ribbon Board has determined in good faith, after consultation with its outside legal counsel, that a failure to take such actions would be inconsistent with its fiduciary duties to Ribbon's stockholders under law: (a) furnish nonpublic information to the third party making such Ribbon Acquisition Proposal, if, and only if, prior to furnishing such information, Ribbon receives from the third party an executed confidentiality agreement with provisions no less restrictive to such third party with respect to the use or disclosure of nonpublic information than the confidentiality agreement between Ribbon and ECI and expressly allow Ribbon to comply with its obligations under the Merger Agreement and (b) engage in discussions or negotiations with the third party with respect to such Ribbon Acquisition Proposal.

        Nothing contained in the Merger Agreement prevents Ribbon or the Ribbon Board from, at any time prior to, but not after, the receipt of the Ribbon Stockholder Approval, in response to the receipt of a written Ribbon Acquisition Proposal prior to the Closing and not otherwise in violation of the Merger Agreement, effecting a change in the Ribbon Boards Recommendation, if and only if, prior to taking such action, (i) the Ribbon Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Ribbon Acquisition Proposal constitutes a Ribbon Superior Proposal and (ii) (a) ECI has received written notice of Ribbon's intention to take such action at least four business days prior to the taking of such action by Ribbon, (b) during the four business days following the receipt by ECI of the notice of a Ribbon Superior Proposal, Ribbon, if requested by ECI, will make its representatives available to negotiate with ECI regarding any revisions to the terms of the transactions proposed by ECI in response to such Ribbon Acquisition Proposal, and (c) at the end of the four business day period described in the foregoing clause (b), the Ribbon Board continues to believe, in good faith after consultation with its outside legal counsel and financial advisors and after taking into account any modifications to the terms of the transactions that are proposed in a written offer by ECI, that such Ribbon Acquisition Proposal continues to constitute a Ribbon Superior Proposal and that failure to take such action would be inconsistent with the Ribbon directors' fiduciary duties under applicable law.

        Additionally, nothing will prevent the Ribbon Board from, at any time prior to the receipt of the Ribbon Stockholder Approval, effecting a Ribbon Change of Recommendation if the Ribbon Board determines that an "intervening event" has occurred and is continuing and if, (i) prior to taking such action, the Ribbon Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the Ribbon directors' fiduciary duties under applicable law; provided, however that Ribbon will send to ECI written notice at least four business days prior to the taking of such action by the Ribbon Board, specifying in reasonable detail the circumstances related to such determination, (ii) during such notice period, Ribbon, if requested by ECI, makes available its representatives to negotiate with ECI to revise the terms of the Merger Agreement and (iii) the Ribbon Board continues to believe that failing to take such action would be inconsistent with the Ribbon directors' fiduciary duties under applicable law.

        For purposes of the Merger Agreement, "intervening event" means any material event, development or change in circumstances (i) that first becomes known to the Ribbon Board after the date of the Merger Agreement to the extent any such event, development or change in circumstances was not reasonably foreseeable by the Ribbon Board as of the date of the Merger Agreement or (ii) the consequences of which were not reasonably foreseeable by the Ribbon Board as of the date of the Merger Agreement; provided, however, that in no event will the following events, developments or changes in circumstances constitute an Intervening Event: (a) the receipt, existence or terms of a Ribbon Acquisition Proposal or any matter relating thereto or consequence thereof; (b) any change in the price, or change in trading volume, of the Ribbon Common Stock; and (c) meeting or exceeding internal or analysts' expectations, projections or results of operations; however no event, development or change in circumstances that has had, or would reasonably be expected to have, an adverse effect on the business, assets, liabilities, financial condition or results of operation of ECI or its subsidiaries will constitute an "intervening event" unless such event, development or change in circumstances has had, or would reasonably be expected to have, a material adverse effect.

        Ribbon agrees that it and its subsidiaries will, and that they will cause their respective representatives to, (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than the parties) conducted prior to the date of the Merger Agreement with respect to any Ribbon Acquisition Proposal and (ii) request each third party that has heretofore executed a confidentiality agreement that relates to a Ribbon Acquisition Proposal (other than ECI) to return or destroy all confidential information regarding Ribbon or its subsidiaries heretofore furnished to such third party by Ribbon or on its behalf. Ribbon agrees that it and its subsidiaries will take the necessary steps to promptly inform its and its subsidiaries' representatives of the obligations undertaken in this provision.

        Ribbon is required to promptly notify ECI orally and in writing of any request for information or any inquiries, proposals or offers relating to a Ribbon Acquisition Proposal indicating, in connection with such notice, the name of such person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and Ribbon will provide to ECI written notice of any such inquiry, proposal or offer within 24 hours of such event and copies of any written or electronic correspondence to or from any person making a Ribbon Acquisition Proposal (or its representatives). Ribbon will keep ECI informed orally and in writing, as soon as is reasonably practicable, of the status of any Ribbon Acquisition Proposal, including with respect to the status and material terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and Ribbon will provide to ECI written notice of any such withdrawal or rejection and copies of any written proposals or requests for information within 24 hours. Ribbon also agrees to provide any information to ECI (not previously provided or made available to ECI) that it is providing to another person at substantially the same time it provides such information to such other person. All such information provided to ECI must be kept confidential by ECI in accordance with the terms of the confidentiality agreement that relates to the Ribbon Acquisition Proposal.

        Any breach of the no solicitation provisions by a representative of Ribbon will be deemed to be a breach of such provisions by Ribbon.

Conditions to Completion of the Merger

Conditions to Ribbon's and ECI's Obligation to Consummate the Merger

        The respective obligations of each party to consummate the Merger are subject to the satisfaction or waiver of various conditions that include the following:

  •
  the Ribbon Stockholder Approval and the ECI Shareholder Approval have been obtained;

  •
  the shares of Ribbon Common Stock to be issued in the Merger have been approved for listing on NASDAQ, subject to official notice of issuance;

  •
  (i) any applicable waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act and any other applicable antitrust laws have expired or early termination thereof have been granted and (ii) any applicable clearance, approval or consent under such antitrust laws, including the antitrust and foreign investment laws of Russia and Italy, have been granted unless the relevant governmental authority has acknowledged that it does not have jurisdiction to review the Merger;

  •
  at least 50 days have elapsed after the filing of the merger proposal with the Israeli Registrar of Companies and at least 30 days have elapsed after the approval of the Merger by the shareholders of ECI and Merger Sub;

  •
  no governmental authority has enacted, issued, promulgated, enforced or entered any law or order, and no governmental authority has issued any instruction or directive which is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger; and

  •
  the Israeli Securities Authority has provided a letter stating that the ISA will not intervene in the position of Ribbon that a publication of a prospectus to the applicable equityholder is not required.

        Swarth and certain other equityholders of ECI have entered into a Voting Agreement pursuant to which they will vote to approve the Merger and the ECI Shareholder Approval will be obtained.

Conditions to Ribbon's and Merger Sub's Obligation to Consummate the Merger

        The obligations of Ribbon and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of various conditions that include the following:

  •
  each of the representations and warranties of ECI (i) with respect to organization, capitalization, subsidiaries and authorization will be true and correct in all material respects and (ii) with respect to all other matters under the Merger Agreement, without giving effect to any qualifications as to materiality or a material adverse effect contained therein, will be true and correct, except in the case of clause (ii) above, for such failures to be true and correct as would not, individually or in the aggregate, have a material adverse effect with respect to ECI;

  •
  ECI will have performed in all material respects all covenants required by the Merger Agreement;

  •
  ECI will have delivered to Ribbon a certificate, signed by an officer of ECI, certifying to the effect that the conditions in the preceding two paragraphs have been satisfied;

  •
  ECI will have consummated the sale of the Sale Property and entered into a lease-back arrangement with purchaser of the Sale Property;

  •
  the Pathfinder Purchase Agreement continues to be in full force and effect, all conditions set forth in the Pathfinder Purchase Agreement have been satisfied and ECI and Pathfinder will consummate the transactions contemplated by the Pathfinder Purchase Agreement at the Effective Time; and

  •
  from the date of the Merger Agreement, no material adverse effect with respect to ECI will have occurred.

Conditions to ECI's Obligation to Consummate the Merger

        The obligations of ECI to consummate the Merger are subject to the satisfaction or waiver of various conditions that include the following:

  •
  each of the representations and warranties of Ribbon (i) with respect to certain organization, qualification, subsidiaries, capitalization of Ribbon, capitalization of Merger Sub, authorization and certain absence of certain changes in will be true and correct in all material respects and (ii) with respect to all other matters under the Merger Agreement, without giving effect to any qualifications as to materiality or a material adverse effect contained therein, will be true and correct, except in the case of clause (ii) above, for such failures to be true and correct as would not, individually or in the aggregate, have material adverse effect with respect to Ribbon;

  •
  Ribbon and Merger Sub will have performed in all material respects with all covenants required by the Merger Agreement;

  •
  Ribbon will have delivered to ECI a certificate, signed by an officer of Ribbon, certifying to the effect that the conditions in the preceding two paragraphs have been satisfied; and

  •
  from the date of the Merger Agreement, no material adverse effect with respect to Ribbon will have occurred.

Termination of the Merger Agreement

        The Merger Agreement may be terminated at any time prior to the Effective Time as follows:

  •
  By mutual written consent of each of Ribbon and ECI;

  •
  By either Ribbon or ECI if:

  •
  the Merger has not occurred on or before 5:00 p.m. (New York City time) on July 1, 2020, provided, that the right to terminate will not be available to either party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations of the Merger Agreement and such material breach or violation has been the principal cause of or directly resulted in (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger prior to the Termination Date or (B) the failure of the Closing to occur by the Termination Date;

  •
  Ribbon did not obtain the Ribbon Stockholder Approval, provided that the terminating party has not breached the Merger Agreement in a manner that caused the failure to obtain such Ribbon Stockholder Approval; or

  •
  any restraint preventing the consummation of the Merger is in effect and has become final and non-appealable, provided that the terminating party has complied with its obligations under the Merger Agreement to prevent, oppose or remove such restraint and the issuance of such final, non-appealable restraint was not primarily due to the failure of such party and, in the case of Ribbon, including the failure of Merger Sub, to perform any of its obligations under the Merger Agreement.

  •
  By ECI if:

  •
  Ribbon or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform would result in a failure of the conditions described in the sections entitled "The Merger Agreement—Conditions to Completion of the Merger" and is not capable of being cured prior to the Termination Date or is not cured by Ribbon or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is 30 days written notice from ECI of such breach or failure;

  •
  ECI has satisfied (and continues to satisfy) all conditions that ECI is responsible for or such conditions have been irrevocably waived (other than any such conditions which by their terms are not capable of being satisfied until the Effective Time, but subject to each such condition then being capable of satisfaction if the Closing were to occur as of such time), ECI has irrevocably confirmed by written notice to Ribbon that ECI is ready, willing and able to consummate the Closing ("Consummation Notice") and Ribbon does not consummate the Closing within three business days after the later of delivery of the Consummation Notice and the date the Closing is required to occur pursuant to the terms of the Merger Agreement;

  •
  Prior to obtaining the Ribbon Stockholder Approval, the Ribbon Board effects a Ribbon Change of Recommendation; or

  •
  Prior to obtaining the Ribbon Stockholder Approval, at any time after the receipt or public announcement of a Ribbon Acquisition Proposal, the Ribbon Board fails to publicly reaffirm the Ribbon Board Recommendation as promptly as practicable (but in any event within five business days) after receipt of written request to do so from ECI.

  •
  By Ribbon if:

  •
  ECI has breached or failed to perform any of its respective representations, warranties, covenants or other agreements set forth in the Merger Agreement, which breach or failure to perform would result in a failure of the conditions described in the sections entitled "The Merger Agreement—Conditions to Completion of the Merger" and is not capable of being cured prior to the Termination Date or is not cured by ECI on or before the earlier of

      (x) the Termination Date and (y) the date that is 30 days written notice from Ribbon of such breach or failure.

Effect of Termination

        In the event of termination of the Merger Agreement as described in the section entitled "The Merger Agreement—Termination of the Merger Agreement," there will be no liability or obligation on the part of any party under the Merger Agreement, except:

  •
  for willful and material breaches of the Merger Agreement prior to the termination thereof;

  •
  certain provisions of the Merger Agreement will survive the termination, including the Merger Agreement provisions described in the section entitled "The Merger Agreement—Termination Fees; Expenses and Damages" and this section; and

  •
  the nondisclosure agreement, dated as of April 8, 2019, by and between ECI and Ribbon will survive the termination of the Merger Agreement.

Termination Fees; Expenses and Damages

        A party may be liable to the other if the Merger Agreement is terminated as described in the section entitled "The Merger Agreement—Termination of the Merger Agreement," if such termination resulted, directly or indirectly, from a willful and material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement. In the event of a termination as a result of a party's willful and material breach, such breaching party will be liable for any and all damages or other losses of any kind suffered by the other parties or their affiliates as a result of such willful and material breach, unless a termination fee is paid as set forth below.

        Additionally, Ribbon has agreed to pay ECI a fee of $19,500,000 (the "Reverse Termination Fee") in the event the Merger Agreement is terminated as a result of any of the following:

  •
  the debt financing commitments expire or terminate;

  •
  all or any portion of the debt financing becoming unavailable on the terms and conditions (including any "market flex" provisions) contemplated in the Debt Commitment Letter;

  •
  a repudiation, rescission or withdrawal of the Debt Commitment Letter; or

  •
  a default or breach by any party to the Debt Commitment Letter.

        Ribbon has agreed to pay ECI a fee of $13,625,000 and to reimburse ECI for its expenses up to a maximum reimbursement of $2,275,000 if the Merger Agreement is terminated under the following circumstances:

  •
  the Merger Agreement is terminated by ECI prior to Ribbon having obtained the Ribbon Stockholder Approval and either (i) the Ribbon Board makes a Ribbon Change of Recommendation or (ii) at any time after the receipt or public announcement of a Ribbon Acquisition Proposal, the Ribbon Board fails to publicly reaffirm the Ribbon Board Recommendation as promptly as practicable (but in any event within five business days) after receipt of written request to do so from ECI;

  •
  the Merger Agreement is terminated by either Ribbon or ECI after the holders of Ribbon Common Stock vote not to approve the Share Issuance and either (i) the Ribbon Board makes a Ribbon Change of Recommendation or (ii) at any time after the receipt or public announcement of a Ribbon Acquisition Proposal, the Ribbon Board fails to publicly reaffirm the Ribbon Board Recommendation as promptly as practicable (but in any event within five business days) after receipt of written request to do so from ECI; and

  •
  a Ribbon Acquisition Proposal is (i) publicly announced and not withdrawn at the Termination Date or (ii) in the case of a termination due to holder of Ribbon Common Stock voting not to approve the Share Issuance, the Ribbon Acquisition Proposal was publicly announced or disclosed and not withdrawn at the time of the Ribbon Special Meeting and, within twelve months after such termination, Ribbon enters in a definitive agreement in respect of a Ribbon Acquisition Proposal or consummates a Ribbon Acquisition Proposal (whether or not the same Ribbon Acquisition Proposal referred to in clause (i) and (ii) above was publicly announced), unless, during any three-month period after the termination of the Merger Agreement and prior to entering into such definitive agreement or consummating such subsequent Ribbon Acquisition Proposal, there was no Ribbon Acquisition Proposal that had been publicly announced and not withdrawn:

  •
  in the event of a termination in which Ribbon executes a definitive agreement with respect to or consummates a Ribbon Acquisition Proposal with a third party that was made and not withdrawn at the time of the Ribbon Special Meeting, the Acquisition Proposal Termination Fee must be paid at the earlier of the date of consummation of the Ribbon Acquisition Proposal or execution of a definitive agreement with respect thereto; and

  •
  in the event of a termination in which Ribbon executes a definitive agreement with respect to or consummates a Ribbon Acquisition Proposal with a third party that made a Ribbon Acquisition Proposal after the Ribbon Special Meeting, the Acquisition Proposal Termination Fee must be paid on the date of consummation of such Ribbon Acquisition Proposal and each reference to 20% in the definition of Ribbon Acquisition Proposal shall be deemed to be a reference to "50%."

        Additionally, Ribbon must pay 100% of ECI's expenses (as such term is defined in the Merger Agreement), up to a maximum reimbursement of $5,000,000 (which will be credited against any Acquisition Proposal Termination Fee that is currently, or becomes, payable) if the Merger Agreement is terminated by either Ribbon or ECI after the Ribbon Common Stockholders voted not to approve the Share Issuance.

        Except in the case of fraud, the payment of the Reverse Termination Fee or the Acquisition Proposal Termination Fee is the sole and exclusive remedy available to ECI, unless:

  •
  ECI declines the Reverse Termination Fee or the Acquisition Proposal Termination Fee and sues Ribbon for damages in respect to Ribbon's willful and material breach; or

  •
  ECI pursues, and is successful, in the grant of specific performance in lieu of payment of a Reverse Termination Fee as described in the section entitled "The Merger Agreement—Specific Performance."

Amendments, Extensions and Waivers

Amendments

        The Merger Agreement may be amended only in writing, and only by mutual agreement of the parties at any time before or after receipt of the Ribbon Stockholder Approval; however, after the Ribbon Stockholder Approval has been obtained, there will not be any amendment that by law requires further approval by the stockholders of Ribbon without such further approval of such stockholders.

Extensions and Waivers

        At any time prior to the Effective Time, subject to applicable law, any party to the Merger Agreement may (i) extend the time for the performance of any obligation or other act of any other party, (ii) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant thereto, and (iii) subject to the first sentence of the preceding paragraph, waive compliance with any agreement or condition contained herein. Notwithstanding the foregoing, no failure or delay by ECI, Ribbon or Merger Sub in exercising any right thereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other right or further exercise of any other right thereunder. Any agreement on the part of a party to any extension or waiver must be in writing and signed on behalf of such party.

No Third-Party Beneficiaries

        The Merger Agreement is not intended to and does not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns, except for the rights of certain third parties to receive a portion of the Merger Consideration and matters related to the directors' and officers' indemnification and insurance (which will be enforceable by certain directors and officers of ECI that may be entitled to indemnification).

Specific Performance

        Except as set forth in the following paragraph, the parties have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform the provisions of the Merger Agreement. Accordingly, the parties have agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction. The election of Ribbon or ECI to pursue an injunction or specific performance will not restrict, impair or otherwise limit such party from subsequently seeking to terminate the Merger Agreement, and will not restrict, impair or otherwise limit Ribbon or ECI seeking to collect damages pursuant to the Merger Agreement.

        Additionally, the parties have agreed that, prior to the valid termination of the Merger Agreement, ECI will be entitled to specific performance to cause Ribbon to consummate the Closing if, and only if: (i) all the conditions set forth in the section entitled "The Merger Agreement—Conditions to Completion of the Merger" have been satisfied (and continue to be satisfied) or irrevocably waived, (ii) ECI has irrevocably confirmed by written notice to Ribbon that ECI is ready, willing and able to consummate the Closing, (iii) the debt financing has been funded or will be funded at the Effective Time and (iv) Ribbon does not consummate the Closing within three business days after the later of (a) delivery of the notification by ECI referred to in the foregoing clause (ii) and (b) the date the Effective Time is required to occur pursuant to the Merger Agreement.

OTHER TRANSACTION AGREEMENTS

Voting Agreement

        The following is a summary of the Voting Agreement. This summary does not purport to describe all of the terms of the Voting Agreement and is qualified in its entirety by the complete text of the Voting Agreement, which is included as Annex C of this proxy statement and incorporated by reference herein. All stockholders of Ribbon are urged to read the Voting Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the transactions contemplated thereby, including the Merger.

        In connection with the signing of the Merger Agreement, the JPM Stockholders and ECI entered into the Voting Agreement, pursuant to which, among other matters, each JPM Stockholder has agreed (1) to vote all of its shares of Ribbon Common Stock (a) in favor of the issuance by the Share Issuance at any meeting of the Ribbon stockholders, (b) against any agreement that relates to a Ribbon Acquisition Proposal, (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of Ribbon contained in the Merger Agreement and (d) against any action or agreement that could reasonably be expected to interfere with or adversely affect the Share Issuance or the other transactions contemplated by the Merger Agreement and (2) prior to the termination of the Merger Agreement, not to (subject to certain exceptions) (x) sell, transfer or effect a distribution of any of its Ribbon Common Stock, (y) deposit any such stock into a voting trust or enter into a voting agreement or arrangement with respect to such stock or (z) grant any proxy or power of attorney with respect to such stock. As of January 8, 2020, the JPM Stockholders beneficially owned approximately 45.01% of the shares of Ribbon Common Stock outstanding on that date.

        If the Ribbon Board effects a Ribbon Change of Recommendation (the "Trigger Event"), the obligations of each JPM Stockholder in the preceding paragraph shall be modified such that the number of Ribbon Common Stock that the JPM Stockholders, collectively, must vote in favor of approving the Share Issuance shall be equal to the sum of (rounded up to the nearest whole share) the number of shares that would represent as of the time of the Trigger Event 33% of the aggregate voting power of the issued and outstanding Ribbon Common Stock, voting together as a single class (and each JPM Stockholder shall vote any shares not required to be voted to approve the Share Issuance to instead be voted on the Share Issuance, at such JPM Stockholder's election, either (A) in accordance with the preceding paragraph or (B) pro rata in accordance with how the other holders of Ribbon Common Stock, other than the JPM Stockholders, vote their shares of Ribbon Common Stock on the Share Issuance at the Ribbon Special Meeting).

        Each JPM Stockholder also agreed (1) to use its reasonable best efforts to supply Ribbon, ECI or any affiliates of ECI with information and reasonable assistance in connection with any registrations and filings with, and notices to, governmental authorities, that are necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement, (2) to take no action that would reasonably be likely to adversely affect or delay obtaining the Ribbon Stockholder Approval, or any governmental authority approvals required for the transactions contemplated by the Merger Agreement and (3) until the earlier of the Effective Time or the termination of the Merger Agreement, not to solicit or engage in discussions relating to any Ribbon Acquisition Proposal and to promptly notify ECI of any officers relating to a Ribbon Acquisition Proposal. In connection with its agreements and obligations under the Voting Agreement, each JPM Stockholder has also irrevocably appointed ECI and any person designated in writing by ECI as its proxy and attorney-in-fact to consent to or vote the shares of Ribbon Common Stock owned by such JPM Stockholder as indicated in the Voting Agreement.

        The Voting Agreement will terminate upon the valid termination of the Merger Agreement.

Stockholders Agreement

        The following is a summary of certain material terms and provisions of the Stockholders Agreement (as defined below). This summary does not purport to describe all of the terms and provisions of the Stockholders Agreement and is qualified in its entirety by the complete text of the Stockholders Agreement, a form of which is included as Annex D of this proxy statement and incorporated by reference herein. All stockholders of Ribbon are urged to read the Stockholders Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the transactions contemplated thereby, including the Merger.

        The Merger Agreement contemplates, as a condition to the closing of the transactions contemplated thereby, that at the Closing, Swarth will enter into a stockholders agreement (the "Stockholders Agreement") with Ribbon and the JPM Stockholders, existing principal stockholders of Ribbon. The Stockholders Agreement will become effective upon the closing of the transactions contemplated by the Merger Agreement; it sets forth certain arrangements and contains various provisions relating to, among other things, board representation, standstill restrictions and transfer restrictions as further described below.

        For purposes of the Stockholders Agreement, "Independent Director" means, regardless of whether designated by the JPM Stockholders or Swarth, a person nominated for or appointed to the Board who, as of the time of determination, is independent for purposes of the NASDAQ rules and the SEC rules.

Board Representation

        The Stockholders Agreement provides that the Ribbon Board following the Closing will be comprised as follows:

  •
  Until the second anniversary of the Effective Time, there will be nine directors on the Ribbon Board, except (A) if otherwise approved by the Ribbon Board, including a majority of the Independent Directors, in connection with (x) an acquisition of another business by Ribbon or (y) an equity investment in Ribbon or (B) as may otherwise be approved by the Ribbon Board, including a majority of the Independent Directors and the written consent of the JPM Stockholders and Swarth.

  •
  Following the second anniversary of the Effective Time, the Ribbon Board, including a majority of the Independent Directors, may approve a different number of directors that shall comprise the Ribbon Board.

  •
  With respect to the JPM Stockholders:

  •
  At the Effective Time and for so long as the JPM Stockholders beneficially own at least 43% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the JPM Stockholders will have the right to nominate three Ribbon Board members, of which at least two must be Independent Directors;

  •
  From and after the first time that the JPM Stockholders beneficially own less than 43% and at least 29% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the number of directors that the JPM Stockholders will have the right to nominate will be reduced to two Ribbon Board members, of which at least one must be an Independent Director;

  •
  From and after the first time that the JPM Stockholders beneficially own less than 29% and at least 14% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the number of directors that the JPM Stockholders will have the right to nominate will be reduced to one Ribbon Board member, who needs not qualify as an Independent Director; and

    •
    From and after the first time that the JPM Stockholders beneficially own less than 14% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the JPM Stockholders shall have no right to designate any members of the Ribbon Board.

  •
  With respect to Swarth:

  •
  At the later of the Effective Time or the receipt of CFIUS approval and for so long as Swarth beneficially owns at least 88% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, Swarth will have the right to nominate three Ribbon Board members, of which at least two must be Independent Directors;

  •
  From and after the first time that Swarth beneficially owns less than 88% and at least 58% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the number of directors that Swarth will have the right to nominate will be reduced to two Ribbon Board members, of which at least one must be an Independent Director;

  •
  From and after the first time that Swarth beneficially owns less than 58% and at least 29% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, the number of directors that Swarth will have the right to nominate will be reduced to one Ribbon Board member, who needs not qualify as an Independent Director; and

  •
  From and after the first time that Swarth beneficially owns less than 29% of the shares of Ribbon Common Stock beneficially owned in the aggregate on the date of the Stockholders Agreement, Swarth shall have no right to designate any members of the Ribbon Board.

  •
  In addition, the nominating and corporate governance committee of the Ribbon Board shall designate as Board members (i) Ribbon's then-serving Chief Executive Officer and (ii) the remaining number of designees needed to be added to the Ribbon Board so that the Ribbon Board has no vacancies.

  •
  Notwithstanding the foregoing, until the first anniversary of the Effective Time, no member of the Ribbon Board appointed by either the JPM Stockholders or Swarth will be removed from the Ribbon Board, regardless of any sell down of Ribbon Common Stock by the nominating stockholder.

        In the event any Ribbon Board member nominated by the JPM Stockholders or Swarth, as applicable, resigns or is unable to serve, such party will be entitled to designate a successor, subject to the conditions set forth in the Stockholders Agreement.

        Following the Effective Time, the Ribbon Board will maintain (i) an audit committee, (ii) a compensation committee and (iii) a nominating and corporate governance committee.

        For as long as the JPM Stockholders have the right to designate at least two directors to the Ribbon Board, (i) the nominating and corporate governance committee shall be comprised of three Independent Directors, at least one of whom shall be a designee of the JPM Stockholders, (ii) a designee of the JPM Stockholders shall be the Chairman of each of the nominating and corporate governance committee and the compensation committee and (iii) only in the case that Swarth does not have the right to designate at least two directors to the Ribbon Board, a designee of the JPM Stockholders shall be the Chairman of the audit committee.

        For as long as Swarth has the right to designate at least two directors to the Ribbon Board, (i) the nominating and corporate governance committee shall be comprised of three Independent Directors, at least one of whom shall be a designee of Swarth, (ii) a designee of Swarth shall be the Chairman of the audit committee and (iii) only in the case that the JPM Stockholders do not have the right to designate at least two directors to the Ribbon Board, a designee of Swarth shall be the Chairman of each of the nominating and corporate governance committee and the compensation committee.

        The nominating and corporate governance committee shall determine the size and membership of each of the audit committee, the compensation committee and all other committees established by the Ribbon Board, provided that (a) such determination shall comply with mandatory legal and listing requirements; (b) for as long as the JPM Stockholders have the right to designate at least one director to the Ribbon Board who is eligible to serve on such committee, at least one member of each such committee shall be a designee of the JPM Stockholders; and (c) for as long as Swarth has the right to designate at least one director to the Ribbon Board who is eligible to serve on such committee, at least one member of each such committee shall be a designee of Swarth.

Swarth Irrevocable Proxy

        All of Swarth's governance rights, including its right to designate members of the Ribbon Board, are subject to receipt of CFIUS approval. If the CFIUS approval is not obtained prior to the Effective Time, Swarth grants an irrevocable proxy to Ribbon to vote the shares of Ribbon Common Stock held by Swarth that represent more than 9.99% of the consolidated voting power of all issued and outstanding Ribbon Common Stock pro rata in accordance with how the other holders of Ribbon Common Stock vote their shares.

Voting

        So long as a stockholder has director nomination rights under the Stockholders Agreement, with respect to any proposal or resolution relating to the election of directors to the Board, both JPM and Swarth will take all necessary actions within its control to vote its shares affirmatively in favor of such director nominees.

Standstill Restrictions

        The Stockholders Agreement contains certain standstill provisions restricting the JPM Stockholders and Swarth from acquiring (or seeking or making any proposal or offer with respect to acquiring) additional shares of Ribbon Common Stock or any security convertible into Ribbon Common Stock or any assets, indebtedness or businesses of Ribbon Common Stock or any of its subsidiaries. Certain customary exclusions apply, and acquisition of shares of Ribbon Common Stock by a Ribbon stockholder will be permitted so long as such acquisition would not result in such stockholder and its affiliates beneficially owning a number of Ribbon Common Stock that is greater than 120% of the number of voting shares of Ribbon Common Stock held by the JPM Stockholders or Swarth, as applicable, on the Closing Date (or such lower number as specified in the Stockholders Agreement).

        The standstill restrictions apply from the date of the Stockholders Agreement until the earlier of (i) the entry by Ribbon into a definitive agreement constituting a change of control transaction as discussed in further detail below and (ii) such date as the JPM Stockholders or Swarth, as applicable, no longer has a right to designate any members of the Ribbon Board.

Change of Control

        Without the approval of a majority of the disinterested directors serving on the Ribbon Board, no JPM Stockholder nor Swarth may enter into or affirmatively support any transaction resulting in a change of control of Ribbon in which any such stockholder receives per share consideration as a holder of Ribbon Common Stock in excess of that to be received by other holders of Ribbon Common Stock.

Transfer Restrictions

        Without the approval of a majority of the disinterested directors serving on the Ribbon Board:

  (1)
  for 180 days following the Effective Time (the "Initial Lock-Up Period"), no JPM Stockholder nor Swarth may transfer any shares of Ribbon Common Stock that it beneficially owns (except to a permitted transferee that agrees to hold shares subject to the terms of the Stockholders Agreement). Thereafter, until three years following the Effective Time, no JPM Stockholder nor Swarth may transfer any shares of Ribbon Common Stock that it beneficially owns if such transfer involves more than 15% of the outstanding shares of Ribbon Common Stock or if the transferee would own 15% or more of the outstanding shares of Ribbon Common Stock following such transfer, other than to a permitted transferee that agrees to be subject to the Stockholders Agreement or pursuant to a regulatory requirement;

  (2)
  For 180 days following the Initial Lock-Up Period, no JPM Stockholder nor Swarth may transfer voting shares of Ribbon Common Stock representing more than 50% of the shares of Ribbon Common Stock that such stockholder in the aggregate beneficially owns as of the Effective Time other than (A) pursuant to a Marketed Underwritten Public Offering (as defined in the Registration Rights Agreement), (B) to a permitted transferee that agrees to hold shares subject to the terms of the Stockholders Agreement or (C) pursuant to a regulatory requirement.

        Certain other recipients of Stock Consideration in the Merger have also agreed to transfer restrictions that are substantially similar to the transfer restrictions in the Stockholders Agreement.

Termination

        The Stockholders Agreement will terminate by mutual consent of Ribbon, a majority in interest of the JPM Stockholders and Swarth (including the approval by a majority of Independent Directors) or with respect to either the JPM Stockholders or Swarth, on the date that such stockholder ceases to beneficially own 2% or more of the issued and outstanding Ribbon Common Stock.

Registration Rights Agreement

        The following is a summary of certain material terms and provisions of the Registration Rights Agreement. This summary does not purport to describe all of the terms and provisions of the Registration Rights Agreement and is qualified in its entirety by the complete text of the Registration Rights Agreement, a form of which is included as Annex E of this proxy statement and incorporated by reference herein. All stockholders of Ribbon are urged to read the Registration Rights Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the transactions contemplated thereby, including the Merger.

        The Merger Agreement contemplates, as a condition to the closing of the transactions contemplated thereby, that at the Closing, Ribbon will enter into a registration rights agreement (the "Registration Rights Agreement") with the JPM Stockholders and Swarth. Under the Registration Rights Agreement, certain holders of Ribbon Common Stock will be granted certain registration rights beginning on the 180th day following the Effective Time, including (i) the right to request that Ribbon file an automatic shelf registration statement and effect unlimited underwritten offerings pursuant to such shelf registration statement; (ii) unlimited demand registrations; and (iii) unlimited piggyback registration rights that allow holders of registrable shares to require that shares of Ribbon Common Stock owned by such holders be included in certain registration statements filed by Ribbon, in each case subject to the transfer restrictions contained in the Stockholders Agreement. In connection with these registration rights, Ribbon has agreed to effect certain procedural actions, including taking certain actions to properly effect any registration statement or offering and to keep the participating Ribbon stockholders reasonably informed with adequate opportunity to comment and review, as well as customary indemnification and contribution agreements.

Pathfinder Purchase Agreement

        The following is a summary of certain material terms and provisions of the Pathfinder Purchase Agreement. This summary does not purport to describe all of the terms and provisions of the Pathfinder Purchase Agreement and is qualified in its entirety by the complete text of the Pathfinder Purchase Agreement, which is included as Annex F of this proxy statement and incorporated by reference herein. All stockholders of Ribbon are urged to read the Pathfinder Purchase Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the transactions contemplated thereby, including the Merger.

        In connection with the Merger Agreement, Pathfinder, ECI and Ribbon entered into a Share Purchase Agreement (the "Pathfinder Purchase Agreement"), pursuant to which, among other matters, Pathfinder agreed to sell its preferred shares of ECI Telecom Ltd. at the Effective Time (the "Pathfinder Shares") for an aggregate purchase price of ranging between $90,850,000 and $101,069,000, depending on the date of the Effective Time, plus gross-up on account of tax, as provided in the Pathfinder Purchase Agreement, if any.

        The Pathfinder Purchase Agreement will terminate (i) by mutual consent of Ribbon, ECI and Pathfinder; (ii) by Pathfinder, if any of the conditions precedent to the Pathfinder Purchase Agreement have not been satisfied or the Closing shall not have occurred on or before July 1, 2020; (iii) by ECI (with Ribbon's consent), if Pathfinder fails to deliver any of the documents pursuant to the Pathfinder Purchase Agreement or the Closing has not occurred on or before July 1, 2020; (iv) by ECI (with Ribbon's consent) or Pathfinder if the sale of the Pathfinder Shares becomes illegal.

Real Estate Put Agreement and Matters Related to the Sale Property

        The following is a summary of certain material terms and provisions of the Real Estate Put Agreement and matters relating to the Sale Property. This summary does not purport to describe all of the terms and provisions of the Real Estate Put Agreement and is qualified in its entirety by the complete text of the Real Estate Put Agreement, which is included as Annex G of this proxy statement and incorporated by reference herein. All stockholders of Ribbon are urged to read the Real Estate Put Agreement carefully and in its entirety, as well as this proxy statement, before making any decisions regarding the Merger Agreement and the transactions contemplated thereby, including the Merger.

        In connection with the signing of the Merger Agreement, ECI and Global Village entered into a put option agreement (the "Real Estate Put Agreement"), pursuant to which, among other matters, ECI will have the right to cause Global Village or one of its affiliates to purchase the Sale Property from ECI prior to the Closing on the terms set forth in a Sale Agreement, the form of which is attached to the Real Estate Put Agreement (the "Sale Agreement"). Pursuant to the Sale Agreement, among other matters, the Sale Property would be sold to Global Village for $40,000,000 plus VAT, contingent upon completion of the transactions contemplated by the Merger Agreement, no later than July 1, 2020.

        The Merger Agreement contemplates that ECI may sell the Sale Property to a third party on terms agreed to by Ribbon (such consent not to be unreasonably withheld), provided that (i) such terms shall include a lease-back arrangement on terms agreed to by ECI and Ribbon and set forth in the Company Disclosure Letter attached to the Merger Agreement (the "Lease-Back Terms") and (ii) that any net sale proceeds from such sale shall be deposited in a segregated account until the

Closing. Pursuant to the Merger Agreement, in the event that ECI does not sell the Sale Property prior to Closing, then ECI shall exercise its put option pursuant to the Real Estate Put Agreement, and shall cause Global Village or one of its affiliates to purchase the Sale Property and enter into a lease-back arrangement on the Lease-Back Terms immediately prior to the Closing.

        The Real Estate Put Agreement may be terminated by either ECI or Global Village due to a material breach of the agreement upon 14-days advance notice and an opportunity given to the breaching party to cure the breach during such time period.

BANK COMMITMENT LETTER AND RELATED FINANCING

        In connection with the execution of the Merger Agreement, on November 14, 2019, Ribbon Communications Operating Company, Inc., a Delaware corporation ("RCOC"), entered into the Debt Commitment Letter and related fee letter with Citizens Bank. Pursuant to the Debt Commitment Letter, Citizens Bank committed to provide RCOC with: (a) a $100.0 million senior secured revolving credit facility and (b) a $400.0 million senior secured term loan A facility (collectively, the "Debt Financing"). The Debt Commitment Letter permits Citizens Bank to syndicate its commitments thereunder. The proceeds of the Debt Financing shall be used (a) to pay the Merger Consideration, (b) to refinance outstanding debt of ECI Telecom Holdings B.V. and certain of its affiliates, (c) to pay transaction costs and related expenses and (d) for working capital and general corporate purposes. The availability of the borrowings under the Debt Financing is subject to the satisfaction of certain customary conditions, including the substantially concurrent consummation of the Merger. Syndication of Citizens Bank's commitments under the Debt Commitment Letter is not a condition precedent to the funding of the Debt Financing.

 BUSINESS OF RIBBON

Overview

        We are a leading provider of next generation ("NextGen") software solutions to telecommunications, wireless and cable service providers and enterprises across industry verticals. With over 1,000 customers around the globe, including some of the largest telecommunications service providers and enterprises in the world, we enable service providers and enterprises to modernize their communications networks through software and provide secure RTC solutions to their customers and employees. By securing and enabling reliable and scalable IP networks, we help service providers and enterprises adopt the next generation of software-based virtualized and cloud communications technologies for service providers to drive new, incremental revenue, while protecting their existing revenue streams. Our software solutions provide a secure way for our customers to connect and leverage multivendor, multiprotocol communications systems and applications across their networks and the cloud, around the world and in a rapidly changing ecosystem of IP-enabled devices, such as smartphones and tablets. In addition, our software solutions secure cloud-based delivery of UC solutions—both for service providers transforming to a cloud-based network and for enterprises using cloud-based UC. We sell our software solutions through both direct sales and indirect channels globally, leveraging the assistance of resellers, and we provide ongoing support to our customers through a global services team with experience in design, deployment and maintenance of some of the world's largest software IP networks.

        We completed our acquisition of Edgewater Networks, Inc. ("Edgewater"), a market leader in Network Edge Orchestration for the distributed enterprise and UC market, in August 2018 (the "Edgewater Acquisition"), making us a software market leader in enterprise Session Border Controllers and allowing us to extend Edgewater software solutions internationally while expanding our cloud offerings and entering the SD-WAN market.

        We completed our Merger with GENBAND, a global leader in NextGen software-enabled real-time communications solutions, in October 2017. Because of the Merger, we believe that we improved our position to enable network transformations to IP and to cloud-based networks for service providers and enterprise customers worldwide, with a broader and deeper sales footprint, increased ability to invest in growth, more efficient and effective research and development, and a comprehensive RTC product offering.

Industry Background

        Traditional TDM-based voice and data solutions are being supplanted by alternative NextGen IP-based networks, and RTC software applications are being offered from the cloud in conjunction with the network and enterprise edge. Given this shift, today's telecommunications service providers and enterprises are faced with two separate but related challenges: how to upgrade their aging and costly communications infrastructure, and how to implement new and innovative NextGen software, IP and cloud-based communications capabilities. Service providers in particular must address these challenges while at the same time responding to competition in the form of new web-scale communication providers, such as Microsoft Corp., Google LLC and Amazon.com, Inc.

        To address these challenges, service providers and enterprises are modernizing their communications networks, network functions and communications applications from legacy environments to new environments using NextGen IP software, NFV, the cloud and the edge to take advantage of the many benefits that these technologies offer with an end goal of providing better and more productive communications experiences for their customers and employees.

Telecommunications Service Providers: Network Modernization

        One of the most significant capital costs for telecommunications service providers has been and continues to be their infrastructure. In order to leverage past capital investments and deliver existing and new services, service providers must consolidate their infrastructure from costly, legacy infrastructures, such as the PSTN and the PLMN, into more efficient and flexible IP- and software-based network models, which are capable of driving revenue growth. Migrating from the PSTN to IP reduces real estate, power and operating costs. IP software networks allow the consolidation of voice, video and data within a single IP-based networking infrastructure over broadband and wireless access and enables new communications services, such as SIP Trunking and Hosted UCs. Similarly, modernizing mobile networks to the IMS-based 4G LTE and VoLTE networks enables mobile service providers to offer better and more efficient mobile communications experiences to end users. As consumers and businesses continue to demand more engaging and productive communications, we believe network modernization is and will continue to be essential to service providers' ability to compete effectively in the market for telecommunications services. As such, key market drivers include:

Modernization of Networks to IP

        Communication trends have been shifting for the past several years. What was once an industry built on voice communications from central office switches and PBXs on the enterprise premise is now being replaced by the use of social networks, OTT service providers, mobile applications, and hosted service providers. Consumers are increasingly turning to OTT applications (i.e., WhatsApp, Apple's Facetime and iMessaging, or Amazon's Alexa). This shift has created an enhanced experience for consumers, heightened expectations for future products and services, and expanded related addressable markets.

        Network modernization to IP NextGen software-based systems enables service providers to add modern communications service offers that blend traditional voice messaging capabilities with contemporary features, such as video messaging, visual voicemail, mobile messaging and e-mail integration, and an accelerated time-to-market for differentiated messaging services. Network infrastructures are also undergoing a transformation to IP and the cloud, migrating from hardware-centric appliances to software solutions for voice interconnect and wide area networking.

        Enterprises, large and small, are re-architecting business processes and undergoing a digital transformation, building their own virtualized software solutions in the cloud or moving their IT applications entirely to public cloud applications, and adding RTC and collaboration to their customer service solutions. These new offerings improve customer service and create an e-commerce experience that blends online applications with the in-store environment, creating a seamless experience for customers.

        As a result of these evolving communications environments, the complexity of network operations is also increasing significantly, requiring sophisticated NextGen software solutions based on machine learning and analytics to provide reliable network operations.

Secure Real-time Communications

        The evolution by telecommunications service providers to IP NextGen software-based RTC exposes them to new security threats, as the "walled" protection offered by their voice network infrastructures no longer exists with SIP and data-based networks. With SIP-based systems, RTC applications such as voice, video and messaging become data applications, and without appropriate security measures in place, these networks are left open to security breaches and hacks. Additionally, the move to SIP has seen an increase in fraud in service provider networks in the form of robo-dialing and toll fraud schemes.

        Given these threats, there is a need for sophisticated software security solutions to protect IP-based communications networks. Service providers have relied upon the software capabilities of SBCs, which are deployed within their networks and are designed to provide robust security as well as simplify interoperability, routing and other functions as a protection measure. By its nature, the SBC-controlling software is application aware and therefore can provide sophisticated data to software-based analytics platforms to detect and thwart security breaches. In conjunction with SBCs, big data analytics and machine learning solutions can enforce a network-wide security perimeter. We believe securing networks against threats is most effective when secure software solutions are deployed within networks into existing RTC investments and combined with network-wide approaches for secure RTC.

Edge Orchestration

        As service providers deliver Hosted and Cloud UC services to enterprises, they need to be able to provide those services to the enterprise via the internet and IP infrastructure and must do so with service assurance, security and reliability in a cost-effective manner. Hybrid cloud and edge orchestration software offerings enable service providers to manage enterprise edge devices remotely from their cloud or network and provide the service in a cost-effective and reliable manner. Such solutions minimize service downtime and expensive visits to enterprise customer sites via truck rolls to work on the edge devices on the enterprise customer premise.

Network Function Virtualization

        In addition to shifting from traditional TDM-based voice and data networks to secure IP NextGen software networks, telecommunications service providers are increasingly moving toward NFV in order to offer new services quickly to their customers, reduce costs and compete with Web-Scale companies. NFV provides a new way to design, deploy and manage networking services by decoupling network software functions from proprietary appliances so they may run in software. This transformation enables better use of network infrastructure, creates agility, delivers rapid and elastic scaling, and enables faster time to market. Software-enabled VNFs can be deployed on generic computing platforms, hosted in private and public clouds, located in data centers, within other network elements or on computer platforms on end-user premises.

Cloud and "as a Service" Models

        As software communications applications are deployed in the cloud, telecommunications service providers gain the ability to offer a new class of business models commonly referred to "as a Service" solutions. These offerings include:

        CPaaS:    CPaaS is a cloud-based software platform that enables developers to add RTC features, such as voice, data, video and messaging, in their own applications without requiring backend infrastructure and interfaces. CPaaS provides software developers the flexibility to "drag and drop" these features into their native applications or within web sites through simple APIs and SDKs. With CPaaS, enterprises can quickly build applications that tie RTC and their social channels to their business workflows and customer engagements. This software technology has not only moved real time communications off service provider networks, but also has greatly simplified the development and deployment of RTC capabilities.

        UCaaS:    Deploying NextGen UC software within the cloud helps enterprises provide flexibility and scalability for core business tasks. UCaaS features include enterprise messaging, presence technology, online meetings, team collaboration, telephony and video conferencing in lieu of traditional voice solutions, such as PBXs or carrier-based Centrex. UCaaS is also another offering for improving customer engagements and experiences.

        STaaS:    SIP software trunking enables service providers to bundle voice and data over a single converged IP connection and brings converged connectivity to the enterprise, creating a more economical offering than can be achieved with separate voice and data connections. STaaS delivers NextGen IP software connectivity to customers equipped with IP-PBX and UC facilities. With STaaS, customers have the flexibility to manage their own SIP trunks through simple and reliable software interfaces.

Enterprises: Network Modernization and Digital Transformation

        Today's enterprises, including multi-national corporations, SMBs and government institutions, are undergoing not only a network modernization but also a digital business transformation. The focus is shifting from person-to-person communications to contextual collaboration and omni-channel customer experiences. Within this context, enterprises need a secure, scalable and innovative NextGen software alternative to proprietary PBX and UC products. As part of their digital transformation, enterprises have adopted the cloud, open interfaces, mobile, Big Data, and analytics. Seeing the advantages and cost savings from the cloud, enterprises are migrating their communications solutions to this same environment, thereby enabling connections between business processes, communications, and collaboration.

Network Modernization

        Enterprises undergoing network modernization are focused on moving from TDM-based PBXs to SIP trunking and NextGen UC software and collaboration systems while ensuring interoperability during the transformation process. In addition, enterprises in certain industries will often be subject to specific requirements or standards before a network transformation is completed. For example, governments may require Joint Interoperability Test Command ("JITC") certification for secure deployments, and healthcare providers may need to achieve HIPAA certification.

        When modernizing a network with software, the ability to interwork modern applications, such as Microsoft's Skype for Business, with legacy analog endpoints on premises becomes essential. Additionally, software capabilities of SBCs are vital in providing interworking and survivability options. SBCs play a crucial role in securing the modern network and for NextGen UC software, which is a top priority for any enterprise. Edge SBC software devices can also play an important role in providing SD-WAN capabilities for small and distributed enterprises. Due to the growing open nature of communications environments in the enterprise, the complexity of network operations is also increasing significantly, requiring sophisticated software solutions based on machine learning and analytics to provide reliable network operations.

Digital Transformation

        Successful enterprises today are focused on innovating their core product offerings and building a strategic advantage to reach and empower their customers. As technologies evolve and new mobile applications and connected devices proliferate, enterprises must adapt and innovate their communications solutions to create a "connected" experience anywhere, anytime, on any device. As part of this process, businesses are increasingly deploying "as a Service" offerings from the cloud (from either a service provider or a web-scale provider). UCaaS and CPaaS create a single software communications platform that changes the way enterprises deliver services and interact with customers. CPaaS software enables enterprises to quickly build applications that tie real time communications and their social channels to their business processes, while UCaaS software delivers the underlying UC capabilities to ensure end users have the features and functionality required to enable reliable and scalable end-to-end communications.

Our Solutions, Products and Services

Ribbon Solutions

        Ribbon provides secure NextGen RTC software-enabled appliances and cloud solutions for service providers and enterprises. Ribbon's software communications solutions are widely deployed at over 1,000 customers globally; provide high scale, reliability and performance; and are deployable from the public, private and hybrid cloud, in-network or on the enterprise premise and edge. As of December 31, 2018, our software solutions, which are a combination of our software products and services, for service providers and enterprises included the following:

        Ribbon service provider software solutions enable fixed and wireless service providers, cable providers (or MSOs), ISPs and interconnect service providers to modernize their networks, quickly capitalize on growing market segments and introduce differentiating products, applications and services for their business and consumer customers. Ribbon's service provider network modernization software solutions include fixed network transformation, wireless network evolution (mobility), secure network interconnects, network functions virtualization, cloud communications as a Service, and communications security and edge orchestration solutions, enabling secure and innovative business and consumer communications services offerings. Ribbon software solutions help service providers connect people to each other wherever they happen to be, addressing the growing demands of today's consumers and businesses for secure RTC.

        Ribbon's enterprise software solutions allow enterprises to securely connect to SIP trunks and modernize their unified and cloud communications networks. Modernization solutions range from Intelligent Edge, legacy Nortel PBX evolution, securing UC and contact centers, migrating to Microsoft Skype for Business and Teams with Direct Routing, and providing session management, security and cloud communications software solutions to enable highly productive communications experiences for employees and customers using the web, mobile and fixed endpoints. Ribbon provides secure communications software solutions for the federal government vertical and has JITC-certified solutions. Ribbon also provides RTC software solutions to other industry verticals, including higher education, finance and healthcare. Ribbon has significant experience and expertise in securing SIP communications with a portfolio of SBC software solutions, and has deployed thousands of SBC software installations across different industry verticals. Our Intelligent Edge software solutions simplify UC deployments and enable SD-WAN for small and distributed enterprises. Our Microsoft Skype for Business and Teams software solutions secure those communications environments and assist in the migration of enterprise customers to those environments.

Ribbon Products

        Ribbon software products enable service providers to take new services to market quickly and with scale and carrier class reliability, allowing such providers to compete effectively in the marketplace, and enable enterprises to make their employee and customer engagement experiences richer and more productive.

        Ribbon's software product lines enabling network transformation, mobile network evolution and interconnect solutions include Ribbon's call session controllers, media gateways, signaling, policy and routing software and a market leading portfolio of SBC's intelligent edge software products, all of which are mechanisms through which operators and enterprises deploy our secure RTC software solutions. Ribbon's NextGen UC software solutions are enabled by the Ribbon Application Server, Client and Intelligent Messaging products, and are a software platform for business and residential multimedia communications across fixed, mobile, cable, and enterprise markets. Our software product portfolio facilitates the securing of SIP-based UC sessions in the enterprise core and edge networks, and the migration of legacy PBX-based enterprise communications networks (such as the Nortel PBX installed base) across different market verticals. Our software product portfolio includes element management and network management software to enable customers to configure, monitor and manage the solutions they purchase from us.

        The software product portfolio also includes native mobile client products that allow service providers to enable Wi-Fi and LTE Calling services for their subscribers without the considerable cost of investing in, implementing and maintaining, a full VoLTE IMS network.

        The Company's Cloud Communications "as a Service" portfolio, which includes CPaaS, UCaaS and STaaS offerings, is based on Kandy Cloud, which is a cloud-based RTC software platform that enables service providers, independent software vendors, systems integrators and enterprises to rapidly create and deploy high-value embedded communications services for their customers. Utilizing Ribbon's communications technology, which is offered as a part of a white-label solution service, service providers may connect their networks to Kandy Cloud CPaaS via SIP trunks and APIs. The Kandy Cloud software platform provides APIs and SDKs for developers to build embedded communications applications. Kandy Cloud helps service providers grow revenue with quick to deploy, pre-packaged applications called Kandy Wrappers. Kandy Wrappers are fully functional software applications that can be delivered standalone or inserted into an enterprise website or into an enterprise application to endow it with embedded RTC capabilities. Kandy Cloud also delivers a suite of UCaaS solutions, such as Cloud PBX, Cloud Contact Center and Cloud Collaboration.

Ribbon Global Services

        Our global services organization is responsible for all aspects of implementation and support of our solutions and products. Key portfolio components include solution and business consulting, system integration, deployment, and managed care services. Our technical support group provides constant support to keep customers' software operating at peak performance. Support services include managing software updates, appliance maintenance, appliance spare services and managed spares programs, and emergency assistance during disaster recovery.

        With a local presence in over twenty countries on five continents, Ribbon Global Services provides both a U.S. presence and a global presence with complete coverage to help drive our customers' success.

        The Ribbon Global Services team provides our customers with the following:

        A full-service portfolio including deployment and integration, testing and verification, migration, operational support, monitoring and managed services;

        End-to-end project management and accountability via highly experienced program managers who follow a consistent, disciplined methodology;

        Knowledgeable and experienced technical resources with in-depth skills and expertise on IP communications software solutions and network modernization;

        Consistent execution in the design, deployment and support of the world's largest and most advanced software networks; and

        Award winning, around-the-clock technical support services with dedicated technical support centers around the globe, including the United States, Canada, Mexico, United Kingdom, Spain, Germany, Czech Republic, Australia, Japan, Malaysia, Taiwan, China (Hong Kong) and India.

Our Strategy

        Ribbon is a leader in enabling network modernization through NextGen software and we plan to continue to invest in our software solutions platform approach to increase our global reach and scale. We aim to enable service providers and enterprises to significantly expand their software-enabled RTC environments to provide better, more agile end-customer experiences that contain their operational and capital expenditure costs. By doing so, we believe that we will sustain our industry-leading position and succeed in our market. Our customers are key to the success of our business, and our business model is focused on aligning with our customers through direct engagement, service and support, as well as through our channel partners. This model allows us to target our sales and research and software development efforts based on the needs of our customers and we believe it is critical to our success.

        Key elements of Ribbon's strategy include:

        Selectively Invest in our Core Software Products and Solutions.    In order to service our customers and support their key priorities and growth, we must strategically invest in research and development. We are committed to balancing our research and software development investments between existing software products and solutions and new growth-oriented product initiatives. In 2018, greater than 95% of our research and development investment was directed at software. In addition, we are focused on investing in products and solutions that will be profitable. We intend to continue to sunset certain less significant product offerings that are not aligned with our strategic direction and are not meaningful contributors to our profitability. We believe this will allow us to more effectively and efficiently deploy capital to our growth areas. Through targeted research and software development investments in core software products and solutions that will align with our strategy for growth, we are committed to helping our customers migrate their networks to software and virtualized and cloud environments.

        Build on Growing our Customer Footprint and Global Reach.    Ribbon has over 1,000 customers globally, in all of the major regions with many of the largest telecommunications service providers and enterprises in the world. This footprint allows us to sell additional software products and services from the Ribbon portfolio to that deployed base of existing customers and provides us with the opportunity to sell new software products and services to that customer base. We also continue to look for opportunities to expand our portfolio footprint and global reach to further diversify our customer base.

        Disciplined Expansion into New Markets and New Solutions for Growth.    We believe that a disciplined approach to targeting new markets is critical to growing our business. As such, we have taken actions to expand our software portfolio and offerings to our customers. We have expanded our investments in the enterprise market and have increased our revenue from enterprise customers. We are investing in growth initiatives focused on cloud communications and RTC security both for service providers and enterprises. Similarly, given our significant experience with securing IP network borders in the core and the edge with our SBC software, and the increasing importance of security in today's networks and communications, we are working on expanding our role in securing RTC with new software portfolio offerings.

        Selectively Pursue Strategic Relationships, Alliances and Acquisitions.    The ecosystem in which we operate is continually evolving and expanding. Accordingly, we continue to pursue strategic relationships, alliances and acquisitions that align our business with our customers' strategic goals and objectives as well as our own strategic goals for further extending our footprint, reach, scale and growth in the business.

        In addition to our scale and global presence, we believe there are several factors that set us apart and allow us to compete effectively with comparable peers in terms of scope, size and scale.

        Installed Base.    Ribbon has a large, global deployed base of Nortel-, Sonus- and GENBAND-branded software products, including softswitches and media gateways in global service provider and enterprise networks supporting over 30 million switched access lines. These products are highly integrated into our customers' network environments and require specialized tools and intellectual property from Ribbon to consolidate and modernize those environments to newer IP software-based services with optimal capital expenditure investments. Similarly, our large, global deployed base of SBCs at service providers' networks and in enterprises offers Ribbon a unique platform for upgrading and cross-selling software products into that installed base.

        Strong Technology in Virtualization.    Ribbon has extensive network virtualization software products and technology as part of our overall portfolio, and has deployed these software products to help our customers in the modernization of their networks to software-based virtualization and the cloud. A significant portion of our overall portfolio has software and virtualized offerings that can coexist with appliance-based software products.

        Security Experience and Technology.    Our SBC and edge software, deployments and expertise are market leading. Ribbon has been in the SBC software market for over fifteen years, yielding us a strong advantage from which to launch additional security offerings into the market. We believe our SBC software products are unmatched in the market on reliability, performance and functionality at scale.

        Media Processing, Transcoding and Signaling Technology Expertise.    We have extensive experience in deploying mobile VoLTE and fixed network software solutions. Our voice media transcoding software technology that is supported by CPU, GPU or DSP options is industry leading. Our mobile network evolution software solutions are deployed in large-scale 4G VoLTE networks supporting over 250 million subscribers in total.

Intellectual Property

        Intellectual property is fundamental to our business and our success, and we depend upon our ability to develop, maintain and protect our technology. We have defended, and intend to vigorously defend when necessary, our intellectual property from infringement. Therefore, we seek to safeguard our investments in technology and rely on a combination of United States and foreign patent, trademark, trade secret and copyright law and contractual restrictions to protect the proprietary aspects of our technology and to defend us against claims from others. Our general policy has been to seek to patent those patentable inventions that we plan to incorporate in our products or that we expect will be valuable otherwise. We have a program to file applications for and obtain patents, copyrights and trademarks in the United States and in specific foreign countries where we believe filing for such protection is appropriate.

        As of December 31, 2018, we held patents and had pending patent applications both in the United States and abroad as follows: in the name of Sonus Networks, Inc., 239 United States patents with expiration dates ranging from May 2019 through May 2037, 33 patent applications pending in the United States, 50 foreign patents with expiration dates ranging from May 2020 through April 2030, and one patent application pending abroad; in the name of GENBAND US LLC, 326 United States patents with expiration dates ranging from June 2019 through April 2037, 59 patent applications pending in the United States, 219 foreign patents with expiration dates ranging from October 2019 through April 2035, and 51 patent applications pending abroad; and in the name of Edgewater Networks, Inc., six United States patents with expiration dates ranging from October 2022 through March 2035 and six patent applications pending in the United States.

        Furthermore, as of December 31, 2018, we had 37 registered trademarks in the United States, as follows: 19 in the name of GENBAND US LLC, including GENBAND, GENBAND with design, G9, G9 with design, KANDY and BUSINESSCALL; 12 in the name of Sonus Networks, Inc., including SONUS, the SONUS logo and NETSCORE; two in the name of Network Equipment Technologies, Inc., including NET (and design); four in the name of Quintum Technologies, LLC, including TENOR; and five in the name of Edgewater Networks, including Edgewater and Edgeview. We also had 28 pending trademark applications in the United States in the name of Sonus Networks, Inc., including Ribbon and the Ribbon Logo as of December 31, 2018.

        In addition to the protections described above, we seek to safeguard our intellectual property by:

        Employing measures to safeguard against the unauthorized use or disclosure of the source and object code for our software, documentation and other written materials, and seeking protection of such materials under copyright and trade secret laws;

        Licensing our software pursuant to signed license agreements, which impose restrictions on others' ability to use our software; and

        Seeking to limit disclosure of our intellectual property by requiring employees and consultants with access to our proprietary information to execute confidentiality agreements.

        We have incorporated third-party licensed technology into certain of our current products. From time to time, we may be required to license additional technology from third parties to develop new products or to enhance existing products. Based on experience and standard industry practice, we believe that licenses to use third-party technology generally can be obtained on commercially reasonable terms. Nonetheless, there can be no assurance that necessary third-party licenses will be available or continue to be available to us on commercially reasonable terms. As a result, the inability to maintain, license or re-license any third-party licenses required in our current products, or to obtain any new third-party licenses to develop new products and enhance existing products could require us to obtain substitute technology of lower quality or performance standards or at greater cost. This could delay or prevent us from making these products or enhancements, any of which could seriously harm our business, financial condition and operating results.

Our Customers

        We have over 1,000 customers globally. Our customers are located around the world in over 50 countries and include many of the leading global telecommunications service providers and enterprises. Service providers use our products to provide secure software-enabled RTC for the service providers (in the case of interconnects), enterprises and consumers they serve. Enterprises use our products to provide software-enabled RTC for their employees (including remote workers) as well as provide secure communications networks for their customer-facing components, such as contact centers.

        Our global service provider customers include fixed-line, wireless, cable, internet and interconnect service providers. Our enterprise customers include businesses of all sizes, ranging from SOHO, SMB, and large and distributed enterprises across various industry verticals with a concentration in the federal government, healthcare and education sectors. We sell to customers via a direct sales team as well as through indirect channels that include VARs, system integrators and service providers. Independent software vendors also partner with Ribbon to source our software solutions and market them through their sales channels.

        In both the years ended December 31, 2018 and 2017, approximately 17% of our revenue was derived from sales to one customer, Verizon Communications Inc., a service provider that provides interconnect, fixed line and mobile communications services. Verizon is transforming its TDM network from an appliance-centric network to a SIP and NFV based network, and Ribbon is playing a key role in this transformation. Our top five customers represented approximately 38% of our revenue in the year ended December 31, 2018 and approximately 41% of our revenue in the year ended December 31, 2017.

Competitive Conditions

        Competition in the telecommunications market remains fierce. The market is shifting from a market dominated by a few large telecommunications legacy hardware equipment companies, such as Ericsson LM Telephone Company, Huawei Technologies Co. Ltd., and Nokia Corporation, to a market that is characterized by software, including network virtualization, migration to the cloud, and open interfaces. We believe this shift creates opportunities for us as well as our direct competitors in telecommunications and networking, including:

        Network transformation:    Mid-size vendors of networking and telecommunications equipment and specialty vendors, including AudioCodes Ltd., Dialogic Inc., Mavenir Systems, Inc., Metaswitch Networks Corporation, Oracle Corporation (Session Border Controller) and ADTRAN, Inc.;

        Enterprise and cloud solutions:    Microsoft, 8x8, Inc., Avaya Inc., Bandwidth Inc., Cisco Inc. (with Broadsoft, Inc.), Mitel Networks Corporation (with ShoreTel, Inc.), Plivo Inc., RingCentral, Inc., Twilio Inc., Telestax Inc., Fuze, Inc., Genesys and Vonage Holdings Corp. (with Nexmo, Inc. and Tokbox Inc.); and

        Security and analytics:    SecureLogix Corporation, RedShift Networks Corporation, Empirix Inc. and Oracle Corporation.

        Other smaller private and public companies are also focusing on similar market opportunities. Mergers among any of the above companies or other competitors, as well as additional competitors with significant financial resources entering our markets, could further intensify competition. Mergers between service providers may also increase competition, as these reduce the number of customers and channels for products and solutions.

        To compete effectively, we must deliver innovative software solutions that provide extremely high reliability and quality; deploy and scale easily and efficiently; interoperate with existing network infrastructures and multivendor solutions; provide effective network management; are accompanied by comprehensive customer support and professional services; provide a cost-effective and space-efficient solution for enterprises and service providers; meet price competition from low-cost equipment providers; and offer solutions that are timely for the market and support where the industry is heading.

        Although we believe we compete favorably because our software solutions are widely deployed, highly scalable and cost-effective for our customers, some of our competitors include products in their portfolios that we do not provide and may be able to devote greater resources to the development, promotion, sale and support of their products. In addition, some of our competitors have more extensive customer bases and broader customer relationships than we have, including relationships with our potential customers and established relationships with distribution partners.

Sales and Marketing

        We sell our software products, solutions and services to our customers with a direct internal sales force and also indirectly via channels and partnerships globally, leveraging the assistance of service provider channels and VARs such as Verizon Communications Inc. and Hawaiian Telecom, and distributors such as Westcon Group Inc., Ingram Micro, BlackBox and Arrow S3. Our channel partner programs are designed to serve particular markets and provide our customers with opportunities to purchase our products in combination with related services and products. For example, Ribbon is a Microsoft Gold Communications Partner and helps enterprises optimize Skype for Business (and Teams) deployments by securing those communications.

        As a primary supplier of software solutions to Tier 1 service providers (a service provider that can reach every other network on the Internet without purchasing IP transit), we require a strong worldwide presence. We have an established sales presence throughout North America, Europe, Asia/Pacific, the Middle East, Africa and Central/South America. We also have a dedicated direct sales team focused on the enterprise, industry verticals and federal government sector in the United States.

        Our marketing team is focused on promoting company brand awareness, increasing our software solutions, product, technology and services differentiation and awareness via webinars, company web sites, advertising and digital outreach, as well as generating qualified sales leads. We promote thought leadership on technology and our solutions within the industry by participating in and speaking at industry events and conferences and via social network campaigns and blogs. Our marketing team also provides briefings to industry analysts on a regular basis and at major industry events, communicates with the media in connection with noteworthy public announcements and supports our investor relations department on quarterly conference calls and regular investor updates.

Manufacturing

        A number of our software products are deployed on appliances. Where our products contain an appliance element, we utilize contract manufacturers to source and assemble these components. Our contract manufacturers provide comprehensive manufacturing services, including assembly and testing of our products and procurement of component materials on our behalf. We believe that outsourcing the manufacturing of any necessary appliance enables us to preserve working capital, allows for greater flexibility in meeting changes in demand and enables us to be more responsive in delivering diverse product offerings to our customers. As of December 31, 2018, we outsourced the manufacturing of our appliance products to four manufacturers, two upon which we primarily rely. However, we are currently in the process of transitioning our manufacturing to a single contract manufacturer. We and our contract manufacturers purchase several key components of our appliance products, including commercial digital signal processors, from single or limited sources. We purchase these components on a purchase order basis.

        Our purchases of direct materials and components for manufacture of approximately $75 million in 2018 (approximately $64 million excluding the effects of the Edgewater Acquisition) increased compared with approximately $38 million in 2017 due to the inclusion of the GENBAND business since October 27, 2017 and Edgewater business since August 3, 2018 in our consolidated results. Going forward, we expect our overall trend of a reduction in direct material purchases to continue as the software richness within our products increases while the remaining appliance content declines.

Research and Development

        We believe that strong software product development capabilities are essential to our strategy of enhancing our core technology, developing additional security and network modernization features and maintaining comprehensive software and service offerings. Our research and development process leverages innovative technology in response to market data and customer feedback. As part of this process, we regularly review research and software development investments in our products and balance them against market demand.

        We have assembled a team of highly skilled engineers with significant transcoding, UC application and networking industry experience. Our engineers have deep experience in software design and development. Our engineering effort is focused on NextGen UC, NFV, security and cloud-based architecture software product development.

        As of December 31, 2018, we maintained research and development offices in Massachusetts, California, Illinois, Texas, New Jersey and North Carolina in the United States, as well as Canada, India and the United Kingdom.

Seasonality

        We have experienced quarterly fluctuations in customer activity due to seasonal considerations. We typically experience increases in order volume in the fourth quarter due to greater spending on operating and capital expenditures by our service provider customers. We typically experience reductions in order volume toward the beginning of the calendar year, when our service provider customers are finalizing their annual budgets, which may result in lower revenue in the first quarter. These seasonal effects may vary and do not always correlate to our operating results. Accordingly, they should not be considered a reliable indicator of our future operating results.

Backlog

        We sell products and services pursuant to purchase orders issued under master agreements that provide standard terms and conditions that govern the general commercial terms and conditions of the sale. These agreements typically do not obligate customers to purchase any minimum or guaranteed quantities, nor do they generally require upfront cash deposits. At any given time, we have orders for products that have not yet been shipped and for services (including our customer support obligations) that have not yet been performed. We also have orders relating to products that have been delivered and services that have been performed but have not yet been accepted by the customer under the applicable purchase terms. We include both of these situations in our calculation of backlog.

        A backlogged order may not result in revenue in the quarter in which it was booked, and the actual revenue recognized in a quarter may not equal the total amount of related backlog. In addition, although we believe that the backlog orders are firm, purchase orders may be canceled by the customer prior to shipment without significant penalty. Therefore, we do not believe that our backlog, as of any particular date, is necessarily indicative of actual revenue for any future period.

        We have begun to derive, and expect to continue to derive, a greater percentage of our revenue from the enterprise market and through sales channels where speed of fulfillment is essential to winning business. Consequently, we expect to earn a lower relative percentage of our total business from large service provider orders that are delivered over multiple quarters and years and that our backlog going forward will diminish both as a comparable metric to prior periods and as a relative percentage of total revenue (both service provider and enterprise). Our backlog was approximately $340 million at December 31, 2018 and approximately $370 million at December 31, 2017. Our prior period amount has been conformed to our current period presentation following the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers and no longer includes purchase orders where product delivery is not expected within twelve months.

Our Employees

        At December 31, 2018, we had a total of 2,245 employees, comprised of 1,386 employees located in the Americas, 257 employees located in the Middle East, Africa and Europe and 602 employees located in the Asia Pacific region. Certain of our employees are represented by collective bargaining agreements, primarily in Europe. We believe our relationships with our employees are good.

Segment Information

        We operate in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions regarding resource allocation and assessing performance. To date, our chief operating decision maker has made such decisions and assessed performance at the company level, as one segment. Our chief operating decision maker is our President and Chief Executive Officer.

Our Company History

        We were organized as a Delaware corporation on May 19, 2017, initially under the name Solstice Sapphire Investments, Inc., for the purpose of effecting the merger of Sonus and GENBAND. The Merger occurred on October 27, 2017. Upon completion of the Merger, Sonus and GENBAND became wholly owned subsidiaries of Solstice Sapphire Investments, Inc., which concurrently changed its name to Sonus Networks, Inc. On November 28, 2017, Sonus Networks, Inc. changed its name to Ribbon Communications Inc. Ribbon succeeded to and continues to operate, directly or indirectly, the then-existing businesses of Sonus and GENBAND.

 BUSINESS OF ECI

        ECI is a leading global provider of comprehensive networking products and solutions to service providers, Utilities and Governments, and Defense and Security customers, headquartered in Petah Tikva, just outside Tel Aviv, Israel. ECI has been providing comprehensive networking products and solutions since 1961 and is one of only a few providers globally offering both optical and packet networking products and solutions, with a diverse and longstanding global customer base.

        Since 2012, ECI has focused its strategy on optical and packet transport products and solutions and has introduced a full set of products and solutions. These offerings also include software-based solutions and cyber-security network protection. With this comprehensive portfolio, ECI is well positioned for the expected wave of global 5G deployments. ECI is evolving its solutions guided by both market and customer demands to be the innovative driving force of the 5G Transport market. 5G is the next generation of mobile networks, offering substantially greater capacity and number of supported devices compared to previous generations.

        To expand its global reach, ECI has been working with a combination of direct sales and channel partnerships. ECI has built its brand around its "Elastic" network of products and solutions, whereby customers have the ability to construct a tailor-made network to meet their current needs, while remaining flexible to evolve to meet their changing needs. Since 2007, the company has invested over $1 billion in research and development to develop leading-edge transport products and software communication solutions.

Industry Overview

        The global telecommunication market is undergoing a fundamental transformation spurred by recent advances in network-connected technologies and an increase in overall demand for network data. Data traffic has been growing rapidly and investments in the networks that support this have been required in order to keep pace with growth. The key trend that has driven the industry's growth is the increasing prevalence of network-connected devices. This trend is driven by Internet of Things ("IoT") applications, innovative changes in the mobility sector (including, for example, autonomous vehicles), the increased use of cloud applications and data centers, artificial intelligence ("AI"), and the rise of virtual reality ("VR") and augmented reality ("AR") technologies—all of which are expected to drive an increasing demand for data and faster networks.

        These technological advances and new applications are testing the limits of current data transport networks and IT systems, requiring service providers, utilities and governments, and defense and security customers to invest in new network infrastructure and technologies. These providers are seeking to create more efficient infrastructure in order to mitigate the significant investments needed to support these changes, including moving to products and solutions that support 5G, which is expected to be rolled out to meet the increasing demand for data and faster networks. 5G is also expected to accelerate the adoption of Network Function Virtualization ("NFV") and Software Defined Networking ("SDN") applications and to allow new levels of connectivity (such as IoT and autonomous vehicles). Furthermore, in this new era of data usage, data and network security is becoming a key concern that might require additional investments in infrastructure.

        A primary driver of network traffic growth is increasing smartphone usage. There is market consensus that service providers will need to maintain a certain level of infrastructure capacity to keep up with this growth and meet market demand. In addition, other personal devices are changing the data usage landscape. Tablets, wearable devices and other portable, personal electronics are becoming increasingly popular and users expect a level of service that covers these devices everywhere and at any time. Hence, for both businesses and consumers, on-demand service and increased data capacity is becoming a necessity.

        Due to the worldwide presence of smartphones and tablets, video traffic in both mobile and fixed networks is expected to continue growing rapidly. Data demand driven by content provided directly from the provider to the viewer via the internet, also known as over-the-top ("OTT") services, has substantially increased as both the quantity and the quality of the content has increased.

        Similarly, ultra-high definition television has put pressure on service providers. As OTT platforms such as Netflix, Hulu, Amazon and others, produce more content, they have also improved the quality of their respective platforms (from 1080p to 4K or more). These developments, along with rapidly accelerating online streaming habits, are responsible for an increasingly significant proportion of overall data consumption.

        The emergence of the IoT, which uses a large amount of network bandwidth due to the necessity of machine-to-machine ("M2M") related data traffic, is also expected to increase data traffic. IoT's main drivers—the connected car (which relies largely on smart technologies for future autonomous capabilities), smart homes and cities, connected health, Industry 4.0 (Industrial IoT) and wearable devices—all require a wireless connection, a large amount of data transportation and large amounts of bandwidth.

        The gradual evolution of cloud technology and data centers has been an additional driver of increased data traffic. Cloud technology has allowed individuals and businesses to store their data on the web and access it from anywhere. This has enabled the rapid expansion of data-consuming companies in the Platform as a Service ("PaaS"), Software as a Service ("SaaS") and Infrastructure as a Service ("IaaS") spaces. Cloud networks substantially increase network traffic and the need to store this data has forced data storage companies and telecommunications providers to increase the number of data centers and to adjust their capabilities. Given the proliferation of cloud technology, there is an increasing need for data center and cloud resources for both business and consumer services, leading to the development of large-scale data centers.

5G as a Future Growth Driver

        5G is expected to be gradually deployed worldwide starting in 2020 and over the following 5-10 years. 5G is different from its predecessors (such as the fourth generation of mobile networks ("4G")) because of its increase in data speed and quality, as well as its ability to assign resources to customers in the context of network virtualization, edge computing, and changing traffic priorities (known as "network slicing"). With 5G, devices that demand fast connections, such as autonomous cars, will require customized data connections that maximize what is required while preventing wasted data transmission.

        5G networks are expected to require a significant amount of investment. Carriers typically increase the number of cell towers, base stations and bandwidth capacity during each network transition to meet increases in data demand and to lower latency. However, the move to 5G is more complex than previous network upgrades as new services are demanding larger changes in network infrastructure.

        The expected increases in mobile subscriptions and the amount of data traffic are expected to drive the new development of 5G technologies. In order to reduce the significant amount of capital expenditure and operating expenditure invested, it is expected that telecommunications companies will be looking for new efficient technologies that will support ultra-low latency and cost-effective products. While global telecommunications companies continue to expand the 4G networks, companies in the United States, China and other developed nations are beginning their development of 5G technologies. Initial equipment testing and pilot networks have already begun to be rolled out recently in North America, Europe, Japan and Korea, featuring large-scale cross-regional cooperation.

ECI's Solutions

        ECI has built its brand around its "Elastic" network of products and solutions, whereby customers have the ability to construct a tailor-made network to meet their current needs, while remaining flexible to evolve to meet their changing needs. Since 2007, ECI has invested over $1 billion in research and development to develop leading-edge transport products and software communication solutions. At the heart of the Elastic network are five core products and solutions:

  •
  the Apollo Optical family of data transport products and solutions ("Apollo");

  •
  the Neptune Packet-Optical family of data transport products and solutions ("Neptune");

  •
  the NFV based solutions offered under the Mercury brand ("Mercury");

  •
  the SDN applications offered under the MuseTM Orchestration brand ("MuseTM Orchestration"); and

  •
  the cybersecurity solutions offered under the "Muse Cyber Security Suite" brand, including the "MuseTM Compass" and "MuseTM Shield" brands ("MuseTM Compass", "MuseTM Shield").

        Along with these core products and solutions, ECI also offers a variety of end-to-end network management, professional support and third-party solution services, which together comprise ECI's "Elastic Services Platform."

        ECI has created its "Elastic" network of products and solutions to provide existing and future customers with an integrated transport solution for their existing product portfolio as well as for the expected shift to 5G. The Elastic network of products and solutions are designed to enable operators to scale and build underlying infrastructure to address key 5G requirements, such as ultra-low latency and hyper-flexible bandwidth, and expand customers' SDN and NFV implementation, while simplifying and automating the operational lifecycles of network equipment in order to reduce operating expenses. To support its growing focus on software solutions and leveraging on Israel being one of the world's leading technology hubs, as of December 2019, approximately 85% of ECI's research and development personnel were software engineers.

        ECI offers its portfolio of complementary networking products and services to the following customers:

  •
  Communication service providers, including mobile/fixed network operators and data center connectivity providers (defined as "Service Providers");

  •
  Utilities and governments, including power, water, oil and gas, transportation, government and municipalities and national research and education networks ("NRENs") (defined as "Utilities and Governments"); and

  •
  Defense and security network operators, including Ministries of Defense, security services and national/border guards (defined as "Defense and Security").

Products

        At the heart of the Elastic network lie ECI's five core product offerings:

(a) Apollo (Optical transport and OTN switching system)

        Apollo is a family of high-performing, advanced, transparent and flexible wavelength data transport solutions with configurable optical routing. Apollo enables customers to deploy optical networks that continue lowering the cost per bit, while simultaneously providing packet services, high efficiency end-to-end operations and SDN applications. Apollo accomplishes this through its family of optical transport and switching platforms, which includes both hardware and advanced operations software that interwork seamlessly to provide scalable, high-density and energy-efficient solutions from the access to the core.

        Apollo provides transparent low-latency transport for a broad array of customer interfaces to support their service transport needs. These include Ethernet, Fiber Channel, SDH/SONET and multiple video interfaces, as well as OTN optical pipes.

        Apollo supports a full range of platforms, with switching capacity ranging in size from 1 Terabit per second ("Tbit/s") to 16 Tbit/s and has the potential to increase to 32 Tbit/s in the future. In addition, Apollo has WDM line speeds of 2.5 gigabytes per second ("GB/s") to 400 GB/s and has the potential to increase to 1.2 Tbit/s in the future.

        ECI also provides its Apollo customers with a fully integrated, intuitive network management system ("NMS") that allows network operators to manage their networks in real time. This system is marketed under the "LightSOFTTM" brand. LightSOFTTM provides comprehensive provisioning, maintenance, assurance and performance monitoring across all network technologies, including the management of both optical and packet-optical transport solutions on one platform. With open, standards-based interfaces, LightSOFTTM easily integrates into the operator's OSS and BSS ecosystem. Moreover, LightSOFTTM acts as an interim NMS for customers who already wish to incorporate SDN functionality into their current networks.

(b) Neptune (Metro packet-optical transport)

        Neptune is a family of Carrier Ethernet, Multiprotocol Label Switching ("MPLS") based, multi-service packet-optical transport platforms, providing advanced solutions for the metro. Metro networks must support an extremely diverse set of services and customer needs, ranging from simple point-to-point private connections to the complex multipoint networks (which will be required for 5G backhaul). The Neptune product family, powered by ECI's Elastic MPLS, is able to economically support all of these diverse service needs on a right-size platform that can be grown with in-service expansion options. It supports both Multiprotocol Label Switching—Transport Profile (MPLS-TP) and IP/MPLS (IP multi-protocol label switching) and is expected to support segment routing for 5G networks in the future. Neptune supports this with resilient hardware and advanced operations software. Customers also expect more flexible and dynamic services. To host virtualized network functions ("VNFs"), Neptune leverages ECI's NFV platform using ECI's VNF library.

        The Neptune product portfolio provides an elastic, multiservice platform capable of meeting all packet transport needs of a network operator across the metro network from access to core. It supports a full range of platforms, with switching capacity ranging in size from 5 GB/s to 2 Tbit/s. ECI expects it to support 6 Tbit/s and 16 Tbit/s in the future.

        Similar to Apollo, Neptune can also be managed by the LightSOFTTM NMS, allowing network operators to control both optical and packet layers by a single management system.

(c) NFV-based solution

        ECI's NFV-based solution is a system that runs a rich library of the company's and third-party VNFs to create differentiable service value and is integrated within the Neptune packet-optical transport system or on a standalone appliance/box. ECI's NFV solution provides customers with a low-latency service experience, which will allow for multi-access edge computing ("MEC") that is expected to be used in 5G, and can be deployed at the network edge, in the access or at the customer premises. It can also deploy VNFs more centrally in metro POPs (Points of Presence). ECI markets its NFV-based solutions under its "Mercury" brand. Mercury is fully compliant with European Telecommunications Standards Institute ("ETSI") Management and Orchestration ("MANO"), which enables easy operational integration and incorporation of third-party software and provides end-to-end orchestration.

(d) SDN applications

        ECI's SDN system is a modular suite of controller and applications that is designed to assist customers to get the most out of their network, create and turn on new services rapidly and ensure the network is available and running at peak efficiency. Powered by a carrier-grade PaaS, our SDN solution delivers real-time control over a programmable network infrastructure and automates the service and network operations' life cycles. ECI markets its SDN controller under "Muse Orchestration" and the applications under its "Muse applications" brand. Muse applications provide customers with access to the following applications:

  •
  Muse Network Applications: Muse Network Applications help to ensure the network infrastructure is in place, running efficiency and smoothly to support services, and includes network manager, network planning and network maintenance functionalities.

  •
  Muse Service Applications: Muse Service Applications create different types of services, and deliver and support service instances to specific customers, and includes service manager, service design and policy manager functionalities.

        Muse's applications include open APIs, interfaces and SDN controllability to facilitate full functionality in multi-vendor environments, allowing customers the flexibility to choose the right providers for their needs and creating a smooth and seamless platform on which to operate their network.

(e) Cybersecurity solution

        ECI also offers a cybersecurity solution. ECI markets its cybersecurity solution under its "Muse Cyber Security Suite" brand. The Muse Cyber Security Suite is an aggregated, web-based system for managing all cybersecurity threats. It relies on two systems:

  •
  Muse COMPASS: Muse COMPASS provides an aggregated view of calculated threats from the entire cyber security suite. It delivers threat severity grading based on correlating events from multiple security functions, enabling effective allocation of professional expertise.

  •
  Muse SHIELD: Muse SHIELD manages cybersecurity threats at the communication transport nodes, points-of-access to critical infrastructure facilities and feeds COMPASS with events, logs, and Deep-Packet-Inspection ("DPI") information. In turn, COMPASS guides SHIELD policies on how to handle various patterns and signatures of packet flows.

Legacy Products

        ECI also has two legacy transport solutions:

  •
  Multi-Service Provision Platforms ("MSPP"): The carrier-grade platforms (named XDM) simplify the transport of Time-division Multiplexing ("TDM") and packet services, while boosting the flexibility of adding, migrating or removing users. ECI's XDM customer base has now been largely migrated to the Apollo and Neptune solutions, although a few customers still utilize this product.

  •
  Access: Multiservice Access Node ("MSAN") platform provides the full range of advanced broadband services. ECI's primary customer for this legacy product is British Telecom.

ECI's strategy

        ECI has the following key business strategies to position ECI to drive diversified growth and increase profitability with the existing operational leverage:

  •
  Continue to invest in 5G-ready products and solutions to position ECI to benefit from the anticipated wave of 5G investment: The transition to 5G is expected to require a significant amount of investment by network operators. ECI believes its continued investment in its core product families, will provide its existing and future customers with an integrated transport solution for 5G, enabling operators to scale and build underlying infrastructure for addressing key 5G requirements such as ultra-low latency and hyper-flexible bandwidth, while simplifying and automating operational lifecycles to reduce operating expense.

  •
  Continue to address ECI's existing customers' current and evolving network needs: The company strives to maintain close relationships with its customers and to support their current and expected network deployment.

  •
  Expand ECI's customer base across its end markets, and specifically in end markets where ECI has competitive advantages: ECI actively looks to acquire new customers across the Service Providers, Utilities and Governments, and Defense and Security markets by participating in competitive tender bids for network projects. ECI has become a challenger in its markets and has generated over 120 "new wins" since 2016, defined as either new customers purchasing its products for the first time or new product offerings being ordered by existing customers. In addition, ECI focuses its direct sales efforts on markets and opportunities in which ECI believes it has unique competitive advantages. Furthermore, ECI believes that its long history, deployment track record and reference clients in the Utilities and Governments and Defense and Security markets provide it with a competitive advantage.

  •
  Penetrate the North American transport market: ECI believes that the North American market is attractive from a scale, growth and margin perspective. ECI has historically had limited presence in North America, primarily due to differences in transport product standards, which have undergone changes in recent years and therefore are no longer a material constraint on ECI's penetration of the North American market (i.e., the shifting from SONET, a legacy transport solution, to IP and WDM technology).

  •
  Partner with leading industry players to expand reach: ECI maintains a global channel program through which ECI works with third parties (which ECI refers to as "partners") to extend its reach to additional customers, larger-scale communications projects and geographies in which ECI does not currently have an extensive presence.

  •
  Enhance ECI's competitive positioning via continued research and development investment and innovation: the competitive environment in which ECI operates requires it to invest appropriately in research and development to keep up with or stay ahead of market trends as well as answer specific customer needs. Specifically, ECI's research and development and product strategies focus on offering an attractive cost structure and an innovative competitive solution to customers. In addition, ECI believes increasing its software offerings will enable ECI to stay ahead of market trends as well as answer specific customer needs.

ECI's customers

        ECI sells its product and service solutions directly and through indirect sales channels to the following end markets: Service Providers, Utilities and Governments, and Defense and Security.

Service Providers

        ECI provides secured optical transport solutions with a comprehensive end-to-end management system to wireline, wireless, MSO / quad-play and wholesale service providers. Increasing scalability requirements, greater network virtualization, cloud computing and the rollout of 4/5G networks are trends expected to drive sales in this market. ECI addresses these needs by offering high bandwidth and integrated optical transport solutions through its Apollo and Neptune products, with a focus on embedded cybersecurity solutions and cost optimization through its SDN and NFV applications.

        ECI's solutions focus on the following areas for these customers:

  •
  high bandwidth, high efficiency optical transport and OTN solution;

  •
  flexible high-performance solutions with low latency for cloud networking;

  •
  cost effective transport IP/MPLS and MPLS-TP solutions;

  •
  integrated optical and packet solutions;

  •
  integrated cybersecurity solutions; and

  •
  advanced and comprehensive SDN and NFV applications.

        Some of ECI's customers in this market include: Bharti Airtel Limited, Vodafone Idea Ltd., Telecom Italia S.p.A., Euronext Technologies SAS, Digicel Limited, RCS & RDS SA, Infracom Italia S.p.A.

Utilities and Governments

        ECI's customers also include a variety of utility providers (power, water, gas and oil), transportation, government and municipalities, and NRENs. The compatibility of ECI's solutions with legacy systems and "Elastic" flexibility has led to an increasing number of new wins in this market over the past two years.

        Network modernization, smart grid, increasing need for network efficiency and enhanced security regulations are trends expected to drive sales in this market in the short term. ECI can embed cybersecurity solutions fully within its products remotely. ECI's Muse Cyber Security Suite manages cybersecurity threats at the communication transport nodes points-of-access in the communication network (as opposed to traditional firewalls that prevent cyberattacks only at point of access by the ultimate user).

        ECI's solutions focus on the following areas for these customers:

  •
  addressing network modernization while maintaining complete control of performance;

  •
  providing a risk-free transition from TDM (a legacy network) to Packet with mission critical packet optical solutions and service assurance; and

  •
  including a cyber-solution tailored for the Utilities and Governments market.

Defense and Security

        Since ECI was established in 1961, it has continued to maintain a strong relationship with a variety of Defense and Security customers. As Defense and Security customers have begun to modernize their networks, their data usage has increased substantially. With an emphasis on speed, reliability and security, Defense and Security customers have unique telecommunications needs that are expected to increase as Defense and security activities use increasingly advanced technologies.

        ECI's solutions focus on the following areas for these customers:

  •
  know how—the capacity and expertise to develop and operate a Defense force network;

  •
  trust—ECI has maintained strong relationships with its Defense and Security customers since its inception in 1961;

  •
  tailored solutions targeted to meet Defense and Security customers' needs; and

  •
  a complete turn-key solution that includes ECI's equipment as well as a variety of other third-party equipment developed specifically for this market.

        ECI's customers in this sector are located in approximately ten countries.

Sales and Marketing

Sales

        ECI sells directly and through indirect channels.

(a)   Direct sales

        ECI sales teams operate in 20 locations around the world. For the year ended December 31, 2018, 86% of ECI's revenue was generated through direct sales. ECI's direct sales team is made up of sales personnel responsible for maintaining long-term relationships with ECI's customers. In addition, within each geographic area, ECI maintains specific teams, personnel or agents that focus on a particular region, country, customer or market vertical. These teams include sales management, account salespeople, and sales engineers, as well as project managers and commercial management personnel, responsible for maintaining a close and consultative relationship with customers.

(b) Indirect sales

        ECI also maintains a global channel program that involves partnerships with a continuously growing number of resellers, systems integrators and other third-party distributors, who market and sell ECI's products and services. For the year ended December 31, 2018, 14% of ECI's revenue was generated through indirect sales.

        ECI's channel partners include for example, RUAG Schweiz AG, Corning Services GmbH (previously 3M Services GmbH), NTEGRATOR PTE LTD., Siemens A.G, Ericsson A.B, Kellner Telecom GmbH, Quality Business Solutions S.R.L, Why Not Universal Co, Ltd, Henan Yuanlin Telecommunications Equipment Co. Ltd., Commtel Networks Pvt. Ltd., and Vitrociset S.p.A. ECI seeks opportunities to leverage its partners' relationships to address new customer segments and new geographies, while reducing the financial and operational risk of entering these additional markets.

Marketing

        To support ECI's sales efforts, ECI engages in marketing activities to generate demand for its products and services, with a focus on direct customer offerings. ECI's marketing strategy is highly focused on building its brand awareness to create customer preference for ECI, engaging in thought leadership programs to illustrate how ECI's innovations solve customer business problems and enabling its sales teams to drive customer adoption of ECI's solutions. ECI's marketing team supports its sales efforts through a variety of activities, including direct customer interaction, account-based marketing campaigns, portfolio marketing, industry events, media relations, industry analyst relations, social media, trade shows, ECI's website and other marketing vehicles for ECI's customers and channel partners.

Global Services

        ECI's global services organization is responsible for the full cycle of a project, from planning, implementation, training and support of its solutions and products.

        ECI's key services portfolio includes network and business analysis, network setup and design (including low-level design), integration, installation and commissioning, maintenance and support both for Hardware and Software.

        ECI's technical support engineers provide Hardware and Software support to ensure the network availability and capacity at all time. The support services include Hardware repair, fast exchange, spare management, Software repair and updates, proactive maintenance services and tools, and emergency assistance during network downtime or partial outage.

        ECI maintains high-level support and service facilities at its home office in Israel and in India, as well as at strategically located facilities close to customers based around the world. This enables its engineers to respond to service calls quickly and efficiently, regardless of the location, and to provide customers with first and second line support that is close at hand and in the customer's native language and time zone.

        ECI Global Services team provides its customers with the following options:

  •
  A full-service portfolio, including the whole project lifecycle steps from business planning, designing the best solution, integrating, implementing, commissioning, monitoring, managed services and care maintenance for both the Hardware and Software at any desired level from bronze to platinum, from RMA to full spare management and Fast Exchange

  •
  End to End project management accountability—with its local program and project managers and strong partnerships, ECI is able to provide full turnkey projects including subcontractors and partners management

  •
  Network Experts—ECI's engineers are highly experienced with optical and IP solutions, cyber security and SDN technology

  •
  Training and Knowledge centers—With 2 training centers located in Europe and Israel, ECI's customers are booking more than 200 annual professional training courses in 6 languages for ECI`s products and technology (IP, Optics and MEF certificate)

  •
  24X7 Global support centers—Local technical engineers around the globe are supported with 24x7 Global centers working in 3 shifts to provide immediate professional and effective support

Manufacturing

        ECI delivers products that run the ECI software on ECI's proprietary appliances. It utilizes contract manufacturers to source and assemble these products. Its contract manufacturers provide comprehensive manufacturing services, including assembly and testing of its products, logistics services and procurement of component materials on its behalf. ECI believes that outsourcing the manufacturing of its products enables the company to preserve working capital, allows for greater flexibility in meeting changes in demand and enables the company to be more responsive in delivering diverse product offerings to its customers. The manufacturing of its products is outsourced to two manufacturers. ECI and its contract manufacturers purchase several key components of its products, including ASICs and Optical Components, from single or limited sources. ECI purchases these components on a purchase order basis.

        ECI has streamlined and enhanced its global supply network for flexible delivery of products to meet customer needs. The supply network is backed by master sale agreements with two leading EMS suppliers, Flextronics Telecom Systems Limited ("Flex") and Eastern Communication Co. Ltd. ("Eastcom"):

  •
  Flex: In 2008 Flex acquired ECI's manufacturing facility in Ofakim, Israel, as part of ECI outsourcing its manufacturing facilities to Flex. Flex has also manufactured the products for ECI Telecom Inc. in the United States.

  •
  Eastcom: Eastcom, based in Hangzhou, China, has been manufacturing for ECI for over 20 years.

        In addition, ECI uses a variety of suppliers for components used in ECI's products and solutions. Furthermore, ECI regularly evaluates suppliers and sites for production and manufacturing based on customer needs.

Research and Development

        To remain competitive, ECI must continually invest in and enhance its product platforms, adding new features and functionality and aligning with market demand. ECI's research and development strategy emphasizes software-enabled programmability, automation and open interfaces, and seeks to promote broad application of ECI's solutions, including in long-haul, metropolitan and access networks and packet-based infrastructures for service delivery. As the capacity and service demands upon its networks increase, ECI's approach is also focused on designing products that enable network operators to achieve improved economics and efficiency, including with respect to power, space and operating cost. ECI's current development efforts are focused upon:

  •
  enhancing and extending ECI's transport solutions;

  •
  supporting legacy service migration to next-generation packet infrastructures;

  •
  developing algorithms for network optimization;

  •
  supporting fiber densification initiatives, such as 5G and fiber deep (the trend in which multiple-system operators ("MSOs") push fiber closer to consumers to provide them with better service); and

  •
  developing products that enhance software-based network management, automation and control, service orchestration and NFV and analytics capabilities ECI's research and development efforts that include driving product and manufacturing cost reductions across ECI's platforms.

        ECI believes these strong software and hardware product development capabilities are essential to its strategy of enhancing its core technology, developing additional security and network modernization features and maintaining comprehensive product and service offerings. The company's research and development process leverages innovative technology in response to market data and customer feedback. As part of this process, the company regularly reviews research and product development investments in its products and balances them against market demand.

        The company has assembled a team of highly skilled engineers with significant transport networks optics/packet and NMS expertise. ECI's engineers have deep experience in software design and development. Its engineering effort is focused on Optic/Packet transport networks, NextGen 5G, SDN/NFV, security and advanced software product development.

        As of December 23, 2019, ECI maintained research and development offices in Israel, India and China.

Seasonality

        Historically, ECI has experienced fluctuations in customer activity due to seasonal considerations on a quarterly basis. The company typically experiences lower order volumes at the beginning of the calendar year, due to its customers still finalizing their budgets, which may result in lower revenue in the first quarter. The company typically experiences increases in order volume in the fourth quarter due to greater spending on capital expenditures by its customers. These seasonal effects may vary and do not always correlate to its operating results. Accordingly, they should not be considered a reliable indicator of the company's future operating results.

ECI's Employees

        At September 30, 2019, the company had a total of 1,750 full-time equivalent employees ("FTEs"), comprised of 821 FTEs located in Israel, 490 FTEs located in India, 248 FTEs located in the Asia Pacific region (mainly in China), 119 FTEs located in Europe and 72 FTEs located in the Americas.

        Certain of its employees in Israel and Germany are represented by collective bargaining agreements. The company believes it has good relationships with its employees.

Segment Information

        ECI operates in a single segment. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker in making decisions regarding resource allocation and assessing performance. To date, the company's chief operating decision maker has made such decisions and assessed performance at the company level, as one segment. The company's chief operating decision maker is its Chief Financial Officer.

ECI's Company History

        The company was founded as Electronics Corporation of Israel Ltd. in 1961 and undertook an initial public offering on Nasdaq in 1982. The Electronics Corporation of Israel was rebranded as ECI in 1985.

        ECI began to diversify its product offering with the digitization of telephone switching that began in the 1970s. ECI developed a specialization in telephone transmission products, which manipulated the signals carried on telephone lines.

        Subsequently, in the 1990s, ECI developed broadband access products, which operate closer to customer premises ("Access"). Starting in 2000, ECI began introducing transmission management products for fiber optic networks and its next-generation asynchronous transfer mode ("ATM") switches. The company's legacy XDM product was one of the first of these products introduced into the industry.

        In 2007, ECI was taken private by Ashmore Investment Management Limited ("Ashmore") and the Swarth Group. In 2013, the Swarth Group acquired Ashmore's stake in ECI and Plenus (subsequently renamed Viola Credit) converted its second lien debt position into common shares of ECI.

        Beginning in mid-2012, a new management team started to turn ECI around by stabilizing the business, exiting non-profitable business areas, significantly reducing costs and converting the majority of its customer base to the new technologies and products. In particular, since 2012, ECI's management team has overseen the following key achievements:

  •
  Introduced leading-edge transport solutions: Since 2007, ECI has invested over $1 billion in research and development to develop leading-edge transport products and software communication solutions. These investments contributed to the development of its core Apollo and Neptune transport solutions, which were introduced in 2012 and 2013 and continuously developed since then. These core products have been deployed across the majority of its customers, across all regions. In addition, the company introduced a suite of higher-margin NFV, SDN and cybersecurity software solutions under the MuseTM brand, to position ECI strategically for enhanced future growth as the market evolves.

  •
  Strategically shifting the focus away from Access technology, sustaining it only for existing customers: Historically, the Access business was a key component of ECI's strategy, representing nearly 30% of ECI's revenue in 2012. Following this strategic shift, ECI's Apollo and Neptune transport solutions today contribute the overriding majority of ECI's revenues.

  •
  Increased active product cost and operating expense reduction programs: Coupled with the introduction of ECI's core product offerings, the company improved its active product cost reduction program, whereby it continuously focused on reducing overall product cost to maintain its price competitiveness, for example, by maintaining an aggressive pricing strategy with its suppliers and reengineering product components as necessary to reduce the overall product costs. In addition, ECI made strategic business changes to reduce its overall operating expenses, including reducing headcount as well as overhead costs.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ECI

        The following discussion of the financial condition and results of operations of ECI Telecom Group Ltd. ("ECI") should be read in conjunction with the condensed consolidated financial statements and the related notes thereto included elsewhere in this proxy statement. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. The company's actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed throughout this Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A").

Overview

        ECI is a leading global provider of comprehensive networking products and solutions to service providers, utilities and governments, and defense and security customers. ECI has been providing comprehensive networking products and solutions since 1961, and is one of only a few providers globally offering both optical and packet networking products and solutions, with a diverse and long-standing global customer base. For the year ended December 31, 2018, eight of its top 10 end customers by revenue purchased its products or services every year since 2008. ECI is headquartered outside Tel Aviv, Israel and has over 250 customers and operations in more than 70 countries worldwide as of September 30, 2019.

        Since 2012, the company has changed its strategy to focus solely on optical and transport products and solutions and has introduced a new full set of products and solutions. These new offerings include software-based solutions and cybersecurity network protection.

        ECI has become a challenger in its markets and has generated over 120 "new wins" since 2016, defined as either new customers purchasing its products for the first time or new product offerings being ordered by existing customers. Over 70% of these new wins have been with new customers located in more than 30 different countries, with approximately half of the new wins from Europe, the Middle East and Africa ("EMEA"). These new wins have generated approximately $300 million in revenue from the beginning of 2016 to September 30, 2019.

        The company sells its products and solutions through both direct sales and indirect channels, leveraging the assistance of resellers, and the company provides ongoing support to its customers through its global services team. To further expand its global footprint and its growth, the company has been increasing its number of channels and resellers with approximately 170 current channel and reseller agreements, of which 100 new agreements were established since 2018. Approximately 14% of its revenue for 2018 was generated through these relationships.

Financial Overview

Financial Results

        ECI reported operating income of approximately $9 million and $10 million for the three months ended September 30, 2019 and 2018, respectively. ECI reported operating income of approximately $11 million and $15 million for the nine months ended September 30, 2019 and 2018, respectively.

        ECI's revenue was approximately $95 million and $104 million in the three months ended September 30, 2019 and 2018, respectively. Revenue was approximately $272 million and $302 million in the nine months ended September 30, 2019 and 2018, respectively.

        The company's gross profit was approximately $38 million and $40 million in the three months ended September 30, 2019 and 2018, respectively. Gross profit as a percentage of revenue ("total gross margin") was approximately 40% and 38% in the three months ended September 30, 2019 and 2018, respectively. Gross profit was approximately $99 million and $105 million in the nine months ended September 30, 2019 and 2018, respectively. Gross margin was approximately 36% and 35% in the nine months ended September 30, 2019 and 2018, respectively.

        The company's operating expenses were approximately $29 million and $30 million in the three months ended September 30, 2019 and 2018, respectively. Operating expenses were approximately $88 million and $90 million in the nine months ended September 30, 2019 and 2018, respectively. Operating expenses for the nine months ended September 30, 2018 included approximately $1 million of restructuring expense.

        See "Results of Operations" in this MD&A for a discussion of the changes in ECI's revenue and expenses for the three and nine months ended September 30, 2019 compared with the three and nine months ended September 30, 2018.

Critical Accounting Policies and Estimates

        The MD&A is based upon ECI's condensed consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires the company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. ECI bases its estimates and judgments on historical experience, knowledge of current conditions and beliefs of what could occur in the future given available information. The company considers the following accounting policies to be both those most important to the portrayal of its financial condition and those that require the most subjective judgment: revenue recognition, valuation of inventory, loss contingencies and reserves, stock-based compensation, goodwill and intangible assets, accounting for leases and accounting for income taxes. If actual results differ significantly from its estimates and projections, there could be a material effect on its condensed consolidated financial statements. With the exception of the lease accounting policy below, there were no significant changes to its critical accounting policies from December 31, 2018 through September 30, 2019.

        Leases.    Effective January 1, 2019, ECI adopted Accounting Standards Codification 842, Leases ("ASC 842") issued by the Financial Accounting Standards Board ("FASB"). ASC 842 replaced existing lease accounting rules with a comprehensive lease measurement and recognition standard. ASC 842 introduces a lessee model that brings most leases onto the balance sheet and eliminates the current GAAP requirement for an entity to use bright-line tests in determining lease classification. Under ASC 842, ECI must determine if an arrangement is a lease at inception. A contract is determined to contain a lease component if the arrangement provides ECI with a right to control the use of an identified asset. Lease agreements may include lease and non-lease components. In such instances for all classes of underlying assets, ECI does not separate lease and non-lease components but instead accounts for the entire arrangement under leasing guidance. Leases with an initial term of 12 months or less are not recorded on the balance sheet and lease expense for these leases is recognized on a straight-line basis over the lease term.

        Right-of-use assets and lease liabilities are initially measured based on the present value of the future minimum fixed lease payments (i.e., fixed payments in the lease contract) over the lease term at the commencement date. As many of the company's leases do not have a readily determinable implicit rate, the company typically uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future minimum fixed lease payments. ECI calculates incremental borrowing rate to reflect the interest rate that it would have to pay to borrow on a collateralized basis an amount equal to the lease payments in a similar economic environment over a similar term and considers its historical borrowing activities and market data from entities with comparable credit ratings in this determination. The measurement of the right-of-use asset also includes any lease payments made prior to the commencement date (excluding any lease incentives) and initial direct costs incurred. ECI assessed its right-of-use assets for impairment as of September 30, 2019 and determined no impairment has occurred.

        Lease terms may include options to extend or terminate the lease and the company incorporates such options in the lease term when it has the unilateral right to make such an election and it is reasonably certain that ECI will exercise that option. In making this determination, ECI considers its prior renewal and termination history and planned usage of the assets under lease, incorporating expected market conditions.

        For a further discussion of ECI's other critical accounting policies and estimates, please refer to ECI's audited financial statements and notes thereto included elsewhere in this definitive proxy.

Results of Operations

        Revenue.    Revenue for the three and nine months ended September 30, 2019 and 2018 was as follows (in millions, except percentages):

	Three months ended		Increase (decrease) from prior year
	September 30, 2019	September 30, 2018
			$	%
Product	$73.9	$82.9	$(9.0)	(10.8)%
Service	21.3	21.1	0.2	0.1%

Total revenue	$95.3	$104.0	$(8.7)	(8.4)%

	Nine months ended		Increase (decrease) from prior year
	September 30, 2019	September 30, 2018
			$	%
Product	$209.6	$238.6	$(29.0)	(12.2)%
Service	62.2	63.1	(0.9)	(1.4)%

Total revenue	$271.8	$301.7	$(29.9)	(9.9)%

        ECI provides comprehensive end-to-end optical and packet-optical transport solutions that are scalable across access (i.e. closer to the end user) to core (i.e. the critical infrastructure of a communication provider). ECI's product portfolio addresses the growing demand of service providers, utilities and governments, and defense and security customers for optical and packet transport solutions, as well as Network Function Virtualization ("NFV"), Software Defined Networking ("SDN") and cybersecurity solutions for wireless backhaul, enterprise cloud connectivity and Over The Top ("OTT") traffic. The company has five core product offerings: the Apollo transport solution, the Neptune transport solution, NFV-based solutions, SDN orchestration and applications and cybersecurity solutions. All of ECI's products are sold through both direct sales and indirect sales through channels and resellers.

        The decrease in product revenue in the three months ended September 30, 2019 compared with the three months ended September 30, 2018 was primarily due to lower revenues from service providers in Former Soviet Union countries ("FSU") and from various customers in Europe, partially offset by some growth in revenues from service providers in India.

        The company's product revenue from sales to service providers was approximately 68% and 66% of ECI's product revenue in the three months ended September 30, 2019 and 2018, respectively.

        The decrease in product revenue in the nine months ended September 30, 2019 compared with the nine months ended September 30, 2018 was primarily the result of the decrease in revenues in India in the first half of 2019, as the major service providers there reduced capital spending due to their high leverage and declining profitability. Revenues also decreased in the defense and security customers in Israel due to partial completion of large defense projects and delayed capital spending relating to uncertainties with government budgets, offset by increased revenues in Europe (mainly to utilities and governments and defense customers).

        The company's product revenue from sales to service providers was approximately 64% and 65% of its product revenue in the nine months ended September 30, 2019 and 2018, respectively.

        In addition to its product offerings, ECI offers a broad set of service offerings, comprised of installation, post-sale implementation and training and support-related services as well as design services and consultancy that allow it to gain valuable insight into network and business challenges faced by its customers and to work closely with them in the assessment, planning, deployment and transformation of their networks. For the nine months ended September 30, 2019, 23% of its revenues related to services. Following the initial warranty period, almost all of its customers enter into service agreements, which are generally renewed either annually or every few years. ECI believes its customers will typically contract with their transport solution provider to also provide support services to minimize network risks. In addition, because transport products typically have a general life of over 15 years, coupled with ECI's long-term customer relationships, ECI believes that revenues from services and maintenance are relatively predictable.

        Service revenue for the three and nine months ended September 30, 2019 and 2018 was comprised of the following (in millions, except percentages):

			Increase (decrease) from prior year
	Three months ended
	September 30, 2019	September 30, 2018
			$	%
Service contracts	$14.91	$14.3	$0.6	4.3%
Implementation and other	6.4	6.8	(0.4)	(5.9)%

	$21.3	$21.1	$0.2	1.0%

			Increase (decrease) from prior year
	Nine months ended
	September 30, 2019	September 30, 2018
			$	%
Service contracts	$41.6	$43.3	$(1.7)	(4.0)%
Implementation and other	20.6	19.8	0.8	4.1%

	$62.2	$63.1	$(0.9)	(1.4)%

        The company's service revenue was relatively flat in both the three and nine months ended September 30, 2019 compared to the same prior year periods.

        The following customers contributed 10% or more of ECI's revenue in the three and nine months ended September 30, 2019 and 2018:

	Three months ended		Nine months ended
Customer	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Customer 1	11%	20%	16%	24%
Customer 2	21%	*	12%	12%
Customer 3	*	*	*	13%
Customer 4	*	11%	*	*

*
Represents less than 10% of revenue

        Revenue earned from customers domiciled outside Israel was approximately 89% and 91% of revenue in the three months ended September 30, 2019 and 2018, respectively, and approximately 88% and 84% of revenue in the nine months ended September 30, 2019 and 2018, respectively. Revenue from customers domiciled both within and outside of Israel may fluctuate from quarter to quarter and year to year.

        The company expects that its total revenue in 2019 will decrease slightly compared with 2018 total revenue.

        Cost of Revenue/Gross Margin.    Cost of revenue consists of the cost of products purchased principally from ECI's electronics manufacturing services ("EMS") providers, other component manufacturers and service subcontractors. Cost of revenue also includes personnel and related costs for customer services and operations, freight costs, inventory write-offs and amortization of capitalized development costs. ECI's cost of revenue and gross margins for the three and nine months ended September 30, 2019 and 2018 were as follows (in millions, except percentages):

	Three months ended		Increase (decrease) from prior year
	September 30, 2019	September 30, 2018
			$	%
Cost of revenue
Product	$45.0	$52.8	$(7.8)	(14.8)%
Service	12.6	11.7	0.9	8.4%

Total cost of revenue	$57.6	$64.5	$(6.9)	(10.7)%

Gross margin
Product	39.2%	36.3%
Service	40.8%	44.9%
Total gross margin	39.5%	38.0%

	Nine months ended		Increase (decrease) from prior year
	September 30, 2019	September 30, 2018
			$	%
Cost of revenue
Product	$135.0	$160.9	$(25.9)	(16.1)%
Service	37.8	36.0	1.8	4.9%

Total cost of revenue	$172.8	$196.9	$(24.1)	(12.2)%

Gross margin
Product	35.6%	32.6%
Service	39.2%	42.9%
Total gross margin	36.4%	34.7%

        The increase in product gross margin in the three months ended September 30, 2019 compared with the three months ended September 30, 2018 was primarily attributable to improved profitability in India and in the defense and security customers due to a more profitable product mix. Amortization of capitalized software development costs affected product gross profit by $4.7 million and 6.4 percentage points in the three months ended September 30, 2019 and by $4.3 million and 5.2 percentage points in the three months ended September 30, 2018.

        The increase in product gross margin in the nine months ended September 30, 2019 compared with the nine months ended September 30, 2018 was primarily attributable to the decrease in the percentage of its total revenues coming from India, which generally has lower gross margins than other geographic areas and improved profitability in India due to a more profitable product mix. Amortization of capitalized software development costs affected product gross profit by $14.2 million and 6.8 percentage points in the nine months ended September 30, 2019 and by $12.3 million and 5.2 percentage points in the nine months ended September 30, 2018.

        The decrease in service gross margin in both the three and nine months ended September 30, 2019 compared to the same prior year periods was due to slightly higher costs of the service subcontractors and of ECI in-house customer services.

        ECI believes that its total gross margin will increase in 2019 compared with 2018, primarily due to the decrease in lower-margin revenues in India, partially offset by the impact on total gross margin of its customer service and customer operations costs, which are of a semi-fixed nature.

        Research and Development Expenses, Net.    Research and development expenses, net, consist primarily of salaries and related personnel expenses and cost of materials for the design, development, testing and enhancement of its products, less capitalization of software development costs and grant participations from the Israel Innovation Authority. Research and development expenses for the three and nine months ended September 30, 2019 and 2018 were as follows (in millions, except percentages):

			Increase from prior year
	September 30, 2019	September 30, 2018
			$	%
Three months ended	$11.4	$9.0	$2.4	26.4%
Nine months ended	$31.5	$27.4	$4.1	14.8%

        The increase in research and development expenses in the three and nine months ended September 30, 2019 compared with the corresponding periods ended September 30, 2018 was attributable to the acceleration of research and development related to ECI's 5G products, as well as slightly lower capitalization of software development costs and grant participations. Capitalization of software development costs reduced research and development expense by $6.8 million and $6.7 million in the three months ended September 30, 2019 and 2018, respectively, and by $19.3 million and $20.0 million in the nine months ended September 30, 2019 and 2018, respectively.

        Sales and Marketing Expenses.    Sales and marketing expenses primarily consist of salaries and related personnel costs, commissions, travel and entertainment expenses, promotions, customer trial and evaluations inventory and other marketing and sales support expenses. Sales and marketing expenses for the three and nine months ended September 30, 2019 and 2018 were as follows (in millions, except percentages):

			Decrease from prior year
	September 30, 2019	September 30, 2018
			$	%
Three months ended	$12.6	$14.7	$(2.1)	(14.3)%
Nine months ended	$41.2	$43.9	$(2.7)	(6.2)%

        The decrease in sales and marketing expenses in the three months and nine months ended September 30, 2019 compared with the corresponding periods ended September 30, 2018 was primarily attributable to lower commission expenses, reflecting the impact of the reduction in revenues.

        ECI believes that its sales and marketing expenses will decrease in 2019 compared with 2018, due primarily to the impact of the expected lower revenues on the commission expenses.

        General and Administrative Expenses.    General and administrative expenses consist primarily of salaries and related personnel costs for executive and administrative personnel, and audit, legal and other professional fees. General and administrative expenses for the three and nine months ended September 30, 2019 and 2018 were as follows (in millions, except percentages):

			Decrease from prior year
	September 30, 2019	September 30, 2018
			$	%
Three months ended	$4.7	$5.9	$(1.2)	(20.3)%
Nine months ended	$15.0	$17.2	$(2.2)	(12.8)%

        The decrease in general and administrative expenses in the three months and nine months ended September 30, 2019 compared with the corresponding periods ended September 30, 2018 was primarily attributable to lower employee compensation costs.

        ECI believes that its general and administrative expenses will decrease in 2019 compared with 2018, primarily due to lower employee bonus expenses.

        Reorganization Expense.    Reorganization expenses consist of expenses that ECI considers to be non-recurring, such as expenses associated with workforce reduction and exiting onerous contracts. ECI recorded reorganization expense of $1.4 million in the nine months ended September 30, 2018 in connection with a reduction of the workforce in Israel in early 2018. ECI did not record reorganization expenses in the nine months ended September 30, 2019.

        Financing Expenses, Net.    Financing expenses, net, consist primarily of interest expenses on bank loans and others, bank charges and factoring fees, amortization of deferred financing costs and exchange rate differences. Financing expenses, net, for the three and nine months ended September 30, 2019 and 2018 were as follows (in millions, except percentages):

	Three months ended		Increase (decrease) from prior year
	September 30, 2019	September 30, 2018
			$	%
Financing expenses, net	$11.8	$13.7	$(1.9)	(13.8)%

	Nine months ended		Increase from prior year
	September 30, 2019	September 30, 2018
			$	%
Financing expenses, net	$29.9	$39.6	$(9.8)	(24.6)%

        ECI's financing expenses, net decreased in the three months and nine months ended September 30, 2019 primarily due to reduction in financing expenses recorded in connection with revaluation of the fair value of Contingent Value Rights granted to its lenders.

        Income Taxes.    ECI recorded provisions for income taxes of $3.5 million and $1.6 million in the nine months ended September 30, 2019 and 2018, respectively. These amounts reflect the company's estimates of the effective rates expected to be applicable for the respective full fiscal years, adjusted for any discrete events, which are recorded in the period that they occur. These estimates are reevaluated each quarter based on its estimated tax rate for the full fiscal year. The estimated effective rates for the nine months ended September 30, 2019 and 2018 do not include any expense or benefit for the company's domestic operations in Israel, since its concluded that a valuation allowance was required for this jurisdiction.

Off-Balance Sheet Arrangements

        There have been no material changes, outside of the ordinary course of business, to ECI's off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial position, changes in financial position, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

        There have been no material changes, outside of the ordinary course of business, to ECI's contractual obligations as previously disclosed in its audited financial statements and notes thereto included elsewhere in this proxy statement.

Liquidity and Capital Resources

        condensed consolidated statements of cash flows are summarized as follows (in millions):

	Nine months ended
	September 30, 2019	September 30, 2018	Change
Net loss	$(22.1)	$(26.4)	$4.3
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities	24.4	22.9	1.5
Changes in operating assets and liabilities	2.8	17.7	(14.9)

Net cash provided by operating activities	$5.1	$14.2	$(9.1)

Net cash used in investing activities	$(25.9)	$(25.3)	$(0.6)

Net cash (used in) provided by financing activities	$(2.0)	$1.2	$(3.2)

        ECI's cash, cash equivalents and restricted cash was approximately $18 million at September 30, 2019 and approximately $41 million at December 31, 2018. ECI had cash, cash equivalents and restricted cash held by non-Israeli subsidiaries aggregating approximately $9 million and $17 million at September 30, 2019 and December 31, 2018, respectively.

        On March 29, 2018 ("the closing date"), ECI refinanced its outstanding debt (the "Debt Refinancing"). ECI entered into a senior loan agreement with a group of lenders, principal among them Promontoria Holding 206 BV (affiliated with Cerberus Capital Management, LP), which provides for a $153.0 million term loan (the "Senior Loan").

        The Senior Loan matures in March 2023. Starting from 36 months after the closing date and ending 57 months after the closing, the Senior Loan amortizes by installments of 1%-1.5% of the Loan per each 3 month period. The remaining 90% matures 60 months from the closing date. The Senior Loan bears interest payable on a quarterly basis at an annual rate of LIBOR plus 4.5%, as well as interest Payable-In-Kind ("PIK") that is accrued until loan maturity at an annual rate of 8.5%.

        Also as part of this transaction, $66.5 million of debt was converted by a certain lender, Pathfinder, into preferred shares (the "Preference Amount"). The Preference Amount accumulates 20% per annum payable in the case of redemption. Alternatively, in the event of a Liquidity Event (such as a merger, acquisition or initial public offering), the holders of the Preference Amount are entitled to receive an amount comprised of a base rate of 10% per annum and an additional amount calculated based on the timing and proceeds of the Liquidity Event.

        Separately, at that time, $87.3 million of preferred shares were issued to the company's shareholders in consideration for capital injection as well as conversion of previous loans. The preferred shares accumulate 12%.

        The Senior Loan, together with the capital contribution by the company's shareholders, was used primarily to refinance its previous indebtedness, which it had entered into in 2016. ECI settled its previously outstanding Term and Mezzanine loans taken in 2016, including accrued interest, aggregating $217.7 million, and repaid an outstanding short-term loan from a bank of $27.8 million. These repayments totaled $245.5 million.

        As of December 31, 2018, ECI had an outstanding debt balance (including accrued interest) of $171.5 million under the Senior Loan and $2.3 million of other short-term loans from banks at an average interest rates of 4.86%. The Preference Amount, was valued at $79.0 million as of December 31, 2018.

        As of September 30, 2019, ECI had an outstanding debt balance (including accrued interest) of $176.8 million under the Senior Loan and $2.4 million of short-term loans from banks at an average interest rate of 4.46%. The Preference Amount was valued at $89.2 million as of September 30, 2019.

        According to the terms of the Senior Loan agreements in effect as of September 30, 2019 and December 31, 2018, ECI is required to comply with certain customary affirmative, information and negative covenants, subject to certain agreed exceptions.

        The Senior Loan requires compliance with certain financial covenants related to interest cover, adjusted leverage, adjusted EBITDA and aggregate research and development expenditures, all of which are defined in the Credit Agreement.

        As of September 30, 2019 and December 31, 2018, ECI was in full compliance with the required covenants.

        ECI's operating activities provided approximately $5 million and approximately $14 million of cash in the nine months ended September 30, 2019 and 2018, respectively.

        Cash provided by operating activities in the nine months ended September 30, 2019 was primarily the result of a decrease in trade receivables and elimination of the increase in long-term liabilities related to the accrual of PIK interest on the Senior Loan and revaluation of the fair value of Contingent Value Rights granted to ECI's lenders. These amounts were partially offset by decreases in trade payables as well as other payables and accrued liabilities. ECI's lower accounts receivable primarily reflected typical mid-year seasonality. ECI's net loss, adjusted for non-cash operating activities, provided approximately $2 million of cash in the nine months ended September 30, 2019.

        Cash provided by operating activities in the nine months ended September 30, 2018 was primarily the result of decreases in trade receivables and other receivables, elimination of the increases in long-term liabilities related to the accrual of PIK interest on the Senior Loan and revaluation of the fair value of Contingent Value Rights granted to ECI's lenders, as well as an increase in other payables and accrued liabilities. These amounts were partially offset by a decrease in trade payables. ECI's net loss, adjusted for non-cash operating activities, used approximately $4 million of cash in the nine months ended September 30, 2019.

        ECI's investing activities used approximately $26 million of cash in the nine months ended September 30, 2019, comprised of approximately $19 million of cash used for capitalized software development costs and approximately $7 million used for investments in property, plant and equipment.

        ECI's investing activities used approximately $25 million of cash in the nine months ended September 30, 2018, comprised of approximately $20 million of cash used for capitalized software development costs and approximately $5 million used for investments in property, plant and equipment.

        ECI's financing activities used approximately $2 million of cash in the nine months ended September 30, 2019 in connection with payment of deferred financing costs related to the Debt Refinancing.

        Our financing activities provided approximately $1 million of cash in the nine months ended September 30, 2018, primarily due to an increase in short-term loans. The net cash impact of the Debt Refinancing during the nine months ended September 30, 2018 was nominal.

        Based on current expectations, ECI believes that its current cash and cash equivalents will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least twelve months. However, the rate at which the company consumes cash is dependent on its cash needs for future operations. ECI anticipates devoting substantial capital resources to continuing its research and development efforts, to maintain its sales, support and marketing, and for other general corporate activities. However, it is difficult to predict future liquidity requirements with certainty, and ECI's cash may not be sufficient to meet its future needs, which would require the company to refinance its debt and/or obtain additional financing. ECI may not be able to refinance its debt or obtain additional financing on favorable terms or at all.

Year Ended December 31, 2018 Compared to Year Ended December 31, 2017

Financial Overview

Financial Results

        ECI reported operating income of approximately $21 million and $11 million for the years ended December 31, 2018 and 2017, respectively.

        Its revenue was approximately $406 million and $367 million for the years ended December 31, 2018 and 2017, respectively.

        Its gross profit was approximately $143 million and $128 million for the years ended December 31, 2018 and 2017, respectively.

        Gross profit as a percentage of revenue ("total gross margin") was approximately 35% for both the years ended December 31, 2018 and 2017.

        ECI's operating expenses were approximately $122 million and $117 million for the years ended December 31, 2018 and 2017, respectively.

        Operating expenses for the year ended December 31, 2018 included approximately $1 million of reorganization expense.

        See "Results of Operations" in this MD&A for a discussion of the changes in the company's revenue and expenses for the year ended December 31, 2018 compared with the year ended December 31, 2017.

Critical Accounting Policies and Estimates

        Management's discussion and analysis of financial condition and results of operations is based upon ECI's condensed consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires ECI to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. ECI bases estimates and judgments on historical experience, knowledge of current conditions and beliefs of what could occur in the future given available information. ECI considers the following accounting policies to be both those most important to the portrayal of its financial condition and those that require the most subjective judgment: revenue recognition, valuation of inventory, loss contingencies and reserves, stock-based compensation, goodwill and intangible assets, accounting for leases and accounting for income taxes. If actual results differ significantly from the company's estimates and projections, there could be a material effect on the company's condensed consolidated financial statements.

        The significant accounting policies that the company believes are the most critical include the following:

  •
  Foreign currency translation;

  •
  Revenue recognition;

  •
  Warranty costs;

  •
  Employee benefits—severance pay;

  •
  Goodwill and intangible assets;

  •
  Inventories; and

  •
  Income taxes

        Foreign currency translation:    The currency of the primary economic environment in which ECI's operations are conducted is the U.S. dollar ("dollar" or "USD"). The functional currency of ECI and all its subsidiaries is the dollar.

        Transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been re-measured into dollars. Gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies have been included in financial income (expenses) in the consolidated statements of operations.

        Revenue recognition:    As from January 1, 2018, ECI early adopted Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("ASC 606"), which sets out guidance for revenue recognition. ECI elected to apply ASC 606 using the modified retrospective approach, as from the initial date of application, without restatement of comparative data.

        As part of the initial application of ASC 606, ECI has chosen to apply the expedients in the transitional provisions, according to which ASC 606 is applied only for contracts not yet complete at the transition date.

        The new accounting policies for recognizing revenue that were applied from January 1, 2018 following the application of ASC 606 did not have a material effect on ECI's financial statements. In addition, implementation of ASC 606 had no material effect on retained earnings as the transition date.

        ECI recognizes revenue when the customer obtains control over the promised goods or services. The revenue is measured according to the amount of the consideration to which the company expects to be entitled in exchange for the goods or services promised to the customer, other than amounts collected for third parties.

Identifying the contract

        ECI accounts for a contract with a customer only when the following conditions are met:

  (a)
  The parties to the contract have approved the contract (in writing, orally or according to other customary business practices) and they are committed to satisfying the obligations attributable to them

  (b)
  ECI can identify the rights of each party in relation to the goods or services that will be transferred;

  (c)
  ECI can identify the payment terms for the goods or services that will be transferred;

  (d)
  The contract has a commercial substance (i.e. the risk, timing and amount of the entity's future cash flows are expected to change as a result of the contract); and

  (e)
  It is probable that the consideration, to which ECI is entitled to in exchange for the goods or services transferred to the customer, will be collected.

        For the purpose of paragraph (e) ECI examines, inter alia, the percentage of the advance payments received and the spread of the contractual payments, past experience with the customer and the status and existence of sufficient collateral.

        If a contract with a customer does not meet all of the above criteria, consideration received from the customer is recognized as a liability until the criteria are met or when one of the following events occurs: the company has no remaining obligations to transfer goods or services to the customer and any consideration promised by the customer has been received and cannot be returned; or the contract has been terminated and the consideration received from the customer cannot be refunded.

Identifying performance obligations

        On the contract's inception date ECI assesses the goods or services promised in the contract with the customer and identifies as a performance obligation any promise to transfer to the customer one of the following:

  (a)
  Goods or services (or a bundle of goods or services) that are distinct; or

  (b)
  A series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer.

        ECI identifies goods or services promised to the customer as being distinct when the customer can benefit from the goods or services on their own or in conjunction with other readily available resources and the company promises to transfer the goods or services to the customer and the promise is separately identifiable from other promises.

        In projects executed under contract, when a significant service is provided for integrating the various goods and services in the contract into one integrated outcome, ECI identifies one performance obligation. In all other cases, the company identifies more than one performance obligation.

Determining the transaction price

        The transaction price is the amount of the consideration to which ECI expects to be entitled in exchange for the goods or services promised to the customer, other than amounts collected for third parties. ECI takes into account the effects of all the following elements when determining the transaction price: variable consideration, the existence of a significant financing component, non-cash consideration, and consideration payable to the customer.

Satisfaction of performance obligations

        Revenue is recognized when ECI satisfies a performance obligation by transferring control over promised goods or services to the customer.

Contract costs

        Incremental costs of obtaining a contract with a customer such as sales fees to agents, are recognized as an asset when ECI is likely to recover these costs. Costs to obtain a contract that would have been incurred regardless of the contract are recognized as an expense as incurred, unless the customer can be billed for those costs.

        Costs incurred to fulfill a contract with a customer and not in the scope of another standard are recognized as an asset when they: relate directly to a contract ECI can specifically identify; they generate or enhance resources of the company that will be used in satisfying performance obligations in the future; and they are expected to be recovered. In any other case the costs are recognized as an expense as incurred.

        Warranty costs:    Estimated future warranty costs are accrued and charged to cost of goods sold in the period that the related revenue is recognized. These estimates are derived from historical data and trends of product reliability and costs of repairing and replacing defective products.

        Employee benefits—severance pay:    The majority of ECI's agreements with employees in Israel are in accordance with Section 14 of the Severance Pay Law, 1963 ("Section 14"), where the company's contributions for severance pay are paid to the employee upon termination instead of the severance liability that would otherwise be payable under the law as aforementioned.

        In accordance with Section 14 the company makes regular deposits with certain insurance companies and pension funds for accounts controlled by each applicable employee. The company is fully relieved from any severance pay liability with respect to each such employee upon contribution to the insurance company or a pension fund as the amounts deposited are not under the control and management of the company and the severance pay risks have been irrevocably transferred to the insurance company or the pension fund. Therefore, the related severance pay obligation and amounts deposited on behalf of such obligation are not reflected in the consolidated balance sheets.

        The company's liability for severance pay to its Israel-based employees not under Section 14, is calculated pursuant to Israel's Severance Pay Law. The liability for employee severance benefits is based on salary components as prescribed in the current labor agreement and calculated on the basis of length of service and the latest monthly salary—one month's salary for each year employed. The liability is mostly covered by amounts the company deposits in external pension and severance funds managed by unrelated financial institutions and to a lesser extent by the unfunded provision.

        The provision for severance pay also includes amounts related to employees in countries other than Israel and is calculated in accordance with the rules of the country in which they are employed.

Goodwill and intangible assets:

        Goodwill:    Goodwill is not amortized, but instead is tested for impairment at least annually, or more frequently if indicators of potential impairment exist, by comparing the fair value of the company's reporting unit to its carrying value.

        The annual testing for impairment of goodwill is completed as of December 31. ECI operates as a single operating segment with one reporting unit and consequently evaluates goodwill for impairment based on an evaluation of the fair value of the company as a whole.

        ECI performed its step one assessments for each of the years ended December 31, 2018, 2017 and 2016 and determined each year that the fair value was in excess of the carrying value and accordingly, there was no impairment of goodwill.

        Software development costs capitalized:    Expenditure on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognized in profit or loss when incurred. ECI capitalizes certain software development costs. Capitalization of software development costs commences upon the determination of technological feasibility and continues up to the time the software is available for general release to customers, at which time capitalized software costs are amortized to cost of revenues on a straight-line basis over the expected life of the related product, generally up to three years.

        In subsequent periods, capitalized software development expenditure is measured at cost less accumulated amortization and accumulated impairment losses, if any. ECI periodically estimates the recoverability of software development costs. The recoverable amounts as of September 30, 2019, December 31, 2018, 2017 and 2016 were estimated to be higher than the respective carrying amounts and no provision for impairment was required.

        Inventories:    Inventories are stated at the lower of cost and net realizable value. The cost of inventories is based on the moving average, and includes expenditure incurred in acquiring the inventories and the costs incurred in bringing them to their existing location and condition. ECI reduces the carrying value of inventories for items that are potentially excess, obsolete or slow moving, based on estimates of future customer demand for products and other economic factors.

        Taxes on income:    Income tax comprises current and deferred tax. Current tax and deferred tax are recognized in earnings, or are recognized directly in equity to the extent they relate to items recognized directly in equity.

        Current tax is the expected tax payable (or receivable) on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date. Current taxes also include taxes in respect of prior years.

        Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and loss carryforwards, using tax rates expected to be in effect for the years in which the differences are expected to reverse. The company records valuation allowances to reduce deferred income tax assets to the amount that is more likely than not to be realized. ECI has not recognized a deferred tax liability for the undistributed earnings of its foreign subsidiaries, because the company considers these earnings to be indefinitely reinvested. A deferred tax liability will be recognized when the company can no longer demonstrate that it plans to indefinitely reinvest these undistributed earnings.

        A provision for uncertain tax positions, including additional tax, interest and penalties, is recognized when ECI determines it is not more likely than not that a certain position will be sustained. ECI measures the tax benefit to be provided for as the largest amount that is more than 50% likely of being realized upon settlement.

        For a further discussion of ECI's other critical accounting policies and estimates, please refer to the company's audited financial statements and notes thereto included elsewhere in this definitive proxy.

Results of Operations

        Revenue.    Revenue for the years ended December 31, 2018 and 2017 was as follows (in millions, except percentages):

			Increase (decrease) from prior year
	Year ended
	December 31, 2018	December 31, 2017
			$	%
Product	$320.3	$290.0	$30.3	10.4%
Service	86.0	77.2	8.8	11.4%

Total revenue	$406.3	$367.2	$39.1	10.6%

        The increase in product revenue in the year ended December 31, 2018 compared with the year ended December 31, 2017 was primarily due to higher revenues in Europe, higher revenues from service providers in FSU and from the defense and security customers in Israel.

        ECI's product revenue from sales to service providers was approximately 63% and 66% of its product revenue in the years ended December 31, 2018 and 2017, respectively.

        For the years ended December 31, 2018 and 2017, 21% of the company's revenues related to services. Service revenue for the years ended December 31, 2018 and 2017 was comprised of the following (in millions, except percentages):

			Increase (decrease) from prior year
	Year ended
	December 31, 2018	December 31, 2017
			$	%
Service contracts	$58.2	$60.5	$(2.3)	(3.8)%
Implementation and other	27.8	16.7	11.1	66.6%

	$86.0	$77.2	$8.8	11.5%

        Implementation and other revenue increased in the year ended December 31, 2018 mainly due to the increase in related product revenues.

        The following customers contributed 10% or more of ECI's revenue in the years ended December 31, 2018 and 2017:

	Years ended
Customer	December 31, 2018	December 31, 2017
Customer 1	23%	27%
Customer 2	13%	12%

        Revenue earned from customers domiciled outside Israel was approximately 84% and 85% of revenue in the years ended December 31, 2018 and 2017, respectively. Revenue from customers domiciled both within and outside of Israel may fluctuate from quarter to quarter and year to year.

        Cost of Revenue/Gross Margin.    ECI's cost of revenue and gross margins for the years ended December 31, 2018 and 2017 were as follows (in millions, except percentages):

			Increase (decrease) from prior year
	Year ended
	December 31, 2018	December 31, 2017
			$	%
Cost of revenue
Product	$213.9	$198.5	$15.4	7.8%
Service	49.2	40.9	8.3	20.3%

Total cost of revenue	$263.1	$239.4	$23.7	9.9%

Gross margin
Product	33.2%	31.5%
Service	42.8%	47.0%
Total gross margin	35.3%	34.8%

        The increase in product gross margin in the year ended December 31, 2018 compared with the year ended December 31, 2017 was primarily attributable to Europe constituting a higher portion of the company's revenues coupled with profitability improvement. In addition cost of revenues increased year over year by a lower percentage than the revenue percentage increase. Amortization of capitalized software development costs affected product gross profit by $17.2 million and 5.4 percentage points in the year ended December 31, 2018 and by $16.1 million and 5.6 percentage points in the year ended December 31, 2017.

        The decrease in service gross margin in the year ended December 31, 2018 compared to the year ended December 31, 2017 was mainly due to the increase in implementation revenues, which generated higher costs of the service subcontractors.

        Research and Development Expenses, Net.    Research and development expenses for the years ended December 31, 2018 and 2017 were as follows (in millions, except percentages):

Year ended		Decrease from prior year
December 31, 2018	December 31, 2017
		$	%
$38.6	$42.8	$(4.2)	(9.8)%

        The decrease in research and development expenses in the year ended December 31, 2018 compared with the year ended December 31, 2017 was attributable primarily due to the reorganization plan implemented in early 2018 which reduced headcount in R&D and an increase in capitalization of development costs, partially offset by a reduction in grant participations from the Office of the Innovation Authority of the Israeli Ministry of Economics. Capitalization of software development costs reduced research and development expense by $26.0 million and $20.0 million in the years ended December 31, 2018 and 2017, respectively.

        Sales and Marketing Expenses.    Sales and marketing expenses for the years ended December 31, 2018 and 2017 were as follows (in millions, except percentages):

Year ended		Increase from prior year
December 31, 2018	December 31, 2017
		$	%
$59.0	$55.1	$(3.9)	(7.1)%

        The increase in sales and marketing expenses in the year ended December 31, 2018 compared with the year ended December 31, 2017 was primarily attributable to higher commission expenses, reflecting the impact of the higher revenues.

        General and Administrative Expenses.    General and administrative expenses for the years ended December 31, 2018 and 2017 were as follows (in millions, except percentages):

Year ended		Increase from prior year
December 31, 2018	December 31, 2017
		$	%
$23.4	$19.2	$4.2	21.9%

        The increase in general and administrative expenses in the year ended December 31, 2018 compared with the year ended December 31, 2017 was primarily attributable to higher employee compensation costs.

        Reorganization Expense.    ECI recorded reorganization expense of $1.4 million in the year ended December 31, 2018 in connection with a reduction of the workforce in Israel in early 2018. ECI did not record reorganization expenses in the year ended December 31, 2017.

        Financing Expenses, Net.    Financing expenses, net, for the years ended December 31, 2018 and 2017 were as follows (in millions, except percentages):

Year ended		Increase from prior year
December 31, 2018	December 31, 2017
		$	%
$48.4	$44.0	$4.4	10.0%

        ECI's financing expenses, net increased in the year ended December 31, 2018 primarily due to financing expenses recorded in connection with revaluation of the fair value of Contingent Value Rights granted to the company's lenders and net foreign exchange loss, partially offset by lower accrual of payment in kind interest on ECI's loans.

        Income Taxes.    ECI recorded provisions for income taxes of $2.9 million and $3.2 million in the years ended December 31, 2018 and 2017, respectively. The estimated effective rates for the years ended December 31, 2018 and 2017 do not include any expense or benefit for the company's domestic operations in Israel, since ECI concluded that a valuation allowance was required for this jurisdiction.

Off-Balance Sheet Arrangements

        ECI has the following off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on its financial position, changes in financial position, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources:

        Royalties payable to the IIA.    ECI is committed to pay royalties to the IIA on proceeds from sale of products which the government supported by way of research and development grants. The royalties are calculated mainly at the rates of 1.3% to 3.0% of the aggregated proceeds from the sale of such products developed at ECI's R&D center in Omer, or 3.5% to 5.0% of the aggregated proceeds from sale of such products developed at ECI's R&D center in its headquarters facility in Israel, up to an amount not exceeding 100% of such grants plus interest at LIBOR rate (for new cases approved starting from 2017, interest at the higher of LIBOR rate plus a margin of 1.5%, and 2.75%). Where manufacturing is performed outside Israel, the respective royalty rates are increased by an additional 1%.

        As of December 31, 2018 ECI's maximum possible future royalties commitment, subject to future sales of such products, and based on grants received from the IIA and not yet repaid and on management's estimation of products still to be sold and as a result might be subject to future royalties payments, is approximately $50.3 million (including interest in the amount of $1.3 million).

        Leases.    ECI leases facilities under operating leases, which expire at various times through 2025. The company's corporate headquarters are located in a leased facility in Petah Tikva, Israel under a lease that expires in 2023, with additional options of renewal. Escalation clauses, free rent and other lease concessions are recognized on a straight-line basis over the minimum lease term. Rent expense was $9.3 million for the year ended December 31, 2018, and $9.0 million and $8.9 million for the years ended December 31, 2017 and 2016, respectively.

        Future minimum payments under operating lease arrangements as of December 31, 2018 are set forth in the table below.

        Financial guarantees.    ECI maintains certain guarantees mainly through banks and with insurance companies to support its performance obligations under customer contracts and other contracts that can be called in case of a material breach of contracts. As of December 31, 2018, these guarantees totaled approximately $38.2 million ($38.7 million as of December 31, 2017).

        Purchase commitments.    As at December 31, 2018, ECI had commitments in the amount of $59.2 million covering, primarily, the purchase of materials. ($73.9 million as of December 31, 2017).

Contractual Obligations

        ECI's contractual obligations (both principal and interest) as of December 31, 2018 consisted of the following (in millions):

	Total	Less than 1 year	1 - 3 years	3 - 5 years	Over 5 years
Operating lease obligations	32.2	7.6	14.3	9.3	1.1
Purchase obligations	59.2	59.2	—	—	—
Principal debt obligations	155.3	2.3	4.6	148.4	—
Interest debt obligations	145.8	19.8	27.3	98.6	—
Royalties payable to Israel Innovation Authority	50.3	8.9	20.7	10.7	10.0

Total	442.8	97.9	66.9	267.0	11.1

Liquidity and Capital Resources

        ECI's condensed consolidated statements of cash flows are summarized as follows (in millions):

	Year ended
	December 31, 2018	December 31, 2017	Change
Net loss	$(30.4)	$(36.9)	$6.5
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities	29.6	27.6	2.0
Changes in operating assets and liabilities	39.4	33.2	6.2

Net cash provided by operating activities	$38.6	$23.9	$14.7

Net cash used in investing activities	$(33.6)	$(26.2)	$(7.4)

Net cash (used in) provided by financing activities	$(1.0)	$0.2	$(1.2)

        ECI's cash, cash equivalents and restricted cash was approximately $41 million at December 31, 2018 and approximately $39 million at December 31, 2017. ECI had cash, cash equivalents and restricted cash held by its non-Israeli subsidiaries aggregating approximately $17 million and $6 million at December 31, 2018 and December 31, 2017, respectively.

        ECI's operating activities provided approximately $39 million and approximately $24 million of cash in the years ended December 31, 2018 and 2017, respectively.

        Cash provided by operating activities in the year ended December 31, 2018 was primarily the result of decreases in trade receivables and other receivables, increase in other payables and accrued liabilities and elimination of the increase in long-term liabilities related to the accrual of PIK interest on the Senior Loan and revaluation of the fair value of Contingent Value Rights granted to ECI's lenders. These amounts were partially offset by decreases in trade payables. ECI's lower accounts receivable primarily reflected typical mid-year seasonality. ECI's net loss, adjusted for non-cash operating activities, used approximately $1 million of cash in the year ended December 31, 2018.

        Cash provided by operating activities in the year ended December 31, 2017 was primarily the result of increases in trade payables and other payables and accrued liabilities, partially offset by increases in trade receivables and other receivables as a result of the high volume in the fourth quarter of 2017. ECI's net loss, adjusted for non-cash operating activities, used approximately $9 million of cash in the year ended December 31, 2017.

        ECI's investing activities used approximately $34 million of cash in the year ended December 31, 2018, comprised of approximately $26 million of cash used for capitalized software development costs and approximately $8 million used for investments in property, plant and equipment.

        ECI's investing activities used approximately $26 million of cash in the year ended December 31, 2017, comprised of approximately $20 million of cash used for capitalized software development costs and approximately $6 million used for investments in property, plant and equipment.

        ECI's financing activities used approximately $1 million of cash in the year ended December 31, 2018 in connection with the Debt Refinancing.

        ECI's financing activities provided approximately $0.2 million of cash in the year ended December 31, 2017, primarily due to an increase in short-term loans.

        Based on current expectations, ECI believes that its current cash and cash equivalents will be sufficient to meet its anticipated cash needs for working capital and capital expenditures for at least twelve months. However, the rate at which ECI consumes cash is dependent on its cash needs for future operations. ECI anticipates devoting substantial capital resources to continue its research and development efforts, to maintain its sales, support and marketing, and for other general corporate activities. However, it is difficult to predict future liquidity requirements with certainty, and ECI's cash may not be sufficient to meet its future needs, which would require ECI to refinance its debt and/or obtain additional financing. ECI may not be able to refinance its debt or obtain additional financing on favorable terms or at all.

Year Ended December 31, 2017 Compared to Year Ended December 31, 2016

Financial Overview

Financial Results

        ECI reported operating income of approximately $11 million for both of the years ended December 31, 2017 and 2016.

        ECI's revenue was approximately $367 million and $326 million for the years ended December 31, 2017 and 2016, respectively.

        ECI's gross profit was approximately $128 million and $133 million for the years ended December 31, 2017 and 2016, respectively.

        Gross profit as a percentage of revenue ("total gross margin") was approximately 35% and 41% for the years ended December 31, 2017 and 2016, respectively.

        ECI's operating expenses were approximately $117 million and $121 million for the years ended December 31, 2017 and 2016, respectively.

        Operating expenses for the year ended December 31, 2016 included approximately $4 million of reorganization expense.

        See "Results of Operations" in this MD&A for a discussion of the changes in ECI's revenue and expenses for the year ended December 31, 2017 compared with the year ended December 31, 2016.

Results of Operations

        Revenue.    Revenue for the years ended December 31, 2017 and 2016 was as follows (in millions, except percentages):

	Year ended		Increase (decrease) from prior year
	December 31, 2017	December 31, 2016
			$	%
Product	$290.0	$244.6	$45.4	18.6%
Service	77.2	81.4	(4.2)	(5.2)%

Total revenue	$367.2	$326.0	$41.2	12.6%

        The increase in product revenue in the year ended December 31, 2017 compared with the year ended December 31, 2016 was primarily due to continued significant deployment of 4G networks in India and large projects with defense and security customers, as well as revenue growth in EMEA, partially offset by revenue decline in the rest of the world.

        ECI's product revenue from sales to service providers was approximately 66% and 72% of its product revenue in the years ended December 31, 2017 and 2016, respectively

        For the year ended December 31, 2017 21% of ECI's revenues related to services, compared to 25% for the year ended December 31, 2016. Service revenue for the years ended December 31, 2017 and 2016 was comprised of the following (in millions, except percentages):

	Year ended		Increase from prior year
	December 31, 2017	December 31, 2016
			$	%
Service contracts	$60.5	$63.7	$(3.2)	(5.1)%
Implementation and other	16.7	17.7	(1.0)	(5.8)%

	$77.2	$81.4	$(4.2)	(5.2)%

        Revenue from service contracts declined in the year ended December 31, 2017 mainly due to discontinuation of certain service contracts related to the company's legacy products.

        The following customers contributed 10% or more of ECI's revenue in the years ended December 31, 2017 and 2016:

	Years ended
Customer	December 31, 2017	December 31, 2016
Customer 1	27%	19%
Customer 2	12%	*

*
Represents less than 10% of revenue

        Revenue earned from customers domiciled outside Israel was approximately 85% and 88% of revenue in the years ended December 31, 2017 and 2016, respectively. Revenue from customers domiciled both within and outside of Israel may fluctuate from quarter to quarter and year to year.

        Cost of Revenue/Gross Margin.    ECI's cost of revenue and gross margins for the years ended December 31, 2017 and 2016 were as follows (in millions, except percentages):

	Year ended		Increase (decrease) from prior year
	December 31, 2017	December 31, 2016
			$	%
Cost of revenue
Product	$198.5	$152.8	$46.1	30.2%
Service	40.9	40.6	0.3	0.1%

Total cost of revenue	$239.4	$193.4	$23.7	12.3%

Gross margin
Product	31.5%	37.5%
Service	47.0%	50.1%
Total gross margin	34.8%	40.7%

        The decrease in product gross margin in the year ended December 31, 2017 compared with the year ended December 31, 2016 was primarily due to the increase in sales volume in lower-priced emerging markets as well as the impact of low penetration pricing on certain sales transactions. Amortization of capitalized software development costs affected product gross profit by $16.1 million and 5.6 percentage points in the year ended December 31, 2017 and by $15.6 million and 6.4 percentage points in the year ended December 31, 2016.

        The decrease in service gross margin in the year ended December 31, 2017 compared to the year ended December 31, 2016 was mainly due to decline in service revenues as a result of discontinuation of certain service contracts related to the company's legacy products, together with certain semi-fixed costs of its customer service and operations groups.

        Research and Development Expenses, Net.    Research and development expenses for the years ended December 31, 2017 and 2016 were as follows (in millions, except percentages):

Year ended		Increase from prior year
December 31, 2017	December 31, 2016
		$	%
$42.8	$41.3	$1.5	3.6%

        The increase in research and development expenses in the year ended December 31, 2017 compared with the year ended December 31, 2016 was attributable primarily to the foreign currency impact of the appreciation of the NIS against the U.S. dollar, as a major part of the company's research and development labor cost is incurred in Israel and denominated in NIS, coupled with a reduction in grant participations from the IIA, partially offset by an increase in capitalization of development costs. Capitalization of software development costs reduced research and development expense by $20.0 million and $15.1 million in the years ended December 31, 2017 and 2016, respectively.

        Sales and Marketing Expenses.    Sales and marketing expenses for the years ended December 31, 2017 and 2016 were as follows (in millions, except percentages):

Year ended		Increase from prior year
December 31, 2017	December 31, 2016
		$	%
$55.1	$53.1	$2.0	3.8%

        The increase in sales and marketing expenses in the year ended December 31, 2017 compared with the year ended December 31, 2016 was primarily attributable to the impact of the appreciation of the NIS against the U.S. dollar in respect of sales and marketing labor costs incurred in Israel as well as an increase in sales commissions paid in respect of the increased revenues in 2017.

        General and Administrative Expenses.    General and administrative expenses for the years ended December 31, 2017 and 2016 were as follows (in millions, except percentages):

Year ended		Decrease from prior year
December 31, 2017	December 31, 2016
		$	%
$19.2	$22.1	$(2.9)	(13.1)%

        The decrease in general and administrative expenses in the year ended December 31, 2017 compared with the year ended December 31, 2016 was primarily due to a $2.7 million bad debt expense recorded in 2016 as a result of the decision by a customer to cease its activities in the telecommunications industry and the inability to collect receivables from that customer.

        Reorganization Expense.    ECI did not record reorganization expenses in the year ended December 31, 2017. Reorganization expenses in 2016 were related to a settlement the company reached with its former primary IT provider to exit an onerous contract.

        Financing Expenses, Net.    Financing expenses, net, for the years ended December 31, 2017 and 2016 were as follows (in millions, except percentages):

Year ended		Increase from prior year
December 31, 2017	December 31, 2016
		$	%
$44.0	$36.0	$8.0	22.2%

        ECI's financing expenses, net increased in the year ended December 31, 2017 primarily due to an increase in the interest rate owed on its 2016 Term Loan in connection with the short-term extension of the company's 2016 Term Loan in 2017.

        Income Taxes.    ECI's recorded provisions for income taxes of $3.2 million and $3.6 million in the years ended December 31, 2017 and 2016, respectively. The estimated effective rates for the years ended December 31, 2017 and 2016 do not include any expense or benefit for its domestic operations in Israel, since ECI concluded that a valuation allowance was required for this jurisdiction.

Liquidity and Capital Resources

        condensed consolidated statements of cash flows are summarized as follows (in millions):

	Year ended
	December 31, 2017	December 31, 2016	Change
Net loss	$(36.9)	$(28.8)	$(8.1)
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities	27.6	31.1	(3.5)
Changes in operating assets and liabilities	33.2	21.5	11.7

Net cash provided by operating activities	$23.9	$23.8	$0.1

Net cash used in investing activities	$(26.2)	$(21.9)	$(4.3)

Net cash (used in) provided by financing activities	$0.2	$(1.1)	$1.3

        ECI's cash, cash equivalents and restricted cash was approximately $39 million at December 31, 2017 and approximately $41 million at December 31, 2016. ECI had cash, cash equivalents and restricted cash held by its non-Israeli subsidiaries aggregating approximately $6 million and $8 million at December 31, 2017 and December 31, 2016, respectively.

        On May 18, 2016, ECI entered into an Amendment to a Revolving Loan Facilities Agreement with inter alia, the Lenders party thereto, and Credit Suisse AG (the "2016 Term Loan") which refinanced a previous Revolving Loan Facility Agreement dated May 2, 2013. In addition, in June 2016 ECI signed a Second Amended and Restated Loan Agreement ("2016 Mezzanine Agreement") with the junior lenders parties thereto which refinanced a previous mezzanine facility agreement with one of the junior lenders. The 2016 Term Loan and the 2016 Mezzanine Agreement were amended several times in 2017 and 2018 to extend the termination date of the 2016 Term Loan and the 2016 Mezzanine Agreement and changed some of the terms and conditions. As a result of the extension, ECI agreed to pay a higher interest rate on the 2016 Term Loan and the 2016 Mezzanine Agreement.

        At December 31, 2017, had an outstanding debt balance (including accrued interest) of $162.4 million under the Term Loan, $51.3 million under the Mezzanine Loan, $27.8 million under a long term loan from an Israeli bank, and $0.5 million of other short-term loans from banks.

        According to the terms of the Term Loan agreements in effect as a December 31, 2017, ECI was required to comply with certain customary affirmative, information and negative covenants, subject to certain agreed exceptions.

        The Term Loan required compliance with certain financial covenants related to interest cover, adjusted leverage and adjusted EBITDA, all of which were defined in the Credit Agreement.

        As of December 31, 2017, ECI was in full compliance with the required covenants.

        ECI's operating activities provided approximately $24 million and approximately $24 million of cash in the years ended December ECI's, 2017 and 2016, respectively.

        Cash provided by operating activities in the year ended December 31, 2017 was primarily the result of increases in trade payables and other payables and accrued liabilities, partially offset by increases in trade receivables and other receivables as a result of the high volume in the fourth quarter of 2017. ECI's net loss, adjusted for non-cash operating activities, used approximately $9 million of cash in the year ended December 31, 2017.

        Cash provided by operating activities in the year ended December 31, 2016 was primarily the result of increases in trade payables and other payables and accrued liabilities, as well as decreases in trade receivables and other receivables, partially offset by increases in inventories. ECI's net loss, adjusted for non-cash operating activities, generated approximately $2 million of cash in the year ended December 31, 2016.

        ECI's investing activities used approximately $26 million of cash in the year ended December 31, 2017, comprised of approximately $20 million of cash used for capitalized software development costs and approximately $6 million used for investments in property, plant and equipment.

        ECI's investing activities used approximately $22 million of cash in the year ended December 31, 2016, comprised of approximately $15 million of cash used for capitalized software development costs and approximately $7 million used for investments in property, plant and equipment.

        ECI's financing activities provided approximately $0.2 million of cash in the year ended December 31, 2017, primarily due to an increase in short-term loans.

        ECI's financing activities used approximately $1 million of cash in the year ended December 31, 2016 in connection with payment of deferred financing costs related to the 2016 debt refinancing.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF RIBBON

        The following selected consolidated financial data have been derived from, and should be read in conjunction with, Ribbon's consolidated financial statements. The consolidated statement of operations data for each of the three years in the period ended December 31, 2018 and the consolidated balance sheet data as of December 31, 2018 and 2017 have been derived from Ribbon's audited consolidated financial statements, which are included elsewhere in this proxy statement. The consolidated statement of operations data for the years ended December 31, 2015 and 2014 and the consolidated balance sheet data as of December 31, 2016, 2015 and 2014 have been derived from Ribbon's audited consolidated financial statements, which have not been incorporated into this proxy statement. The consolidated statement of operations data for the nine months ended September 30, 2019 and 2018 and the consolidated balance sheet data as of September 30, 2019 have been derived from Ribbon's unaudited condensed consolidated financial statements, which are included elsewhere in this proxy statement. The consolidated balance sheet data as of September 30, 2018 have been derived from Ribbon's unaudited condensed consolidated financial statements, ,which have not been incorporated into this proxy statement. These financial statements are unaudited, but in the opinion of Ribbon's management, contain all adjustments necessary to present fairly the financial position and results of operations for the periods indicated.

        The information set forth below is only a summary and is not necessarily indicative of the results of operations of Ribbon or the combined company, and you should read the following information together with Ribbon's audited consolidated financial statements, the notes related thereto and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Ribbon's Annual Report on Form 10-K/A for the year ended December 31, 2018, and Ribbon's unaudited condensed consolidated financial statements, the notes related thereto and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Ribbon's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, which are included elsewhere in this proxy statement.

 RIBBON COMMUNICATIONS INC.

	Nine months ended September 30,		Year ended December 31,
Consolidated Statement of Operations Data (In thousands, except per share amounts)	2019(1)	2018(2)	2018(2)	2017(3)	2016(4)	2015(5)	2014(6)
Revenue:
Product	$180,691	$191,937	$279,014	$181,119	$146,381	$141,913	$182,455
Service	221,311	219,072	298,891	148,823	106,210	107,121	113,871

Total revenue	402,002	411,009	577,905	329,942	252,591	249,034	296,326

Cost of revenue:
Product	101,056	102,183	142,185	70,250	47,367	50,460	60,284
Service	84,807	96,208	127,388	58,196	37,613	36,917	42,637

Total cost of revenue	185,863	198,391	269,573	128,446	84,980	87,377	102,921

Gross profit	216,139	212,618	308,332	201,496	167,611	161,657	193,405

Operating expenses:
Research and development	105,456	109,056	145,462	101,481	72,841	77,908	79,396
Sales and marketing	87,179	94,152	128,276	83,403	68,539	72,841	80,141
General and administrative	40,833	46,571	66,036	47,642	35,948	39,846	43,937
Acquisition-related expense	6,861	14,262	16,951	14,763	1,152	131	1,558
Restructuring and related expense	16,448	15,162	17,015	9,436	2,740	2,148	5,625

Total operating expenses	256,777	279,203	373,740	256,725	181,220	192,874	210,657

Loss from operations	(40,638)	(66,585)	(65,408)	(55,229)	(13,609)	(31,217)	(17,252)
Interest and other income (expense), net	66,776	(5,812)	(8,002)	1,537	2,193	1,329	2,611

Income (loss) before income taxes	26,138	(72,397)	(73,410)	(53,692)	(11,416)	(29,888)	(14,641)
Income tax (provision) benefit	(5,850)	(2,587)	(3,400)	18,440	(2,516)	(2,007)	(2,214)

Net income (loss)	$20,288	$(74,984)	$(76,810)	$(35,252)	$(13,932)	$(31,895)	$(16,855)

Earnings (loss) per share:
Basic	$0.19	$(0.73)	$(0.74)	$(0.60)	$(0.28)	$(0.64)	$(0.34)
Diluted	$0.18	$(0.73)	$(0.74)	$(0.60)	$(0.28)	$(0.64)	$(0.34)
Shares used to compute earnings (loss) per share:
Basic	109,523	103,009	103,916	58,822	49,385	49,560	50,245
Diluted	110,100	103,009	103,916	58,822	49,385	49,560	50,245

	September 30,		December 31,
Consolidated Balance Sheet Data (In thousands)	2019	2018	2018	2017	2016	2015	2014
Cash and cash equivalents	$40,397	$35,984	$43,694	$57,073	$31,923	$50,111	$41,157
Marketable securities	$—	$7,284	$7,284	$17,224	$61,836	$58,533	$64,443
Investments	$—	$—	$—	$9,031	$32,371	$33,605	$42,407
Working capital	$42,090	$(22,815)	$(11,219)	$39,417	$100,845	$117,692	$129,480
Total assets	$957,081	$924,053	$957,159	$910,883	$308,059	$312,891	$332,635
Current portion of long-term debt	$2,500	$—	$—	$—	$—	$—	$—
Revolving credit facility	$34,000	$58,000	$55,000	$20,000	$—	$—	$—
Long-term debt, net of current	$46,605	$—	$—	$—	$—	$—	$—
Long-term debt, related party	$—	$23,500	$24,100	$22,500	$—	$—	$—
Long-term deferred revenue	$18,687	$15,985	$17,572	$14,184	$7,188	$7,374	$8,009
Other long-term liabilities	$13,055	$32,023	$30,797	$13,189	$1,633	$2,760	$5,246
Total stockholders' equity	$631,015	$590,362	$590,298	$615,421	$219,122	$223,026	$240,350

(1)
Includes the results of operations of Anova Data, Inc. for the period subsequent to its acquisition by the Company on February 28, 2019. The technology of Anova has been integrated into Ribbon's existing products and accordingly, the results of operations are neither recorded nor disclosed separately.

(2)
The results above for the nine months ended September 30, 2018 include $10.4 million of revenue and $0.9 million of net loss attributable to Edgewater for the period subsequent to its acquisition by the Company on August 3, 2018. The results above for the year ended December 31, include $21.5 million of revenue and $4.3 million of net loss attributable to Edgewater for the period subsequent to August 3, 2018.

(3)
Includes $69.1 million of revenue and $12.5 million of net loss attributable to GENBAND for the period subsequent to the Merger on October 27, 2017.

(4)
Includes $1.9 million of revenue and $4.7 million of net loss attributable to Taqua, LLC for the period subsequent to its acquisition by the Company on September 26, 2016.

(5)
Includes the results of operations of the SDN Business of Treq Labs, Inc. for the period subsequent to its acquisition by the Company on January 2, 2015. The Company has not disclosed the revenue and earnings of the SDN Business for the period since January 2, 2015, as these amounts are not significant to the Company's consolidated financial statements.

(6)
Includes $14.8 million of revenue attributable to Performance Technologies Incorporated for the period subsequent to its acquisition by the Company on February 19, 2014. The impact on earnings was not significant.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF ECI

        The following selected financial information is intended to aid you in understanding certain financial aspects of ECI. The selected consolidated historical information for ECI for each of the fiscal years ended December 31, 2018, 2017 and 2016 and the selected consolidated balance sheet data as of December 31, 2018 and 2017 have been derived from the audited consolidated financial statements and related notes included in the section entitled "Financial Statements of ECI" of this proxy statement. The selected consolidated statement of operations data for each of the nine months ended September 30, 2019 and 2018 and the selected consolidated balance sheet data as of September 30, 2019 have been derived from the unaudited consolidated financial statements and related notes included in the section entitled "Financial Statements of ECI" of this proxy statement. The selected consolidated statement of operations data for each of the fiscal years ended December 31, 2015 and 2014 and the selected consolidated balance sheet data as of December 31, 2016, 2015 and 2014 have been derived from the unaudited consolidated financial statements of ECI not included in this proxy statement.

	Nine Months Ended September 30,		Year Ended December 31,
	2019	2018	2018	2017	2016	2015	2014
	(in thousands)
Statement of Operations Data
Total revenue	$271,772	$301,715	$406,333	$367,207	$326,029	$335,106	$343,264
Gross profit	$99,013	$104,837	$143,260	$127,761	$132,657	$124,516	$113,420
Total operating expenses	$87,603	$89,870	$122,401	$117,089	$121,333	$116,355	$121,566
Income (loss) before financial expenses, net, other income (expenses), net, and taxes on income	$11,410	$14,967	$20,859	$10,672	$11,324	$8,161	$(8,146)
Net loss	$(22,050)	$(26,418)	$(30,398)	$(36,943)	$(28,750)	$(24,734)	$(38,714)
Loss per ordinary share from continuing operations—basic and diluted	$(1.01)	$(1.02)	$(1.25)	$(1.09)	$(0.85)	$(0.73)	$(1.14)

		December 31,
	September 30, 2019
		2018	2017	2016	2015	2014
	(unaudited)			(unaudited)
	(in thousands)
Balance Sheet Data
Cash and cash equivalents	$13,027	$29,167	$26,236	$29,793	$25,995	$32,061
Total assets	$412,941	$413,095	$424,474	$386,264	$391,699	$413,954
Total short-term and long-term loans	$156,944	$144,167	$242,332	$203,509	$190,370	$198,981
Total equity (deficit)	$67,473	$84,057	$(51,164)	$(14,221)	$14,529	$39,263

 UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 have been prepared to reflect the Merger. The Merger will be accounted for as a business combination where Ribbon is the acquirer and ECI is the acquiree. Accordingly, the unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheets of Ribbon and ECI as of September 30, 2019 and gives effect to the Merger as if it had been completed on September 30, 2019. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 combine the historical consolidated statements of operations of Ribbon and ECI for the year ended December 31, 2018 and the historical condensed consolidated statements of operations of Ribbon and ECI for the nine months ended September 30, 2019, giving pro forma effect to the Merger as if it had been completed on January 1, 2018. The historical financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Merger, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.

        The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes and do not purport to represent what the financial position or results of operations would actually have been if the Merger occurred as of the dates indicated or what such financial position or results would be for any future periods for the combined company. The unaudited pro forma condensed combined financial statements are based upon the respective historical consolidated financial statements of Ribbon and ECI, and should be read in conjunction with the:

  •
  Accompanying notes to the unaudited pro forma condensed combined financial statements;

  •
  Separate historical audited consolidated financial statements of Ribbon included in its Annual Report on Form 10-K/A for the year ended December 31, 2018 and included elsewhere in this proxy statement;

  •
  Separate historical unaudited condensed consolidated financial statements of Ribbon included in its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019 and included elsewhere in this proxy statement;

  •
  Separate historical audited consolidated financial statements of ECI for the year ended December 31, 2018, included elsewhere in this proxy statement;

  •
  Separate historical unaudited consolidated financial statements of ECI for the three and nine months ended September 30, 2019, included elsewhere in this proxy statement; and

  •
  ECI's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this proxy statement.

        The Merger is being accounted for as a business combination where Ribbon is acquiring ECI. ECI's assets and liabilities will be measured and recognized at their fair values as of the date of the Merger, and consolidated with the assets, liabilities and results of operations of Ribbon following the consummation of the Merger. The difference between the fair value of the purchase price consideration and the fair value of assets acquired and liabilities assumed will be recorded as goodwill.

        The unaudited pro forma condensed combined statements of operations do not include the benefits of any revenue, cost or other operating synergies that may result from the Merger or any related restructuring costs or certain amounts resulting from the Merger that were determined to be of a non-recurring nature.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2019
(in thousands)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Ribbon(A)	ECI(B)		Note 3
Assets
Current assets
Cash and equivalents	$40,397	$13,027	$(40,199)	(a)(b)(d)	$13,225
Restricted cash	—	4,875	—		4,875
Accounts receivable, net	162,964	73,807	—		236,771
Other receivables	—	17,905	(17,905)	(g)
Inventory	14,103	58,489	—		72,592
Other current assets	29,880	—	18,225	(b)(g)	48,105

Total current assets	247,344	168,103	(39,879)		375,568
Property and equipment, net	27,023	45,161	7,415	(c)	79,599
Intangible assets, net	225,762	—	308,400	(c)	534,162
Goodwill	389,196	105,000	(51,308)	(a)(c)(e)(f)	442,888
Software development costs, net	—	47,627	(47,627)	(c)	—
Deferred income taxes	5,463	1,699	—		7,162
Operating lease right-of-use assets	37,132	26,725	—		63,857
Long-term trade and other receivables	—	4,144	(4,144)	(h)	—
Assets held for employeees' severance benefits	—	14,482	(14,482)	(i)	—
Other assets	25,161	—	24,118	(b)(f)(h)(i)	49,279

	$957,081	$412,941	$182,493		$1,552,515

Liabilities, convertible preferred stock and stockholders' equity (deficit)
Current liabilities
Current portion of long-term debt	$2,500	$—	$6,220	(b)	$8,720
Revolving credit facility	34,000	—	(34,000)	(b)	—
Short-term loan	—	2,390	(2,390)	(a)	—
Accounts payable	25,113	56,335	—		81,448
Accrued expenses and other	52,650	62,069	24,966	(a)(b)(k)	139,685
Operating lease liabilities	7,568	8,632	—		16,200
Deferred revenue	83,423	—	3,046	(k)	86,469

Total current liabilities	205,254	129,426	(2,158)		332,522
Long-term debt, net of current	46,605	154,554	183,721	(a)(b)	384,880
Operating lease liabilities, net of current	37,600	19,699	—		57,299
Deferred revenue, net of current	18,687	—	103	(k)	18,790
Deferred income taxes	4,865	545	11,588	(e)	16,998
Liability for employee benefits	—	23,473	(23,473)	(j)	—
Other long-term liabilities	13,055	17,771	11,455	(a)(e)(j)(k)	42,281

Total liabilities	326,066	345,468	181,236		852,770

Commitments and contingencies
Stockholders' equity
Preferred stock	—	—	—		—
Common stock	11	—	3	(a)	14
Additional paid-in-capital	1,743,089	—	95,222	(a)	1,838,311
Ordinary shares	—	122	(122)	(c)	—
Capital surplus	—	1,296,577	(1,296,577)	(c)	—
Preferred A shares	—	87,310	(87,310)	(c)	—
Capital reserves	—	87,998	(87,998)	(c)	—
Accumulated deficit	(1,116,704)	(1,493,772)	1,467,277	(c)(d)	(1,143,199)
Accumulated other comprehensive income	4,619	—	—		4,619
Non-controlling interest	—	89,238	(89,238)	(c)	—

Total stockholders' equity	631,015	67,473	1,257		699,745

	$957,081	$412,941	$182,493		$1,552,515

(A)
As reported in Ribbon's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019, filed with the SEC on October 31, 2019 and included elsewhere in this proxy statement.

(B)
As reported by ECI and included elsewhere in this proxy statement.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the year ended December 31, 2018
(in thousands, except per share amounts)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Ribbon(A)	ECI(B)		Note 3		Note 2
Product revenue	$279,014	$320,298	$—		$599,312
Service revenue	298,891	86,035	—		384,926

Total revenue	577,905	406,333	—		984,238

Cost of product revenue	142,185	213,868	(4,106)	(m)(n)	351,947
Cost of service revenue	127,388	49,205	—		176,593

Total cost of revenue	269,573	263,073	(4,106)		528,540

Total gross profit	308,332	143,260	4,106		455,698

Research and development	145,462	38,578	25,979	(m)	210,019
Sales and marketing	128,276	59,014	11,565	(n)	198,855
General and administration	66,036	23,429	(213)	(l)	89,252
Acquisition-related expense	16,951	—	—		16,951
Restructuring and related expense	17,015	—	1,380	(r)	18,395
Reorganization expense	—	1,380	(1,380)	(r)	—

Total operating costs and expenses	373,740	122,401	37,331		533,472

Operating income (loss)	(65,408)	20,859	(33,225)		(77,774)
Interest income (expense), net	(4,230)	—	(19,333)	(o)(p)(q)(s)	(23,563)
Financial expenses, net	—	(48,358)	48,358	(s)	—
Other income (expense), net	(3,772)	43	(2,165)	(p)(s)	(5,894)

Loss before income taxes	(73,410)	(27,456)	(6,365)		(107,231)
Income tax provision	(3,400)	(2,942)	—	(t)	(6,342)

Net loss	$(76,810)	$(30,398)	$(6,365)		$(113,573)

Loss per share
Basic	$(0.74)				$(0.83)
Diluted	$(0.74)				$(0.83)
Shares used to calculate loss per share
Basic	103,916				136,416	(u)
Diluted	103,916				136,416	(u)

(A)
As reported in Ribbon's Annual Report on Form 10-K/A for the year ended December 31, 2018, filed with the SEC on March 5, 2019 and included elsewhere in this proxy statement.

(B)
As reported by ECI and included elsewhere in this proxy statement.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2019
(in thousands, except per share amounts)

	Historical
			Pro Forma Adjustments		Pro Forma Combined
	Ribbon(A)	ECI(B)		Note 3		Note 2
Product revenue	$180,691	$209,571	$—		$390,262
Service revenue	221,311	62,201	—		283,512

Total revenue	402,002	271,772	—		673,774

Cost of product revenue	101,056	134,951	(4,482)	(m)(n)	231,525
Cost of service revenue	84,807	37,808	—		122,615

Total cost of revenue	185,863	172,759	(4,482)		354,140

Total gross profit	216,139	99,013	4,482		319,634

Research and development	105,456	31,456	19,315	(m)	156,227
Sales and marketing	87,179	41,180	9,008	(n)	137,367
General and administration	40,833	14,967	(166)	(l)	55,634
Acquisition-related expense	6,861	—	—		6,861
Restructuring	16,448	—	—		16,448

Total operating costs and expenses	256,777	87,603	28,157		372,537

Operating income (loss)	(40,638)	11,410	(23,675)		(52,903)
Interest income (expense), net	(3,352)	—	(13,458)	(o)(p)(q)(s)	(16,810)
Financial expenses, net	—	(29,877)	29,877	(s)	—
Other income (expense), net	70,128	(79)	(2,611)	(p)(s)	67,438

Income (loss) before income taxes	26,138	(18,546)	(9,867)		(2,275)
Income tax provision	(5,850)	(3,504)	—	(t)	(9,354)

Net income (loss)	$20,288	$(22,050)	$(9,867)		$(11,629)

Earnings (loss) per share:
Basic	$0.19				$(0.08)
Diluted	$0.18				$(0.08)
Shares used to calculate earnings (loss) per share:
Basic	109,523				142,023	(u)
Diluted	110,110				142,023	(u)

(A)
As reported in Ribbon's Quarterly Report on Form10-Q for the quarterly period ended September 30, 2019, filed with the SEC on October 31, 2019 and included elsewhere in this proxy statement.

(B)
As reported by ECI and included elsewherein this proxy statement.

 Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.     Description of Transaction and Basis of Presentation

Description of Transaction

        On November 13, 2019, the Ribbon Board approved the Merger Agreement, a copy of which is attached as Annex A to this proxy statement, and the transactions contemplated thereby. Subject to the terms and conditions of the Merger Agreement, at the Effective Time, (1) Merger Sub will merge with and into ECI, with ECI continuing as the surviving corporation and indirect wholly owned subsidiary of Ribbon and (2) ECI shareholders and certain other recipients of Merger Consideration will receive 32.5 million shares of Ribbon Common Stock and $324 million of cash, subject to adjustments for indebtedness, pre-closing distributions. transaction expenses and certain taxes, as described in the section entitled "The Merger Agreement—Merger Consideration." In addition, ECI shareholders will also receive approximately $31 million from the sale of ECI's real estate assets. Cash consideration is expected to be financed through cash on hand and committed debt financing consisting of a new $400 million term loan facility (the "New Term Loan") and new $100 million revolving credit facility (together, the "New Facility"), which is projected to be undrawn at close. The New Facility will retire Ribbon's existing credit facility. Immediately following the Effective Time, it is expected that existing holders of Ribbon Common Stock will own approximately 77.3% of shares in the share capital of Ribbon and the former holders of ECI will own approximately 22.7% of shares in the share capital of Ribbon. The proposed transaction has been unanimously approved by Ribbon's board of directors and is subject to the approval of Ribbon's stockholders, regulatory approvals and customary closing conditions. Ribbon anticipates the acquisition will close in the first quarter of 2020. Ribbon's corporate headquarters is expected to remain in Westford, Massachusetts.

        To prepare the unaudited pro forma condensed combined financial statements, Ribbon adjusted ECI's assets and liabilities to their estimated fair values based on preliminary valuation work. As of the date of this proxy statement, Ribbon has not completed the detailed valuation necessary to finalize the required estimated fair values of the ECI assets to be acquired and liabilities to be assumed and the related allocation of purchase price. The final allocation of the purchase price will be determined after the transaction is completed and after completion of an analysis to determine the estimated net fair value of ECI's assets and liabilities. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments. The unaudited pro forma condensed combined financial statements reflect material presentation adjustments made to ECI's consolidated statements of operations and consolidated balance sheet to conform to Ribbon's presentation. Upon closing of the Merger, Ribbon will review, in detail, ECI's accounting policies. As a result of that review, Ribbon may identify additional presentation differences or differences between the accounting policies of the two companies, that when conformed, could have a material impact on the combined financial results. Based on information available at this time, Ribbon is not aware of any differences that would have a material impact on the post combination financial statements other than those presented in the pro forma condensed combined financial statements included herein. The unaudited pro forma condensed combined financial statements do not give effect to any cost savings, operating synergies or revenue synergies that may result from the Merger or the costs to achieve any such cost savings, operating synergies and revenue synergies. There were no material transactions between Ribbon and ECI during the periods presented in the unaudited pro forma condensed combined financial statements and accordingly, no such transactions were eliminated.

Basis of Presentation

        The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined balance sheet as of September 30, 2019 is presented as if the Merger had been completed on September 30, 2019.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 assume that the Merger took place as of January 1, 2018, and combine the historical results of Ribbon and ECI for the same periods. Ribbon is deemed to be the acquiring company and the Merger will be accounted for as a business combination in accordance with U.S. GAAP. Accordingly, the assets and liabilities of Ribbon will be recorded as of the closing date at their respective carrying values and the acquired assets and assumed liabilities of ECI will be recorded as of the closing date at their fair values, with the excess of the value of net assets acquired recognized as goodwill. For the purpose of these unaudited pro forma financial statements, management of Ribbon has determined a preliminary estimated purchase price for the business combination, and such amount has been calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the transaction are at their estimated fair values. A final determination of these estimated fair values will be based on the actual net acquired assets of ECI as of the closing date.

2.     Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired

        The unaudited pro forma condensed combined financial statements include various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of ECI based on management's preliminary estimates of fair value. The final purchase price allocation may differ significantly based on final appraisals, third-party valuations and analyses of the assets acquired and liabilities assumed. Accordingly, the preliminary allocation described below is subject to change.

        The total estimated consideration transferred was determined as follows (in thousands):

Cash consideration:
Repayment of ECI's short-term loan	$2,390
Repayment of ECI's long-term debt, net of current	154,554
Repayment of ECI's accrued interest on debt	2,964
Payment of ECI's outstanding Contingent Value Rights related to their outstanding debt	16,800
Cash paid to selling shareholders, net of payments above	147,292
Less cash acquired	(17,902)

Net cash consideration	306,098
Payment obligation to selling shareholders from sale of ECI real estate assets	31,000
Fair value of Ribbon common stock to be issued (stock price of $2.93 at December 3, 2019)	95,225

Total estimated purchase consideration	$432,323

        The preliminary allocation of estimated purchase price to the fair value of assets acquired and liabilities assumed is as follows (in thousands):

Fair value of assets acquired and liabilities assumed:
Accounts receivable	$73,807
Inventory	58,489
Other current assets	17,905
Property and equipment	52,576
Goodwill	53,692
Intangible assets:
In-process research and development	23,000
Developed technology	110,400
Customer relationships	172,000
Trade names	3,000
Deferred tax assets	1,699
Operating lease right-of-use assets	26,725
Other assets	24,263

Total assets	617,556

Current liabilities	(124,072)
Operating lease liabilities, net of current	(19,699)
Deferred revenue, net of current	(103)
Deferred tax liability	(12,133)
Other liabilities	(29,226)

Total liabilities	(185,233)

Estimated total merger consideration	$432,323

        A summary of the pro forma purchase accounting adjustments recorded to the historical ECI balance sheet at September 30, 2019 and the resulting pro forma opening ECI balance sheet at September 30, 2019 are as follows (in thousands):

	Historical balance sheet September 30, 2019	Reclassifications to conform to Ribbon's presentation	Note 3	Purchase accounting adjustments to fair value/ purchase consideration	Note 3	Pro forma purchase price allocation September 30, 2019
Assets
Current assets
Cash and equivalents	$13,027	$—		$(13,027)	(a)	$—
Restricted cash	4,875	—		(4,875)	(a)	—
Marketable securities	—	—		—		—
Accounts receivable, net	73,807	—		—		73,807
Other receivables	17,905	(17,905)	(g)	—		—
Inventory	58,489	—		—		58,489
Other current assets	—	17,905	(g)	—		17,905

Total current assets	168,103	—		(17,902)		150,201
Property and equipment, net	45,161	—		7,415	(c)	52,576
Intangible assets, net	—	—		308,400	(c)	308,400
Goodwill	105,000	—		(51,308)	(a)(c)(e)(f)	53,692
Software development costs	47,627	—		(47,627)	(c)	—
Investments	—	—		—		—
Deferred income taxes	1,699	—		—		1,699
Operating lease right-of-use assets	26,725	—		—		26,725
Long-term trade and other receivables	4,144	(4,144)	(h)	—		—
Assets held for employees' severance benefits	14,482	(14,482)	(i)	—		—
Other assets	—	18,626	(h)(i)	5,637	(f)	24,263

Total assets	$412,941	$—		$204,615		$617,556

Liabilities, convertible preferred stock and stockholders' equity
Current liabilities
Current portion of long-term debt	$—	$—		$—		$—
Revolving credit facility	—	—		—		—
Short-term loan	2,390	—		(2,390)	(a)	—
Accounts payable	56,335	—		—		56,335
Accrued expenses and other	62,069	(3,046)	(k)	(2,964)	(a)	56,059
Operating lease liabilities	8,632	—		—		8,632
Deferred revenue	—	3,046	(k)	—		3,046

Total current liabilities	129,426	—		(5,354)		124,072
Long-term debt, net of current	154,554	—		(154,554)	(a)	—
Operating lease liabilities, net of current	19,699	—		—		19,699
Deferred revenue, net of current	—	103	(k)	—		103
Deferred income taxes	545	—		11,588	(e)	12,133
Liability for employee benefits	23,473	(23,473)	(j)	—		—
Other long-term liabilities	17,771	23,370	(j)(k)	(11,915)	(a)(e)	29,226

	345,468	—		(160,235)		185,233

	Historical balance sheet September 30, 2019	Reclassifications to conform to Ribbon's presentation	Note 3	Purchase accounting adjustments to fair value/ purchase consideration	Note 3	Pro forma purchase price allocation September 30, 2019
Commitments and contingencies
Stockholders' equity (deficit)
Preferred stock	—	—		—		—
Common stock	—	—		—		—
Additional paid-in capital	—	—		—		—
Ordinary shares	122	—		(122)	(c)	—
Capital surplus	1,296,577	—		(1,296,577)	(c)	—
Preferred A shares	87,310	—		(87,310)	(c)	—
Capital reserves	87,998	—		(87,998)	(c)	—
Accumulated deficit	(1,493,772)	—		1,493,772	(c)	—
Accumulated other comprehensive income (loss)	—	—		—		—
Non-controlling interest	89,238	—		(89,238)	(c)	—

	67,473	—		(67,473)		—

	$412,941	$—		$(227,708)		$185,233

Net assets	$67,473	$—		$364,850

Total consideration, net of cash acquired				$432,323		$432,323

        Ribbon will issue 32.5 million shares of Ribbon common stock to the ECI shareholders. The estimated fair value of Ribbon common stock to be issued as part of the purchase consideration is computed as follows (in thousands, except per share amount):

Total shares of Ribbon common stock to be issued to ECI shareholders	32,500
Price per share of Ribbon common stock on December 3, 2019	$2.93

Fair value of Ribbon common stock to be issued to ECI shareholders	$95,225

        A 10% increase in the stock price would result in total stock-based purchase consideration of $104.7 million, an increase of $9.5 million. A 10% decrease in the stock price would result in total stock-based purchase consideration of $85.7 million, a decrease of $9.5 million. Any such increase or decrease in the fair value of the stock-based purchase consideration would result in a corresponding increase or decrease to the goodwill recorded in connection with the transaction.

3.     Pro Forma Adjustments

        The unaudited pro forma condensed combined financial statements include pro forma adjustments giving effect to the Merger. The pro forma adjustments reflecting the completion of the Merger are based upon the accounting analysis conclusion that the Merger should be accounted for as a business combination and upon the assumptions set forth below. A reconciliation of the pro forma adjustments affecting each line item in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2018 and the nine months ended September 30, 2019 where there are multiple adjustments to that item and a description of each adjustment are below.

        Reconciliations of the pro forma balance sheet line items with multiple adjustments at September 30, 2019 are as follows (in thousands):

Cash and equivalents
Purchase price cash consideration, including payoff of all ECI's outstanding debt [see Note 3 Item (a)]	$(324,000)
Ribbon's borrowings in connection with the Merger [see Note 3 Item (b)]	400,000
Payment of debt issuance costs on new borrowings in connection with the Merger [see Note 3 Item (b)]	(8,000)
Payoff of Ribbon's previous credit facility with proceeds from New Term Loan entered in connection with the Merger [see Note 3 Item (b)]	(83,399)
Payment of Ribbon's transaction costs in connection with the Merger [see Note 3 Item (d)]	(24,800)

$(40,199)

Other current assets
Record capitalized debt issuance costs allocable to the revolving credit facility portion Ribbon's new borrowings [see Note 3 Item (b)]	$320
Reclassify ECI's other receivables to other current assets to conform to Ribbon's balance sheet presentation [see Note 3 Item (g)]	17,905

$18,225

Goodwill
Record common stock issued as purchase price consideration; offset to goodwill [see Note 3 Item (a)]	$95,225
Record cash paid as purchase price consideration; offset to goodwill [see Note 3 Item (a)]	324,000
Record payoff of ECI's outstanding debt using cash purchase price consideration; offset to goodwill [see Note 3 Item (a)]	(176,708)
Record obligation to selling shareholders from sale of ECI real estate assets [see Note 3 Item (a)]	31,000
Record remeasurement of ECI's real estate assets; offset to goodwill [see Note 3 Item (c)]	(7,415)
Eliminate ECI's software development costs; offset to goodwill [see Note 3 Item (c)]	47,627
Record identifiable intangible assets arising from the acquisition; offset goodwill [see Note 3 Item (c)]	(308,400)
Eliminate ECI's historical stockholders' equity; offset to goodwill [see Note 3 Item (c)]	(67,473)
Adjustment to Ribbon's deterred tax liabilities primarily related to taxes on undistributed earnings; offset to goodwill [see Note 3 Item (e)]	16,473
Record tax indemnification of Ribbon by ECI in accordance with the Merger Agreement; offset to goodwill [see Note 3 Item (f)]	(5,637)

$(51,308)

Other assets
Write off Ribbon's capitalized debt issuance costs in connection with retirement of Ribbon's previous credit facility [see Note 3 Item (b)]	$(1,425)
Record capitalized debt issuance costs allocable to the revolving credit facility portion of Ribbon's new borrowings [see Note 3 Item (b)]	1,280
Record tax indemnification of Ribbon by ECI in accordance with the Merger Agreement; offset to goodwill [see Note 3 Item (f)]	5,637
Reclassify ECI's long-term trade and other receivables to other assets to conform to Ribbon's balance sheet presentation [see Note 3 Item (h)]	4,144

Reclassify ECI's assets held for employee severance benefits to other assets to conform to Ribbon's balance sheet presentation [see Note 3 Item (i)]	14,482

$24,118

Current portion of long-term debt
Payment of Ribbon's previous outstanding debt from proceeds of New Term Loan [see Note 3 Item (b)]	$(2,500)
Record current portion of New Term Loan [see Note 3 Item (b)]	10,000
Record capitalized debt issuance costs allocable to the New Term Loan [see Note 3 Item (b)]	(1,280)

$6,220

Accrued expenses and other
Payment of ECI's accrued interest on outstanding long-term debt [see Note 3 Item (a)]	$(2,964)
Record payment obligation to selling shareholders for the proceeds from the sale of ECI real estate assets	$31,000
Payment of Ribbon's accrued interest on previous credit facility from proceeds of New Term Loan [see Note 3 Item (b)]	(24)
Reclassify ECI's historical deferred revenue from accrued expenses and other to deferred revenue to conform to Ribbon's balance sheet presentation [see Note 3 Item (k)]	(3,046)

$24,966

Long-term debt, net of current
Payment of ECI's outstanding long-term debt [see Note 3 Item (a)]	$(154,554)
Record long-term portion of New Term Loan [see Note 3 Item (b)]	390,000
Payment of Ribbon's outstanding long-term debt from proceeds of New Term Loan [see Note 3 Item (b)]	(46,875)
Write off Ribbon's capitalized debt issuance costs in connection with retirement of Ribbon's previous credit facility [see Note 3 Item (b)]	270
Record capitalized debt issuance costs allocable to the New Term Loan [see Note 3 Item (b)]	(5,120)

$183,721

Other long-term liabilities
Payment of ECI's outstanding Contingent Value Rights related to their outstanding debt [see Note 3 Item (a)]	$(16,800)
Adjustment to Ribbon's deterred tax liabilities primarily related to taxes on undistributed earnings; offset to goodwill [see Note 3 Item (e)]	$4,885
Reclassify ECI's historical liability for employee benefits to other long-term liabilities to conform to Ribbon's balance sheet presentation [see Note 3 Item (j)]	23,473
Reclassify ECI's historical long-term deferred revenue to deferred revenue, net of current, to conform to Ribbon's balance sheet presentation [see Note 3 Item (k)]	(103)

$11,455

Accumulated deficit
Write off Ribbon's capitalized debt issuance costs in connection with retirement of Ribbon's previous credit facility [see Note 3 Item (b)]	$(1,695)
Eliminate ECI accumulated deficit; offset to goodwill [see Note 3 Item (c)]	1,493,772
Record payment of Ribbon transaction costs [see Note 3 Item (d)]	(24,800)

$1,467,277

        Reconciliations of the pro forma statement of operations line items with multiple adjustments for the year ended December 31, 2018 and the nine months ended September 30, 2019 are as follows (in thousands):

	Year ended December 31, 2018	Nine months ended September 30, 2019
Cost of product revenue
Reversal of ECI's historical amortization of capitalized software costs [see Note 3 Item (m)]	$(17,244)	$(14,177)
Record amortization of identifiable intangible assets arising from the Merger [see Note 3 Item (n)]	13,138	9,695

	$(4,106)	$(4,482)

Interest income (expense), net
Reclassify ECI's financial expenses, net, to interest income (expense), net, to conform to Ribbon's presentation [see Note 3 Item (s)]	$(32,286)	$(25,466)
Reversal of Ribbon's interest expense, including amortization of debt issuance costs, for previous credit facility replaced by New Facility [see Note 3 Item (o)]	4,287	3,365
Reversal of ECI's historical interest expense for debt retired repaid as part of purchase consideration [see Note 3 Item (p)]	25,639	21,867
Record interest expense related to the New Term Loan entered into by Ribbon in connection with the Merger [see Note 3 Item (q)]	(16,973)	(13,224)

	$(19,333)	$(13,458)

Other income (expense), net
Reversal of ECI's historical other income (expense), net, related to adjustments to the fair value of the Contingent Value Rights in connection with ECI's historical outstanding debt [see Note 3 Item (p)]	$13,907	$1,800
Reclassify ECI's financial expenses, net, to other income (expense), net, to conform to Ribbon's presentation [see Note 3 Item (s)]	(16,072)	(4,411)

	$(2,165)	$(2,611)

        The pro forma adjustments to the condensed combined financial statements are as follows:

  (a)
  To record estimated purchase consideration, comprised of $324 million of cash, including $2.4 million and $154.6 million to repay the current and long-term portions, respectively, of ECI's outstanding principal, $3.0 million of additional accrued interest recorded in accrued expenses and other and $16.8 million for the outstanding Contingent Value Rights related to ECI's debt; 32.5 million shares of Ribbon common stock valued at an estimated $95.2 million as of December 3, 2019; and a $31 million payment obligation to the selling shareholders for the proceeds from the sale of ECI real estate assets.

  (b)
  To record the $400 million of proceeds from the New Term Loan portion of the New Facility, entered into in connection with the Merger; the repayment of Ribbon's previously existing credit facility, comprised of $2.5 million, $34.0 million, $46.9 million and $24,000, representing Ribbon's outstanding current portion of long-term debt, revolving credit facility, long-term debt, net of current, and accrued interest reported in accrued expenses and other, respectively; the write-off of Ribbon's capitalized debt issuance costs incurred in connection with the previous credit facility, comprised of $1.4 million included in other assets and $0.3 million recorded in long-term debt, net of current; and payment and capitalization of debt issuance costs aggregating $8.0 million in connection with the New Facility, comprised of $1.6 million related to the revolving credit facility and $6.4 million related to the New Term Loan.

  (c)
  To record the preliminary purchase price allocation. See Note 2, "Preliminary Consideration Transferred and Preliminary Fair Value of Net Assets Acquired."

  (d)
  To record a reduction of $24.8 million to cash, representing Ribbon's estimated remaining transaction costs in connection with the Merger that would be paid as of the closing date of the Merger, as it is assumed that the expense for these costs would be accrued in Ribbon's historical financial results prior to that date and paid on the closing date. This amount is offset with an equal adjustment to Accumulated deficit. These costs are considered to be non-recurring and as such, are not included in the unaudited pro forma condensed combined statements of operations.

  (e)
  To record an adjustment to Ribbon's deferred and FIN 48 liabilities. The Merger will result in the recognition of additional net deferred tax liabilities aggregating $11.6 million and taxes payable of $4.9 million on uncertain tax positions with corresponding offsets to goodwill. The net deferred tax liability relates to taxes on undistributed earnings. These adjustments are considered to be non-recurring, and as such, are not included in the unaudited pro forma condensed combined statements of operations.

  (f)
  To record a receivable of $5.6 million related to the indemnification of 50% of the indemnified taxes under the Merger Agreement with a corresponding offset to goodwill.

  (g)
  To reclassify ECI's historical other receivables to other current assets to conform to Ribbon's balance sheet presentation.

  (h)
  To reclassify ECI's historical long-term trade and other receivables to other assets to conform to Ribbon's balance sheet presentation.

  (i)
  To reclassify ECI's historical assets held for employee severance benefits to other assets to conform to Ribbon's balance sheet presentation.

  (j)
  To reclassify ECI's historical liability for employee benefits to other long-term liabilities to conform to Ribbon's balance sheet presentation.

  (k)
  To reclassify ECI's historical deferred revenue from accrued expenses and other to deferred revenue and to reclassify ECI's historical long-term deferred revenue from other long-term liabilities to deferred revenue, net of current, to conform to Ribbon's balance sheet presentation.

  (l)
  To reverse previously recognized depreciation of ECI's building of $0.2 million in both the year ended December 31, 2018 and the nine months ended September 30, 2019. The depreciation expense reversed relates to real estate assets that will be sold, with the proceeds remitted to ECI's shareholders as part of the purchase consideration.

  (m)
  To reverse previously recognized amortization of ECI's capitalized software costs of $17.2 million and $13.2 million for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively, and record research and development expense of $26.0 million and $19.3 million, respectively. The amortization expense was reversed and the research and development expense recorded to conform the accounting for these costs with Ribbon's statement of operations presentation. Ribbon expenses such costs as incurred and does not capitalize them, and ECI will also expense such costs as incurred and cease any such capitalization post-Merger.

  (n)
  To record the amortization expense for the preliminary estimate of identifiable intangible assets arising from the Merger. The expense recorded in the respective pro forma statements of operations is as follows (in thousands):

	Useful life (years)	Statement of operations classification	Year ended December 31, 2018	Nine months ended September 30, 2019
In-process research and development	*	N/A*	$—	$—
Developed technology	5 - 10**	Cost of product revenue	13,138	9,695
Customer relationships	15	Sales and marketing	9,868	8,030
Trade names	2	Sales and marketing	1,697	977

Total amortization expense			$24,703	$18,703

*
No pro forma amortization has been recorded in connection with the in-process research and development intangible assets because the related products are not generally available. Once the related products become generally available, these intangible assets will be amortized in relation to the expected cash flows from the individual intangible assets over their respective useful lives.

**
Developed technology is comprised of two components: one has a preliminary valuation of $108.0 million with a useful life of 10 years, and the other component has a preliminary valuation of $2.4 million with a useful life of 5 years, for a weighted average useful life of 9.89 years.

    Amortization expense is recognized based on the pattern over which we expect to receive the economic benefit from these assets. Future amortization expense for the preliminary estimate of these identifiable intangible assets excluding in-process research and development is as follows (in thousands):

	Cost of product revenue	Sales and marketing	Total
2020	$13,138	$11,565	$24,703
2021	12,928	12,010	24,938
2022	12,185	12,147	24,332
2023	11,950	13,453	25,403
2024	11,857	14,009	25,866
Thereafter	48,342	111,816	160,158

	$110,400	$175,000	$285,400

  (o)
  To eliminate $4.3 million and $3.4 million of interest expenses including the amortization of debt issuance costs, for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively, associated with the repayment of the principal and accrued interest in connection with Ribbon's outstanding debt from the proceeds of Ribbon's new $400 million term loan facility.

  (p)
  To eliminate interest expense, including the amortization of debt issuance costs, aggregating $25.6 million and $21.9 million for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively, and $13.9 million and $1.8 million of other expense related to adjustments to the fair value of the Contingent Value Rights for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively, associated with the repayment of the principal, accrued interest and Contingent Value Rights in connection with ECI's outstanding debt.

  (q)
  To record interest expense and the amortization of debt issuance costs associated with the New Term Loan. The average interest rates on the New Term Loan were 3.84% and 4.14% for the year ended December 31, 2018 and the nine months ended September 30, 2019, respectively.

  (r)
  To reclassify ECI's historical reorganization expense to restructuring expense to conform to Ribbon's statement of operations presentation.

  (s)
  To reclassify ECI's historical financial expenses, net, to interest income (expense), net and other income (expense), net, as applicable, to conform to Ribbon's statement of operations presentation.

  (t)
  Typically, pro forma adjustments are tax-effected at the statutory rate for the jurisdictions affected. However, since both companies have been in a loss position and have full valuation allowances in the relevant jurisdictions, the tax effect of the change in the loss before income taxes due to the pro forma adjustments would be offset by the change in the valuation allowance. Accordingly, there is no net tax expense impact to the pro forma adjustments.

  (u)
  The pro forma combined basic and diluted net loss per share amounts have been adjusted to reflect the pro forma combined net losses for the year ended December 31, 2018 and the nine months ended September 30, 2019. In addition, the numbers of shares used in calculating the pro forma combined basic and diluted net losses per share have been adjusted to reflect the 32.5 million shares of Ribbon common stock that will be issued as part of the purchase consideration in connection with the Merger. The following table sets forth the calculation of the pro forma outstanding shares at September 30, 2019 and the pro forma weighted average number of shares of Ribbon common stock outstanding—basic and diluted for the year ended December 31, 2018 and the nine months ended September 30, 2019 (in thousands):

Shares of Ribbon common stock outstanding at September 30, 2019	110,156
Shares to be issued as purchase consideration	32,500

Pro forma shares of Ribbon common stock outstanding at September 30, 2019	142,656

	Year ended December 31, 2018	Nine months ended September 30, 2019
Weighted average Ribbon shares outstanding	103,916	109,523
Shares to be issued as purchase consideration	32,500	32,500

Pro forma weighted average shares outstanding—basic	136,416	142,023
Potential dilutive common shares	—	—

Pro forma weighted average shares outstanding—diluted	136,416	142,023

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE

        The following tables set forth certain historical, pro forma and pro forma equivalent per share financial information of Ribbon Common Stock and ECI shares. The unaudited pro forma and pro forma equivalent per share financial information gives effect to the Merger as if it had occurred on September 30, 2019 for book value per share data and as of January 1, 2018 for net income (loss) per share data. The information in the table is based on, and should be read together with the unaudited pro forma condensed combined financial statements including the notes thereto, and the historical financial statements of both Ribbon and ECI that appear elsewhere in this proxy statement.

        The following unaudited pro forma net income (loss) per share data for the year ended December 31, 2018 and the nine months ended September 30, 2019 was calculated using the historical condensed combined statement of operations data of Ribbon and ECI for the same periods, giving pro forma effect to the Merger as if it had been completed on January 1, 2018. The following unaudited pro forma book value per share data as of September 30, 2019 was calculated using the historical condensed combined balance sheets of Ribbon and ECI as of September 30, 2019, giving pro forma effect to the Merger as if it had been completed on September 30, 2019.

        The unaudited pro forma per share data is presented for illustrative purposes only and is not necessarily indicative of actual or future financial position or results of operations that would have been realized if the Merger had been completed as of the dates indicated or will be realized upon the completion of the Merger. Ribbon and ECI have not declared or paid any dividends during the periods presented.

	As of and for the year ended December 31, 2018	As of and for the nine months ended September 30, 2019
Ribbon
Book value per share—historical(1)	$5.53	$5.73
Earnings (loss) per share—basic	$(0.74)	$0.19
Earnings (loss) per share—diluted	$(0.74)	$0.18
ECI
Book value per share—historical(1)	$1.61	$1.29
Combined
Book value per share—pro forma(2)		$6.90
Loss per share—basic	$(0.83)	$(0.08)
Loss per share—diluted	$(0.83)	$(0.08)

(1)
Historical book value per share is calculated by dividing stockholders' equity by total outstanding shares.

(2)
Combined pro forma book value per share is calculated by dividing pro forma combined total stockholders' equity by pro forma combined outstanding common shares.

 HISTORICAL MARKET PRICE OF RIBBON COMMON STOCK

        Ribbon Common Stock is listed and traded on NASDAQ under the symbol "RBBN." The following table sets forth, for the fiscal quarters indicated, the high and low sale price per share of Ribbon Common Stock, as reported on NASDAQ. On January 8, 2020, the most recent practicable trading day prior to the date of this proxy statement, there were 110,959,971 shares of Ribbon Common Stock issued and outstanding.

	RBBN
	High	Low
For the fiscal quarter ended:
2017
November 30, 2017 through December 31, 2017	$8.33	$7.30
2018
March 31, 2018	$7.93	$5.01
June 30, 2018	$7.28	$4.97
September 30, 2018	$7.89	$6.36
December 31, 2018	$7.20	$4.62
2019
March 31, 2019	$6.56	$4.64
June 30, 2019	$5.55	$4.23
September 30, 2019	$5.93	$4.79
December 31, 2019	$5.92	$2.44
2020
January 1, 2020 through January 8, 2020	$3.25	$3.02

        The market price of Ribbon Common Stock has fluctuated since the dates set forth above and will continue to fluctuate between the date of this proxy statement, the date of the Ribbon Special Meeting and the date the Merger is completed. No assurance can be given concerning the market prices of Ribbon Common Stock before completion of the Merger or after completion of the Merger. Neither Ribbon nor ECI has historically paid dividends. Ribbon does not currently expect to pay dividends on its common stock. Under the terms of the Merger Agreement, Ribbon and ECI are prohibited from declaring dividends from the date of the Merger Agreement until termination of the Merger Agreement or the consummation of the Merger without ECI's or Ribbon's respective consent, except for dividends paid by a subsidiary of Ribbon to Ribbon or to other wholly owned subsidiaries of Ribbon.

 DESCRIPTION OF RIBBON'S CAPITAL STOCK

        Upon completion of the Merger, ECI equityholders who will receive shares of Ribbon Common Stock in the Merger will become stockholders of Ribbon. The following is a summary of the material terms of Ribbon Common Stock as of the Effective Time of the Merger and is not complete. You should also refer to (i) the Ribbon Charter, which is included as Annex H to this proxy statement and is incorporated herein by reference, (ii) Ribbon's amended and restated by-laws (which we refer to as the Ribbon by-laws), which are included as Annex I to this proxy statement and is incorporated herein by reference, and (iii) the applicable provisions of the DGCL.

Authorized Capital Stock

        Ribbon is authorized to issue up to 240,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share. Immediately following the Merger, Ribbon expects there to be approximately 143,459,971 shares of Ribbon Common Stock issued and outstanding (which includes approximately 487,976 unvested shares underlying restricted stock grants that are not considered to be outstanding for accounting purposes).

Common Stock

Dividend Rights

        Holders of Ribbon Common Stock are entitled to receive ratably any dividends that may be declared by the Ribbon Board out of legally available funds, subject to any preferential dividend rights of any outstanding preferred stock.

Voting Rights

        Holders of Ribbon Common Stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares voted can elect all of the directors then standing for election.

Liquidation Rights

        Upon the dissolution, liquidation or winding up of Ribbon, whether voluntary or involuntary, the holders of Ribbon Common Stock are entitled to receive all assets available for distribution to Ribbon stockholders, subject to any preferential rights of any then outstanding shares of preferred stock.

Other Rights

        Other than as set forth in the Stockholders Agreement, holders of Ribbon Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

        The Ribbon Board is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 10,000,000 shares of preferred stock in one or more series. The Ribbon Board has discretion to fix the powers, designations, preferences, and relative, participating, optional or other special rights, and the qualifications and restrictions, if any, of such preferences and rights, including the dividend rights, dividend rates, conversion rights, voting rights, redemption privileges, and liquidation preferences and the number of shares constituting any series or designations of any series without further vote or action by the stockholders.

        The purpose of authorizing the Ribbon Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of Ribbon's outstanding voting stock. There are no shares of preferred stock outstanding.

Delaware Law and Charter and By-Law Provisions; Anti-Takeover Effects

        Certain provisions in the Ribbon Charter and the Ribbon by-laws summarized below may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Ribbon Board and in the policies formulated by the Ribbon Board and to discourage certain types of transactions that may involve an actual or threatened change in control.

Removal of Directors; Vacancies

        The Ribbon Charter and the Ribbon by-laws provide, subject to Ribbon's current stockholders agreement with JPM (the "Ribbon Stockholders Agreement") (for so long as the Ribbon Stockholders Agreement is in effect):

  •
  that directors may be removed from office at any time, (i) for cause by the affirmative vote of the holders of a majority of voting power of the shares of Ribbon Common Stock entitled to vote for the election of directors, voting together as a single class, or (ii) without cause by (a) subject to clause (b), the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of Ribbon Common Stock entitled to vote for the election of directors, voting together as a single class or (b) in the event recommended by at least two-thirds of the total number of authorized directors, including the approval of a majority of the independent directors (as such term is defined in the Ribbon Stockholders Agreement), the affirmative vote of the holders of a majority of the voting power of the shares of Ribbon Common Stock entitled to vote for the election of directors, voting as a single class; and

  •
  that any vacancy on the Ribbon Board, however occurring, including a vacancy resulting from an enlargement of the board, may only be filled by the vote of a majority of the directors then in office.

        The limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, Ribbon.

Stockholder Action; Special Meetings of Stockholders; Advance Notice Requirements for Stockholder Proposals and Director Nominations; Supermajority Voting; Section 203 of the DGCL

        The Ribbon Charter and the Ribbon by-laws provide that, after the closing of the Merger:

  •
  any action required or permitted to be taken by the Ribbon stockholders may be taken only at a duly called annual or special meeting of Ribbon stockholders and may not be taken by any consent in writing by such stockholders; and

  •
  special meetings of the stockholders may only be called by a majority of the total number of authorized directors, the president or by the board of directors, whether or not there exist any vacancies in previously authorized directorships, or (for so long as the Ribbon Stockholder Agreement remains in effect) a majority of the independent directors (as such term is defined in the Ribbon Stockholder Agreement).

        The Ribbon by-laws provides that, for nominations and other business to be "properly brought" at a meeting of stockholders, a stockholder of record at such time must have given timely notice in writing to the Secretary of Ribbon and must comply with the other requirements set forth in the Ribbon by-laws. These provisions could delay until the next stockholders' meeting stockholder actions that are favored by the holders of a majority of the outstanding Ribbon voting securities. These provisions may also discourage another person or entity from making a tender offer for the Ribbon Common Stock, because the person or entity, even if it acquired a majority of Ribbon's outstanding voting securities, would be able to take action as a stockholder, such as electing new directors or approving a merger, only at a duly called stockholders meeting, and not by written consent.

        The DGCL provides that an amendment to a corporation's certificate of incorporation requires that (i) the board of directors adopt a resolution setting forth the proposed amendment and declaring its advisability and either call a special meeting of the stockholders entitled to vote in respect thereof for consideration of such amendment or direct that the amendment be considered at the next annual meeting of the stockholders (provided a meeting or vote is required pursuant to Section 242 of the DGCL) and (ii) the stockholders approve the amendment by a majority of outstanding shares entitled to vote. The Ribbon Charter provides that the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding Ribbon voting stock entitled to vote thereon (in addition to any separate class vote required by law or that may in the future be required pursuant to the terms of any outstanding preferred stock), voting together as a single class, is required to amend or repeal the provisions of Articles IV (to the extent it relates to the authority of the board of directors to issue shares of preferred stock in one or more series, the terms of which may be determined by the board of directors), V (Board of Directors), VII (Indemnification), IX (Business Combinations with Interested Stockholders), X (Certain Transactions), XI (Stockholder Action), XII (Exclusive Forum), XIII (Severability) or XIV (Amendments) of the Ribbon Charter, or to reduce the numbers of authorized shares of common stock or preferred stock.

        The Ribbon Charter provides that, subject to any limitations imposed by the Ribbon Charter, the Ribbon by-laws may be altered, amended, or repealed, or new by-laws may be adopted, by resolution of the board duly adopted by a majority of the total number of directors which Ribbon would have if there were no vacancies or unfilled newly-created directorships, including (for so long as the Ribbon Stockholders Agreement remains in effect) the approval of a majority of the independent directors (as such term is defined in the Ribbon Stockholders Agreement). With respect to the power of holders of capital stock to adopt, amend and repeal the Ribbon by-laws, notwithstanding any other provision of the by-laws or any provision that might otherwise permit a lesser vote or no vote, in addition to any vote of the holders of any class or series of capital stock required by the by-laws or by law, the affirmative vote of the holders of the voting power of at least 66 2/3% of the shares of Ribbon's stock entitled to vote thereon, voting together as a single class, shall be required for any such alteration, amendment, repeal or adoption by the vote of the holders of any class or series of Ribbon's capital stock.

        Section 203 of the DGCL generally prohibits "business combinations," including mergers, sales and leases of assets, issuances of securities and similar transactions by a corporation or a subsidiary with an interested stockholder who beneficially owns 15% or more of a corporation's voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the board of directors of the target corporation has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation's voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) at or after the person or entity becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

        Section 203 of the DGCL permits a Delaware corporation to elect not to be governed by the provisions of Section 203. Pursuant to the Ribbon Charter, Ribbon has expressly elected not to be governed by the provisions of Section 203 of the DGCL. Instead, the Ribbon Charter provides that, notwithstanding any other provisions of the DGCL or the Ribbon Charter, Ribbon shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless: (i) the Ribbon Board has approved, before the acquisition time, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owns at least 85% of the corporation's voting stock (excluding shares owned by directors who are officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer) or (iii) at or after the person or entity becomes an interested stockholder, the business combination is approved by two-thirds of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships, and by a majority of the independent directors (as defined in the Ribbon Stockholders Agreement).

        The foregoing restriction will not apply if (i) a stockholder becomes an interested stockholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (b) would not, at any time within the three-year period immediately prior to a business combination between Ribbon and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or (ii) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice of a proposed transaction which (1) constitutes one of the transactions described in clause (A), (B) or (C) below; (2) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Ribbon Board; and (c) is approved or not opposed by a majority of the Ribbon Board then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

        The proposed transactions referred to in the preceding paragraph are limited to (A) a merger or consolidation of Ribbon (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders is required); (B) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of Ribbon or of any of its direct or indirect majority-owned subsidiaries (other than to any direct or indirect wholly owned subsidiary or to Ribbon) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of Ribbon determined on a consolidated basis or the aggregate market value of all the outstanding stock of Ribbon; or (C) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of Ribbon. Ribbon will give not less than twenty days' notice to all interested stockholders prior to the consummation of any of the transactions described in clause (A) or (B) above.

Authorized but Unissued Shares

        The authorized but unissued shares of Ribbon Common Stock and Ribbon preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by NASDAQ listing standards. These additional shares may be used for a variety of corporate finance transactions, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved capital stock and preferred stock could make more difficult or discourage an attempt to obtain control of Ribbon by means of a proxy contest, tender offer, merger or otherwise.

Choice of Forum

        The Ribbon Charter provides that unless Ribbon consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Ribbon, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of Ribbon to Ribbon or Ribbon's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Ribbon Charter or the Ribbon by-laws or governed by the internal affairs doctrine.

Limitation of Liability and Indemnification

        The Ribbon Charter provides that Ribbon directors and officers will be indemnified by Ribbon to the fullest extent permitted by applicable law, against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, whether civil, criminal, administrative or investigative, and such indemnification shall continue as to an indemnitee who has ceased to be a director, trustee, officer, employee or agent.

        The Ribbon by-laws provide that Ribbon shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same exists or may be amended, any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been a director or officer of Ribbon; or while a director or officer of Ribbon, serving or having served at the request of Ribbon as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection with such action, suit or proceeding and any appeal therefrom, and such indemnification will continue as to an indemnitee who has ceased to be a director, trustee, officer, employee or agent.

        The Ribbon by-laws further provide that the right to indemnification shall include the right to be paid by Ribbon the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such advancement of expenses shall be made only upon Ribbon's receipt of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the by-laws or otherwise.

        Ribbon may, to the extent authorized from time to time by the Ribbon Board, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of Ribbon to the fullest extent provided by the by-laws with respect to the indemnification and advancement of expenses of directors and officers.

        Ribbon may purchase and maintain insurance at its expense on behalf of any such person.

BENEFICIAL OWNERSHIP OF RIBBON COMMON STOCK

        The following table sets forth, as of January 8, 2020 (except as noted in the footnotes below), the beneficial ownership of shares of Ribbon Common Stock by persons known by Ribbon to be a beneficial owner of 5% or more of such stock, and the ownership of such stock by Ribbon's named executive officers and directors, individually and as a group. Unless otherwise indicated, the address for each of the stockholders listed below is 4 Technology Drive, Westford, Massachusetts 01886.

        Ribbon has determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, Ribbon believes, based on the information furnished to Ribbon, that each of the persons and entities named in the table below has sole voting and investment power with respect to all shares of Ribbon Common Stock that he, she or it beneficially owns.

        Applicable percentage ownership is based on 110,959,971 shares of Ribbon Common Stock outstanding, including unvested shares of restricted Ribbon Common Stock, as of January 8, 2020.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Total Ribbon Common Stock Outstanding
Named Executive Officers:
Daryl E. Raiford(1)	190,489	*
Anthony Scarfo(2)	71,599	*
Steven Bruny(3)	110,941	*
Non-Employee Directors:
Kim S. Fennebresque	54,076	*
Bruns H. Grayson	154,076	*
Beatriz V. Infante	120,929	*
Richard J. Lynch	117,408	*
Kent J. Mathy	74,576	*
Scott E. Schubert	116,036	*
Richard W. Smith	0	*
All current executive officers and directors as a group (15 people)(4)	1,490,888	1.34%
5% Owners:
JPMorgan Chase & Co.(5)	49,940,222	45.01%

*
Indicates less than 1%.

(1)
Includes 32,277 shares of restricted stock subject to vesting, none of which will vest within 60 days of January 8, 2020.

(2)
Includes 37,499 shares of restricted stock subject to vesting, of which 12,500 shares will vest within 60 days of January 8, 2020.

(3)
Includes 25,277 shares of restricted stock subject to vesting, none of which will vest within 60 days of January 8, 2020.

(4)
Includes 3,598,382 shares of restricted stock subject to vesting, of which 12,500 shares will vest within 60 days of January 8, 2020, owned by our current directors and executive officers. Each of our current directors and executive officers may be reached at 4 Technology Park Drive, Westford, Massachusetts 01886.

(5)
Based solely on a Schedule 13D/Amendment No. 2 filed with the SEC on November 18, 2019, reporting the beneficial ownership of 49,940,222 shares of Ribbon Common Stock.

  JPM reported shared voting and dispositive power with respect to all 49,940,222 shares, JPMC Heritage Parent LLC ("JPMC Heritage") reported shared voting and dispositive power with respect to 48,190,718 shares, OEP II Partners Co-Invest, L.P. ("OEP II Partners Co-Invest") reported shared voting and dispositive power with respect to 1,749,504 shares, and Heritage PE (OEP) III, L.P. ("Heritage III") reported shared voting and dispositive power with respect to 47,048,711 shares. JPM, JPMC Heritage, OEP II Partners Co-Invest and Heritage III are collectively referred to as the "JPMorgan Reporting Persons". JPM is a publicly traded entity listed on the New York Stock Exchange, which is the sole member of JPMorgan Holdings LLC, which is the sole member of OEP Holdings, LLC, which is the sole member of JPMC Heritage, which is the general partner of OEP General Partner III L.P., which is the general partner of Heritage III. As such, each of OEP Holding LLC, JPMC Heritage and OEP General Partner III L.P. may be deemed to have or share beneficial ownership of the Ribbon Common Stock held directly by Heritage III. OEP II Partners Co-Invest is subject to certain contractual agreements and statutory obligations to acquire and vote shares side-by-side with Heritage III. By virtue of these agreements and obligations, JPM may be deemed to have or share beneficial ownership over the shares held directly by OEP II Partners Co-Invest. Notwithstanding the above, JPM does not directly or indirectly own any interest in OEP II Partners Co-Invest. The business address of JPM is 383 Madison Avenue, New York, NY 10179. The business address of OEP II Partners Co-Invest is 510 Madison Ave., 19th Floor, New York, NY 10022. The business address of each of the other JPMorgan Reporting Persons is 277 Park Avenue, New York, NY 10172.

 NO APPRAISAL RIGHTS OF RIBBON STOCKHOLDERS

        Ribbon's stockholders will not be entitled to exercise appraisal or dissenter's rights under the DGCL in connection with the Merger or the Share Issuance.

 OTHER MATTERS

Householding of Proxy Statement

        We have adopted a procedure called "householding." Under this procedure, we are delivering only one copy of the proxy statement to multiple stockholders who share the same address, unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards.

        We will deliver promptly upon written or oral request a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of proxy statement, please submit your request to Broadridge Financial Solutions by calling 1-800-579-1639 to request delivery of paper copies, through the Internet or by e-mail, or in writing addressed to Ribbon Communications Inc., 4 Technology Park Drive, Westford, MA 01886 Attn: Investor Relations.

        If you are a holder of record and would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or by calling 1-800-542-1061. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

        Any stockholders of record who share the same address and currently receive multiple copies of our annual report and proxy statement who wish to receive only one copy of these materials per household in the future should contact Broadridge Householding Department at the contact information listed above to participate in the householding program.

        A number of brokerage firms have instituted householding. If you hold your shares in "street name," please contact your bank, broker or other holder of record to request information about householding.

Ribbon Stockholder Proposals for 2020 Annual Meeting of Stockholders

        According to our by-laws, we must receive proposals of stockholders and director nominations intended to be presented at the 2020 Annual Meeting but not included in the proxy statement by the close of business on March 7, 2020, but not before February 6, 2020, which is not later than the ninetieth (90th) day nor earlier than the one hundred twentieth (120th) day prior to the first anniversary of the date of the 2019 Annual Meeting. Such proposals must be delivered to the Secretary of Ribbon at our principal executive office. However, in the event the 2020 Annual Meeting is scheduled to be held on a date before May 6, 2020, or after August 14, 2020, which are dates 30 days before or 70 days after the first anniversary of our 2019 Annual Meeting, then your notice must be received by us at our principal executive office not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day before the scheduled date of such annual meeting or the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals that are not made in accordance with the above standards may not be presented at the 2020 Annual Meeting. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder's compliance with this deadline.

 WHERE YOU CAN FIND MORE INFORMATION

        This proxy statement includes as annexes documents that Ribbon has previously filed with the SEC, as well as other documents that have not been previously filed. In addition, this proxy statement incorporates by reference important business and financial information about Ribbon from documents that may be filed with the SEC in the future that have not been included herein or delivered herewith. Ribbon files reports (including annual, quarterly and current reports that may contain audited financial statements), proxy statements and other information with the SEC.

        Stockholders may obtain Ribbon's SEC reports at ribboncommunications.com. Ribbon's filings with the SEC are available to the public over the internet at the SEC's website at www.sec.gov, or at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the public reference facilities.

        The SEC allows certain information to be "incorporated by reference" into this proxy statement. This means that Ribbon can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information modified or superseded by information contained in any document subsequently filed by Ribbon that is also incorporated or deemed to be incorporated by reference herein.

        The following documents were previously filed by Ribbon with the SEC and are included as annexes to this proxy statement:

  •
  Annex A—Agreement and Plan of Merger

  •
  Annex H—Ribbon Charter

  •
  Annex I—Ribbon By-laws

        The following documents have not been previously filed by Ribbon and are included as annexes to this proxy statements:

  •
  Annex B—Opinion of TAP Advisors

  •
  Annex C—Voting Agreement

  •
  Annex D—Form of Stockholders Agreement

  •
  Annex E—Form of Registration Rights Agreement

  •
  Annex F—Pathfinder Purchase Agreement

  •
  Annex G—Real Estate Put Option

        Ribbon stockholders are urged to read this proxy statement, including the annexes and documents incorporated by reference, to fully understand the matters to be acted upon at the Ribbon Special Meeting.

        This proxy statement incorporates by reference any future filings by Ribbon under section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement to the date that the Ribbon Special Meeting is held, except, in any such case, for any information therein that has been furnished rather than filed, which shall not be incorporated herein. Subsequent filings with the SEC will automatically modify and supersede information in this proxy statement. These documents may contain important information about Ribbon and its financial condition.

        If you are a Ribbon stockholder and you have any questions about the proposed transactions, please contact Ribbon's Investor Relations Department at 1-212-871-3927.

        NONE OF RIBBON OR MERGER SUB HAS AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE PROPOSED TRANSACTIONS OR ABOUT RIBBON OR MERGER SUB THAT DIFFERS FROM OR ADDS TO THE INFORMATION IN THIS PROXY STATEMENT OR THE DOCUMENTS THAT RIBBON PUBLICLY FILES WITH THE SEC. THEREFORE, IF ANYONE GIVES YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

        IF YOU ARE IN A JURISDICTION WHERE SOLICITATIONS OF A PROXY ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE SOLICITATION PRESENTED IN THIS PROXY STATEMENT DOES NOT EXTEND TO YOU.

        THE INFORMATION CONTAINED IN THIS PROXY STATEMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS DOCUMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE HEREOF. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN ANY DOCUMENT INCORPORATED BY REFERENCE HEREIN IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF SUCH DOCUMENT. ANY STATEMENT CONTAINED IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS DOCUMENT WILL BE DEEMED TO BE MODIFIED OR SUPERSEDED TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT THAT ALSO IS OR IS DEEMED TO BE INCORPORATED BY REFERENCE INTO THIS DOCUMENT MODIFIES OR SUPERSEDES SUCH STATEMENT. ANY STATEMENT SO MODIFIED OR SUPERSEDED WILL NOT BE DEEMED, EXCEPT AS SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS DOCUMENT. NEITHER THE MAILING OF THIS DOCUMENT TO THE STOCKHOLDERS OF RIBBON, NOR THE TAKING OF ANY ACTIONS CONTEMPLATED HEREBY BY RIBBON AT ANY TIME WILL CREATE ANY IMPLICATION TO THE CONTRARY.

FINANCIAL STATEMENTS OF RIBBON

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Ribbon Communications Inc.

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheets of Ribbon Communications Inc. and subsidiaries (the "Company") as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principle

        As discussed in Note 2 to the financial statements, the Company adopted Accounting Standards Codification (ASC) Topic 606, "Revenue from Contracts with Customers," using the modified retrospective adoption method on January 1, 2018.

Basis for Opinion

        These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 4, 2019

We have served as the Company's auditor since 2005

RIBBON COMMUNICATIONS INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$43,694	$57,073
Marketable securities	7,284	17,224
Accounts receivable, net	187,853	165,156
Inventory	22,602	21,303
Other current assets	17,002	21,463

Total current assets	278,435	282,219
Property and equipment, net	27,042	24,780
Intangible assets, net	251,391	244,414
Goodwill	383,655	335,716
Investments	—	9,031
Deferred income taxes	9,152	8,434
Other assets	7,484	6,289

	$957,159	$910,883

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$55,000	$20,000
Accounts payable	45,304	45,851
Accrued expenses and other	84,263	76,380
Deferred revenue	105,087	100,571

Total current liabilities	289,654	242,802
Long-term debt, related party	24,100	22,500
Deferred revenue, net of current	17,572	14,184
Deferred income taxes	4,738	2,787
Other long-term liabilities	30,797	13,189

Total liabilities	366,861	295,462

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, 240,000,000 shares authorized, $0.0001 par value, 106,815,636 shares issued and outstanding at December 31, 2018; 101,752,856 shares issued and outstanding at December 31, 2017	11	10
Additional paid-in capital	1,723,576	1,684,768
Accumulated deficit	(1,136,992)	(1,072,426)
Accumulated other comprehensive income	3,703	3,069

Total stockholders' equity	590,298	615,421

	$957,159	$910,883

See notes to the consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Operations

(in thousands, except per share data)

	Year ended December 31,
	2018	2017	2016
Revenue:
Product	$279,014	$181,119	$146,381
Service	298,891	148,823	106,210

Total revenue	577,905	329,942	252,591

Cost of revenue:
Product	142,185	70,250	47,367
Service	127,388	58,196	37,613

Total cost of revenue	269,573	128,446	84,980

Gross profit	308,332	201,496	167,611

Operating expenses:
Research and development	145,462	101,481	72,841
Sales and marketing	128,276	83,403	68,539
General and administrative	66,036	47,642	35,948
Acquisition- and integration-related	16,951	14,763	1,152
Restructuring	17,015	9,436	2,740

Total operating expenses	373,740	256,725	181,220

Loss from operations	(65,408)	(55,229)	(13,609)
Interest (expense) income, net	(4,230)	263	769
Other (expense) income, net	(3,772)	1,274	1,424

Loss before income taxes	(73,410)	(53,692)	(11,416)
Income tax (provision) benefit	(3,400)	18,440	(2,516)

Net loss	$(76,810)	$(35,252)	$(13,932)

Loss per share:
Basic	$(0.74)	$(0.60)	$(0.28)
Diluted	$(0.74)	$(0.60)	$(0.28)
Shares used to compute loss per share:
Basic	103,916	58,822	49,385
Diluted	103,916	58,822	49,385

See notes to the consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Comprehensive Loss

(in thousands)

	Year ended December 31,
	2018	2017	2016
Net loss	$(76,810)	$(35,252)	$(13,932)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	220	(1,940)	54
Unrealized gain on available-for-sale marketable securities, net of reclassification adjustments for realized amounts	45	146	51
Employee retirement benefits	369	(578)	—

Other comprehensive income (loss), net of tax	634	(2,372)	105

Comprehensive loss, net of tax	$(76,176)	$(37,624)	$(13,827)

See notes to the consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Stockholders' Equity

(in thousands, except share data)

					Accumulated other comprehensive income (loss)
	Common stock
			Additional paid-in capital	Accumulated deficit		Total stockholders' equity
	Shares	Amount
Balances, January 1, 2016	49,473,789	$49	$1,240,803	$(1,023,242)	$5,416	$223,026
Issuance of common stock in connection with employee stock purchase plan	225,031		1,360			1,360
Exercise of stock options	23,070		153			153
Vesting of restricted stock awards and units	792,773	1	(1)			—
Vesting of performance-based stock awards and units	18,438					—
Shares of restricted stock returned to the Company under net share settlements to satisfy tax withholding obligations	(231,620)		(1,810)			(1,810)
Repurchase of common stock	(1,259,600)	(1)	(9,529)			(9,530)
Stock-based compensation expense			19,768			19,768
Other comprehensive income					87	87
Net loss				(13,932)		(13,932)

Balances, December 31, 2016	49,041,881	49	1,250,744	(1,037,174)	5,503	219,122
Issuance of common stock in connection with employee stock purchase plan	249,621		1,252			1,252
Exercise of stock options	105,688		617			617
Vesting of restricted stock awards and units	2,160,553					—
Vesting of performance-based stock awards and units	145,357					—
Shares of restricted stock returned to the Company under net share settlements to satisfy tax withholding obligations	(807,952)		(7,523)			(7,523)
Shares issued as consideration in connection with acquisition of GENBAND	50,857,708	5	413,977			413,982
Stock-based compensation expense			25,657			25,657
Reclassification between Common stock and Additional paid-in capital to record change in par value of common stock		(44)	44			—
Other comprehensive loss					(2,434)	(2,434)
Net loss				(35,252)		(35,252)

Balances, December 31, 2017	101,752,856	10	1,684,768	(1,072,426)	3,069	615,421
Adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers				12,244		12,244
Exercise of stock options	15,935		73			73
Vesting of restricted stock awards and units	1,278,062					—
Vesting of performance-based stock units	57,768					—
Shares of restricted stock returned to the Company under net share settlements to satisfy tax withholding obligations	(524,516)		(2,024)			(2,024)
Shares issued as consideration in connection with acquisition of Edgewater Networks, Inc.	4,235,531	1	29,999			30,000
Assumption of equity awards in connection with acquisition of Edgewater Networks, Inc.			747			747
Stock-based compensation expense			10,013			10,013
Other comprehensive income					634	634
Net loss				(76,810)		(76,810)

Balances, December 31, 2018	106,815,636	$11	$1,723,576	$(1,136,992)	$3,703	$590,298

See notes to the consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Consolidated Statements of Cash Flows

(in thousands)

	Year ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net loss	$(76,810)	$(35,252)	$(13,932)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	11,200	8,486	7,970
Amortization of intangible assets	49,723	17,112	7,500
Stock-based compensation	11,072	25,657	19,768
Impairment of intangible assets	—	5,471	—
Deferred income taxes	513	(20,361)	1,088
Other	4,611	(1,340)	(1,265)
Changes in operating assets and liabilities:
Accounts receivable	(13,017)	(30,759)	(851)
Inventory	993	5,786	4,858
Other operating assets	5,036	269	506
Accounts payable	(6,057)	13,415	(821)
Accrued expenses and other long-term liabilities	(13,422)	(4,263)	(7,778)
Deferred revenue	16,563	23,859	2,149

Net cash (used in) provided by operating activities	(9,595)	8,080	19,192

Cash flows from investing activities:
Purchases of property and equipment	(7,907)	(3,999)	(4,626)
Business acquisitions, net of cash acquired	(46,389)	(42,951)	(20,669)
Purchases of marketable securities	—	(28,731)	(78,528)
Sale/maturities of marketable securities	18,919	96,112	75,178
Proceeds from the sale of intangible assets	—	576	1,298

Net cash (used in) provided by investing activities	(35,377)	21,007	(27,347)

Cash flows from financing activities:
Borrowings under revolving line of credit	197,500	15,500	—
Principal payments on revolving line of credit	(162,500)	(13,500)	—
Principal payments of capital lease obligations	(652)	(99)	(43)
Payment of debt issuance costs	(624)	(731)	—
Proceeds from the sale of common stock in connection with employee stock purchase plan	—	1,252	1,360
Proceeds from the exercise of stock options	73	617	153
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(2,024)	(7,523)	(1,810)
Repurchase of common stock	—	—	(9,530)

Net cash provided by (used in) financing activities	31,773	(4,484)	(9,870)

Effect of exchange rate changes on cash and cash equivalents	(180)	547	(163)

Net (decrease) increase in cash and cash equivalents	(13,379)	25,150	(18,188)
Cash and cash equivalents, beginning of year	57,073	31,923	50,111

Cash and cash equivalents, end of year	$43,694	$57,073	$31,923

Supplemental disclosure of cash flow information:
Interest paid	$2,367	$317	$41
Income taxes paid	$5,505	$2,290	$1,249
Income tax refunds received	$537	$274	$511
Supplemental disclosure of non-cash investing activities:
Capital expenditures incurred, but not yet paid	$1,127	$1,043	$277
Property and equipment acquired under capital lease	$2,178	$—	$36
Business acquisition purchase consideration—common stock issued	$30,000	$413,982	$—
Business acquisition purchase consideration—deferred payments	$30,000	$—	$—
Business acquisition purchase consideration—note issued to selling equity holders	$—	$22,500	$—
Business acquisition purchase consideration—assumed equity awards	$747	$—	$—
Supplemental disclosure of non-cash financing activities:
Total fair value of restricted stock awards, restricted stock units, performance-based stock awards and performance-based stock units on date vested	$8,312	$20,515	$10,376

See notes to the consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements

(1) NATURE OF THE BUSINESS

        Ribbon is a leading provider of next generation ("NextGen") software solutions to telecommunications, wireless and cable service providers and enterprises of all sizes across industry verticals. With over 1,000 customers around the globe, including some of the largest telecommunications service providers and enterprises in the world, Ribbon enables service providers and enterprises to modernize their communications networks through software and provide secure RTC solutions to their customers and employees. By securing and enabling reliable and scalable IP networks, Ribbon helps service providers and enterprises adopt the next generation of software-based virtualized and cloud communications technologies to drive new, incremental revenue, while protecting their existing revenue streams. Ribbon's software solutions provide a secure way for its customers to connect and leverage multivendor, multiprotocol communications systems and applications across their networks and the cloud, around the world and in a rapidly changing ecosystem of IP-enabled devices, such as smartphones and tablets. In addition, Ribbon's software solutions secure cloud-based delivery of UC solutions—both for service providers transforming to a cloud-based network and for enterprises using cloud-based UC. Ribbon sells its software solutions through both direct sales and indirect channels globally, leveraging the assistance of resellers, and provides ongoing support to its customers through a global services team with experience in design, deployment and maintenance of some of the world's largest software IP networks.

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The consolidated financial statements have been prepared in United States dollars, in accordance with accounting principles generally accepted in the United States ("GAAP").

        On August 3, 2018 (the "Edgewater Acquisition Date"), the Company completed the acquisition of Edgewater Networks, Inc. ("Edgewater" and such acquisition, the "Edgewater Acquisition"). The financial results of Edgewater are included in the Company's consolidated financial statements for the period subsequent to the Edgewater Acquisition Date.

        On October 27, 2017 (the "Merger Date"), Sonus Networks, Inc. ("Sonus") consummated an acquisition as specified in an Agreement and Plan of Merger (the "Merger Agreement") with Solstice Sapphire Investments, Inc. ("NewCo") and certain of its wholly-owned subsidiaries, GENBAND Holdings Company, GENBAND Inc. and GENBAND II, Inc. (collectively, "GENBAND") pursuant to which, following a series of merger transactions (collectively, the "Merger"), Sonus and GENBAND each became a wholly-owned subsidiary of NewCo, with Sonus deemed the acquirer in the transaction for accounting purposes. Subsequently, on November 28, 2017, the Company changed its name to "Ribbon Communications Inc."

        The consolidated financial statements of the Company represent the consolidated financial statements of Sonus, prior to the Merger Date, and the consolidated financial statements of Ribbon, on and after the Merger Date. The financial results of GENBAND are included in Ribbon's consolidated financial statements beginning on the Merger Date.

        On September 26, 2016 (the "Taqua Acquisition Date"), the Company acquired Taqua, LLC ("Taqua"). The financial results of Taqua are included in the Company's consolidated financial statements beginning on the Taqua Acquisition Date.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Significant Accounting Policies

Principles of Consolidation

        The accompanying consolidated financial statements include the accounts of Ribbon and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates and Judgments

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and judgments relied upon in preparing these consolidated financial statements include accounting for business combinations, revenue recognition for multiple element arrangements, inventory valuations, assumptions used to determine the fair value of stock-based compensation, intangible assets and goodwill valuations, legal contingencies and recoverability of Ribbon's net deferred tax assets and the related valuation allowances. Ribbon regularly assesses these estimates and records changes in estimates in the period in which they become known. Ribbon bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Reclassifications

        Certain reclassifications, not affecting previously reported net loss, have been made to the previously issued financial statements to conform to the current period presentation.

Business Combinations

        The Company recognizes identifiable assets acquired and liabilities assumed at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed and represents the expected future economic benefits arising from other assets acquired in the business combination that are not individually identified and separately recognized. While the Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, its estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill to the extent that it identifies adjustments to the preliminary purchase price allocation. Upon the conclusion of the measurement period or final determination of the values of assets acquired and liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations.

Revenue Recognition

        Effective January 1, 2018, the Company adopted Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("ASC 606" or the "New Revenue Standard") using the

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

modified retrospective approach. As a result, the Company changed its accounting policy for revenue recognition, which is described below and in Note 14.

        The Company derives revenue from two primary sources: products and services. Product revenue includes the Company's appliances and software that function together to deliver the products' essential functionality. Software and appliances are also sold on a standalone basis. Services include customer support (software updates, upgrades and technical support), consulting, design services, installation services and training. Generally, contracts with customers contain multiple performance obligations, consisting of products and services. For these contracts, the Company accounts for individual performance obligations separately if they are considered distinct.

        When an arrangement contains more than one performance obligation, the Company will generally allocate the transaction price to each performance obligation on a relative standalone selling price basis. The Company utilizes the observable price of goods and services when they are sold separately to similar customers in order to estimate standalone selling price.

        The Company's software licenses typically provide a perpetual right to use the Company's software. The Company also sells term-based software licenses that expire and Software-as-a-Service ("SaaS")-based software which are referred to as subscription arrangements. The Company does not customize its software nor are installation services required, as the customer has a right to utilize internal resources or a third-party service company. The software and appliances are delivered before related services are provided and are functional without professional services or customer support. The Company has concluded that its software licenses are functional intellectual property that are distinct, as the user can benefit from the software on its own. The product revenue is typically recognized upon transfer of control or when the software is made available for download, as this is the point that the user of the software can direct the use of, and obtain substantially all of the remaining benefits from, the functional intellectual property. The Company does not recognize software revenue related to the renewal of subscription software licenses earlier than the beginning of the subscription period. Appliance products are generally sold with software to provide the customer solution.

        The Company offers warranties on its products. Certain of the Company's warranties are considered to be assurance-type in nature and do not cover anything beyond ensuring that the product is functioning as intended. Based on the guidance in ASC 606, assurance-type warranties do not represent separate performance obligations. The Company also sells separately-priced maintenance service contracts which qualify as service-type warranties and represent separate performance obligations. The Company does not allow and has no history of accepting product returns.

        Services revenue includes revenue from customer support and other professional services. Customer support includes software updates on a when-and-if-available basis, telephone support, integrated web-based support and bug fixes or patches. The Company sells its customer support contracts at a percentage of list or net product price related to the support. Customer support revenue is recognized ratably over the term of the customer support agreement, which is typically one year.

        The Company's professional services include consulting, technical support, resident engineer services, design services and installation services. Because control transfers over time, revenue is recognized based on progress toward completion of the performance obligation. The method to measure progress toward completion requires judgment and is based on the nature of the products or

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

services to be provided. The Company generally uses the input method to measure progress for its contracts because it believes such method best depicts the transfer of assets to the customer, which occurs as the Company incurs costs for the contracts. Under the cost-to-cost measure of progress, the progress toward completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation. When the measure of progress is based upon expended labor, progress toward completion is measured as the ratio of labor time expended to date vs the total estimated labor time required to complete the performance obligation. Revenue is recorded proportionally as costs are incurred or labor is expended. Costs to fulfill these obligations include internal labor as well as subcontractor costs.

        Customer training includes courses offered by the Company. The related revenue is typically recognized as the training services are performed.

Financial Instruments

        The carrying amounts of Ribbon's financial instruments approximate their fair values and include cash equivalents, investments, accounts receivable, borrowings under a revolving credit facility, accounts payable and long-term debt.

        All investments in marketable securities are classified as available-for-sale and are reported at fair value, with unrealized gains and losses excluded from earnings and reported, net of tax, in Accumulated other comprehensive loss, which is a component of stockholders' equity. Unrealized losses that are determined to be other-than-temporary, based on current and expected market conditions, are recognized in earnings. Declines in fair value determined to be credit-related are charged to earnings. The cost of marketable securities sold is determined by the specific identification method.

        Financial instruments with remaining maturities or that are due within one year from the balance sheet date are classified as current. Financial instruments with remaining maturities or that are payable more than one year from the balance sheet date are classified as noncurrent.

Cash and Cash Equivalents

        Cash equivalents are stated at fair value. Cash equivalents are liquid securities that have remaining maturities of three months or less at the date of purchase.

Restricted Cash

        The Company classifies as restricted cash all cash pledged as collateral to secure long-term obligations and all cash whose use is otherwise limited by contractual provisions. Restricted cash is recorded within other current assets on the consolidated balance sheet.

Foreign Currency Translation

        For foreign subsidiaries where the functional currency is the local currency, assets and liabilities are translated into U.S. dollars at the current exchange rate on the balance sheet date. Revenue and expenses are translated at average rates of exchange prevailing during each period. Translation adjustments for these subsidiaries are included in Accumulated other comprehensive income.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        For foreign subsidiaries where the functional currency is the U.S. dollar, monetary assets and liabilities are translated into U.S. dollars at the current exchange rate on the balance sheet date. Nonmonetary assets and liabilities are remeasured into U.S. dollars at historical exchange rates. Revenue and expense items are translated at average rates of exchange prevailing during each period.

        Realized and unrealized foreign currency gains and losses arising from transactions denominated in currencies other than the subsidiary's functional currency are reflected in earnings.

        Effective on the Merger Date, the Company began to record its foreign currency gains (losses) as a component of Other income (expense), net. The Company did not reclassify amounts previously recorded within General and administrative expenses as the amounts were not material to the consolidated results of the Company. The Company recognized a net foreign currency loss of $4.6 million for the year ended December 31, 2018, a net foreign currency gain of $0.7 million for the year ended December 31, 2017 and a net foreign currency loss of $0.3 million for the year ended December 31, 2016.

Inventory

        Inventory is recorded at the lower of cost or market value using the first-in, first-out convention. The Company reduces the carrying value of inventory for those items that are potentially excess, obsolete or slow-moving based on changes in customer demand, technology developments or other economic factors.

        Ribbon writes down evaluation equipment at the time of shipment to its customers, as it is probable that the inventory value will not be realized.

        Deferred product costs represent deferred cost of revenue for product shipments to customers prior to satisfaction of Ribbon's revenue recognition criteria. The Company classifies inventory that is not expected to be consumed within one year from the balance sheet date as noncurrent and includes such inventory as a component of Other assets.

Property and Equipment

        Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from two to five years. Leasehold improvements are amortized over the lesser of the lease term or five years. When an asset is sold or retired, the cost and related accumulated depreciation or amortization are eliminated, and the resulting gain or loss, if any, is recognized in income (loss) from operations in the consolidated statement of operations. The Company reviews property and equipment for impairment in the same manner as intangible assets discussed below.

        Software development costs associated with internal use software are incurred in three stages of development: the preliminary project stage, the application development stage and the post-implementation stage. Costs incurred during the preliminary project and post-implementation stages are expensed as incurred. Certain qualifying costs incurred during the application development stage are capitalized as property and equipment. Internal use software is amortized on a straight-line

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

basis over its estimated useful life of three years, beginning when the software is ready for its intended use.

Intangible Assets and Goodwill

        Intangible assets are comprised of certain intangible assets arising from the Merger, the Edgewater Acquisition and previous acquisitions. These intangible assets include a combination of in-process research and development, developed technology, customer relationships, trade names, and internal use software. Intangible assets are reviewed for impairment when events or changes in circumstances indicate that their carrying amounts may not be recoverable based upon the estimated undiscounted cash flows. Recoverability of intangible assets with estimated lives and other long-lived assets is measured by a comparison of the carrying amount of an asset or asset group to future net undiscounted cash flows expected to be generated by the asset or asset group. If these comparisons indicate that an asset is not recoverable, the Company will recognize an impairment loss for the amount by which the carrying value of the asset or asset group exceeds the related estimated fair value. Estimated fair value is based on either discounted future operating cash flows or appraised values, depending on the nature of the asset. The Company amortizes its intangible assets over their respective useful lives, with the exception of in-process research and development, which has an indefinite life until the product is generally available, at which time such asset is typically reclassified to developed technology, and the Company begins to amortize this asset. See Note 9 for additional information regarding the Company's intangible assets.

        Goodwill is recorded when the consideration for an acquisition exceeds the fair value of net tangible and identifiable intangible assets acquired. Goodwill is not amortized, but instead is tested for impairment at least annually, or more frequently if indicators of potential impairment exist, by comparing the fair value of the Company's reporting unit to its carrying value.

        The Company's annual testing for impairment of goodwill is completed as of November 30. The Company operates as a single operating segment with one reporting unit and consequently evaluates goodwill for impairment based on an evaluation of the fair value of the Company as a whole. The Company performed its step one assessments for each of the years ended December 31, 2018, 2017 and 2016 and determined each year that its fair value was in excess of its carrying value and accordingly, there was no impairment of goodwill. At certain times during the year ended December 31, 2018, including at the Company's annual testing date of November 30, 2018, the Company's market capitalization was below its book value. While the Company has concluded that the fair value exceeds carrying value at that date, the Company regularly monitors for changes in circumstances, including changes to the Company's performance, that could result in impairment of goodwill.

Other Assets

        Other assets are primarily comprised of the long-term portions of inventory, prepaid expenses and deposits.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

        The Company's stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense over the requisite service period, which generally represents the vesting period, and includes an estimate of the awards that will be forfeited.

        The Company uses the Black-Scholes valuation model for estimating the fair value on the date of grant of stock options. The fair value of stock option awards is affected by the Company's stock price as well as valuation assumptions, including the volatility of Ribbon's stock price, expected term of the option, risk-free interest rate and expected dividends.

        The Company may grant performance-based stock units ("PSUs") that include a market condition to certain of its executives. The Company uses a Monte Carlo simulation approach to model future stock price movements based upon the risk-free rate of return, the volatility of each entity and the pair-wise covariance between each entity. These results are then used to calculate the grant date fair values of the PSUs.

Research and Development Costs

        Research and development costs are expensed as incurred.

Concentrations of Credit Risk

        The financial instruments that potentially subject Ribbon to concentrations of credit risk are cash, cash equivalents, investments and accounts receivable. The Company's cash equivalents and investments were managed by one financial institution at both December 31, 2018 and 2017. Historically, the Company has not experienced significant losses due to such bank depository concentration.

        Certain components and software licenses from third parties used in Ribbon's products are procured from single sources of supply. The failure of a supplier, including a subcontractor, to deliver on schedule could delay or interrupt Ribbon's delivery of products and thereby materially adversely affect Ribbon's revenue and operating results.

Advertising Costs

        Advertising costs are expensed as incurred and included as a component of Sales and marketing expense in the Company's consolidated statements of operations. Advertising expenses were $0.5 million for the year ended December 31, 2018, $0.3 million for the year ended December 31, 2017 and $0.1 million for the year ended December 31, 2016.

Operating Segments

        The Company operates in a single segment, as the chief operating decision maker makes decisions and assesses performance at the company level. Operating segments are identified as components of an enterprise about which separate discrete financial information is utilized for evaluation by the chief operating decision maker in making decisions regarding resource allocation and assessing performance. To date, the chief operating decision maker has made such decisions and assessed performance at the

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

company level, as one segment. The Company's chief operating decision maker is its President and Chief Executive Officer.

Loss Contingencies and Reserves

        Ribbon is subject to ongoing business risks arising in the ordinary course of business, including legal claims, that affect the estimation process of the carrying value of assets, the recording of liabilities and the possibility of various loss contingencies. An estimated loss contingency is accrued when it is probable that a liability has been incurred or an asset has been impaired and the amount of loss can be reasonably estimated. Ribbon regularly evaluates current information available to determine whether such amounts should be adjusted and records changes in estimates in the period they become known.

        An allowance for doubtful accounts is estimated based on the Company's assessment of the collectability of specific customer accounts.

        Ribbon accrues for royalties for technology that it licenses from vendors based on established royalty rates and usage. In certain cases, Ribbon has been contacted by third parties who claim that Ribbon's products infringe on certain intellectual property of a third party. Ribbon evaluates these claims and accrues amounts when it is probable that the obligation has been incurred and the amounts are reasonably estimable.

Accounting for Income Taxes

        Deferred tax assets and liabilities are recognized for the expected future consequences of events that have been reflected in the consolidated financial statements. Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and operating loss carryforwards, using tax rates expected to be in effect for the years in which the differences are expected to reverse. The Company records valuation allowances to reduce deferred income tax assets to the amount that is more likely than not to be realized.

        The Company has provided for income taxes on the undistributed earnings of its non-U.S. subsidiaries as of December 31, 2018, with the exception of the Company's Irish subsidiary, as the Company does not plan to permanently reinvest these amounts outside the United States. The repatriation of the undistributed earnings would result in withholding taxes imposed on the repatriation. Consequently, the Company has recorded a tax liability of $4.5 million, primarily consisting of withholding and distribution taxes, relating to undistributed earnings from these subsidiaries as of December 31, 2018. Had the earnings of the Irish subsidiary been determined to not be permanently reinvested outside the U.S., no additional deferred tax liability would be required due to no withholding taxes or income tax expense being imposed on such repatriation.

        The Company determines whether it is more likely than not that a tax position will be sustained upon examination. If it is not more likely than not that a position will be sustained, no amount of the benefit attributable to the position is recognized. The tax benefit to be recognized of any tax position that meets the more likely than not recognition threshold is calculated as the largest amount that is more than 50% likely of being realized upon resolution of the contingency. The Company accounts for interest and penalties related to uncertain tax positions as part of its provision for income taxes.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Defined Benefit Plans

        The Company has defined benefit plans for some of its employees at various international locations. The Company recognizes retirement benefit assets or liabilities in the consolidated balance sheets reflecting the funded status of pension and other retirement benefit plans. Retirement benefit assets and liabilities are adjusted for the difference between the benefit obligations and the plan assets at fair value (measured at year-end), with the offset recorded directly to stockholders' equity through accumulated other comprehensive income (loss), net of tax. The amount recorded in stockholders' equity represents the after-tax unamortized actuarial gains or losses, unamortized transition obligations and unamortized prior service costs.

Recent Accounting Pronouncements

        In May 2017, FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting ("ASU 2017-09"), which amends the scope of modification accounting for share-based payment arrangements such that an entity would not apply modification accounting if the fair value, vesting conditions and classification of the awards are the same immediately before and after the modification. ASU 2017-09 became effective for the Company beginning January 1, 2018 for both interim and annual reporting periods. The adoption of ASU 2017-09 did not have a material impact on the Company's consolidated financial statements.

        In March 2017, the FASB issued ASU 2017-07, Compensation—Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Post Retirement Benefit Cost ("ASU 2017-07"). ASU 2017-07 amends the requirements in ASC 715, Compensation—Retirement Benefits ("ASC 715") to require entities to disaggregate the current-service-cost component from the other components of net benefit cost (the "other components") and include it with other current compensation costs for related employees, present the other components elsewhere in the income statement and outside of income from operations if such a subtotal is presented and disclose the income statement lines that contain the other components if they are not presented on appropriately described separate lines. ASU 2017-07 became effective for the Company beginning January 1, 2018 for both interim and annual reporting periods. The adoption of ASU 2017-07 did not have a material impact on the Company's consolidated financial statements.

        In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments ("ASU 2016-15"), which adds or clarifies guidance on eight cash flow issues, including debt prepayment or debt extinguishment costs, settlement of zero-coupon debt instruments or certain other debt instruments, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investees, beneficial interests in securitization transactions and separately identifiable cash flows and application of the predominance principle. ASU 2016-15 became effective for the Company beginning January 1, 2018 for both interim and annual reporting periods. Entities must apply the guidance retrospectively to all periods presented but may apply it prospectively from the earliest date practicable if retrospective application would be impracticable. The adoption of ASU 2016-15 did not have a material impact on the Company's consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract ("ASU 2018-15"), which provides guidance on implementation costs incurred in a cloud computing arrangement ("CCA") that is a service contract. ASU 2018-15 amends ASC 350, Intangibles—Goodwill and Other ("ASC 350") to include in its scope implementation costs of a CCA that is a service contract and clarifies that a customer should apply the guidance in ASC 350-40 to determine which implementation costs should be capitalized in such a CCA. ASU 2018-15 is effective for the Company beginning January 1, 2020. The Company is currently assessing the potential impact of the adoption of ASU 2018-15 on its consolidated financial statements.

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) Section A—Leases: Amendments to the FASB Accounting Standards Codification ("ASU 2016-02"), its new standard on accounting for leases. ASU 2016-02 introduces a lessee model that brings most leases onto the balance sheet. ASU 2016-02 eliminates the current GAAP requirement for an entity to use bright-line tests in determining lease classification. ASU 2016-02 became effective for the Company for both interim and annual periods beginning January 1, 2019. Upon adoption of ASU 2016-02, the Company will recognize lease obligations for the right to use these assets in connection with its existing lease agreements. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements ("ASU 2018-11") and ASU 2018-10, Codification Improvements to Topic 842, Leases, both of which provided improvements to certain aspects of the guidance in ASC 842, Leases. In January 2018, the FASB issued ASU 2018-01, Leases (Topic 842): Land Easement Practical Expedient for Transition to Topic 842, which provided additional clarification and implementation guidance. The Company has elected to use the alternative transition method as described in ASU 2018-11, which allows entities to initially apply ASU 2016-02 at the adoption date and recognize a cumulative-effect adjustment to the opening balance of retained earnings, with no subsequent adjustments to prior period lease costs for comparability. To illustrate the magnitude of this change, the amount of the Company's off-balance sheet operating leases at December 31, 2018 is disclosed in Note 22. Beginning on January 1, 2019, the Company's operating leases, excluding those with terms less than 12 months, were discounted and recorded as assets and liabilities in the Company's consolidated balance sheet.

        In addition, the FASB has issued the following accounting pronouncements, none of which the Company believes will have a material impact on its consolidated financial statements:

        In August 2018, the FASB issued ASU 2018-14, Compensation—Retirement Benefits—Defined Benefit Plans—General (Subtopic 715-20): Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans ("ASU 2018-14"), which amends ASC 715 to add, remove and clarify disclosure requirements related to defined benefit pension and other postretirement plans. ASU 2018-14 is effective for the Company beginning January 1, 2020.

        In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement ("ASU 2018-13"), which changes the fair value measurement requirements of ASC 820, Fair Value Measurement ("ASC 820"). ASU 2018-13 is effective for the Company beginning January 1, 2020 for both interim and annual reporting.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(2) BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In July 2018, the FASB issued ASU 2018-09, Codification Improvements ("ASU 2018-09"), which contains amendments to clarify, correct errors in or make minor improvements to the Codification. ASU 2018-09 makes improvements to multiple topics, including but not limited to comprehensive income, debt, income taxes related to both stock-based compensation and business combinations, fair value measurement and defined contribution benefit plans. ASU 2018-09 became effective for the Company beginning January 1, 2019.

        In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting ("ASU 2018-07"), which expands the scope of ASC 718, Compensation—Stock Compensation ("ASC 718"), to include all share-based payment arrangements related to the acquisition of goods and services from both nonemployees and employees. As a result, most of the guidance in ASC 718 associated with employee share-based payments, including most of its requirements related to classification and measurement, applies to nonemployee share-based payment arrangements. ASU 2018-07 became effective for the Company beginning January 1, 2019.

        In February 2018, the FASB issued ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income ("ASU 2018-02"), which amends ASC 220, Income Statement—Reporting Comprehensive Income, to allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act (the "Tax Act") and requires entities to provide certain disclosures regarding stranded tax effects. ASU 2018-02 became effective for the Company beginning January 1, 2019.

        In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory ("ASU 2016-16"), which removes the prohibition in ASC 740, Income Taxes, against the immediate recognition of the current and deferred income tax effects of intra-entity transfers of assets other than inventory. ASU 2016-16 became effective for the Company beginning January 1, 2019 for both interim and annual reporting periods.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"), which adds an impairment model that is based on expected losses rather than incurred losses. Under ASU 2016-13, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. ASU 2016-13 is effective for the Company beginning January 1, 2020 for both interim and annual reporting periods, with early adoption permitted.

(3) BUSINESS ACQUISITIONS

Edgewater Networks, Inc.

        On the Edgewater Acquisition Date, the Company completed its acquisition of Edgewater, a private company headquartered in San Jose, California. The Edgewater Acquisition was completed in accordance with the terms and conditions of the Agreement and Plan of Merger, dated as of June 24, 2018, by and among Ribbon, Merger Sub, Edgewater and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the initial holder representative (the "Edgewater Merger Agreement").

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(3) BUSINESS ACQUISITIONS (Continued)

        Edgewater is a market leader in Network Edge Orchestration for the small and medium enterprise and UC market. The Company believes that the acquisition of Edgewater will allow it to offer its global customer base a complete core-to-edge product portfolio, end-to-end service assurance and analytics solutions, and a fully integrated software-defined SD-WAN service.

        As consideration for the Edgewater Acquisition, Ribbon paid, in the aggregate, $46.4 million of cash, net of cash acquired, and issued 4.2 million shares of Ribbon common stock to Edgewater's selling shareholders and holders of vested in-the-money options and warrants to acquire common stock of Edgewater (the "Edgewater Selling Stakeholders") on the Edgewater Acquisition Date. Pursuant to the Edgewater Merger Agreement and subject to the terms and conditions contained therein, Ribbon agreed to pay the Edgewater Selling Stakeholders an additional $30 million of cash, $15 million of which was to be paid 6 months from the closing date and the other $15 million of which was to be paid as early as 9 months from the closing date and no later than 18 months from the closing date (the exact timing of which would depend on the amount of revenue generated from the sales of Edgewater products in 2018) ("Edgewater Deferred Consideration"). The current portion of this deferred purchase consideration is included as a component of Accrued expenses and other, and the noncurrent portion is included as a component of Other long-term liabilities in the Company's consolidated balance sheet as of December 31, 2018. On February 15, 2019, the Company and the Edgewater Selling Stakeholders agreed to reduce the amount of Edgewater Deferred Consideration from $30 million to $21.9 million and agreed that all such deferred consideration will be payable on March 8, 2019.

        The Edgewater Acquisition has been accounted for as a business combination and the financial results of Edgewater have been included in the Company's consolidated financial statements for the period subsequent to its acquisition.

        As of December 31, 2018, the valuation of acquired assets, identifiable intangible assets and certain assumed liabilities was preliminary. During the fourth quarter of 2018, the Company recorded changes to the initial preliminary purchase price allocation, primarily comprised of a decrease of $0.7 million to current assets and an increase to other current liabilities of $0.5 million. These adjustments, along with other immaterial adjustments, resulted in a net increase to goodwill of $1.3 million since September 30, 2018. The Company is continuing the process of investigating the facts and circumstances existing as of the Edgewater Acquisition Date in order to finalize its valuation. The Company expects to finalize the valuation of the assets acquired and liabilities assumed by the third quarter of 2019.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(3) BUSINESS ACQUISITIONS (Continued)

        A summary of the preliminary allocation of the purchase consideration for Edgewater is as follows (in thousands):

Fair value of consideration transferred:
Cash consideration:
Cash paid to Edgewater Selling Stakeholders	$51,162
Less cash acquired	(4,773)

Net cash consideration	46,389
Unpaid cash consideration	30,000
Fair value of Ribbon stock issued	30,000
Fair value of equity awards assumed (see Note 16)	747

Fair value of total consideration	$107,136

Fair value of assets acquired and liabilities assumed:
Current assets, net of cash acquired	$16,098
Property and equipment	245
Intangible assets:
Developed technology	29,500
Customer relationships	26,100
Trade names	1,100
Goodwill	48,053
Other noncurrent assets	103
Deferred revenue	(2,749)
Other current liabilities	(9,926)
Deferred revenue, net of current	(669)
Other long-term liabilities	(719)

$107,136

        The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired developed technology, customer relationships and trade name intangible assets. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company's estimates of customer attrition, technology obsolescence and revenue growth projections. The Company is amortizing the identifiable intangible assets arising from the Edgewater Acquisition in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 8.4 years (see Note 9). Goodwill resulting from the transaction is primarily due to expected synergies between the combined companies and is not deductible for tax purposes.

        The Company's revenue for the year ended December 31, 2018 included $21.5 million of revenue and $4.3 million of net loss attributable to Edgewater since the Edgewater Acquisition Date. The Company has not provided pro forma financial information, as the historical amounts are not significant to the Company's consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(3) BUSINESS ACQUISITIONS (Continued)

GENBAND Merger

        On October 27, 2017, Sonus consummated an acquisition as specified in the Merger Agreement with NewCo and GENBAND such that, following the Merger, each of Sonus and GENBAND became a wholly-owned subsidiary of NewCo, with Sonus deemed the acquirer in the transaction for accounting purposes. On November 28, 2017, the Company changed its name to "Ribbon Communications Inc."

        Prior to the Merger, GENBAND was a Cayman Islands exempted company limited by shares that was formed on April 7, 2010. Through its wholly owned operating subsidiaries, GENBAND created rapid communications and applications for service providers, enterprises, independent software vendors, system integrators and developers globally. A majority of GENBAND's shares were held by JPMorgan Chase & Co. and managed by One Equity Partners ("OEP"). GENBAND shares were not listed on an exchange or quoted on any automated services, and there was no established trading market for GENBAND shares.

        The Company believes that Sonus' and GENBAND's complementary products, solutions and strategies have positioned the combined company to deliver comprehensive solutions to service providers and enterprises migrating to a virtualized all-IP environment in an expanded customer and global footprint.

        Pursuant to the Merger Agreement, NewCo issued 50.9 million shares of Sonus common stock to the GENBAND equity holders, with the number of shares issued in the aggregate to the GENBAND equity holders equal to the number of shares of Sonus common stock outstanding immediately prior to the closing date of the Merger, such that former stockholders of Sonus would own approximately 50%, and former shareholders of GENBAND would own approximately 50%, of the shares of NewCo common stock issued and outstanding immediately following the consummation of the Merger.

        In addition, NewCo repaid GENBAND's long-term debt, including both principal and unpaid interest, to a related party of GENBAND totaling $48.0 million and repaid GENBAND's management fees due to an affiliate of OEP totaling $10.3 million. NewCo also issued a promissory note for $22.5 million to certain GENBAND equity holders.

        NewCo assumed the liability under GENBAND's revolving credit facility with Silicon Valley Bank, which had outstanding borrowings and letters of credit totaling $17.9 million and $2.9 million, respectively, at October 27, 2017. At October 27, 2017, the outstanding borrowings had an average interest rate of 4.67%.

        The Merger has been accounted for as a business combination and the financial results of GENBAND have been included in the Company's consolidated financial statements for the period subsequent to its acquisition.

        As of December 31, 2018, the valuation of acquired assets, identifiable intangible assets and certain assumed liabilities was final, as the Company finalized the valuation of the assets acquired and

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(3) BUSINESS ACQUISITIONS (Continued)

liabilities assumed in the third quarter of 2018. A summary of the final allocation of the purchase consideration for GENBAND is as follows (in thousands):

Fair value of consideration transferred:
Cash consideration:
Repayment of GENBAND long-term debt and accrued interest, related party	$47,973
Payment of GENBAND management fees due to majority shareholder	10,302
Less cash acquired	(15,324)

Net cash consideration	42,951
Fair value of Sonus stock issued	413,982
Promissory note issued to GENBAND equity holders	22,500

Fair value of total consideration	$479,433

Fair value of assets acquired and liabilities assumed:
Current assets, net of cash acquired	$99,126
Property and equipment	16,770
Intangible assets:
In-process research and development	5,600
Developed technology	129,000
Customer relationships	101,300
Trade names	900
Goodwill	285,825
Other noncurrent assets	6,732
Revolving credit facility	(17,930)
Deferred revenue	(32,390)
Other current liabilities	(80,023)
Deferred revenue, net of current	(6,804)
Other long-term liabilities	(28,673)

$479,433

        The valuation of acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired developed technology, customer relationships and trade name intangible assets. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions took into consideration the Company's estimates of customer attrition, technology obsolescence and revenue growth projections. The Company will reclassify its in-process research and development intangible asset to a developed technology intangible asset in the period that the related product becomes generally available and will begin to record amortization expense for the developed technology intangible asset at that time. The Company is amortizing the identifiable intangible assets arising from the Merger in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 8.3 years

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(3) BUSINESS ACQUISITIONS (Continued)

(see Note 9). Goodwill resulting from the transaction is primarily due to expected synergies between the combined companies and is not deductible for tax purposes.

Pro Forma Results

        The following unaudited pro forma information presents the condensed combined results of operations of Sonus and GENBAND for the years ended December 31, 2017 and 2016 as if the Merger had been completed on January 1, 2016, with adjustments to give effect to pro forma events that are directly attributable to the Merger. These pro forma adjustments include a reduction of historical GENBAND revenue for the fair value adjustment related to acquired deferred revenue, an increase in amortization expense for the acquired identifiable intangible assets, a decrease in historical GENBAND interest expense reflecting the extinguishment of certain of GENBAND's debt as a result of the Merger, net of the interest expense recorded in connection with the promissory note issued to certain GENBAND equity holders as part of the purchase consideration and the elimination of revenue and costs related to sales transactions between Sonus and GENBAND. Pro forma adjustments also include the elimination of acquisition- and integration-related costs directly attributable to the acquisition and incremental stock-based compensation expense directly attributable to the acquisition from the year ended December 31, 2017 and inclusion of such costs in the year ended December 31, 2016.

        The unaudited pro forma results do not reflect any operating efficiencies or potential cost savings that may result from the consolidation of the operations of Sonus and GENBAND. Accordingly, these unaudited pro forma results are presented for illustrative purposes and are not intended to represent or be indicative of the actual results of operations of the combined company that would have been achieved had the Merger occurred at the beginning of the periods presented, nor are they intended to represent or be indicative of future results of operations (in thousands, except per share amounts):

	Year ended December 31,
	2017	2016
	(unaudited)
Revenue	$615,286	$631,914
Net loss	$(69,741)	$(147,394)
Loss per share	$(0.69)	$(1.46)

Taqua, LLC

        The Company acquired Taqua, a privately-held company, on September 26, 2016 (the "Taqua Acquisition Date"). Taqua enables the transformation of software-based service provider networks to deliver next-generation voice, video and messaging services, including VoIP, VoWiFi and VoLTE. In consideration for the acquisition of Taqua, Sonus paid $19.9 million in cash to the sellers on the Taqua Acquisition Date, net of cash acquired. The Company also entered into an Earn-Out Agreement, dated as of September 26, 2016, with Taqua Holdings, LLC and Jeffrey L. Brawner, the seller representative in the transaction, under which there is the potential for additional cash payments of up to $65 million in the aggregate to the sellers if certain annual revenue thresholds are exceeded as measured annually through 2020. The Company had initially recorded $10 million of contingent consideration as of the Taqua Acquisition Date, with the estimate based on historical sales and probability weighted cash flows

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(3) BUSINESS ACQUISITIONS (Continued)

related to forecasted sales. Because there are unobservable inputs to the valuation methodology that are significant to the measurement of its fair value, namely, forecasted sales, the Company had categorized the earn-out at Level 3 within the fair value hierarchy. During the fourth quarter of 2016, the Company reassessed the historical and updated forecasted sales and accordingly, reversed the previous estimated contingent consideration such that as of December 31, 2016, no incremental contingent consideration was recorded. In July 2017, Taqua Holdings, LLC ("Holdings") filed a lawsuit against the Company alleging that the Company had breached the Earn-Out Agreement. Following mediation, in April 2018, the Company and Holdings entered into a settlement agreement pursuant to which the Company agreed to release the $0.6 million of remaining funds held in escrow and to pay an additional $1.4 million to Holdings in lieu of any future payments under the Earn-Out Agreement (the "Taqua Settlement Agreement"). The Company paid the total amount due under the Taqua Settlement Agreement of $2.0 million in April 2018.

        The transaction has been accounted for as a business combination and the financial results of Taqua have been included in the Company's consolidated financial statements for the period subsequent to its acquisition.

        The Company finalized its valuation of the identifiable intangible assets in the second quarter of 2017. During the first quarter of 2017 and the fourth quarter of 2016, the Company recorded changes to the initial preliminary purchase price allocation. The primary adjustments in the first quarter of 2017 were a $0.4 million increase to current liabilities and a $0.1 million increase to noncurrent liabilities. During the fourth quarter of 2016, the Company recorded changes to the initial preliminary purchase price allocation. The primary adjustments recorded in the fourth quarter of 2016 were the aforementioned reversal of the $10 million of previously recorded contingent consideration, a reduction of $12.1 million to the developed technology intangible asset and an increase of $5.5 million to the customer relationship intangible asset. These adjustments, as well as other immaterial adjustments to other balance sheet accounts, resulted in a net reduction to goodwill of $2.2 million. Based on this final purchase price allocation, the Company recorded $9.6 million of goodwill, which is primarily due to expected synergies between the combined companies and expanded market opportunities resulting from the expanded product offering portfolio. The goodwill is deductible for tax purposes.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(3) BUSINESS ACQUISITIONS (Continued)

        A summary of the final allocation of the purchase consideration for Taqua is as follows (in thousands):

Fair value of consideration transferred:
Cash, net of cash acquired	$19,919

Fair value of assets acquired and liabilities assumed:
Current assets	$3,347
Property and equipment	1,478
Intangible assets:
Developed technology	2,100
Customer relationships	9,510
Goodwill	9,581
Other noncurrent assets	23
Current liabilities	(5,435)
Long-term liabilities	(685)

$19,919

        The valuation of acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired developed technology and customer relationship intangible assets. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions took into consideration the Company's estimates of technology attrition and revenue growth projections. The Company is amortizing the identifiable intangible assets in relation to the expected cash flows from the individual intangible assets over their respective useful lives (see Note 9).

        The Company's revenue for the year ended December 31, 2016 included $1.9 million of revenue attributable to Taqua since the Taqua Acquisition Date. The inclusion of Taqua's operations for the period from the Taqua Acquisition Date to December 31, 2016 in the Company's financial results for the year ended December 31, 2016 increased the Company's loss by $4.7 million. The Company has not provided pro forma financial information, as the historical amounts were not significant to the Company's consolidated financial statements.

Acquisition-and Integration-Related Expenses

        Acquisition- and integration-related expenses include those expenses related to acquisitions that would otherwise not have been incurred by the Company, including professional and services fees, such as legal, audit, consulting, paying agent and other fees, and expenses related to cash payments to certain former executives of the acquired businesses in connection with their employment agreements. Integration-related expenses represent incremental costs related to combining the Company and its business acquisitions, such as third-party consulting and other third-party services related to merging the previously separate companies' systems and processes. The acquisition- and integration-related expenses recorded in the year ended December 31, 2018 primarily related to the Merger, with nominal amounts related to the acquisition of Edgewater and other acquisition-related activities. The amounts recorded in the year ended December 31, 2017 primarily related to the Merger, with a nominal amount related to the acquisition of Taqua. The amount recorded in the year ended December 31, 2016 related to professional fees in connection with the acquisition of Taqua.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(3) BUSINESS ACQUISITIONS (Continued)

        The components of acquisition- and integration-related costs incurred in the years ended December 31, 2018, 2017 and 2016 are were as follows (in thousands):

	Year ended December 31,
	2018	2017	2016
Professional and services fees (acquisition-related)	$7,627	$11,916	$1,152
Management bonuses (acquisition-related)	1,972	931	—
Integration-related expenses	7,352	1,916	—

	$16,951	$14,763	$1,152

(4) EARNINGS (LOSS) PER SHARE

        Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period. For periods in which the Company reports net income, diluted net income per share is determined by using the weighted average number of common and dilutive common equivalent shares outstanding during the period unless the effect is antidilutive.

        The calculations of shares used to compute basic and diluted loss per share are as follows (in thousands):

	Year ended December 31,
	2018	2017	2016
Weighted average shares outstanding—basic	103,916	58,822	49,385
Potential dilutive common shares	—	—	—

Weighted average shares outstanding—diluted	103,916	58,822	49,385

        Options to purchase the Company's common stock, unvested shares of restricted stock, unvested shares underlying performance-based stock grants and shares in connection with future purchases under the Company's Amended and Restated 2000 Employee Stock Purchase Plan, as amended (the "ESPP"), aggregating 3.1 million shares for the year ended December 31, 2018, 2.5 million shares for the year ended December 31, 2017 and 8.0 million shares for the year ended December 31, 2016 have not been included in the computation of diluted loss per share because their effect would have been antidilutive.

(5) CASH EQUIVALENTS AND INVESTMENTS

        The Company invests in debt instruments, primarily U.S. government-backed, municipal and corporate obligations, which management believes to be high quality (investment grade) credit instruments.

        During the year ended December 31, 2018, the Company sold $12.5 million of its available-for-sale securities, which it used for acquisition-related payments in connection with the Edgewater Acquisition and to support integration-related and restructuring activities in connection with the Merger. During the year ended December 31, 2017, the Company sold $51.6 million of its available-for-sale securities, primarily to provide the cash consideration and other acquisition-related payments in connection with the Merger. During the year ended December 31, 2016, the Company sold $4.9 million of its

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(5) CASH EQUIVALENTS AND INVESTMENTS (Continued)

available-for-sale securities. The Company recognized nominal gross gains and losses from the sales of these securities.

        Investments with continuous unrealized losses for one year or greater at December 31, 2018 were nominal; however, since the Company does not intend to sell these securities and does not believe it will be required to sell any securities before they recover in value, it does not believe these declines are other-than-temporary.

        On a quarterly basis, the Company reviews its investments to determine if there have been any events that could create a credit impairment. Based on its reviews, the Company does not believe that any impairment existed with its current holdings at December 31, 2018.

        The amortized cost, gross unrealized gains and losses and fair value of the Company's cash equivalents and investments at December 31, 2018 and 2017 were comprised of the following (in thousands):

	December 31, 2018
	Amortized cost	Unrealized gains	Unrealized losses	Fair value
Cash equivalents	$310	$—	$—	$310

Short-term investments
U.S. government agency notes	$3,998	$—	$(9)	$3,989
Corporate debt securities	3,301	—	(6)	3,295

	$7,299	$—	$(15)	$7,284

	December 31, 2017
	Amortized cost	Unrealized gains	Unrealized losses	Fair value
Cash equivalents	$1,254	$—	$—	$1,254

Short-term investments
U.S. government agency notes	$4,091	$—	$(19)	$4,072
Corporate debt securities	8,048	—	(31)	8,017
Certificates of deposit	5,135	—	—	5,135

	$17,274	$—	$(50)	$17,224

Investments
U.S. government agency notes	$3,992	$—	$(28)	$3,964
Corporate debt securities	3,908	—	(24)	3,884
Certificates of deposit	1,183	—	—	1,183

	$9,083	$—	$(52)	$9,031

        The Company's available-for-sale debt securities that are classified as Investments in the consolidated balance sheet mature after one year but within two years or less from the balance sheet date. At December 31, 2018, the Company did not hold any investments that matured beyond one year.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(5) CASH EQUIVALENTS AND INVESTMENTS (Continued)

Fair Value Hierarchy

        Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The three-tier fair value hierarchy is based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is as follows:

        Level 1.    Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

        Level 2.    Level 2 applies to assets or liabilities for which there are inputs that are directly or indirectly observable in the marketplace, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets).

        Level 3.    Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        The following table shows the fair value of the Company's financial assets at December 31, 2018 and 2017. These financial assets are comprised of the Company's available-for-sale debt securities and reported under the captions Cash and cash equivalents, Short-term investments and Investments in the consolidated balance sheets (in thousands):

		Fair value measurements at December 31, 2018 using:
	Total carrying value at December 31, 2018	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash equivalents	$310	$310	$—	$—

Short-term investments
U.S. government agency notes	$3,989	$—	$3,989	$—
Corporate debt securities	3,295	—	3,295	—

	$7,284	$—	$7,284	$—

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(5) CASH EQUIVALENTS AND INVESTMENTS (Continued)

		Fair value measurements at December 31, 2017 using:
	Total carrying value at December 31, 2017	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash equivalents	$1,254	$1,254	$—	$—

Short-term investments
U.S. government agency notes	$4,072	$—	$4,072	$—
Corporate debt securities	8,017	—	8,017	—
Certificates of deposit	5,135	—	5,135	—

	$17,224	$—	$17,224	$—

Investments
U.S. government agency notes	$3,964	$—	$3,964	$—
Corporate debt securities	3,884	—	3,884	—
Certificates of deposit	1,183	—	1,183	—

	$9,031	$—	$9,031	$—

        The Company's marketable securities and investments have been valued with the assistance of valuations provided by third-party pricing services, as derived from such services' pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. The Company is ultimately responsible for the consolidated financial statements and underlying estimates. Accordingly, the Company assesses the reasonableness of the valuations provided by the third-party pricing services by reviewing actual trade data, broker/dealer quotes and other similar data, which are obtained from quoted market prices or other sources.

(6) ACCOUNTS RECEIVABLE, NET

        Accounts receivable, net, consisted of the following (in thousands):

	December 31,
	2018	2017
Accounts receivable	$188,522	$165,229
Allowance for doubtful accounts	(669)	(73)

Accounts receivable, net	$187,853	$165,156

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(6) ACCOUNTS RECEIVABLE, NET (Continued)

        The Company's allowance for doubtful accounts activity was as follows (in thousands):

Year ended December 31,	Balance at beginning of year	Charges to expense	Charges (credits) to other accounts (deferred revenue)	Write-offs	Balance at end of year
2018	$73	$351	$620	$(375)	$669
2017	$10	$154	$(56)	$(35)	$73
2016	$10	$10	$—	$(10)	$10

(7) INVENTORY

        Inventory consisted of the following (in thousands):

	December 31,
	2018	2017
On-hand final assemblies and finished goods inventories	$19,879	$18,374
Deferred cost of goods sold	3,798	4,569

	23,677	22,943
Less noncurrent portion (included in Other assets)	(1,075)	(1,640)

Current portion	$22,602	$21,303

(8) PROPERTY AND EQUIPMENT

        Property and equipment consisted of the following (in thousands):

		December 31,
	Useful Life	2018	2017
Equipment	2 - 5 years	$76,423	$67,415
Software	2 - 5 years	24,707	21,977
Furniture and fixtures	3 - 5 years	1,490	1,892
Leasehold improvements	Shorter of the life of the lease or estimated useful life (1 - 5 years)	21,220	18,428

		123,840	109,712
Less accumulated depreciation and amortization		(96,798)	(84,932)

Property and equipment, net		$27,042	$24,780

        The Company recorded depreciation and amortization expense related to property and equipment of $11.2 million for the year ended December 31, 2018, $8.5 million for the year ended December 31, 2017 and $8.0 million for the year ended December 31, 2016. During each of the years ended December 31, 2018, 2017 and 2016, the Company disposed of certain property and equipment that was fully depreciated at the time of disposal, which resulted in reductions in both Cost and Accumulated depreciation.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(8) PROPERTY AND EQUIPMENT (Continued)

        Property and equipment under capital leases included in the amounts above were as follows (in thousands):

	December 31,
	2018	2017
Cost	$2,979	$664
Less accumulated depreciation	(875)	(180)

Property and equipment under capital leases, net	$2,104	$484

        The net book values of the Company's property and equipment by geographic area were as follows (in thousands):

	December 31,
	2018	2017
United States	$17,862	$17,576
Canada	4,076	1,740
Asia/Pacific	3,841	3,853
Europe	1,100	1,400
Other	163	211

	$27,042	$24,780

(9) INTANGIBLE ASSETS AND GOODWILL

        The Company's intangible assets at December 31, 2018 and 2017 consisted of the following (in thousands):

December 31, 2018	Weighted average amortization period (years)		Cost	Accumulated amortization	Net carrying value
In-process research and development		*	$5,600	$—	$5,600
Developed technology	6.91		182,880	63,187	119,693
Customer relationships	9.44		146,940	22,218	124,722
Trade names	5.20		2,000	624	1,376
Internal use software	3.00		730	730	—

	7.88		$338,150	$86,759	$251,391

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(9) INTANGIBLE ASSETS AND GOODWILL (Continued)

December 31, 2017	Weighted average amortization period (years)		Cost	Accumulated amortization	Net carrying value
In-process research and development		*	$5,600	$—	$5,600
Developed technology	6.90		153,380	24,211	129,169
Customer relationships	9.32		120,840	12,015	108,825
Trade names	3.00		900	80	820
Internal use software	3.00		730	730	—

	7.77		$281,450	$37,036	$244,414

*
An in-process research and development intangible asset has an indefinite life until the product is generally available, at which time such asset is typically reclassified to developed technology.

        Amortization expense for intangible assets for the years ended December 31, 2018, 2017 and 2016 was as follows (in thousands):

	Year ended December 31,
				Statement of operations classification
	2018	2017	2016
Developed technology	$38,976	$18,358	$6,038	Cost of revenue—product
Customer relationships	10,203	4,145	1,462	Sales and marketing
Trade names	544	80	—	Sales and marketing

	$49,723	$22,583	$7,500

        In connection with the preparation of its financial statements for the fourth quarter of 2017, the Company reviewed its intangible assets and other long-lived assets for impairment indicators. The Company determined that a triggering event had occurred relative to one of its developed technology intangible assets that had been previously acquired. During 2017, the Company discontinued its ongoing development of this technology and determined that there were no alternative uses of the technology within either its existing or future product lines. As a result, the Company recorded an impairment charge of $5.5 million to write down the carrying value of the asset to zero. This expense is included as a component of Cost of revenue—product in the table above and in the Company's consolidated statements of operations for the year ended December 31, 2017.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(9) INTANGIBLE ASSETS AND GOODWILL (Continued)

        Estimated future amortization expense for the Company's intangible assets at December 31, 2018 was as follows (in thousands):

Years ending December 31,
2019	$47,411
2020	46,552
2021	40,571
2022	34,156
2023	26,756
Thereafter	55,945

$251,391

        Goodwill is recorded when the consideration for an acquisition exceeds the fair value of net tangible and identifiable intangible assets acquired. The changes in the carrying value of the Company's goodwill in the years ended December 31, 2018 and 2017 were as follows (in thousands):

	Year ended December 31,
	2018	2017
Balance at January 1
Goodwill	$338,822	$52,499
Accumulated impairment losses	(3,106)	(3,106)

	335,716	49,393
Acquisition of Edgewater	48,053	—
Acquisition of GENBAND	—	285,825
Acquisition of Taqua and subsequent purchase accounting adjustments	—	498
Write-off of goodwill attributable to dissolved subsidiary	(114)	—

Balance at December 31	$383,655	$335,716

(10) ACCRUED EXPENSES

        Accrued expenses consisted of the following (in thousands):

	December 31,
	2018	2017
Employee compensation and related costs	$42,852	$37,782
Professional fees	7,994	13,743
Deferred purchase consideration—Edgewater	15,000	—
Other	18,417	24,855

	$84,263	$76,380

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(11) RESTRUCTURING ACCRUALS

        The Company recorded restructuring expense aggregating $17.0 million in the year ended December 31, 2018, $9.4 million in the year ended December 31, 2017 and $2.7 million in the year ended December 31, 2016.

Merger Restructuring Initiative

        In connection with the Merger, the Company's management approved a restructuring plan in the fourth quarter of 2017 to eliminate certain redundant positions and facilities within the combined companies (the "Merger Restructuring Initiative"). In connection with this initiative, the Company recorded $8.5 million of restructuring expense in 2017 for severance and related costs for approximately 120 employees. The Company recorded $16.1 million of additional restructuring expense in 2018 in connection with this initiative, comprised of $14.7 million for severance for approximately 275 additional employees and $1.4 million for redundant facilities in the Czech Republic, Canada and the U.S. as it continues to combine the two businesses and benefit from operational synergies. The Company believes that the severance payments for the currently recorded accruals will be paid in 2019 and that the payments related to restructured facilities will be completed in 2029, when the last of the leases for these restructured facilities expires. The Company anticipates it will record additional future expense in connection with this initiative for headcount and redundant facilities aggregating approximately $5 million.

        Summaries of the Merger Restructuring Initiative accrual activity for the years ended December 31, 2018 and 2017 are as follows (in thousands):

Year ended December 31, 2018	Balance at January 1, 2018	Initiatives charged to expense	Adjustments for changes in estimate	Cash payments	Balance at December 31, 2018
Severance	$7,595	$14,735	$(5)	$(20,415)	$1,910
Facilities	—	1,399	—	(628)	771

	$7,595	$16,134	$(5)	$(21,043)	$2,681

Year ended December 31, 2017	Balance at January 1, 2017	Initiatives charged to expense	Adjustments for changes in estimate	Cash payments	Balance at December 31, 2017
Severance	$—	$8,508	$—	$(913)	$7,595

Assumed Restructuring Initiative

        The Company assumed GENBAND's previously recorded restructuring liability, totaling $4.1 million, on the Merger Date (the "GENBAND Restructuring Initiative"). Of this amount, $3.7 million related to severance and related costs and $0.4 million related to facilities. The Company recorded $0.9 million of restructuring expense in 2018 and a credit of $0.3 million credit to restructuring expense in 2017 for changes in estimated costs for this previously recorded and assumed restructuring initiative, primarily changes in negotiated severance to employees in certain international locations and changes in estimated sublease income for restructured facilities. The Company does not expect to record additional expense in connection with this initiative with the exception of any

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(11) RESTRUCTURING ACCRUALS (Continued)

additional adjustments for changes in estimated costs. The Company expects that the payments related to this assumed liability will be completed in 2020.

        Summaries of the GENBAND Restructuring Initiative accrual activity for the years ended December 31, 2018 and 2017 are as follows (in thousands):

Year ended December 31, 2018	Balance at January 1, 2018	Liability assumed in connection with Merger	Initiatives charged to expense	Adjustments for changes in estimate	Cash payments	Balance at December 31, 2018
Severance	$1,916	$—	$—	$487	$(2,403)	$—
Facilities	205	—	—	399	(487)	117

	$2,121	$—	$—	$886	$(2,890)	$117

Year ended December 31, 2017	Balance at January 1, 2017	Liability assumed in connection with Merger	Initiatives charged to expense	Adjustments for changes in estimate	Cash payments	Balance at December 31, 2017
Severance	$—	$3,663	$—	$(158)	$(1,589)	$1,916
Facilities	—	431	—	(123)	(103)	205

	$—	$4,094	$—	$(281)	$(1,692)	$2,121

2016 Restructuring Initiative

        In July 2016, the Company announced a program (the "2016 Restructuring Initiative") to further accelerate its investment in new technologies, as the communications industry migrates to a cloud-based architecture and as the Company pursues new strategic initiatives, such as new products and an expanded go-to-market footprint in selected geographies and discrete vertical markets. The Company recorded $2.0 million of restructuring expense in the aggregate in connection with this initiative, comprised of $1.9 million for severance and related costs and $0.1 million to abandon its facility in Rochester, New York (the "Rochester Facility"). The actions under the 2016 Restructuring Initiative have been implemented and accordingly, the Company does not expect to record additional expense in connection with this initiative. The amounts accrued for severance and related costs had been fully paid by the end of the third quarter of 2017. The Company expects that the amounts accrued for facilities will be paid by the end of October 2019, when the lease on the Rochester Facility expires.

        In connection with the 2016 Restructuring Initiative, the Company recorded $0.5 million of restructuring expense in the year ended December 31, 2017, including adjustments for changes in estimated costs, comprised of $0.4 million for severance and related costs and $0.1 million related to the Company's Rochester Facility. The Company recorded $1.5 million of expense in the year ended December 31, 2016 related to headcount reductions.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(11) RESTRUCTURING ACCRUALS (Continued)

        Summaries of the 2016 Restructuring Initiative accrual activity for the years ended December 31, 2018 and 2017 are as follows (in thousands):

Year ended December 31, 2018	Balance at January 1, 2018	Initiatives charged to expense	Adjustments for changes in estimate	Cash payments	Balance at December 31, 2018
Facilities	$95	$—	$—	$(37)	$58

Year ended December 31, 2017	Balance at January 1, 2017	Initiatives charged to expense	Adjustments for changes in estimate	Cash payments	Balance at December 31, 2017
Severance	$497	$405	$(26)	$(876)	$—
Facilities	—	126	—	(31)	95

	$497	$531	$(26)	$(907)	$95

Taqua Restructuring Initiative

        In connection with the acquisition of Taqua, the Company's management approved a restructuring plan in the third quarter of 2016 to eliminate certain redundant positions within the combined companies. On October 24, 2016, the Audit Committee of the Board of Directors of the Company approved a broader Taqua restructuring plan related to headcount and redundant facilities (both restructuring plans, the "Taqua Restructuring Initiative"). The Company recorded $1.8 million of restructuring expense in the aggregate in connection with this initiative, comprised of $1.2 million for severance and related costs and $0.6 million related to the elimination of redundant facilities, including adjustments recorded for changes in cost estimates for the planned restructuring activities. The actions under the Taqua Restructuring Initiative have been implemented and accordingly, the Company does not expect to record additional expense in connection with this initiative. The amounts accrued for severance and related costs had been fully paid by the end of the third quarter of 2017. The Company expects that the amounts accrued for facilities will be paid by the end of 2019.

        In connection with the Taqua Restructuring Initiative, the Company recorded $0.7 million of restructuring expense, including adjustments for changes in estimated costs, in the year ended December 31, 2017, comprised of $0.2 million for severance and related costs and $0.5 million related to redundant facilities. The Company recorded $1.2 million of restructuring expense for this initiative in the year ended December 31, 2016, comprised of $1.0 million for severance and related costs and $0.2 million related to redundant facilities.

        Summaries of the Taqua Restructuring Initiative accrual activity for the years ended December 31, 2018 and 2017 are as follows (in thousands):

Year ended December 31, 2018	Balance at January 1, 2018	Initiatives charged to expense	Adjustments for changes in estimate	Cash payments	Balance at December 31, 2018
Facilities	$365	$—	$—	$(332)	$33

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(11) RESTRUCTURING ACCRUALS (Continued)

Year ended December 31, 2017	Balance at January 1, 2017	Initiatives charged to expense	Adjustments for changes in estimate	Cash payments	Balance at December 31, 2017
Severance	$384	$245	$(49)	$(580)	$—
Facilities	218	508	—	(361)	365

	$602	$753	$(49)	$(941)	$365

Balance Sheet Classification

        The current portions of accrued restructuring are included as a component of Accrued expenses in the consolidated balance sheets. The long-term portions of accrued restructuring are included as a component of Other long-term liabilities in the consolidated balance sheets. The long-term portions of accrued restructuring were $0.5 million at December 31, 2018 and $0.2 million at December 31, 2017. These amounts represent future lease payments on restructured facilities.

(12) DEBT

Proposed Offering of Convertible Senior Note

        On November 13, 2018, the Company announced that it intended to offer, subject to market conditions and other factors, $150.0 million aggregate principal amount of convertible senior notes due 2023 in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company expected to grant the initial purchasers a 30-day option to purchase up to an additional $25.0 million aggregate principal amount of such notes, solely to cover over-allotments, if any. On that same day, the Company decided not to proceed with its previously-announced offering and consequently did not sell any securities as part of such offering. The Company believed that then-current market conditions were not conducive for an offering on terms that would be in the best interests of the Company's stockholders. In connection with this offering, the Company incurred $1.0 million of expense, primarily for professional fees, which is included as a component of General and administrative expense in the Company's consolidated statement of operations for the year ended December 31, 2018.

Assumed Senior Secured Credit Agreement

        On the Merger Date and in connection with the Merger, the Company assumed GENBAND's Senior Secured Credit Agreement (the "Prior Credit Agreement" with Silicon Valley Bank ("SVB"), which had outstanding borrowings and letters of credit totaling $17.9 million and $2.9 million, respectively, and an average interest rate of 4.67%. GENBAND had entered into the Prior Credit Agreement with SVB effective July 1, 2016, with two of its operating subsidiaries as borrowers and GENBAND as the guarantor. The Prior Credit Agreement had a maturity date of July 1, 2019 and provided for revolving loans, including letters of credit and swingline loans, not to exceed $50 million in total, with potential further increases of $75 million available for a total revolving line of credit of up to $125 million. The Prior Credit Agreement was superseded by a Senior Secured Credit Facilities Credit Agreement, as amended, which was entered into on December 21, 2017 and is discussed below.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(12) DEBT (Continued)

Senior Secured Credit Facility

        On December 21, 2017, the Company entered into a Senior Secured Credit Facilities Credit Agreement (as amended, the "Credit Facility") by and among the Company, as a guarantor, Sonus Networks, Inc., as the borrower ("Borrower"), SVB, as administrative agent (in such capacity, the "Administrative Agent"), issuing lender, swingline lender and lead arranger and the lenders party thereto (each referred to individually as a "Lender", and collectively, the "Lenders"), which refinanced the Prior Credit Agreement. The Credit Facility includes $100 million of commitments, the full amount of which is available for revolving loans, a $15 million sublimit that is available for letters of credit and a $15 million sublimit that is available for swingline loans. The Credit Facility is scheduled to mature in December 2021, subject to a springing maturity if, on or before July 14, 2020, the existing promissory note issued to certain shareholders is not converted or extended to March 2022 or later. The Credit Facility contains procedures for additional financial institutions to become lenders or for any existing lender to increase its commitment under the facility, subject to an available increase of $50 million for all incremental commitments under the Credit Facility. On June 24, 2018, the Company amended the Credit Facility to, among other things, permit the Edgewater Acquisition and related transactions.

        The indebtedness and other obligations under the Credit Facility are unconditionally guaranteed on a senior secured basis by the Company and each other material U.S. domestic subsidiary of the Company (collectively, the "Guarantors"). The Credit Facility is secured by first-priority liens on substantially all of the assets of the Borrower and the Guarantors, including the Company.

        The Credit Facility requires periodic interest payments on outstanding borrowings until maturity. The Borrower may prepay all revolving loans under the Credit Facility at any time without premium or penalty (other than customary LIBOR breakage costs), subject to certain notice requirements.

        Revolving loans under the Credit Facility bear interest at the Borrower's option at either the Eurodollar (LIBOR) rate plus a margin ranging from 2.50% to 3.00% per year or the base rate (the highest of the Federal Funds rate plus 0.50%, or the prime rate announced from time to time in The Wall Street Journal) plus a margin ranging from 1.50% to 2.00% per year (such margins being referred to as the "Applicable Margin"). The Applicable Margin varies depending on the Company's consolidated leverage ratio (as defined in the Credit Facility). The base rate and the LIBOR rate are each subject to a zero percent floor.

        The Borrower is charged a commitment fee ranging from 0.25% to 0.40% per year on the daily amount of the unused portions of the commitments under the Credit Facility. Additionally, with respect to all letters of credit outstanding under the Credit Facility, the Borrower is charged a fronting fee of 0.125% per year and an outstanding letter of credit fee equal to the Applicable Margin for base rate loans ranging from 1.50% to 2.00% times the amount of the outstanding letters of credit.

        The Credit Facility requires compliance with certain financial covenants, including a minimum consolidated quick ratio, minimum consolidated interest coverage ratio and maximum consolidated leverage ratio, all of which are defined in the Credit Facility and tested on a quarterly basis. In addition, the Credit Facility contains various covenants that, among other restrictions, limit the Company's and its subsidiaries' ability to enter into certain types of transactions, including, but not limited to: incurring or assuming indebtedness, making acquisitions or engaging in mergers, making investments, repurchasing equity and paying dividends, selling or otherwise transferring assets, changing

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(12) DEBT (Continued)

the nature of its business and amending or making prepayments on certain junior debt. The Company was in compliance with all covenants of the Credit Facility as of December 31, 2018 and 2017.

        The Credit Facility contains events of default that are customary for a secured credit facility. If an event of default relating to bankruptcy or other insolvency events with respect to a borrower occurs, all obligations under the Credit Facility will immediately become due and payable. If any other event of default exists under the Credit Facility, the lenders may accelerate the maturity of the obligations outstanding under the Credit Facility and exercise other rights and remedies, including charging a default rate of interest equal to 2.00% per year above the rate that would otherwise be applicable. In addition, if any event of default exists under the Credit Facility, the lenders may commence foreclosure or other actions against the collateral.

        If any default exists under the Credit Facility, or if the Borrower is unable to make any of the representations and warranties as stated in the Credit Facility at the applicable time, the Borrower will be unable to borrow funds or have letters of credit issued under the Credit Facility, which, depending on the circumstances prevailing at that time, could have a material adverse effect on the Borrower's liquidity and working capital.

        At December 31, 2018, the Company had an outstanding debt balance of $55.0 million at a weighted average interest rate of 5.96% and $2.7 million of outstanding letters of credit at an interest rate of 1.75% under the Credit Facility. At December 31, 2017, the Company had an outstanding debt balance of $20 million at an interest rate of 4.51% and $2.9 million of outstanding letters of credit at an interest rate of 2.00% under the Credit Facility.

Promissory Note

        In connection with the Merger, on October 27, 2017, the Company issued a promissory note for $22.5 million to certain of GENBAND's equity holders (the "Promissory Note"). The Promissory Note does not amortize and the principal thereon is payable in full on the third anniversary of its execution. Interest on the Promissory Note is payable quarterly in arrears and accrued at a rate of 7.5% per year for the first six months after issuance, and thereafter at a rate of 10% per year. The failure to make any payment under the Promissory Note when due and, with respect to payment of any interest, the continuation of such failure for a period of thirty days thereafter, constitutes an event of default under the Promissory Note. If an event of default occurs under the Promissory Note, the payees may declare the entire balance of the Promissory Note due and payable (including principal and accrued and unpaid interest) within five business days of the payees' notification to the Company of such acceleration. Interest that is not paid on the interest payment date will increase the principal amount of the Promissory Note. At December 31, 2018, the Promissory Note balance was $24.1 million, comprised of $22.5 million of principal, plus $1.6 million of interest converted to principal.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(13) LONG-TERM LIABILITIES

        Long-term liabilities consisted of the following (in thousands):

	December 31,
	2018	2017
Capital lease obligations	$2,363	$837
Deferred rent	3,039	1,359
Restructuring	979	10,176
Pension obligations	7,006	7,524
Taxes payable	1,818	2,079
Deferred purchase consideration	30,000	—
Other	2,425	2,544

	47,630	24,519
Current portion	(16,833)	(11,330)

Long-term liabilities, net of current portion	$30,797	$13,189

        The current portions of long-term liabilities are included as components of Accrued expenses and other in the Company's consolidated balance sheets.

(14) REVENUE RECOGNITION

        Effective January 1, 2018, the Company adopted the New Revenue Standard using the modified retrospective option and identified the necessary changes to its policies, processes, systems and controls. Under the modified retrospective method, the Company is applying the New Revenue Standard to all contracts not yet completed as of January 1, 2018, recognizing in beginning Accumulated deficit an adjustment for the cumulative effect of the change and providing additional disclosures comparing results to those as if the Company was still following the previous accounting standards. Under ASC 605, the Company concluded it did not have VSOE for certain elements in software bundled arrangements, which resulted in revenue being recognized ratably over the longest performance period. Additionally, under ASC 606 for arrangements with certain customers that include acceptance criteria, revenue is recognized when the customer obtains control, as the Company believes acceptance is perfunctory. Under ASC 605, revenue was deferred until acceptance was received. The Company is also capitalizing incremental commission fees as a result of obtaining contracts and will amortizing the asset based on the transfer of services to which the asset relates, which is approximately five years. The cumulative effect of capitalizing commission fees was not material at January 1, 2018. In connection with the adoption of ASC 606, as of January 1, 2018, the Company recorded an adjustment to decrease Accumulated deficit by $12.2 million (net of tax, which was $0 due to the full valuation allowance).

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(14) REVENUE RECOGNITION (Continued)

        The Company's typical performance obligations include the following:

Performance Obligation	When Performance Obligation is Typically Satisfied	When Payment is Typically Due
Software and Product Revenue
Software licenses (perpetual or term)	Upon transfer of control; typically, when made available for download (point in time)	Generally, within 30 days of invoicing except for term licenses, which may be paid for over time
Software licenses (subscription)	Upon activation of hosted site (over time)	Generally, within 30 days of invoicing
Appliances	When control of the appliance passes to the customer; typically, upon delivery (point in time)	Generally, within 30 days of invoicing
Software upgrades	Upon transfer of control; typically, when made available for download (point in time)	Generally, within 30 days of invoicing
Customer Support Revenue
Customer support	Ratably over the course of the support contract (over time)	Generally, within 30 days of invoicing
Professional Services
Other professional services (excluding training services)	As work is performed (over time)	Generally, within 30 days of invoicing (upon completion of services)
Training	When the class is taught (point in time)	Generally, within 30 days of services being performed

Significant Judgments

        The Company's contracts with customers often include promises to transfer multiple products and services to the customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

        Judgment is required to determine the standalone selling price for each distinct performance obligation. The Company typically has more than one SSP for individual products and services due to the stratification of those products and services by customers and circumstances. In these instances, the Company may use information such as the size of the customer and geographic region in determining the SSP.

Deferred Revenue

        Deferred revenue is a contract liability representing amounts collected from or invoiced to customers in excess of revenue recognized. This results primarily from the billing of annual customer

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(14) REVENUE RECOGNITION (Continued)

support agreements where the revenue is recognized over the term of the agreement. The value of deferred revenue will increase or decrease based on the timing of invoices and recognition of revenue.

Disaggregation of Revenue

        The Company disaggregates its revenue from contracts with customers based on the nature of the products and services and the geographic regions in which each customer is domiciled.

        The Company's total revenue for the years ended December 31, 2018, 2017 and 2016 was disaggregated geographically as follows:

Year ended December 31, 2018	Product revenue	Service revenue (maintenance)	Service revenue (professional services)	Total revenue
United States	$169,510	$132,282	$35,832	$337,624
Europe, Middle East and Africa	37,833	46,856	11,794	96,483
Japan	23,108	11,234	5,069	39,411
Other Asia Pacific	30,575	12,321	4,358	47,254
Other	17,988	31,273	7,872	57,133

	$279,014	$233,966	$64,925	$577,905

Year ended December 31, 2017	Product revenue	Service revenue (maintenance)	Service revenue (professional services)	Total revenue
United States	$121,121	$75,040	$22,896	$219,057
Europe, Middle East and Africa	23,352	17,471	3,742	44,565
Japan	10,252	10,282	3,855	24,389
Other Asia Pacific	14,693	5,901	1,952	22,546
Other	11,701	6,041	1,643	19,385

	$181,119	$114,735	$34,088	$329,942

Year ended December 31, 2016	Product revenue	Service revenue (maintenance)	Service revenue (professional services)	Total revenue
United States	$100,589	$60,760	$12,630	$173,979
Europe, Middle East and Africa	21,073	10,769	2,021	33,863
Japan	12,258	9,831	3,524	25,613
Other Asia Pacific	8,226	3,478	827	12,531
Other	4,235	2,157	213	6,605

	$146,381	$86,995	$19,215	$252,591

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(14) REVENUE RECOGNITION (Continued)

        The Company's product revenue from its direct sales program and from indirect sales through its channel partner program for the years ended December 31, 2018, 2017 and 2016 was as follows (in thousands):

	Year ended December 31,
	2018	2017	2016
Indirect sales through channel program	$69,232	$43,138	$38,204
Direct sales	209,782	137,981	108,177

	$279,014	$181,119	$146,381

        The Company's product revenue from sales to enterprise customers and from sales to service provider customers for the years ended December 31, 2018, 2017 and 2016 was as follows (in thousands):

	Year ended December 31,
	2018	2017	2016
Sales to enterprise customers	$57,534	$35,592	$28,508
Sales to service provider customers	221,480	145,527	117,873

	$279,014	$181,119	$146,381

Revenue Contract Balances

        The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled receivables, which are contract assets, and customer advances and deposits, which are contract liabilities, in the Company's consolidated balance sheets. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Completion of services and billing may occur subsequent to revenue recognition, resulting in contract assets. The Company may receive advances or deposits from its customers before revenue is recognized, resulting in contract liabilities which are classified as deferred revenue. These assets and liabilities are reported in the Company's consolidated balance sheets on a contract-by-contract basis as of the end of each reporting period. Changes in the contract asset and liability balances during the year ended December 31, 2018 were not materially impacted by any factors other than billing and revenue recognition. Nearly all of the Company's deferred revenue balance is related to services revenue, primarily customer support contracts. Unbilled receivables stem primarily from engagements where services have been performed; however, billing cannot occur until services are completed.

        In some arrangements, the Company allows customers to pay for term-based software licenses and products over the term of the software license. The Company also sells SaaS-based software under subscription arrangements, with payment terms over the term of the SaaS agreement. Amounts recognized as revenue in excess of amounts billed are recorded as unbilled receivables. Unbilled receivables that are anticipated to be invoiced in the next twelve months are included in Accounts receivable on the Company's consolidated balance sheets. The changes in the Company's accounts

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(14) REVENUE RECOGNITION (Continued)

receivable, unbilled receivables and deferred revenue balances for the year ended December 31, 2018 were as follows (in thousands):

	Accounts receivable	Unbilled accounts receivable	Deferred revenue (current)	Deferred revenue (long-term)
Balance at January 1, 2018	$149,122	$16,034	$100,571	$14,184
Increase (decrease), net	25,188	(2,491)	4,516	3,388

Balance at December 31, 2018	$174,310	$13,543	$105,087	$17,572

        The increase in accounts receivable was primarily due to the Edgewater Acquisition. The increase in deferred revenue was primarily due to the Edgewater Acquisition. The Company recognized approximately $84 million of revenue in the year ended December 31, 2018 that was recorded as deferred revenue at December 31, 2017. Of the Company's deferred revenue reported as long-term in its consolidated balance sheet at December 31, 2018, the Company expects that approximately $12 million will be recognized as revenue in 2020, approximately $5 million will be recognized as revenue in 2021 and approximately $1 million will be recognized as revenue in 2022 and beyond.

        The Company elected to adopt the practical expedient related to the presentation of shipping and handling costs. Accordingly, all freight-related customer invoicing is being recorded as revenue, while the shipping and handling costs that occur after control of the promised goods or services transfer to the customer are being reported as fulfillment costs as a component of Cost of revenue—product in the Company's consolidated statements of operations.

Deferred Commissions Cost

        Sales commissions earned by the Company's employees are considered incremental and recoverable costs of obtaining a contract with a customer. Under ASC 605, the costs associated with obtaining a customer contract were expensed in the period the revenue was earned. Under ASC 606, these payments have been deferred on our consolidated balance sheet and are being amortized over the expected life of the customer contract, which is five years. At December 31, 2018, the Company had $2.7 million of deferred sales commissions capitalized.

Adoption of ASC 606

        Under the modified retrospective method, the Company applied ASC 606 to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning January 1, 2018 are presented under ASC 606, and prior period amounts have not been adjusted and are reported in accordance with the Company's historical accounting treatment under ASC 605, Revenue Recognition ("ASC 605").

        The Company recorded a net reduction to Accumulated deficit of $12.2 million (net of tax, which was $0 due to the full valuation allowance) at January 1, 2018 due to the cumulative impact of adopting ASC 606. Had the Company continued to recognize revenue under ASC 605, the Company would have recognized approximately $16 million less revenue in the year ended December 31, 2018. Incremental costs that would have been recognized had the Company continued to recognize revenue under ASC 605 would not have been material to the Company's consolidated results of operations.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(15) COMMON STOCK REPURCHASES

        On July 29, 2013, Sonus announced that its Board of Directors had authorized a stock buyback program to repurchase up to $100 million of its common stock from time to time on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased was determined by Sonus' management based on its evaluation of market conditions and other factors. The buyback program did not have a fixed expiration date but could be suspended or discontinued at any time. The buyback program was funded using Sonus' working capital. Ribbon did not assume the stock buyback program in connection with the Merger.

        During the years ended December 31, 2018 and 2017, the Company did not repurchase any shares under the stock buyback program. During the year ended December 31, 2016, Sonus spent $9.5 million, including transaction fees, to repurchase and retire 1.3 million shares of its common stock under the buyback program.

(16) STOCK-BASED COMPENSATION PLANS

Amended and Restated Stock Incentive Plan

        The Company's Amended and Restated Stock Incentive Plan (the "Plan"), provides for the award of options to purchase the Company's common stock ("stock options"), stock appreciation rights ("SARs"), restricted stock awards ("RSAs"), restricted stock units ("RSUs"), performance-based stock awards ("PSAs"), performance-based stock units ("PSUs") and other stock-based awards to employees, officers, directors (including those directors who are not employees or officers of the Company), consultants and advisors of the Company and its subsidiaries. In connection with the Merger, the Company assumed the Plan with all of its then-current terms and conditions.

        At December 31, 2018, there were 3.5 million shares available for future issuance under the Plan.

2002 Stock Option Plan

        In connection with the Edgewater Acquisition, the Company assumed Edgewater's Amended and Restated 2002 Stock Option Plan (the "Edgewater Plan") for all outstanding options as of the Edgewater Acquisition Date (the "Edgewater Options"). The Edgewater Options were converted to Ribbon stock options (the "Ribbon Replacement Options") using a conversion factor of 0.17, which was calculated based on the acquisition consideration of $1.20 per share of Edgewater common stock divided by the weighted average of the closing price of Ribbon common stock for the ten consecutive days ending with the trading day that preceded the Edgewater Acquisition Date. This conversion factor was also used to convert the exercise prices of the Edgewater Options to Ribbon Replacement Option exercise prices. The Ribbon Replacement Options are vesting under the same schedules as the respective Edgewater Options.

        The fair values of the Edgewater Options assumed were estimated using a Black-Scholes option pricing model. The Company recorded $0.7 million as additional purchase consideration for the fair value of the Edgewater Options. The fair value of the Ribbon Replacement Options attributable to future service totaled $1.0 million, which is being recognized over a weighted average period of approximately two years.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

2012 Stock Incentive Plan

        In connection with the acquisition of PT, the Company assumed PT's 2012 Amended Performance Technologies, Incorporated Omnibus Incentive Plan, and subsequently renamed it the 2012 Stock Incentive Plan (the "2012 Plan"). In December 2014, all of the unissued shares under the 2012 Plan were transferred to the Plan. Any outstanding awards under the 2012 Plan that in the future expire, terminate, are canceled, surrendered or forfeited, or are repurchased by the Company will be returned to the Plan. Accordingly, at December 31, 2018, there were no shares available for future issuance under the 2012 Plan.

2008 Stock Incentive Plan

        In connection with the acquisition of NET, the Company assumed NET's 2008 Equity Incentive Plan and subsequently renamed it the 2008 Stock Incentive Plan (the "2008 Plan"). In December 2014, all of the unissued shares under the 2008 Plan were transferred to the Plan. Any outstanding awards under the 2008 Plan that in the future expire, terminate, are canceled, surrendered or forfeited, or are repurchased by the Company will be returned to the Plan. Accordingly, at December 31, 2018 there were no shares available for future issuance under the 2008 Plan.

Treatment of Equity Awards in Connection with the Merger

        In connection with the Merger, the Company accelerated the vesting of all outstanding stock options and certain outstanding full value awards. In addition, the vesting schedules of certain remaining unvested full value awards were adjusted. Such vesting and adjustments are described below:

        Stock options—each stock option outstanding as of five business days prior to the Merger Date became vested in full as of that date (to the extent not previously vested), and the holders of such stock options were permitted to exercise their stock options from October 20, 2017 through October 24, 2017, after which date all remaining stock options, with certain exceptions, were canceled. The Company accelerated the vesting of 0.3 million stock options and subsequently canceled 4.5 million vested unexercised stock options in connection with this transaction. Any stock options granted under the 2008 Plan and 2012 Plan were not canceled, as these plans do not permit such cancellations. These stock options will continue to be outstanding until they are either exercised or expire.

        RSAs and RSUs—as prescribed by the Company's Plan, any unvested RSAs and RSUs that were scheduled to vest within one year from the Merger Date became vested in full as of the Merger Date. The vesting schedules of the remaining unvested RSAs and RSUs were then accelerated by one year. Certain executives had specific terms and conditions related to their RSAs detailed in their employment agreements or amendments thereto (the "employment terms"). The accelerated vesting of and future vesting schedule adjustments to the RSAs held by these individuals were completed in accordance with their individual employment terms. In accordance with the terms of their RSA grants, unvested RSAs held by the then-current members of the Board of Directors were accelerated on a pro rata basis based on the amount of time the unvested RSAs were outstanding compared to the originally scheduled vesting date. Unvested PSUs granted to the Company's former President and Chief Executive Officer, who separated from the Company effective December 13, 2017 (the "former CEO"), were converted to RSAs in accordance with his employment terms; certain of those converted grants were accelerated, and the remaining RSAs would continue to vest according to their terms, but with

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

the elimination of any required satisfaction of the performance metrics associated with the awards when they were originally granted as PSUs. In total, the Company accelerated the vesting of and released 1.1 million RSAs and approximately 36,000 RSUs in connection with the Merger.

        PSUs—any unvested PSUs were accelerated in accordance with the employment agreement of each individual PSU holder. The remaining unvested units would continue to vest according to their terms, with the exception of the PSU grants held by the former CEO, as discussed above. The Company accelerated the vesting of and released approximately 98,000 PSUs in connection with the Merger.

Executive Equity Arrangements

Stock-for-Cash Bonus Election

        In connection with the Company's annual incentive program, certain executives of the Company were given the choice to receive a portion, ranging from 10% to 50% (the "Elected Percentage") of their fiscal year 2018 bonuses (the "2018 Bonus"), if any were earned, in the form of shares of the Company's common stock (the "2018 Bonus Shares" and such program, the "Stock Bonus Election Program"). Each executive could also elect not to participate in this program and to earn his or her 2018 Bonus, if any, in the form of cash. Any executive who elected to receive a portion of his or her 2018 Bonus in stock would also receive an uplift of 20% of the value of the 2018 Bonus Shares in additional shares of the Company's common stock (the "Uplift Shares"), with the exception of the Company's Chief Executive Officer and his senior leadership team. Under the Stock Bonus Election Program, the amount of the 2018 Bonus, if any, for each executive will be determined by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Company expects to grant the 2018 Bonus Shares and Uplift Shares on a date concurrent with the timing of the payout of the cash portion of the 2018 Bonus, if any is earned. The 2018 Bonus Shares and Uplift Shares will be fully vested on the grant date; however, each executive is restricted from trading the 2018 Bonus Shares and Uplift Shares for five months after the date of grant.

        The number of shares of the Company's common stock that will be granted to those executives who elected to participate in the Stock Bonus Program but are not eligible for the Uplift Shares will be calculated by multiplying the amount of their 2018 Bonus by their individual 2018 Bonus Shares percentage election, divided by the closing price of the Company's common stock on the date of grant. The number of shares of the Company's common stock that will be granted to those executives who elected to participate in the Stock Bonus Program and are eligible for the Uplift Shares will be calculated by multiplying the amount of their 2018 Bonus by their Elected Percentage times 1.2, divided by the closing price of the Company's common stock on the date of grant. Under the Stock Bonus Election Program, an executive's eligibility to receive the 2018 Bonus Shares and Uplift Shares, if any, is contingent upon the executive's continued employment with the Company through the date of grant.

        The Company determined that the grant date criteria for the 2018 Bonus Shares and Uplift Shares had not been met as of December 31, 2018, as the number of shares to be granted to each executive had not been determined. The Company recorded stock-based compensation expense totaling $1.1 million in connection with the Stock Bonus Program in 2018 and recorded a liability in connection with the future issuance of the 2018 Bonus Shares and Uplift Shares. The Company will reclassify the liability to equity at the time the shares are granted, if any.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

Performance-Based Stock Grants

        In addition to granting RSAs and RSUs to its executives and certain of its employees, the Company also grants PSUs to certain of its executives.

        In May 2018, the Company granted its President and Chief Executive Officer, Franklin (Fritz) Hobbs ("Mr. Hobbs"), 195,000 PSUs with both performance and service conditions (the "2018 PSUs"). Of the 195,000 2018 PSUs, one-half each would vest based on the achievement of two separate metrics related to the Company's 2018 financial performance (the "2018 Performance Conditions"). The Company's achievement of the 2018 Performance Conditions (and the shares of Company common stock to vest as a result thereof) were measured on a linear sliding scale in relation to specific threshold, target and stretch performance conditions. The number of shares of common stock to be received upon vesting of the 2018 PSUs would in no event exceed 150% of the 2018 PSUs. In the year ended December 31, 2018, the Company recorded stock-based compensation expense for the 20018 PSUs based on its assessment of the probability that each performance condition would be achieved and the level, if any, of such achievement. The Company recorded $0.3 million of stock-based compensation expense in the year ended December 31, 2018 in connection with the 2018 PSUs. In February 2019, the Compensation Committee determined that the performance metrics for one-half of the 2018 PSUs had been achieved at the 106.49% achievement level and one-half of the 2018 PSUs had been achieved at the 150% level, for a total of 250,075 shares earned, pending Mr. Hobbs' continued employment with the Company through December 31, 2020, the vesting date of the 2018 PSUs (collectively, the "2018 Shares Earned"). The unamortized expense for the 2018 Shares Earned will be recorded through the remainder of the service period. The grant of the 2018 PSUs is recorded in the PSU table below.

        From 2015 through 2017, the Company granted PSUs with both market and service conditions to certain of its executives. The terms of each PSU grant were such that up to one-third of the shares subject to the respective PSU grant would vest, if at all, on each of the respective first, second and third anniversaries of the date of grant, depending on the Company's total shareholder return ("TSR") compared to the TSR of the companies included in the Nasdaq Telecommunications Index for the same fiscal year, measured by the Compensation Committee after each of the fiscal years as defined by each grant (each, a "Performance Period"). The shares determined to be earned would vest on the anniversary of the grant date following each Performance Period. Shares subject to the PSUs that failed to be earned would be forfeited.

        The PSUs that included a market condition required the use of a Monte Carlo simulation approach to model future stock price movements based upon the risk-free rate of return, the date of return, the volatility of each entity and the pair-wise covariance between each entity. These results were then used to calculate the grant date fair values of the respective PSUs. The Company is required to record expense for the PSUs with market conditions through their respective final vesting dates regardless of the number of shares that are ultimately earned.

        On March 31, 2017, the Company granted an aggregate of 165,000 PSUs with both market and service conditions to five of its executives (the "2017 PSUs") In March 2018, the Compensation Committee determined that the performance metrics for the 2017 PSUs for the 2017 Performance Period had been achieved at the 130% level and accordingly, 33,584 shares in the aggregate were released to the three remaining executives holding such outstanding grants, comprised of 25,834 shares, representing the 100% achievement target, granted on March 31, 2017 and 7,750 shares, representing

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

the 30% achievement over target, granted on March 31, 2018. The grant of the additional shares and the release of the earned shares, both of which occurred on March 31, 2018, are included in the PSU table below. In February 2019, the Compensation Committee determined that the performance metrics for the 2017 PSUs for the 2018 Performance Period had been achieved at the 61.4% level and accordingly, 9,464 shares will be released to the three remaining executives holding such outstanding grants on March 31, 2019, subject to their continued employment with the Company through that date.

        On April 1, 2016, the Company granted an aggregate of 131,250 PSUs with both market and service conditions to six of its executives (the "2016 PSUs"). In March 2018, the Compensation Committee determined that the performance metrics for the 2016 PSUs for the 2017 Performance Period had been achieved at the 130% level, and accordingly, 16,250 shares in the aggregate were released to the two remaining executives holding such outstanding grants, comprised of 12,500 shares, representing the 100% achievement target, granted on April 1, 2016 and 3,750 shares, representing the 30% achievement over target, granted on April 1, 2018. The grant of the additional shares and the release of the earned shares, both of which occurred on April 1, 2018, are included in the PSU table below. In February 2017, the Compensation Committee determined that the performance metrics for the 2016 PSUs for the 2016 Performance Period had been achieved at the 90.4% level, and accordingly, 24,106 shares in the aggregate were released to the four executives holding such outstanding grants on March 16, 2017. The unearned shares relating to the 2016 Performance Period, aggregating 2,560 shares, were forfeited on March 16, 2017. At December 31, 2018, there were no unvested 2016 PSUs outstanding.

        On March 16, 2015, the Company granted an aggregate of 131,250 PSUs with both market and service conditions to eight of its executives (the "2015 PSUs"). In March 2018, the Compensation Committee determined that the performance metrics for the 2015 PSUs for the 2017 Performance Period had been achieved at the 112% level, and accordingly, 7,934 shares in the aggregate were released to the two remaining executives holding such outstanding grants, comprised of 7,084 shares, representing the 100% achievement target, granted on March 16, 2015 and 850 shares, representing the 12% achievement over target, granted on March 16, 2018. The grant of the additional shares and the release of the earned shares, both of which occurred on March 16, 2018, are included in the PSU table below. In February 2017, the Compensation Committee determined that the performance metrics for the 2015 PSUs for the 2016 Performance Period had been achieved at the 76.0% level, and accordingly, 23,750 shares in the aggregate were released to the four remaining executives holding such outstanding grants on April 1, 2017. The unearned shares relating to the 2016 Performance Period, aggregating 7,500 shares, were forfeited on April 1, 2017. At December 31, 2018, there were no unvested 2015 PSUs outstanding.

        In connection with the Merger, as previously described above, PSUs held by the former CEO were converted to RSAs and certain other PSUs were accelerated and released in accordance with the individual employment terms of each PSU grantee. The vesting schedules of the remaining unvested PSUs were adjusted to continue to vest on their terms.

        On December 14, 2017, the Company announced that, on and effective December 13, 2017, the Board of Directors appointed Franklin (Fritz) W. Hobbs as the Company's President and Chief Executive Officer, and the former CEO resigned his position as the Company's President and Chief Executive Officer and as a member of the Board of Directors. In connection with the separation of the former CEO from the Company and in accordance with his employment agreement with the Company,

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

as amended, the Company accelerated the vesting of his then-unvested RSAs (including those that had been converted from PSUs in connection with the Merger, as described above). These shares are reported as "Vested" in the RSA table below. However, due to the terms of the former CEO's separation agreement with the Company and applicable employment laws, the shares were not released until January 2018. Accordingly, these shares were not considered outstanding as of December 31, 2017.

Stock Options

        Options are issued to purchase shares of common stock of the Company at prices that are equal to the fair market value of the shares on the date the option is granted. Options granted under the Stock Plan expire ten years from the date of grant. Outstanding options under the Edgewater Plan expire ten years from the date of grant. Outstanding options under the 2008 Plan expire either seven or ten years from the date of grant. Outstanding options under the 2012 Plan expire ten years from the date of grant. The grant date fair value of options, adjusted for estimated forfeitures, is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. Forfeitures are estimated based on historical experience.

        The activity related to the Company's outstanding stock options during the year ended December 31, 2018 was as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding at January 1, 2018	435,187	$14.71
Granted	—	$—
Edgewater outstanding options converted to Ribbon options	312,452	$1.97
Exercised	(15,935)	$4.58
Forfeited	(35,431)	$1.81
Expired	(114,212)	$14.33

Outstanding at December 31, 2018	582,061	$9.01	4.82	$774

Vested or expected to vest at December 31, 2018	560,325	$9.27	4.67	$720
Exercisable at December 31, 2018	428,097	$11.47	3.60	$366

        The Company did not grant options during the year ended December 31, 2018. The grant date fair values of options to purchase common stock granted in the years ended December 31, 2017 and 2016 were estimated using the Black-Scholes valuation model with the following assumptions:

	Year ended December 31,
	2017	2016
Risk-free interest rate	1.22% - 1.95%	1.00% - 1.61%
Expected dividends	—	—
Weighted average volatility	51.1%	54.8%
Expected life (years)	5.0	5.0 - 10.0

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

        The risk-free interest rate used is the average U.S. Treasury Constant Maturities Rate for the expected life of the award. The expected dividend yield of zero is based on the fact that the Company has never paid dividends and has no present intention to pay cash dividends. The expected life for stock options is based on a combination of the Company's historical option patterns and expectations of future employee actions.

        The weighted average grant-date fair values of options granted were $3.05 for the year ended December 31, 2017 and $4.39 for the year ended December 31, 2016.

        The total intrinsic values of options exercised were approximately $39,000 for the year ended December 31, 2018, $0.2 million for the year ended December 31, 2017 and approximately $42,000 for the year ended December 31, 2016.

        The Company received cash from option exercises of $0.1 million in the year ended December 31, 2018, $0.6 million in the year ended December 31, 2017 and $0.2 million in the year ended December 31, 2016.

Restricted Stock Grants—Restricted Stock Awards and Restricted Stock Units

        The Company's outstanding restricted stock grants consist of both RSAs and RSUs. Holders of unvested RSAs have voting rights and rights to receive dividends, if declared; however, these rights are forfeited if the underlying unvested RSA shares are forfeited. Holders of unvested RSUs do not have such voting and dividend rights. The grant date fair value of restricted stock grants, adjusted for estimated forfeitures, is recognized as expense on a straight-line basis over the requisite service period. The fair value of restricted stock grants is determined based on the market value of the Company's shares on the date of grant.

        The activity related to the Company's RSAs for the year ended December 31, 2018 was as follows:

	Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2018	1,696,582	$7.68
Granted	1,123,956	$6.90
Vested	(1,035,952)	$8.05
Forfeited	(276,575)	$7.36

Unvested balance at December 31, 2018	1,508,011	$6.90

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

        The activity related to the Company's RSUs for the year ended December 31, 2018 was as follows:

	Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2018	17,932	$6.90
Granted	908,300	$6.27
Vested	(242,110)	$5.57
Forfeited	(47,822)	$6.76

Unvested balance at December 31, 2018	636,300	$6.52

        The total fair value of vested restricted stock grant shares was $9.7 million in the year ended December 31, 2018, $19.1 million in the year ended December 31, 2017 and $10.1 million in the year ended December 31, 2016.

Performance-Based Stock Units

        Holders of unvested PSUs do not have voting and dividend rights. The Company recognizes stock-based compensation expense for PSUs without market conditions on a straight-line basis, with the amount recorded based upon the expected level of achievement as of each period-end, recording cumulative adjustments in the period when the expected level of achievement changes. The Company recognizes the grant date fair value of PSUs on a graded attribution basis through the vest date of the respective awards so long as it remains probable that the related service conditions will be satisfied.

        The activity related to the Company's PSUs for the year ended December 31, 2018 was as follows:

	Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2018	60,834	$9.65
Granted	207,350	$5.78
Vested	(57,768)	$9.90
Forfeited	—	$—

Unvested balance at December 31, 2018	210,416	$5.77

        The total fair value of vested performance-based stock grant shares was $0.6 million in the year ended December 31, 2018, $1.4 million in the year ended December 31, 2017 and $0.2 million in the year ended December 31, 2016.

ESPP

        The ESPP is designed to provide eligible employees of the Company and its participating subsidiaries an opportunity to purchase common stock of the Company through accumulated payroll deductions.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

        The ESPP provides for six-month consecutive offering periods, with the purchase price of the stock equal to 85% of the lesser of the market price on the first or last day of the offering period. The maximum number of shares of common stock an employee may purchase during each offering period is 500, subject to certain adjustments pursuant to the ESPP.

        In May 2017, the Compensation Committee determined to suspend all offering periods under the ESPP, effective September 1, 2017, until such time after the Merger Date as the Compensation Committee determined was best in its sole discretion. The Company's Board of Directors voted to re-implement the ESPP effective December 1, 2018 for employees in certain geographic regions, with the first purchase date of the re-implemented ESPP scheduled for May 31, 2019.

        At December 31, 2018, 5.0 million shares, the maximum number of shares that may be issued under the ESPP, were authorized, and 1.4 million shares were available under the ESPP for future issuance.

Stock-Based Compensation

        The consolidated statements of operations included stock-based compensation for the years ended December 31, 2018, 2017 and 2016 as follows (in thousands):

	Year ended December 31,
	2018	2017	2016
Product cost of revenue	$114	$514	$359
Service cost of revenue	345	1,448	1,314
Research and development	1,797	7,337	5,014
Sales and marketing	2,935	4,885	6,209
General and administrative	5,881	11,473	6,872

	$11,072	$25,657	$19,768

        There was no income tax benefit for employee stock-based compensation expense for the years ended December 31, 2018, 2017 and 2016 due to the valuation allowance recorded.

        Stock-based compensation expense recorded for the year ended December 31, 2017 included $8.6 million of incremental expense related to the acceleration of stock options and full value awards and subsequent adjustments to the vesting schedules of the remaining unvested full value awards in connection with the Merger. In addition, the Company recorded $1.6 million of incremental expense related to the accelerated vesting of RSAs held by the former CEO in connection with his separation from the Company effective December 13, 2017. These incremental amounts were all recorded in the fourth quarter of 2017.

        During the three months ended March 31, 2017, the Company reversed $1.0 million of incremental expense to correct an error in 2016 related to the acceleration of certain stock awards held by an executive who separated from the Company in 2016. Management had reviewed and considered the impact of the error and determined that it was not material to the Company's consolidated financial results for the third and fourth quarters of 2016, as well as the 2016 fiscal year. Management has also determined that the correction of this error is not material to the results of operations for the 2017 reporting periods.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(16) STOCK-BASED COMPENSATION PLANS (Continued)

        At December 31, 2018, there was $10.7 million, net of expected forfeitures, of unrecognized stock-based compensation expense related to unvested stock options, RSAs, RSUs, PSUs and the ESPP. This expense is expected to be recognized over a weighted average period of approximately two years.

Common Stock Reserved

        Common stock reserved for future issuance at December 31, 2018 consists of the following:

Amended and Restated Stock Incentive Plan	3,501,214
ESPP	1,431,513

4,932,727

        The Company's policy is to issue authorized but unissued shares upon the exercise of stock options, to grant restricted common stock, to settle restricted stock units and performance-based stock units, and to authorize the purchase of shares of the Company's common stock under the ESPP.

(17) EMPLOYEE DEFINED CONTRIBUTION PLANS

        The Company offers 401(k) savings plans to eligible employees. In June 2016, at the recommendation of the Compensation Committee, the Company's Board of Directors elected to reinstate a discretionary limited 401(k) match program of up to $2,000 per year ($1,000 per each half-year) per eligible employee, contingent upon the Company's achievement of certain financial metric targets set by the Compensation Committee. The matching contribution became effective July 1, 2016.

        The Company assumed GENBAND's 401(k) savings plan in connection with the Merger.

        Effective January 1, 2019, the previously separate former Sonus and former GENBAND 401(k) savings plans were combined into one plan.

        Effective January 1, 2018, the Company began to match 50% of each employee's contributions to the 401(k) program up to 4% of the employee's eligible earnings, for a maximum match of 2% of eligible earnings.

        The Company recorded expense related to its employee defined contribution plans aggregating $3.2 million in the year ended December 31, 2018, $1.4 million in the year ended December 31, 2017 and $0.6 million in the year ended December 31, 2016.

(18) NON-U.S. EMPLOYEE DEFINED BENEFIT PLANS

        In connection with the Merger, the Company assumed GENBAND's defined benefit retirement plans that cover some employees at various international locations. The Company adopted GENBAND's policy to contribute amounts at least sufficient to satisfy the minimum amount required by applicable law and regulations, or to directly pay benefits where appropriate. Benefits under the defined benefit plans are typically based either on years of service and the employee's compensation (generally during a fixed number of years immediately before retirement) or on annual credits. The range of assumptions that are used for the non-U.S. defined benefit plans reflect the different economic environments within the various countries.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(18) NON-U.S. EMPLOYEE DEFINED BENEFIT PLANS (Continued)

        During the year ended December 31, 2018, in conjunction with the Merger Restructuring Initiative, there were reductions in force that significantly reduced benefits that can be earned under the plans in several international locations that resulted in curtailment accounting. A curtailment gain of $0.5 million was recognized in 2018 and included as a component of Other (expense) income, net, in the Company's consolidated statement of operations. In the year ended December 31, 2018, settlement accounting was triggered in only one of these locations, resulting in an immaterial settlement charge.

        A reconciliation of the changes in the benefit obligations and fair value of the assets of the defined benefit plans for the year ended December 31, 2018 and for the period from the Merger Date to December 31, 2017, the funded status of the plans and the amounts recognized in the consolidated balance sheets as of December 31, 2018 and 2017 were as follows (in thousands):

	Year ended December 31, 2018	October 27, 2017 to December 31, 2017
Changes in projected benefit obligations:
Projected benefit obligation, beginning of period	$11,484	$10,515
Service cost	449	68
Interest cost	150	25
Participant contributions	5	5
Benefits paid	(23)	(3)
Net actuarial loss on obligation	(414)	562
Curtailment	(553)	—
Settlement	(250)	—
Currency loss	—	312

Projected benefit obligation, end of year	$10,848	$11,484

Changes in plan assets:
Fair value of plan assets, beginning of period	$3,893	$3,776
Actual return on plan assets	(53)	(8)
Employer contributions	292	22
Participant contributions	5	5
Administrative expenses	(22)	(4)
Benefits paid	(273)	(3)
Currency gain	—	105

Fair value of plan assets, end of year	$3,842	$3,893

Funded status at end of year	$(7,006)	$(7,591)

Amounts recognized in accumulated other comprehensive loss consist of:
Net actuarial loss	$222	$578

Amounts recognized in the consolidated balance sheets consist of:
Accrued expenses and other (current pension liability)	$(75)	$(67)
Other long-term liabilities (non-current pension liability)	(6,931)	(7,524)

Net amount recognized	$(7,006)	$(7,591)

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(18) NON-U.S. EMPLOYEE DEFINED BENEFIT PLANS (Continued)

        Plans with underfunded or non-funded accumulated benefit obligations at December 31, 2018 and 2017 were as follows (in thousands):

	December 31, 2018	December 31, 2017
Aggregate projected benefit obligation	$10,848	$11,484
Aggregate accumulated benefit obligation	$7,152	$7,793
Aggregate fair value of plan assets	$3,842	$3,893

        Net periodic benefit costs for the year ended December 31, 2018 and the period from the Merger Date to December 31, 2017 were as follows (in thousands):

	Year ended December 31, 2018	October 27, 2017 to December 31, 2017
Service cost	$449	$68
Interest cost	150	25
Expected return on plan assets	(45)	(8)
Plan asset expenses	22	4
Curtailment gain	(510)	—
Settlement loss	3	—

Net periodic benefit costs	$69	$89

        The Company made benefit payments of $273,000 in the year ended December 31, 2018, including $250,000 of one-time lump sum payments to participants, and $3,000 in the period from the Merger Date to December 31, 2017. Expected benefit payments for the next ten years are as follows:

Years ending December 31,
2019	$75
2020	45
2021	94
2022	47
2023	231
2024 to 2028	643

$1,135

        The changes in plan assets and benefit obligations recognized in other comprehensive income (loss) before tax for the year ended December 31, 2018 and the period from the Merger Date to December 31, 2017 were as follows (in thousands):

	Year ended December 31, 2018	October 27, 2017 to December 31, 2017
Net (gain) loss	$(356)	$578

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(18) NON-U.S. EMPLOYEE DEFINED BENEFIT PLANS (Continued)

        The Company defers all actuarial gains and losses resulting from variances between actual results and economic estimates or actuarial assumptions. The unrecognized actuarial gains and losses are recorded as unrealized pension actuarial gains (losses) in the Company's consolidated balance sheets as a component of Accumulated other comprehensive income. These unrecognized gains and losses are amortized as a component of net periodic benefit cost when the net gains and losses exceed 10% of the greater of the market value of plan assets or the projected benefit obligation at the beginning of the year. Amortization of the amount included in Accumulated other comprehensive income into net periodic benefit cost is expected to total $4,000 for the year ended December 31, 2019.

        The principal weighted average assumptions used to determine the benefit obligation at December 31, 2018 and 2017 were as follows:

	December 31, 2018	December 31, 2017
Discount rate	1.30%	1.31%
Rate of compensation increase	2.83%	3.38%

        The principal weighted average assumptions used to determine net period benefit cost for the year ended December 31, 2018 and the period from the Merger Date to December 31, 2017 were as follows:

	Year ended December 31, 2018	October 27, 2017 to December 31, 2017
Discount rate	1.50%	1.49%
Expected long-term return on plan assets	1.34%	1.23%
Rate of compensation increase	3.38%	3.38%

        Assumed discount rates are used in the measurement of the projected and accumulated benefit obligations, as well as the service and interest cost components of net periodic pension cost. Estimated discount rates reflect the rates at which the pension benefits could be effectively settled. For each defined benefit plan, the Company chooses an estimated discount rate from a readily available market index rate, based upon high-quality fixed income investments, specific to the country or economic zone in which the benefits are paid and taking into account the duration of the plan and the number of participants.

        The plans in the Netherlands and Switzerland are funded through insurance contracts, which provide guaranteed interest credit. The fair value of the contract is derived from the insurance company's assessment of the minimum value of the benefits provided by the insurance contract. The methodology used to value the plan assets assumes that the value of the plan assets equals the guaranteed insured benefits. For consistency, the same discount rate used in the valuation of the benefit obligations is used to place a value on the plan assets. The assets are assumed to grow each year in line with the discount rate, and therefore, the expected return on the assets is set equal to the discount rate. The fair value of the combined plan assets was $3.8 million at December 31, 2018 and $3.9 million at December 31, 2017. The Company classifies the fair value of these plan assets as Level 2 in the fair value hierarchy as discussed in Note 5.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(18) NON-U.S. EMPLOYEE DEFINED BENEFIT PLANS (Continued)

        During the year ended December 31, 2018, employees in the Netherlands and Switzerland made contributions to the respective pension plans aggregating $5,000. During the period from the Merger Date to December 31, 2017, employees in the Netherlands and Switzerland made contributions to the respective plans aggregating $5,000. Employee contributions to these plans are based on a fixed 5% of the relevant pensionable earnings. The Company funds these plans by contributing at least the minimum amount required by applicable regulations and as recommended by an independent actuary. During the year ended December 31, 2018, the Company contributed $292,000 to its pension plans. During the period from the Merger Date to December 31, 2017, the Company contributed $22,000 to its pension plans. The Company expects to contribute $0.2 million to its pension plans in 2019.

(19) INCOME TAXES

        The components of loss from continuing operations before income taxes consisted of the following (in thousands):

	Year ended December 31,
	2018	2017	2016
Income (loss) before income taxes:
United States	$(52,569)	$(55,932)	$(11,973)
Foreign	(20,841)	2,240	557

	$(73,410)	$(53,692)	$(11,416)

        The provision (benefit) for income taxes from continuing operations consisted of the following (in thousands):

	Year ended December 31,
	2018	2017	2016
Provision (benefit) for income taxes:
Current:
Federal	$561	$(200)	$12
State	128	115	24
Foreign	2,198	1,960	1,378

Total current	2,887	1,875	1,414

Deferred:
Federal	(8,481)	49,570	(301)
State	(1,414)	(4,833)	(1,007)
Foreign	(1,477)	(816)	338
Change in valuation allowance	11,885	(64,236)	2,072

Total deferred	513	(20,315)	1,102

Total	$3,400	$(18,440)	$2,516

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(19) INCOME TAXES (Continued)

        A reconciliation of the Company's effective tax rate for continuing operations to the statutory federal rate is as follows:

	Year ended December 31,
	2018	2017	2016
U.S. statutory income tax rate	21.0%	35.0%	35.0%
State income taxes, net of federal benefit	(0.1)	1.2	—
Foreign income taxes	(5.7)	(0.5)	(7.9)
Foreign tax audit	—	—	(5.2)
Acquisition costs	(0.3)	(6.0)	—
Foreign deemed dividends	(3.4)	(3.8)	(5.0)
Stock-based compensation	(0.3)	26.8	(38.9)
Tax credits	0.6	(33.3)	11.6
Uncertain tax positions	1.3	(1.2)	—
NOL and credit limitations	—	(18.9)	—
Valuation allowance	(16.1)	29.0	(1.9)
Goodwill amortization	0.3	(1.7)	(6.7)
Meals and entertainment	(0.4)	(0.5)	(1.4)
Tax reform	—	8.8	—
Other, net	(1.5)	(0.6)	(1.6)

Effective income tax rate	(4.6)%	34.3%	(22.0)%

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(19) INCOME TAXES (Continued)

        The following is a summary of the significant components of deferred income tax assets and liabilities (in thousands):

	December 31,
	2018	2017
Assets:
Net operating loss carryforwards	$76,278	$58,624
Research and development tax credits	28,664	24,499
Deferred revenue	5,755	5,886
Accrued expenses	9,601	10,786
Inventory	4,906	5,980
Stock-based compensation	1,536	727
Fixed assets	7,716	7,452
Other temporary differences	1,943	1,556

	136,399	115,510
Valuation allowance	(101,484)	(89,600)

Total deferred tax assets	34,915	25,910

Liabilities:
Purchased intangible assets	(26,014)	(17,092)
Unremitted foreign income	(4,487)	(3,171)

Total deferred tax liabilities	(30,501)	(20,263)

Total net deferred tax assets	$4,414	$5,647

The deferred tax assets and liabilities based on tax jurisdictions are presented in the Company's consolidated balance sheets as follows:
Deferred income taxes—noncurrent assets	$9,152	$8,434
Deferred income taxes—noncurrent liabilities	(4,738)	(2,787)

	$4,414	$5,647

        At December 31, 2018, the Company had cumulative federal and state net operating losses ("NOLs") of $289.1 million. The federal NOL carryforwards expire at various dates from 2020 through 2037. The state NOL carryforwards expire at various dates from 2018 through 2038.

        The Company also has available federal, state and foreign income tax credit carryforwards of $28.7 million that expire at various dates from 2019 through 2038.

        Under the provisions of the Internal Revenue Code, the net operating losses and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. Net operating losses and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership of significant shareholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Internal Revenue Code, as well as a similar state provision. As a result of the Edgewater Acquisition, the Company acquired approximately $34 million of net operating loss carryforwards and approximately $6 million of tax credit carryforwards. Edgewater incurred an ownership change as a result of its acquisition by the

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(19) INCOME TAXES (Continued)

Company; however, the Company does not expect that any of the net operating losses or tax credits related to Edgewater will expire unused.

        In connection with the Company's adoption of ASC 606, the Company recorded an adjustment to decrease its deferred tax assets by $2.2 million. There was no impact to the Company's consolidated financial statements for this adjustment due to the Company's full valuation allowance against these assets.

        On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Act. The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to: reducing the U.S. federal corporate tax rate from 35% to 21%; requiring companies to pay a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries; generally eliminating U.S. federal income taxes on dividends from foreign subsidiaries; requiring a current inclusion in U.S. federal taxable income of certain earnings (the Global Intangible Low-taxed Income ("GILTI")) of controlled foreign corporations; eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; creating the base erosion anti-abuse tax ("BEAT"); creating a new limitation on deductible interest expense; changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; providing a tax deduction for foreign derived intangible income ("FDII"); and changing rules related to deductibility of compensation for certain officers. The consequences of the Tax Act were reflected in the Company's U.S. tax provision for the year ended December 31, 2018 and the Company has completed its accounting for the effects of the Tax Act within the measurement period. The Company did not have any FDII or GILTI adjustments, but recorded a BEAT tax expense of $0.4 million and recorded an adjustment to the provisional amounts recorded at December 31, 2017 related to the Tax Act that decreased the Company's deferred tax assets by $0.2 million. These adjustments were recorded in the year ended December 31, 2018.

        During 2018 and 2017, the Company performed an analysis to determine if, based on all available evidence, it considered it more likely than not that some portion or all of the recorded deferred tax assets will not be realized in a future period. As a result of the Company's evaluation, the Company concluded that there was insufficient positive evidence to overcome the more objective negative evidence related to its cumulative losses and other factors. Accordingly, the Company has maintained a valuation allowance against its domestic deferred tax asset amounting to $82.4 million at December 31, 2018 and $73.1 million at December 31, 2017. A similar analysis and conclusion were made with regard to the valuation allowance on the deferred tax assets of the Company's Ireland subsidiary, acquired as part of the acquisition of GENBAND, resulting in a valuation allowance of $9.5 million at December 31, 2018 and $6.2 million at December 31, 2017. In analyzing the deferred tax assets related to the Company's Canada subsidiaries, the Company concluded that it was more likely than not that the Canadian federal credits would not be realized in a future period. This resulted in a valuation allowance of $9.6 million. The deferred tax assets recognized with no valuation allowance at December 31, 2018 and 2017 relate to foreign subsidiaries where recoverability is concluded to be more likely than not based on the Company's cost plus compensation policy.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(19) INCOME TAXES (Continued)

        A reconciliation of the Company's unrecognized tax benefits is as follows (in thousands):

	2018	2017	2016
Unrecognized tax benefits at January 1	$4,528	$8,969	$8,888
Increases related to current year tax positions	74	139	36
Increases related to prior period tax positions	122	430	723
Increases related to business acquisitions	—	2,012	—
Decreases related to prior period tax positions	(1,263)	(7,022)	(81)
Settlements	—	—	(597)

Unrecognized tax benefits at December 31	$3,461	$4,528	$8,969

        The Company recorded liabilities for potential penalties and interest of $0.1 million for the year ended December 31, 2018, $0.2 million for the year ended December 31, 2017 and $0.1 million for the year ended December 31, 2016. The Company had cumulative deferred tax liabilities recorded related to interest and penalties of $0.6 million for the year ended December 31, 2018, $0.6 million for the year ended December 31, 2017 and $0.2 million for the year ended December 31, 2016. Some of the unrecognized tax benefit items are expected to reverse in 2019 due to statute of limitation lapses.

        The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction as well as various state and foreign jurisdictions. Generally, the tax years 2015 through 2018 remain open to examination by the major taxing jurisdictions to which the Company is subject. The Company's federal NOLs generated prior to 2015 could be adjusted on examination even though the year in which the loss was generated is otherwise closed by the statute of limitations.

        As of December 31, 2018, the Company had ongoing income tax audits in certain foreign countries. Management believes that an adequate provision has been recorded for any adjustments that may result from tax examinations.

        The Edgewater Acquisition was accounted for as a non-taxable business combination. Edgewater had previously been a single corporate filer for U.S. tax purposes. Consequently, U.S. federal and state deferred taxes were recorded as part of the business combination based on the differences between the tax basis of the acquired assets and assumed liabilities and their reported amounts for financial reporting purposes. The Company concluded that there was insufficient positive evidence to overcome the more objective negative evidence related to cumulative losses and other factors. The Company recorded identifiable intangible assets as part of the purchase accounting for the acquisition. For U.S. tax purposes, the future amortization of these intangibles will be non-deductible, thereby creating income. Since the Company will be filing a consolidated U.S. tax return, the benefit from these identifiable intangible assets will be utilizable. The Company is required to determine its ability to use the tax benefit against the valuation allowance previously established. The Company has determined that it is more likely than not that these benefits will be recognized. As a result, the valuation allowance has been reduced for the assumed net deferred tax liabilities, resulting in an income tax benefit of $0.7 million. This benefit was included as a component of the Company's tax provision for the year ended December 31, 2018.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(19) INCOME TAXES (Continued)

        The 2017 acquisition of GENBAND was accounted for as a non-taxable business combination. GENBAND had previously been treated as a partnership for U.S. tax purposes. Consequently, U.S. federal and state deferred taxes were recorded as part of the business combination based on the differences between the tax basis of the acquired assets and assumed liabilities and their reported amounts for financial reporting purposes. The Company concluded that there was insufficient positive evidence to overcome the more objective negative evidence related to cumulated losses and other factors. The Company recorded a valuation allowance against the acquired deferred tax assets. The Company recorded identifiable intangible assets as part of the purchase accounting for the acquisition. For U.S. tax purposes, the future amortization of these intangibles will be non-deductible, thereby creating income. Since the Company will be filing a consolidated U.S. tax return, the benefit from these identifiable intangible assets will be utilizable. The Company is required to determine its ability to use the tax benefit against the valuation allowance previously established. The Company has determined that it is more likely than not that these benefits will be recognized. As a result, the valuation allowance has been reduced for the assumed net deferred tax liabilities, resulting in an income tax benefit of $16.4 million. This benefit was included as a component of the Company's provision for income taxes for the year ended December 31, 2017.

        The 2016 acquisition of Taqua was a taxable purchase of a business under Section 197 of the Internal Revenue Code. The tax amortization related to Taqua goodwill created a deferred tax liability.

(20) MAJOR CUSTOMERS

        The following customers contributed 10% or more of the Company's revenue in at least one of the years ended December 31, 2018, 2017 and 2016:

	Year ended December 31,
	2018	2017	2016
Verizon Communications Inc.	17%	17%	*
AT&T Inc.	*	*	12%

        At December 31, 2018, two customers accounted for 10% or more of the Company's accounts receivable balance, representing approximately 32% in the aggregate of total accounts receivable. At December 31, 2017, two customers accounted for 10% or more of the Company's accounts receivable balance, representing approximately 31% in the aggregate of total accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Company maintains an allowance for doubtful accounts and such losses have been within management's expectations.

(21) RELATED PARTIES

        As a portion of the consideration for the Merger, on October 27, 2017, the Company issued a promissory note for $22.5 million to certain of GENBAND's equity holders who, following the Merger, owned greater than five percent of the Company's outstanding shares. As described in Note 12 above, the promissory note does not amortize and the principal thereon is payable in full on the third anniversary of its execution. Interest on the promissory note is payable quarterly in arrears and accrued at a rate of 7.5% per year for the first six months after issuance, and thereafter at a rate of 10% per

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(21) RELATED PARTIES (Continued)

year. The failure to make any payment under the promissory note when due and, with respect to payment of any interest, the continuation of such failure for a period of thirty days thereafter, constitutes an event of default under the promissory note. If an event of default occurs under the promissory note, the payees may declare the entire balance of the promissory note due and payable (including principal and accrued and unpaid interest) within five business days of the payees' notification to the Company of such acceleration. At December 31, 2018, the Promissory Note balance was $24.1 million, comprised of $22.5 million of principal, plus $1.6 million of interest converted to principal.

(22) COMMITMENTS AND CONTINGENCIES

Leases

        The Company leases its facilities under operating leases, which expire at various times through 2029. The Company is responsible for certain real estate taxes, utilities and maintenance costs under these leases. The Company's corporate headquarters is located in a leased facility in Westford, Massachusetts, consisting of 97,500 square feet under a lease that expires in August 2028.

        Escalation clauses, free rent and other lease concessions are recognized on a straight-line basis over the minimum lease term. Rent expense was $11.9 million for the year ended December 31, 2018, $5.9 million for the year ended December 31, 2017 and $4.5 million for the year ended December 31, 2016.

        Future minimum payments under operating lease arrangements as of December 31, 2018 were as follows (in thousands):

Years ending December 31,
2019	$10,705
2020	8,384
2021	7,455
2022	5,691
2023	5,430
Thereafter	19,818

$57,483

Litigation and Contingencies

        The Company fully cooperated with an SEC inquiry regarding the development and issuance of Sonus' first quarter 2015 revenue and earnings guidance. The Company and the SEC reached an agreement to resolve this matter and on August 7, 2018, the SEC issued a Cease and Desist Order (the "SEC Cease and Desist Order"). As part of the Order, the findings of which the Company neither admitted to nor denied, the Company agreed to pay a $1.9 million civil penalty and agreed not to violate the securities laws in the future. The Company recorded $1.9 million in the year ended December 31, 2017 for then-potential fines in connection with this investigation and has paid such amount to the SEC.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(22) COMMITMENTS AND CONTINGENCIES (Continued)

        The Company is involved in six lawsuits with Metaswitch Networks Ltd., Metaswitch Networks Corp. and Metaswitch Inc. (collectively, "Metaswitch"). In five of the lawsuits, the Company is the plaintiff and, in three of those five lawsuits, the Company is also a counterclaim defendant. In the sixth case, the Company is the defendant. On January 21, 2014, GENBAND and the Company's indirectly-owned subsidiary, GENBAND US LLC, filed a complaint in the Eastern District of Texas, Marshall Division, alleging that Metaswitch infringed certain patents owned by GENBAND. Following unsuccessful mediation, a trial took place and on January 15, 2016, the jury awarded $8.2 million in past royalty damages to GENBAND, which neither GENBAND nor the Company has recorded. On September 29, 2016, the court confirmed the jury verdict following motions from both parties. On March 22, 2018, the district court entered final judgment awarding GENBAND $8.9 million in royalties for damages through January 15, 2016 at rates set by the district court, excluding pre- and post-judgment interest and costs. On April 10, 2018, the clerk of the court set the awarded costs at $0.4 million. On April 19, 2018, Metaswitch filed a notice of appeal on the judgment with United States Court of Appeals for the Federal Circuit, and filed its appeal brief on July 6, 2018. Oral argument on the appeal is set for March 8, 2019.

        On April 18, 2018, through Sonus, the Company filed a complaint in the Eastern District of Texas, Marshall Division, alleging that Metaswitch is continuing to infringe the patents from the first lawsuit above through sales of Metaswitch's allegedly "redesigned" products. This suit seeks a finding that Metaswitch's infringement is willful. This suit also alleges false advertising and seeks monetary damages resulting from allegedly false and misleading statements Metaswitch made regarding the first lawsuit. The district court has set trial for September 9, 2019.

        Through Sonus and GENBAND US LLC, the Company is involved as plaintiff and counterclaim defendant in a lawsuit with Metaswitch regarding claims that Metaswitch misappropriated trade secrets of GENBAND, and the Company is seeking monetary damages. This case is pending in state court in Dallas County, Texas, and stems from claims originally brought in a patent lawsuit between GENBAND and Metaswitch. The state court action was filed on March 28, 2017. Metaswitch filed its answer on April 21, 2017, in which it asserted counterclaims against GENBAND. On July 11, 2018, Metaswitch filed its fifth amended answer and counterclaims against GENBAND. The Texas state court has set a special setting for a trial for this case on April 22, 2019.

        Through Sonus, the Company is also involved as plaintiff and counterclaim defendant in two patent infringement lawsuits with Metaswitch asserting the infringement of a total of ten patents that came into the Company from Sonus, and the Company is seeking monetary damages. Sonus filed these two lawsuits in the Eastern District of Texas, Marshall Division, on March 8, 2018. Metaswitch filed its answers on May 15, 2018, in which it asserted counterclaims against Sonus, including alleged infringement by the Company and Sonus of a total of ten patents. The district court has set trials for these cases to occur on February 18, 2020 and June 15, 2020.

        On November 19, 2018, Metaswitch filed a complaint against the Company and several of its subsidiaries in the Southern District of New York, alleging various antitrust violations based, in large part, on allegations that GENBAND should not have brought its successful patent infringement lawsuit against Metaswitch. Metaswitch is seeking monetary damages. The Company has not yet filed an answer, and the court has not yet set a schedule.

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(22) COMMITMENTS AND CONTINGENCIES (Continued)

        At this time, it is not possible to predict the outcome of the litigation matters with Metaswitch, but the Company does not expect the results of any of these actions to have a material adverse effect on the Company's business or consolidated financial results.

        On November 8, 2018, Ron Miller, a purported stockholder of the Company, filed a Class Action Complaint (the "Miller Complaint") in the United States District Court for the District of Massachusetts (the "Massachusetts District Court") against the Company and three of its former officers, Raymond P. Dolan, Mark T. Greenquist and Michael Swade (collectively, the "Defendants"), claiming to represent a class of purchasers of Sonus common stock during the period from January 8, 2015 through March 24, 2015 and alleging violations of the federal securities laws. Similar to a previous complaint entitled Sousa et al. vs. Sonus Networks, Inc. et al., which was dismissed with prejudice by Order dated June 6, 2017, the Miller Complaint claims that the Defendants made misleading forward-looking statements concerning Sonus' expected fiscal first quarter of 2015 financial performance, which statements were also the subject of the SEC Cease and Desist Order, whose findings the Company neither admitted nor denied. The Miller plaintiffs are seeking monetary damages.

        After the Miller Complaint was filed, several parties filed and briefed motions seeking to be selected by the Massachusetts District Court to serve as a Lead Plaintiff in the action. Briefing on the issue was completed on January 30, 2019 and the Massachusetts District Court is expected to issue a decision shortly. The Company has not yet filed an answer, and the Massachusetts District Court has not yet set a schedule.

        In addition, the Company is often a party to disputes and legal proceedings that it considers routine and incidental to its business. Management does not expect the results of any of these actions to have a material effect on the Company's business or consolidated financial statements.

(23) SUBSEQUENT EVENT

        On February 28, 2019, the Company acquired the business and technology assets of Anova Data, Inc. ("Anova"), a provider of advanced analytics solutions, for total purchase consideration of 3.3 million shares of the Company's common stock. Anova is based in the United States and its NextGen products provide a cloud-native, streaming analytics platform for network and subscriber optimization and monetization. The Company believes that the proposed acquisition reinforces and extends Ribbon's strategy to expand into network optimization, security and data monetization via big data analytics and machine learning. The Company does not expect that the acquisition will have a material effect on its consolidated financial statements in 2019.

(24) QUARTERLY RESULTS (UNAUDITED)

        The following tables present the Company's quarterly operating results for the years ended December 31, 2018 and 2017. The information for each of these quarters is unaudited and has been prepared on the same basis as the audited consolidated financial statements. In the opinion of management, all necessary adjustments, consisting only of normal recurring adjustments, have been

RIBBON COMMUNICATIONS INC.

Notes to Consolidated Financial Statements (Continued)

(24) QUARTERLY RESULTS (UNAUDITED) (Continued)

included to present fairly the unaudited consolidated quarterly results when read in conjunction with the Company's audited consolidated financial statements and related notes.

	First Quarter	Second Quarter	Third Quarter(1)	Fourth Quarter
	(In thousands, except per share data)
Fiscal 2018
Revenue	$121,180	$137,361	$152,468	$166,896
Cost of revenue	65,907	62,250	70,234	71,182

Gross profit	$55,273	$75,111	$82,234	$95,714

(Loss) income from operations	$(42,383)	$(16,636)	$(7,566)	$1,177
Net loss	$(44,904)	$(19,922)	$(10,158)	$(1,826)
Loss per share(3):
Basic	$(0.44)	$(0.20)	$(0.10)	$(0.02)
Diluted	$(0.44)	$(0.20)	$(0.10)	$(0.02)
Shares used in computing loss per share:
Basic	101,917	102,160	104,918	106,607
Diluted	101,917	102,160	104,918	106,607

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter(2)
	(In thousands, except per share data)
Fiscal 2017
Revenue	$53,368	$55,733	$74,629	$146,212
Cost of revenue	19,620	19,331	20,082	69,413

Gross profit	$33,748	$36,402	$54,547	$76,799

Loss (income) from operations	$(10,782)	$(12,703)	$3,919	$(35,663)
Net (loss) income	$(10,646)	$(12,345)	$3,453	$(15,714)
(Loss) earnings per share(3):
Basic	$(0.22)	$(0.25)	$0.07	$(0.18)
Diluted	$(0.22)	$(0.25)	$0.07	$(0.18)
Shares used in computing (loss) diluted earnings per share:
Basic	49,114	49,543	49,753	86,567
Diluted	49,114	49,543	50,131	86,567

(1)
Includes the results of Edgewater for the period subsequent to August 3, 2018.

(2)
Includes the results of GENBAND for the period subsequent to October 27, 2017.

(3)
Income (loss) per share is calculated independently for each of the quarters presented; accordingly, the sum of the quarterly earnings (loss) per share amounts may not equal the total calculated for the year.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

(unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$40,397	$43,694
Marketable securities	—	7,284
Accounts receivable, net	162,964	187,853
Inventory	14,103	22,602
Other current assets	29,880	17,002

Total current assets	247,344	278,435
Property and equipment, net	27,023	27,042
Intangible assets, net	225,762	251,391
Goodwill	389,196	383,655
Deferred income taxes	5,463	9,152
Operating lease right-of-use assets	37,132	—
Other assets	25,161	7,484

	$957,081	$957,159

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$2,500	$—
Revolving credit facility	34,000	55,000
Accounts payable	25,113	45,304
Accrued expenses and other	52,650	84,263
Operating lease liabilities	7,568	—
Deferred revenue	83,423	105,087

Total current liabilities	205,254	289,654
Long-term debt, net of current	46,605	—
Long-term debt, related party	—	24,100
Operating lease liabilities, net of current	37,600	—
Deferred revenue, net of current	18,687	17,572
Deferred income taxes	4,865	4,738
Other long-term liabilities	13,055	30,797

Total liabilities	326,066	366,861

Commitments and contingencies (Note 17)
Stockholders' equity:
Preferred stock, $0.01 par value per share; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value per share; 240,000,000 shares authorized; 110,156,325 shares issued and outstanding at September 30, 2019; 106,815,636 shares issued and outstanding at December 31, 2018	11	11
Additional paid-in capital	1,743,089	1,723,576
Accumulated deficit	(1,116,704)	(1,136,992)
Accumulated other comprehensive income	4,619	3,703

Total stockholders' equity	631,015	590,298

	$957,081	$957,159

See notes to the unaudited condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Revenue:
Product	$61,152	$77,283	$180,691	$191,937
Service	76,501	75,185	221,311	219,072

Total revenue	137,653	152,468	402,002	411,009

Cost of revenue:
Product	31,476	38,891	101,056	102,183
Service	27,300	31,343	84,807	96,208

Total cost of revenue	58,776	70,234	185,863	198,391

Gross profit	78,877	82,234	216,139	212,618

Operating expenses:
Research and development	34,222	34,403	105,456	109,056
Sales and marketing	28,227	31,488	87,179	94,152
General and administrative	9,673	15,942	40,833	46,571
Acquisition- and integration-related	1,697	5,570	6,861	14,262
Restructuring and related	2,372	2,397	16,448	15,162

Total operating expenses	76,191	89,800	256,777	279,203

Income (loss) from operations	2,686	(7,566)	(40,638)	(66,585)
Interest expense, net	(726)	(1,420)	(3,352)	(2,754)
Other income (expense), net	(507)	(1,254)	70,128	(3,058)

Income (loss) before income taxes	1,453	(10,240)	26,138	(72,397)
Income tax benefit (provision)	197	82	(5,850)	(2,587)

Net income (loss)	$1,650	$(10,158)	$20,288	$(74,984)

Earnings (loss) per share:
Basic	$0.01	$(0.10)	$0.19	$(0.73)
Diluted	$0.01	$(0.10)	$0.18	$(0.73)
Shares used to compute earnings (loss) per share:
Basic	110,080	104,918	109,523	103,009
Diluted	110,756	104,918	110,100	103,009

See notes to the unaudited condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(in thousands)

(unaudited)

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income (loss)	$1,650	$(10,158)	$20,288	$(74,984)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	270	(80)	326	(43)
Unrealized gain (loss) on available-for sale marketable securities, net of reclassification adjustments for realized amounts	—	23	590	(10)
Employee retirement benefits	—	156	—	156

Other comprehensive income, net of tax	270	99	916	103

Comprehensive income (loss)	$1,920	$(10,059)	$21,204	$(74,881)

See notes to the unaudited condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Stockholders' Equity

(in thousands, except shares)

(unaudited)

	Three months ended September 30, 2019
	Common stock				Accumulated other comprehensive income
			Additional paid-in capital	Accumulated deficit		Total stockholders' equity
	Shares	Amount
Balance at July 1, 2019	110,007,237	$11	$1,740,563	$(1,118,354)	$4,349	$626,569
Exercise of stock options	19,009		43			43
Vesting of restricted stock awards and units	130,580					—
Shares of restricted stock returned to the Company under net share settlements to satisfy tax withholding obligations	(501)		(2)			(2)
Stock-based compensation expense			2,485			2,485
Other comprehensive income					270	270
Net income				1,650		1,650

Balance at September 30, 2019	110,156,325	$11	$1,743,089	$(1,116,704)	$4,619	$631,015

See notes to the unaudited condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Stockholders' Equity (Continued)

(in thousands, except shares)

(unaudited)

	Nine months ended September 30, 2019
	Common stock				Accumulated other comprehensive income
			Additional paid-in capital	Accumulated deficit		Total stockholders' equity
	Shares	Amount
Balance at January 1, 2019	106,815,636	$11	$1,723,576	$(1,136,992)	$3,703	$590,298
Issuance of common stock in connection with employee stock purchase plan	139,390		506			506
Exercise of stock options	126,015		233			233
Vesting of restricted stock awards and units	1,296,966					—
Vesting of performance-based stock units	9,466					—
Shares of restricted stock returned to the Company under net share settlements to satisfy tax withholding obligations	(204,027)		(1,082)			(1,082)
Shares issued as consideration in connection with the acquisition of Anova Data, Inc.	2,948,793		15,186			15,186
Repurchase and retirement of common stock	(975,914)		(4,536)			(4,536)
Reclassification of liability to equity for bonuses converted to stock awards			1,052			1,052
Stock-based compensation expense			8,154			8,154
Other comprehensive income					916	916
Net income				20,288		20,288

Balance at September 30, 2019	110,156,325	$11	$1,743,089	$(1,116,704)	$4,619	$631,015

See notes to the unaudited condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Stockholders' Equity (Continued)

(in thousands, except shares)

(unaudited)

	Three months ended September 30, 2018
	Common stock				Accumulated other comprehensive income
			Additional paid-in capital	Accumulated deficit		Total stockholders' equity
	Shares	Amount
Balance at July 1, 2018	102,243,477	$10	$1,688,966	$(1,124,799)	$3,073	$567,250
Exercise of stock options	6,070		1			1
Vesting of restricted stock awards and units	44,209					—
Shares of restricted stock returned to the Company under net share settlements to satisfy tax withholding obligations	(16,757)		(113)			(113)
Shares issued as consideration in connection with acquisition of Edgewater Networks, Inc.	4,235,531	1	29,999			30,000
Assumption of equity awards in connection with acquisition of Edgewater Networks, Inc.			747			747
Stock-based compensation expense			2,516			2,516
Other comprehensive income					119	119
Net loss				(10,158)		(10,158)

Balance at September 30, 2018	106,512,530	$11	$1,722,116	$(1,134,957)	$3,192	$590,362

See notes to the unaudited condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Stockholders' Equity (Continued)

(in thousands, except shares)

(unaudited)

	Nine months ended September 30, 2018
	Common stock				Accumulated other comprehensive income
			Additional paid-in capital	Accumulated deficit		Total stockholders' equity
	Shares	Amount
Balance at January 1, 2018	101,752,856	$10	$1,684,768	$(1,072,426)	$3,069	$615,421
Adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers				12,453		12,453
Exercise of stock options	8,653		11			11
Vesting of restricted stock awards and units	769,195					—
Vesting of performance-based stock units	57,768					—
Shares of restricted stock returned to the Company under net share settlements to satisfy tax withholding obligations	(311,473)		(830)			(830)
Shares issued as consideration in connection with acquisition of Edgewater Networks, Inc.	4,235,531	1	29,999			30,000
Assumption of equity awards in connection with acquisition of Edgewater Networks, Inc.			747			747
Stock-based compensation expense			7,421			7,421
Other comprehensive income					123	123
Net loss				(74,984)		(74,984)

Balance at September 30, 2018	106,512,530	$11	$1,722,116	$(1,134,957)	$3,192	$590,362

See notes to the unaudited condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Condensed Consolidated Statements of Cash Flows

(in thousands, except shares)

(unaudited)

	Nine months ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net income (loss)	$20,288	$(74,984)
Adjustments to reconcile net income (loss) to cash flows provided by (used in) operating activities:
Depreciation and amortization of property and equipment	8,824	8,270
Amortization of intangible assets	36,829	37,721
Stock-based compensation	8,154	7,421
Deferred income taxes	4,559	(39)
Foreign exchange losses	1,042	3,066
Reduction in deferred purchase consideration	(8,124)	—
Changes in operating assets and liabilities:
Accounts receivable	25,598	24,550
Inventory	8,387	2,783
Other operating assets	(20,242)	2,796
Accounts payable	(20,260)	(7,679)
Accrued expenses and other long-term liabilities	(21,535)	(20,033)
Deferred revenue	(20,889)	(7,413)

Net cash provided by (used in) operating activities	22,631	(23,541)

Cash flows from investing activities:
Purchases of property and equipment	(8,594)	(5,950)
Business acquisitions, net of cash acquired	—	(46,389)
Maturities of marketable securities	7,295	18,919

Net cash used in investing activities	(1,299)	(33,420)

Cash flows from financing activities:
Borrowings under revolving line of credit	109,000	142,500
Principal payments on revolving line of credit	(130,000)	(104,500)
Proceeds from issuance of long-term debt	50,000	—
Principal payment of debt, related party	(24,716)	—
Principal payment of long-term debt	(625)	—
Payment of deferred purchase consideration	(21,876)	—
Principal payments of finance leases	(698)	(436)
Payment of debt issuance costs	(891)	(624)
Proceeds from the sale of common stock in connection with employee stock purchase plan	506	—
Proceeds from the exercise of stock options	233	43
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,082)	(830)
Repurchase of common stock	(4,536)	—

Net cash (used in) provided by financing activities	(24,685)	36,153

Effect of exchange rate changes on cash and cash equivalents	56	(281)

Net decrease in cash and cash equivalents	(3,297)	(21,089)
Cash and cash equivalents, beginning of year	43,694	57,073

Cash and cash equivalents, end of period	$40,397	$35,984

Supplemental disclosure of cash flow information:
Interest paid	$3,649	$1,568
Income taxes paid	$3,527	$4,047
Income tax refunds received	$291	$426
Supplemental disclosure of non-cash investing activities:
Capital expenditures incurred, but not yet paid	$560	$344
Property and equipment acquired under finance leases	$150	$1,218
Acquisition purchase consideration—deferred payments	$1,700	$30,000
Shares of common stock issued as purchase consideration	$15,186	$30,000
Acquisition purchase consideration—assumed equity awards	$—	$747
Supplemental disclosure of non-cash financing activities:
Total fair value of restricted stock awards, restricted stock units and performance-based stock units on date vested	$6,765	$5,462

See notes to the unaudited condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements

(unaudited)

(1) BASIS OF PRESENTATION

Business

        Ribbon is a leading provider of next generation ("NextGen") software solutions to telecommunications, wireless and cable service providers and enterprises of all sizes across industry verticals. With over 1,000 customers around the globe, including some of the largest telecommunications service providers and enterprises in the world, Ribbon enables service providers and enterprises to modernize their communications networks through software and provide secure real-time communications ("RTC") solutions to their customers and employees. By securing and enabling reliable and scalable Internet Protocol ("IP") networks, Ribbon helps service providers and enterprises adopt the next generation of software-based virtualized and cloud communications technologies to drive new, incremental revenue, while protecting their existing revenue streams. Ribbon's software solutions provide a secure way for its customers to connect and leverage multivendor, multiprotocol communications systems and applications across their networks and the cloud, in a rapidly changing ecosystem of IP-enabled devices, such as smartphones and tablets. In addition, Ribbon's software solutions secure cloud-based delivery of unified communications ("UC") solutions—both for service providers transforming to a cloud-based network and for enterprises using cloud-based UC. Ribbon sells its software solutions through both direct sales and indirect channels, leveraging the assistance of resellers, and provides ongoing support to its customers through a global services team with experience in design, deployment and maintenance of some of the world's largest software IP networks.

Basis of Presentation

        In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting only of normal recurring items, necessary for their fair presentation with accounting principles generally accepted in the United States of America ("GAAP") and with the rules and regulations of the U.S. Securities and Exchange Commission ("SEC").

        On February 28, 2019 (the "Anova Acquisition Date"), the Company acquired the business and technology assets of Anova Data, Inc. ("Anova"). The financial results of Anova are included in the Company's condensed consolidated financial statements for the period subsequent to the Anova Acquisition Date.

        On August 3, 2018 (the "Edgewater Acquisition Date"), the Company completed the acquisition of Edgewater Networks, Inc. ("Edgewater"). The financial results of Edgewater are included in the Company's condensed consolidated financial statements for the periods subsequent to the Edgewater Acquisition Date.

        Interim results are not necessarily indicative of results for a full year or any future interim period. The information included in this Quarterly Report on Form 10-Q should be read in conjunction with the Company's Annual Report on Form 10-K/A for the year ended December 31, 2018 (the "Annual Report"), which was filed with the SEC on March 5, 2019.

Significant Accounting Policies

        The Company's significant accounting policies are disclosed in Note 2 to the Consolidated Financial Statements included in the Annual Report. There were no material changes to the significant

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(1) BASIS OF PRESENTATION (Continued)

accounting policies during the nine months ended September 30, 2019, apart from the Company's accounting policy related to accounting for leases, as discussed below.

        Effective January 1, 2019, the Company adopted the FASB new standard on accounting for leases, Accounting Standards Codification ("ASC") 842, Leases ("ASC 842"). ASC 842 replaced existing lease accounting rules with a comprehensive lease measurement and recognition standard and expanded disclosure requirements (see Note 16). ASC 842 requires lessees to recognize most leases on their balance sheets and eliminates the current GAAP requirement for an entity to use bright-line tests in determining lease classification.

        The Company elected to use the alternative transition method, which allows entities to initially apply ASC 842 at the adoption date with no subsequent adjustments to prior period lease costs for comparability. The Company elected the package of practical expedients permitted under the transition guidance, which provided that a company need not reassess whether expired or existing contracts contained a lease, the lease classification of expired or existing leases, and the amount of initial direct costs for existing leases.

        In connection with the adoption of ASC 842, the Company recorded additional lease assets of $43.9 million and additional lease liabilities of $47.8 million as of January 1, 2019. The difference between the additional lease assets and lease liabilities, net of the deferred tax impact, was due to the absorption of related balances into the right-of-use assets, such as deferred rent. The adoption of this standard had no impact on the Company's condensed consolidated statements of operations or cash flows.

Principles of Consolidation

        The condensed consolidated financial statements include the accounts of Ribbon and its wholly-owned subsidiaries. Intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates and Judgments

        The preparation of financial statements in conformity with GAAP requires Ribbon to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Significant estimates and judgments relied upon in preparing these condensed consolidated financial statements include accounting for business combinations, revenue recognition for multiple element arrangements, inventory valuations, assumptions used to determine the fair value of stock-based compensation, intangible asset and goodwill valuations, including impairments, legal contingencies and recoverability of Ribbon's net deferred tax assets and the related valuation allowances. Ribbon regularly assesses these estimates and records changes in estimates in the period in which they become known. Ribbon bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results could differ from those estimates.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(1) BASIS OF PRESENTATION (Continued)

Reclassifications

        Certain reclassifications may be made to the previously issued financial statements to conform to the current period presentation, none of which affected the net income (loss) as previously reported.

Fair Value of Financial Instruments

        The carrying amounts of the Company's financial instruments approximate their fair values and include cash equivalents, investments, accounts receivable, borrowings under a revolving credit facility, accounts payable and long-term debt.

Operating Segments

        The Company operates in a single segment, as the chief operating decision maker makes decisions and assesses performance at the company level. Operating segments are identified as components of an enterprise about which separate discrete financial information is utilized for evaluation by the chief operating decision maker in making decisions regarding resource allocation and assessing performance. To date, the chief operating decision maker has made such decisions and assessed performance at the company level as one segment. The Company's chief operating decision maker is its President and Chief Executive Officer.

Recent Accounting Pronouncements

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13"), which adds an impairment model that is based on expected losses rather than incurred losses. Under ASU 2016-13, an entity recognizes as an allowance its estimate of expected credit losses, which the FASB believes will result in more timely recognition of such losses. In April and May 2019, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments—Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825, Financial Instruments ("ASU 2019-04") and ASU 2019-05 Financial Instruments—Credit Losses (Topic 326): Targeted Transition Relief ("ASU 2019-05"), respectively. ASU 2019-04 provides transition relief for entities adopting ASU 2016-13 and ASU 2019-05 clarifies certain aspects of the accounting for credit losses, hedging activities and financial instruments in connection with the adoption of ASU 2016-13. ASU 2019-04 and ASU 2019-05 are effective with the adoption of ASU 2016-13, which is effective for the Company beginning January 1, 2020 for both interim and annual reporting periods, with early adoption permitted. The Company continues to assess the potential impact of the adoption of ASU 2016-13 and related amendments and currently does not believe that it will have a material impact on the Company's condensed consolidated financial statements.

        The FASB has issued the following accounting pronouncements, all of which became effective for the Company on January 1, 2019 and none of which had a material impact on the Company's condensed consolidated financial statements:

        In July 2018, the FASB issued ASU 2018-09, Codification Improvements ("ASU 2018-09"), which contains amendments to clarify, correct errors in or make minor improvements to the FASB Codification. ASU 2018-09 makes improvements to multiple topics, including but not limited to

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(1) BASIS OF PRESENTATION (Continued)

comprehensive income, debt, income taxes related to both stock-based compensation and business combinations, fair value measurement and defined contribution benefit plans.

        In June 2018, the FASB issued ASU 2018-07, Compensation—Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting ("ASU 2018-07"), which expands the scope of ASC 718, Compensation—Stock Compensation ("ASC 718"), to include all share-based payment arrangements related to the acquisition of goods and services from both nonemployees and employees. As a result, most of the guidance in ASC 718 associated with employee share-based payments, including most of its requirements related to classification and measurement, applies to nonemployee share-based payment arrangements.

        In February 2018, the FASB issued ASU 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income ("ASU 2018-02"), which amends ASC 220, Income Statement—Reporting Comprehensive Income, to allow a reclassification from accumulated other comprehensive income to retained earnings for stranded tax effects resulting from the Tax Cuts and Jobs Act (the "Tax Act") and requires entities to provide certain disclosures regarding stranded tax effects. The Company did not elect to reclassify the income tax effects of the Tax Act from accumulated other comprehensive income to accumulated deficit.

        In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory ("ASU 2016-16"), which removes the prohibition in ASC 740, Income Taxes, against the immediate recognition of the current and deferred income tax effects of intra-entity transfers of assets other than inventory.

        In addition, the FASB has issued the following accounting pronouncements, none of which the Company believes will have a material impact on its condensed consolidated financial statements:

        In August 2018, the FASB issued ASU 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer's Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract ("ASU 2018-15"), which provides guidance on implementation costs incurred in a cloud computing arrangement ("CCA") that is a service contract. ASU 2018-15 amends ASC 350, Intangibles—Goodwill and Other ("ASC 350") to include in its scope implementation costs of a CCA that is a service contract and clarifies that a customer should apply the guidance in ASC 350-40 to determine which implementation costs should be capitalized in such a CCA. ASU 2018-15 is effective for the Company beginning January 1, 2020.

        In August 2018, the FASB issued ASU 2018-14, Compensation—Retirement Benefits—Defined Benefit Plans—General (Subtopic 715-20): Disclosure Framework—Changes to the Disclosure Requirements for Defined Benefit Plans ("ASU 2018-14"), which amends ASC 715, Compensation—Retirement Benefits, to add, remove and clarify disclosure requirements related to defined benefit pension and other postretirement plans. ASU 2018-14 is effective for the Company beginning January 1, 2020.

        In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement ("ASU 2018-13"), which changes the fair value measurement requirements of ASC 820, Fair Value Measurement. ASU 2018-13 is effective for the Company beginning January 1, 2020 for both interim and annual reporting.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(2) BUSINESS ACQUISITIONS

Anova Data, Inc.

        On the Anova Acquisition Date, the Company acquired the business and technology assets of Anova, a private company headquartered in Westford, Massachusetts that provides advanced analytics solutions (the "Anova Acquisition"). The Anova Acquisition was completed in accordance with the terms and conditions of an asset purchase agreement, dated as of January 31, 2019 (the "Anova Asset Purchase Agreement"). The Company believes that the Anova Acquisition will reinforce and extend Ribbon's strategy to expand into network optimization, security and data monetization via big data analytics and machine learning.

        As consideration for the Anova Acquisition, Ribbon issued 2.9 million shares of Ribbon common stock with a fair value of $15.2 million to Anova's sellers and equity holders on the Anova Acquisition Date and held back an additional 0.3 million shares with a fair value of $1.7 million, some or all of which could be issued subject to post-Closing adjustments (the "Anova Deferred Consideration"). The Anova Deferred Consideration is included as a component of Accrued expenses and other current liabilities in the Company's condensed consolidated balance sheet at September 30, 2019.

        The Anova Acquisition has been accounted for as a business combination and the financial results of Anova have been included in the Company's condensed consolidated financial statements for the period subsequent to the Anova Acquisition Date. The results for the three and nine months ended September 30, 2019 are not significant to the Company's condensed consolidated financial statements. The Company has not provided pro forma financial information, as the historical amounts are not significant to the Company's condensed consolidated financial statements.

        As of September 30, 2019, the valuation of acquired assets, identifiable intangible assets and certain assumed liabilities was preliminary. The purchase consideration aggregating $16.9 million has been preliminarily allocated to $11.2 million of identifiable intangible assets (comprised of $7.2 million of customer relationships and $4.0 million of developed technology) and working capital items aggregating $0.1 million of net assets acquired. The remaining unallocated amount of $5.5 million has been recorded as goodwill.

        The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired intangible assets relating to developed technology and customer relationships. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company's estimates of customer attrition, technology obsolescence and revenue growth projections. The Company is amortizing the identifiable intangible assets in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 7.5 years. The preliminary purchase price allocation is subject to change, and such change could be material based on numerous factors, including the final estimated fair value of the assets acquired and liabilities assumed and the amount of the final post-Closing net working capital adjustment. The Company expects to finalize the valuation of the assets acquired and liabilities assumed by the fourth quarter of 2019.

        The excess of purchase consideration over net tangible and identifiable intangible assets acquired was recorded as goodwill. The goodwill is deductible for tax purposes.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(2) BUSINESS ACQUISITIONS (Continued)

Edgewater Networks, Inc.

        On the Edgewater Acquisition Date, the Company completed its acquisition of Edgewater, a private company headquartered in San Jose, California (the "Edgewater Acquisition"). The Edgewater Acquisition was completed in accordance with the terms and conditions of an agreement and plan of merger, dated as of June 24, 2018 (the "Edgewater Merger Agreement").

        Edgewater is a market leader in Network Edge Orchestration for the small and medium enterprise and UC market. The Company believes that the Edgewater Acquisition advances its strategy by offering its global customer base a complete core-to-edge product portfolio, end-to-end service assurance and analytics solutions, and a fully integrated software-defined wide-area network ("SD-WAN") service.

        As consideration for the Edgewater Acquisition, Ribbon paid, in the aggregate, $46.4 million of cash, net of cash acquired, and issued 4.2 million shares of Ribbon common stock to Edgewater's selling shareholders and holders of vested in-the-money options and warrants to acquire common stock of Edgewater (the "Edgewater Selling Stakeholders") on the Edgewater Acquisition Date. Pursuant to the Edgewater Merger Agreement and subject to the terms and conditions contained therein, Ribbon agreed to pay the Edgewater Selling Stakeholders an additional $30 million of cash, $15 million of which was to be paid 6 months from the closing date and the other $15 million of which was to be paid as early as 9 months from the closing date and no later than 18 months from the closing date (the exact timing of which would depend on the amount of revenue generated from the sales of Edgewater products in 2018) (the "Edgewater Deferred Consideration"). The current portion of this deferred purchase consideration was included as a component of Accrued expenses and other, and the noncurrent portion was included as a component of Other long-term liabilities in the Company's condensed consolidated balance sheet as of December 31, 2018.

        On February 15, 2019, the Company and the Edgewater Selling Stakeholders agreed to reduce the amount of Edgewater Deferred Consideration from $30 million to $21.9 million and agreed that all such deferred consideration would be payable on March 8, 2019. The Company paid the Edgewater Selling Stakeholders $21.9 million on March 8, 2019 and recorded the reduction to the Edgewater Deferred Consideration of $8.1 million in Other income (expense), net, in the Company's condensed consolidated statement of operations and as a non-cash adjustment to reconcile net income to cash flows provided by operating activities in the Company's condensed consolidated statement of cash flows for the nine months ended September 30, 2019.

        The Edgewater Acquisition has been accounted for as a business combination and the financial results of Edgewater have been included in the Company's condensed consolidated financial statements for the period subsequent to its acquisition.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(2) BUSINESS ACQUISITIONS (Continued)

        As of September 30, 2019, the valuation of acquired assets, identifiable intangible assets and certain assumed liabilities was final. A summary of the final allocation of the purchase consideration for Edgewater as of September 30, 2019 is as follows (in thousands):

Fair value of consideration transferred:
Cash consideration:
Cash paid to Edgewater Selling Stakeholders	$51,162
Less cash acquired	(4,773)

Net cash consideration	46,389
Deferred purchase consideration	30,000
Fair value of Ribbon stock issued	30,000
Fair value of equity awards assumed (see Note 12)	747

Fair value of total consideration	$107,136

Fair value of assets acquired and liabilities assumed:
Current assets, net of cash acquired	$16,098
Property and equipment	245
Intangible assets:
Developed technology	29,500
Customer relationships	26,100
Trade names	1,100
Goodwill	48,053
Other noncurrent assets	103
Deferred revenue	(2,749)
Other current liabilities	(9,926)
Deferred revenue, net of current	(669)
Other long-term liabilities	(719)

$107,136

        The valuation of the acquired intangible assets is inherently subjective and relies on significant unobservable inputs. The Company used an income approach to value the acquired developed technology, customer relationships and trade name intangible assets. The valuation for each of these intangible assets was based on estimated projections of expected cash flows to be generated by the assets, discounted to the present value at discount rates commensurate with perceived risk. The valuation assumptions take into consideration the Company's estimates of customer attrition, technology obsolescence and revenue growth projections. The Company is amortizing the identifiable intangible assets in relation to the expected cash flows from the individual intangible assets over their respective useful lives, which have a weighted average life of 8.4 years. Goodwill resulting from the transaction is primarily due to expected synergies between the combined companies and is not deductible for tax purposes.

        The Company has not provided pro forma financial information as the historical amounts are not significant to the Company's condensed consolidated financial statements.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(2) BUSINESS ACQUISITIONS (Continued)

Acquisition-and Integration-Related Expenses

        Acquisition- and integration-related expenses include those expenses related to acquisitions that would otherwise not have been incurred by the Company, including professional and services fees such as legal, audit, consulting, paying agent and other fees, and expenses related to cash payments to certain former executives of the acquired businesses in connection with their respective employment agreements. These amounts include costs related to prior acquisitions, as well as nominal amounts related to acquisitive activities. Integration-related expenses represent incremental costs related to combining the Company and its business acquisitions, such as third-party consulting and other third-party services related to merging previously separate companies' systems and processes.

        The Company's acquisition- and integration-related expenses for the three and nine months ended September 30, 2019 and 2018 were as follows (in thousands):

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Professional and services fees (acquisition-related)	$743	$2,905	$2,569	$5,314
Management bonuses (acquisition-related)	—	—	—	1,972
Integration-related expenses	954	2,665	4,292	6,976

	$1,697	$5,570	$6,861	$14,262

(3) EARNINGS (LOSS) PER SHARE

        Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares outstanding during the period. For periods in which the Company reports net income, diluted net earnings per share is determined by using the weighted average number of common and dilutive common equivalent shares outstanding during the period unless the effect is antidilutive.

        The calculations of shares used to compute earnings (loss) per share were as follows (in thousands):

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Weighted average shares outstanding—basic	110,080	104,918	109,523	103,009
Potential dilutive common shares	676	—	577	—

Weighted average shares outstanding—diluted	110,756	104,918	110,100	103,009

        Options to purchase the Company's common stock aggregating 0.3 million shares have not been included in the computation of diluted earnings per share for the three and nine months ended September 30, 2019 because their effect would have been antidilutive. Options to purchase the Company's common stock and unvested shares of restricted and performance-based stock and stock units aggregating 3.5 million shares have not been included in the computation of diluted loss per share

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(3) EARNINGS (LOSS) PER SHARE (Continued)

for the three and nine months ended September 30, 2018 because their effect would have been antidilutive.

(4) CASH EQUIVALENTS, MARKETABLE SECURITIES AND INVESTMENTS

        The Company invests in debt instruments, primarily U.S. government-backed, municipal and corporate obligations, which management believes to be high quality (investment grade) credit instruments.

        The Company's remaining available-for-sale securities matured during the three months ended June 30, 2019. The Company did not hold any cash equivalents at September 30, 2019. As a result of the Company no longer holding any marketable securities or investments at September 30, 2019, the remaining tax effect on the unrealized gain (loss) on available-for-sale marketable securities was realized in the three months ended June 30, 2019 and is included in the income tax provision in the Company's condensed consolidated statement of operations for the nine months ended September 30, 2019 as a reclassification from Unrealized gain (loss) on available-for-sale marketable securities in the Company's condensed consolidated statement of comprehensive income (loss) for the same nine-month period. The Company had not sold any of its available-for-sale securities during the 2019 period prior to their full maturity. The Company sold $12.5 million of its available-for-sale marketable securities in both the three and nine months ended September 30, 2018, primarily to provide cash for acquisition-related payments in connection with the Edgewater Acquisition and to support integration-related and restructuring activities in connection with the Merger. The Company recognized nominal gross gains and losses from the sales of these securities. The Company did not hold any investments that would mature beyond one year at December 31, 2018.

        The amortized cost, gross unrealized gains and losses and fair value of the Company's marketable debt securities at December 31, 2018 were comprised of the following (in thousands):

	December 31, 2018
	Amortized cost	Unrealized gains	Unrealized losses	Fair value
Cash equivalents	$310	$—	$—	$310

Marketable securities
U.S. government agency notes	$3,998	$—	$(9)	$3,989
Corporate debt securities	3,301	—	(6)	3,295

	$7,299	$—	$(15)	$7,284

Fair Value Hierarchy

        Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The three-tier fair value hierarchy is based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(4) CASH EQUIVALENTS, MARKETABLE SECURITIES AND INVESTMENTS (Continued)

fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is as follows:

        Level 1.    Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

        Level 2.    Level 2 applies to assets or liabilities for which there are inputs that are directly or indirectly observable in the marketplace, such as quoted prices for similar assets or liabilities in active markets or quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets).

        Level 3.    Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        The following table shows the fair value of the Company's financial assets at December 31, 2018. These financial assets are comprised of the Company's available-for-sale debt securities and reported under the captions Cash and cash equivalents and Marketable securities in the condensed consolidated balance sheet (in thousands):

		Fair value measurements at December 31, 2018 using:
	Total carrying value at December 31, 2018	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Cash equivalents	$310	$310	$—	$—

Marketable securities
U.S. government agency notes	$3,989	$—	$3,989	$—
Corporate debt securities	3,295	—	3,295	—

	$7,284	$—	$7,284	$—

        The Company's marketable securities were valued with the assistance of valuations provided by third-party pricing services, as derived from such services' pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, prices or yields of securities with similar characteristics, benchmark curves or information pertaining to the issuer, as well as industry and economic events. The pricing services may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. The Company is ultimately responsible for the condensed consolidated financial statements and underlying estimates. Accordingly, the Company assesses the reasonableness of the valuations provided by the third-party pricing services by reviewing actual trade data, broker/dealer quotes and other similar data, which are obtained from quoted market prices or other sources.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(5) INVENTORY

        Inventory at September 30, 2019 and December 31, 2018 consisted of the following (in thousands):

	September 30, 2019	December 31, 2018
On-hand final assemblies and finished goods inventories	$12,137	$19,879
Deferred cost of goods sold	2,525	3,798

	14,662	23,677
Less noncurrent portion (included in other assets)	(559)	(1,075)

Current portion	$14,103	$22,602

(6) INTANGIBLE ASSETS AND GOODWILL

        The Company's intangible assets at September 30, 2019 and December 31, 2018 consisted of the following (in thousands):

September 30, 2019	Weighted average amortization period (years)		Cost	Accumulated amortization	Net carrying value
In-process research and development		*	$5,600	$—	$5,600
Developed technology	6.83		186,880	92,446	94,434
Customer relationships	9.47		154,140	29,363	124,777
Trade names	5.20		2,000	1,049	951
Internal use software	3.00		730	730	—

	7.86		$349,350	$123,588	$225,762

December 31, 2018	Weighted average amortization period (years)		Cost	Accumulated amortization	Net carrying value
In-process research and development		*	$5,600	$—	$5,600
Developed technology	6.91		182,880	63,187	119,693
Customer relationships	9.44		146,940	22,218	124,722
Trade names	5.20		2,000	624	1,376
Internal use software	3.00		730	730	—

	7.88		$338,150	$86,759	$251,391

*
An in-process research and development intangible asset has an indefinite life until the product is generally available, at which time such asset is typically reclassified to developed technology.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(6) INTANGIBLE ASSETS AND GOODWILL (Continued)

        Amortization expense for intangible assets for the three and nine months ended September 30, 2019 and 2018 was as follows (in thousands):

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018	Statement of operations classification
Developed technology	$9,522	$10,593	$29,259	$29,455	Cost of revenue—product
Customer relationships	2,608	2,695	7,145	7,881	Sales and marketing
Trade names	130	160	425	385	Sales and marketing

	$12,260	$13,448	$36,829	$37,721

        Estimated future amortization expense for the Company's intangible assets at September 30, 2019 was as follows (in thousands):

Years ending December 31,
Remainder of 2019	$12,396
2020	48,815
2021	42,493
2022	35,113
2023	27,538
Thereafter	59,407

$225,762

        The changes in the carrying value of the Company's goodwill in the nine months ended September 30, 2019 and 2018 were as follows (in thousands):

	2019	2018
Balance at January 1
Goodwill	$386,761	$338,822
Accumulated impairment losses	(3,106)	(3,106)

	383,655	335,716
Acquisition of Anova	5,541	—
Acquisition of Edgewater	—	46,777

Balance at September 30	$389,196	$382,493

Balance at September 30
Goodwill	$392,302	$385,599
Accumulated impairment losses	(3,106)	(3,106)

	$389,196	$382,493

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(7) ACCRUED EXPENSES

        Accrued expenses at September 30, 2019 and December 31, 2018 consisted of the following (in thousands):

	September 30, 2019	December 31, 2018
Employee compensation and related costs	$26,326	$42,852
Deferred purchase consideration	1,700	15,000
Other	24,624	26,411

	$52,650	$84,263

(8) RESTRUCTURING AND FACILITIES CONSOLIDATION INITIATIVES

        The Company recorded restructuring and related expense aggregating $2.4 million and $16.4 million in the three and nine months ended September 30, 2019, respectively, and $2.4 million and $15.2 million in the three and nine months ended September 30, 2018, respectively. Restructuring and related expense includes both restructuring expense (primarily severance and related costs), estimated future variable lease costs for vacated properties with no intent or ability of sublease, and accelerated rent amortization expense.

        For restructuring events that involve lease assets and liabilities, the Company applies lease reassessment and modification guidance and evaluates the right-of-use assets for potential impairment. If the Company plans to exit all or distinct portions of a facility and does not have the ability or intent to sublease, the Company will accelerate the amortization of each of those lease components through the vacate date. The accelerated amortization is recorded as a component of Restructuring and related expense in the Company's condensed consolidated statements of operations. Related variable lease expenses will continue to be expensed as incurred through the vacate date, at which time the Company will reassess the liability balance to ensure it appropriately reflects the remaining liability associated with the premises and record a liability for the estimated future variable lease costs.

        The components of Restructuring and related expense for the three and nine months ended September 30, 2019 were as follows (in thousands):

	Three months ended September 30, 2019	Nine months ended September 30, 2019
Severance and related costs	$719	$11,619
Variable and other facilities-related costs	1,052	1,370
Accelerated amortization of lease assets due to cease-use	601	3,459

	$2,372	$16,448

        Prior to the adoption of ASC 842, the Company recorded restructuring accruals for future lease obligations related to vacated facilities at the time that it ceased usage of the respective facility. The

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(8) RESTRUCTURING AND FACILITIES CONSOLIDATION INITIATIVES (Continued)

components of Restructuring and related expense recorded in the three and nine months ended September 30, 2018 were as follows (in thousands):

	Three months ended September 30, 2018	Nine months ended September 30, 2018
Severance and related costs	2,481	14,603
Facilities	(84)	559

	$2,397	$15,162

2019 Restructuring and Facilities Consolidation Initiative

        In June 2019, the Company implemented a restructuring plan to further streamline the Company's global footprint, improve its operations and enhance its customer delivery (the "2019 Restructuring Initiative"). The 2019 Restructuring Initiative includes facility consolidations, refinement of the Company's research and development activities, and a reduction in workforce. In connection with this initiative, the Company expects to reduce its focus on hardware and appliance-based development over time and to increase its development focus on software virtualization, functional simplicity and important customer requirements. The facility consolidations under the 2019 Restructuring Initiative (the "Facilities Initiative") include a consolidation of the Company's North Texas sites into a single campus, housing engineering, customer training and support, and administrative functions, as well as a reduction or elimination of certain excess and duplicative facilities worldwide. In addition, the Company intends to substantially consolidate its global software laboratories and server farms into two lower cost North American sites. The Company continues to evaluate its properties included in the Facilities Initiative for accelerated amortization and/or right-of-use asset impairment. The Company expects that the actions under the Facilities Initiative will be completed by the end of 2020.

        In connection with the 2019 Restructuring Initiative, the Company recorded restructuring expense of $7.8 million in the nine months ended September 30, 2019, comprised of $1.8 million in the three months ended September 30, 2019 and $6.0 million in the three months ended June 30, 2019. The amount recorded in the three months ended September 30, 2019 was comprised of $0.7 million for severance and related costs for approximately 20 employees and $1.1 million for variable and other facilities-related costs. The amount recorded in the three months ended June 30, 2019 was primarily for severance and related costs for approximately 110 employees. The Company expects that nearly all of the amount accrued for severance and related costs will be paid by the end of the first half of 2020. The Company estimates that it will record nominal additional restructuring expense related to severance and related costs under the 2019 Restructuring Initiative.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(8) RESTRUCTURING AND FACILITIES CONSOLIDATION INITIATIVES (Continued)

        A summary of the 2019 Restructuring Initiative accrual activity for severance and related costs for the nine months ended September 30, 2019 is as follows (in thousands):

	Balance at January 1, 2019	Initiatives charged to expense	Cash payments	Balance at September 30, 2019
Severance	$—	$6,543	$(2,620)	$3,923
Variable and other facilities costs	—	1,214	(220)	994

	$—	$7,757	$(2,840)	$4,917

        Accelerated rent amortization is recognized from the date that the Company commences the plan to fully or partially vacate a facility, for which there is no intent or ability to enter into a sublease, through the final vacate date. The Company recorded $0.6 million and $3.5 million of accelerated rent amortization in the three and nine months ended September 30, 2019, respectively. The liability for the total lease payments for each respective facility is included as a component of Operating lease liabilities in the Company's condensed consolidated balance sheets, both current and noncurrent (see Note 16). The Company may incur additional future expense if it is unable to sublease other locations included in the Facilities Initiative.

Merger Restructuring Initiative

        In connection with the Merger, the Company implemented a restructuring plan in the fourth quarter of 2017 to eliminate certain redundant positions and facilities within the combined companies (the "Merger Restructuring Initiative"). In connection with this initiative, the Company recorded restructuring expense of $5.2 million in the nine months ended September 30, 2019. The Company recorded $2.5 million and $14.3 million of restructuring and related expense in the three and nine months ended September 30, 2018, respectively. Of the amount recorded in the nine months ended September 30, 2019, virtually all was for severance and related costs for approximately 40 employees. The amount recorded in the nine months ended September 30, 2018 represented severance and related costs for approximately 285 employees. The Merger Restructuring Initiative is substantially complete, and the Company anticipates it will record nominal future expense in connection with this initiative. In connection with the adoption of ASC 842 effective January 1, 2019, the Company wrote off the remaining restructuring accrual related to facilities. The Company expects that the amount accrued at September 30, 2019 for severance will be paid by the end of the first half of 2020.

        A summary of the Merger Restructuring Initiative accrual activity for the nine months ended September 30, 2019 is as follows (in thousands):

	Balance at January 1, 2019	Initiatives charged to expense	Adjustment for the impact of ASC 842 adoption	Cash payments	Balance at September 30, 2019
Severance	$1,910	$5,076	$—	$(5,818)	$1,168
Facilities	771	156	(771)	(156)	—

	$2,681	$5,232	$(771)	$(5,974)	$1,168

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(8) RESTRUCTURING AND FACILITIES CONSOLIDATION INITIATIVES (Continued)

Balance Sheet Classification

        The current portions of accrued restructuring are included as a component of Accrued expenses and the long-term portions of accrued restructuring are included as a component of Other long-term liabilities in the condensed consolidated balance sheets. The long-term portions of accrued restructuring totaled $0.9 million and $0.5 million at September 30, 2019 and December 31, 2018, respectively. These amounts represent future payments related to restructured facilities.

(9) DEBT

Senior Secured Credit Facility

        On December 21, 2017, the Company entered into a Senior Secured Credit Facilities Credit Agreement (the "Credit Facility"), by and among the Company, as a guarantor, Sonus Networks, Inc., as the borrower ("Borrower"), Silicon Valley Bank ("SVB"), as administrative agent (in such capacity, the "Administrative Agent"), issuing lender, swingline lender and lead arranger and the lenders party thereto (each referred to individually as a "Lender", and collectively, the "Lenders"), which refinanced the prior credit agreement with SVB that the Company had assumed in connection with the Merger. The Credit Facility includes $100 million of commitments, the full amount of which is available for revolving loans, a $15 million sublimit that is available for letters of credit and a $15 million sublimit that is available for swingline loans. On June 24, 2018, the Company amended the Credit Facility to, among other things, permit the Edgewater Acquisition and related transactions. At December 31, 2018, the Company had an outstanding debt balance of $55.0 million at an interest rate of 5.96% and $2.7 million of outstanding letters of credit at an average interest rate of 1.75% under the Credit Facility. The Company was in compliance with all covenants of the Credit Facility at December 31, 2018.

        On April 29, 2019, the Company entered into a syndicated, amended and restated Credit Facility (the "New Credit Facility"). The New Credit Facility provides for a $50 million term loan facility that was advanced in full on April 29, 2019 and a $100 million revolving line of credit. The New Credit Facility also includes procedures for additional financial institutions to become syndicate lenders, or for any existing lender to increase its commitment under either the term loan facility or the revolving loan facility, subject to an aggregate increase of $75 million for incremental commitments under the New Credit Facility. The New Credit Facility is scheduled to mature in April 2024. At September 30, 2019, the Company had an outstanding term loan debt balance of $49.4 million, an outstanding revolving line of credit balance of $34.0 million, with a combined average interest rate of 3.76%, and $3.4 million of outstanding letters of credit at an average interest rate of 1.50%.

        The indebtedness and other obligations under the New Credit Facility are unconditionally guaranteed on a senior secured basis by the Company and each other material U.S. domestic subsidiary of the Company (collectively, the "Guarantors"). The New Credit Facility is secured by first-priority liens on substantially all of the assets of the Borrower and the Guarantors, including the Company.

        The New Credit Facility requires periodic interest payments on any outstanding borrowings under the facility. The Borrower may prepay all revolving loans under the New Credit Facility at any time without premium or penalty (other than customary LIBOR breakage costs), subject to certain notice requirements.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(9) DEBT (Continued)

        Revolving loans under the New Credit Facility bear interest at the Borrower's option at either the Eurodollar (LIBOR) rate plus a margin ranging from 1.50% to 3.00% per year or the base rate (the highest of the Federal Funds rate plus 0.50%, or the prime rate announced from time to time in The Wall Street Journal) plus a margin ranging from 0.50% to 2.00% per year (such margins being referred to as the "Applicable Margin"). The Applicable Margin varies depending on the Company's consolidated leverage ratio (as defined in the New Credit Facility). The base rate and the LIBOR rate are each subject to a zero percent floor.

        The New Credit Facility requires compliance with certain financial covenants, including a minimum consolidated quick ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated leverage ratio, all of which are defined in the New Credit Facility and tested on a quarterly basis. The Company was in compliance with all covenants of the New Credit Facility at September 30, 2019.

        In addition, the New Credit Facility contains various covenants that, among other restrictions, limit the Company's and its subsidiaries' ability to enter into certain types of transactions, including, but not limited to: incurring or assuming indebtedness; granting or assuming liens; making acquisitions or engaging in mergers; making dividend and certain other restricted payments; making investments; selling or otherwise transferring assets; engaging in transactions with affiliates; entering into sale and leaseback transactions; entering into burdensome agreements; changing the nature of its business; modifying its organizational documents; and amending or making prepayments on certain junior debt.

        The New Credit Facility contains events of default that are customary for a secured credit facility. If an event of default relating to bankruptcy or other insolvency events with respect to a borrower occurs, all obligations under the New Credit Facility will immediately become due and payable. If any other event of default exists under the New Credit Facility, the lenders may accelerate the maturity of the obligations outstanding under the New Credit Facility and exercise other rights and remedies, including charging a default rate of interest equal to 2.00% per year above the rate that would otherwise be applicable. In addition, if any event of default exists under the New Credit Facility, the lenders may commence foreclosure or other actions against the collateral.

        If any default exists under the New Credit Facility, or if the Borrower is unable to make any of the representations and warranties as stated in the New Credit Facility at the applicable time, the Borrower will be unable to borrow funds or have letters of credit issued under the New Credit Facility, which, depending on the circumstances prevailing at that time, could have a material adverse effect on the Borrower's liquidity and working capital.

Promissory Note

        In connection with the Merger, on October 27, 2017, the Company issued the Promissory Note for $22.5 million to certain of GENBAND's equity holders (the "Promissory Note"). The Promissory Note did not amortize, and the principal thereon was payable in full on the third anniversary of its execution. Interest on the Promissory Note was payable quarterly in arrears and accrued at a rate of 7.5% per year for the first six months after issuance, and thereafter at a rate of 10% per year. The failure to make any payment under the Promissory Note when due and, with respect to payment of any interest, the continuation of such failure for a period of thirty days thereafter, constituted an event of default under the Promissory Note. If an event of default occurred under the Promissory Note, the payees

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(9) DEBT (Continued)

could declare the entire balance of the Promissory Note due and payable (including principal and accrued and unpaid interest) within five business days of the payees' notification to the Company of such acceleration. Interest that was not paid on the interest payment date increased the principal amount of the Promissory Note. At December 31, 2018, the Promissory Note balance was $24.1 million, comprised of $22.5 million of principal and $1.6 million of interest converted to principal.

        On April 29, 2019, concurrently with the closing of the New Credit Facility as discussed above, the Company repaid in full all outstanding amounts under the Promissory Note, aggregating $24.7 million. The Company did not incur any early termination penalties in connection with this repayment.

(10) REVENUE RECOGNITION

        The Company accounts for revenue in accordance with ASC 606, Revenue from Contracts with Customers ("ASC 606" or the "New Revenue Standard"), which it adopted on January 1, 2018 using the modified retrospective method.

        The Company derives revenues from two primary sources: products and services. Product revenue includes the Company's hardware and software that function together to deliver the products' essential functionality. Software and hardware are also sold on a standalone basis. Services include customer support (software updates, upgrades and technical support), consulting, design services, installation services and training. Generally, contracts with customers contain multiple performance obligations, consisting of products and services. For these contracts, the Company accounts for individual performance obligations separately if they are considered distinct.

        When an arrangement contains more than one performance obligation, the Company will generally allocate the transaction price to each performance obligation on a relative standalone selling price basis. The best evidence of a standalone selling price is the observable price of a good or service when the entity sells that good or service separately in similar circumstances and to similar customers. If the good or service is not sold separately, an entity must estimate the standalone selling price by using an approach that maximizes the use of observable inputs. Acceptable estimation methods include but are not limited to: (1) adjusted market assessment; (2) expected cost plus a margin; and (3) a residual approach (when the standalone selling price is not directly observable and is either highly variable or uncertain).

        The Company's software licenses typically provide a perpetual right to use the Company's software. The Company also sells term-based software licenses that expire and Software-as-a-Service ("SaaS")-based software which are referred to as subscription arrangements. The Company does not customize its software nor are installation services required, as the customer has a right to utilize internal resources or a third-party service company. The software and hardware are delivered before related services are provided and are functional without professional services or customer support. The Company has concluded that its software licenses are functional intellectual property that are distinct, as the user can benefit from the software on its own. The product revenue is typically recognized upon transfer of control or when the software is made available for download, as this is the point that the user of the software can direct the use of, and obtain substantially all of the remaining benefits from, the functional intellectual property. The Company does not recognize software revenue related to the

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(10) REVENUE RECOGNITION (Continued)

renewal of subscription software licenses earlier than the beginning of the subscription period. Hardware product is generally sold with software to provide the customer solution.

        Services revenue includes revenue from customer support and other professional services. The Company offers warranties on its products. Certain of the Company's warranties are considered to be assurance-type in nature and do not cover anything beyond ensuring that the product is functioning as intended. Based on the guidance in ASC 606, assurance-type warranties do not represent separate performance obligations. The Company also sells separately-priced maintenance service contracts, which qualify as service-type warranties and represent separate performance obligations. The Company does not allow and has no history of accepting product returns.

        Customer support includes software updates on a when-and-if-available basis, telephone support, integrated web-based support and bug fixes or patches. The Company sells its customer support contracts at a percentage of list or net product price related to the support. Customer support revenue is recognized ratably over the term of the customer support agreement, which is typically one year.

        The Company's professional services include consulting, technical support, resident engineer services, design services and installation services. Because control transfers over time, revenue is recognized based on progress toward completion of the performance obligation. The method to measure progress toward completion requires judgment and is based on the nature of the products or services to be provided. The Company generally uses the input method to measure progress for its contracts because it believes such method best depicts the transfer of assets to the customer, which occurs as the Company incurs costs for the contracts. Under the cost-to-cost measure of progress, the progress toward completion is measured based on the ratio of costs incurred to date to the total estimated costs at completion of the performance obligation. When the measure of progress is based upon expended labor, progress toward completion is measured as the ratio of labor time expended to date versus the total estimated labor time required to complete the performance obligation. Revenue is recorded proportionally as costs are incurred or labor is expended. Costs to fulfill these obligations include internal labor as well as subcontractor costs.

        Customer training includes courses offered by the Company. The related revenue is typically recognized as the training services are performed.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(10) REVENUE RECOGNITION (Continued)

        The Company's typical performance obligations include the following:

Performance Obligation	When Performance Obligation is Typically Satisfied	When Payment is Typically Due
Software and Product Revenue
Software licenses (perpetual or term)	Upon transfer of control; typically, when made available for download (point in time)	Generally, within 30 days of invoicing except for term licenses, which may be paid for over time
Software licenses (subscription)	Upon activation of hosted site (over time)	Generally, within 30 days of invoicing
Appliances	When control of the appliance passes to the customer; typically, upon delivery (point in time)	Generally, within 30 days of invoicing
Software upgrades	Upon transfer of control; typically, when made available for download (point in time)	Generally, within 30 days of invoicing
Customer Support Revenue
Customer support	Ratably over the course of the support contract (over time)	Generally, within 30 days of invoicing
Professional Services
Other professional services (excluding training services)	As work is performed (over time)	Generally, within 30 days of invoicing (upon completion of services)
Training	When the class is taught (point in time)	Generally, within 30 days of services being performed

Significant Judgments

        The Company's contracts with customers often include promises to transfer multiple products and services to the customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

        Judgment is required to determine the standalone selling price ("SSP") for each distinct performance obligation. The Company typically has more than one SSP for individual products and services due to the stratification of those products and services by customers and circumstances. In these instances, the Company may use information such as the size of the customer and geographic region in determining the SSP.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(10) REVENUE RECOGNITION (Continued)

Deferred Revenue

        Deferred revenue is a contract liability representing amounts collected from or invoiced to customers in excess of revenue recognized. This results primarily from the billing of annual customer support agreements where the revenue is recognized over the term of the agreement. The value of deferred revenue will increase or decrease based on the timing of recognition of revenue.

Disaggregation of Revenue

        The Company disaggregates its revenue from contracts with customers based on the nature of the products and services and the geographic regions in which each customer is domiciled. The Company's revenue for the three and nine months ended September 30, 2019 and 2018 was disaggregated as follows:

Three months ended September 30, 2019	Product revenue	Service revenue (maintenance)	Service revenue (professional services)	Total revenue
United States	$44,701	$32,709	$10,113	$87,523
Europe, Middle East and Africa	7,346	10,899	2,635	20,880
Japan	2,318	2,932	1,652	6,902
Other Asia Pacific	3,199	4,191	1,567	8,957
Other	3,588	8,170	1,633	13,391

	$61,152	$58,901	$17,600	$137,653

Three months ended September 30, 2018	Product revenue	Service revenue (maintenance)	Service revenue (professional services)	Total revenue
United States	$49,699	$34,065	$9,040	$92,804
Europe, Middle East and Africa	10,380	11,504	2,169	24,053
Japan	3,588	2,882	503	6,973
Other Asia Pacific	6,959	3,551	906	11,416
Other	6,657	8,154	2,411	17,222

	$77,283	$60,156	$15,029	$152,468

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(10) REVENUE RECOGNITION (Continued)

Nine months ended September 30, 2019	Product revenue	Service revenue (maintenance)	Service revenue (professional services)	Total revenue
United States	$114,525	$99,281	$26,919	$240,725
Europe, Middle East and Africa	32,215	31,016	8,699	71,930
Japan	9,637	8,805	4,223	22,665
Other Asia Pacific	13,580	11,467	3,524	28,571
Other	10,734	22,462	4,915	38,111

	$180,691	$173,031	$48,280	$402,002

Nine months ended September 30, 2018	Product revenue	Service revenue (maintenance)	Service revenue (professional services)	Total revenue
United States	$109,977	$98,354	$25,535	$233,866
Europe, Middle East and Africa	29,807	35,550	8,157	73,514
Japan	16,128	8,431	2,296	26,855
Other Asia Pacific	21,970	8,905	3,185	34,060
Other	14,055	23,049	5,610	42,714

	$191,937	$174,289	$44,783	$411,009

        The Company's product revenue from indirect sales through its channel partner program and from its direct sales program for the three and nine months ended September 30, 2019 and 2018 was as follows (in thousands):

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Indirect sales through channel partner program	$21,537	$26,309	$69,380	$42,151
Direct sales	39,615	50,974	111,311	149,786

	$61,152	$77,283	$180,691	$191,937

        The Company's product revenue from sales to enterprise customers and from sales to service provider customers for the three and nine months ended September 30, 2019 and 2018 was as follows (in thousands):

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Sales to enterprise customers	$17,458	$23,581	$47,295	$37,534
Sales to service provider customers	43,694	53,702	133,396	154,403

	$61,152	$77,283	$180,691	$191,937

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(10) REVENUE RECOGNITION (Continued)

Revenue Contract Balances

        The timing of revenue recognition, billings and cash collections results in billed accounts receivable; unbilled receivables, which are contract assets; and customer advances and deposits, which are contract liabilities, in the Company's condensed consolidated balance sheets. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, either at periodic intervals or upon achievement of contractual milestones. Completion of services and billing may occur subsequent to revenue recognition, resulting in contract assets. The Company may receive advances or deposits from its customers before revenue is recognized, resulting in contract liabilities that are classified as deferred revenue. These assets and liabilities are reported in the Company's condensed consolidated balance sheets on a contract-by-contract basis as of the end of each reporting period. Changes in the contract asset and liability balances during the nine months ended September 30, 2019 were not materially impacted by any factors other than billing and revenue recognition. Nearly all of the Company's deferred revenue balance is related to services revenue, primarily customer support contracts. Unbilled receivables stem primarily from engagements where services have been performed; however, billing cannot occur until services are completed.

        In some arrangements, the Company allows customers to pay for term-based software licenses and products over the term of the software license. The Company also sells SaaS-based software under subscription arrangements, with payment terms over the term of the SaaS agreement. Amounts recognized as revenue in excess of amounts billed are recorded as unbilled receivables. Unbilled receivables that are anticipated to be invoiced in the next twelve months are included in Accounts receivable on the Company's condensed consolidated balance sheets. The changes in the Company's accounts receivable, unbilled receivables and deferred revenue balances for the nine months ended September 30, 2019 were as follows (in thousands):

	Accounts receivable	Unbilled accounts receivable	Deferred revenue (current)	Deferred revenue (long-term)
Balance at January 1, 2019	$174,310	$13,543	$105,087	$17,572
Increase (decrease), net	(32,533)	7,644	(21,664)	1,115

Balance at September 30, 2019	$141,777	$21,187	$83,423	$18,687

        The Company recognized approximately $80 million of revenue in the nine months ended September 30, 2019 that was recorded as deferred revenue at December 31, 2018. The Company recognized approximately $79 million of revenue in the nine months ended September 30, 2018 that was recorded as deferred revenue at December 31, 2017. Of the Company's deferred revenue reported as long-term in its condensed consolidated balance sheet at September 30, 2019, the Company expects that approximately $5 million will be recognized as revenue in 2020, approximately $8 million will be recognized as revenue in 2021 and approximately $6 million will be recognized as revenue in 2022 and beyond.

        All freight-related customer invoicing is recorded as revenue, while the shipping and handling costs that occur after control of the promised goods or services transfer to the customer are reported as

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(10) REVENUE RECOGNITION (Continued)

fulfillment costs, a component of Cost of revenue—product in the Company's condensed consolidated statements of operations.

Deferred Commissions Cost

        Sales commissions earned by the Company's employees are considered incremental and recoverable costs of obtaining a contract with a customer. Expense related to commission payments has been deferred on our condensed consolidated balance sheet and is being amortized over the expected life of the customer contract, which averages five years. At both September 30, 2019 and December 31, 2018, the Company had $2.7 million of deferred sales commissions capitalized.

(11) COMMON STOCK REPURCHASES

        In the second quarter of 2019, the Board approved a stock repurchase program (the "Repurchase Program") pursuant to which the Company may repurchase up to $75 million of the Company's common stock prior to April 18, 2021. Repurchases under the Repurchase Program may be made in the open market, in privately negotiated transactions or otherwise, with the amount and timing of repurchases depending on market conditions and corporate discretion. The Repurchase Program does not obligate the Company to acquire any particular amount of common stock and may be extended, modified, suspended or discontinued at any time at the Board's discretion. The stock repurchases are being funded using the Company's working capital. During the nine months ended September 30, 2019, the Company spent $4.5 million, including transaction fees, to repurchase and retire 1.0 million shares of its common stock under the Repurchase Program. No shares were repurchased during the three months ended September 30, 2019. At September 30, 2019, the Company had $70.5 million remaining under the Repurchase Program for future repurchases.

(12) STOCK-BASED COMPENSATION PLANS

2019 Stock Incentive Plan

        At the Company's annual meeting of stockholders held on June 5, 2019, the Company's stockholders approved the Ribbon Communications Inc. 2019 Incentive Award Plan (the "2019 Plan"). The 2019 Plan had previously been approved by the Board subject to stockholder approval. Under the 2019 Plan, the Company may grant awards up to 7.0 million shares of common stock (subject to adjustment in the event of stock splits and other similar events), plus 5.1 million shares of common stock that remained available for issuance under the Company's Amended and Restated Stock Incentive Plan (the "2007 Plan") on June 5, 2019, plus any shares covered by awards under the 2007 Plan (or the Company's other prior equity compensation plans) that again become available for grant pursuant to the provisions of the 2007 Plan. The 2019 Plan provides for the grant of options to purchase the Company's common stock ("stock options"), stock appreciation rights ("SARs"), restricted stock awards ("RSAs"), performance-based stock awards ("PSAs"), restricted stock units ("RSUs"), performance-based stock units ("PSUs") and other stock- or cash-based awards. Awards can be granted under the 2019 Plan to the Company's employees, officers and non-employee directors, as well as consultants and advisors of the Company and its subsidiaries.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(12) STOCK-BASED COMPENSATION PLANS (Continued)

2007 Plan

        The Company's 2007 Plan provides for the award of stock options, SARs, RSAs, RSU, PSAs, PSUs and other stock-based awards to employees, officers, directors (including those directors who are not employees or officers of the Company), consultants and advisors of the Company and its subsidiaries. On and following June 5, 2019, with the exception of shares underlying awards outstanding as of that date, no additional shares may be granted under the 2007 Plan.

2002 Stock Option Plan

        In connection with the Edgewater Acquisition, the Company assumed Edgewater's Amended and Restated 2002 Stock Option Plan (the "Edgewater Plan") to the extent of the shares underlying the options outstanding under the Edgewater Plan as of the Edgewater Acquisition Date (the "Edgewater Options"). The Edgewater Options were converted to Ribbon stock options (the "Ribbon Replacement Options") using a conversion factor of 0.17, which was calculated based on the acquisition consideration of $1.20 per share of Edgewater common stock divided by the weighted average of the closing price of Ribbon common stock for ten consecutive days, ending with the trading day that preceded the Edgewater Acquisition Date. This conversion factor was also used to convert the exercise prices of Edgewater Options to Ribbon Replacement Option exercise prices. The Ribbon Replacement Options are vesting under the same schedules as the respective Edgewater Options.

        The fair values of the Edgewater Options assumed were estimated using a Black-Scholes option pricing model. The Company recorded $0.7 million as additional purchase consideration for the fair value of the assumed Edgewater Options. The fair value of the Ribbon Replacement Options attributable to future service totaled $1.0 million, which is being recognized over a weighted average period of approximately two years.

Executive Equity Arrangements

Stock-for-Cash Bonus Election

        In connection with the Company's annual incentive program, certain executives of the Company were given the choice to receive a portion, ranging from 10% to 50% (the "Elected Percentage"), of their fiscal year 2018 bonuses (the "2018 Bonus"), if any were earned, in the form of shares of the Company's common stock (the "2018 Bonus Shares" and such program, the "Stock Bonus Election Program"). Each executive could also elect not to participate in this program and earn his or her 2018 Bonus, if any, in the form of cash. Any executive (other than the Company's Chief Executive Officer and other members of its senior leadership team) who elected to receive a portion of his or her 2018 Bonus in stock would also receive an additional "uplift" of 20% of the value of the 2018 Bonus Shares in additional shares of the Company's common stock (the "Uplift Shares"). Under the Stock Bonus Election Program, the amount of the 2018 Bonus, if any, for each executive was determined by the Compensation Committee of the Board (the "Compensation Committee").

        The number of shares earned by each of the 23 participants in the Stock Bonus Election Program was calculated by multiplying such participant's 2018 Bonus by the applicable Elected Percentage (plus the amount attributable to Uplift Shares, if applicable) and dividing the resulting amount by $4.97, the closing price of the Company's common stock on March 8, 2019, the date of the company-wide cash

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(12) STOCK-BASED COMPENSATION PLANS (Continued)

bonus payments. The Company granted 198,949 shares in the aggregate in connection with the 2018 Bonus Shares on March 15, 2019, and such shares were fully vested on the date of grant. However, notwithstanding that each such share of common stock was fully vested, each participant in the Stock Bonus Election Program was contractually restricted from trading the 2018 Bonus Shares for five months after the date of grant. Both the grant and vesting of the 2018 Bonus Shares are included in the RSU table below.

Performance-Based Stock Grants

        In addition to granting RSAs and RSUs to its executives and certain of its employees, the Company also grants PSUs to certain of its executives.

        2019 PSU Grants.    In March and April 2019, the Company granted certain of its executives an aggregate of 872,073 PSUs, of which 523,244 PSUs had both performance and service conditions (the "Performance PSUs") and 348,829 PSUs had both market and service conditions (the "Market PSUs").

        Each executive's Performance PSU grant is comprised of three consecutive fiscal year performance periods from 2019 through 2021 (each, a "Fiscal Year Performance Period"), with one-third of the Performance PSUs attributable to each Fiscal Year Performance Period. The number of shares that will vest for each Fiscal Year Performance Period will be based on the achievement of certain metrics related to the Company's financial performance for the applicable year on a standalone basis (each, a "Fiscal Year Performance Condition"). In the third quarter of 2019, the Company adjusted the 2019 Performance PSU goals to reflect the changes to the Company's calculation of certain metrics. There was no incremental expense in connection with this modification. The Company's achievement of the 2019 Fiscal Year Performance Conditions (and the number of shares of Company common stock to vest as a result thereof) will be measured on a linear sliding scale in relation to specific threshold, target and stretch performance conditions. The Company is recording stock-based compensation expense for the Performance PSUs based on its assessment of the probability that each performance condition will be achieved and the level, if any, of such achievement. As of September 30, 2019, the Company determined that the grant date criteria for the 2020 and 2021 Fiscal Year Performance Periods had not been met, as the 2020 and 2021 Fiscal Year Performance Conditions had not been established by the Company. Accordingly, the stock-based compensation expense recorded in the nine months ended September 30, 2019 in connection with the Performance PSUs is related only to those PSUs with 2019 Fiscal Year Performance Conditions. The Compensation Committee will determine the number of shares earned, if any, after the Company's financial results for each Fiscal Year Performance Period are finalized. Upon the determination by the Compensation Committee of the number of shares that will be received upon vesting of the Performance PSUs, such number of shares will become fixed and the unamortized expense will be recorded through the remainder of the service period that ends March 15, 2022, at which time the total Performance PSUs earned, if any, will vest, pending each executive's continued employment with the Company through that date. The number of shares of common stock to be achieved upon vesting of the Performance PSUs will in no event exceed 200% of the Performance PSUs. Shares subject to the Performance PSUs that fail to be earned will be forfeited.

        The Market PSUs have one three-year performance period which will end on December 31, 2021 (the "Market Performance Period"). The number of shares subject to the Market PSUs that will vest, if any, on March 15, 2022, will be dependent upon the Company's total shareholder return ("TSR")

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(12) STOCK-BASED COMPENSATION PLANS (Continued)

compared with the TSR of the companies included in the Nasdaq Telecommunications Index for the same Market Performance Period, measured by the Compensation Committee after the Market Performance Period ends. The shares determined to be earned will vest on March 15, 2022, pending each executive's continued employment with the Company through that date. The number of shares of common stock to be achieved upon vesting of the Market PSUs will in no event exceed 200% of the Market PSUs. Shares subject to the Market PSUs that fail to be earned will be forfeited.

        2018 PSU Grant.    In May 2018, the Company granted its President and Chief Executive Officer Franklin (Fritz) Hobbs ("Mr. Hobbs"), 195,000 PSUs with both performance and service conditions (the "2018 PSUs"). Of the 195,000 2018 PSUs, one-half of such PSUs were eligible to vest based on the achievement of two separate metrics related to the Company's 2018 financial performance (the "2018 Performance Conditions"). The Company's achievement of the 2018 Performance Conditions (and the number of shares of Company common stock to be received upon vesting as a result thereof) were measured on a linear sliding scale in relation to specific threshold, target and stretch performance conditions. The number of shares of common stock to be received upon vesting of the 2018 PSUs would in no event exceed 150% of the 2018 PSUs. In February 2019, the Compensation Committee determined that the performance metrics for one-half of the 2018 PSUs had been achieved at the 106.49% achievement level and one-half of the 2018 PSUs had been achieved at the 150% level. However, in April 2019, the Compensation Committee subsequently determined that the performance metrics for the entire 2018 PSUs had been achieved at the 150% level, for a total of 292,500 shares eligible to be issued, pending Mr. Hobbs' continued employment with the Company through December 31, 2020, the vesting date of the 2018 PSUs.

        2017 PSU Grants.    On March 31, 2017, the Company granted an aggregate of 165,000 PSUs with both market and service conditions to five of its executives (the "2017 PSUs"). The terms of each PSU grant were such that up to one-third of the shares subject to the respective PSU grant would vest, if at all, on each of the respective first, second and third anniversaries of the date of grant, depending on the Company's TSR compared with the TSR of the companies included in the Nasdaq Telecommunications Index for the same fiscal year, measured by the Compensation Committee after each of the fiscal years as defined by each grant (each, a "Performance Period"). The shares determined to be earned would vest on the anniversary of the grant date following each Performance Period. Shares subject to the PSUs that failed to be earned would be forfeited. In March 2018, the Compensation Committee determined that the performance metrics for the 2017 PSUs for the 2017 Performance Period had been achieved at the 130% level and accordingly, 33,584 shares in the aggregate were released to the three executives holding such outstanding grants, comprised of 25,834 shares, representing the 100% achievement target, granted on March 31, 2017 and 7,750 shares, representing the 30% achievement over target, granted on March 31, 2018. In February 2019, the Compensation Committee determined that the performance metrics for the 2017 PSUs for the 2018 Performance Period had been achieved at the 61.4% level and accordingly, 9,466 were released to the three executives holding such outstanding grants on March 31, 2019. The shares that failed to be earned for the 2018 Performance Period, aggregating 5,950 shares, were forfeited. Accordingly, at September 30, 2019, there were no remaining unvested 2017 PSUs outstanding. The release and forfeiture of the shares related to the 2018 Performance Period are included in the PSU table below.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(12) STOCK-BASED COMPENSATION PLANS (Continued)

        Accounting for PSUs with Market Conditions.    PSUs that include a market condition require the use of a Monte Carlo simulation approach to model future stock price movements based upon the risk-free rate of return, the date of return, the volatility of each entity and the pair-wise covariance between each entity. These results are then used to calculate the grant date fair values of the respective PSUs. The Company is required to record expense for the PSUs with market conditions through their respective final vesting dates, regardless of the number of shares that are ultimately earned. During the three months ended June 30, 2019, the Company completed the analysis required to determine the grant date fair value of the Market PSUs, determining that such value was $7.24 per share, and the Company recorded nominal incremental stock-based compensation expense to account for the adjustment to the grant date fair value of the Market PSUs from the prior quarter. The adjusted grant date fair value of the Market PSUs is reflected in the PSU activity reported in the PSU table below.

Stock Options

        The activity related to the Company's outstanding stock options for the nine months ended September 30, 2019 was as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
				(in thousands)
Outstanding at January 1, 2019	582,061	$9.01
Granted	—	$—
Exercised	(126,015)	$1.85
Forfeited	(38,666)	$2.55
Expired	(109,757)	$12.15

Outstanding at September 30, 2019	307,623	$11.63	5.12	$416

Vested or expected to vest at September 30, 2019	302,858	$11.78	5.07	$399
Exercisable at September 30, 2019	260,793	$13.35	4.67	$240

        Additional information regarding the Company's stock options for the three and nine months ended September 30, 2019 was as follows (in thousands):

	Three months ended September 30, 2019	Nine months ended September 30, 2019
Total intrinsic value of stock options exercised	$59	$456
Cash received from the exercise of stock options	$43	$233

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(12) STOCK-BASED COMPENSATION PLANS (Continued)

Restricted Stock Awards and Units

        The activity related to the Company's RSAs for the nine months ended September 30, 2019 was as follows:

	Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2019	1,508,011	$6.90
Granted	—	$—
Vested	(866,650)	$6.92
Forfeited	(45,244)	$7.04

Unvested balance at September 30, 2019	596,117	$6.85

        The activity related to the Company's RSUs for the nine months ended September 30, 2019 was as follows:

	Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2019	636,300	$6.52
Granted	2,805,132	$4.99
Vested	(430,316)	$6.07
Forfeited	(116,794)	$5.37

Unvested balance at September 30, 2019	2,894,322	$5.16

        The total grant date fair value of shares of restricted stock granted under RSAs and RSUs that vested during the nine months ended September 30, 2019 was $8.6 million.

Performance-Based Stock Units

        The activity related to the Company's PSUs for the nine months ended September 30, 2019 was as follows:

	Shares	Weighted Average Grant Date Fair Value
Unvested balance at January 1, 2019	210,416	$5.77
Granted	872,073	$6.03
Vested	(9,466)	$8.55
Forfeited	(5,950)	$8.55

Unvested balance at September 30, 2019	1,067,073	$5.94

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(12) STOCK-BASED COMPENSATION PLANS (Continued)

        The total grant date fair value of shares of restricted stock granted under PSUs that vested during the nine months ended September 30, 2019 was $0.1 million.

Employee Stock Purchase Plan

        The Company's Amended and Restated 2000 Employee Stock Purchase Plan ("ESPP") is designed to provide eligible employees of the Company and its participating subsidiaries an opportunity to purchase common stock of the Company through accumulated payroll deductions. The ESPP provides for six-month offering periods with the purchase price of the stock equal to 85% of the lesser of the closing market price on the first or last day of the offering period. The maximum number of shares of common stock an employee may purchase during each offering period is 500, subject to certain adjustments pursuant to the ESPP.

        In May 2017, the Compensation Committee determined to suspend all offering periods under the ESPP, effective September 1, 2017, until such time after the Merger Date as the Compensation Committee determined was best in its sole discretion. The Board voted to re-implement the ESPP effective December 1, 2018 for employees in certain geographic regions, with the first purchase date of the re-implemented ESPP completed on May 31, 2019. The ESPP will expire on May 20, 2020.

Stock-Based Compensation

        The condensed consolidated statements of operations include stock-based compensation for the three and nine months ended September 30, 2019 and 2018 as follows (in thousands):

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Product cost of revenue	$26	$21	$62	$91
Service cost of revenue	124	65	367	264
Research and development	521	313	1,359	1,364
Sales and marketing	721	585	2,265	1,944
General and administrative	1,093	1,532	4,101	3,758

	$2,485	$2,516	$8,154	$7,421

        There was no income tax benefit for employee stock-based compensation expense for the nine months ended September 30, 2019 or 2018 due to the valuation allowance recorded.

        At September 30, 2019, there was $9.1 million, net of expected forfeitures, of unrecognized stock-based compensation expense related to unvested stock options, awards and units and the ESPP. This expense is expected to be recognized over a weighted average period of approximately two years.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(13) MAJOR CUSTOMERS

        The following customers contributed 10% or more of the Company's revenue in the three and nine months ended September 30, 2019 and 2018:

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
AT&T Inc.	16%	12%	12%	10%
Verizon Communications Inc.	15%	13%	17%	15%

        At September 30, 2019, three customers accounted for 10% or more of the Company's accounts receivable balance, representing approximately 42% in the aggregate of the Company's total accounts receivable. At December 31, 2018, two customers accounted for 10% or more of the Company's accounts receivable balance, representing approximately 32% in the aggregate of total accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Company maintains an allowance for doubtful accounts and such losses have been within management's expectations.

(14) RELATED PARTY TRANSACTIONS

        As a portion of the consideration for the Merger, on October 27, 2017, the Company issued a Promissory Note for $22.5 million to certain of GENBAND's equity holders who, following the Merger, owned greater than five percent of the Company's outstanding shares. As described in Note 9, the Promissory Note did not amortize and the principal thereon was payable in full on the third anniversary of its execution. Interest on the Promissory Note was payable quarterly in arrears and accrued at a rate of 7.5% per year for the first six months after issuance, and thereafter at a rate of 10% per year. The failure to make any payment under the Promissory Note when due and, with respect to payment of any interest, the continuation of such failure for a period of thirty days thereafter, constituted an event of default under the Promissory Note. If an event of default occurred under the Promissory Note, the payees could declare the entire balance of the Promissory Note due and payable (including principal and accrued and unpaid interest) within five business days of the payees' notification to the Company of such acceleration. At December 31, 2018, the Promissory Note balance was $24.1 million, which was comprised of $22.5 million of principal, plus $1.6 million of interest converted to principal.

        On April 29, 2019, the Company repaid in full all outstanding amounts under the Promissory Note, aggregating $24.7 million. The Company did not incur any early termination penalties in connection with this repayment.

(15) INCOME TAXES

        The Company's income tax provisions for the nine months ended September 30, 2019 and 2018 reflect the Company's estimates of the effective rates expected to be applicable for the respective full years, adjusted for any discrete events, which are recorded in the period that they occur. These estimates are reevaluated each quarter based on the Company's estimated tax expense for the full year. The estimated effective rates for the nine months ended September 30, 2019 and 2018 do not include

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(15) INCOME TAXES (Continued)

any expense or benefit for the Company's domestic or Ireland operations, since the Company concluded that a valuation allowance was required for both jurisdictions.

(16) LEASES

        The Company has operating and finance leases for corporate offices, research and development facilities, and certain equipment. Operating leases are reported separately in the Company's condensed consolidated balance sheet at September 30, 2019. Assets acquired under finance leases are included in Property and equipment, net, in the condensed consolidated balance sheets at September 30, 2019 and December 31, 2018.

        The Company determines if an arrangement is a lease at inception. A contract is determined to contain a lease component if the arrangement provides the Company with a right to control the use of an identified asset. Lease agreements may include lease and non-lease components. In such instances for all classes of underlying assets, the Company does not separate lease and non-lease components but rather, accounts for the entire arrangement under leasing guidance. Leases with an initial term of 12 months or less are not recorded on the balance sheet and lease expense for these leases is recognized on a straight-line basis over the lease term.

        Right-of-use assets and lease liabilities are initially measured based on the present value of the future minimum fixed lease payments (i.e., fixed payments in the lease contract) over the lease term at the commencement date. As many of the Company's leases do not have a readily determinable implicit rate, the Company typically uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future minimum fixed lease payments. The Company calculates its incremental borrowing rate to reflect the interest rate that it would have to pay to borrow on a collateralized basis an amount equal to the lease payments in a similar economic environment over a similar term and considers its historical borrowing activities and market data from entities with comparable credit ratings in this determination. The measurement of the right-of-use asset also includes any lease payments made prior to the commencement date (excluding any lease incentives) and initial direct costs incurred. The Company assessed its right-of-use assets for impairment as of September 30, 2019 and determined no impairment has occurred.

        Lease terms may include options to extend or terminate the lease and the Company incorporates such options in the lease term when it has the unilateral right to make such an election and it is reasonably certain that the Company will exercise that option. In making this determination, the Company considers its prior renewal and termination history and planned usage of the assets under lease, incorporating expected market conditions.

        For operating leases, lease expense for minimum fixed lease payments is recognized on a straight-line basis over the lease term. The expense for finance leases includes both interest and amortization expense components, with the interest component calculated based on the effective interest method and the amortization component calculated based on straight-line amortization of the right-of-use asset over the lease term. Lease contracts may contain variable lease costs, such as common area maintenance, utilities and tax reimbursements that vary over the term of the contract. Variable lease costs are not included in minimum fixed lease payments and as a result, are excluded

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(16) LEASES (Continued)

from the measurement of the right-of-use assets and lease liabilities. The Company expenses all variable lease costs as incurred.

        In connection with the 2019 Restructuring Initiative, certain lease assets related to facilities will be partially or fully vacated as the Company consolidates its facilities. The Company has no plans to enter into sublease agreements for certain facilities. The Company ceased use of these facilities in the third quarter of 2019. Accordingly, the Company accelerated the amortization of the associated lease assets through the planned cease-use date of each facility, resulting in additional amortization expense of $0.6 million and $3.5 million in the three and nine months ended September 30, 2019, respectively. The Company also recorded a liability of $0.9 million and $1.0 million in the three and nine months ended September 30, 2019, respectively, for all future anticipated variable lease costs related to these facilities. This incremental accelerated amortization and estimated future variable lease costs are included in Restructuring and related expense in the Company's condensed consolidated statements of operations, as applicable, for the three and nine months ended September 30, 2019. The Company may incur additional future expense if it is unable to sublease other locations included in the Facilities Initiative.

        The Company leases its corporate offices and other facilities under operating leases, which expire at various times through 2029. The Company's corporate headquarters is located in a leased facility in Westford, Massachusetts, consisting of 97,500 square feet under a lease that expires in August 2028. The Company's finance leases primarily consist of equipment.

        The Company's right-of-use lease assets and lease liabilities at September 30, 2019 and December 31, 2018 were as follows (in thousands):

	Classification	September 30, 2019	December 31, 2018
Assets
Operating lease assets	Operating lease right-of-use assets	$37,132	$—
Finance lease assets*	Property and equipment, net	1,362	2,104

Total leased assets		$38,494	$2,104

Liabilities
Current
Operating	Operating lease liabilities	$7,568	$—
Finance	Accrued expenses and other	1,026	1,039
Noncurrent
Operating	Operating lease liabilities, net of current	37,600	—
Finance	Other long-term liabilities	1,096	1,324

Total lease liabilities		$47,290	$2,363

*
Finance lease assets were recorded net of accumulated depreciation of $1.6 million and $0.9 million at September 30, 2019 and December 31, 2018, respectively, and were reported as capital lease assets prior to the Company's adoption of ASC 842.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(16) LEASES (Continued)

        The components of lease expense for the three and nine months ended September 30, 2019 were as follows (in thousands):

	Three months ended September 30, 2019	Nine months ended September 30, 2019
Operating lease cost*	$2,988	$11,063
Finance lease cost
Amortization of leased assets	244	732
Interest on lease liabilities	90	210
Short-term lease cost	4,777	14,183
Variable lease costs (costs excluded from minimum fixed lease payments)**	1,727	2,932

Net lease cost	$9,826	$29,120

*
Operating lease cost for the three and nine months ended September 30, 2019 includes $0.6 million and $3.5 million, respectively, of accelerated amortization for certain assets partially or fully vacated in 2019 with no intent or ability to sublease.

**
Variable lease costs for the three and nine months ended September 30, 2019 include a $0.9 million accrual for all future estimated variable expenses related to certain assets partially or fully vacated in 2019 with no intent or ability to sublease.

        The Company elected to use the alternative transition method, which allows entities to initially apply ASC 842 at the adoption date with no subsequent adjustments to prior period lease costs for comparability. As a result, operating leases in periods prior to the Company's adoption of ASC 842 were not recorded on the condensed consolidated balance sheet. Prior to the adoption of ASC 842, rent expense (including any escalation clauses, free rent and other lease concessions) on operating leases was recognized on a straight-line basis over the minimum lease term, and this remains consistent with the Company's application of ASC 842. Rent expense for operating leases was $2.8 million and $8.8 million for the three and nine months ended September 30, 2018, respectively. Interest expense for finance leases was approximately $13,000 and $49,000 for the three and nine months ended September 30, 2018, respectively. Amortization expense for finance leases was $0.1 million and $0.3 million for the three and nine months ended September 30, 2018, respectively.

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(16) LEASES (Continued)

        Other information related to the Company's leases as of and for the nine months ended September 30, 2019 was as follows (in thousands, except lease terms and percentages):

Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$7,850
Operating cash flows from finance leases	$210
Financing cash flows from finance leases	$698
Weighted average remaining lease term (years)
Operating leases	6.87
Finance leases	2.11
Weighted average discount rate
Operating leases	6.54%
Finance leases	10.84%

        Future minimum fixed lease payments under noncancelable leases at September 30, 2019 were as follows (in thousands):

	Operating leases	Finance leases
Remainder of 2019	$2,621	$341
2020	9,866	1,178
2021	9,039	708
2022	7,314	144
2023	6,968	—
2024 and beyond	20,419	—

Total lease payments	56,227	2,371
Less: interest	(11,059)	(249)

Present value of lease liabilities	$45,168	$2,122

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(16) LEASES (Continued)

        Future minimum fixed lease payments under noncancelable leases at December 31, 2018 and as reported in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2018 were as follows (in thousands):

	Operating leases*	Finance leases
2019	$10,705	$1,386
2020	8,384	1,010
2021	7,455	288
2022	5,691	—
2023	5,430	—
2024 and beyond	19,818	—

Total lease payments	$57,483	2,684

Less: interest		(321)

Present value of lease liabilities**		$2,363

*
The amounts in this column include restructuring payments aggregating approximately $1 million, of which approximately 50% was due in less than one year and the remainder was due in one to three years. These amounts exclude current estimated sublease income aggregating approximately $125,000 over the remaining lease terms for restructured facilities.

**
Prior to the Company's adoption of ASC 842 on January 1, 2019, operating leases were not recorded on the condensed consolidated balance sheet and no interest component was calculated.

(17) COMMITMENTS AND CONTINGENCIES

Litigation Settlement

        As previously disclosed, the Company was involved in six lawsuits (together, the "Lawsuits") with Metaswitch Networks Ltd., Metaswitch Networks Corp. and Metaswitch Inc. (together, "Metaswitch"). In five of the Lawsuits, the Company was the plaintiff and, in three of those five lawsuits, the Company was also a counterclaim defendant. In the sixth case, the Company was the defendant.

        On April 22, 2019, the Company and Metaswitch agreed to a binding mediator's proposal that resolved the six Lawsuits between the Company and Metaswitch (the "Lawsuits"). The Company and Metaswitch signed a Settlement and Cross-License Agreement on May 29, 2019 (the "Royalty Agreement"). Pursuant to the terms of the Royalty Agreement, Metaswitch has agreed to pay the Company an aggregate amount of $63.0 million, which includes cash payments of $37.5 million during the second quarter of 2019 and $25.5 million payable in three installments annually, beginning June 26, 2020, with such installment payments accruing interest at a rate of 4% per year. As part of the Royalty Agreement, the Company and Metaswitch (i) have released the other from all claims and liabilities;

RIBBON COMMUNICATIONS INC.

Notes to Condensed Consolidated Financial Statements (Continued)

(unaudited)

(17) COMMITMENTS AND CONTINGENCIES (Continued)

(ii) have licensed each party's existing patent portfolio to the other party; and (iii) have requested the applicable courts to dismiss the Lawsuits.

        The Company received $37.5 million of aggregate payments from Metaswitch in the second quarter of 2019 and recorded notes receivable for future payments of $25.5 million, comprised of $8.5 million in Other current assets and $17.0 million in Other assets in the condensed consolidated balance sheet at September 30, 2019. This activity is included in cash flows from operating activities in the condensed consolidated statement of cash flows for the nine months ended September 30, 2019. The gain from the settlement of $63.0 million is included in Other income (expense), net, in the Company's condensed consolidated statement of operations for the nine months ended September 30, 2019.

Contingencies

        On November 8, 2018, Ron Miller, a purported stockholder of the Company, filed a Class Action Complaint (the "Miller Complaint") in the United States District Court for the District of Massachusetts (the "Massachusetts District Court") against the Company and three of its former officers (collectively, the "Defendants"), claiming to represent a class of purchasers of Sonus common stock during the period from January 8, 2015 through March 24, 2015 and alleging violations of the federal securities laws. Similar to a previous complaint entitled Sousa et al. vs. Sonus Networks, Inc. et al., which was dismissed with prejudice by an order dated June 6, 2017, the Miller Complaint claims that the Defendants made misleading forward-looking statements concerning Sonus' expected fiscal first quarter of 2015 financial performance, which statements were also the subject of an August 7, 2018 Securities and Exchange Commission Cease and Desist Order, whose findings the Company neither admitted nor denied. The Miller plaintiffs are seeking monetary damages.

        After the Miller Complaint was filed, several parties filed and briefed motions seeking to be selected by the Massachusetts District Court to serve as a Lead Plaintiff in the action. On June 21, 2019, the Massachusetts District Court appointed a group as Lead Plaintiffs and the Lead Plaintiffs filed an amended complaint on July 19, 2019. On August 30, 2019, the Defendants filed a motion to dismiss the Miller Complaint and, on October 4, 2019, the Lead Plaintiffs filed an opposition to the motion to dismiss. The Defendants are expected to reply to such opposition on or before November 1, 2019.

        In addition, the Company is often a party to disputes and legal proceedings that it considers routine and incidental to its business. Management does not expect the results of any of these actions to have a material effect on the Company's business or condensed consolidated financial statements.

FINANCIAL STATEMENTS OF ECI

ECI Telecom Group Ltd.

Consolidated Financial Statements

December 31, 2018

ECI Telecom Group Ltd.

Consolidated Statements of Financial Position as at December 31 2018

Somekh Chaikin
KPMG Millennium Tower
17 Ha'arba'a Street, PO Box 609
Tel Aviv 61006, Israel
+972 3 684 8000

Independent Auditor's Report
To the Board of Directors of ECI Telecom Group Ltd.

        We have audited the accompanying consolidated financial statements of ECI Telecom Group Ltd. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2018 and 2017, and the related consolidated statements of operations, statements of comprehensive loss, changes in stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ECI Telecom Group Ltd. and its subsidiaries as of December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2018 in accordance with U.S. generally accepted accounting principles.

/s/ Somekh Chaikin

Somekh Chaikin
Certified Public Accountants (Isr.)
Member Firm of KPMG international

October 22, 2019

ECI Telecom Group Ltd.

Consolidated Balance Sheets as at December 31

	Note	2018	2017
		$ in thousands	$ in thousands
Assets
Cash and cash equivalents		29,167	26,236
Restricted cash		11,796	12,994
Trade receivables	4	78,037	91,289
Other receivables	4	16,578	30,175
Inventory	5	58,651	58,910

Total current assets		194,229	219,604

Long-term trade and other receivables	4	10,263	1,956
Assets held for employees' severance benefits	9	13,243	14,495
Property, plant and equipment, net	6	45,616	47,127
Software development costs, net	7	42,489	33,754
Goodwill	7	105,000	105,000
Deferred income tax	15	2,255	2,538

Total non-current assets		218,866	204,870

Total assets		413,095	424,474

Suzanne Hart Director	Darryl Edwards Chief Executive Officer	Giora Bitan Chief Financial Officer

        Date of approval of the financial statements: October 22, 2019

The accompanying notes are an integral part of these consolidated financial statements.

ECI Telecom Group Ltd.

Consolidated Balance Sheets as at December 31 (Continued)

	Note	2018	2017
		$ in thousands	$ in thousands
Liabilities
Short-term loans	8	2,320	460
Trade payables		60,432	87,774
Other payables and accrued liabilities	10	83,450	65,698

Total current liabilities		146,202	153,932

Long-term loans	8	141,847	241,872
Liability for employee benefits	9	20,835	23,244
Other long-term liabilities	10	19,808	56,577
Deferred income tax	15	346	13

Total non-current liabilities		182,836	321,706

Total liabilities		329,038	475,638

Equity	11
Non-controlling interest		76,475	—
Ordinary shares, NIS 0.01 par value per share; 189,999,990 and 200,000,000 shares authorized as at December 31, 2018 and 2017, respectively; 42,337,655 and 33,870,124 shares issued and outstanding as at December 31, 2018 and 2017, respectively		122	98
Capital surplus		1,296,577	1,246,905
Preferred A shares, 0.01 NIS par value per share (liquidation preference $87,310 thousand); 10,000,000 shares authorized, issued and outstanding as at December 31, 2018		87,310	—
Special shares, 0.01 NIS par value per share; 10 shares authorized, issued and outstanding as at December 31, 2018		—	—
Capital note		—	37,887
Capital reserves		87,998	87,998
Accumulated deficit		(1,464,425)	(1,424,052)

Equity (deficit) attributable to owners of the Company		7,582	(51,164)

Total equity (deficit)		84,057	(51,164)

Total liabilities and equity		413,095	424,474

The accompanying notes are an integral part of these consolidated financial statements.

ECI Telecom Group Ltd.

Consolidated Statements of Operations for the Year Ended December 31

	Note	2018	2017	2016
		$ in thousands	$ in thousands	$ in thousands
Revenue:	3
Product		320,298	290,036	244,578
Service		86,035	77,171	81,451

Total revenue		406,333	367,207	326,029

Cost of revenue:	13
Product		213,868	198,539	152,768
Service		49,205	40,907	40,604

Total cost of revenue		263,073	239,446	193,372

Gross profit		143,260	127,761	132,657

Research and development costs, net	13	38,578	42,794	41,281
Selling and marketing expenses		59,014	55,070	53,129
General and administrative expenses		23,429	19,225	22,105
Amortization of acquisition-related intangible assets	7	—	—	1,118
Reorganization expenses	10	1,380	—	3,700

Operating income		20,859	10,672	11,324
Financial expenses, net	13	(48,358)	(43,957)	(36,027)
Other income (expenses), net		43	(504)	(398)

Loss before taxes on income		(27,456)	(33,789)	(25,101)
Taxes on income	15	(2,942)	(3,154)	(3,649)

Net loss		(30,398)	(36,943)	(28,750)

Attributable to:
Owners of the Company		(40,373)	(36,943)	(28,750)
Non-controlling interests		9,975	—	—

Net loss		(30,398)	(36,943)	(28,750)

Loss per share
Basic and dilutive loss per ordinary share (in dollars)	14	(1.25)	(1.09)	(0.85)

The accompanying notes are an integral part of these consolidated financial statements.

ECI Telecom Group Ltd.

Consolidated Statements of Comprehensive loss for the year ended December 31

	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Net loss	(30,398)	(36,943)	(28,750)
Other comprehensive income (loss), net of tax	—	—	—

Comprehensive loss, net of tax	(30,398)	(36,943)	(28,750)

The accompanying notes are an integral part of these consolidated financial statements.

ECI Telecom Group Ltd.

Consolidated Statements of Changes in Equity

	Number of shares	Share capital	Capital surplus	Preferred shares	Capital note	Capital reserves	Accumulated deficit	Total	Non- Controlling interests	Total equity
	$ in thousands
Balance at January 1, 2018	33,870,124	98	1,246,905	—	37,887	87,998	(1,424,052)	(51,164)	—	(51,164)
Net loss	—	—	—	—	—	—	(40,373)	(40,373)	9,975	(30,398)
Capital contribution	—	—	11,809	—	—	—	—	11,809	—	11,809
Issuance of preferred shares	—	—	—	87,310	—	—	—	87,310	—	87,310
Issuance of preferred shares in a subsidiary to non-controlling interests	—	—	—	—	—	—	—	—	66,500	66,500
Shares issued for a capital note	8,467,531	24	37,863	—	(37,887)	—	—	—	—	—

Balance at December 31, 2018	42,337,655	122	1,296,577	87,310	—	87,998	(1,464,425)	7,582	76,475	84,057

Balance at January 1, 2017	33,870,124	98	1,246,905	—	37,887	87,998	(1,387,109)	(14,221)	—	(14,221)
Net loss	—	—	—	—	—	—	(36,943)	(36,943)	—	(36,943)

Balance at December 31, 2017	33,870,124	98	1,246,905	—	37,887	87,998	(1,424,052)	(51,164)	—	(51,164)

Balance at January 1, 2016	33,870,124	98	1,246,905	—	37,887	87,998	(1,358,359)	14,529	—	14,529
Net loss	—	—	—	—	—	—	(28,750)	(28,750)	—	(28,750)

Balance at December 31, 2016	33,870,124	98	1,246,905	—	37,887	87,998	(1,387,109)	(14,221)	—	(14,221)

The accompanying notes are an integral part of these consolidated financial statements.

ECI Telecom Group Ltd.

Consolidated Statements of Cash Flows for the Year Ended December 31

	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Cash flows from operating activities
Net loss	(30,398)	(36,943)	(28,750)
Adjustments for:
Depreciation and amortization	28,388	27,995	28,759
Accrued severance pay and long-term employee benefits, net	(1,157)	472	(362)
Other, net	1,757	(566)	2,997
Deferred taxes	616	(252)	(300)
Decrease (increase) in trade receivables (including non-current maturities of long-term trade receivables)	16,371	(23,737)	6,513
Decrease (increase) in other receivables (including non-current maturities of long-term other receivables)	11,415	(12,471)	1,979
Decrease (increase) in prepaid expenses	756	(693)	(780)
Increase in inventories	(781)	(1,265)	(10,465)
Increase (decrease) in trade payables	(27,676)	36,897	6,787
Increase in other payables and accrued liabilities	8,136	35,484	17,465
Increase (decrease) in long-term liabilities	31,208	(1,011)	(16)

Net cash provided by operating activities	38,635	23,910	23,827

The accompanying notes are an integral part of these consolidated financial statements.

ECI Telecom Group Ltd.

Consolidated Statements of Cash Flows for the Year Ended December 31 (Continued)

	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Cash flows used in investing activities
Software development costs capitalized	(25,978)	(20,007)	(15,080)
Investment in property, plant and equipment	(7,632)	(6,209)	(6,783)

Net cash used in investing activities	(33,610)	(26,216)	(21,863)

Cash flows provided by (used in) financing activities
Increase in short-term loans, net	1,860	460	—
Issuance of long-term loans(*)	102,200	—	—
Repayment of long-term loans(*)	(202,686)	—	—
Payment of deferred financing costs(*)	(7,913)	(289)	(1,152)
Proceeds from issuance of long-term derivative(*)	10,500	—	—
Repayment of derivatives(*)	(8,000)	—	—
Proceeds from preferred shares issuance in subsidiary(*)	59,013	—	—
Proceeds from preferred shares issuance(*)	44,000	—	—

Net cash provided by (used in) financing activities	(1,026)	171	(1,152)

Effect of exchange rate fluctuations on cash and cash equivalents	(2,266)	738	(2,207)

Net increase (decrease) in cash, cash equivalents and restricted cash	1,733	(1,397)	(1,395)
Cash, cash equivalents and restricted cash as at the beginning of the year	39,230	40,627	42,022

Cash, cash equivalents and restricted cash as at the end of the year	40,963	39,230	40,627

Supplemental disclosures:
Income taxes paid, net of tax refunds	3,242	3,432	3,224

Interest paid mainly on loans	4,507	13,415	7,095

(*)
Cash inflows (outflows) for the year ended December 31, 2018 are in connection with a Debt Refinancing that took place in March 2018 (see Notes 8 and 11).

A.    Non-cash activities

	2018	2017	2016
	$ in thousands
Purchase of property, plant and equipment	1,677	1,343	366

Preferred shares issuance	55,119	—	—

Preferred shares issuance in subsidiary	7,489	—	—

The accompanying notes are an integral part of these consolidated financial statements.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements

Note 1—General

A.    Reporting entity

        ECI Telecom Group Ltd. ("ECI Telecom Group") is an Israeli company that was incorporated in 2007. The address of the registered office is 30 Hasivim Street Petah-Tikva, Israel. ECI Telecom Group and its subsidiaries (collectively, the "Company") is a global provider of ELASTIC Network® solutions for service providers, Cloud Solution Providers, utilities as well as data center operators. These solutions include scalable, transport and data networking infrastructure platforms for optical and digital telecommunications networks, as well as broadband access systems. Along with its long-standing, industry-proven packet-optical transport and broadband access systems, the Company offers a variety of SDN/NFV applications, end-to-end network management, a comprehensive cyber security solution, and a range of professional services. The Company's products are designed to create and manage bandwidth, maximize revenues for network operators, reduce operating expenses, expand capacity, improve performance and enable new revenue-generating services. The Company currently operates in one operating segment.

        During 2018, the Company refinanced its outstanding debt (the "Debt Refinancing"). As part of the refinancing, the Company's debt obligations were either refinanced on a long-term basis or replaced with equity securities, and as a result, the Company believes that it will be able to meet its financial obligations, as they come due throughout calendar year 2019.

B.    Definitions

In these financial statements—

(1)
ECI Telecom Group—ECI Telecom Group Ltd.

(2)
The Company—ECI Telecom Group Ltd. and its subsidiaries.

(3)
Subsidiaries—Companies, the financial statements of which are fully consolidated, directly or indirectly, with the financial statements of ECI Telecom Group.

(4)
Related party—Within its meaning in ASC 850, "Related Party Disclosures".

Note 2—Basis of Preparation and Summary of significant accounting policies

A.    Basis of presentation

1.
The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP").

2.
The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar ("dollar" or "USD"). The functional currency of the Company and of all the subsidiaries is the dollar.

  Transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been re-measured into dollars. Gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies have been included in financial income (expenses) in the consolidated statements of operations.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

B.    Consolidation

1.
The consolidated financial statements include the accounts of ECI Telecom Group and its wholly owned subsidiaries. Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, have been eliminated in consolidation.

2.
Non-controlling interests comprise the equity of a subsidiary that cannot be attributed, directly or indirectly, to ECI Telecom Group. As at December 31, 2018 they include preferred shares issued by ECI Telecom Ltd., an entity in which ECI Telecom Group owns all of the issued and outstanding ordinary shares.

  Profit or loss and any part of other comprehensive income are allocated to the owners of the Company and the non-controlling interests. Dividends accumulated at a rate of 20% per annum are allocated to the owners of the non-controlling interests and the remaining profit or loss and other comprehensive income are allocated to the owners of the Company.

C.    Use of estimates and judgements

        The preparation of financial statements in conformity with GAAP requires management to make judgements, assumptions and estimates that affect the amounts reported in the consolidated financial statements and accompanying notes. Significant estimates and judgements relied upon in preparing these consolidated financial statements and accompanying notes include revenue recognition for multiple element arrangements, inventory valuations, legal contingencies, recoverability of net deferred tax assets and the related valuation allowances, recoverable amounts of goodwill and other intangible assets and the fair value measurement of non-trading derivatives. Actual results could differ materially from the amounts reported based on these estimates.

D.    Reclassifications

        From time to time, certain amounts in prior year financial statements may be reclassified to conform to the current year presentation.

E.    Financial instruments

        The Company's financial instruments consist mainly of cash and cash equivalents, short-term interest bearing investments, accounts receivable, accounts payable, short-term and long-term loans, and derivative financial instruments. The carrying amounts of the financial instruments included in the accounts of the Company do not significantly vary from their fair values.

        Fair value for the measurement of financial assets and liabilities is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company utilizes a valuation hierarchy for disclosure of the inputs for fair value measurement. This hierarchy prioritizes the inputs into three broad levels as follows:

  •
  Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities;

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

  •
  Level 2 inputs are quoted prices for identical or similar assets or liabilities in less active markets or model-derived valuations in which significant inputs are observable for the asset or liability, either directly or indirectly through market corroboration;

  •
  Level 3 inputs are unobservable inputs based on the Company's assumptions used to measure assets and liabilities at fair value.

        By distinguishing between inputs that are observable in the market place, and therefore more objective, and those that are unobservable and therefore more subjective, the hierarchy is designed to indicate the relative reliability of the fair value measurements. A financial asset or liability's classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

F.     Cash and cash equivalents and restricted cash

        The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

        The Company classifies as restricted cash all cash and cash equivalents pledged as collateral to secure certain Company's obligations.

G.    Inventories

        Inventories are stated at the lower of cost and net realizable value. The cost of inventories is based on the moving average, and includes expenditure incurred in acquiring the inventories and the costs incurred in bringing them to their existing location and condition. The Company reduces the carrying value of inventories for items that are potentially excess, obsolete or slow moving, based on estimates of future customer demand of products and other economic factors.

H.    Property, plant and equipment

        Property, plant and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses, if any. The cost of property, plant and equipment includes expenditure that is directly attributable to the acquisition of the asset. Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.

        Depreciation is recognized in earnings on a straight-line basis over the estimated useful lives of the assets as follows:

• Buildings	40 years
• Machinery and equipment	3 to 10 years (mainly 10 years)
• Office furniture and equipment	10 to 14 years
• Computers and Software	3 to 5 years
• Leasehold improvements	The shorter of the lease term and the useful life
• Vehicles	6 years

        Depreciation methods, useful lives and residual values are reviewed at the end of each reporting year and adjusted if appropriate.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

I.     Goodwill and intangible assets

Goodwill

        Goodwill is not amortized, but instead is tested for impairment at least annually, or more frequently if indicators of potential impairment exist, by comparing the fair value of the Company's reporting unit to its carrying value.

        The Company's annual testing for impairment of goodwill is completed as at December 31. The Company operates as a single operating segment with one reporting unit and consequently evaluates goodwill for impairment based on an evaluation of the fair value of the Company as a whole.

        The Company performed its step one assessments for each of the years ended December 31, 2018, 2017 and 2016 and determined each year that its fair value was in excess of its carrying value and accordingly, there was no impairment of goodwill.

Software development costs capitalized

        Expenditure on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognized in profit or loss when incurred.

        The Company capitalizes certain software development costs. Capitalization of software development costs commences upon the determination of technological feasibility and continues up to the time the software is available for general release to customers, at which time capitalized software costs are amortized to cost of revenues on a straight-line basis over the expected life of the related product, generally up to three years.

        In subsequent periods, capitalized software development expenditure is measured at cost less accumulated amortization and accumulated impairment losses, if any. The Company periodically estimates the recoverability of software development costs. The recoverable amounts as of December 31, 2018, 2017 and 2016 were estimated to be higher than the respective carrying amounts and no provision for impairment was required.

Other intangible assets

        Intangible assets that have finite useful lives are amortized over their expected useful lives, based on the estimated rate of economic benefits arising from the asset. Core technology products are amortized generally between 7 to 10 years. Patents are amortized generally up to 10 years.

J.     Revenue recognition

(1)   The following accounting policy was applied by the Company in periods ending before January 1, 2018:

        Revenue is recognized when all of the following criteria are met: persuasive evidence of an arrangement exists (usually in the form of an executed sales agreement); delivery of the product has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured. In instances where the arrangement includes final acceptance criteria, revenue is not recognized before the Company is able to demonstrate that there are no

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

uncertainties regarding the criteria specified in the acceptance provisions or that they have been satisfied.

        Revenue from services rendered is recognized in profit or loss in proportion to the stage of completion of the transaction at the reporting date. Revenues from maintenance contracts for the Company's products and software and separately priced extended warranty contracts are usually recognized ratably over the contract period.

        When the credit period is short and constitutes the accepted credit period in the industry, the future consideration is not discounted. When the credit period is longer than the accepted credit period in the industry, the Company recognizes the future consideration discounted to its present value using the risk rate of the customer. The difference between the fair value and the nominal amount of the future consideration is recognized as interest revenue over the excess credit period.

        Revenue for multiple element arrangements is allocated to each unit of accounting based on the relative selling price of each delivered element, with revenue recognized for each delivered element when the revenue recognition criteria are met. The Company determines the selling price for each deliverable based upon the selling price hierarchy for multiple-deliverable arrangements. Under this hierarchy, the Company uses vendor-specific objective evidence ("VSOE") of selling price, if it exists, or third-party evidence ("TPE") of selling price if VSOE does not exist. If neither VSOE nor TPE of selling price exists for a deliverable, the Company uses its best estimate of selling price ("BESP") for that deliverable.

(2)   The following accounting policy was applied by the Company in periods ending after January 1, 2018:

        As from January 1, 2018 the Company has early adopted Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("ASC 606"), which sets out guidance for revenue recognition. The Company elected to apply ASC 606 using the modified retrospective approach, as from the initial date of application, without restatement of comparative data.

        As part of the initial application of ASC 606, the Company has chosen to apply the expedients in the transitional provisions, according to which ASC 606 is applied only for contracts not yet complete at the transition date.

        The new accounting policies for recognizing revenue that were applied as from January 1, 2018 following the application of ASC 606 did not have a material effect on the Company's financial statements. In addition, implementation of ASC 606 had no material effect on retained earnings as at the transition date.

        The Company recognizes revenue when the customer obtains control over the promised goods or services. The revenue is measured according to the amount of the consideration to which the Company expects to be entitled in exchange for the goods or services promised to the customer, other than amounts collected for third parties.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

Identifying the contract

        The Company accounts for a contract with a customer only when the following conditions are met:

  (a)
  The parties to the contract have approved the contract (in writing, orally or according to other customary business practices) and they are committed to satisfying the obligations attributable to them

  (b)
  The Company can identify the rights of each party in relation to the goods or services that will be transferred;

  (c)
  The Company can identify the payment terms for the goods or services that will be transferred;

  (d)
  The contract has a commercial substance (i.e. the risk, timing and amount of the entity's future cash flows are expected to change as a result of the contract); and

  (e)
  It is probable that the consideration, to which the Company is entitled to in exchange for the goods or services transferred to the customer, will be collected.

        For the purpose of paragraph (e) the Company examines, inter alia, the percentage of the advance payments received and the spread of the contractual payments, past experience with the customer and the status and existence of sufficient collateral.

        If a contract with a customer does not meet all of the above criteria, consideration received from the customer is recognized as a liability until the criteria are met, or when one of the following events occurs: the Company has no remaining obligations to transfer goods or services to the customer and any consideration promised by the customer has been received and cannot be returned; or the contract has been terminated and the consideration received from the customer cannot be refunded.

Identifying performance obligations

        On the contract's inception date the Company assesses the goods or services promised in the contract with the customer and identifies as a performance obligation any promise to transfer to the customer one of the following:

  (a)
  Goods or services (or a bundle of goods or services) that are distinct; or

  (b)
  A series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer.

        The Company identifies goods or services promised to the customer as being distinct when the customer can benefit from the goods or services on their own or in conjunction with other readily available resources and the Company's promise to transfer the goods or services to the customer is separately identifiable from other promises.

        In projects executed under contract, when a significant service is provided of integrating the various goods and services in the contract into one integrated outcome, the Company identifies one performance obligation. In all other cases, the Company identifies more than one performance obligation.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

Determining the transaction price

        The transaction price is the amount of the consideration to which the Company expects to be entitled in exchange for the goods or services promised to the customer, other than amounts collected for third parties. The Company takes into account the effects of all the following elements when determining the transaction price: variable consideration, the existence of a significant financing component, non-cash consideration, and consideration payable to the customer.

Satisfaction of performance obligations

        Revenue is recognized when the Company satisfies a performance obligation by transferring control over promised goods or services to the customer.

Contract costs

        Incremental costs of obtaining a contract with a customer such as sales fees to agents, are recognized as an asset when the Company is likely to recover these costs. Costs to obtain a contract that would have been incurred regardless of the contract are recognized as an expense as incurred, unless the customer can be billed for those costs.

        Costs incurred to fulfill a contract with a customer and not in the scope of another standard are recognized as an asset when they: relate directly to a contract the Company can specifically identify; they generate or enhance resources of the Company that will be used in satisfying performance obligations in the future; and they are expected to be recovered. In any other case the costs are recognized as an expense as incurred.

K.    Employee benefits

        The majority of the Company's agreements with employees in Israel are in accordance with Section 14 of the Severance Pay Law, 1963 ("Section 14"), where the Company's contributions for severance pay are paid to the employee upon termination instead of the severance liability that would otherwise be payable under the law as aforementioned.

        In accordance with Section 14 the Company makes regular deposits with certain insurance companies and pension funds for accounts controlled by each applicable employee. The Company is fully relieved from any severance pay liability with respect to each such employee upon contribution to the insurance company or a pension fund as the amounts deposited are not under the control and management of the Company and the severance pay risks have been irrevocably transferred to the insurance company or the pension fund. Therefore, the related severance pay obligation and amounts deposited on behalf of such obligation are not reflected in the consolidated balance sheets.

        The Company's liability for severance pay to its Israel-based employees not under Section 14, is calculated pursuant to Israel's Severance Pay Law. The liability for employee severance benefits is based on salary components as prescribed in the current labor agreement and calculated on the basis of length of service and the latest monthly salary—one month's salary for each year employed. The liability is mostly covered by amounts the company deposits in external pension and severance funds managed by unrelated financial institutions and to a lesser extent by the unfunded provision.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

        The provision for severance pay also includes amounts related to employees in countries other than Israel and is calculated in accordance with the rules of the country in which they are employed.

Share-based payment transactions

        The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, based on estimated fair values.

        GAAP requires estimating the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense using the straight-line method over the requisite service periods. Because stock-based compensation expense recognized in the Consolidated Statement is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

        The Company uses the Black-Scholes option-pricing model ("Black-Scholes model") method of valuation for the measurement and recognition of compensation expense for share-based payment awards. The Company's determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company's estimated stock value as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behaviors. Although the fair value of employee stock options is determined using an option-pricing model, this value may not be indicative of the fair value observed in a willing market participants transaction.

        The Company's share-based payment awards will be exercisable following the lapse of their vesting periods and the earlier of (i) an IPO; or (ii) a Corporate Transaction (such as a merger, consolidation or similar transaction, a sale or other disposition of all or substantially all of the consolidated assets of the Company, or of the outstanding securities of the Company), as defined in the plan documents. As a result, expense will be recorded in respect of these awards only when management estimates that such an event will occur.

L.    Research and development costs

        Research and development costs are expensed as incurred (see Note 2I for the accounting in respect of capitalized software development costs).

        The Company records grants received from the Office of the Innovation Authority of the Israeli Ministry of Economics ("IIA") as a reduction of research and development expenses. Royalties payable to IIA are recognized pursuant to sale of related products and are classified as cost of revenues or as a reduction to the accrued liability for royalties payable to IIA.

M.   Concentrations of credit risk

        The financial instruments that potentially subject the Company to concentrations of credit risk are cash, cash equivalents, restricted cash and trade and other receivables.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

        The cash, cash equivalents and restricted cash are deposited with a number of established financial institutions. Management believes that the financial institutions that hold the Company's deposits have a sufficient credit rating.

        Management believes the exposure in respect of trade and unbilled receivables is limited because most of the Company's customers are large companies with high credit rates, and also the large number of customers and their geographical spread. In addition, the credit risk is mitigated by credit insurance policies the Company obtains from large insurance entities on the majority of its trade receivables balances.

N.    Warranty costs

        Estimated future warranty costs are accrued and charged to cost of goods sold in the period that the related revenue is recognized. These estimates are derived from historical data and trends of product reliability and costs of repairing and replacing defective products.

O.    Taxes on income

        Income tax comprises current and deferred tax. Current tax and deferred tax are recognized in earnings, or are recognized directly in equity to the extent they relate to items recognized directly in equity.

        Current tax is the expected tax payable (or receivable) on the taxable income for the year, using tax rates enacted at the reporting date. Current taxes also include taxes in respect of prior years.

        Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and loss carryforwards, using tax rates expected to be in effect for the years in which the differences are expected to reverse. The Company records valuation allowances to reduce deferred income tax assets to the amount that is more likely than not to be realized. The Company has not recognized a deferred tax liability for the undistributed earnings of its foreign subsidiaries, because the Company considers these earnings to be indefinitely reinvested. A deferred tax liability will be recognized when the Company can no longer demonstrate that it plans to indefinitely reinvest these undistributed earnings.

        A provision for uncertain tax positions, including additional tax, interest and penalties, is recognized when the Company determines it is not more likely than not that a certain position will be sustained. The Company measures the tax benefit to be provided for as the largest amount that is more than 50% likely of being realized upon settlement.

P.     Earnings per share

        The Company presents basic and diluted earnings per share (EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the year, adjusted for treasury shares. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders of the Company and the weighted average number of ordinary shares outstanding, after adjustment for treasury shares, for the effects of all dilutive potential ordinary shares, share options and share options granted to employees.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

Q.    Recent accounting pronouncements

        In February 2016, FASB issued ASU 2016-02, Leases (Topic 842). This update, as well as subsequent amendments, requires lessees to recognize operating and financing lease liabilities on the balance sheet, as well as corresponding right-of-use assets. In addition, disclosures will be required to enable users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The update will be effective for the Company starting from January 1, 2019 (the "First Application Date"), on a modified retrospective basis. Beginning on this First Application Date, the Company's operating leases were discounted and recorded as assets and liabilities in the Company's consolidated balance sheet.

        In addition, the Company expects to recognize as a cumulative-effect adjustment to equity at the effective date, an amount of approximately $5.7 million, due to a previously accounted for portion of deferred gain resulting from a sale and operating leaseback that took place prior to the adoption of ASU 2016-02 (see Note 10). The annual amortization of the deferred gain, recorded as a reduction of the respective lease expense in the consolidated statements of operations, in the amount of approximately $1.4 million, and the respective annual deferred tax expense of approximately $0.3 million, will also be excluded from the Company's results starting from the First Application Date. Other than the aforesaid, the Company does not expect the adoption will have a material impact on its consolidated statements of operations and consolidated statements of cash flows.

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326). This update requires measurement and recognition of expected credit losses for financial assets held based on historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. The update will be effective for the Company starting from January 1, 2020 with early adoption permitted. The Company does not expect this accounting standard update will have a material impact on the consolidated financial statements.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350). This update removes Step 2 of the goodwill impairment test, which requires the assessment of fair value of individual assets and liabilities of a reporting unit to measure goodwill impairments. Goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value. The Company early adopted this standard for the annual goodwill impairment tests performed on testing dates after January 1, 2017. This accounting standard did not have a material impact on the consolidated financial statements.

        In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This update amends the disclosure requirements for fair value measurements. The update will be effective for the Company starting from January 1, 2020. The Company does not expect this accounting standard update will have a material impact on the consolidated financial statements.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 3—Operating Segments

        The Company operates in one business segment only, namely the development, production and marketing of network solutions.

Entity level disclosures

Major customers

        Revenues from major customers of the Company, as a percentage of consolidated revenues for the year (when they exceed 10%), are as follows:

	For the year ended December 31
	2018	2017	2016
Customer 1	23%	27%	19%
Customer 2	13%	12%	*

*
Represents an amount of less than 10%

Revenues by geographical regions

	For the year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
EMEA	142,814	116,089	107,999
India	155,744	154,961	122,835
Israel	64,775	56,709	39,807
RoW	43,000	39,448	55,388

	406,333	367,207	326,029

        Management considers as significant revenues from customers attributed to the group of countries known as EMEA, which includes Europe, Middle East (excluding Israel which is the Company's country of domicile and therefore presented separately) and Africa. Revenues are presented separately for India due to materiality and all other foreign countries are presented in total as RoW (rest of world).

        Most of the Company's non-current long lived assets are located in Israel.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 4—Trade and Other Receivables

Current assets

	December 31
	2018	2017
	$ in thousands	$ in thousands
Trade receivables(1)	80,691	93,247
Less provision for doubtful debts	(2,654)	(1,958)

	78,037	91,289

Other receivables(2)
Advances to suppliers	818	693
Prepaid expenses	3,118	3,768
Tax authorities	3,914	5,818
Subcontractors	5,788	13,661
Israeli Innovation Authority	1,008	3,886
Other receivables	1,932	2,349

	16,578	30,175

(1)	Including trade receivables due from related parties	—	7,500

(2)	Including other receivables due from related parties	—	630

Non-current assets

	December 31
	2018	2017
	$ in thousands	$ in thousands
Trade receivables	8,837	1,956
Tax receivable(3)	1,426	—

	10,263	1,956

(3)
As at December 31, 2018, the US subsidiary expects to receive a tax refund in the total amount of approximately $1.4 million over the period of 2020 through 2028.

        Details regarding maturity dates of trade receivables:

	December 31, 2018
	Carrying amount	1 year	2 - 3 years	More than 3 years
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Trade receivables	86,874	78,037	8,837	—

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 4—Trade and Other Receivables (Continued)

	December 31, 2017
	Carrying amount	1 year	2 - 3 years	More than 3 years
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Trade receivables	93,245	91,289	1,926	30

Allowance for doubtful account balances

        A reconciliation of the beginning and ending allowance for doubtful account balances is as follows:

	For the year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Balance at the beginning of the period	1,958	3,284	3,298
Doubtful debt expenses	1,170	555	3,187
Write-downs charged against the allowance	(387)	(1,571)	(2,698)
Exchange rate differences	(32)	89	(23)
Recoveries of amounts previously charged off	(55)	(399)	(480)

	2,654	1,958	3,284

Note 5—Inventories

	December 31
	2018	2017
	$ in thousands	$ in thousands
Raw materials and consumables	9,410	7,130
Work in progress	226	287
Finished goods	30,145	31,178

	39,781	38,595
Service-related inventory	18,870	20,315

	58,651	58,910

        For further details on inventory under liens see Note 17C.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 6—Property, Plant and Equipment

	Land and buildings	Machinery and equipment	Motor vehicles	Office furniture and equipment	Computers	Software	Total
	$ in thousands
Cost
Balance as at January 1, 2018	39,413	154,044	793	6,319	78,349	95,836	374,754
Additions	480	1,825	—	87	1,011	5,216	8,619
Disposals	—	(186)	—	(10)	(114)	—	(310)

Balance as at December 31, 2018	39,893	155,683	793	6,396	79,246	101,052	383,063

Accumulated depreciation
Balance as at January 1, 2018	15,210	145,925	616	6,062	75,515	84,299	327,627
Additions	528	2,709	62	78	1,106	5,623	10,106
Disposals	—	(186)	—	(10)	(90)	—	(286)

Balance as at December 31, 2018	15,738	148,448	678	6,130	76,531	89,922	337,447

Net book value as at December 31, 2018	24,155	7,235	115	266	2,715	11,130	45,616

Net book value as at December 31, 2017	24,203	8,119	177	257	2,834	11,537	47,127

Note 7—Intangible assets

        The Company's intangible assets as at December 31, 2018 and 2017 consisted of the following:

	Goodwill	Patents and core technology	Software development costs	Total
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Cost
Balance as at January 1, 2018	325,078	258,802	225,335	809,215
Additions	—	—	25,979	25,979

Balance as at December 31, 2018	325,078	258,802	251,314	835,194

Balance as at January 1, 2017	325,078	258,802	205,328	789,208
Additions	—	—	20,007	20,007

Balance as at December 31, 2017	325,078	258,802	225,335	809,215

Amortization and impairment losses
Balance as at January 1, 2018	220,078	258,802	191,581	670,461
Amortization for the year	—	—	17,244	17,244

Balance as at December 31, 2018	220,078	258,802	208,825	687,705

Balance as at January 1, 2017	220,078	258,802	175,465	654,345
Amortization for the year	—	—	16,116	16,116

Balance as at December 31, 2017	220,078	258,802	191,581	670,461

Carrying amounts
As at December 31, 2017	105,000	—	33,754	138,754

As at December 31, 2018	105,000	—	42,489	147,489

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 7—Intangible assets (Continued)

Amortization

        The current amortization of software development costs is recognized in cost of revenue. Amortization of patents and technology is recognized in amortization of acquisition-related intangible assets.

Note 8—Loans

A.
Composition:

  Short-term loans

	December 31
	2018	2017
	$ in thousands	$ in thousands
Short-term loans from banks	2,320	460

  Long-term loans

	December 31
	2018	2017
	$ in thousands	$ in thousands
Long-term loan	153,000	—
Loans from banks(*)	—	27,750
Term Loan(*)	—	141,392
Mezzanine Loans(*)	—	41,875
Original issue discount	(3,060)	—

	149,940	211,017
Contingent Value Rights (See Note 8D)	(10,500)	(6,035)
Deferred Financing Costs	(9,800)	(1,473)

	129,640	203,509
Accrued Payable-in-Kind (PIK)
interest—non-current portion	12,207	38,363

	141,847	241,872

(*)
Following the Debt Refinancing effective during 2018, the Company's debt obligations as at December 31, 2017 were either refinanced on a long-term basis or replaced with equity securities. As a result, the Company excluded these obligations from Short-term loans (Accrued interest in respect of loans was excluded from Other payables and accrued liabilities) and classified them as part of Long-term loans in its consolidated balance sheet as at December 31, 2017.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 8—Loans (Continued)

B.    Information on material loans

				December 31, 2018		December 31, 2017
	Interest rate per annum payable on a quarterly basis	Interest rate per annum Payable-in-kind, and accumulated until loan maturity
Type			Maturity	Face value	Carrying amount	Face value	Carrying amount
	%	%		$ in thousands		$ in thousands
Long-term loan	Libor plus margin of 4.5%	8.5%	March 2023 (see note 8C)	153,000	129,640	—	—

Short-term loans from banks	4.86%	—	March 2019	2,320	2,320	—	—

loans from banks	Weighted average rates of 3.2% - 3.7%	—	Extended from time to time through March 2018	—	—	28,210	28,210

Term Loan	Libor plus margin of 3% to 5%	8%	Extended from time to time through March 2018	—	—	141,392	135,651

Mezzanine loans	2.5%	11.5 to 15.5%	Extended from time to time through March 2018	—	—	41,875	40,108

				155,320	131,960	211,477	203,969

C.    Debt Refinancing

        In March 2018, the Company refinanced its outstanding debt (the "Debt Refinancing").

        The Company entered into a long-term credit agreement which provides for a $153.0 million term loan facility (the "Senior Facility"). The Senior facility was fully drawn at the closing of the credit agreement.

        The Senior Facility matures in March 2023 (i.e. 5 years from closing of the credit agreement). Starting from 36 months after the closing date and ending 57 months after the closing, the Senior Facility amortizes by installments of 1%-1.5% of the facility per each 3 month period. The remaining 90% matures 60 months from the closing date.

        The loan drawn under the Senior Facility was used primarily to refinance the previous indebtedness of the Company. The Company settled its outstanding Term and Mezzanine loans, including accrued interest and in addition the Company repaid an outstanding short-term loan from a bank in the amount of $27.8 million.

        Out of the previously outstanding Term and Mezzanine loans, a certain lender, Argentem, converted $66.5 million owed to it for preferred shares of ECI Telecom Ltd. and special shares of ECI Telecom Group, (see Notes 11C and 11D).

        For details on equity securities issued as part of the Debt Refinancing see note 11. For details on liens in respect of the credit agreements see note 17C.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 8—Loans (Continued)

D.    Separable embedded derivatives

        The previous lenders of the Term loans and Mezzanine loans were also entitled to receive additional payments upon the occurrence of a corporate transaction, as defined in the respective credit agreements (the "Contingent Value Rights"). The Company's pending obligations under the Contingent Value Rights were recorded as a derivative at fair value. The fair value was determined using valuation models. The estimated fair value of the Contingent Value Rights as of the date of issuance of such obligations in 2016, in the total amount of $6,035 thousand has been recorded as a reduction in the carrying amount of the previous loan.

        As part of the Debt Refinancing the Company and the respective lenders agreed the total amount due in respect of these Contingent Value Rights would be $15.5 million. These contingent amounts were settled as part of the Debt Refinancing and are no longer outstanding as of December 31, 2018.

        As part of the new Senior Facility the new lenders are also entitled to receive additional payments upon the occurrence of a Liquidity Event, as defined in the credit agreement (the "New Contingent Value Rights"). The actual amounts to be paid under the New Contingent Value Rights are determined based on several parameters, including, the Enterprise Value of the Company in such transaction, the consideration received and its timing.

        The Company's pending obligations under the New Contingent Value Rights are recorded as a derivative at fair value. The fair value is determined using valuation models and management estimates. The estimated fair value of the New Contingent Value Rights derivative as of the date of issuance of such obligation, in the total amount of $10.5 million was recorded through a reduction in the carrying amount of the Senior Facility loan. These New Contingent Value Rights were issued during March 2018 as part of the new Senior Facility and are outstanding as of December 31, 2018, (see Note 11).

E.    Contractual restrictions and financial covenants

        According to the terms of the credit agreements in effect as of December 31, 2018, the Company is required to comply with certain customary affirmative, information and negative covenants, subject to certain agreed exceptions.

        In this respect, the financial and operating performance of ECI Telecom Group, ECI Telecom Ltd. and their subsidiaries is monitored by financial covenants which require such entities to ensure that Interest Cover, Adjusted Leverage, Adjusted EBITDA and Aggregate R&D Expenditures are not more or less than certain limits and for certain periods. The credit agreements also contains certain restrictions on the Company's Capital Expenditures (as defined in the Credit Agreement).

        The Company is in full compliance with the required covenants for the period ended December 31, 2018.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 9—Liability for employee benefits

	December 31
	2018	2017
	$ in thousands	$ in thousands
Employees severance benefits(*)	16,857	18,359
Liability for vacation pay	3,702	4,314
Pension benefits	276	571

	20,835	23,244

(*)
The Company's net liability for employee severance benefits is as follows:

	December 31
	2018	2017
	$ in thousands	$ in thousands
Liability for employee severance benefits	16,857	18,359
Less: Assets held for severance benefits, deposited with outside severance funds and insurance companies	13,243	14,495

Net liability for severance benefits	3,614	3,864

        For current portion of employee benefits included as part of Other payables and accrued liabilities in the consolidated balance sheets, see Note 10.

        In some locations in the world, including Israel, the Company`s employees are entitled to severance pay under local law, including upon retirement. The severance payments are calculated based on parameters such as length of employment and the employee`s remuneration, and accruals are maintained to reflect these amounts.

        Most of the employment agreements with employees in Israel are in accordance with Section 14 (see Note 2K). The Company makes regular deposits to certain insurance companies and pension funds for accounts controlled by each applicable employee in order to secure the employee's rights upon retirement or employment termination. The Company is fully relieved from any severance pay liability with respect to each such employee upon contribution to such insurance company or a pension fund, as the amounts deposited are not under the control and management of the Company and the severance pay risks have been irrevocably transferred to the insurance company or the pension fund. The related severance pay obligation and the amounts deposited pursuant to such obligation are therefore not reflected in the balance sheet.

        The Company's liability for severance pay to its Israel-based employees not under Section 14, and employees in countries other than Israel, is calculated pursuant to Israel's Severance Pay Law, or in other countries pursuant to local laws. The liability in Israel is fully covered, mostly through monthly deposits the Company makes with severance pay funds and insurance companies and the remaining gap, if any, is covered by an accrual.

Collective employment agreement

        In November 2018, the Company entered a collective employment agreement with its Israeli employees' representatives and the Histadrut (the leading Israeli labor union) for a term of four years

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 9—Liability for employee benefits (Continued)

(2018-2022). The agreement applies to the Company's employees in Israel, excluding certain managerial and other employees.

        The agreement regulates matters regarding certain employee rights and benefits and other organizational and labor matters, including: benefits, annual salary increase, welfare budget and procedures relating to dismissals, including the respective authority of management and the employees' representative with regards to each, and a dispute settlement mechanism.

Note 10—Other payables and accrued liabilities

Current liabilities

	December 31
	2018	2017
	$ in thousands	$ in thousands
Employee benefits	21,723	16,295
Accrued expenses	19,751	24,450
Accrued interest in respect of loans	15,052	41
Israeli Innovation Authority	4,185	5,105
Tax authorities	8,471	8,106
Commissions payable	6,000	4,040
Advances from customers	2,296	3,040
Warranty accrual	4,631	3,826
Other payables	1,341	795

	83,450	65,698

Non-current liabilities

	December 31
	2018	2017
	$ in thousands	$ in thousands
Amounts collected on behalf of others to be transferred	—	28,837
Fair value of Separable Embedded Derivatives (see Notes 8D and 16A)	15,000	6,080
Fees in respect to issuance of letters of credit	—	14,725
Deferred sale and lease-back gain	4,332	5,466
Other	476	1,469

	19,808	56,577

Deferred sale and lease-back gain

        In September 2008, the Company completed a sale-leaseback transaction of its Petah-Tikva, Israel, headquarter facility, including the land, building and improvements affixed to the properties. The facility is being leased back over a 15 year term ("Initial lease term"), with two renewal periods, at the option of the Company, of 5 years and 4 years and 11 months, respectively. The net gain on the sale of

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 10—Other payables and accrued liabilities (Continued)

this facility in the amount of $21.7 million, net of related taxes of $4.7 million, was deferred and is amortized over the initial lease term. The amortization of the gain was included in the consolidated statements of operations as a reduction in lease expenses.

Warranty accrual

        Reconciliation of the beginning and ending warranty accrual balances is as follows:

	Year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Balance at the beginning of the period	3,826	3,366	3,542
Utilization of warranty accrual	(1,055)	(1,423)	(1,392)
Warranty expense	1,860	1,883	1,216

Balance at the end of the period	4,631	3,826	3,366

Reorganization accruals

        During January 2018, the Company went through a workforce reduction plan. The Company recorded an amount of $1.4 million as part of this plan as reorganization expenses in the consolidated statements of operations. In 2016, the Company provided an amount of $3.7 million in connection with a settlement reached by the Company with its former primary IT provider.

        A reconciliation of the beginning and ending reorganization liability balances is as follows:

	Severance pay	Other	Total
	$ in thousands	$ in thousands	$ in thousands
Balance at January 1, 2017	876	3,700	4,576
Reorganization expenses	—	—	—
Paid during the year	(272)	(1,366)	(1,638)

Balance at December 31, 2017	604	2,334	2,938
Reorganization expenses	1,380	—	1,380
Paid during the year	(1,590)	(1,167)	(2,757)

Balance at December 31, 2018	394	1,167	1,561

        The carrying amount of the reorganization liability in respect of severance pay as of December 31, 2018 is included as part of other payables and liability for employees' severance benefits in the consolidated balance sheets, and is expected to be paid through 2021. The carrying amount of the reorganization liability in respect of other as of December 31, 2018 is included as part of other payables in the consolidated balance sheets, and is expected to be paid through 2019.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 11—Equity

A.    Share capital (in shares of NIS 0.01 par value)

	Ordinary shares
	December 31 2018	December 31 2017
Issued and paid-in share capital as at	42,337,655	33,870,124

Authorised share capital	189,999,990	200,000,000

B.    Commitments to issue equity instruments

(1)   Capital note

        In 2014 the Company entered into an agreement with ECI Holding (Hungary) KFT (the "Parent Company"), a Hungarian company, which as at December 31, 2018 held 80% of the ordinary shares of the Company, and a group of private venture lending funds in Israel (the "Lending Funds"), according to which a loan then outstanding between the Company and the Lending Funds, in total amount of $37.9 million, was converted into a note which will thereafter bear no interest and shall be irrevocably and fully repayable through conversion into a fixed number of ordinary shares of the Company, upon the occurrence of certain events.

        As a result, the note was included as part of shareholders' equity.

        During June 2018, the note was converted into share capital, and the Company issued, 8,467,531 ordinary shares.

(2)
See Note 12 on share-based payments regarding options allotted to employees.

C.    Preferred and Special Shares

        In March 2018, 10,000,000 authorised Shares were converted and reclassified into 10,000,000 Preferred A Shares of NIS 0.01 par value each, and 10 authorised shares were converted and reclassified into 10 Special Shares of NIS 0.01 par value each.

        In March 2018, in connection with the Debt Refinancing, the Company issued and sold 9,825,023 Preferred A Shares to the Parent Company, in consideration for a total amount of $85.8 million, as follows: (a) the Parent Company sold to the Company uncollected trade receivables in total amount of $10.0 million, previously assigned by ECI Telecom Ltd. to the Parent Company as part of a factoring arrangement (see Note 16C); (b) the Parent Company assigned to ECI Telecom Group its right to receive amounts collected by ECI Telecom Ltd. on behalf of the Parent Company as part of a factoring arrangement (see Note 16C), in total amount of $31.8 million; and (c) the Parent Company contributed to the Company an amount of $44.0 million.

        In June 2018, in connection with the Debt Refinancing, the Company issued and sold 174,977 Preferred A Shares to the Lending Funds, in consideration for the Lending Funds assigning to the Company their right to receive amounts collected by ECI Telecom Ltd. on behalf of the Lending Funds as part of a factoring arrangement (see Note 16C) in a total amount of $1.5 million.

        The Preferred A Shares in total amount of $87.3 million, have preference in liquidation, and accumulate at a rate of 12% per annum.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 11—Equity (Continued)

        In March 2018, in connection with the Debt Refinancing, the Company issued and sold 10 Special Shares to Argentem. The Special Shares confer similar rights to the rights attached to the preferred shares in ECI (see note 11D), and are subject to certain call and buy-back rights.

D.    Non-controlling interests in ECI Telecom Ltd.

        In March 2018, as part of the Debt Refinancing, ECI Telecom Ltd. issued and sold to an investment fund ("Argentem") 1,000,000 preferred shares in consideration for $66.5 million (the "Preference Amount").

        Amounts accumulated at a rate of 20% per annum of the Preference Amount are allocated to the owners of the non-controlling interests out of the net loss for the period.

        The holders of the preferred shares are also entitled to receive, in the event of a Liquidity Event, as defined in the investment agreement, an amount equal to the sum that would accrue on the Preference Amount at a rate of 10% and an additional amount calculated based on the timing of such an event and on the net proceeds of such Liquidity Event, subject to maximum and minimum amounts.

Note 12—Share-Based Payment Arrangements

        Current stock option plans include the ECI Telecom Ltd. 2008 Share Incentive Plan (the "2008 Plan") and ECI Telecom Group's 2014 Share Option Plan (the "2014 Plan").

2014 Plan

        Vesting for awards made through December 31, 2017 under the 2014 Plan is over a total period of 3 years, with one thirty-sixth (1/36) of the awards vesting at the end of each and every month starting from the Vesting Commencement Date. For new employees vesting starts after six (6) months of employment (at which time 6/36 shall be vested) and the remainder is equally vested monthly over a thirty (30) month period. Vesting for awards made in 2018 under the 2014 plan is over a total period of 3 years, with one third (1/3) of the awards vesting at the end of each year starting from the Vesting Commencement Date.

        All options will be exercisable following the lapse of their vesting period and the earlier of (i) an IPO; or (ii) a Corporate Transaction (such as a merger, consolidation or similar transaction, a sale or other disposition of all or substantially all of the consolidated assets of the Company, or of the outstanding securities of the Company), as defined in the plan documents. As a result, none of the outstanding options issued as part of the 2014 Plan are exercisable as at the balance sheet date.

        Unless otherwise determined by the Board of Directors, the term of a stock option is six (6) years. Each option confers the right to purchase one (1) ordinary share of ECI Telecom Group at an exercise price of $1 per option, subject to anti-dilution adjustment. As at December 31, 2018, the Company is authorized to grant 2,816,000 options.

        As at December 31, 2018 unearned compensation subject to future recognition upon the occurrence of an IPO or a Corporate Transaction, or one being probable to occur, is $1,625 thousand. As at December 31, 2018 Company's management did not determine that an IPO or a Corporate Transaction is probable to occur.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 12—Share-Based Payment Arrangements (Continued)

        A summary of the 2014 Plan as of December 31, 2018, 2017 and December 31, 2017, and changes during the periods ended on these dates is as follows:

	December 31
	2018	2017	2016
	Number of options (in thousands)	Number of options (in thousands)	Number of options (in thousands)
Balance outstanding at beginning of period	2,115	2,259	2,311
Changes during the period:
Granted	1,147	—	45
Forfeited	(1,029)	(144)	(97)

Balance outstanding at end of period	2,233	2,115	2,259

        The fair value of employee share options was measured using the Black & Scholes formula. Measurement input includes the share price on the measurement date, the exercise price of the instrument, expected volatility, expected term of the instruments, expected dividends, and the risk-free interest rate (based on government debentures).

        The parameters used in the measurement of the fair values at grant date of the share-based payments plans were as follows:

	2018	2016
Grant date fair value per stock option (in USD)	0.3	1.4
Share price on grant date (in USD)	0.9	2.1
Expected volatility (weighted average)	36%	40%
Expected life	6	6
Expected dividends	—	—
Risk free interest rate	1.1%	2.8%

        The share price on grant date was estimated using a valuation model. The expected dividend yield of zero is based on the fact that the Company has not paid dividends in recent years and has no present intention to pay cash dividends. The expected volatility was estimated on the basis of the volatility of different companies that have relatively similar operations as the Company's. The expected life for stock options is based on a combination of the Company's historical option patterns, each option contractual term and expectations of future employee actions.

        No new grants took place during the year ended on December 31, 2017.

2008 Plan

        The vesting period of all awards made as part of this plan was three (3) years from the Vesting Commencement Date. All options were exercisable following the lapse of their vesting period and the earlier of (i) an IPO; or (ii) a Corporate Transaction (such as a merger, consolidation or similar transaction, a sale or other disposition of all or substantially all of the consolidated assets of the Company, or of the outstanding securities of the Company), as defined in the plan documents. As a

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 12—Share-Based Payment Arrangements (Continued)

result, none of the outstanding options issued as part of the 2008 Plan are exercisable as at the balance sheet date.

        Unless otherwise determined by the Board of Directors, the term of a stock option is six (6) years. Following a reverse split implemented by ECI Telecom Ltd. in 2013, each option confers the right to purchase 1/8 (one-eighth) of an ordinary share of ECI Telecom Ltd. at a set exercise price. As at December 31, 2018, ECI Telecom Ltd. is authorized to grant 25,600,000 options for a total of 3,200,000 ordinary shares of ECI Telecom Ltd., subject to anti-dilution adjustment.

        As at December 31, 2018, unearned compensation subject to future recognition upon the occurrence of an IPO or a Corporate Transaction, or one being probable to occur, is immaterial. As at December 31, 2018 Company's management did not determine that an IPO or a Corporate Transaction is probable to occur.

        A summary of the 2008 Plan as of December 31, 2018, 2017 and 2016, and changes during the periods ended on these dates is as follows:

	December 31
	2018		2017		2016
	Number of options (in thousands)	Weighted Average Exercise Price ($)	Number of options (in thousands)	Weighted Average Exercise Price ($)	Number of options (in thousands)	Weighted Average Exercise Price ($)
Balance outstanding at beginning of period	153	2.77	1,346	3.00	5,455	2.52
Changes during the period:
Granted	—	—	—	—	—	—
Forfeited or cancelled	(80)	2.65	(1,193)	3.02	(4,109)	2.37

Balance outstanding at end of period(*)	73	2.91	153	2.77	1,346	3.00

(*)
As at December 31, 2018 the outstanding 73 thousand options are exercisable, subject to the terms of the plan, to approximately 9 thousand ECI Telecom Ltd. common shares, constituting approximately 0.01% of the common shares of ECI Telecom Ltd. on a fully diluted basis. Each 8 options are exercisable to 1 common share of ECI Telecom Ltd., for a total exercise price per 1 common share of approximately $23.3.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 13—Supplemental statements of operations information

Cost of Revenue

	For the year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Finished products consumed	168,493	155,973	113,695
Other operations and logistic costs	33,213	31,252	28,134
Service costs	36,064	30,627	30,891
Amortization of software development costs capitalized	17,244	16,116	15,649
Royalties (see Note 17D)	8,059	5,478	5,003

	263,073	239,446	193,372

        In 2018 inventory write-downs in the amount of $4.1 million were recognized as an expense within cost of revenue ($2.9 million and $3.6 million, in 2017 and 2016 respectively).

Research and development costs, net

	For the year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Expenses incurred	68,926	73,413	70,624
Less development costs capitalized	(25,979)	(20,007)	(15,080)
Less participation of the government of Israel in research and development expenses(1)	(4,369)	(10,612)	(14,263)

	38,578	42,794	41,281

(1)
For information on a commitment to pay royalties to the government of Israel, see Note 17D.

Financial expense (income), net

	For the year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Current interest on loans	11,554	11,232	6,761
Payable in kind (PIK) interest on loans	11,884	22,776	17,065
Amortization of debt raising costs, original issue discount (OID) and fair value assigned to Contingent Value Rights (CVR)	2,201	2,642	6,359

Total interest expense on loans	25,639	36,650	30,185
Interest expense on other liabilities	1,063	1,046	429
Bank charges and factoring fees	5,584	6,487	5,016
Change in fair value of derivatives, net (see Note 16)	13,907	—	(1,728)
Net foreign exchange loss	2,323	(678)	1,701
Other, net	(158)	452	424

	48,358	43,957	36,027

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 14—Loss Per Share

        The calculation of basic and diluted losses per share as at December 31, 2018 was based on the losses attributable to the Company's ordinary shareholders for the period divided by a weighted average number of ordinary shares outstanding, calculated as follows:

	For the year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Loss attributable to owners of the Company ($ in thousands)	(40,373)	(36,943)	(28,750)
Return to equity-classified preferred shares (see Note 11C) ($ in thousands)	(7,951)	—	—

Loss attributable to ordinary shareholders ($ in thousands)	(48,324)	(36,943)	(28,750)

Weighted average number of ordinary shares:
Balance at beginning of period	33,870	33,870	33,870
Effect of shares issued during the period (in thousands) (see Note 11B)	4,849	—	—

Weighted-average shares—basic (in thousands) as at end of period	38,719	33,870	33,870
Effect of dilutive share incentive	—	—	—

Weighted-average shares—dilutive (in thousands) as at end of period	38,719	33,870	33,870

Basic and dilutive loss per share ($)	(1.25)	(1.09)	(0.85)

Note 15—Taxes on Income

A.    Details regarding the tax environment of the Company

(1)   Corporate tax rate

(a)
Presented hereunder are the tax rates relevant to the Company and its Israeli subsidiaries in the years 2016-2018:

  2016—25%
  2017—24%
  2018—23%

  On December 22, 2016 the Knesset plenum passed the Economic Efficiency Law (Legislative Amendments for Achieving Budget Objectives in the Years 2017 and 2018)—2016, by which, inter alia, the corporate tax rate would be reduced from 25% to 23% in two steps. The first step will be to a rate of 24% as from January 2017 and the second step will be to a rate of 23% as from January 2018. As a result of the reduction in the tax rate to 23% in two steps, the deferred tax balances as at December 31, 2018 were calculated at the tax rate expected to apply on the date of reversal.

  Current taxes for the reported periods are calculated according to the tax rates presented above.

(b)
Tax benefits under the Law for the Encouragement of Capital Investments, 1959 (the "Investments Law");

  During January 2011 an amendment to the Investments Law (the "Amendment") became effective. The Amendment's provisions apply to Preferred Income derived or accrued in 2011 and thereafter by a Preferred Company, per the definition of these terms in the Amendment. Companies can

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 15—Taxes on Income (Continued)

  choose not to be included in the scope of the Amendment and to stay in the scope of the Investments Law before its amendment until the end of the benefits period of its approved/beneficiary enterprise.

  The amendment provides a uniform and reduced tax rate for all the Company's income entitled to the benefits ("Preferred Income"). Starting from tax year 2014, the tax rate on Preferred Income for a company operating in the same area as ECI Telecom Ltd. is 16%.

  As part of the 2016 Budget Law, inter alia, the Investments Law was amended such that a company meeting certain criteria ("Preferred Technology Enterprise"), starting from January 1, 2017, will benefit from a tax rate on Preferred Income derived from Intellectual Property, as defined in the amended law, for a company operating in the same area as ECI Telecom Ltd., of 12%. Upon reaching taxable income and if the benefits are still valid, management will evaluate whether its operations meet the criteria in order to qualify for the benefits of the Preferred Technology Enterprise.

  The Amendment also provides that no tax will apply to a dividend distributed out of Preferred Income to an Israeli resident company shareholder. A tax rate of 20% shall apply to a dividend distributed out of Preferred Income to an individual shareholder or foreign resident, subject to double taxation prevention treaties. A reduced tax rate of 4% shall apply to a dividend distributed out of the income of Preferred Technology Enterprise to a foreign resident company, if 90% or higher of the distributing entity is held directly by foreign entities.

(c)
Measurement of results for tax purposes under the Income Tax Law

  The measurement of the Company's results for tax purposes is calculated based on the Income Tax Regulations (principles for the bookkeeping of foreign invested companies and of certain partnerships and the determination of their taxable income)—1986. Accordingly, the taxable income or loss is calculated in U.S. dollars.

(d)
Tax benefits under the Law for the Encouragement of Industry (Taxation), 1969

  The Company is an "Industrial Holding Company" as defined by this law, and as such is entitled, among other benefits, to claim accelerated depreciation of machinery and equipment as prescribed by regulations issued under the inflationary adjustments tax law.

  Starting from 2013 tax year, the Company elected to file a consolidated return for Israeli income tax purposes, together with its subsidiary, ECI Telecom Ltd., in accordance with the provisions of this law.

(e)
Non Israeli subsidiaries are taxed based upon tax laws in their countries of residence.

(2)
In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118 ("SAB 118") to address the application of U.S. GAAP in situations where a company does not have the necessary information available, prepared, or analyzed in reasonable detail to complete the accounting for certain income tax effects of the TCJ Act. It allows companies to record provisional amounts during a measurement period, which is not to extend beyond one year. Consistent with SAB 118, the Company was able to make reasonable estimates and recorded provisional amounts related to

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 15—Taxes on Income (Continued)

  the impact of tax reform. As of December 2018, all provisional amounts have been finalized and there will be no adjustments made to previously disclosed estimates.

B.    Taxes on income from continuing operations

        Taxes on income included in the consolidated statements of operations are comprised as follows:

	Year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Current taxes relating to—
The Company and its Israeli Subsidiaries	330	391	571
Foreign subsidiaries	1,700	2,735	2,979

	2,030	3,126	3,550

Deferred taxes relating to—
The Company and its Israeli subsidiaries	311	311	311
Foreign subsidiaries	601	(283)	(212)

	912	28	99

Taxes on income	2,942	3,154	3,649

C.    Loss from continuing operations before taxes on income

	Year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
The Company and its Israeli subsidiaries	(6,792)	(42,766)	(33,352)
Foreign subsidiaries	(20,664)	8,977	8,251

	(27,456)	(33,789)	(25,101)

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 15—Taxes on Income (Continued)

D.    Reconciliation of the statutory tax expense (benefit) to actual tax expense

	For the year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Loss before taxes on income	(27,456)	(33,789)	(25,101)
Primary tax rate of the Company	23%	24%	25%

Theoretical provision for income taxes	(6,315)	(8,109)	(6,275)
Additional tax (tax saving) in respect of:
Different tax rate of foreign subsidiaries	869	755	347
Difference between measurement basis of income/expenses for income tax purposes and measurement basis of income/expenses for financial reporting purposes	(7,840)	1,612	3,776
Current year tax losses and benefits for which deferred taxes were not created	10,176	5,289	6,747
Capital losses and benefits for which deferred taxes were not created	7,826	2,144	—

Uncertain tax positions	(595)	460	(1,078)
Taxes in respect of previous years	47	(158)	(484)
Taxes in respect of previous years due to TCJ act	(1,426)	—	—
Other differences	200	1,161	616

Income tax expense	2,942	3,154	3,649

E.    Deferred tax assets and liabilities

        The following is a summary of the significant components of deferred tax assets and liabilities:

	December 31
	2018	2017
	$ in thousands	$ in thousands
Deferred tax assets:
Capital loss and other losses carryforward	75,847	60,973
Operating loss carryforward	388,921	382,953
Research and development costs, net	12,700	10,616
Vacation pay accruals, severance pay fund, net, and other accruals	6,236	5,252
Other	1,063	5,796

Gross total deferred tax assets	484,767	465,590
Valuation allowance for deferred tax assets	(470,526)	(452,768)

Net deferred tax assets	14,241	12,822

Deferred tax liabilities:
Software development costs and other intangibles	10,454	8,753
Property, plant and equipment	1,878	1,544

Deferred tax liabilities	12,332	10,297

Deferred taxes, net	1,909	2,525

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 15—Taxes on Income (Continued)

F.     Carry-forwards

        As of December 31, 2018, the Company and its subsidiaries had, for income tax purposes, operating loss carryforwards, capital loss carryforwards, loss from marketable securities, and general business tax credit carryforward of $1,664.1 million, $209.1 million, $55.5 million and $3.6 million, respectively. In addition, a subsidiary in the Netherlands had a carry-forward tax loss with limitation on the off-set for holding and financing companies in the amount of $67.7 million.

        In general, under the United States tax law Section 382 of the Internal Revenue Code of 1986, a corporation that undergoes an "ownership change" is subject to limitations on its ability to utilize its pre-change net operating losses ("NOLs"), to offset future taxable income. As at December 31, 2018, the US subsidiary had $131.0 million NOLs out of which $39.4 million are subject to Internal Revenue Code Section 382 limitations. In addition, these U.S federal net operating loss carryforwards will expire over the period of 2019 through 2027.

        The remainder of the consolidated loss carryforwards has no expiration period. Substantially, all of the capital losses have an indefinite carryforward period.

G.    Tax assessments

        The Company files income tax returns in various jurisdictions with varying statutes of limitations. ECI Telecom Group and its subsidiaries in Israel have received final tax assessments or tax assessments that are considered as final due to lapse of statute of limitation period, through tax year 2013.

H.    Unrecognized tax benefits

        The following table summarizes the activity of the Company's gross unrecognized tax benefits:

	Year ended December 31
	2018	2017
	$ in thousands	$ in thousands
Balance at the beginning of the year	6,921	6,461
Additions based on tax position related to the current year	384	491
Additions for tax positions of prior years	136	622
Reductions for tax positions of prior years relating to settlements with tax authorities	(454)	(71)
Reductions to unrecognized tax benefits as a result of a lapse of the applicable statute of limitations	(661)	(582)

Balance at the end of the year	6,326	6,921

        The Company and its subsidiaries are subject to periodic and routine audits by the tax authorities in all major tax jurisdictions in which they operate. It is reasonably possible that the amounts of unrecognized tax benefits could change as a result of an audit. Based on the current audits in process, the payment of taxes as a result of audit settlements are not expected to have an adverse significant impact on the Company's financial position or results of operations.

        The Company recognizes the benefit of tax positions only if those positions are more likely than not to be sustained. The Company measures the tax benefit to be provided for as the largest amount that is greater than 50% likely of being realized upon settlement.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 16—Financial Instruments

A.    Fair value

        The carrying amounts of certain financial assets and liabilities, including cash and cash equivalents, restricted cash, trade receivables, other receivables, loans and borrowings, trade payables and other payables are the same or proximate to their fair value.

        The table below presents an analysis of financial instruments measured at fair value on the temporal basis using valuation methodology in accordance with the fair value hierarchy levels (for a definition of the various hierarchy levels, see Note 2 regarding the basis of preparation of the financial statements).

	December 31, 2018
	Level 1	Level 2	Level 3	Total
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Financial liabilities:
Separable Embedded Derivatives	—	—	15,000	15,000

	—	—	15,000	15,000

	December 31, 2017
	Level 1	Level 2	Level 3	Total
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Financial liabilities:
Separable Embedded Derivatives	—	—	6,080	6,080

	—	—	6,080	6,080

        The table hereunder presents a reconciliation from the opening balance to the closing balance of separable embedded derivatives carried at fair value level 3 of the fair value hierarchy:

	Year ended December 31,
	2018	2017
	$ in thousands	$ in thousands
Balance at beginning of the year	6,080	6,080
Additions	10,500	—
Deletions	(15,487)	—
Change in the fair value	13,907	—

Balance at end of the year	15,000	6,080

        For the purpose of measurement of the fair value of the separable embedded derivative outstanding as at December 31, 2018, representing the New Contingent Value Rights issued as part of the Debt Refinancing that took place in March 2018 (see note 18), the Company used the Monte Carlo Simulation model. Measurement inputs that would have significantly changed the fair value are as follows:

  (1)
  The estimated Company's equity value that triggers a Liquidity Event, as defined in the agreement (see Note 8). An increase, or decrease, of 10% in this input would result in an

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 16—Financial Instruments (Continued)

    increase or decrease in the fair value of approximately $0.7 million, or $0.8 million, respectively; and

  (2)
  The probability for a Liquidity Event to take place in the short-term period. An increase, or decrease, of 5% (absolute) in this input would result in an increase or decrease in the fair value of approximately $0.01 million, or $0.01 million, respectively.

B.    Financial guarantees

        The Company maintains certain guarantees mainly through banks and with insurance companies to support its performance obligations under customer contracts and other contracts that can be called in case of a material breach of contracts. As at December 31, 2018, these guarantees totaled approximately $38.2 million ($38.7 million as at December 31, 2017).

C.    Transfers of financial assets

        The Company maintains customer receivables factoring agreements with a number of financial institutions. Additional factoring agreements with the Parent Company, and the Lending Funds were in effect through March 2018 and were terminated in connection with the Debt Refinancing (see Note 8). Under the terms of those agreements, the Company may transfer receivables to the financial institutions, on a non-recourse basis, provided that the financial institutions approve the receivables in advance.

        In respect of a majority of its trade receivables, the Company maintains credit insurance policies from major insurance entities or obtains letters of credit from the customers, covering a major part of the credit risk. In some cases, the Company maintains some recourse obligations, limited to events of commercial disputes, such as product defects, which are not covered under the credit insurance policy, and are unrelated to the credit worthiness of the customer. The Company does not expect any recourse to take place in the foreseeable future due to commercial disputes.

        The Company accounts for the factoring of its financial assets as a sale of the assets and records the factoring fees, when incurred, in profit and loss as finance expenses. As at December 31, 2018 and 2017 the outstanding trade receivables derecognized from the consolidated balance sheet in connection with factoring agreements amounted to $67,102 thousand and $73,779 thousand, respectively.

Note 17—Commitments, Contingent Liabilities and Assets Pledged

A.    Legal claims

        During the normal course of business, legal claims were filed against group companies or there are pending claims against the Company (in this section: "Legal Claims"). In the opinion of Company management, based, inter alia, on legal opinions as to the likelihood of success of the claims, the financial statements include adequate provisions, where provisions are required to cover the exposure resulting from such claims.

Claims of employees and former employees of group's companies

        Several lawsuits and claims have been submitted against the Company in Israel and in other jurisdictions in respect of labor and related matters. Such matters include the calculation of benefits,

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 17—Commitments, Contingent Liabilities and Assets Pledged (Continued)

right to receive additional benefits for termination, determination of employee status, right to terminate, and others. A provision in the amount of $357 thousand was included as at December 31, 2018. Management of the Company believes, based on the opinion of its legal advisors that the financial statements include adequate provisions in respect of such claims.

Claims by enterprises and companies

        Several claims have been submitted against the Company and against consolidated subsidiaries, in respect of activities conducted by the Company, in the ordinary course of business, alleging that the Company, inter alia, used patents owned by others. No provision in respect of such claims was included as at December 31, 2018. The Company's Management, based mainly on opinions of its legal advisors, believes that the effect, if any, of the results of such claims on the financial position of the Company and the results of its operations will be immaterial.

        During 2018 the Company received a letter from Sisvel International SA ("Sisvel") advising the Company's wholly owned subsidiary in Germany that it needs to seek a license from Sisvel for products which implement DSL technologies to cover certain patents that are owned by Sisvel. A similar letter was sent to ECI Telecom Ltd. for sales in the United States but ECI Telecom Ltd. had no such sales in this territory. If the Company determines that no license is necessary, or that it does not desire to seek a license, this matter could result in litigation between ECI Telecom Ltd. and Sisvel. Management of the Company believes it is too early to assess the merits of the letter or whether a license is necessary. The Company does not currently sell products containing DSL technology.

        In addition, the Company is subject to legal proceedings, claims, and litigation arising in the ordinary course of business. While the outcome of these matters is currently not determinable, the Company does not expect that the ultimate costs to resolve these matters will have a material adverse effect on its consolidated financial position, results of operations, or cash flows. Liabilities related to legal proceedings are recorded when it is likely that a liability has been incurred and the associated amount can be reasonably estimated. As additional information becomes available, the potential liability related to these matters will be reassessed and the estimates revised, if necessary. In each of these matters the Company continuously evaluates the merits of the respective claims and defends itself vigorously or seeks to arrive at alternative resolutions in its best interest, as it deems appropriate.

B.    Purchase commitments

        As at December 31, 2018, the Company had commitments in the amount of $59.2 million covering, primarily, the purchase of materials,)$73.9 million as at December 31, 2017).

C.    Assets pledged

(1)
The Company pledged certain of its assets, including those of its subsidiaries, to the lending parties in several credit agreements as of December 31, 2018.

  In Israel, that included the creation of (1) fixed charges on assets like machinery, equipment, intellectual property, shares that the Company and its subsidiary hold in its subsidiaries, material insurance policies and bank accounts and (2) a floating charge on all assets and properties owned from time to time by the Company and its subsidiaries.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 17—Commitments, Contingent Liabilities and Assets Pledged (Continued)

  Outside Israel, several Company subsidiaries have pledged certain assets, in favor of the lending parties in several security agreements. As of December 31, 2018 this included the creation of (1) fixed charges on assets such as shares that they hold in subsidiaries, material insurance policies and bank accounts and of (2) a floating charge on all assets and properties owned from time to time by these subsidiaries.

  As of December 31, 2018, fixed charges are duly registered with the relevant authorities with respect to certain machinery, equipment, the intellectual property, the shares and bank accounts of several of the Company's subsidiaries and certain insurance policies, and a floating charge has been registered on all assets of the Company and of certain of its subsidiaries.

(2)
Short-term deposits in an amount of $2.9 million (December 31, 2017—$3.0 million) were pledged in favor of banks and an insurance company ("Financial Institutions") to secure their potential obligations under certain performance bonds issued by the Financial Institutions. The performance bonds, in a total amount of $3.1 million were issued to Company customers as a security for the Company's contractual obligations under tenders and contracts.

  An additional $6.4 million short-term deposit was pledged in favor of a bank to secure a potential obligation under a performance bond in the same amount issued by the bank to a certain Company customer. This performance bond was in cancelation process as at December 31, 2018 and was canceled in early January 2019. As a result the pledge on the short-term deposit was removed in January 2019.

  In addition $2.5 million of short-term bank deposits were pledged in favor of a certain bank to secure $7.3 million of financial bonds issued for the Company's obligation to one of the Company's main subcontractors.

(3)
As of December 31, 2018, two mortgages, on certain real estate assets of the Company which are located in the cities of Petah Tikva (the same place as the Company's main offices) and Givat Shmuel (adjacent to the Company's main offices) in Israel, are registered in favor of Flextronics (Israel) Ltd. ("Flextronics").

  These mortgages were registered in order to secure certain indebtedness owed from time to time by the Company to Flextronics pursuant to a manufacturing agreement entered into between the parties.

(4)
The Company registers pledges in immaterial amounts from time to time on certain equipment items in the ordinary course of business.

D.    Royalties payable to the IIA

        The Company is committed to pay royalties to the IIA on proceeds from sale of products which the government supported by way of research and development grants. The royalties are calculated mainly at the rates of 1.3% to 3.0% of the aggregated proceeds from the sale of such products developed at the Company`s R&D center in Omer, or 3.5% to 5.0% of the aggregated proceeds from sale of such products developed at the Company's R&D center in its headquarters facility in Israel, up to an amount not exceeding 100% of such grants plus interest at LIBOR rate (for new cases approved starting from 2017, interest at the higher of LIBOR rate plus a margin of 1.5%, and 2.75%). Where

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 17—Commitments, Contingent Liabilities and Assets Pledged (Continued)

manufacturing is-performed outside Israel, the respective royalty rates are increased by an additional 1%.

        As at December 31, 2018 the Company's maximum possible future royalties commitment, subject to future sales of such products, and based on grants received from the IIA and not yet repaid and on management's estimation of products still to be sold and as a result might be subject to future royalties payments, is approximately $50.3 million (including interest in the amount of $1.3 million).

E.    Leases

        The Company leases its facilities under operating leases, which expire at various times through 2025. The Company's corporate headquarters is located in a leased facility in Petah Tikva, Israel under a lease that expires in 2023, with additional options of renewal. Escalation clauses, free rent and other lease concessions are recognized on a straight-line basis over the minimum lease term. Rent expense was $9.3 million for the year ended December 31, 2018, and $9.0 million and $8.9 million for the years ended December 31, 2017 and 2016, respectively.

        Future minimum payments under operating lease arrangements as of December 31, 2018 were as follows:

Year ending December 31	$ in thousands
2019	7,625
2020	7,575
2021	6,686
2022	5,130
2023	4,151
thereafter	1,062

32,229

Note 18—Related Parties

A.    Parent company and subsidiaries

        The Company's parent company is ECI Holding (Hungary) KFT, a Hungarian company, which as at December 31, 2018 held 80% of the ordinary shares of the Company.

ECI Telecom Group Ltd.

Notes to the Consolidated Financial Statements (Continued)

Note 18—Related Parties (Continued)

B.    Transactions with related parties

Balances due from or to related parties

	December 31
	2018	2017
	$ in thousands	$ in thousands
Trade receivables	—	7,500
Other receivables	—	630
Long-term trade and other receivables	534	—
Trade payables	30	497
Other payables	2,755	40,022

Transactions with related parties

	Year ended December 31
	2018	2017	2016
	$ in thousands	$ in thousands	$ in thousands
Revenues	—	7,500	—

Expenses	1,937	5,609	4,189

C.    Other engagements between the Company and related parties

(1)
The Company pays fees to an entity controlled by the indirect shareholders of the Company in respect of letters of credit issued by this entity to an Israeli bank to support credit lines issued by the bank to the Company.

  This engagement was terminated in March 2018. In addition, in March 2018 the aforesaid related entity waived its right to receive from ECI Telecom Ltd. accrued and unpaid fees in total amount of $11.8 million. The waived fees were recorded as a capital contribution made to the Company's Capital Surplus by its shareholders.

(2)
In March 2018 the Company entered into an agreement to receive management services from an entity controlled by the indirect shareholders of the Company, for a period of five years, for a monthly payment of $25 thousand.

(3)
Sales of certain of the Company's receivables (see Note 16C). This engagement was terminated in March 2018.

(4)
During December 2018 the Company entered into an agreement with its indirect shareholders. The indirect shareholders provided guarantees to an Israeli bank to secure Company obligations under a credit line issued by the bank to the Company. As part of the said agreement the Company committed, subject to the provisions of other finance documents (see notes 8 and 12), to pay fees starting from January 2019 to the indirect shareholders in respect of the issued guarantees. In addition, the Company committed to indemnify and compensate the indirect shareholders in case the bank forfeits the guarantees.

ECI Telecom Group Ltd.

Condensed Consolidated Financial Statements

September 30, 2019

ECI Telecom Group Ltd.

Condensed Consolidated Financial Statements

Contents

ECI Telecom Group Ltd.

Condensed Consolidated Balance Sheets

	Note	September 30, 2019	December 31, 2018
		(Unaudited) $ in thousands	(Audited) $ in thousands
Assets
Cash and cash equivalents		13,027	29,167
Restricted cash		4,875	11,796
Trade receivables	4	73,807	78,037
Other receivables	4	17,905	16,578
Inventory	5	58,489	58,651

Total current assets		168,103	194,229

Long-term trade and other receivables	4	4,144	10,263
Assets held for employees' severance benefits		14,482	13,243
Property, plant and equipment, net		45,161	45,616
Software development costs, net	6	47,627	42,489
Operating lease right-of-use assets	16	26,725	—
Goodwill	6	105,000	105,000
Deferred income tax		1,699	2,255

Total non-current assets		244,838	218,866

Total assets		412,941	413,095

        Date of approval of the condensed financial statements: November 15, 2019

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECI Telecom Group Ltd.

Condensed Consolidated Balance Sheets (Continued)

	Note	September 30, 2019	December 31, 2018
		(Unaudited) $ in thousands	(Audited) $ in thousands
Liabilities
Short-term loans	7	2,390	2,320
Trade payables		56,335	60,432
Operating lease liabilities	16	8,632	—
Other payables and accrued liabilities	8	62,069	83,450

Total current liabilities		129,426	146,202

Long-term loans	7	154,554	141,847
Liability for employee benefits		23,473	20,835
Other long-term liabilities	8	17,771	19,808
Operating lease liabilities, net of current	16	19,699	—
Deferred income tax		545	346

Total non-current liabilities		216,042	182,836

Total liabilities		345,468	329,038

Equity	9
Non-controlling interest		89,238	76,475
Ordinary shares, NIS 0.01 par value per share; 189,999,990 shares authorized as at September 30, 2019 and December 31, 2018; 42,337,655 shares issued and outstanding as at September 30, 2019 and December 31, 2018		122	122
Capital surplus		1,296,577	1,296,577
Preferred A shares, 0.01 NIS par value per share; 10,000,000 shares authorized, issued and outstanding as at September 30, 2019 and December 31, 2018		87,310	87,310
Special shares, 0.01 NIS par value per share; 10 shares authorized, issued and outstanding as at September 30, 2019 and December 31, 2018		—	—
Capital reserves		87,998	87,998
Accumulated deficit		(1,493,772)	(1,464,425)

Equity (deficit) attributable to owners of the Company		(21,765)	7,582

Total equity		67,473	84,057

Total liabilities and equity		412,941	413,095

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECI Telecom Group Ltd.

Condensed Consolidated Statements of Operations

		Three months ended		Nine months ended
	Note	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
		(Unaudited) $ in thousands	(Unaudited) $ in thousands	(Unaudited) $ in thousands	(Unaudited) $ in thousands
Revenue:	3
Product		73,938	82,882	209,571	238,614
Service		21,335	21,133	62,201	63,101

Total revenue		95,273	104,015	271,772	301,715

Cost of revenue:
Product		44,991	52,812	134,951	160,853
Service		12,633	11,650	37,808	36,025

Total cost of revenue		57,624	64,462	172,759	196,878

Gross profit		37,649	39,553	99,013	104,837

Research and development costs, net		11,407	9,022	31,456	27,397
Selling and marketing expenses		12,599	14,701	41,180	43,925
General and administrative expenses		4,678	5,873	14,967	17,168
Reorganization expenses	8	—	—	—	1,380

Operating income		8,965	9,957	11,410	14,967
Financial expenses, net		(11,833)	(13,731)	(29,877)	(39,636)
Other expenses, net		(58)	(12)	(79)	(101)

Loss before taxes on income		(2,926)	(3,786)	(18,546)	(24,770)
Taxes on income	12	(1,063)	(1,086)	(3,504)	(1,648)

Net loss		(3,989)	(4,872)	(22,050)	(26,418)

Attributable to:
Owners of the Company		(8,272)	(8,197)	(34,813)	(33,068)
Non-controlling interests		4,283	3,325	12,763	6,650

Net loss		(3,989)	(4,872)	(22,050)	(26,418)

Loss per share
Basic and dilutive loss per ordinary share (in dollar)	11	(0.26)	(0.26)	(1.01)	(1.02)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECI Telecom Group Ltd.

Condensed Consolidated Statements of Comprehensive loss

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Net loss	(3,989)	(4,872)	(22,050)	(26,418)
Other comprehensive income (loss), net of tax	—	—	—	—

Comprehensive loss, net of tax	(3,989)	(4,872)	(22,050)	(26,418)

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECI Telecom Group Ltd.

Condensed Consolidated Statements of Changes in Equity

	Number of shares	Share capital	Capital surplus	Preferred shares	Capital note	Capital reserves	Accumulated deficit	Total	Non- Controlling interests	Total equity
	$ in thousands (except Number of shares)
Balance at July 1, 2019 (Unaudited)	42,337,655	122	1,296,577	87,310	—	87,998	(1,485,500)	(13,493)	84,955	71,462
Net loss	—	—	—	—	—	—	(8,272)	(8,272)	4,283	(3,989)

Balance at September 30, 2019 (Unaudited)	42,337,655	122	1,296,577	87,310	—	87,998	(1,493,772)	(21,765)	89,238	67,473

Balance at January 1, 2019 (Audited)	42,337,655	122	1,296,577	87,310	—	87,998	(1,464,425)	7,582	76,475	84,057
Adoption of Accounting Standards Codification 842, Leases (see Note 2Q)	—	—	—	—	—	—	5,466	5,466	—	5,466
Net loss	—	—	—	—	—	—	(34,813)	(34,813)	12,763	(22,050)

Balance at September 30, 2019 (Unaudited)	42,337,655	122	1,296,577	87,310	—	87,998	(1,493,772)	(21,765)	89,238	67,473

Balance at July 1, 2018 (Unaudited)	42,337,655	122	1,296,577	87,310	—	87,998	(1,448,923)	23,084	69,825	92,909
Net loss	—	—	—	—	—	—	(8,197)	(8,197)	3,325	(4,872)

Balance at September 30, 2018 (Unaudited)	42,337,655	122	1,296,577	87,310	—	87,998	(1,457,120)	14,887	73,150	88,037

Balance at January 1, 2018 (Audited)	33,870,124	98	1,246,905	—	37,887	87,998	(1,424,052)	(51,164)	—	(51,164)
Net loss	—	—	—	—	—	—	(33,068)	(33,068)	6,650	(26,418)
Capital contribution	—	—	11,809	—	—	—	—	11,809	—	11,809
Issuance of preferred shares	—	—	—	87,310	—	—	—	87,310	—	87,310
Issuance of preferred shares in a subsidiary to non-controlling interests	—	—	—	—	—	—	—	—	66,500	66,500
Shares issued for a capital note	8,467,531	24	37,863	—	(37,887)	—	—	—	—	—

Balance at September 30, 2018 (Unaudited)	42,337,655	122	1,296,577	87,310	—	87,998	(1,457,120)	14,887	73,150	88,037

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECI Telecom Group Ltd.

Condensed Consolidated Statements of Cash Flows

	Nine months ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
	$ in thousands	$ in thousands
Cash flows from (used in) operating activities
Net Loss	(22,050)	(26,418)
Adjustments for:
Depreciation and amortization	22,333	20,722
Accrued severance pay, net	1,399	(706)
Other, net	(68)	2,412
Deferred taxes	755	472
Increase in operating lease liabilities	1,606	—
Decrease in trade receivables (including non-current maturities of long-term trade receivables)	10,349	12,667
Decrease in other receivables (including non-current maturities of long-term other Receivables)	828	5,909
Decrease (increase) in prepaid expenses	(2,155)	823
Increase in inventories	(576)	(1,174)
Decrease in trade payables	(5,003)	(30,987)
Increase (decrease) in other payables and accrued liabilities	(16,465)	3,730
Increase in long-term liabilities	14,179	26,764

Net cash provided by operating activities	5,132	14,214

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECI Telecom Group Ltd.

Condensed Consolidated Statements of Cash Flows (Continued)

	Nine months ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
	$ in thousands	$ in thousands
Cash flows used in investing activities
Software development costs capitalized	(19,315)	(20,040)
Investment in property, plant and equipment	(6,571)	(5,292)

Net cash used in investing activities	(25,886)	(25,332)

Cash flows from (used in) financing activities
Increase in short-term loans, net	70	1,910
Issuance of long-term loans(*)	—	102,200
Repayment of long-term loans(*)	—	(202,686)
Payment of deferred financing costs(*)	(2,104)	(5,694)
Proceeds from issuance of long-term derivative(*)	—	10,500
Repayment of derivatives(*)	—	(8,000)
Proceeds from preferred shares issuance in subsidiary(*)	—	59,013
Proceeds from preferred shares issuance(*)	—	44,000

Net cash provided by (used in) financing activities	(2,034)	1,243

Effect of exchange rate fluctuations on cash and cash equivalents	(273)	(2,349)

Net decrease in cash, cash equivalents and restricted cash	(23,061)	(12,224)
Cash, cash equivalents and restricted cash as at the beginning of the period	40,963	39,230

Cash, cash equivalents and restricted cash as at the end of the period	17,902	27,006

Supplemental disclosures:
Income taxes paid, net of tax refunds	2,469	2,211

Interest paid mainly on loans	17,911	4,468

(*)
Cash inflows (outflows) for the year ended December 31, 2018 are in connection with a Debt Refinancing that took place in March 2018 (see Notes 7 and 9).

A.    Non-cash activities

	Nine months ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
	$ in thousands	$ in thousands
Purchase of property, plant and equipment	1,173	967

Preferred shares issuance and capital contribution	—	55,119

Preferred shares issuance in subsidiary	—	7,489

The accompanying notes are an integral part of these condensed consolidated financial statements.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements

Note 1—General

A.    Reporting entity

        ECI Telecom Group Ltd. ("ECI Telecom Group") is an Israeli company that was incorporated in 2007. The address of the registered office is 30 Hasivim Street Petah-Tikva, Israel. ECI Telecom Group and its subsidiaries (collectively, the "Company") is a global provider of ELASTIC Network® solutions for service providers, Cloud Solution Providers, utilities as well as data center operators. These solutions include scalable, transport and data networking infrastructure platforms for optical and digital telecommunications networks, as well as broadband access systems. Along with its long-standing, industry-proven packet-optical transport and broadband access systems, the Company offers a variety of SDN/NFV applications, end-to-end network management, a comprehensive cyber security solution, and a range of professional services. The Company's products are designed to create and manage bandwidth, maximize revenues for network operators, reduce operating expenses, expand capacity, improve performance and enable new revenue-generating services. The Company currently operates in one operating segment.

        During 2018, the Company refinanced its outstanding debt (the "Debt Refinancing"). As part of the refinancing, the Company's debt obligations were either refinanced on a long-term basis or replaced with equity securities, and as a result, the Company believes that it will be able to meet its financial obligations, as they come due throughout calendar year 2020.

B.    Definitions

In these condensed financial statements—

(1)
ECI Telecom Group—ECI Telecom Group Ltd.

(2)
The Company—ECI Telecom Group Ltd. and its subsidiaries.

(3)
Subsidiaries—Companies, the financial statements of which are fully consolidated, directly or indirectly, with the financial statements of ECI Telecom Group.

(4)
Related party—Within its meaning in ASC 850, "Related Party Disclosures".

Note 2—Basis of Preparation and Summary of significant accounting policies

A.    Basis of presentation

1.
The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP").

2.
The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar ("dollar" or "USD"). The functional currency of the Company and of all the Subsidiaries is the dollar.

  Transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been re-measured into dollars. Gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies have been included in financial income (expenses) in the consolidated statements of operations.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

B.    Consolidation

1.
The condensed consolidated financial statements include the accounts of ECI Telecom Group and its wholly owned subsidiaries. Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, have been eliminated in consolidation.

2.
Non-controlling interests comprise the equity of a subsidiary that cannot be attributed, directly or indirectly, to ECI Telecom Group. As at September 30, 2019 and December 31, 2018 they include preferred shares issued by ECI Telecom Ltd., an entity in which ECI Telecom Group owns all of the issued and outstanding ordinary shares.

  Profit or loss and any part of other comprehensive income are allocated to the owners of the Company and the non-controlling interests. Dividends accumulated at a rate of 20% per annum are allocated to the owners of the non-controlling interests and the remaining profit or loss and other comprehensive income are allocated to the owners of the Company.

C.    Use of estimates and judgements

        The preparation of financial statements in conformity with GAAP requires management to make judgements, assumptions and estimates that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Significant estimates and judgements relied upon in preparing these condensed consolidated financial statements and accompanying notes include revenue recognition for multiple element arrangements, inventory valuations, legal contingencies, recoverability of net deferred tax assets and the related valuation allowances, recoverable amounts of goodwill and other intangible assets and the fair value measurement of non-trading derivatives. Actual results could differ materially from the amounts reported based on these estimates.

D.    Reclassifications

        From time to time, certain amounts in prior year financial statements may be reclassified to conform to the current year presentation.

E.    Financial instruments

        The Company's financial instruments consist mainly of cash and cash equivalents, short-term interest bearing investments, accounts receivable, accounts payable, short-term and long-term loans, and derivative financial instruments. The carrying amounts of the financial instruments included in the accounts of the Company do not significantly vary from their fair values.

        Fair value for the measurement of financial assets and liabilities is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company utilizes a valuation hierarchy for disclosure of the inputs for fair value measurement. This hierarchy prioritizes the inputs into three broad levels as follows:

  •
  Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities;

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

  •
  Level 2 inputs are quoted prices for identical or similar assets or liabilities in less active markets or model-derived valuations in which significant inputs are observable for the asset or liability, either directly or indirectly through market corroboration;

  •
  Level 3 inputs are unobservable inputs based on the Company's assumptions used to measure assets and liabilities at fair value.

        By distinguishing between inputs that are observable in the market place, and therefore more objective, and those that are unobservable and therefore more subjective, the hierarchy is designed to indicate the relative reliability of the fair value measurements. A financial asset or liability's classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement.

F.     Cash and cash equivalents and restricted cash

        The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

        The Company classifies as restricted cash all cash and cash equivalents pledged as collateral to secure certain Company's obligations.

G.    Inventories

        Inventories are stated at the lower of cost and net realizable value. The cost of inventories is based on the moving average, and includes expenditure incurred in acquiring the inventories and the costs incurred in bringing them to their existing location and condition. The Company reduces the carrying value of inventories for items that are potentially excess, obsolete or slow moving, based on estimates of future customer demand of products and other economic factors.

H.    Property, plant and equipment

        Property, plant and equipment are stated at historical cost less accumulated depreciation and accumulated impairment losses, if any. The cost of property, plant and equipment includes expenditure that is directly attributable to the acquisition of the asset. Purchased software that is integral to the functionality of the related equipment is capitalized as part of that equipment.

        Depreciation is recognized in earnings on a straight-line basis over the estimated useful lives of the assets as follows:

• Buildings	40 years
• Machinery and equipment	3 to 10 years (mainly 10 years)
• Office furniture and equipment	10 to 14 years
• Computers and Software	3 to 5 years
• Leasehold improvements	The shorter of the lease term and the useful life
• Vehicles	6 years

        Depreciation methods, useful lives and residual values are reviewed at the end of each reporting year and adjusted if appropriate.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

I.     Goodwill and intangible assets

Goodwill

        Goodwill is not amortized, but instead is tested for impairment at least annually, or more frequently if indicators of potential impairment exist, by comparing the fair value of the Company's reporting unit to its carrying value.

        The Company's annual testing for impairment of goodwill is completed as at December 31. The Company operates as a single operating segment with one reporting unit and consequently evaluates goodwill for impairment based on an evaluation of the fair value of the Company as a whole.

        The Company performed its step one assessments for each of the years ended December 31, 2018, 2017 and 2016 and determined each year that its fair value was in excess of its carrying value and accordingly, there was no impairment of goodwill.

Software development costs capitalized

        Expenditure on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognized in profit or loss when incurred.

        The Company capitalizes certain software development costs. Capitalization of software development costs commences upon the determination of technological feasibility and continues up to the time the software is available for general release to customers, at which time capitalized software costs are amortized to cost of revenues on a straight-line basis over the expected life of the related product, generally up to three years.

        In subsequent periods, capitalized software development expenditure is measured at cost less accumulated amortization and accumulated impairment losses, if any. The Company periodically estimates the recoverability of software development costs. The recoverable amounts as of September 30, 2019 and December 31, 2018 were estimated to be higher than the respective carrying amounts and no provision for impairment was required.

J.     Revenue recognition

        As from January 1, 2018 the Company has early adopted Accounting Standards Codification ("ASC") 606, Revenue from Contracts with Customers ("ASC 606"), which sets out guidance for revenue recognition. The Company elected to apply ASC 606 using the modified retrospective approach, as from the initial date of application, without restatement of comparative data.

        As part of the initial application of ASC 606, the Company has chosen to apply the expedients in the transitional provisions, according to which ASC 606 is applied only for contracts not yet complete at the transition date.

        The new accounting policies for recognizing revenue that were applied as from January 1, 2018 following the application of ASC 606 did not have a material effect on the Company's financial statements. In addition, implementation of ASC 606 had no material effect on retained earnings as at the transition date.

        The Company recognizes revenue when the customer obtains control over the promised goods or services. The revenue is measured according to the amount of the consideration to which the Company

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

expects to be entitled in exchange for the goods or services promised to the customer, other than amounts collected for third parties.

Identifying the contract

        The Company accounts for a contract with a customer only when the following conditions are met:

  (a)
  The parties to the contract have approved the contract (in writing, orally or according to other customary business practices) and they are committed to satisfying the obligations attributable to them

  (b)
  The Company can identify the rights of each party in relation to the goods or services that will be transferred;

  (c)
  The Company can identify the payment terms for the goods or services that will be transferred;

  (d)
  The contract has a commercial substance (i.e. the risk, timing and amount of the entity's future cash flows are expected to change as a result of the contract); and

  (e)
  It is probable that the consideration, to which the Company is entitled to in exchange for the goods or services transferred to the customer, will be collected.

        For the purpose of paragraph (e) the Company examines, inter alia, the percentage of the advance payments received and the spread of the contractual payments, past experience with the customer and the status and existence of sufficient collateral.

        If a contract with a customer does not meet all of the above criteria, consideration received from the customer is recognized as a liability until the criteria are met or when one of the following events occurs: the Company has no remaining obligations to transfer goods or services to the customer and any consideration promised by the customer has been received and cannot be returned; or the contract has been terminated and the consideration received from the customer cannot be refunded.

Identifying performance obligations

        On the contract's inception date the Company assesses the goods or services promised in the contract with the customer and identifies as a performance obligation any promise to transfer to the customer one of the following:

  (a)
  Goods or services (or a bundle of goods or services) that are distinct; or

  (b)
  A series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer.

        The Company identifies goods or services promised to the customer as being distinct when the customer can benefit from the goods or services on their own or in conjunction with other readily available resources and the Company's promise to transfer the goods or services to the customer is separately identifiable from other promises.

        In projects executed under contract, when a significant service is provided of integrating the various goods and services in the contract into one integrated outcome, the Company identifies one

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

performance obligation. In all other cases, the Company identifies more than one performance obligation.

Determining the transaction price

        The transaction price is the amount of the consideration to which the Company expects to be entitled in exchange for the goods or services promised to the customer, other than amounts collected for third parties. The Company takes into account the effects of all the following elements when determining the transaction price: variable consideration, the existence of a significant financing component, non-cash consideration, and consideration payable to the customer.

Satisfaction of performance obligations

        Revenue is recognized when the Company satisfies a performance obligation by transferring control over promised goods or services to the customer.

Contract costs

        Incremental costs of obtaining a contract with a customer such as sales fees to agents, are recognized as an asset when the Company is likely to recover these costs. Costs to obtain a contract that would have been incurred regardless of the contract are recognized as an expense as incurred, unless the customer can be billed for those costs.

        Costs incurred to fulfill a contract with a customer and not in the scope of another standard are recognized as an asset when they: relate directly to a contract the Company can specifically identify; they generate or enhance resources of the Company that will be used in satisfying performance obligations in the future; and they are expected to be recovered. In any other case the costs are recognized as an expense as incurred.

K.    Employee benefits

        The majority of the Company's agreements with employees in Israel are in accordance with Section 14 of the Severance Pay Law, 1963 ("Section 14"), where the Company's contributions for severance pay are paid to the employee upon termination instead of the severance liability that would otherwise be payable under the law as aforementioned.

        In accordance with Section 14 the Company makes regular deposits with certain insurance companies and pension funds for accounts controlled by each applicable employee. The Company is fully relieved from any severance pay liability with respect to each such employee upon contribution to the insurance company or a pension fund as the amounts deposited are not under the control and management of the Company and the severance pay risks have been irrevocably transferred to the insurance company or the pension fund. Therefore, the related severance pay obligation and amounts deposited on behalf of such obligation are not reflected in the consolidated balance sheets.

        The Company's liability for severance pay to its Israel-based employees not under Section 14, is calculated pursuant to Israel's Severance Pay Law. The liability for employee severance benefits is based on salary components as prescribed in the current labor agreement and calculated on the basis of length of service and the latest monthly salary—one month's salary for each year employed. The

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

liability is mostly covered by amounts the company deposits in external pension and severance funds managed by unrelated financial institutions and to a lesser extent by the unfunded provision.

        The provision for severance pay also includes amounts related to employees in countries other than Israel and is calculated in accordance with the rules of the country in which they are employed.

Share-based payment transactions

        The Company measures and recognizes compensation expense for all share-based payment awards made to employees and directors, based on estimated fair values.

        GAAP requires estimating the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense using the straight-line method over the requisite service periods. Because stock-based compensation expense recognized in the Consolidated Statement is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

        The Company uses the Black-Scholes option-pricing model ("Black-Scholes model") method of valuation for the measurement and recognition of compensation expense for share-based payment awards. The Company's determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company's estimated stock value as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the Company's expected stock price volatility over the term of the awards and actual and projected employee stock option exercise behaviors. Although the fair value of employee stock options is determined using an option-pricing model, this value may not be indicative of the fair value observed in a willing market participants transaction.

        The Company's share-based payment awards will be exercisable following the lapse of their vesting periods and the earlier of (i) an IPO; or (ii) a Corporate Transaction (such as a merger, consolidation or similar transaction, a sale or other disposition of all or substantially all of the consolidated assets of the Company, or of the outstanding securities of the Company), as defined in the plan documents. As a result, an expense will be recorded in respect of these awards only when management estimates that such an event will occur.

L.    Research and development costs

        Research and development costs are expensed as incurred (see Note 2I for the accounting in respect of capitalized software development costs).

        The Company records grants received from the Office of the Innovation Authority of the Israeli Ministry of Economics ("IIA") as a reduction of research and development expenses. Royalties payable to IIA are recognized pursuant to sale of related products and are classified as cost of revenues.

M.   Concentrations of credit risk

        The financial instruments that potentially subject the Company to concentrations of credit risk are cash, cash equivalents, restricted cash and trade and other receivables.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

        The cash, cash equivalents and restricted cash are deposited with a number of established financial institutions. Management believes that the financial institutions that hold the Company's deposits have a sufficient credit rating.

        Management believes the exposure in respect of trade and unbilled receivables is limited because most of the Company's customers are large companies with high credit rates, and also the large number of customers and their geographical spread. In addition, the credit risk is mitigated by credit insurance policies the Company obtains from large insurance entities on the majority of its trade receivables balances.

N.    Warranty costs

        Estimated future warranty costs are accrued and charged to cost of goods sold in the period that the related revenue is recognized. These estimates are derived from historical data and trends of product reliability and costs of repairing and replacing defective products.

O.    Taxes on income

        Income tax comprises current and deferred tax. Current tax and deferred tax are recognized in earnings, or are recognized directly in equity to the extent they relate to items recognized directly in equity.

        Current tax is the expected tax payable (or receivable) on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date. Current taxes also include taxes in respect of prior years.

        Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities and loss carryforwards, using tax rates expected to be in effect for the years in which the differences are expected to reverse. The Company records valuation allowances to reduce deferred income tax assets to the amount that is more likely than not to be realized. The Company has not recognized a deferred tax liability for the undistributed earnings of its foreign subsidiaries, because the Company considers these earnings to be indefinitely reinvested. A deferred tax liability will be recognized when the Company can no longer demonstrate that it plans to indefinitely reinvest these undistributed earnings.

        A provision for uncertain tax positions, including additional tax, interest and penalties, is recognized when the Company determines it is not more likely than not that a certain position will be sustained. The Company measures the tax benefit to be provided for as the largest amount that is more than 50% likely of being realized upon settlement.

P.     Earnings per share

        The Company presents basic and diluted earnings per share (EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighted average number of ordinary shares outstanding during the year, adjusted for treasury shares. Diluted EPS is determined by adjusting the profit or loss attributable to ordinary shareholders of the Company and the weighted average number of ordinary shares outstanding, after adjustment for treasury shares, for the effects of all dilutive potential ordinary shares, share options and share options granted to employees.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 2—Basis of Preparation and Summary of significant accounting policies (Continued)

Q.    Leases

        Effective January 1, 2019 (the "Adoption Date"), the Company adopted Accounting Standards Codification 842, Leases ("ASC 842") issued by FASB. ASC 842 replaced existing lease accounting rules with a comprehensive lease measurement and recognition standard and expanded disclosure requirements (see Note 16). ASC 842 requires lessees to recognize most leases on their balance sheets.

        The Company elected to use the alternative transition method, which allows entities to initially apply ASC 842 at the Adoption Date with no subsequent adjustments to prior period lease costs for comparability. The Company elected the package of practical expedients permitted under the transition guidance, which provided that a company need not reassess whether expired or existing contracts contained a lease, the lease classification of expired or existing leases, and the amount of initial direct costs for existing leases.

        In connection with the adoption of ASC 842, the Company recorded additional lease assets of $29.8 million and additional lease liabilities of $29.8 million as of January 1, 2019. The Company also recognized as a cumulative-effect adjustment to equity at the Adoption Date, an amount of $5.5 million, due to a previously accounted for portion of deferred gain resulting from a sale and operating leaseback that took place prior to the adoption of ASC 842.

        As a result the Company stopped amortizing the deferred gain starting from the Adoption Date. This amortization, recorded in 2018 as a reduction of the respective lease expense, amounted to $1.1 million and $0.4 million in the periods of nine months and three months ended on September 30, 2018, respectively, and the respective deferred tax expense, amounted to $0.2 million and $0.1 million in the periods of nine months and three months ended on September 30, 2018, respectively.

        Other than the aforesaid, the adoption of this standard had no impact on the Company's interim consolidated statements of operations or of cash flows.

R.    Recent accounting pronouncement

        In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326). This update requires measurement and recognition of expected credit losses for financial assets held based on historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. The update will be effective for the Company starting from January 1, 2020 with early adoption permitted. The Company does not expect this accounting standard update will have a material impact on the consolidated financial statements.

        In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This update amends the disclosure requirements for fair value measurements. The update will be effective for the Company starting from January 1, 2020. The Company does not expect this accounting standard update will have a material impact on the consolidated financial statements.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 3—Operating Segments

        The Company operates in one business segment only, namely the development, production and marketing of network solutions.

Entity level disclosures

Major customers

        Revenues from major customers of the Company, as a percentage of consolidated revenues for the period (when they exceed 10%), are as follows:

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Unaudited) $ in thousands	(Unaudited) $ in thousands	(Unaudited) $ in thousands	(Unaudited) $ in thousands
Customer 1	11%	20%	16%	24%
Customer 2	21%	*	12%	12%
Customer 3	*	*	*	13%
Customer 4	*	11%	*	*

*
Represents an amount of less than 10%

Revenues by geographical regions

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Unaudited) $ in thousands	(Unaudited) $ in thousands	(Unaudited) $ in thousands	(Unaudited) $ in thousands
EMEA	24,525	26,739	80,364	64,570
India	39,572	34,859	96,657	126,985
FSU	12,678	20,787	32,603	32,817
Israel	10,605	9,335	33,369	49,443
RoW	7,893	12,295	28,779	27,900

	95,273	104,015	271,772	301,715

        Management considers as significant revenues from customers attributed to the group of countries known as EMEA, which includes Europe, Middle East (excluding Israel which is the Company's country of domicile and therefore presented separately) and Africa. Revenues are presented separately for India and FSU, which includes Former Soviet Union countries (mainly Russia), due to materiality and all other foreign countries are presented in total as RoW (rest of world).

        Most of the Company's non-current long lived assets are located in Israel.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 4—Trade and Other Receivables

Current assets

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Trade receivables(1)	76,311	80,691
Less provision for doubtful debts	(2,504)	(2,654)

	73,807	78,037

Other receivables(1)
Advances to suppliers	707	818
Prepaid expenses	4,809	3,118
Tax authorities	5,632	3,914
Subcontractors	4,594	5,788
Israeli Innovation Authority	1,028	1,008
Other receivables	1,135	1,932

	17,905	16,578

(1)
There are no current trade or other receivables due from related parties as at September 30, 2019 and 2018.

Non-current assets

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Trade receivables	3,135	8,837
Tax receivables(2)—non-current portion	1,009	1,426

	4,144	10,263

(2)
As at September 30, 2019, the US subsidiary expects to receive a tax refund in the total amount of approximately $1.4 million over the period of 2020 through 2028. Out of this refund an amount of approximately $0.4 million is expected to be received within the next 12 months and hence is included in Other receivables under Current assets in the condensed consolidated balance sheet.

        Details regarding maturity dates of trade receivables:

	September 30, 2019
	(Unaudited)
	Carrying amount	1 year	2 - 3 years	More than 3 years
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Trade receivables	76,942	73,807	2,272	863

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 4—Trade and Other Receivables (Continued)

	December 31, 2018
	(Audited)
	Carrying amount	1 year	2 - 3 years	More than 3 years
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Trade receivables	86,874	78,037	8,837	—

        The changes in the allowance for doubtful account balances in the nine months ended September 30, 2019 and 2018 were as follows:

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Balance at the beginning of the period	2,654	1,958
Doubtful debt expenses	178	1,054
Write-downs charged against the allowance	(260)	(387)
Exchange rate differences	(58)	(65)
Recoveries of amounts previously charged	(10)	(55)

Balance at the end of the period	2,504	2,505

Note 5—Inventories

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Raw materials and consumables	12,349	9,410
Work in progress	423	226
Finished goods	28,241	30,145

	41,013	39,781
Service-related inventory	17,476	18,870

	58,489	58,651

        For further details on inventory under liens see Note 14C.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 6—Intangible assets

        The Company's intangible assets as at September 30, 2019 and December 31, 2019 consisted of goodwill and software development costs.

Goodwill

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Goodwill	325,078	325,078
Accumulated impairment losses	(220,078)	(220,078)

	105,000	105,000

        There were no changes in the carrying amounts of the Company's goodwill in the nine months ended on September 30, 2019 and in the year ended December 31, 2018.

Software development costs

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Cost	270,630	251,314
Accumulated amortization	(223,003)	(208,825)

Net carrying amount	47,627	42,489

        The changes in the carrying amount of the Company's software development costs in the nine months ended September 30, 2019 and 2018 were as follows:

	Nine months ended
	September 30, 2019	September 30, 2018
	(Unaudited) $ in thousands	(Unaudited) $ in thousands
Balance at the beginning of the period	42,489	33,754
Capitalization of software development costs during the period	19,315	20,039
Amortization for the period	(14,177)	(12,335)

Balance at the end of the period	47,627	41,458

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 6—Intangible assets (Continued)

        Amortization expense for software development costs for the three and nine months ended September 30, 2019 and 2018 was as follows (classified in Cost of revenue—product, in the condensed consolidated statements of operations):

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Unaudited) $ in thousands	(Unaudited) $ in thousands	(Unaudited) $ in thousands	(Unaudited) $ in thousands
Amortization for the period	4,707	4,324	14,177	12,335

        Estimated future amortization expense for the Company's software development costs as at September 30, 2019 was as follows:

Year ending December 31,	$ in thousands
Remainder of 2019	5,232
2020	22,990
2021	14,665
2022	4,740

47,627

Note 7—Loans

A.    Composition:

  Short-term loans

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Short-term loans from banks	2,390	2,320

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 7—Loans (Continued)

  Long-term loans

	September 30, 2019	December 31, 2018
	$ in thousands (Unaudited)	$ in thousands (Audited)
Long-term loan	153,000	153,000
Original issue discount	(3,060)	(3,060)

	149,940	149,940
Contingent Value Rights (See Note 7D)	(10,500)	(10,500)
Deferred Financing Costs	(9,800)	(9,800)

	129,640	129,640
Accrued Payable-in-Kind ("PIK") interest using the effective interest method—non-current portion	24,914	12,207

	154,554	141,847

B.    Information on material loans

		Interest rate per annum payable-in-kind, and accumulated until loan maturity		September 30, 2019		December 31, 2018
	Interest rate per annum payable on a quarterly basis
Type			Maturity	Face value	Carrying amount	Face value	Carrying amount
	%	%		(Unaudited) $ in thousands		(Audited) $ in thousands
Long-term loan	Libor plus	8.5%	March 2023
	margin of 4.5%		(see note 7C)	153,000	129,640	153,000	129,640

Accrued PIK	Libor plus	8.5%	March 2023
Interest	margin of 4.5%		(see note 7C)	20,781	24,914	10,007	12,207

Short-term loans from banks	3.83% - 4.75%	—	November 2019	2,390	2,390	2,320	2,320

				176,171	156,944	165,327	144,167

C.    Debt Refinancing

        In March 2018, the Company refinanced its outstanding debt (the "Debt Refinancing").

        The Company entered into a long-term credit agreement which provides for a $153.0 million term loan facility (the "Senior Facility"). The Senior Facility was fully drawn at the closing of the credit agreement.

        The Senior Facility matures in March 2023 (i.e. 5 years from closing of the credit agreement). Starting from 36 months after the closing date and ending 57 months after the closing, the Senior Facility amortizes by installments of 1%-1.5% of the facility per each 3 month period. The remaining 90% matures 60 months from the closing date.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 7—Loans (Continued)

        The loan drawn under the Senior Facility was used primarily to refinance the previous indebtedness of the Company. The Company settled its outstanding Term and Mezzanine loans, including accrued interest and in addition the Company repaid an outstanding short-term loan from a bank in the amount of $27.8 million.

        Out of the previously outstanding Term and Mezzanine loans, a certain lender, Argentem, converted $66.5 million owed to it for preferred shares of ECI Telecom Ltd. and special shares of ECI Telecom Group, (see Notes 9C and 9D).

        For details on equity securities issued as part of the Debt Refinancing see note 9. For details on liens in respect of the credit agreements see note 14C.

D.    Separable embedded derivatives

        The previous lenders of the Term loans and Mezzanine loans were also entitled to receive additional payments upon the occurrence of a corporate transaction, as defined in the respective credit agreements (the "Contingent Value Rights"). The Company's pending obligations under the Contingent Value Rights, were recorded as derivatives at fair value.

        As part of the Debt Refinancing the Company and the respective lenders agreed that the total amount due in respect of these Contingent Value Rights would be $15.5 million. These contingent amounts were settled as part of the Debt Refinancing and are no longer outstanding as of December 31, 2018.

        As part of the new Senior Facility the new lenders are also entitled to receive additional payments upon the occurrence of a Liquidity Event, as defined in the credit agreement (the "New Contingent Value Rights"). The actual amounts to be paid under the New Contingent Value Rights are determined based on several parameters, including, the Enterprise Value of the Company in such transaction, the consideration received and its timing.

        The Company's pending obligation under the New Contingent Value Rights is recorded as a derivative at fair value. The fair value is determined using valuation models and management estimates. The estimated fair value of the New Contingent Value Rights derivative as of the date of issuance of such obligation, in the total amount of $10.5 million was recorded through a reduction in the carrying amount of the Senior Facility loan. These New Contingent Value Rights were issued during March 2018 as part of the new Senior Facility and are outstanding as at September 30, 2019 and December 31, 2018. The estimated fair value of this derivative amounted to $16.8 million and $15.0 million as at September 30, 2019 and December 31, 2018, respectively (see Notes 9 and 13).

E.    Contractual restrictions and financial covenants

        According to the terms of the credit agreements in effect as at September 30, 2019 and December 31, 2018, the Company is required to comply with certain customary affirmative, information and negative covenants, subject to certain agreed exceptions.

        In this respect, the financial and operating performance of ECI Telecom Group, ECI Telecom Ltd. and their subsidiaries is monitored by financial covenants which require such entities to ensure that Interest Cover, Adjusted Leverage, Adjusted EBITDA and Aggregate R&D Expenditures are not more

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 7—Loans (Continued)

or less than certain limits and for certain periods. The credit agreements also contains certain restrictions on the Company's Capital Expenditures (as defined in the Credit Agreement).

        The Company is in full compliance with the required covenants for the periods ended September 30, 2019 and December 31, 2018.

Note 8—Other payables and accrued liabilities

Current liabilities

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Employee benefits	16,557	21,723
Accrued expenses	15,476	19,751
Accrued interest in respect of loans	2,964	15,052
Israeli Innovation Authority	6,820	4,185
Tax authorities	7,833	8,471
Commissions payable	4,862	6,000
Advances from customers	3,042	2,296
Warranty accrual	4,356	4,631
Deferred sale and lease-back gain—current balance	—	1,135
Other payables	159	206

	62,069	83,450

Non-current liabilities

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Fair value of Separable Embedded Derivatives (see Notes 7D and 13A)	16,800	15,000
Deferred sale and lease-back gain	—	4,332
Other	971	476

	17,771	19,808

Deferred sale and lease-back gain

        In September 2008, the Company completed a sale-leaseback transaction of its Petah-Tikva, Israel, headquarter facility, including the land, building and improvements affixed to the properties. The facility is being leased back over a 15 year term ("Initial lease term"), with two renewal periods, at the option of the Company, of 5 years and 4 years and 11 months, respectively. The net gain on the sale of this facility in the amount of $21.7 million, net of related taxes of $4.7 million, was deferred and is amortized over the initial lease term through December 31, 2018. The amortization of the gain was included in the consolidated statements of operations as a reduction in lease expenses.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 8—Other payables and accrued liabilities (Continued)

        Following the adoption of ASC 842 (see Note 2Q) the Company recognized as a cumulative-effect adjustment to equity at January 1, 2019 an amount of $5.5 million due to the de-recognition of the remaining balance of the deferred gain.

Warranty accrual

        The changes in the warranty accrual in the nine months ended September 30, 2019 and 2018 were as follows:

	Nine months ended
	September 30, 2019	September 30, 2018
	(Unaudited) $ in thousands	(Unaudited) $ in thousands
Balance at the beginning of the period	4,631	3,826
Utilization of warranty accrual	(1,365)	(885)
Warranty expense	1,090	1,412

Balance at the end of the period	4,356	4,353

Reorganization accruals

        During January 2018, the Company implemented a workforce reduction plan. The Company recorded an amount of $1.4 million as part of this plan as reorganization expenses in the consolidated statements of operations. In 2016, the Company provided an amount of $3.7 million in connection with a settlement reached by the Company with its former primary IT provider.

        The changes in the reorganization accruals in the nine months ended September 30, 2019 and 2018 were as follows:

	Severance pay	Other	Total
	$ in thousands	$ in thousands	$ in thousands
Balance at January 1, 2019 (Audited)	394	1,167	1,561
Paid during the period	(200)	(1,167)	(1,367)

Balance at September 30, 2019 (Unaudited)	194	—	194

Balance at January 1, 2018 (Audited)	604	2,334	2,938
Reorganization expenses	1,380	—	1,380
Paid during the year	(1,496)	(1,167)	(2,663)

Balance at September 30, 2018 (Unaudited)	488	1,167	1,655

        The carrying amount of the reorganization liability in respect of severance pay as of September 30, 2019 and December 31, 2018 was included as part of Other payables and Liability for employee benefits in the condensed consolidated balance sheets, and is expected to be paid through 2021. The carrying amount of the reorganization liability in respect of Other as at December 31, 2018 was included as part of Other payables in the condensed consolidated balance sheets.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 9—Equity

A.    Share capital (in shares of NIS 0.01 par value)

	Ordinary shares
	September 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
Issued and paid-in share capital as at	42,337,655	42,337,655

Authorised share capital	189,999,990	189,999,990

B.    Commitments to issue equity instruments

(1)   Capital note

        In 2014 the Company entered into an agreement with ECI Holding (Hungary) KFT (the "Parent Company"), a Hungarian company, which as at December 31, 2018 held 80% of the ordinary shares of the Company and a group of private venture lending funds in Israel (the "Lending Funds"), according to which a loan then outstanding between the Company and the Lending Funds, in total amount of $37.9 million, was converted into a note which will thereafter bear no interest and shall be irrevocably and fully repayable through conversion into a fixed number of ordinary shares of the Company, upon the occurrence of certain events.

        As a result, the note was included as part of shareholders' equity.

        During June 2018, the note was converted into share capital, and the Company issued, 8,467,531 ordinary shares.

(2)   See Note 10 on share-based payments regarding options allotted to employees.

C.    Preferred and Special Shares

        In March 2018, 10,000,000 authorised Shares were converted and reclassified into 10,000,000 Preferred A Shares of NIS 0.01 par value each, and 10 authorised shares were converted and reclassified into 10 Special Shares of NIS 0.01 par value each.

        In March 2018, in connection with the Debt Refinancing, the Company issued and sold 9,825,023 Preferred A Shares to the Parent Company, in consideration for a total amount of $85.8 million, as follows: (a) the Parent Company sold to the Company uncollected trade receivables in total amount of $10.0 million, previously assigned by ECI Telecom Ltd. to the Parent Company as part of a factoring arrangement (see Note 13C); (b) the Parent Company assigned to ECI Telecom Group its right to receive amounts collected by ECI Telecom Ltd. on behalf of the Parent Company as part of a factoring arrangement (see Note 13C), in total amount of $31.8 million; and (c) the Parent Company contributed to the Company an amount of $44.0 million.

        In June 2018, in connection with the Debt Refinancing, the Company issued and sold 174,977 Preferred A Shares to the Lending Funds, in consideration for the Lending Funds assigning to the Company their right to receive amounts collected by ECI Telecom Ltd. on behalf of the Lending Funds as part of a factoring arrangement (see Note 13C) in a total amount of $1.5 million.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 9—Equity (Continued)

        The Preferred A Shares in total amount of $87.3 million, have preference in liquidation, and accumulate at a rate of 12% per annum.

        In March 2018, in connection with the Debt Refinancing, the Company issued and sold 10 Special Shares to Argentem. The Special Shares confer similar rights to the rights attached to the preferred shares in ECI (see note 9D), and are subject to certain call and buy-back rights.

D.    Non-controlling interests in ECI Telecom Ltd.

        In March 2018, as part of the Debt Refinancing, ECI Telecom Ltd. issued and sold to an investment fund ("Argentem") 1,000,000 preferred shares in consideration for $66.5 million (the "Preference Amount").

        Amounts accumulated at a rate of 20% per annum of the Preference Amount are allocated to the owners of the non-controlling interests out of the net loss for the period.

        The holders of the preferred shares are also entitled to receive, in the event of a Liquidity Event, as defined in the investment agreement, an amount equal to the sum that would accrue on the Preference Amount at a rate of 10% and an additional amount calculated based on the timing of such an event and on the net proceeds of such Liquidity Event, subject to maximum and minimum amounts.

Note 10—Share-Based Payment Arrangements

        Current stock option plans include the ECI Telecom Group's 2014 Share Option Plan (the "2014 Plan"). All options granted under the previously outstanding ECI Telecom Ltd. 2008 Share Incentive Plan had expired due to lapse of the stock options term.

2014 Plan

        Vesting for awards made through December 31, 2017 under the 2014 Plan is over a total period of 3 years, with one thirty-sixth (1/36) of the awards vesting at the end of each and every month starting from the Vesting Commencement Date. For new employees vesting starts after six (6) months of employment (at which time 6/36 shall be vested) and the remainder is equally vested monthly over a thirty (30) month period. Vesting for awards made in 2018 and 2019 under the 2014 plan is over a total period of 3 years, with one third (1/3) of the awards vesting at the end of each year starting from the Vesting Commencement Date.

        All options will be exercisable following the lapse of their vesting period and the earlier of (i) an IPO; or (ii) a Corporate Transaction (such as a merger, consolidation or similar transaction, a sale or other disposition of all or substantially all of the consolidated assets of the Company, or of the outstanding securities of the Company), as defined in the plan documents. As a result, none of the outstanding options issued as part of the 2014 Plan are exercisable as at the balance sheet date.

        Unless otherwise determined by the Board of Directors, the term of a stock option is six (6) years. Each option confers the right to purchase one (1) ordinary share of ECI Telecom Group at an exercise price of $1 per option, subject to anti-dilution adjustment. As at September 30, 2019, the Company is authorized to grant 2,816,000 options.

        As at September 30, 2019 unearned compensation subject to future recognition upon the occurrence of an IPO or a Corporate Transaction, or one being probable to occur, is $1,783 thousand.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 10—Share-Based Payment Arrangements (Continued)

As at September 30, 2019 Company management did not determine that an IPO or a Corporate Transaction is probable to occur.

        The activity related to the Company's outstanding stock options for the nine months ended September 30, 2019 (unaudited) was as follows:

Number of options
(in thousands)
Balance outstanding at beginning of period	2,233
Changes during the period:
Granted	145
Forfeited	(110)

Balance outstanding at end of period	2,268

        The fair value of employee stock options was measured using the Black & Scholes formula. Measurement input includes the share price on the measurement date, the exercise price of the instrument, expected volatility, expected term of the instruments, expected dividends, and the risk-free interest rate (based on government debentures).

        The parameters used in the measurement of the fair values at grant dates of the share-based payments plans in the nine months ended September 30, 2019 (unaudited) were as follows:

Grant date fair value per stock option (in USD)	0.6 - 0.8
Share price on grant date (in USD)	1.3 - 1.6
Expected volatility (weighted average)	35%
Expected life	6
Expected dividends	—
Risk free interest rate	2.2% - 2.3%

        The share price on grant date was estimated using a valuation model. The expected dividend yield of zero is based on the fact that the Company has not paid dividends in recent years and has no present intention to pay cash dividends. The expected volatility was estimated on the basis of the volatility of different companies that have relatively similar operations as the Company's. The expected life for stock options is based on a combination of the Company's historical option patterns, each option contractual term and expectations of future employee actions.

        In July 2019 the Company's Board of Directors approved the repricing of the exercise price of a certain amount of the outstanding stock options issued to employees under the 2014 plan. As of September 30, 2019 the Company had not yet issued revised grant letters to the employees and hence the repricing was not yet effected. Upon the repricing coming into effect, it is expected that the exercise price of the said stock options will be reduced from GBP 0.75 or $1.00 per option to $0.25 per option, although the repricing may be affected by a ruling sought after from the Israel Tax Authority.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 11—Loss Per Share

        The calculation of basic and diluted losses per share as at September 30, 2019 was based on the losses attributable to the Company's ordinary shareholders for the period divided by a weighted average number of ordinary shares outstanding, calculated as follows:

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(Unaudited)
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Loss attributable to ordinary shareholders ($ in thousands)	(8,272)	(8,197)	(34,813)	(33,068)
Return to equity-classified preferred shares (see Note 9C) ($ in thousands)	(2,641)	(2,641)	(7,836)	(5,310)

Loss attributable to ordinary shareholders ($ in thousands)	(10,913)	(10,838)	(42,649)	(38,378)

Weighted average number of ordinary shares:
Balance at beginning of period	42,338	42,338	42,338	33,870
Effect of shares issued during the period (in thousands) (see Note 9B)	—	—	—	3,629

Weighted-average shares—basic (in thousands) as at end of period	42,338	42,338	42,338	37,499
Effect of dilutive share incentive	—	—	—	—

Weighted-average shares—dilutive (in thousands) as at end of period	42,338	42,338	42,338	37,499

Basic and dilutive loss per share ($)	(0.26)	(0.26)	(1.01)	(1.02)

Note 12—Taxes on Income

        The Company's income tax provisions for the nine months ended September 30, 2019 and 2018 reflect the Company's estimates of the effective rates expected to be applicable for the respective full years, adjusted for any discrete events, which are recorded in the period that they occur. These estimates are reevaluated each quarter based on the Company's estimated tax expense for the full year. The estimated effective rates for the nine months ended September 30, 2019 and 2018 do not include any expense or benefit for the Company's domestic operations, since the Company concluded that a valuation allowance was required for this jurisdiction.

Note 13—Financial Instruments

A.    Fair value

        The carrying amounts of certain financial assets and liabilities, including cash and cash equivalents, restricted cash, trade receivables, other receivables, loans and borrowings, trade payables and other payables are the same or proximate to their fair value.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 13—Financial Instruments (Continued)

        The table below presents an analysis of financial instruments measured at fair value on the temporal basis using valuation methodology in accordance with the fair value hierarchy levels (for a definition of the various hierarchy levels, see Note 2 regarding the basis of preparation of the financial statements).

	September 30, 2019
	(Unaudited)
	Level 1	Level 2	Level 3	Total
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Financial liabilities:
Separable Embedded Derivatives	—	—	16,800	16,800

	—	—	16,800	16,800

	December 31, 2018
	(Audited)
	Level 1	Level 2	Level 3	Total
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Financial liabilities:
Separable Embedded Derivatives	—	—	15,000	15,000

	—	—	15,000	15,000

        The table hereunder presents a reconciliation from the opening balance to the closing balance of separable embedded derivatives carried at fair value level 3 of the fair value hierarchy:

	Nine months ended
	September 30, 2019	September 30, 2018
	(Unaudited)	(Unaudited)
	$ in thousands	$ in thousands
Balance at beginning of the period	15,000	6,080
Additions	—	10,500
Deletions	—	(15,487)
Change in the fair value	1,800	14,207

Balance at end of the period	16,800	15,300

        For the purpose of measurement of the fair value of the separable embedded derivative outstanding as at September 30, 2019, representing the New Contingent Value Rights issued as part of the Debt Refinancing that took place in March 2018 (see note 7D), the Company used the Monte Carlo Simulation model. Measurement inputs that would have significantly changed the fair value are as follows:

  (1)
  The estimated Company's equity value that triggers a Liquidity Event, as defined in the agreement (see Note 7). An increase, or decrease, of 10% in this input would result in an increase or decrease in the fair value of approximately $0.8 million, or $0.8 million, respectively; and

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 13—Financial Instruments (Continued)

  (2)
  The probability for a Liquidity Event to take place in the short-term period. An increase, or decrease, of 5% (absolute) in this input would result in an increase or decrease in the fair value of approximately $0.1 million, or $0.1 million, respectively.

B.    Financial guarantees

        The Company maintains certain guarantees mainly through banks and with insurance companies to support its performance obligations under customer contracts and other contracts that can be called in case of a material breach of contracts. As at September 30, 2019, these guarantees totaled approximately $27.9 million ($38.2 million as at December 31, 2018).

C.    Transfers of financial assets

        The Company maintains customer receivables factoring agreements with a number of financial institutions. Additional factoring agreements with the Parent Company, and the Lending Funds were in effect through March 2018 and were terminated in connection with the Debt Refinancing (see Note 7). Under the terms of those agreements, the Company may transfer receivables to the financial institutions, on a non-recourse basis, provided that the financial institutions approve the receivables in advance.

        In respect of a majority of its trade receivables, the Company maintains credit insurance policies from major insurance entities or obtains letters of credit from the customers, covering a major part of the credit risk. In some cases, the Company maintains some recourse obligations, limited to events of commercial disputes, such as product defects, which are not covered under the credit insurance policy, and are unrelated to the credit worthiness of the customer. No such commercial dispute has ever happened to date. Consequently, the Company does not expect any recourse to take place in the foreseeable future due to commercial disputes.

        The Company accounts for the factoring of its financial assets as a sale of the assets and records the factoring fees, when incurred, in profit and loss as finance expenses. As at September 30, 2019 and December 31, 2018 the outstanding trade receivables derecognized from the consolidated balance sheet in connection with factoring agreements amounted to $54.8 million and $67.1 million, respectively.

Note 14—Commitments, Contingent Liabilities and Assets Pledged

A.    Legal claims

        In the normal course of business, legal claims were filed against group companies or there are pending claims against the Company (in this section: "Legal Claims"). In the opinion of Company management, based, among other things, on legal opinions as to the likelihood of success of the claims, the financial statements include adequate provisions, where provisions are required to cover the exposure resulting from such claims.

Claims of employees and former employees of group's companies

        Several lawsuits and claims have been submitted against the Company in Israel and in other jurisdictions in respect of labor and related matters. Such matters include the calculation of benefits, right to receive additional benefits for termination, determination of employee status, right to terminate, and others. A provision in the amount of $0.4 million was included as at September 30, 2019 and December 31, 2018. Management of the Company believes, based on the opinion of its legal advisors that the financial statements include adequate provisions in respect of such claims.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 14—Commitments, Contingent Liabilities and Assets Pledged (Continued)

Claims by enterprises and companies

        Several claims have been submitted against the Company and against consolidated subsidiaries, in respect of activities conducted by the Company, in the ordinary course of business, alleging that the Company, inter alia, used patents owned by others. No provision in respect of such claims was included as at December 31, 2018. The Company's Management, based mainly on opinions of its legal advisors, believes that the effect, if any, of the results of such claims on the financial position of the Company and the results of its operations will be immaterial.

        During 2018 the Company received a letter from Sisvel International SA ("Sisvel") advising the Company's wholly owned subsidiary in Germany ("ECI GMBH") that it needs to seek a license from Sisvel for products which implement DSL technologies to cover certain patents that are owned by Sisvel. Sisvel continued to send letters, the last of which was received on July 23, 2018. The Company has not received any further correspondence regarding this matter. The Company believes it is too early to assess the outcome.

        ECI GMBH has received a request for indemnification from Deutsche Telekom ("DT") in relation to an alleged intellectual property infringement claim brought by Intellectual Ventures II LLC ("IVII") in Germany and concerning a component sold to DT by ECI GMBH. The Company is looking into the matter, however, it believes that DT purchased the allegedly infringing component from one of the Company's vendors and therefore plans to submit a request for indemnification to such vendor. Additionally, the patent(s)-in-suit are subject to a validity proceeding pending in the Federal Patent Court in Munich, the outcome of which may have an impact on the aforementioned claims. IVII is also pursuing an identical claim in France against Orange. Orange has placed ECI France on notice that it may seek indemnification from ECI France as a third-party supplier in connection with such claim. The planned defense of this claim will be the same as that of the case in Germany, namely that the relevant chipsets were obtained through a licensee of the plaintiff and therefore did not infringe upon the patent and that the patent involved is invalid. Company believes it is too early to assess the outcome.

        In addition, the Company is subject to legal proceedings, claims, and litigation arising in the ordinary course of business. While the outcome of these matters is currently not determinable, the Company does not expect that the ultimate costs to resolve these matters will have a material adverse effect on its consolidated financial position, results of operations, or cash flows. Liabilities related to legal proceedings are recorded when it is likely that a liability has been incurred and the associated amount can be reasonably estimated. As additional information becomes available, the potential liability related to these matters will be reassessed and the estimates revised, if necessary. In each of these matters the Company continuously evaluates the merits of the respective claims and defends itself vigorously or seeks to arrive at alternative resolutions in its best interest, as it deems appropriate.

B.    Purchase commitments

        As at September 30, 2019, the Company had commitments in the amount of $55.0 million covering, primarily, the purchase of materials)$59.2 million as at December 31, 2018).

C.    Assets pledged

(1)
The Company pledged as at September 30, 2019 certain of its assets, including those of its subsidiaries, to the lending parties in several credit agreements.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 14—Commitments, Contingent Liabilities and Assets Pledged (Continued)

  In Israel, that included the creation of (1) fixed charges on assets like machinery, equipment, intellectual property, shares that the Company and its subsidiary hold in its subsidiaries, material insurance policies and bank accounts and (2) a floating charge on all assets and properties owned from time to time by the Company and its subsidiaries, and

  Outside Israel, several Company subsidiaries have pledged certain assets as at September 30, 2019, in favor of the lending parties in several security agreements. That included the creation of (1) fixed charges on assets such as shares that they hold in subsidiaries, material insurance policies and bank accounts and of (2) a floating charge on all assets and properties owned from time to time by these subsidiaries.

  As at September 30, 2019, fixed charges are duly registered with the relevant authorities with respect to certain machinery, equipment, intellectual property, shares and bank accounts of several of the Company's subsidiaries and certain insurance policies, and a floating charge has been registered on all assets of the Company and of certain of its subsidiaries.

(2)
Short-term deposits in an amount of $2.4 million (December 31, 2018—$9.3 million) were pledged in favor of banks and an insurance company ("Financial Institutions") to secure their potential obligations under certain performance bonds issued by the Financial Institutions. The performance bonds, in a total amount of $3.0 million were issued to Company customers as a security for the Company's contractual obligations under tenders and contracts.

  In addition $2.5 million of short-term bank deposits (December 31, 2018—$2.5 million) were pledged in favor of a certain bank to secure $7.0 million of financial bonds issued covering the Company's obligation to one of its main subcontractors.

(3)
As at September 30, 2019, two mortgages, on certain real estate assets of the Company which are located in the cities of Petah Tikva (the same place as the Company's main offices) and Givat Shmuel (adjacent to the Company's main offices) in Israel, are registered in favor of Flextronics (Israel) Ltd. ("Flextronics").

  These mortgages were registered in order to secure certain indebtedness owed from time to time by the Company to Flextronics pursuant to a manufacturing agreement entered into between the parties.

(4)
The Company registers pledges in immaterial amounts from time to time on certain equipment items in the ordinary course of business.

D.    Royalties payable to the IIA

        The Company is committed to pay royalties to the IIA on proceeds from sale of products which the Israeli government supported by way of research and development grants. The royalties are calculated mainly at the rates of 1.3% to 3.0% of the aggregated proceeds from the sale of such products developed at the Company`s R&D center in Be'er-Sheva, or 3.5% to 5.0% of the aggregated proceeds from sale of such products developed at the Company's R&D center in the Petah-Tikva facility, up to an amount not exceeding 100% of such grants plus interest at LIBOR rate (for new cases approved starting from 2017, interest at the higher of LIBOR rate plus a margin of 1.5%, and 2.75%). Where manufacturing is performed outside Israel, the respective royalty rates are increased by an additional 1%.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 14—Commitments, Contingent Liabilities and Assets Pledged (Continued)

        As at September 30, 2019 the Company's maximum possible future royalties commitment, subject to future sale of such products, and based on grants received from the IIA and not yet repaid and on management's estimation of products still being sold and subject to future royalties payments, is approximately $51.6 million (including interest in the amount of $1.6 million).

Note 15—Related Parties

A.    Parent company and subsidiaries

        The Company's parent company is ECI Holding (Hungary) KFT, a Hungarian company, which as at September 30, 2019 held 80% of the ordinary shares of the Company.

B.    Transactions with related parties

Balances due from or to related parties

	September 30, 2019	December 31, 2018
	(Unaudited) $ in thousands	(Audited) $ in thousands
Long-term trade and other receivables	496	534
Trade payables	88	30
Other payables	307	2,755

Transactions with related parties

	Three months ended		Nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
(Unaudited)
	$ in thousands	$ in thousands	$ in thousands	$ in thousands
Expenses (income)	104	(75)	351	1,863

C.    Other engagements between the Company and related parties

(1)
The Company paid fees to an entity controlled by the indirect shareholders of the Company in respect of letters of credit issued by this entity to an Israeli bank to support credit lines issued by the bank to the Company.

  This engagement was terminated in March 2018. In addition, in March 2018 the aforesaid related entity waived its right to receive accrued and unpaid fees from ECI Telecom Ltd. in total amount of $11.8 million. The waived fees were recorded as a capital contribution made to the Company's Capital Surplus by its shareholders.

(2)
In March 2018 the Company entered into an agreement to receive management services from an entity controlled by the indirect shareholders of the Company, for a period of five years, for a monthly payment of $25 thousand.

(3)
Sales of certain of the Company's receivables (see Note 13C). This engagement was terminated in March 2018.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 15—Related Parties (Continued)

(4)
In December 2018 the Company entered into an agreement with its indirect shareholders. The indirect shareholders provided guarantees to a bank to secure the Company obligations under a credit line provided by the bank as well as for receivables factoring (see Note 13C). As part of the said agreement the Company committed, subject to the provisions of other finance documents (see notes 7 and 9), to pay fees starting from January 2019 to the indirect shareholders in respect of the issued guarantees. In addition, the Company committed to indemnify and compensate the indirect shareholders in case the bank forfeits the guarantees.

Note 16—Leases

        The Company has operating leases for its global facilities and for offices and vehicles in certain locations, and finance leases for computers and IT equipment. Operating leases are reported separately in the Company's condensed consolidated balance sheet as at September 30, 2019. Assets acquired under finance leases are included in Property, plant and equipment, net, in the condensed consolidated balance sheets as at September 30, 2019 and December 31, 2018.

        The Company determines if an arrangement is a lease at inception. A contract is determined to contain a lease component if the arrangement provides the Company with a right to control the use of an identified asset.

        Right-of-use assets and lease liabilities are initially measured based on the present value of the future minimum fixed lease payments (i.e., fixed payments in the lease contract) over the lease term at the commencement date. As many of the Company's leases do not have a readily determinable implicit rate, the Company typically uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of future minimum fixed lease payments.

        The Company calculates its incremental borrowing rate to reflect the interest rate that it would have to pay to borrow on a collateralized basis an amount equal to the lease payments in a similar economic environment over a similar term and considers its historical borrowing activities and market data from entities with comparable credit ratings in this determination. The measurement of the right-of-use asset also includes any lease payments made prior to the commencement date (excluding any lease incentives) and initial direct costs incurred.

        Lease terms may include options to extend or terminate the lease and the Company incorporates such options in the lease term when it has the unilateral right to make such an election and it is reasonably certain that the Company will exercise that option. In making this determination, the Company considers its prior renewal and termination history and planned usage of the assets under lease, incorporating expected market conditions.

        For operating leases, lease expense for minimum fixed lease payments is recognized on a straight-line basis over the lease term. The expense for finance leases includes both interest and amortization expense components, with the interest component calculated based on the effective interest method and the amortization component calculated based on straight-line amortization of the right-of-use asset over the lease term.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 16—Leases (Continued)

        The Company's right-of-use lease assets and lease liabilities as at September 30, 2019 and December 31, 2018 were as follows:

	Classification	September 30, 2019	December 31, 2018
		$ in thousands	$ in thousands
Assets
Operating lease assets	Operating lease right-of-use assets	26,725	—
Finance lease assets	Property, plant and equipment, net	1,847	914

Total leased assets		28,572	914
Liabilities
Current
Operating	Operating lease liabilities	8,632	—
Finance	Other payables and accrued liabilities	676	383
Noncurrent
Operating	Operating lease liabilities, net of current	19,699	—
Finance	Other long-term liabilities	969	476

Total lease liabilities		29,976	859

        The components of lease expense for the three and nine months ended September 30, 2019 were as follows:

	Three months ended September 30, 2019	Nine months ended September 30, 2019
	$ in thousands	$ in thousands
Operating lease cost	2,423	6,915
Finance Lease cost
Amortization of Finance leased assets	171	411
Interest on lease liability	32	49

Net lease cost—Total	2,626	7,375

        The Company elected to use the alternative transition method, which allows entities to initially apply ASC 842 at the adoption date with no subsequent adjustments to prior period lease costs for comparability. As a result, operating leases in periods prior to the Company's adoption of ASC 842 were not recorded on the condensed consolidated balance sheet. Prior to the adoption of ASC 842, rent expense (including any escalation clauses, free rent and other lease concessions) on operating leases was recognized on a straight-line basis over the minimum lease term, and this remains consistent with the Company's application of ASC 842. Rent expense for operating leases was $2.3 million and $6.9 million for the three and nine months ended September 30, 2018, respectively. Interest expense for finance leases was approximately $5 thousand and $45 thousand for the three and nine months ended September 30, 2018, respectively. Amortization expense for finance leases was approximately $31 thousand and $92 thousand for the three and nine months ended September 30, 2018, respectively.

ECI Telecom Group Ltd.

Notes to the Condensed Consolidated Financial Statements (Continued)

Note 16—Leases (Continued)

        Other information related to the Company's leases as at and for the nine months ended September 30, 2019 (unaudited) was as follows:

$ in thousands (except lease terms and percentages)
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	6,609
Operating cash flows from finance leases	612
Weighted average remaining lease term (years)
Operating leases	4.36
Finance leases	2.08
Weighted average discount rate
Operating leases	4.1%
Finance leases	10.4%

        Future minimum fixed lease payments under non-cancelable leases at September 30, 2019 were as follows:

	Operating leases	Finance leases
	$ in thousands	$ in thousands
Remainder of 2019	2,303	189
2020	8,859	727
2021	7,845	691
2022	5,895	166
2023	4,461	49
2024 and beyond	1,708	30

Total lease payments	31,071	1,852
Less: interest	(2,740)	(207)

Present value of lease liabilities	28,331	1,645

        Future minimum fixed lease payments under non-cancelable leases at December 31, 2018 were as follows:

	Operating leases	Finance leases
	$ in thousands	$ in thousands
2019	7,625	357
2020	7,575	281
2021	6,686	239
2022	5,130	38
2023	4,151	3
2024 and beyond	1,062	—

Total lease payments	32,229	918

Less: interest		(59)

Present value of lease liabilities		859

ANNEXES

Agreement and Plan of Merger	Annex A
Opinion of TAP Advisors	Annex B
Voting Agreement	Annex C
Form of Stockholders Agreement	Annex D
Form of Registration Rights Agreement	Annex E
Pathfinder Purchase Agreement	Annex F
Real Estate Put Agreement	Annex G
Ribbon Charter	Annex H
Ribbon By-laws	Annex I

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER
By and Among
RIBBON COMMUNICATIONS INC.,
RIBBON COMMUNICATIONS ISRAEL LTD.,
ECLIPSE COMMUNICATIONS LTD.,
ECI TELECOM GROUP LTD.
and
ECI HOLDING (HUNGARY) KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG,
solely in its capacity as the Shareholder Representative
Dated as of November 14, 2019

A-i

A-ii

A-iii

A-iv

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of November 14, 2019 (this "Agreement"), is made by and among Ribbon Communications Inc., a corporation incorporated under the Laws of Delaware ("Parent"), Ribbon Communications Israel Ltd., a company incorporated under the Laws of the State of Israel and an indirect wholly owned Subsidiary of Parent ("Direct Parent"), Eclipse Communications Ltd., a company incorporated under the Laws of the State of Israel and a direct wholly owned Subsidiary of Direct Parent ("Merger Sub"), ECI Telecom Group Ltd., a company incorporated under the Laws of the State of Israel (the "Company"), and ECI Holding (Hungary) Korlátolt Felelősségű Társaság, a company incorporated under the Laws of Hungary, solely in its capacity as the representative of the Company Equityholders and CVR Holders hereunder (the "Shareholder Representative"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article I.

RECITALS

        WHEREAS, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the ICL, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the Surviving Company in the Merger, whereby, except as expressly provided in Section 3.1(a) , each Company Share and Company Option issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive the Per Share Consideration plus any additional amounts to which the holder thereof shall be entitled in respect of such share pursuant to Section 3.7(e), Section 3.7(f) and Section 10.16(b);

        WHEREAS, the board of directors of the Company (the "Company Board") has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company and the holders of Company Shares, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors, (ii) authorized and approved this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement, and (iii) resolved to recommend to the holders of Company Shares the approval of this Agreement, the Merger and the transactions contemplated hereby;

        WHEREAS, the board of directors of Parent (the "Parent Board") has (i) determined that this Agreement and the transactions contemplated hereby, including the Share Issuance, are advisable and fair to and in the best interests of Parent and the holders of Parent Common Stock, (ii) authorized and approved this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement, and (iii) resolved to recommend to the holders of Parent Common Stock the approval of the Share Issuance;

        WHEREAS, each of the board of directors of Direct Parent, as the sole owner of 100% of the outstanding shares of Merger Sub, and the board of directors of Merger Sub has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of Merger Sub and Direct Parent, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors and (b) authorized and approved this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement.

        WHEREAS, concurrently with the execution of this Agreement, the Company will amend and restate its Governing Documents in the form attached hereto as Exhibit A;

        WHEREAS, concurrently with the execution of this Agreement, the Parent Significant Stockholders are entering into a voting agreement with the Company pursuant to which, among other actions and matters, each Parent Significant Stockholder has agreed to vote all shares of Parent Common Stock beneficially owned by such Parent Significant Stockholder in favor of the Share Issuance at the Parent Stockholders Meeting (the "Parent Voting Agreement");

        WHEREAS, concurrently with the execution of this Agreement, the Company Significant Stockholder and Plenus are entering into voting agreements with Parent pursuant to which, among other actions and matters, the Company Significant Stockholder and Plenus have agreed to vote all Company Shares beneficially owned by the Company Significant Stockholder and Plenus in favor of the Merger Proposal (the "Company Voting Agreement");

        WHEREAS, concurrently with the execution of this Agreement, the Company and Global Village Advisory Ltd. have entered into a Real Estate Put Agreement in the form attached hereto as Exhibit B (the "Real Estate Put Agreement") pursuant to which the Company will have the right to cause Global Village Advisory Ltd. or one of its Affiliates to purchase the Sale Property from the Company immediately prior to the Closing;

        WHEREAS, concurrently with the execution of this Agreement, Pathfinder Strategic Credit LP (with any assignee thereof under the Pathfinder SPA, "Pathfinder") delivered a consent to the transactions contemplated by this Agreement and a suspension of certain of its rights under the Investor Agreement (the "Pathfinder Consent") and has entered into the Pathfinder SPA with the Company;

        WHEREAS, upon the Closing of the transactions contemplated by this Agreement, each of Parent, each Parent Significant Stockholder and the Company Significant Stockholder will enter into the Stockholders Agreement and the Registration Rights Agreement; and

        WHEREAS, for certain limited purposes described in this Agreement, and subject to the terms set forth herein, the Shareholder Representative shall serve as the representative of the Company Equityholders and the CVR Holders;

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.     Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement and as follows:

        "Acquisition Proposal Termination Fee" shall have the meaning set forth in Section 8.2(c).

        "Action" means any action, suit, arbitration, legal proceeding, enforcement proceeding, arbitration proceeding, claim, complaint, demand, examination, hearing, litigation, investigation, audit, petition or similar proceeding or formal investigation, whether civil, criminal or administrative, at law or in equity, by or before any Governmental Authority or arbitration tribunal.

        "Adjustment Amount" means the sum (which may be positive or negative) of (a) Estimated Closing Date Leakage Amount minus Closing Date Leakage Amount (as finally determined in accordance with Section 3.7(c)), plus (b) Estimated Closing Date Indebtedness minus Closing Date Indebtedness (as finally determined in accordance with Section 3.7(c)), plus (c) Estimated Closing Date Company

Expenses minus Closing Date Company Expenses (as finally determined in accordance with Section 3.7(c)).

        "Adjustment Escrow Account" shall have the meaning set forth in Section 3.8.

        "Adjustment Time" means 11:59 p.m. (New York City time) on the date immediately preceding the Closing Date.

        "Affiliate" of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Aggregate Cash Consideration" means all cash amounts payable pursuant to and adjusted in accordance with Section 3.1, Section 3.3, Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b).

        "Aggregate Cash Liquidation Preference" means an amount equal to the sum of (a) the product of (i) the Preferred Per Share Cash Amount multiplied by (ii) the total number of Company Preferred Shares issued and outstanding immediately prior to the Effective Time plus (b) the Pathfinder Preferred Liquidation Preference plus (c) the CVR Cash Liquidation Preference, if any.

        "Aggregate Exercise Price" means a number of shares of Parent Common Stock equal to the quotient of (i) the aggregate exercise price of all Company Options (whether or not then exercisable) outstanding immediately prior to the Effective Time divided by (ii) the Base Value Per Share.

        "Aggregate Stock Consideration" means a number of newly issued shares of Parent Common Stock equal to 32,500,000.

        "Aggregate Stock Liquidation Preference" means a number of shares of Parent Common Stock equal to the sum of (a) the product of (i) the Preferred Per Share Stock Amount multiplied by (ii) the total number of Company Preferred Shares issued and outstanding immediately prior to the Effective Time plus (b) the CVR Stock Liquidation Preference.

        "Agreement" shall have the meaning set forth in the Preamble.

        "Alternative Financing" shall have the meaning set forth in Section 6.20(c).

        "Anti-Corruption Laws" means any applicable domestic or international anti-bribery or anti-corruption Laws, including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any representative of a foreign Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions, and any other law that prohibits bribery, kickbacks, or other corrupt conduct.

        "Anti-Money Laundering Laws" means all Laws, regulations, rules or guidelines relating to money laundering, including, without limitation, financial recordkeeping and reporting requirements; such as, without limitation, the Patriot Act, Public Law 107-56, the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, as amended, all money laundering-related Laws of other jurisdictions any such Person and its Subsidiaries conduct business or own assets, and any related or similar Law issued, administered or enforced by any Governmental Authority.

        "Antitrust Approvals" shall have the meaning set forth in Section 7.1(c).

        "Antitrust Laws" shall have the meaning set forth in Section 4.5(b).

        "Auditor" shall have the meaning set forth in Section 3.7(c).

        "Balance Sheet Date" means December 31, 2018.

        "Base Cash Consideration" means an amount equal to the sum of $324,000,000 plus the Net Sale Property Proceeds.

        "Base Value Per Share" means the volume-weighted average price per share of Parent Common Stock on the Nasdaq over the twenty (20) trading day period ending three (3) days prior to the Closing Date, as published for such dates and such market on the Bloomberg information system (or any successor thereto).

        "Benefits Continuation Period" shall have the meaning set forth in Section 6.14(a).

        "Business Day" means any day other than a Saturday, Sunday or a day on which all banking institutions in New York or Israel are authorized or obligated by Law or executive order to close.

        "Certificate of Merger" shall have the meaning set forth in Section 2.3.

        "Certificates" shall have the meaning set forth in Section 3.1(b).

        "CFIUS" shall have the meaning set forth in Section 6.8(d).

        "CFIUS Approval" means written notice from CFIUS stating that (i) CFIUS has concluded that the transactions contemplated by this Agreement and the Stockholders Agreement are not a "covered transaction" and are not subject to review under applicable Law, (ii) the review or investigation of any of the transactions contemplated by this Agreement and the Stockholders Agreement by CFIUS has been concluded, and there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement, or (iii) CFIUS has sent a report to the President of the United States requesting the President's decision on the CFIUS notice submitted by the parties hereto and either (A) the period under the Defense Production Act of 1950, as amended, during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby and by the Stockholders Agreement has expired without any such action being threatened, announced or taken, or (B) the President has announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby and by the Stockholders Agreement.

        "CFIUS Filings" shall have the meaning set forth in Section 6.8(d).

        "Charter" shall have the meaning set forth in Section 2.5.

        "Circular" shall have the meaning set forth in Section 3.13(c).

        "Closing" shall have the meaning set forth in Section 2.2.

        "Closing Balance Sheet" shall have the meaning set forth in Section 3.7(b).

        "Closing Date" shall have the meaning set forth in Section 2.2.

        "Closing Date Company Expenses" shall have the meaning set forth in Section 3.7(b).

        "Closing Date Indebtedness" shall have the meaning set forth in Section 3.7(b).

        "Closing Date Leakage Amount" shall have the meaning set forth in Section 3.7(b).

        "Closing Date Statement" shall have the meaning set forth in Section 3.7(b).

        "Closing Payments" shall have the meaning set forth in Section 3.2(a).

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Companies Registrar" means the Israeli Registrar of Companies.

        "Company" shall have the meaning set forth in the Preamble.

        "Company 2014 Equity Plan" means the "Epsilon 1 Ltd. 2014 Share Incentive Plan", as amended.

        "Company Acquisition Proposal" shall have the meaning set forth in Section 6.3.

        "Company Benefit Plan" means any compensation or benefit plan, program, policy, contract, agreement or other arrangement (whether or not such plan is subject to ERISA), including any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and each other plan, program policy, practice, Contract, agreement or other arrangement providing for (or otherwise obligating any Person to provide) stock options, stock purchases, restricted shares, stock appreciation rights or other equity or equity-based compensation, deferred compensation, managers' insurance, pension fund, medical benefit, bonus, severance, retention, retirement, supplemental retirement, savings, disability, medical, dental, health, life, death benefit, group insurance, profit sharing, termination, vacation pay, tuition reimbursement, gratuity, leave encashment, retrenchment, superannuation, provident fund, change-of-control, fringe, welfare or other employee benefit, in each case, whether or not funded, insured or self-funded, that is currently sponsored, maintained or contributed to, or currently required to be sponsored, maintained or contributed to, by the Company or its Subsidiaries for the benefit of any current or former employees, directors, officers, individual independent contractors or other service providers of the Company or any of its Subsidiaries and/or their dependents or beneficiaries, or under which the Company or any of its Subsidiaries has any Liability, whether absolute or contingent, including, for purposes of clarification, the Company 2014 Equity Plan, but excluding (a) any Multiemployer Plan or any plan sponsored or maintained by any labor union or similar employee or labor organizing body under which the sole obligation is to make contributions in the ordinary course of business consistent with the terms of a Labor Contract, or (b) any plan mandated by applicable Law or sponsored or maintained by any Governmental Authority under which the sole obligation is to make contributions in the ordinary course of business as required by applicable Law.

        "Company Board" shall have the meaning set forth in the Preamble.

        "Company Contract" means any Contract to which the Company or any of its Subsidiaries is a party by which its assets is bound.

        "Company Disclosure Letter" means the disclosure letter delivered by the Company to Parent simultaneously with the execution of this Agreement.

        "Company Equityholder" means each holder of Company Shares or Company Options, in each case, immediately prior to the Effective Time.

        "Company Expenses" shall have the meaning set forth in Section 3.9.

        "Company Financial Statements" means (a) the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2018, and the related audited consolidated statements of operations, comprehensive income (loss), changes in shareholder's equity, and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 2018, together with the related notes thereto and independent auditor's report thereon of Somekh Chaikin, an Israeli partnership and a member firm of the KPMG network of independent firms affiliated with KPMG International Cooperative, a Swiss entity and (b) the unaudited consolidated interim balance sheet of the Company and its Subsidiaries as of September 30, 2019, and the related unaudited consolidated interim statements of operations, changes in shareholder's equity, and cash flows of the Company and its Subsidiaries for the nine (9) months ended September 30, 2019.

        "Company Guaranteeing Parties" shall have the meaning set forth in Section 6.23(a).

        "Company Indemnified Parties" shall have the meaning set forth in Section 9.2(b).

        "Company Indemnifying Parties" shall have the meaning set forth in Section 9.2(b).

        "Company Independent Contractors" shall have the meaning set forth in Section 4.23(c).

        "Company Lease" means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

        "Company Material Adverse Effect" means any fact, change, occurrence, event, effect or circumstance which, individually or in the aggregate (i) would reasonably be expected to prevent or materially delay the ability of the Company and its Subsidiaries to consummate the transactions contemplated by this Agreement, or (ii) has had or would reasonably be expected to have a material adverse effect on the business, assets and liabilities (taken together), financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in the case of clause (ii), in no event will changes, effects or circumstances relating to or resulting from, directly or indirectly, the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining, whether there has been or will be, a Company Material Adverse Effect: (a) any change, effect or circumstance in any of the industries or markets in which the Company or any of its Subsidiaries operates; (b) any change in any Law or GAAP (or changes in interpretations or enforcement of any Law or GAAP); (c) changes in general economic, regulatory or political conditions or the financial, credit or securities markets in general in the United States, Israel or any other geographic area in which the Company and its Subsidiaries operate (including changes in interest or exchange rates, stock, bond and/or debt prices); (d) any acts of God, natural disasters, earthquakes, hurricanes, terrorism, armed hostilities, war or any escalation or worsening thereof; (e) any failure by the Company or its Subsidiaries to meet estimates, budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations (but not excluding any change, effect or circumstance giving rise to any such change or failure to the extent not otherwise excluded under this definition); (f) the announcement or consummation of the transactions contemplated by this Agreement or any other Transaction Agreement, provided that any effect of consummation of the transactions contemplated by this Agreement shall not affect the representations and warranties set forth in Section 4.5; (g) actions required or expressly contemplated by this Agreement or taken by the Company or any of its Affiliates at the written direction of or with the written consent of Parent; except, in the case of clauses (a), (b), (c) or (d) to the extent such change, effect or circumstance impacts the Company and its Subsidiaries, taken as whole, in a materially disproportionate manner relative to other companies in the industries and locations in which the Company and its Subsidiaries operate.

        "Company Option" means each option to purchase shares of Company Ordinary Shares granted pursuant to the Company 2014 Equity Plan, whether or not vested.

        "Company Option Payment" shall have the meaning set forth in Section 3.3(a).

        "Company Ordinary Shares" means the ordinary shares of the Company, par value NIS 0.01 each.

        "Company Permits" shall have the meaning set forth in Section 4.6.

        "Company Preferred Shares" means the Preferred A Shares of the Company, par value NIS 0.01 per share.

        "Company Products" means any products or service offerings of the Company and its Subsidiaries that have been or are being marketed, sold, offered, provided or distributed.

        "Company Registered IP" shall have the meaning set forth in Section 4.16(a).

        "Company R&W Insurance Policy" means an insurance policy with a total policy limit of no less than $13,325,000 issued in favor of the Company Equityholders and the CVR Holders with respect to the representations and warranties of Parent set forth in this Agreement.

        "Company Shares" means, collectively, the Company Ordinary Shares, Company Preferred Shares and Company Special Shares.

        "Company Significant Stockholder" means ECI Holding (Hungary) Korlátolt Felelősségű Társaság , a company incorporated under the Laws of Hungary.

        "Company Special Shares" means the Special Shares of the Company, par value NIS 0.01 per share.

        "Company Technology" shall have the meaning set forth in Section 4.16(d).

        "Company Voting Agreement" shall have the meaning set forth in the Recitals.

        "Confidentiality Agreement" means the Nondisclosure Agreement dated as of April 8, 2019 by and between ECI Telecom Ltd. and Parent.

        "Continuing Employees" shall have the meaning set forth in Section 6.14(a).

        "Contract" means any binding contract, agreement, commitment, franchise, indenture, lease, purchase order or license, whether or not in writing.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

        "Credit Agreement" means the Senior Finance Agreement dated as of March 14, 2018 by and among ECI Telecom Holdings B.V. as the Borrower, Promontoria Holding 206 B.V. and J.P. Morgan Securities PLC as the Arrangers and Promontoria Holding 206 B.V. as the Agent and the Security Agent, as may be amended, supplemented or modified from time to time, and all ancillary documentation entered into in connection therewith.

        "Current Representation" shall have the meaning set forth in Section 6.24(c).

        "CVR Available Cash" shall have the meaning set forth in the definition of "CVR Cash Liquidation Preference".

        "CVR Cash Additional Consideration" means an amount equal to ten percent (10%) of the product of (i) the Ordinary Per Share Cash Amount multiplied by (ii) the number of Ordinary Shares of the Company held by the Initial Holders and any of their respective Affiliates as of the effective date of the CVR Deeds, plus any other shares or securities of the Company received by the Initial Holders following the Closing Date of the CVR Deeds, if received without any additional consideration.

        "CVR Cash Liquidation Preference" means an amount equal to ten percent (10%) of the product of (i) the Preferred Per Share Cash Amount multiplied by (ii) the number of Company Preferred Shares held by the Initial Holders and any of their respective Affiliates as of the effective date of the CVR Deeds, plus any other shares or securities of the Company received by the Initial Holders by virtue of such Preferred Shares following the Closing Date of the CVR Deeds, if received without any additional consideration; provided, however, that in the event that the CVR Cash Liquidation Preference payable pursuant to this Agreement exceeds the result of (a) the Estimated Aggregate Cash Consideration, minus (b) the Pathfinder Preferred Liquidation Preference minus (c) the Preferred Cash Liquidation Preference (such result, but not less than zero, the "CVR Available Cash"), then the CVR Cash Liquidation Preference shall be equal to the CVR Available Cash.

        "CVR Closing Payments" shall have the meaning set forth in Section 3.11.

        "CVR Deeds" means those certain Contingent Value Right Deeds dated as of March 29, 2019 by and among the Company, ECI Telecom Holdings B.V. and the Holders (as defined therein), as amended from time to time.

        "CVR Share Escrow Release Percentage" means a percentage equal to the quotient of (i) 10% of the number of Ordinary Shares of the Company held by the Initial Holders and any of their respective Affiliates as of the effective date of the CVR Deeds, plus any other shares or securities of the Company received by the Initial Holders following the Closing Date of the CVR Deeds, if received without any additional consideration divided by (ii) the Share Escrow Release Fully Diluted Share Number.

        "CVR Holder" means each "Holder" as defined in the CVR Deeds.

        "CVR Percentage" means a percentage equal to the quotient of (a) 10% of the number of Ordinary Shares of the Company held by the Initial Holders and any of their respective Affiliates as of the effective date of the CVR Deeds, plus any other shares or securities of the Company received by the Initial Holders following the Closing Date of the CVR Deeds, if received without any additional consideration divided by (b) the Fully Diluted Share Number. For the avoidance of doubt, the sum of the Ordinary Shares Percentage, the Option Percentage and the CVR Percentage shall equal 100%.

        "CVR Stock Additional Consideration" means a number of shares of Parent Common Stock equal to ten percent (10%) of the product of (i) the Ordinary Per Share Stock Amount multiplied by (ii) the number of Ordinary Shares of the Company held by the Initial Holders and any of their respective Affiliates as of the effective date of the CVR Deeds, plus any other shares or securities of the Company received by the Initial Holders following the Closing Date of the CVR Deeds, if received without any additional consideration.

        "CVR Stock Liquidation Preference" means a number of shares of Parent Common Stock equal to the quotient of (a)(i) ten percent (10%) of the "Base Preferred A Preference Amount Per Share" and "Supplemental Preferred A Preference Amount Per Share" (as defined in the Governing Documents of the Company) required to be paid with respect to the Company Preferred Shares held by the Initial Holders and any of their respective Affiliates as of the effective date of the CVR Deeds, plus any other shares or securities of the Company received by the Initial Holders by virtue of such Preferred Shares following the Closing Date of the CVR Deeds, if received without any additional consideration upon a "Distribution Event" (as defined in the Governing Documents of the Company), as determined in accordance with the terms of the Governing Documents of the Company minus (ii) the CVR Cash Liquidation Preference divided by (b) the Base Value Per Share.

        "D&O Indemnitee" means any individual who, on or prior to the Effective Time, was an officer, director, employee, advisor or consultant of the Company or any of its Subsidiaries or Affiliates or any of their predecessors in their capacities as such and the heirs, executors, trustees, fiduciaries and administrators of such officer, director, employee, advisor or consultant.

        "D&O Insurance" shall have the meaning set forth in Section 6.10(b).

        "Damages" shall have the meaning set forth in Section 8.2.

        "Deal Communications" shall have the meaning set forth in Section 6.24(b).

        "Debt Commitment Letter" shall have the meaning set forth in Section 5.18.

        "Debt-Like Items" shall have the meaning set forth in the definition of "Indebtedness."

        "Debt Financing" means the bank loan debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter, as contemplated by Section 6.20(c), as applicable.

        "Debt Financing Documents" means the definitive documents in respect of the Debt Financing, including: (a) all credit agreements, loan documents, intercreditor agreements and security documents pursuant to which the Debt Financing will be governed or contemplated by the Debt Commitment Letter; (b) officer, secretary, solvency and perfection certificates, borrowing requests, customary certificates of beneficial ownership as required under 31 C.F.R. § 1010.230 and resolutions contemplated by the Debt Commitment Letter; and (c) customary authorization letters in connection with the Marketing Material solely as it pertains to the Company and its Subsidiaries (including with respect to presence or absence of material non-public information).

        "Designated Person" shall have the meaning set forth in Section 6.24(a).

        "Determination Date" shall have the meaning set forth in Section 3.7(c).

        "DFS Provisions" shall have the meaning set forth in Section 10.3.

        "Direct Parent" shall have the meaning set forth in the Preamble.

        "ECI BV" means ECI Telecom Holdings B.V., a private company organized and existing under the laws of Netherlands and an indirect wholly owned Subsidiary of the Company.

        "Effective Time" shall have the meaning set forth in Section 2.3.

        "Electronic Data Room" shall have the meaning set forth in Section 4.32.

        "Environmental Claim" means any Action alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, property damages, and personal injuries) arising out of or resulting from Environmental, Health, and Safety Requirements, including any such liability arising out of or resulting from (a) the Release of Hazardous Substance at any location or (b) exposure to any Hazardous Substance.

        "Environmental Permits" means any permit, license, approval or other authorization required under any Environmental, Health, and Safety Requirements.

        "Environmental, Health, and Safety Requirements" means all applicable and binding Laws concerning worker health and safety (solely as it relates to exposure to Hazardous Substances), pollution, or the preservation or protection of the environment, including all applicable Laws relating to the presence, use, production, generation, handling, transportation, treatment, recycling, reuse, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control, or cleanup of any Hazardous Substance.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any Person, any other Person that currently is, or was at the relevant time in the last six (6) years, (i) a member of any "controlled group" (as defined in Section 414(b) of the Code) of which the first Person is also a member, (ii) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with the first Person or (iii) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which the first Person is also a member. For the avoidance of doubt, any former ERISA Affiliate of the Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate thereof within the meaning of this definition with respect to the period such Person was an ERISA Affiliate of the Company or any of its Subsidiaries and with respect to Liabilities arising after such period for which the Company or any of its Subsidiaries could be liable under the Code or ERISA.

        "Escrow Agent" shall have the meaning set forth in Section 3.8.

        "Escrow Agreement" shall have the meaning set forth in Section 3.8.

        "Escrow Cash Amount" shall have the meaning set forth in Section 3.8.

        "Escrow Period" shall have the meaning set forth in Section 9.4(b).

        "Escrow Stock Amount" shall have the meaning set forth in Section 9.4(a).

        "Estimated Aggregate Cash Consideration" means the sum of (a) the Base Cash Consideration, minus (b) the Estimated Closing Date Leakage Amount, minus (c) Estimated Closing Date Indebtedness, minus (d) the Escrow Cash Amount, minus (e) the Estimated Closing Date Company Expenses, minus (f) the Shareholder Allocable Expenses, minus (g) the aggregate amount of all Option Cash Payments.

        "Estimated Closing Date Company Expenses" shall have the meaning set forth in Section 3.7(a).

        "Estimated Closing Date Indebtedness" shall have the meaning set forth in Section 3.7(a).

        "Estimated Closing Date Leakage Amount" shall have the meaning set forth in Section 3.7(a).

        "Estimated Sale Property Taxes" means 22.5% of the proceeds of the disposal of the Sale Property excluding VAT. If the Sale Property is sold pursuant to the Real Estate Put Agreement, the Estimated Sale Property Taxes will be $9,000,000 (22.5% of $40,000,000).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Fund" shall have the meaning set forth in Section 3.2(a).

        "Excluded Shares" shall have the meaning set forth in Section 3.1(a).

        "Existing Stockholders Agreement" means the Principal Stockholders Agreement dated as of October 27, 2017 by and among Sonus Networks, Inc., Heritage PE (OEP) II, L.P., and Heritage PE (OEP) III, L.P.

        "Expiration Date" shall have the meaning set forth in Section 9.1(a).

        "Export Control Laws" means (a) all applicable trade, export control, import, and antiboycott Laws imposed, administered, or enforced by the U.S. government, including the Arms Export Control Act (22 U.S.C. § 1778), the Export Control Reform Act of 2018 (50 U.S.C § 4801), the International Emergency Economic Powers Act (50 U.S.C. § 1701), Section 999 of the Internal Revenue Code, Title 19 of the U.S. Code, the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130), the Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. customs regulations at 19 C.F.R. Chapter 1, and the Foreign Trade Regulations (15 C.F.R. Part 30), and (b) all applicable trade, export control, import, and antiboycott Laws imposed, administered or enforced by any other country, except to the extent inconsistent with the Laws of the United States.

        "Factoring Arrangements" shall mean (i) any agreement or arrangement that provides for the sale or factoring of the accounts receivable of the Company or any of its Subsidiaries and (ii) any agreement or arrangement with a customer of the Company or any of its Subsidiaries that provides discounts on amounts receivable by the Company or any of its Subsidiaries in exchange for early payment by such customer.

        "Fee Letter" shall mean any fee letter entered into in connection with the Debt Commitment Letter.

        "Final Sale Property Taxes" the Sale Property Taxes, as evidenced by a certificate of final undisputed and non-appealable determinations by the applicable Governmental Authority.

        "Financial Indebtedness" shall have the meaning set forth in the definition of "Indebtedness."

        "Financing Conditions" means, with respect to the Debt Financing, the conditions precedent set forth in Exhibit C of the Debt Commitment Letter.

        "Financing Failure Event" shall mean any of the following (a) the commitments with respect to all or any portion of the Debt Financing expiring or being terminated, (b) for any reason, all or any portion of the Debt Financing becoming unavailable on the terms and conditions (including any "market flex" provisions) contemplated in the Debt Commitment Letter, (c) a repudiation, rescission or withdrawal of the Debt Commitment Letter, (d) a default or breach by any party to the Debt Commitment Letter, (e) it becoming reasonably foreseeable that any of the events set forth in clauses (a) through (d) shall occur, or (f) any party to the Debt Commitment Letter or any Affiliate or agent of such Person shall allege that any of the events set forth in the foregoing clauses (a) through (d) has occurred.

        "Financing Sources" shall have the meaning set forth in the definition of "Financing Source Related Parties."

        "Financing Source Related Parties" means the Persons that have committed to provide or arrange or otherwise entered into agreements in connection with all or any part of the Debt Financing or other financings in connection with the transactions contemplated hereby, including the parties to any joinder agreements, indentures or credit agreements entered pursuant thereto or relating thereto (the "Financing Sources"), together with their respective Affiliates, and their respective Affiliates' officers, directors, employees, agents and representatives and their respective successors and assigns.

        "Foreign Antitrust Laws" shall have the meaning set forth in Section 4.5(b).

        "Fraud" means actual fraud with respect to the representations and warranties made in Articles IV or V of this Agreement (as modified by the Disclosure Letters) or in any certifications delivered pursuant to this Agreement, or by the Parent Significant Stockholders or the Company Significant Stockholder in the Voting Agreements, which involves a knowing and intentional material misrepresentation of fact in such representations and warranties by the parties to this Agreement or the Voting Agreements, which misrepresentation was made with the intent of inducing any other party hereto to enter into this Agreement and upon which such other party relied to its detriment (for the avoidance of doubt, excluding any theory of fraud premised upon constructive fraud, negligent misrepresentation or omission, recklessness or negligence).

        "Fully Diluted Share Number" means, without duplication, the sum of (a) the total number of Company Ordinary Shares issued and outstanding immediately prior to the Effective Time plus (b) ten percent (10%) of the number of Company Ordinary Shares held by the Initial Holders and any of their respective Affiliates as of the effective date of the CVR Deeds, plus any other shares or securities of the Company received by the Initial Holders following the Closing Date of the CVR Deeds, if received without any additional consideration, plus (c) the total number of Company Ordinary Shares underlying all Company Options outstanding immediately prior to the Effective Time.

        "Fully Diluted Share Number Ex Options" means the Fully Diluted Share Number minus the total number of Company Ordinary Shares underlying Company Options held by Non-Participating Optionholders.

        "Fundamental Company Representations" shall have the meaning set forth in Section 7.2(a).

        "Fundamental Parent Representations" shall have the meaning set forth in Section 7.3(a).

        "GAAP" means United States generally accepted accounting principles.

        "Governing Documents" means, as applicable, (a) the articles of association, certificate of formation or incorporation and the bylaws of a corporation, company or other corporate entity, (b) the partnership agreement and any statement of partnership of a general partnership, (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership, (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company, (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of any other Person, and (f) any amendment to (including any amendment and restatement of) any of the foregoing.

        "Governmental Authority" means any United States (federal, state or local) or foreign government, or any political subdivision thereof, or any governmental, regulatory, judicial or administrative authority, agency, board, bureau or commission, including, without limitation, the IIA.

        "Government Grants" shall have the meaning set forth in Section 4.19(s).

        "Government Official" means (a) any elected or appointed government official, officer, employee or Person acting in an official or public capacity on behalf of a Governmental Authority, (b) any official or employee of a quasi-public or non-governmental international organization, (c) any employee or other Person acting for or on behalf of any entity that is wholly or partially government owned or controlled by a Governmental Authority, (d) any Person exercising legislative, administrative, judicial, executive, or regulatory functions for or pertaining to a Governmental Authority (including any independent regulator), (e) any political party official, officer, employee, or other Person acting for or on behalf of a political party and (f) any candidate for public office.

        "Hazardous Substance" means substances defined, listed, classified or regulated as "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants", "radioactive materials", "petroleum", "petroleum by-product", or words of similar import under any applicable Law pertaining to the environment.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "ICL" means the Israeli Companies Law, 1999, together with the rules and regulations promulgated thereunder, all as amended from time to time.

        "IIA" means the Israeli Innovation Authority.

        "Indebtedness" shall mean, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money (including accrued and unpaid "payable in kind (PIK)" interest and accrued and unpaid cash interest that is overdue, but excluding all other unpaid cash interest), (ii) all obligations of such Person evidenced by bonds, debentures or notes (other than any surety bonds, performance bonds, or similar instruments); (iii) all obligations of such Person in respect of letters of credit, surety bonds, performance bonds, or similar instruments, in each case to the extent drawn, and bankers' acceptances issued for the account of such Person; (iv) all obligations of such Person for the deferred purchase price of property or services (other than trade debt, trade payables and short-term accruals incurred in the Ordinary Course of Business), including any so-called "earn-out" or similar payments (contingent or otherwise) in respect thereof, but excluding expenses of the Company in connection with the previously contemplated initial public offering of the Company; (v) net obligations of such Person under swaps, collars, caps, hedges, derivatives of any kind or similar instruments that will be payable upon termination thereof (assuming they were terminated on the date of determination); (vi) all obligations of such Person in respect of guaranties, in any manner, or similar arrangements of all or any part of any Indebtedness of any other Person; (vii) any Indebtedness of others secured by a Lien on property or assets of such Person, whether or not the Indebtedness secured thereby has been assumed; and (viii) any prepayment and redemption premiums or penalties, unpaid fees or expenses related to any of the foregoing and breakage costs and other costs and expenses related to the payment or prepayment thereof as of the date of determination. Notwithstanding the foregoing, (x) Indebtedness with respect to the Company and the Subsidiaries shall not include any intercompany obligations between or among the Company or any Subsidiary, any Company Expenses or any obligation of the Company or any of its Subsidiaries under the Factoring Arrangements and (y) for purposes of calculating Closing Date Indebtedness, all items of "Indebtedness" shall be measured as of the Lockbox Date, except that the items of "Indebtedness" described in clauses (i), (ii), (v), (vi), (vii) and (viii) (in the case of clauses (vi), (vii) and (viii), as applied with respect to clauses (i), (ii), and

(v)) of the foregoing definition (such items, "Financial Indebtedness" and the remaining items (iii), (iv), (vi), (vii) and (viii) (in the case of clauses (vi), (vii) and (viii), as applied with respect to clauses (iii) and (iv)), "Debt-Like Items") shall be measured as of the Adjustment Time.

        "Indemnification Claim Notice" shall have the meaning set forth in Section 9.5(a).

        "Indemnified Parties" means the Parent Indemnified Parties or the Company Indemnified Parties, as the case may be, who are entitled or are seeking to assert rights to indemnification pursuant to Article IX.

        "Indemnified Taxes" means (a) any Taxes for which the Company or any of its Subsidiaries are liable attributable to any taxable period (or portion thereof) ending on or before the Closing Date; (b) any Taxes for which the Company or any of its Subsidiaries are liable as a result of its participation in a combined, consolidated, affiliated or similar Tax group in any taxable period (or portion thereof) ending on or before the Closing Date); (c) any Transfer Taxes that should have been but were not taken into account as Company Expenses; and (d) any Taxes incurred by the Company or its Subsidiaries in connection with any intercompany loan or other intercompany receivable or payable between or among the Company and its Subsidiaries that was put in place prior to the Closing Date, including for this purpose any Taxes incurred in connection with the repayment, unwinding or other settlement of such intercompany positions (including any associated distribution(s) of repaid amounts to the party originally making such repayment) as a result of any transaction undertaken after the Lockbox Date (other than any Taxes resulting from interest accruing after the Closing Date pursuant to the terms of such loans, payables or receivables). Notwithstanding the foregoing, Indemnified Taxes described in clauses (a) through (c) of this definition shall not include (1) any Taxes of the Company and its Subsidiaries incurred in the ordinary course of business as a result of operations during the period from the Lockbox date until the Closing (excluding, for the avoidance of doubt, any Taxes (i) imposed with respect to taxable periods (or portions thereof) ending prior to the Lockbox Date that result from an audit concluded after the Lockbox Date and prior to the Closing or (ii) resulting from the consummation of the transactions contemplated by this Agreement); (2) any Taxes that are specifically included as current liabilities of the Company and its Subsidiaries in the Company Financial Statements for the period ending on the Lockbox Date (but excluding, for the avoidance of doubt, any deferred Tax liabilities, reserves for uncertain Tax positions or similar items included in such Company Financial Statements for the period ending on the Lockbox Date or (3) any Taxes that result from a breach by Parent of a covenant set forth in Section 6.16(e)(ii).

        "Indemnifying Parties" means the party from whom indemnification is sought by the Indemnified Parties.

        "Indemnity Escrow Account" shall have the meaning set forth in Section 9.4(a).

        "Initial Holders" means ECI Holding (Hungary) Korlátolt Felelősségű Társaság and Plenus.

        "Innovation Law" means the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 1984, and all rules, regulations and IIA-issued guidelines, directives and procedures, and any successor or subsequent Law to any of the foregoing.

        "Insurance Policies" shall have the meaning set forth in Section 4.24.

        "Intellectual Property Rights" means all intellectual property rights, including all U.S. and foreign (i) patents and any continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, domain names, business names and other indicia of origin (iii) copyrights, mask works, and designs, (iv) intellectual property rights in computer programs and software (whether in source code, object code, or other form), (v) trade secrets and intellectual property rights in other proprietary information and (vi) all applications and registrations for the foregoing.

        "Intervening Event" means any material event, development or change in circumstances (i) that first becomes known to the Parent Board after the date of this Agreement to the extent any such event, development or change in circumstances was not reasonably foreseeable by the Parent Board as of the date of this Agreement or (ii) the consequences of which were not reasonably foreseeable by the Parent Board as of the date of this Agreement; provided, however, that in no event shall the following events, developments or changes in circumstances constitute an Intervening Event: (A) the receipt, existence or terms of a Parent Acquisition Proposal or any matter relating thereto or consequence thereof; (B) any change in the price, or change in trading volume, of the Parent Common Stock (provided, however, that the exception contained in this clause (B) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred); and (C) meeting or exceeding internal or analysts' expectations, projections or results of operations (provided, however, that the exception contained in this clause (C) shall not apply to the underlying causes giving rise to or contributing to such circumstances or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred); provided that no event, development or change in circumstances that has had or would reasonably be expected to have an adverse effect on the business, assets, liabilities, financial condition or results of operation of the Company or its Subsidiaries shall constitute an "Intervening Event" unless such event, development or change in circumstances has had or would reasonably be expected to have a Company Material Adverse Effect.

        "Investor Agreement" means the Investor's Rights Agreement dated as of March 29, 2018 by and among the Company, ECI Telecom Ltd., Pathfinder Strategic Credit LP, Swarth Group Inc., Plenus Management 2004 Ltd., Plenus Management II 2007 Ltd., and Plenus Mezzanine 2006 Ltd.

        "IP Contributors" shall have the meaning set forth in Section 4.16(c).

        "IRS" means the Internal Revenue Service.

        "ISA Exemption Letter" shall have the meaning set forth in Section 6.27.

        "Israeli Company Option" means any Company Options the holder of which is subject to taxation in the State of Israel.

        "Israeli Company Options Trustee" means the trustee appointed by the Company from time to time, with respect to Israeli Company Options.

        "IT Assets" shall have the meaning set forth in Section 4.17.

        "ITA" means the Israeli Tax Authority.

        "ITO" means the Israeli Tax Ordinance New Version, together with the rules and regulations promulgated thereunder, all as amended from time to time.

        "Key Employee" means any current employee of the Company or any of its Subsidiaries whose annual base salary is $200,000 or more.

        "Knowledge" means (i) with respect to the Company, the actual knowledge after due inquiry of the individuals set forth in Section 1.1(i) of the Company Disclosure Letter and (ii) with respect to Parent or Merger Sub, the actual knowledge after due inquiry of the individuals set forth in Section 1.1(i) of the Parent Disclosure Letter.

        "Labor Contract" shall have the meaning set forth in Section 4.21(a)(xiii).

        "Law" means any and all domestic (federal, state or local) or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

        "Leakage Amount" means without duplication, in each case, to the extent paid or incurred after the Lockbox Date, the sum of any amounts in respect of (i) any dividend or distribution declared, paid or made, any return of capital or other distribution of profits or assets, in each case by or on behalf of the Company to or for the benefit of a holder of Company Shares or CVR Deeds, any Related Party or any immediate family member of such holder or Related Party, (ii) any gifts or payments of any nature made to or for the benefit of a holder of Company Shares or CVR Deeds, any Related Party or any immediate family member of such holder or Related Party, (iii) the transfer of any assets to, or liabilities assumed or incurred for the benefit of, or otherwise paid or satisfied on behalf of, a holder of Company Shares or CVR Deeds, any Related Party or any immediate family member of such holder or Related Party, in each case in excess of the consideration therefor, (iv) the redemption, repurchase or other acquisition of Company Shares, equity interests issued by any Subsidiary or CVR Deeds, (v)(A) any repayment of any Financial Indebtedness, other than (1) repayments as expressly required by the terms of the Financial Indebtedness set forth on Section 1.1(ii), other than the $1.2 million repayment that will become due March of 2020, (2) the repayment of any Financial Indebtedness incurred after the Lockbox Date (it being understood that any interest expense on any such Financial Indebtedness shall constitute a Leakage Amount) and (3) the repayment of any Financial Indebtedness that is refinanced with other Financial Indebtedness, which other Financial Indebtedness is taken into account in the calculation of Closing Date Indebtedness (provided that, if the principal amount of such other Financial Indebtedness is less than the principal amount of such refinanced Financial Indebtedness, the difference shall constitute a Leakage Amount) or (B) or any repayment of Debt-Like Items as expressly required by any Contract governing such Debt-Like Items, (vi) any payment of Company Expenses; (vii) any receivables (or portions thereof) sold (A) after the date hereof under Factoring Arrangements that are not Permitted Factoring Arrangements, or (B) under Factoring Arrangements, whether incurred prior to or after the date hereof, in excess of $65,000,000 of receivables (or portions thereof) that remain outstanding as of the Closing, excluding in each case any receivables (or portions thereof) sold under Factoring Arrangements with Parent's prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, (viii) any bonuses or other amounts paid to any employee of the Company or any of its Subsidiaries outside of the Ordinary Course of Business (it being understood that the Company's bonus practices in the Ordinary Course of Business include the payment of certain ad hoc bonuses which are unrelated to the transactions contemplated by this Agreement, but exclude payment of bonuses pursuant to the Company's annual bonus cycle), (ix) any management fees and expense reimbursements paid, accrued or owed to the Company Equityholders under the Agreement, dated March 29, 2018, by and between ECI Telecom Ltd. and Global Village Advisory Ltd. regarding the provision of management services, (x) any agreement or arrangement giving effect to the foregoing clauses (i) to (ix), and (xi) the out-of-pocket costs and expenses (including Taxes) incurred by the Company in connection with any of the matters referred to in the foregoing clauses (i) to (ix). Notwithstanding the foregoing, none of the following shall be considered Leakage Amounts: (x) any payments (regardless of form) made to any Related Parties that are directors, officers, employees and agents in their capacities as such in the Ordinary Course of Business as consideration for services rendered or expense reimbursement, (y) any amount paid pursuant to Section 6.18 in settlement of amounts outstanding under the Related Party Agreements set forth on Section 6.18 of the Company Disclosure Letter and (z) the reimbursement of any Related Parties for filing fees payable in connection with obtaining the Antitrust Approvals and CFIUS Approval (it being understood that 50% of any such reimbursement shall constitute Company Expenses).

        "Lease-Back Terms" shall have the meaning set forth in Section 6.22.

        "Leased Real Property" shall have the meaning set forth in Section 4.22(b).

        "Liability" means any liability, obligation, commitment, expense, deficiency, guaranty or endorsement of or by any Person, whether known or unknown, and whether accrued, absolute, contingent, matured or unmatured.

        "Lien" means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien of any kind.

        "Lockbox Date" means September 30, 2019.

        "Loss" or "Losses" shall have the meaning set forth in Section 9.2(c).

        "Majority Equityholders" shall have the meaning set forth in Section 10.16(a).

        "Marketing Material" means customary bank books, information memoranda and similar information packages regarding the business, operations and financial condition of Parent, the Company and the Surviving Company.

        "Material Company Contract" shall have the meaning set forth in Section 4.20(a).

        "Material Company Lease" means any Company Lease which has annual rent obligations in excess of $200,000 and has a remaining term (excluding any renewal options), as of the date hereof, in excess of three (3) years.

        "Merger" shall have the meaning set forth in the Recitals.

        "Merger Notice" shall have the meaning set forth in Section 2.3.

        "Merger Proposal" shall have the meaning set forth in Section 6.21(a)(i).

        "Merger Sub" shall have the meaning set forth in the Preamble.

        "NASDAQ" means The NASDAQ Global Select Market.

        "Net Sale Property Proceeds" means an amount equal to the proceeds actually received by the Company at or prior to the Closing in connection with the disposal of the Sale Property (excluding any amounts in respect of any value added Tax) as contemplated by Section 6.22 minus the Estimated Sale Property Taxes. For the avoidance of doubt, Net Sale Property Proceeds shall not include any proceeds that are subject to an escrow or contingent funding arrangement (other than an escrow in respect of Estimated Sale Property Taxes, up to the amount of Estimated Sale Property Taxes), which amounts will only de deemed to constitute Net Sale Property Proceeds when and if they are received by the Company and no longer subject to such escrow or contingent funding mechanics.

        "Negotiation Period" shall have the meaning set forth in Section 6.4(e).

        "New Debt Commitment Letter" shall have the meaning set forth in Section 6.20(c).

        "Notice" shall have the meaning set forth in Section 6.8(d).

        "OFAC" means the U.S. Treasury Department's Office of Foreign Assets Control.

        "OID" shall have the meaning set forth in Section 5.18.

        "Open Source Software" means any software that is generally available to the public under licenses substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include the GNU General Public License (GPL), the GNU Library or Lesser General Public License (LGPL), the BSD License, the Mozilla Public License and the Apache License; or software that is made available under any other license that requires, as a condition of use, modification, and/or distribution of such software, that other software incorporated into or distributed with such software be (i) disclosed or distributed in source code form, either mandatorily or upon request, (ii) licensed for the purpose of making derivative works, or (iii) distributed at no charge.

        "Option Cash Payments" shall have the meaning set forth in Section 3.3(d).

        "Option Percentage" means a percentage equal to the quotient of (a) the number of Company Ordinary Shares underlying all Company Options issued and outstanding immediately prior to the Effective Time divided by (b) the Fully Diluted Share Number. For the avoidance of doubt, the sum of the Option Percentage, the Ordinary Shares Percentage and the CVR Percentage shall equal 100%.

        "Option Tax Ruling" means a validly issued certificate or ruling from the ITA, in form and substance reasonably acceptable to Parent, confirming that Parent and anyone acting on its behalf (including Direct Parent, Merger Sub and the Paying Agent) shall be exempt from Israeli withholding tax in relation to any payments with respect to Israeli Company Options made pursuant to this Agreement to the Israeli Company Options Trustee or anyone on its behalf.

        "Optionholder" means a holder of Company Options.

        "Order" means any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

        "Ordinary Course of Business" means, with respect to a Person, the ordinary course of business of such Person and its Subsidiaries, consistent with past practice.

        "Ordinary Per Share Cash Amount" means an amount equal to the quotient of (a) the result of (i) the Estimated Aggregate Cash Consideration, minus (ii) the Aggregate Cash Liquidation Preference, which for the avoidance of doubt may be zero, divided by (b) the Fully Diluted Share Number Ex Options.

        "Ordinary Per Share Stock Amount" means a number of shares of Parent Common Stock equal to the quotient of (a) the result of (i) the Aggregate Stock Consideration plus (ii) the Aggregate Exercise Price minus (iii) the Aggregate Stock Liquidation Preference divided by (b) the Fully Diluted Share Number Ex Options.

        "Ordinary Shares Percentage" means a percentage equal to the quotient of (i) the total number of Company Ordinary Shares issued and outstanding immediately prior to the Effective Time divided by (ii) the Fully Diluted Share Number. For the avoidance of doubt, the sum of the Option Percentage, the Ordinary Shares Percentage and the CVR Percentage shall equal 100%.

        "Ordinary Shares Share Escrow Release Percentage" means a percentage equal to the quotient of (i) the number of Ordinary Shares outstanding immediately prior to the Effective Time divided by (ii) the Share Escrow Release Fully Diluted Share Number.

        "Owned Real Property" shall have the meaning set forth in Section 4.22(a).

        "Parent" shall have the meaning set forth in the Preamble.

        "Parent Acquisition Proposal" shall have the meaning set forth in Section 6.4(a).

        "Parent Board" shall have the meaning set forth in the Recitals.

        "Parent Board Recommendation" shall have the meaning set forth in Section 5.3.

        "Parent Change of Recommendation" shall have the meaning set forth in Section 6.4(b).

        "Parent Common Stock" means the common stock of Parent, par value $0.0001 per share.

        "Parent Disclosure Letter" shall have the meaning set forth in Article V.

        "Parent Equity Plan" means, collectively, each of the Ribbon Communications Inc. 2019 Incentive Award Plan; the Ribbon Communications Inc. Amended and Restated Incentive Stock Plan; 2008 Stock Incentive Plan; 2012 Amended Performance Technologies, Incorporated Omnibus Incentive Plan; Edgewater Networks, Inc. Amended and Restated 2002 Stock Option Plan, as amended; and Amended and Restated 2000 Employee Stock Purchase Plan.

        "Parent Financial Statements" shall have the meaning set forth in Section 5.7(a).

        "Parent Indemnified Parties" shall have the meaning set forth in Section 9.2(a).

        "Parent Indemnifying Parties" shall have the meaning set forth in Section 9.2(a).

        "Parent Material Adverse Effect" means any fact, change, occurrence, event, effect or circumstance which, individually or in the aggregate (i) would reasonably be expected to prevent or materially delay the ability of Parent and its Subsidiaries to consummate the transactions contemplated by this Agreement, or (ii) has had or would reasonably be expected to have a material adverse effect on the business, assets and liabilities (taken together), financial condition or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that in the case of clause (ii), in no event will changes, effects or circumstances relating to or resulting from, directly or indirectly, the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining, whether there has been or will be, a Parent Material Adverse Effect: (a) any change, effect or circumstance in any of the industries or markets in which Parent or any of its Subsidiaries operates; (b) any change in any Law or GAAP (or changes in interpretations or enforcement of any Law or GAAP); (c) changes in general economic, regulatory or political conditions or the financial, credit or securities markets in general in the United States or any other geographic area in which Parent and its Subsidiaries operate (including changes in interest or exchange rates, stock, bond and/or debt prices); (d) any acts of God, natural disasters, earthquakes, hurricanes, terrorism, armed hostilities, war or any escalation or worsening thereof; (e) any failure by Parent or its Subsidiaries to meet estimates, budgets, plans, forecasts or projections of its revenues, earnings or other financial performance or results of operations (but not excluding any change, effect or circumstance giving rise to any such change or failure to the extent not otherwise excluded under this definition); (f) the announcement or consummation of the transactions contemplated by this Agreement or any ancillary agreement pursuant hereto, provided that any effect of consummation of the transactions contemplated by this Agreement shall not affect the representations and warranties set forth in Section 5.6; (g) actions required or expressly contemplated by this Agreement or taken by Parent or any of its Affiliates at the written direction of or with the written consent of the Company or the Shareholder Representative; except, in the case of clauses (a), (b), (c) or (d) to the extent such change, effect or circumstance impacts Parent and its Subsidiaries, taken as whole, in a materially disproportionate manner relative to other companies in the industries and locations in which Parent and its Subsidiaries operate.

        "Parent Material Contracts" means those Contracts entered into by and between the Parent, on the one hand, and, on the other hand, (i) the ten (10) largest customers of the Parent and its Subsidiaries based on aggregate net revenue received by Parent and its Subsidiaries for the twelve month period ended December 31, 2018 and (ii) the ten (10) largest suppliers of Parent and its Subsidiaries based on aggregate value of goods and/or services ordered by Parent and its Subsidiaries from such supplier and the aggregate amount for which such supplier invoices Parent and its Subsidiaries, for the twelve month period ended December 31, 2018.

        "Parent Option" means each option to purchase shares of Parent Common Stock granted pursuant to any Parent Equity Plan, whether or not vested.

        "Parent Permits" shall have the meaning set forth in Section 5.12.

        "Parent PSU" means each performance-based restricted stock unit granted pursuant to any Parent Equity Plan.

        "Parent RSU" means each time-based restricted stock unit granted pursuant to any Parent Equity Plan.

        "Parent R&W Insurance Policy" means an insurance policy with a total policy limit of no less than $50,000,000 issued in favor of Parent with respect to the representations and warranties of the Company set forth in this Agreement.

        "Parent SEC Documents" shall have the meaning set forth in Section 5.7(a).

        "Parent Significant Stockholders" means the holders of Parent Common Stock set forth in Section 1.1(ii) of the Parent Disclosure Letter.

        "Parent Stockholders Meeting" shall have the meaning set forth in Section 6.5(c).

        "Parent Superior Proposal" means a bona fide written Parent Acquisition Proposal (except that references in the definition of the "Parent Acquisition Proposal" to 20% shall be replaced by 50%) made after the date of this Agreement by any person other than the Company or its Subsidiaries that is expressly conditioned upon the termination of this Agreement, on terms that the Parent Board determines in good faith, after consultation with its outside legal counsel and financial advisors, and considering such factors as the Parent considers to be appropriate (including any break-up fees, expense reimbursement provisions and conditions to consummation and timing and likelihood of consummation of such proposal), are more favorable to the holders of Parent Common Stock than the transactions contemplated by this Agreement, taking into account any change to the transaction proposed by the Company (including pursuant to Section 6.4(e)), which the Parent Board determines is reasonably likely to be consummated and for which financing, if a cash transaction (whether in whole or in part), is then fully committed by reputable financing sources or reasonably determined to be available by the Parent Board.

        "Parent Superior Proposal Notice" shall have the meaning set forth in Section 6.4(e).

        "Parent Voting Agreement" shall have the meaning set forth in the Recitals.

        "Pathfinder" shall have the meaning set forth in the Recitals.

        "Pathfinder Consent" shall have the meaning set forth in the Recitals.

        "Pathfinder Preferred" means the Preferred Shares, par value NIS 0.96 each, of ECI Telecom Ltd.

        "Pathfinder Preferred Liquidation Preference" means (i) an aggregate of: (A) US $90,850,000 (ninety million eight hundred and fifty thousand U.S. Dollars); plus (B) interest accruing thereon at the rate of 20% per annum, commencing from December 15th, 2019 and ending on the date of the actual receipt by Pathfinder of the full amount of the Pathfinder Preferred Liquidation Preference (which interest shall be compounded on December 31st, 2019 and on the last day of each calendar quarter thereafter, following which such compounded interest shall itself bear interest at the rate provided in this clause (B)); plus (C) the "Gross-Up (as defined in the Pathfinder SPA) or (ii) such other lower amount as may be agreed between the Company and Pathfinder in writing.

        "Pathfinder SPA" means the Share Purchase Agreement, dated as of the date hereof, between the Company and Pathfinder providing for the transfer from Pathfinder to the Company of the Pathfinder Preferred.

        "Patriot Act" means the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

        "Paying Agent" shall have the meaning set forth in Section 3.2(a).

        "Payment Schedule" means the schedule prepared in good faith by the Company and the Shareholder Representative, and reasonably acceptable to Parent, in accordance with the distribution waterfall set forth in the Governing Documents of the Company and applicable Law, to reflect the allocation and distribution of all amounts payable to the holders of Company Shares, Company Options and CVR Deeds (including in connection with the payments and distributions contemplated by Section 3.1, Section 3.3, Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b).

        "Payoff Amount" shall have the meaning set forth in Section 6.19(c).

        "Payoff Letter" shall have the meaning set forth in Section 6.19(c).

        "Payor" shall have the meaning set forth in Section 3.13(a).

        "Per Share Consideration" means, as applicable, the Ordinary Per Share Cash Amount, the Ordinary Per Share Stock Amount, the Preferred Per Share Cash Amount or the Preferred Per Share Stock Amount.

        "Permitted Factoring Arrangements" shall mean (a) the Factoring Agreement, dated as of March 24, 2019, by and between the First International Bank of Israel Ltd. and ECI Telecom Ltd., as amended from time to time, (b) the General Factoring Terms Agreement, dated as of October 29, 2018, by and between Bank Leumi Le-Israel BM and ECI Telecom Ltd., as amended from time to time, or (c) any agreement or arrangement providing for the sale or factoring of the accounts receivable of the Company or any of its Subsidiaries that meets the criteria set forth in Section 1.1(iii) of the Company Disclosure Letter.

        "Permitted Liens" means (a) any Lien for Taxes or utilities not yet due or delinquent, or, in the case of Taxes, Liens for Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established on the Company Financial Statements in accordance with GAAP, (b) Liens on or relating to real property (including easements, covenants, rights of way, zoning and other land use restrictions and similar restrictions) that (i) are matters of record, (ii) are imposed by any Governmental Authority having jurisdiction thereon or by Law or otherwise or typical for the applicable property type and locality, (iii) would be disclosed by a current, accurate survey or physical inspection of such real property, or (iv) do not materially interfere with the present uses of such real property, (c) construction, mechanic's, materialmen's, laborer's, workmen's, repairmen's, carrier's and similar Liens, including all statutory Liens, arising or incurred in the Ordinary Course of Business, (d) Liens constituting a lease, sublease or occupancy agreement that gives any Person any right to occupy any real property, (e) purchase money Liens or Liens securing rental payments under capital lease arrangements, (f) Liens which are set forth in any permits, licenses, governmental authorizations, registrations or approvals that have been disclosed to Parent prior to the date hereof, (g) non-exclusive licenses to Intellectual Property Rights granted in the Ordinary Course of Business, and (h) Liens identified in Section 1.1(iv) of the Company Disclosure Letter.

        "Person" means an individual, a corporation (including non-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

        "Personal Data" means any information relating to an identified or identifiable natural person including a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person or any other piece of information that allows the identification of a natural person or is otherwise considered personally identifiable information or personal information under applicable Laws, including Privacy Laws.

        "Plenus" means Plenus Management 2004 Ltd., Plenus Management II 2007 Ltd., and Plenus Mezzanine 2006 Ltd.

        "Preferred Available Cash" shall have the meaning set forth in the definition of "Preferred Per Share Cash Amount"

        "Preferred Cash Liquidation Preference" means the product of (a) the Preferred Per Share Cash Amount multiplied by (b) the total number of Preferred Shares issued and outstanding immediately prior to the Effective Time.

        "Preferred Per Share Cash Amount" means an amount equal to the "Base Preferred A Preference Amount Per Share" and "Supplemental Preferred A Preference Amount Per Share" (as defined in the Governing Documents of the Company) required to be paid with respect to each Company Preferred Share upon a "Distribution Event" (as defined in the Governing Documents of the Company), as determined in accordance with the terms of the Governing Documents of the Company, provided, however, that in the event that the sum of all Preferred Per Share Cash Amounts payable pursuant to this Agreement exceeds the result of (a) the Estimated Aggregate Cash Consideration minus (b) the Pathfinder Preferred Liquidation Preference (the "Preferred Available Cash"), then the Preferred Per Share Cash Amount shall be equal to the quotient of (x) the Preferred Available Cash divided by (y) the number of Company Preferred Shares issued and outstanding immediately prior to the Closing.

        "Preferred Per Share Stock Amount" means an amount equal to the quotient of (a) the result of (i) the "Base Preferred A Preference Amount" and "Supplemental Preferred A Preference Amount" (as defined in the Governing Documents of the Company) required to be paid with respect to each Company Preferred Share upon a "Distribution Event" (as defined in the Governing Documents of the Company), as determined in accordance with the terms of the Governing Documents of the Company, minus (ii) the Preferred Per Share Cash Amount, divided by (b) the Base Value Per Share.

        "Privacy Laws" means all applicable Laws governing the collection, use, storage, transfer and dissemination of Personal Data, including without limitation the General Data Protection Regulation (EU 2016/679) (GDPR), the e-Privacy Directive (Directive 2002/58/EC), any national laws which implements the GDPR and the e-Privacy Directive (in each case as amended, consolidated, re-enacted or replaced from time to time), and together with any subordinate or related legislation made under any of the foregoing and all guidance issued by the any supervisory authority or similar body including, the European Data Protection Board (as applicable), the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children's Online Privacy Protection Act, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, breach notification laws, Social Security number protection laws, and data security laws.

        "Privileged Deal" shall have the meaning set forth in Section 6.24(b).

        "Proxy Statement" shall have the meaning set forth in Section 4.27.

        "R&W Cap" shall have the meaning set forth in Section 9.3(a)(ii).

        "Real Estate Put Agreement" shall have the meaning set forth in the Recitals.

        "Real Property" means, collectively, the Owned Real Property and the Leased Real Property.

        "Registration Rights Agreement" means the Registration Rights Agreement by and between Parent and the holders of Parent Common Stock as of following the Closing identified therein in the form attached hereto as Exhibit D.

        "Regulatory Filing" means any filing or submission made to the requesting Governmental Authority in connection with the Antitrust Approvals or CFIUS Approval.

        "Related Party" of a Person means such Person and its shareholders, partners, members, Affiliates, directors, officers, employees, controlling persons and agents.

        "Related Party Agreements" shall have the meaning set forth in Section 4.25.

        "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata).

        "Remedies Exception" shall have the meaning set forth in Section 4.21(b).

        "Representatives" means, with respect to any Person, any Subsidiary of such Person and such Person's and each of its respective Subsidiaries' directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives.

        "Required Information" means (a) the unaudited consolidated interim balance sheet of the Company and its Subsidiaries as of the last day of each fiscal quarter ended after September 30, 2019 and at least 60 days prior to the Closing Date, and the related unaudited consolidated interim statements of operations, changes in shareholder's equity, and cash flows of the Company and its Subsidiaries for the year to date period then-ended and (b) if the Closing Date has not occurred on or prior to May 29, 2020, the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2019, and the related audited consolidated statements of operations, comprehensive income (loss), changes in shareholder's equity, and cash flows of the Company and its Subsidiaries for the fiscal year then-ended, together with the related notes thereto and independent auditor's report thereon.

        "Required Payment Amount" means the sum of the aggregate cash portions of the Per Share Consideration, the CVR Cash Liquidation Preference, the CVR Cash Additional Consideration and any additional amounts to which the Company Equityholders or CVR Holders may be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b) , the aggregate amount of any repayment or refinancing of debt contemplated by this Agreement (including as contemplated by Section 6.19(c)) and the payment of all fees, costs and expenses to be paid by Parent, Merger Sub or the Surviving Company related to the transactions contemplated by this Agreement.

        "Requisite Company Shareholder Approval" shall have the meaning set forth in Section 4.4(c).

        "Requisite Parent Stockholder Approval" shall have the meaning set forth in Section 5.5.

        "Restraints" shall have the meaning set forth in Section 7.1(f).

        "Retention Limit" shall have the meaning set forth in Section 9.3(a)(i).

        "Reverse Termination Fee" shall have the meaning set forth in Section 8.2(b).

        "Sale Property" shall have the meaning set forth in Section 6.22.

        "Sale Property Taxes" mean the Taxes (including for this purpose any production duty or levy) payable by the Company or any of its Subsidiaries or Affiliates (excluding any such Affiliate which is the purchaser of the Sale Property but including, after the Closing, Parent and Parent's Subsidiaries, in respect of the proceeds from the consummation of the sale of the Sale Property.

        "Sale Property Taxes Adjustment Amount" means the sum (which may be positive or negative) of (i) the Estimated Sale Property Taxes minus (ii) the Final Sale Property Taxes excluding VAT.

        "Sanctioned Country" means a country or territory that is the target of comprehensive Sanctions, (at the time of this Agreement being Iran, Cuba, Syria, North Korea, the Crimea region of Ukraine).

        "Sanctioned Person" means any Person, at any time, that is the target of Sanctions, including (a) a Person listed in any Sanctions-related list of designated or sanctioned Persons maintained by OFAC or the U.S. Department of State, by the United Nations Security Council, the European Union, or any European Union member state, or the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, or (c) any Person, directly or indirectly, owned or controlled by any such Person or Persons described in (a) or (b).

        "Sanctions" means applicable economic or financial sanctions or trade embargoes imposed, administered, or enforced by relevant Governmental Authorities, including those administered by the U.S. Government through OFAC or the U.S. Department of State, the European Union or its Member States, Her Majesty's Treasury of the United Kingdom, or the United Nations Security Council.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Section 280G" shall have the meaning set forth in Section 6.15.

        "Section 280G Vote" shall have the meaning set forth in Section 6.15.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Severance Pay Law" shall have the meaning set forth in Section 4.23(a).

        "Share Escrow Release Fully Diluted Share Number" means the sum of (i) the number of Ordinary Shares outstanding immediately prior to the Effective Time plus (ii) 10% of the number of Ordinary Shares of the Company held by the Initial Holders and any of their respective Affiliates as of the effective date of the CVR Deeds, plus any other shares or securities of the Company received by the Initial Holders following the Closing Date of the CVR Deeds, if received without any additional consideration.

        "Shared Filing Fees" shall have the meaning set forth in Section 6.8(h).

        "Share Issuance" means the issuance by Parent of the Aggregate Stock Consideration.

        "Shareholder Allocable Expenses" shall have the meaning set forth in Section 3.12.

        "Shareholder Representative" shall have the meaning set forth in the Preamble.

        "Stockholders Agreement" means the Stockholders Agreement by and between Parent and the holders of Parent Common Stock as of following the Closing identified therein in the form attached hereto as Exhibit E.

        "Straddle Tax Period" means a Tax period that begins on or before the Lockbox Date and ends thereafter.

        "Subsidiary" of any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either above or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Surviving Company" shall have the meaning set forth in Section 2.1.

        "Tax" means any and all taxes and other charges in the nature of a tax (together with any and all interest, penalties and additions to tax) imposed by any Governmental Authority including taxes on or with respect to income, franchises, escheat, unclaimed property, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment or social security; taxes in the nature of excise, withholding, ad valorem, stamp, transfer, license, registration, value added, or gains taxes and customs duties, tariffs, and similar charges. The term "Tax" shall include in each case with respect to the foregoing, any interest, penalty or other addition to such amounts, and shall include any obligation to indemnify or otherwise pay any Tax liability of any other person, whether by operation of law, contract or otherwise.

        "Tax Authority" means any Governmental Authority responsible for the imposition, collection or, administration of matters pertaining to Taxes.

        "Tax Returns" means returns, reports, filings, elections, declarations or other information or information statements, including any schedule or attachment thereto, with respect to Taxes filed or required to be filed with any Tax Authority.

        "Termination Date" shall have the meaning set forth in Section 8.1(b)(i).

        "Third Party" means any Person or group other than Parent, Merger Sub and their respective Affiliates.

        "Third Party Claim" shall have the meaning set forth in Section 9.5(d).

        "Top Customers" shall have the meaning set forth in Section 4.20.

        "Top Suppliers" shall have the meaning set forth in Section 4.20.

        "Transaction Agreements" means this Agreement, the Escrow Agreement, the Stockholders Agreement, the Registration Rights Agreement, the Governing Documents of the Company (as amended as contemplated hereby), the Confidentiality Agreement and the Real Estate Put Agreement.

        "Transaction Matters" shall have the meaning set forth in Section 8.2(f).

        "Transfer Tax" means any transfer, sales, use, stamp, documentary, registration, conveyance, recording, or other similar tax (and any interest, penalty, or addition with respect thereto). For the avoidance of doubt, "Transfer Taxes" shall not include Taxes measured by gross or net income or capital gains.

        "Valid Certificate" shall have the meaning set forth in Section 3.13(b).

        "Willful and Material Breach" means a material breach that is a consequence of an act undertaken by the breaching party with the knowledge that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

        "Withholding Drop Date" shall have the meaning set forth in Section 3.13(c).

ARTICLE II

THE MERGER

        Section 2.1    The Merger.     Upon the terms and subject to the conditions of this Agreement and in accordance with the ICL, at the Effective Time, Merger Sub (as the target company (Chevrat Ha'Ya'ad)) shall be merged with and into the Company (as the absorbing company (HaChevra Ha'Koletet)), whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the name "ECI Telecom Group Ltd." as the surviving company of the Merger (hereinafter referred to for the periods at and after the Effective Time as the "Surviving Company").

        Section 2.2    Closing.

        (a)   The closing of the Merger (the "Closing") will take place at the offices of Latham & Watkins LLP in New York, New York or remotely by exchange of electronic documents and signatures (a) at 9:00 a.m., New York City time, on the third (3rd) Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions); provided, however, that notwithstanding anything in this Agreement to the contrary, none of Parent, Direct Parent nor Merger Sub shall have any obligation to consummate the Closing prior to the date that is sixty (60) days after the date of this Agreement or (b) at such other time or date as agreed to in writing by the parties hereto. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

        (b)   At the Closing, the Company shall deliver to Parent:

            (i)  the Escrow Agreement duly executed by the Shareholder Representative;

           (ii)  each of the Stockholders Agreement and Registration Rights Agreement duly executed by the Company Significant Stockholder;

          (iii)  the Payoff Letter as contemplated by Section 6.19(c);

          (iv)  written resignations of the directors and managers, as applicable, of the Company and each of its Subsidiaries as requested by Parent no later than ten (10) days prior to the Closing Date (provided that if such letters are not obtained prior to the Closing, notwithstanding commercially reasonable efforts of the Company to obtain them, such letters shall be deemed not required in order to satisfy the condition in Section 7.2(b); and

           (v)  evidence of termination of the Investor Agreement and Related Party Agreements as contemplated by Section 6.18.

        (c)   At the Closing, Parent shall deliver to the Company:

            (i)  the Escrow Agreement duly executed by the Escrow Agent and Parent; and

           (ii)  each of the Stockholders Agreement and Registration Rights Agreement duly executed by Parent and the Parent Significant Stockholders.

        Section 2.3    Effective Time.     Concurrently with the Closing, the Company and Merger Sub (i) shall cause a notice (the "Merger Notice") to be filed with the Companies Registrar, informing the Companies Registrar that all conditions to the Merger under the ICL have been met and requesting that the Companies Registrar issue a certificate evidencing the completion of the Merger in accordance with Section 323(5) of the ICL (the "Certificate of Merger"), and (ii) shall make all other filings or recordings required under the ICL (if any). The date and time of the issuance of the Certificate of Merger by the Companies Registrar is referred to in this Agreement as the "Effective Time."

        Section 2.4    Effects of the Merger.     The Merger shall have the effects set forth in the applicable provisions of the ICL, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Company shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, Liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, Liabilities, debts and duties of the Surviving Company.

        Section 2.5    Articles of Association of the Surviving Company.     Subject to Section 6.10, at the Effective Time, (a) the articles of association of the Surviving Company shall be amended and restated in their entirety to read the same as the articles of association of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Company shall be "ECI Telecom Group Ltd." and as so amended shall be the articles of association of the Surviving Company (the "Charter"), until thereafter amended as provided therein or in accordance with applicable Law.

        Section 2.6    Board of Directors.     Subject to applicable Law, immediately following the Effective Time, the members of the board of directors of Merger Sub immediately prior to the Effective Time shall be installed as the members of the board of directors of the Surviving Company, each to hold office in accordance with the Charter until his or her respective successor shall have been duly elected, designated or qualified, or until his or her earlier death, incapacitation, retirement, resignation or removal in accordance with the Charter.

        Section 2.7    Officers.     The officers of the Company (other than such officers who Parent and the Company mutually determine shall not remain officers of the Surviving Company) immediately prior to the Effective Time shall be the officers of the Surviving Company from and after the Effective Time, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law or their earlier death, incapacitation, retirement, resignation or removal in accordance with the Charter.

ARTICLE III

EFFECT OF THE MERGER ON SHARE CAPITAL; EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Share Capital.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

        (a)   Cancellation of Excluded Shares.    Each Company Share held by (i) the Company or any Subsidiary of the Company, or (ii) Parent, Merger Sub or any other Affiliate of Parent that is directly or indirectly wholly-owned by the ultimate parent of Parent (each of such Company Shares described in sub-clauses (i) and (ii), an "Excluded Share" and collectively, the "Excluded Shares"), in each case, immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

        (b)   Conversion of Company Special Shares.    Each Company Special Share issued and outstanding immediately prior to the Effective Time (excluding Excluded Shares canceled pursuant to Section 3.1(a)) shall be converted into Company Ordinary Shares and transferred to Direct Parent no consideration.

        (c)   Conversion of Company Preferred Shares.    Each Company Preferred Share issued and outstanding immediately prior to the Effective Time (excluding Excluded Shares canceled pursuant to Section 3.1(a)) shall be converted into the right to receive:

            (i)  in cash the Preferred Per Share Cash Amount; and

           (ii)  an aggregate number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Preferred Per Share Stock Amount.

        (d)   Conversion of Company Ordinary Shares.    Each Company Ordinary Share issued and outstanding immediately prior to the Effective Time (excluding Excluded Shares canceled pursuant to Section 3.1(a)) shall be converted into the right to receive:

            (i)  subject to Section 9.4, an aggregate number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the Ordinary Per Share Stock Amount; and

           (ii)  in cash the Ordinary Per Share Cash Amount, if any, plus any additional amounts to which the holder thereof shall be entitled in respect of such share pursuant to Section 3.7(e), Section 3.7(f) ,Section 3.7(h), Section 3.7(i) and Section 10.16(b).

        Each Company Share to be converted as provided in this Section 3.1 shall, by virtue of the Merger and without any action on the part of the holder thereof, be automatically canceled and shall cease to exist, and the holder of a physical or electronic certificate which immediately prior to the Effective Time represented such Company Shares ("Certificates") shall cease to have any rights with respect to such Company Shares other than the right to receive for each such Company Share held by such holder the Per Share Consideration and any additional amounts to which the holder thereof may be entitled in respect of such share pursuant to Section 3.7(e), Section 3.7(f) ,Section 3.7(h), Section 3.7(i) and Section 10.16(b) (subject, in the case of any holder of a physical Certificate, to the surrender of such physical Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent in accordance with Section 3.2(c)(i)).

        (e)   Merger Sub.    (i) Each ordinary share, par value NIS 0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid ordinary share, par value NIS 0.01 per share, of the Surviving Company and constitute the only outstanding share capital of the Surviving Company; (ii) Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, the Company shall continue as the Surviving Company, and the entire issued and outstanding share capital of the Surviving Company shall be held, beneficially and of record, by the Direct Parent; (iii) all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company; (iv) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company; and (v) all the rights, privileges, immunities, powers and franchises of the Company (as the Surviving Company) shall continue unaffected by the Merger in accordance with the ICL.

        Section 3.2    Exchange of Certificates.

        (a)   Paying Agent; Exchange Fund.    At the Effective Time, Parent shall issue, transfer or lend (or cause one of its Subsidiaries to issue or lend) to Direct Parent, and Direct Parent shall deposit with one or more paying agents or sub-paying agents selected by Parent in consultation with the Company (collectively, the "Paying Agent"), for the benefit of the holders of Company Shares issued and outstanding immediately prior to the Effective Time (excluding Excluded Shares canceled pursuant to Section 3.1(a)), the holders of Company Options entitled to Company Option Payments pursuant to Section 3.3, to Pathfinder pursuant to Section 3.16 and the CVR Holders entitled to the CVR Closing Payments pursuant to Section 3.11: (i) sufficient immediately available cash funds to make all payments of the Preferred Per Share Cash Amount and Ordinary Per Share Cash Amount as required pursuant to Section 3.1, the CVR Cash Liquidation Preference and the CVR Cash Additional Consideration as required pursuant to Section 3.11 and the Pathfinder Preferred Liquidation Preference as required pursuant to Section 3.16, and (iii) evidence of the Parent Common Stock in book-entry form representing the Aggregate Stock Consideration minus the Escrow Stock Amount (such cash and Parent Common Stock as deposited with the Paying Agent, together with any dividends or other distributions with respect thereto, the "Exchange Fund"). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Section 3.1, Section 3.3, Section 3.11 and Section 3.16 (collectively, the "Closing Payments"), Parent shall promptly deposit, or cause to be deposited, additional funds or evidence of Parent Common Stock, as applicable, with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Shares, Optionholders and CVR Holders entitled to Closing Payments pursuant to Section 3.1, Section 3.3 and Section 3.11 and (ii) applied promptly to making the payments pursuant to Section 3.1, Section 3.3 and Section 3.11 and Section 3.16. The Exchange Fund shall not be used for any purpose other than to fund payments of Closing Payments pursuant to Section 3.1, Section 3.3, Section 3.11 and Section 3.16.

        (b)   Letter of Transmittal.    Prior to the Effective Time and in any event not later than the fifth (5th) Business Day prior to the Effective Time, the Surviving Company shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of one or more physical Certificates that immediately prior to the Effective Time represented issued and outstanding shares of Company Shares (i) a letter of transmittal in the form attached hereto as Exhibit G, which shall specify that delivery shall be effected, and risk of loss and title to such Certificates, as applicable, shall pass only upon proper delivery of such Certificates (or an affidavit of loss in lieu thereof) to the Paying Agent and (ii) instructions for use in effecting the surrender of such Certificates in exchange for the Per Share Consideration for each such Company Share represented by such Certificates.

        (c)   Surrender Procedures.

          (i)    Physical Certificates.    Upon the surrender of a physical Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor as promptly as practicable, the Per Share Consideration (plus any additional amounts to which the holder thereof shall be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b)) for each such Company Share represented by such Certificate, and such Certificates surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company, payment of the appropriate Per Share Consideration (plus any additional amounts to which the holder thereof shall be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b) may be made to a Person other than the Person in whose name such Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each physical Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Consideration for each Company Share theretofore represented by such Certificate (plus any additional amounts to which the holder thereof shall be entitled in respect of such share pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

          (ii)   Electronic Certificates.    Notwithstanding anything to the contrary contained in this Agreement, any holder of an electronic Certificate shall not be required to deliver such Certificate or an executed letter of transmittal to the Paying Agent to receive the Per Share Consideration (or any additional amounts to which the holder thereof may be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b) for each such Company Share represented by such electronic Certificate that such holder is entitled to receive. In lieu thereof, each holder of record of one or more electronic Certificates shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time (and, in any event, on the Closing Date), in respect of each such electronic Certificate, the Per Share Consideration (plus any additional amounts to which the holder thereof may be entitled pursuant to Section 3.7(e), Section 3.7(f) and Section 10.16(b) for each such Company Share represented by such Certificate.

        (d)   Termination of Exchange Fund.    Any portion of the Exchange Fund which remains unclaimed by the applicable former holders of Company Shares one (1) year after the Effective Time shall be delivered to Parent, upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to Parent or the Surviving Company for payment of their claims for Per Share Consideration (and any additional amounts to which such holder may be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i)and Section 10.16(b).

        (e)   No Liability.    None of Parent, Merger Sub, the Company, the Surviving Company or the Paying Agent shall be liable to any Person in respect of any cash or Parent Common Stock held in the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any physical Certificate (or affidavit of loss in lieu thereof) shall not have been surrendered prior to the date on which any Per Share Consideration in respect thereof (or any additional amounts to which the holder thereof may be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h) , Section 3.7(i) and Section 10.16(b) would otherwise escheat to or become the property of any Governmental Authority, any Per Share Consideration (or other such amounts) in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Company, and any holder of such Certificate who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Company for payment of its claim for Per Share Consideration (or other such amounts) in respect thereof (if any).

        (f)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Company; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Shares in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty (30) days and guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Company or Parent, as directed by Parent.

        (g)   Book-Entry Shares.    Unless required by applicable law, all shares of Parent Common Stock included in the Aggregate Stock Consideration shall be issued in book-entry form. At the Effective Time (or, in the case of shares of Parent Common Stock issuable to holders of certificated Company Shares, if later, upon the surrender of such physical certificates in accordance with Section 3.2(c)(i)), Parent and the Paying Agent shall cause the shares of Parent Common Stock included in the Aggregate Stock Consideration to be registered in the name of the Company Equityholder or CVR Holder entitled thereto on the books of Parent's transfer agent.

        Section 3.3    Equity Awards.

        (a)   Company Options.    As of the Effective Time, each Company Option that is outstanding immediately prior to the Effective Time, whether vested or unvested (and whether or not subject to a right of repurchase), shall be canceled without any action on the part of the holder of such Company Option in consideration for the right to receive (i) the Company Option Payment plus (ii) any additional amounts to which the holder thereof shall be entitled in respect of such Company Option pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b), less any required withholding Taxes (provided that such amounts shall in no event be paid more than five years following the Closing Date). For purposes of this Agreement, "Company Option Payment" means, with respect to any Company Option, (i) an aggregate number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock equal to (A) the product of the Ordinary Per Share Stock Amount multiplied by the number of Company Ordinary Shares subject to such Company Option minus (B) the quotient of (1) the exercise price payable per Company Share issuable under such Company Option multiplied by the number of Company Ordinary Shares subject to such Company Option divided by (2) the Base Value Per Share, and (ii) a cash payment equal to (A) the number of Company Shares subject to such Company Option multiplied by (B) the Ordinary Per Share Cash Amount, if any.

        (b)   Manner of Making Payment.    Upon the issuance of the Certificate of Merger by the Companies Registrar, Parent shall deposit, or cause to be deposited with the Surviving Company sufficient immediately available cash funds to make all Company Option Payments as required pursuant to this Section 3.3 (other than Parent Common Stock), and shall cause the Surviving Company to make such payments to the applicable Company Equityholders on the next payroll payment date following the Closing (but in no event more than fifteen (15) days after the Closing Date). Notwithstanding the foregoing, all payments of Parent Common Stock in respect of Company Option Payments shall be made by the Paying Agent pursuant to Section 3.2.

        (c)   Notwithstanding anything to the contrary in this Agreement, any Company Option Payment payable in respect of Israeli Company Options shall be transferred by the Paying Agent to the Israeli Company Options Trustee, to be held by the Israeli Company Options Trustee for the benefit of the holders of Israeli Company Options and to be released by the Israeli Company Options Trustee to such holders in accordance with the requirements of the ITO or, if obtained, the Option Tax Ruling.

        (d)   Notwithstanding anything to the contrary in this Agreement, if the distribution of shares of Parent Company Stock comprising the Company Option Payment to any Optionholder would violate the applicable Law, result in material adverse Tax consequences or additional material Tax or other material Liability for Parent or any of its Subsidiaries or any Optionholder or otherwise create a significant administrative burden for Parent or any of its Subsidiaries (including, without limitation, any regulatory or other filing with any Governmental Authority), as determined in good faith by Parent based on advice of counsel in the applicable jurisdiction and after consultation with the Company, such Optionholder shall not be entitled to receive any shares of Parent Company Stock (each, a "Non-Participating Optionholder") and, in lieu thereof, each Company Option held by such Optionholder shall be converted into the right to receive an additional amount of cash equal to the product of (i) the number of shares of Parent Company Stock that, but for this Section 3.3(d) would comprise the Company Option Payment to be made to such Optionholder multiplied by (ii) the Base Value Per Share (the "Option Cash Payments").

        Section 3.4    Lost Certificates.     If any physical Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such affidavit of such lost, stolen or destroyed physical Certificate the Per Share Consideration to which the holder thereof is entitled pursuant to this Article III (plus any additional amounts to which the holder thereof shall be entitled in respect of such Certificate pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i) and Section 10.16(b)).

        Section 3.5    No Fractional Shares.     No fractional shares of Parent Common Stock shall be issued hereunder, and the number of shares of Parent Common Stock that each Company Equityholder and CVR Holder is entitled to receive under this Agreement shall be rounded to the nearest whole number.

        Section 3.6    Treatment of Unexchanged Shares.     No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid with respect to Parent Common Stock that is not able to be distributed by the Paying Agent promptly after the Effective Time, whether due to a legal impediment to such distribution or otherwise. Subject to escheat, Tax or other applicable Law, following the distribution of any such previously undistributed shares of Parent Common Stock, there shall be paid to the record holder of such share of Parent Common Stock, without interest, (i) at the time of such distribution, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such distribution and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        Section 3.7    Adjustment.

        (a)   Estimated Aggregate Cash Consideration.    Not later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Parent (i) an estimate of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Adjustment Time, prepared in accordance with GAAP, consistently applied, and (ii) a written statement setting forth (A) its good faith estimate of (1) Estimated Aggregate Cash Consideration, (2) Closing Date Leakage Amount ("Estimated Closing Date Leakage Amount"), (3) Closing Date Indebtedness ("Estimated Closing Date Indebtedness"), (4) Closing Date Company Expenses ("Estimated Closing Date Company Expenses") and (B) the Payment Schedule. The Company shall prepare the foregoing estimates in good faith with reasonable detail and, upon request, shall provide Parent with reasonable access to customary supporting materials used or prepared by the Company in connection with the determination of such estimates. The Company will consider in good faith any reasonable comments by Parent to the estimates provided in accordance with this Section 3.7(a).

        (b)   As soon as reasonably practicable following the Closing Date, and in any event within seventy-five (75) days thereof, Parent shall prepare and deliver to the Shareholder Representative (i) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the Adjustment Time (the "Closing Balance Sheet"), (ii) a calculation of the Leakage Amount as of the Adjustment Time ("Closing Date Leakage Amount"), (iii) a calculation of the aggregate amount of all Indebtedness of the Company and its Subsidiaries as of the Lockbox Date or as of the Adjustment Time, as specified in the definition of "Indebtedness" ("Closing Date Indebtedness") and (iv) a calculation of the aggregate amount of all Company Expenses as of the Adjustment Time ("Closing Date Company Expenses") (the foregoing clauses (i)-(iv), collectively, the "Closing Date Statement)". The Closing Balance Sheet shall be prepared in accordance with GAAP, consistently applied. Following Parent's delivery of the Closing Date Statement, Parent shall provide the Shareholder Representative and its representatives reasonable access to the relevant records, personnel and (subject to the execution of customary work paper access letters, if requested) accountants of the Surviving Company and its Subsidiaries relating to the preparation of the Closing Date Statement and shall cause the relevant knowledgeable personnel of the Surviving Company and its Subsidiaries to reasonably cooperate with the Shareholder Representative in connection with its review of the Closing Date Statement.

        (c)   If the Shareholder Representative disagrees with the calculation of the Closing Date Leakage Amount, Closing Date Indebtedness and/or Closing Date Company Expenses, it shall notify Parent of such disagreement in writing, setting forth in reasonable detail the particulars of such disagreement and its calculation of the Closing Date Leakage Amount, Closing Date Indebtedness and/or Closing Date Company Expenses, as applicable, within thirty (30) days after its receipt of the Closing Date Statement. In the event that the Shareholder Representative does not provide such a notice of disagreement within such thirty (30)-day period, the Shareholder Representative shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing Date Leakage Amount, Closing Date Indebtedness and Closing Date Company Expenses delivered by Parent which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided, Parent and the Shareholder Representative shall use commercially reasonable efforts for a period of thirty (30) days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculations of the Closing Date Leakage Amount, Closing Date Indebtedness and/or Closing Date Company Expenses. If, at the end of such period, they are unable to resolve such disagreements, then an independent accounting or financial consulting firm of recognized national standing as may be mutually selected and agreed upon by Parent and the Shareholder Representative (the "Auditor") shall resolve any disagreements that were presented in the Shareholder Representative's notice of disagreement and remain unresolved. Each of Parent and the Shareholder Representative shall promptly after engagement of the Auditor provide their assertions regarding the Closing Date Leakage Amount, Closing Date Indebtedness, and/or Closing Date Company Expenses, as applicable, and, to the extent relevant thereto, the Closing Balance Sheet in writing to the Auditor and to each other. The Auditor shall be instructed to render its determination with respect to such disagreements as soon as reasonably practicable (which Parent and the Shareholder Representative agree shall not be later than the later of the date that is forty-five (45) days following the date on which the Auditor is retained or the date provided in the Auditor's engagement letter). The Auditor shall base its determination solely on (i) the written submissions of Parent and the Shareholder Representative and shall not conduct an independent investigation and (ii) the extent (if any) to which the Closing Date Leakage Amount, Closing Date Indebtedness, and/or Closing Date Company Expenses require adjustment (only with respect to the remaining disagreements that were included in the Shareholder Representative's notice of disagreement and submitted to the Auditor) in order to be determined in accordance with Section 3.7(b) (including the definitions of the defined terms used in Section 3.7(b)). The determination of the Auditor for each item of disagreement submitted to it shall (x) be within the range of values assigned to such item by Parent and the Shareholder Representative in their respective written assertions to the Auditor and (y) be final, conclusive and binding on the parties. The date on which the Closing Date Leakage Amount, Closing Date Indebtedness, and Closing Date Company Expenses are finally determined in accordance with this Section 3.7(c) is hereinafter referred to as the "Determination Date". All fees and expenses of the Auditor relating to the work, if any, to be performed by the Auditor hereunder shall be borne between Parent, on the one hand, and the Shareholder Representative, as a Shareholder Allocable Expense, on the other, based on the percentage which the portion of the total contested amounts submitted to the Auditor and not awarded to such party as determined by the Auditor bears to the total amounts contested by the parties and submitted to the Auditor.

        (d)   If the Adjustment Amount is a positive number, then the Aggregate Cash Consideration shall be increased by the Adjustment Amount and the Adjustment Amount shall be paid in accordance with Section 3.7(e), up to a maximum of the Escrow Cash Amount. If the Adjustment Amount is a negative number, then the Aggregate Cash Consideration shall be decreased by the absolute value of the Adjustment Amount and the Adjustment Amount shall be paid in accordance with Section 3.7(f), up to a maximum of the Escrow Cash Amount.

        (e)   If the Adjustment Amount is a positive number, then:

            (i)  Parent shall deliver (or cause to be delivered) within three (3) Business Days following the Determination Date (A) to the Paying Agent (for payment to each applicable holder of Company Ordinary Shares) a cash payment in an amount equal to the product of (1) the Adjustment Amount, up to, a maximum of the Escrow Cash Amount, multiplied by (2) the Ordinary Shares Percentage, (B) to the Surviving Company (for payment to each applicable Optionholder) a cash payment in an amount equal to the product of (1) the Adjustment Amount, up to a maximum of the Escrow Cash Amount, multiplied by (2) the Option Percentage, and (C) to ECI BV (for payment to each CVR Holder) a cash payment in an amount equal to the product of (1) the Adjustment Amount, up to a maximum of the Escrow Cash Amount, multiplied by (2) the CVR Percentage; and

           (ii)  the Shareholder Representative (on behalf of the Company Equityholders and the CVR Holders) and Parent shall each, within three (3) Business Days following the Determination Date, deliver a joint written instruction directing the Escrow Agent to release (A) to the Paying Agent (for payment to each applicable holder of Company Ordinary Shares) a cash payment in an amount equal to the product of (1) the Price Adjustment Escrow Cash Amount, multiplied by (2) the Ordinary Shares Percentage, (B) to the Surviving Company (for payment to each applicable Optionholder) a cash payment in an amount equal to the product of (1) the Price Adjustment Escrow Cash Amount, multiplied by (2) the Option Percentage, and (C) to ECI BV (for payment to each CVR Holder) a cash payment in an amount equal to the product of (1) the Price Adjustment Escrow Cash Amount, multiplied by (2) the CVR Percentage.

        Neither of Parent and Merger Sub shall be liable, and neither the Company Equityholders nor the CVR Holders will look to Parent or Merger Sub, to the extent the Adjustment Amount exceeds the Escrow Cash Amount.

        (f)    If the Adjustment Amount is a negative number, then the Shareholder Representative (on behalf of the Company Equityholders and the CVR Holders) and Parent shall each, within three (3) Business Days after the Determination Date, direct the Escrow Agent to:

            (i)  pay to Parent from the Adjustment Escrow Account an aggregate amount equal to the absolute value of the Adjustment Amount, up to a maximum of the Escrow Cash Amount; and

           (ii)  release (A) to the Paying Agent (for payment to each applicable holder of Company Ordinary Shares) a cash payment in an amount equal to the product of (1) the excess (if any) of the Price Adjustment Escrow Cash Amount over the absolute value of the Adjustment Amount, multiplied by (2) the Ordinary Shares Percentage, (B) to the Surviving Company (for payment to each applicable Company Equityholder) a cash payment in an amount equal to the product of (1) the excess (if any) of the Price Adjustment Escrow Cash Amount over the absolute value of the Adjustment Amount, multiplied by (2) the Option Percentage, and (C) to ECI BV (for payment to each CVR Holder) a cash payment in an amount equal to the product of (1) the excess (if any) of the Price Adjustment Escrow Cash Amount over the absolute value of the Adjustment Amount, multiplied by (2) the CVR Percentage.

  No Company Equityholder or CVR Holder shall be liable, and Parent and Merger Sub will not look to any Company Equityholder or CVR Holder, to the extent the absolute value of the Adjustment Amount exceeds the Escrow Cash Amount.

        (g)   Upon the determination of the Final Sale Property Taxes (the "Sale Property Taxes Determination Date"), if the Sale Property Taxes Adjustment Amount is a positive number, then the Aggregate Cash Consideration shall be increased by the Sale Property Taxes Adjustment Amount and the Sale Property Taxes Adjustment Amount shall be paid in accordance with Section 3.7(h), up to a maximum of the Sales Property Taxes Escrow Cash Amount. If the Sale Property Taxes Adjustment Amount is a negative number, then the Aggregate Cash Consideration shall be decreased by the absolute value of the Sale Property Taxes Adjustment Amount and the Sale Property Taxes Adjustment Amount shall be paid in accordance with Section 3.7(i), up to a maximum of the Sale Property Taxes Escrow Cash Amount.

        (h)   If the Sale Property Taxes Adjustment Amount is a positive number, then:

            (i)  Parent shall deliver (or cause to be delivered) within three (3) Business Days following the Sale Property Taxes Determination Date (A) to the Paying Agent (for payment to each applicable holder of Company Ordinary Shares) a cash payment in an amount equal to the product of (1) the Sale Property Taxes Adjustment Amount, up to a maximum of the Sale Property Taxes Escrow Cash Amount, multiplied by (2) the Ordinary Shares Percentage, (B) to the Surviving Company (for payment to each applicable Optionholder) a cash payment in an amount equal to the product of (1) the Sale Property Taxes Adjustment Amount, up to a maximum of the Sale Property Taxes Escrow Cash Amount, multiplied by (2) the Option Percentage, and (C) to ECI BV (for payment to each CVR Holder) a cash payment in an amount equal to the product of (1) the Sale Property Taxes Adjustment Amount, up to a maximum of the Sale Property Taxes Escrow Cash Amount, multiplied by (2) the CVR Percentage; and

           (ii)  The Shareholder Representative (on behalf of the Company Equityholders and the CVR Holders) and Parent shall each, within three (3) Business Days following the Determination Date, deliver a joint written instruction directing the Escrow Agent to release (A) to the Paying Agent (for payment to each applicable holder of Company Ordinary Shares) a cash payment in an amount equal to the product of (1) Sale Property Taxes Escrow Cash Amount (or, if less, the amount of funds remaining in the Adjustment Escrow Account after giving effect to any payment pursuant to Section 3.7(f)), multiplied by (2) the Ordinary Shares Percentage, (B) to the Surviving Company (for payment to each applicable Optionholder) a cash payment in an amount equal to the product of (1) the Sale Property Taxes Escrow Cash Amount (or, if less, the amount of funds remaining in the Adjustment Escrow Account after giving effect to any payment pursuant to Section 3.7(f)), multiplied by (2) the Option Percentage, and (C) to ECI BV (for payment to each CVR Holder) a cash payment in an amount equal to the product of (1) the Sale Property Taxes Escrow Cash Amount (or, if less, the amount of funds remaining in the Adjustment Escrow Account after giving effect to any payment pursuant to Section 3.7(f)), multiplied by (2) the CVR Percentage.

        Neither of Parent and Merger Sub shall be liable, and neither the Company Equityholders nor the CVR Holders will look to Parent or Merger Sub, to the extent the Sale Property Taxes Adjustment Amount exceeds the Sale Property Taxes Escrow Cash Amount.

          (i)  If the Sale Property Taxes Adjustment Amount is a negative number, then the Shareholder Representative (on behalf of the Company Equityholders and the CVR Holders) and Parent shall each, within three (3) Business Days after the Sale Property Taxes Determination Date, direct the Escrow Agent to:

            (i)  pay to Parent from the Adjustment Escrow Account an aggregate amount equal to the absolute value of the Sale Property Taxes Adjustment Amount, up to a maximum of the Sale Property Taxes Escrow Cash Amount (or, if less, the amount of funds remaining in the Adjustment Escrow Account after giving effect to any payment pursuant to Section 3.7(f)); and

           (ii)  release (A) to the Paying Agent (for payment to each applicable holder of Company Ordinary Shares) a cash payment in an amount equal to the product of (1) the excess (if any) of the Sale Property Taxes Escrow Cash Amount over the absolute value of the Sale Property Taxes Adjustment Amount (or, if less, the amount of funds remaining in the Adjustment Escrow Account after giving effect to the payment pursuant to the preceding clause (i)), multiplied by (2) the Ordinary Shares Percentage, (B) to the Surviving Company (for payment to each applicable Company Equityholder) a cash payment in an amount equal to the product of (1) the excess (if any) of the Sale Property Taxes Escrow Cash Amount over the absolute value of the Sale Property Taxes Adjustment Amount (or, if less, the amount of funds remaining in the Adjustment Escrow Account after giving effect to the payment pursuant to the preceding clause (i)), multiplied by (2) the Option Percentage, and (C) to ECI BV (for payment to each CVR Holder) a cash payment in an amount equal to the product of (1) the excess (if any) of the Sale Property Taxes Escrow Cash Amount over the absolute value of the Sale Property Taxes Adjustment Amount (or, if less, the amount of funds remaining in the Adjustment Escrow Account after giving effect to the payment pursuant to the preceding clause (i)), multiplied by (2) the CVR Percentage.

        No Company Equityholder or CVR Holder shall be liable, and Parent and Merger Sub will not look to any Company Equityholder or CVR Holder, to the extent the absolute value of the Sale Property Taxes Adjustment Amount exceeds the Sale Property Taxes Escrow Cash Amount or the funds remaining in the Adjustment Escrow Account after giving effect to any payment pursuant to Section 3.7(f)).

        (j)    Any amount that is paid pursuant to this Section 3.7 shall be treated by the parties for Tax purposes as an adjustment of the Aggregate Cash Consideration to the fullest extent permitted by Law.

        Section 3.8    Adjustment Escrow.     At the Effective Time, Parent shall deposit, or shall cause to be deposited, $5,000,000 (the "Escrow Cash Amount", of which (x) $3,000,000 shall constitute the "Price Adjustment Escrow Cash Amount" and (y) $2,000,000 of which shall constitute the "Sale Property Taxes Escrow Cash Amount") into an escrow account (the "Adjustment Escrow Account") established pursuant to the terms of an escrow agreement, to be entered into at Closing among the Shareholder Representative, Parent and CitiBank N.A., as escrow agent (the "Escrow Agent"), substantially in the form attached hereto as Exhibit F (the "Escrow Agreement"), in order to support the payment obligations from escrow (if any) under Section 3.7(f) and Section 3.7(i). Parent and the Surviving Company shall be entitled to conclusively rely upon the method of distribution employed by the Shareholder Representative of any portion of the Escrow Cash Amount, including with respect to whether any individual Company Equityholder or CVR Holder received the appropriate portion of any such distribution, and in no event will Parent, the Surviving Company or any of their Affiliates have any Liability to any person on account of payments or distributions made by the Shareholder Representative.

        Section 3.9    Company Expenses.     On or prior to the Closing Date, the Company shall provide to Parent a written report setting forth a list of the following fees, expenses and payments incurred or payable by the Company or any of its Subsidiaries in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, to the extent such fees, expenses and payments are unpaid as of the Adjustment Time: (a) the fees and disbursements of outside counsel to the Company or any of its Subsidiaries, (b) the fees and expenses of any other agents, advisors, consultants and experts employed by the Company or any of its Subsidiaries, (c) all obligations and liabilities, whether payable immediately or in the future, that are payable to current or former directors, officers, employees or individual independent contractors of the Company or any of its Subsidiaries as a result of, and contingent upon, or are triggered or accelerated by or in connection with, the consummation of the transactions contemplated by this Agreement under any Contract, Company Benefit Plan or otherwise, including all change of control, unit appreciation, phantom unit, retention, stay, incentive, severance and similar obligations payable solely as a result of, and contingent upon, the consummation of the transactions contemplated by this Agreement, including all payments set forth on Section 3.9 of the Company Disclosure Letter (collectively, the "Section 3.9 Payments") but excluding any payments pursuant to the Company 2014 Equity Plan and any payments or benefits paid or provided as a result of any action taken by, or at the direction of, Parent or any of its Subsidiaries following the Closing (other than the Section 3.9 Payments), and, (d) the employer portion of any payroll or similar Taxes payable in connection with the obligations and liabilities included in clause (c) and 50% of the employer portion of payroll or similar Taxes payable in connection with the Company Option Payments (which Taxes, to the extent not payable in connection with the Closing, shall be calculated based on the deemed disposition of the shares of Parent Common Stock constituting the Company Option Payments as of the Closing Date for a price equal to the Base Value Per Share), (e) Transfer Taxes and associated costs includible as Company Expenses pursuant to Section 10.5, and any expenses or Taxes paid in connection with the matters described in section 6.16(g), (f) one half of all filing fees payable by the parties and their respective Affiliates in connection with obtaining the Antitrust Approvals and CFIUS Approval, (g) all costs payable in connection with obtaining the D&O Insurance and (h) the premium to be paid in connection with the Company R&W Insurance Policy (the items set forth in clauses (a)-(h) collectively, the "Company Expenses"). Upon the issuance of the Certificate of Merger by the Companies Registrar, Parent shall pay (or cause one of its Subsidiaries to pay) to each Third Party designated by the Company, by wire transfer of immediately available funds, the Company Expenses attributable to such Third Party. No amount shall be included on the Closing Balance Sheet with respect to Liabilities for the Company Expenses paid in accordance with this Section 3.9. For the avoidance of doubt, no amounts payable in connection with the repayment of the Indebtedness or in respect of the Company Special Shares shall be included in the Company Expenses.

        Section 3.10    ECI BV Contributions; Indebtedness.     Immediately following the Effective Time, subject to Section 6.19(c) and following receipt of the Payoff Letters, (i) the Parent shall cause its Subsidiary, Ribbon Communications Operating Company, Inc. ("RCOCI") to (A) contribute to ECI BV a portion of the Aggregate Cash Consideration and a portion of the Aggregate Stock Consideration (collectively, the "ECI BV Contribution"), in exchange for shares in ECI BV constituting 99.999% of all issued and outstanding shares of ECI BV, and (B) lend to ECI BV a portion of the Cash Consideration (the "ECI BV Loan"), in an amount which, together with the ECI BV Contribution, is sufficient to pay the amounts as required to be paid pursuant to this Section 3.10 and Section 3.11 hereof, and (ii) Parent shall cause ECI BV to use a portion of the proceeds of the ECI BV Contribution and the ECI BV Loan to repay all amounts necessary to discharge fully the then outstanding balance of all Indebtedness under the Credit Agreement, by wire transfer of immediately available funds to the account(s) designated by the holders of such Indebtedness.

        Section 3.11    Payments to CVR Holders.     Subject to Section 9.4, immediately following the Effective Time, Parent shall cause ECI BV to use a portion of the proceeds of the ECI BV Contribution and the ECI BV Loan for payment to the CVR Holders, pro rata in accordance with their respective "CVR Percentages" (as defined in the CVR Deeds), (i) the CVR Cash Liquidation Preference, if any, (ii) the CVR Stock Liquidation Preference (iii) the CVR Cash Additional Consideration and (iv) the CVR Stock Additional Consideration (collectively, the "CVR Closing Payments"). Each CVR Deed shall be cancelled without any action on the part of the holder of such CVR Deed in consideration for (x) the receipt of CVR Closing Payments plus (ii) the right to receive any additional amounts to which the holder thereof shall be entitled in respect of such CVR Deed pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i), Section 9.4(c) and Section 10.16(b).

        Section 3.12    Shareholder Allocable Expenses.     Upon the issuance of the Certificate of Merger by the Companies Registrar, Parent shall deliver, or cause to be delivered, to the Shareholder Representative (on behalf of the Company Equityholders), by wire transfer of immediately available funds to the account(s) designated by the Shareholder Representative, $250,000, or such other amount as the Shareholder Representative may designate in writing to the Company and Parent at least three (3) Business Days prior to the Closing (the applicable amount, the "Shareholder Allocable Expenses"), to satisfy potential future obligations of the Shareholder Representative and/or of the Company Equityholders to the Shareholder Representative, including expenses of the Shareholder Representative arising from the defense or enforcement of claims pursuant to Section 3.7 and Section 10.16.

        Section 3.13    Withholdings.

        (a)   Parent, the Surviving Company, ECI BV, the Israeli Company Options Trustee or the Paying Agent (and, in each case, any of their Affiliates and Representatives) (each, a "Payor") shall be entitled to deduct or withhold from any amounts payable in connection with the transactions contemplated by this Agreement (including, for the avoidance of doubt, any amounts deliverable in respect of the Aggregate Stock Consideration) such amounts as Parent or any other Payor shall reasonably determine are required to be deducted and withheld with respect to the making of such payment under the ITO or any other provision of applicable Tax Law; provided, that any Payor intending to so withhold shall use good faith efforts to provide reasonable advance notice to the Shareholder Representative and to provide reasonable cooperation to the Shareholder Representative's attempt to reduce or eliminate any such deductions or withholding. To the extent that amounts are required by law to be withheld or deducted and are paid over to the appropriate Tax Authority by Payor, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Payor.

        (b)   Subject to Section 3.13(c), if a Company Equityholder other than a holder of Israeli Company Options provides the applicable Payor, no later than five (5) Business Days prior to the Withholding Drop Date of such payment with a valid certificate, ruling or any other written instructions regarding Tax withholding issued by the ITA in form and substance reasonably satisfactory to the Parent, confirming exemption from, or reduced, withholding of Israeli Tax in respect of a payment (a "Valid Certificate"), then the applicable Payor shall withhold or deduct the applicable amount of Israeli Tax (if any) from such payment in accordance with such Valid Certificate. For the avoidance of doubt, to the extent that the Exchange Fund allocated to any Company Equityholder does not contain sufficient cash to pay any required withholding of Israeli Tax, the Paying Agent shall be entitled to sell Parent

Common Stock in the Exchange Fund allocated to such Company Equityholder in order to obtain the required cash amount.

        (c)   Notwithstanding the foregoing and subject to Section 3.13(e), payments hereunder to be made to Company Equityholders (other than for Israeli Company Options) shall be transferred to the Paying Agent without any withholdings or deductions of Israeli Taxes and retained by the Paying Agent or an affiliate thereof for future payment to the recipient entitled to payment for a period of one hundred eighty (180) days following the Closing Date or, in each case, such an earlier date requested in writing by such recipient (the "Withholding Drop Date") during which time no payments shall be made by the Paying Agent to any payment recipient and no amounts for Israeli Taxes shall be withheld from the payments deliverable pursuant to this Agreement, and during which time such Person may seek to obtain a Valid Certificate. If such Person delivers such Valid Certificate to the Paying Agent no later than five (5) business days prior to the Withholding Drop Date, the Paying Agent shall deduct and withhold any Israeli Taxes from the relevant payment in accordance with the provisions of such Valid Certificate and the balance of any such payment owing to such Person at the Closing shall be paid to such Person. If any Person (i) does not provide the Paying Agent with such Valid Certificate by no later than five (5) business days before the Withholding Drop Date or (ii) submits a written request to the Paying Agent to release the payment to be made to such Person at the Closing prior to the Withholding Drop Date and fails to submit a Withholding Certificate for such payment at or before such time, then the amount to be withheld from such Person's payment shall be calculated according to the applicable withholding rate as reasonably determined by the Parent and in accordance with the applicable Law who shall pay to such Person the balance of the payment due to such Person that is not so withheld. In addition to whatever withholding is required by Law, the Paying Agent or any Payor shall be entitled to withhold (without gross-up) from any cash or Parent Common Stock otherwise payable to the Company Equityholders any Losses that are incurred by any Payor as a result of the delay in payment and withholding contemplated by this Section 3.13(c) (including any incremental interest, penalties, or other amounts that are required to be remitted to a Governmental Authority as a result of the delay in remitting any withholding Taxes), and such amounts shall be remitted to the applicable Payor.

        (d)   Any withholding made in NIS with respect to payments made hereunder in dollars shall be calculated based on a conversion rate on the date the payment is actually made to any recipient.

        (e)   It being understood that the parties to this Agreement intend to comply with Income Tax Circular 19/2018 (Transaction for Sale of Rights in a Corporation that includes Consideration that will be transferred to the Seller at Future Dates) (the "Circular") such that the deposit of the consideration funds with the applicable Payor, including pursuant to Section 3.13(c), shall be exempt from Israeli tax withholding by the Parent, the Direct Parent and the Merger Sub, provided, that if prior to the Closing Date the Paying Agent does not undertake to comply with Section 6.24 of the Circular with respect to Israeli Tax, the Shareholder Representative shall provide the Parent with a Valid Certificate with respect to the deposit of the consideration funds with the applicable Payor. If any such Valid Certificate is not provided by the Shareholder Representative prior to the Closing Date, then the deposit of the consideration with the applicable Payor will be subject to deduction or withholding of Israeli Taxes in accordance with Section 3.13(a).

        (f)    Notwithstanding anything to the contrary herein, any payments to be made to a holder of Israeli Company Options will be transferred by the applicable Payor to the Israeli Company Options Trustee, such transfer shall be made without any withholdings or deductions of Israeli to the extent that the Shareholder Representative provides Parent with the Option Tax Ruling prior to the Closing Date, and shall be subject to deduction and withholding of Israeli Tax by the Israeli Company Options Trustee in accordance with the ITO and the Option Tax Ruling. If the Option Tax Ruling is not provided by the Shareholder Representative prior to the Closing Date, then the deposit of the consideration with the Israeli Company Option Trustee will be subject to deduction or withholding of Israeli Taxes in accordance Section 3.13(a).

        Section 3.14    Transfers; No Further Ownership Rights.     At the Effective Time, the share transfer books of the Company shall be closed, and there shall be no registration of transfers on the share transfer books of the Company or the Surviving Company of Company Shares that were outstanding immediately prior to the Effective Time. If physical Certificates are presented to the Surviving Company or Parent for transfer following the Effective Time, they shall be canceled against delivery of the applicable Per Share Consideration, as provided for in Section 3.1(b), for each Company Share formerly represented by such Certificates.

        Section 3.15    Payment Schedule.     The Shareholder Representative shall confirm the Payment Schedule prior to any payment pursuant to this Agreement. Any determination of the Payment Schedule by the Shareholder Representative shall be final and binding on all Company Equityholders (other than Pathfinder). None of Parent, Merger Sub or their respective Affiliates or the Paying Agent shall be responsible for, and the Shareholder Representative (on behalf of all of the Company Equityholders) hereby releases Parent, Merger Sub and their respective Affiliates from any and all damages or losses arising out of or in connection with, the allocation of any payments by the Shareholder Representative as set forth in the Payment Schedule, including any claim by a Company Equityholder in relation to payments made by any Person in accordance with the Payment Schedule. Section 3.15 of the Company Disclosure Letter sets forth an illustrative example of the Payment Schedule, prepared in accordance with the Governing Documents of the Company and applicable Law to reflect the allocation and distribution of all amounts payable to the holders of Company Shares, Optionholders and CVR Holders. Notwithstanding anything to the contrary in this Agreement, in no event shall the Closing Payments payable by Parent pursuant to the Payment Schedule exceed the Estimated Aggregate Cash Consideration and the Aggregate Stock Consideration minus the Escrow Stock Amount.

        Section 3.16    ECI Loan; Pathfinder Preferred.     At the Effective Time, (i) the Parent shall cause RCOCI to lend to the Company a portion of the Cash Consideration (the "ECI Loan") in the amount sufficient to make the payments pursuant to this Section 3.16 and (ii) the Company shall use the proceeds of the ECI Loan to pay to Pathfinder an amount equal to the Pathfinder Preferred Liquidation Preference in consideration for the transfer from Pathfinder to the Company, as of the Effective Time, of all of the shares of the Pathfinder Preferred outstanding as of the Closing pursuant to the Pathfinder SPA. The amounts payable to Pathfinder pursuant to this Section 3.16 may be paid by the Company through the Paying Agent as part of the Exchange Fund.

        Section 3.17    ECI BV Redemption.     Immediately following the consummation of the transactions set forth in Section 3.16, Parent shall cause ECI BV to redeem, for no consideration, all of the shares of ECI BV held by ECI Telecom LTD. at such time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in the Company Disclosure Letter, the Company hereby represents and warrants to Parent and Merger Sub as of the date hereof and as of the Closing Date as follows:

        Section 4.1    Organization.     Each of the Company and its Subsidiaries is (i) a corporation or other legal entity duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted and to own and use the properties owned and used by it and (ii) duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary; except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true, complete and correct copies of the Governing Documents of the Company and its Subsidiaries, in each case, as in effect as of the date of this Agreement. Neither the Company nor any of its Subsidiaries incorporated under the Laws of the State of Israel is an "infringing company" under Section 362A(a) of the ICL, nor has it received any notice or warning regarding the intention of any governmental or regulatory authority or agency to declare it as such.

        Section 4.2    Capitalization.

        (a)   The authorized share capital of the Company is NIS 2,000,000, consisting of 189,999,990 Company Ordinary Shares, 10,000,000 Company Preferred Shares and 10 Company Special Shares. As of the date hereof, there are (i) 42,337,655 Company Ordinary Shares issued and outstanding, (ii) 10,000,000 Company Preferred Shares issued and outstanding, (iii) 10 Company Special Shares issued and outstanding, and (iv) 2,268,000 Company Ordinary Shares reserved for issuance under the Company 2014 Equity Plan. As of the date hereof, there were 2,440,000 Company Ordinary Shares reserved for issuance with respect to outstanding Company Options and 172,000 Company Ordinary Shares reserved for issuance under the Company 2014 Equity Plan (other than under outstanding Company Options). Except as set forth above, as of the date hereof, no share capital of, or other equity interests in, the Company, or options, warrants or other rights to acquire any such share capital or other equity interests were outstanding or reserved for issuance. All outstanding share capital of the Company are, and all shares that may be issued pursuant to the Company 2014 Equity Plan and the option agreements governing such grants (if any) will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, are free and clear of all Liens (other than Liens under the Company's Governing Documents and transfer restrictions under applicable securities Laws) and have not been issued in violation of any preemptive rights. Section 4.2(a) of the Company Disclosure Letter sets forth a true, correct and complete list of (i) each holder of Company Ordinary Shares, Company Preferred Shares, Company Special Shares and Company Options, and (ii) with respect to each Company Option, the number of Company Ordinary Shares issuable upon the exercise of such Company Option, the exercise price of such Company Option, the date of grant of each such Company Option, and whether such holder of such Company Option is subject to taxation in the State of Israel.

        (b)   Except (i) as set forth in Section 4.2(a), (ii) as contemplated in the Governing Documents of the Company, (iii) as contemplated in the Investor Agreement, and (iv) as permitted under Section 6.1, there are no outstanding subscriptions, options, warrants, call rights, preemptive rights, phantom equity, other Contracts convertible securities or other similar rights, agreements or commitments to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell additional share capital of, or other equity interests in, or securities convertible into, or exchangeable or exercisable for, share capital of, or other equity interests in, the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call rights, preemptive rights or other Contracts.

        (c)   Except for the Investor Agreement, and the Company's Governing Documents, the Company is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, issuance, transfer or other disposition of the Company Shares or any security of the Company or its Subsidiaries. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any equity securities of any Subsidiary of the Company and no Subsidiary of the Company has redeemed any equity securities since January 1, 2016.

        Section 4.3    Subsidiaries.     Section 4.3 of the Company Disclosure Letter lists the Subsidiaries of the Company and the Company's equity ownership thereof. Other than equity interests in the Subsidiaries of the Company set forth in Section 4.3 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any shares of capital stock of, or other equity interests in, any Person, or options, warrants, call rights, preemptive rights, other Contracts or other rights to acquire any such capital stock or other equity interests. Except as contemplated in the Governing Documents of the Subsidiaries of the Company, there are no outstanding subscriptions, options, warrants, call rights, preemptive rights or other Contracts, convertible securities or other similar rights, agreements or commitments to which a Subsidiary of the Company is a party or by which such Subsidiary is bound obligating such Subsidiary to issue, deliver or sell additional shares of capital stock of, or other equity interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity interests in, such Subsidiary or obligating such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call rights, preemptive rights or other Contracts. All outstanding shares of capital stock or other equity interests (as applicable) of the Company's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, are free and clear of all Liens (other than Liens under the Company's Governing Documents and transfer restrictions under applicable securities Laws) and have not been issued in violation of any preemptive rights.

        Section 4.4    Authorization.

        (a)   The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Requisite Company Shareholder Approval and the filing and recordation of appropriate merger documents as required by the ICL, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger (other than with respect to the consummation of the Merger, the receipt of the Requisite Company Shareholder Approval and the filing with the Companies Registrar of the Merger Proposal and the Merger Notice and all such other notices or filings required by the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights, and to general equitable principles).

        (b)   At a meeting duly called and held prior to the execution of this Agreement in compliance with the requirements of the ICL and the Company's Governing Documents, the Company Board has unanimously, subject to the terms and conditions of this Agreement, (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of the Company and the holders of Company Shares, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) resolved to recommend to the holders of Company Shares the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement, which resolutions have not been rescinded, modified or withdrawn in any way.

        (c)   The affirmative votes of the holders of a majority of each class of the Company Shares voting to approve this Agreement and the transactions contemplated hereby (the "Requisite Company Shareholder Approval") are the only votes of the holders of any Company Shares necessary (under applicable Law or otherwise) to consummate the Merger and the other transactions contemplated by this Agreement.

        Section 4.5    No Conflict; Required Consents; Pathfinder.

        (a)   None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the performance by the Company of its obligations hereunder will (i) conflict with or violate the Governing Documents of the Company, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 4.5(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (iii) result in any breach of, or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, upon any of the properties or assets of the Company pursuant to, any Contract to which the Company is a party or by which any property or asset of the Company is bound, except in the case of clauses (ii) and (iii) as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        (b)   None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company's performance of its obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) approvals pursuant to the requirements of the HSR Act and any competition, merger control, antitrust, foreign investment or similar applicable Law of any jurisdiction outside of the United States and set forth in Section 4.5(b) of the Company Disclosure Letter ("Foreign Antitrust Laws" and, together with the HSR Act, "Antitrust Laws"), (ii) the CFIUS Approval, (iii) the filing of the Merger Proposal and the Merger Notice with the Companies Registrar and all such other notices or filings required by the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar, (iv) such other consents, approvals, authorizations or permits, filings or notifications that are required solely as a result of the identity or operations of Parent and its Affiliates, and (v) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        (c)   The representations and warranties of the Company and any of its Subsidiaries set forth in the Pathfinder SPA are true and correct in all material respects.

        Section 4.6    Permits and Licenses.     The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company and its Subsidiaries to carry on their respective businesses as they are now being conducted (the "Company Permits") in all material respects. None of the Company or its Subsidiaries is not, and since January 1, 2016, has not been in default or violation of any Company Permit in any material respect. Since January 1, 2016, none of the Company or its Subsidiaries have received any notification or communication from any Governmental Authority asserting that the Company or any of its subsidiaries is in default or violation of any Company Permit in any material respect.

        Section 4.7    Compliance with Laws.     The Company and its Subsidiaries are, and since January 1, 2016, have been, in compliance in all material respects with, and have not received written notice of any material default or violation of, all material Laws applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. None of the Company or any of its Subsidiaries is (i) in violation in any material respect of any Order, or (ii) subject to any Order (other than Orders of general applicability).

        Section 4.8    Compliance with Anti-Corruption Laws.

        (a)   To the Knowledge of the Company, the Company, its Subsidiaries, and their respective directors, officers, employees and third parties acting on their behalf, are, and during the past three (3) years have been, in compliance with all applicable Anti-Corruption Laws, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. During the past three (3) years, no payments of money or anything of value have been offered, promised, or paid by the Company, whether directly or, to the Knowledge of the Company, indirectly by any of its directors, officers, or, to the Knowledge of the Company, its employees, or agents, to any Government Official: (a) to influence any official act or decision of any Government Official; (b) to induce the Government Official to do or omit to do any act in violation of a lawful duty; (c) to secure any improper business advantage; or (d) to obtain or retain business for, or otherwise direct business to, the Company or any of its Affiliates, in each case, in violation of applicable Anti-Corruption Laws and except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

        (b)   During the past three (3) years, neither the Company, nor any Subsidiary of the Company, has made a voluntary, directed, or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or relating to any non-compliance with any applicable Anti-Corruption Law. During the past three (3) years, none of the Company, any Subsidiary of the Company, or, to the Knowledge of the Company, any director, officer, employee or third party representative thereof, has received any notice from any Governmental Authority for any actual or potential non-compliance with applicable Anti-Corruption Laws.

        (c)   The Company has in place policies and procedures for reporting, investigating, and remediating suspected or known violations of applicable Anti-Corruption Laws.

        Section 4.9    U.S. Export Controls Laws; Sanctions; Anti-Money Laundering Laws

        (a)   The Company, its Subsidiaries, and their respective directors, officers, and to the Knowledge of the Company, their employees, and third parties acting on their behalf (including agents, subcontractors, or other third-party intermediaries) are, and during the past five (5) years have been, in compliance with all applicable Anti-Money Laundering Laws, Export Controls Laws, and Sanctions, in each case except for failures to comply or violations that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        (b)   During the past five (5) years, the Company has not been the subject of or otherwise involved in any investigation, inquiry, or enforcement proceeding by, or received any written communication from, a Governmental Authority, in each case regarding non-compliance with Anti-Money Laundering Laws, Export Controls Laws, or Sanctions, and the Company has not conducted any internal investigations or filed any voluntary disclosures with a Governmental Authority regarding possible violations of Anti-Money Laundering Laws, Export Controls Laws, or Sanctions.

        (c)   During the past five (5) years, neither the Company, any of its Subsidiaries, nor any of their respective officers, directors, and to the Knowledge of the Company, their employees or third parties acting on their behalf, has engaged in direct or indirect dealings or transactions in violation of applicable Sanctions with Sanctioned Persons or in a Sanctioned Country, and neither the Company nor its Subsidiaries, nor any of their respective officers, directors, and to the Knowledge of the Company, their employees or third parties acting on their behalf is currently engaged in any such activities, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        (d)   During the past five (5) years, the Company has maintained and enforced policies and procedures reasonably designed to ensure compliance by the Company, and its respective directors, officers, employees, and third parties acting on their behalf, with applicable Anti-Money Laundering Laws, Export Control Laws, and Sanctions.

        (e)   During the past five (5) years, neither the Company, nor its Subsidiaries, nor any of their respective officers, directors, and to the Knowledge of the Company, their employees, or third parties acting on their behalf, has been a Sanctioned Person or has been subject to debarment or any list-based designations under the Export Controls Laws.

        (f)    During the past five (5) years, the Company and each of its Subsidiaries has conducted its import and export transactions in accordance in all material respects with applicable provisions of Israeli trade Laws of the countries where it conducts business. Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, (i) the Company and each of its Subsidiaries (to the extent applicable) have obtained all export licenses and other approvals required for their exports of products, software and technologies from Israel or any other country from which the Company or any of its Subsidiaries exports products, software or technologies, and (ii) to the Knowledge of the Company, the Company and each of its Subsidiaries are in compliance in all material respects with the terms of such applicable export licenses or other approvals, there are no facts or circumstances that would reasonably be expected to result in any material liability to the Company or its Subsidiaries for violation of any export controls or import restrictions.

        (g)   The business of the Company and its Subsidiaries does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization or export requires the Company or any of its Subsidiaries to obtain a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Declaration Regarding the Control of Commodities and Services (Engagement in Encryption Means), 1974 or other Israeli legislation regulating the development, commercialization or export of technology.

        Section 4.10    Financial Statements.

        (a)   The Company Financial Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended in conformity with GAAP, applied on a consistent basis during the periods involved and fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries as of their respective date and the consolidated results of operations and stockholders' equity, or cash flows, as the case may be of the Company and its Subsidiaries for the period covered thereby, subject, in the case of Company Financial Statements that are unaudited, to the absence of footnote disclosure and to normal end-of-period adjustments.

        (b)   A true, correct, and complete (i) list of all of the Company's Indebtedness (including for purposes of this Section 4.10(b), all cash interest whether or not overdue) and (ii) balance of any receivables (or portions thereof) sold under Factoring Arrangements, in each case as of October 31, 2019 are listed on Section 4.10 of the Company Disclosure Letter. For each item of Indebtedness, Section 4.10 of the Company Disclosure Letter correctly sets forth the debtor, the Contract governing the Indebtedness, the principal amount of the Indebtedness and any assets or properties securing such Indebtedness. Neither the Company nor any Subsidiary of the Company has any material liability in respect of a guarantee of any Indebtedness or other liability of any other Person (other than a Subsidiary of the Company).

        (c)   Except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole, all of the accounts receivable of the Company and its Subsidiaries reflected in the Company Financial Statements are obligations arising from sales made or services performed in the normal course of business, after deducting the reserve for doubtful accounts in accordance with GAAP and, to the Knowledge of the Company, are valid and enforceable claims and are subject to no contest, claim, defense, counterclaim, setoffs or rights of return likely to interfere with the full and timely collection of any of such outstanding accounts receivable other than credits granted in the Ordinary Course of Business for errors in invoicing, pricing or similar matters. None of the Company or its Subsidiaries has any accounts receivable or loans receivable from any Person which it is affiliated with or any of the directors, officers, employees, stockholders or Affiliates of the Company and its Subsidiaries (other than accounts receivable or loans receivable from the Company or its Subsidiaries).

        (d)   Except as would not be expected to be material to the Company and its Subsidiaries, taken as a whole, all accounts payable and notes payable of the Company and its Subsidiaries reflected in the Company Financial Statements arose in bona fide arm's length transactions in the Ordinary Course of Business.

        (e)   Each of the Company and its Subsidiaries has established and maintains policies and procedures regarding financial reporting that are sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, except where the failure to establish and maintain such policies and procedures would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

        (f)    The illustrative Payment Schedule set forth in Section 3.15 of the Company Disclosure Letter has been prepared in accordance with the Governing Documents of the Company and accurately reflects the allocation of the Aggregate Stock Consideration and Aggregate Cash Consideration in accordance with the Governing Documents of the Company, the CVR Deeds and applicable Law. When delivered pursuant to Section 3.7(a), the Payment Schedule will be prepared in accordance with the Governing Documents of the Company and will accurately reflect the allocation of the Aggregate Stock Consideration and Aggregate Cash Consideration in accordance with the Governing Documents of the Company, the CVR Deeds and applicable Law.

        Section 4.11    Absence of Certain Changes.     Except as contemplated or permitted under this Agreement or the other Transaction Agreements, from the Balance Sheet Date to the date hereof there has not been any change, effect or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect and (a) the Company and its Subsidiaries have conducted their businesses in the Ordinary Course of Business consistent with past practice and (b) none of the Company or any of its Subsidiaries has taken any action that, if taken after the date of this Agreement, would constitute a violation of Sections 6.1(a) (only with respect to material Subsidiaries of the Company), (b), (c) (except for clause (iv) therein), (e)(ii), (f) through (h), (i) (other than any receivables subject to Factoring Arrangements), (m), (o) through (r).

        Section 4.12    Undisclosed Liabilities.     Except (a) as reflected or reserved against in the Company Financial Statements, (b) for Liabilities or obligations incurred in the Ordinary Course of Business since the Balance Sheet Date, (c) for Liabilities or obligations incurred in connection with the transactions contemplated by this Agreement or the other Transaction Agreements, (d) liabilities under an executory portion of a Contract that have not yet been performed, and (e) Liabilities or obligations that would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has any material Liabilities or obligations of any nature.

        Section 4.13    Litigation.

        (a)   There is no material Action pending, or, to the Company's Knowledge, threatened against the Company, any of its Subsidiaries or their respective assets. To the Knowledge of the Company, none of the Company, any of its Subsidiaries or any property or asset of the Company or any such Subsidiary is subject to any continuing investigation by any Governmental Authority.

        (b)   Since January 1, 2016, there have been no Actions that have resulted in liability of or payments by any of the Company or its Subsidiaries in excess of $250,000 individually. There exists no Action which prohibits, restricts or seeks to enjoin the transactions contemplated by this Agreement. To the Knowledge of the Company, none of the Company or its Subsidiaries has current plans to initiate any material Actions against another Person.

        (c)   To the Knowledge of the Company, no officer or director of any of the Company or its Subsidiaries is, or since January 1, 2016 has been, convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses).

        Section 4.14    Environmental Matters.

        (a)   (i) The Company and its Subsidiaries are, and since January 1, 2014, have been, in compliance in all material respects with all material and applicable Environmental, Health, and Safety Requirements, which compliance includes obtaining and maintaining all Environmental Permits, and compliance with the terms and conditions thereof and (ii) there is no Environmental Claim pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

        (b)   Since January 1, 2014, neither the Company nor any of its Subsidiaries has received any written notice, report or other written information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, any Release of or exposure to Hazardous Substance, or any material liabilities, including any investigatory, remedial or corrective obligations, relating to the Company or any of its Subsidiaries or their respective facilities arising under Environmental, Health, and Safety Requirements, and to the Knowledge of the Company, there are no facts or conditions which, in the Company's judgment, are reasonably likely to give rise thereto.

        (c)   Since January 1, 2014, there has been no Release of any Hazardous Substance by the Company or any of its subsidiaries, or onto, beneath or from any property currently or, to the Knowledge of the Company, formerly owned, leased or operated by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any property at which the Company or any of its Subsidiaries disposed of or arranged for the disposal of any Hazardous Substance, that could reasonably be expected to result in a material remedial or corrective action obligation or liability of the Company or any of its Subsidiaries under Environmental, Health, and Safety Requirements.

        (d)   The Company has made available copies of all written environmental sampling results, written environmental audits or inspections, and other written environmental reports, in each case that have been prepared since January 1, 2016, that are in the possession of the Company and that relate to Environmental, Health and Safety Requirements.

        Section 4.15    Employee Benefit Plans.

        (a)   Section 4.15(a) of the Company Disclosure Letter contains a true and complete list of each material Company Benefit Plan, separated by the country in which such Company Benefit Plan applies. The Company has made available to Parent, with respect to each such Company Benefit Plan, correct and complete copies of the following documents: (i) all plan documents, amendments, trust agreements and funding arrangements, including any insurance Contracts under which benefits are provided or through which benefits are funded, as currently in effect; (ii) the annual and periodic accountings of plan assets for the past three (3) years; (iii) the most recent IRS notification, opinion or determination letter relating to any Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code; (iv) the annual reports filed on Form 5500 or 5500C/R, as applicable, for the most recent three (3) plan years for which such form is currently required; (v) the results of non-discrimination testing and evidence of corrections for the most recently completed year; (vi) all non-routine correspondence with any Governmental Authority in the past three (3) years; (vii) the current summary plan description and all summaries of material modification, if any is required by ERISA to be prepared and distributed to participants (or otherwise is distributed to participants without such requirement); and (viii) any non-U.S. materials that are comparable to those described in this Section 4.15(a).

        (b)   Each Company Benefit Plan has been in all material respects operated and administered in accordance with its terms and applicable Law (including, to the extent applicable, ERISA and the Code) and has in all material respects been timely modified or amended to reflect any requirements of applicable Law. The Company and its Subsidiaries are, and have at all times been, in compliance in all material respects with the applicable requirements of the Consolidated Omnibus Budget Reconciliation Act or any other similar applicable Law ("COBRA"), Section 5000 of the Code, the Health Insurance Portability and Accountability Act, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act ("PPACA"). No excise Tax or penalty under PPACA, including Sections 4980D and 4980H of the Code, or any similar material Taxes under any similar Laws, is outstanding, has accrued, or has arisen with respect to any Company Benefit Plan.

        (c)   None of the Company or its Subsidiaries or any of their ERISA Affiliates has, in the past six (6) years, sponsored, maintained, contributed to (or been required to contribute to) or otherwise had any Liability with respect to (i) any plan subject to Title IV of ERISA or Section 412 of the Code (including any "multiemployer plan" within the meaning of Section 3(37) of ERISA), (ii) any "multiple employer plan" (within the meaning of Section 413 of the Code), (iii) any "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), or (iv) any "voluntary employee benefit association" (within the meaning of Section 501(a)(9) of the Code). Neither the Company nor any Subsidiary is or has in the last six years been the employer, or "connected with" or an "associate of" (as those terms in quotation marks are used in the Pensions Act 2004 of the United Kingdom) the employer of a United Kingdom defined benefit pension plan.

        (d)   Except as would not reasonably be expected to result in material Liability to the Company or any of its Subsidiaries taken as a whole, (i) no nonexempt "prohibited transactions" as such term is defined in Section 406 of ERISA or Section 4975 of the Code have occurred with respect to any Company Benefit Plan and (ii) none of the Company or its Subsidiaries nor any fiduciary of any Company Benefit Plan has (or in the past three (3) years has had) any Tax liability under Section 4975 of the Code. No Company Benefit Plan, nor any trust which serves as a funding medium for any such Company Benefit Plan, is currently (or in the past three (3) years has been) under examination by the IRS, the United States Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Authority.

        (e)   Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is so qualified and (i) has received a favorable determination or opinion letter from the IRS as to its qualification under the Code and, to the Knowledge of the Company, nothing has occurred since the date of such determination that could reasonably be expected to adversely affect the qualified status of such Company Benefit Plan or any related trust, (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable IRS advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer or (iii) has time remaining under applicable Laws to apply for a determination or opinion letter or to make any amendments necessary to obtain a favorable determination or opinion letter.

        (f)    Each of the Company and its Subsidiaries has made or properly accrued all material payments and contributions to all Company Benefit Plans on a timely basis as required by the terms of each such Company Benefit Plan (and any insurance Contract funding such plan) and any applicable Law.

        (g)   None of the Company and its Subsidiaries provides or has any obligation to provide or any Liability with respect to any post-retirement medical benefits, post-retirement death benefits or other post-retirement health or welfare benefits or similar plan, program, policy or arrangement, except to the extent of the continuation coverage rules as provided under COBRA at the sole expense of the participant or beneficiary of the participant or as otherwise may be required by applicable Law.

        (h)   With respect to the Company Benefit Plans, no material Actions (other than routine claims for benefits in the Ordinary Course of Business), whether or not voluntary, are, or in the past three (3) years have been, pending or, to the Knowledge of the Company, threatened, and no facts or circumstances exist that could reasonably be expected to give rise to any such Actions.

        (i)    Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby (whether alone or in connection with any subsequent event(s) or circumstance(s), including a termination of employment), will, directly or indirectly, (i) entitle any current or former director, officer, employee or individual independent contractor of the Company and its Subsidiaries to severance pay, a change of control payment or any other payment or benefit under any Company Benefit Plan, (ii) accelerate the time of payment, funding or vesting, or increase the amount of any compensation or benefit (including funding of compensation or benefits through a grantor trust or otherwise) due to any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries under any Company Benefit Plan, (iii) result in any breach under, or limit the rights of the Company or its Subsidiaries, the Surviving Company, Parent or any of their respective Affiliates to amend, modify or terminate any Company Benefit Plan, or (iv) result in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

        (j)    Each Company Benefit Plan that constitutes a "nonqualified deferred compensation plan (as defined in Section 409A(d)(1) of the Code) has been operated and maintained, in form and operation, in material compliance with Section 409A of the Code and applicable guidance of the Department of Treasury and Internal Revenue Service. No amount under any Company Benefit Plan is subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

        (k)   None of the Company or its Subsidiaries has any obligation to gross up or indemnify any Person with respect to any Tax, interest or penalty incurred by such Person, including under Section 409A or Section 4999 of the Code.

        (l)    None of the Company Options have been exercised, and no Company Options will be exercised at any time prior to the Effective Time. The "ECI Telecom Ltd. 2008 Share Incentive Plan" has terminated in accordance with its terms and no options or other rights issued thereunder remain outstanding.

        Section 4.16    Intellectual Property.

        (a)   Section 4.16(a) of the Company Disclosure Letter sets forth a true and complete list of all (i) issued patents and patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) domain name registrations, in each case, owned by, filed or held in the name of the Company or any of its Subsidiaries (the "Company Registered IP"). Each item of Company Registered IP is in effect and subsisting. No Action is pending or, to the Company's Knowledge, is threatened, challenging the validity, enforceability, registration, ownership or use of any Company Registered IP. Since January 1, 2016, except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the conduct of the business of the Company and its Subsidiaries, as conducted since January 1, 2016 and as currently conducted does not infringe, misappropriate, dilute or otherwise violate any Intellectual Property Rights of any other Person. None of the Company or any of its Subsidiaries has received, since January 1, 2016, any written complaint or notice alleging any infringement, misappropriation, dilution or other violation by the Company or any of its Subsidiaries of any Intellectual Property Rights of any other Person that has not been settled or otherwise resolved and that could reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole. To the Company's Knowledge, no Person has, since January 1, 2016, infringed, misappropriated, diluted or otherwise violated any Intellectual Property Rights owned by the Company or any of its Subsidiaries.

        (b)   The Company and its Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of all trade secrets material to its business. To the Company's knowledge, since January 1, 2016, there has been no unauthorized disclosure of any such trade secrets.

        (c)   All of the past and present employees or other service providers of the Company or any of its Subsidiaries who were or are engaged in the conception, invention, discovery, development, programming, design, or reduction to practice of any material Intellectual Property Rights of the Company or any of its Subsidiaries since January 1, 2014 ("IP Contributors") have entered into written agreements with the Company or the Subsidiary, as applicable, (i) duly assigning to the Company or the Subsidiary, as applicable, all rights, title and interests in any Intellectual Property Rights conceived, invented, discovered, developed, programmed, designed, or reduced to practice (either alone or jointly with others) for the Company or the Subsidiary during and as a result of their employment by or engagement with the Company or the Subsidiary, and (ii) duly waiving all non-assignable rights (including moral rights) and rights to receive royalties or compensation in connection therewith, except where the failure to enter into such written agreements would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, all amounts due and payable to all IP Contributors in consideration for such assignments and waivers have been paid in full.

        (d)   (i) No material funding or grants from, or facilities of, any university, college, or other academic or educational institution or research center, or any Governmental Authority, was used by the Company or any of its Subsidiaries in the development of any material Intellectual Property Rights owned by the Company or any of its Subsidiaries or any material Company Products (collectively, "Company Technology"), and (ii) except as would not reasonably be expected to result in material liability to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, as applicable, have made all required payments to the IIA in connection with funding provided by the IIA to Company or any of its Subsidiaries, including with respect to all Company Products. To the Company's Knowledge, no past or present IP Contributor is performing or has performed material services for, or otherwise is or was under material restrictions resulting from his or her relations (in any capacity) with, any third party (including those specified in sub-clause (i) above) during the time such IP Contributor was involved in, or contributed to, the conception, invention, discovery, development, programming, design, or reduction to practice of any material Intellectual Property Rights for the Company or any of its Subsidiaries in a manner that may give any such third party any rights in such Intellectual Property Rights, except as would not reasonably be expected to result in material Liability to the Company or any of its Subsidiaries taken as a whole.

        (e)   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries (i) uses or incorporates any Open Source Software in any of their material proprietary software applications in a manner that would obligate the Company or its Subsidiaries to disclose or distribute any of the Company's or any Subsidiary's material proprietary software in source code form or license or otherwise make available any of the Company's or its Subsidiary's material proprietary software on a royalty-free basis, (ii) has disclosed or agreed to disclose any of their material proprietary source code to any Person, other than pursuant to obligations to maintain the confidentiality of such source code, and (iii) has escrowed or agreed to escrow any of their material proprietary source code.

        (f)    Neither the Company nor any of its Subsidiaries has received from any third party (including any former or current employee) any written claim for consideration, compensation or royalty payments pursuant to Section 134 to the Israeli Patent Law, 1967 or any claims for "moral rights" (as defined in the Israeli Copyright Law, 2007) in connection with any material Intellectual Property Rights owned by the Company or any of its Subsidiaries.

        Section 4.17    Information Technology.     All of the computers, computer software, hardware, servers, workstations, routers, hubs, switches, data communications lines, firmware, networks and all other information technology equipment owned or controlled by the Company and its Subsidiaries (collectively, "IT Assets") operate and perform in all material respects as currently required by the Company and its Subsidiaries to conduct their businesses, and have not malfunctioned or failed since January 1, 2016, except for such malfunctions or failures that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and its Subsidiaries have in place reasonable measures to protect the confidentiality, integrity and security of the IT Assets and all information stored or contained therein or transmitted thereby against unauthorized use, access, interruption, modification or corruption, and commercially reasonable data backup, data storage system redundancy and disaster avoidance and recovery procedures. Since January 1, 2016, except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, there has been no security breach or other unauthorized access to the IT Assets that has resulted in the unauthorized use, disclosure, modification, encryption, loss, or destruction of any material information or data contained or stored therein.

        Section 4.18    Data Privacy.     The Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance in all material respects with (a) all Privacy Laws, (b) all Contracts (or portions thereof) to which the Company or any of its Subsidiaries is a party that relates to the protection of Personal Data, and (c) all of the Company's and its Subsidiaries internal and external privacy and security policies applicable to Personal Data. Since January 1, 2015, neither the Company nor any of its Subsidiaries (a) has been the subject of any Action in which any violation or breach of any of the foregoing Laws, Contracts, or policies has been alleged, (b) has been the subject of any other Action or other internal or external investigations regarding their collection, use, storage, transfer or dissemination of Personal Data, or (c) to the Company's Knowledge, has suffered any material security breach or other similar incident that has triggered any notification requirements under any Privacy Laws or other security breach disclosure Laws.

        Section 4.19    Taxes.

        (a)   All income and other material Tax Returns required by applicable Law to be filed with any Tax Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true, complete and accurate in all material respects; to the Company's Knowledge, neither the Company nor any of its Subsidiaries has received a claim in writing by a Governmental Authority in a jurisdiction where the Company or one of its Subsidiaries does not file a Tax Return that such entity is or may be subject to taxation in respect of Taxes that would be covered by such Tax Return.

        (b)   The Company Financial Statements include adequate accruals in accordance with GAAP for unpaid Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income). Since the Lockbox Date, neither the Company nor its Subsidiaries has incurred any material liability for Taxes outside the ordinary course of business.

        (c)   The Company and each of its Subsidiaries has duly and timely paid all material Taxes required to be paid by or with respect to it, has duly and timely withheld and remitted to the appropriate Tax Authority all material Taxes required by applicable Law to be withheld and remitted by it, and has collected and timely remitted all material sales, use or similar Taxes required to be collected and remitted by it.

        (d)   There are no material Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens.

        (e)   There is no Action pending or threatened in writing against the Company or any of its Subsidiaries in respect of any material Tax, and no material deficiencies for Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority.

        (f)    Neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to any material Tax Return beyond the date hereof or agreed to any extension of time beyond the date hereof with respect to any material Tax assessment or deficiency (in each case, other than in connection with ordinary course extensions of time within which to file Tax Returns).

        (g)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (other than a group the common parent of which is the Company) or any similar group for federal, state, local or non-U.S. Tax purposes, or has become subject to income Tax jurisdiction in any jurisdiction outside its country of organization. The entity classification of ECI BV for U.S. federal income tax purposes, and the date of any election made pursuant to Treasury Regulations Section 301-7703(a) by or with respect to ECI BV is included on section 4.19(g) of the Company Disclosure Letter.

        (h)   Neither the Company nor any of its Subsidiaries has any Liability for Taxes of any Person (other than Taxes of the Company or its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law), as a transferee or successor, by Contract or otherwise.

        (i)    Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" as defined in Treasury Regulation §1.6011-4(b)(2) or any other transaction requiring disclosure under similar provisions of U.S. state, local or non-U.S. Law, or has participated within the past two (2) years in a transaction that was intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).

        (j)    As of the Closing Date, neither the Company nor any of its Subsidiaries that is organized in a jurisdiction outside the United States will hold assets with material value that constitute U.S. property within the meaning of Section 956 of the Code (other than the equity of entities that are Subsidiaries of the Company).

        (k)   Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period ending after the Closing Date as a result of any installment sale or other transaction entered into prior to the Closing, any accounting method change or use of an improper method of accounting prior to the Closing, any agreement with a Tax Authority filed or made prior to the Closing, or any prepaid amount received prior to the Closing.

        (l)    Neither the Company nor any of its Subsidiaries has made any election pursuant to Section 965(h) of the Code.

        (m)  The prices and terms for the provision of any property or services by or to the Company or any of its Subsidiaries are arm's length for purposes of the relevant transfer pricing laws, and all related documentation required by such laws has in all material respects been timely prepared or obtained and, if necessary, submitted and retained.

        (n)   Neither the Company nor any of its Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the ITO or pursuant to any Tax ruling made with reference to the provisions of Part E2 of the ITO or otherwise.

        (o)   The Company is duly registered for the purposes of Israeli value added tax and has complied in all respects with all requirements concerning value added Taxes ("VAT"). The Company (i) has not made any exempt transactions (as defined in the Israel Value Added Tax Law, 1975), (ii) has collected and remitted in a timely manner to the ITA all output VAT which it is required to collect and remit under any applicable Law, and (iii) has not received a refund for input VAT for which it is not entitled under any applicable Law.

        (p)   Neither the Company nor any of its Subsidiaries owns any interest in any controlled foreign corporation pursuant to Section 75B of the ITO, or other entity the income of which is required to be included in the income of the Company or any of its Subsidiaries.

        (q)   Neither the Company nor any of its Subsidiaries participates or engages in, or has ever participated or engaged in, any transaction listed in Section 131(g) of the ITO and the Israeli Income Tax Regulations (Reportable Tax Planning), 2006 promulgated thereunder, other than those reported, or will be reported, by the Company or by any of its Subsidiaries, in the Company's, or in any of its subsidiaries', respective Tax Returns. Neither the Company nor any of its Subsidiaries has taken a tax position that is subject to reporting under Section 131E of the ITO , and the Company has never obtained a legal or tax opinion that is subject to reporting under Section 131D of the ITO, other than those reported, or will be reported, by the Company or by any of its Subsidiaries, in the Company's, or in any of its Subsidiaries', respective Tax Returns.

        (r)   No Tax ruling, Tax decision, ruling, or similar agreement issued by the ITA or any other Tax Authority has been requested (whether or not granted), received, entered into, or issued by any Tax Authority with or in respect of the Company or any of its Subsidiaries.

        (s)   Since January 1, 2014, neither the Company nor any of its Subsidiaries has benefited from "Approved Enterprise", "Benefitted Enterprise" or "Preferred Enterprise" status under the Israeli Law for Encouragement of Capital Investments, 1959. The Company and each of its Subsidiaries, to the extent applicable (A) has fully complied, at all times it was required to comply, in all material respects, with all of the terms and conditions of the Israeli Law for Encouragement of Capital Investments, 1959, the regulations promulgated thereunder, and the certificates granted to it in accordance therewith, and (B) no ongoing or pending claim or challenge has been made by the ITA with respect to the entitlement to tax benefits under the Israeli Law for Encouragement of Capital Investments, 1959.

        (t)    The Company and each of its Subsidiaries, to the extent applicable, (A) is in compliance in all material respects with the terms, conditions and requirements of any grant, cash incentives, subsidy, award, from the Government of the State of Israel or any other Governmental Authority or judicial or arbitral body thereof (collectively, "Government Grants"), any outstanding application to receive the same filed by the Company or any of its Subsidiaries, provided or made available to, or enjoyed by the Company or any of its Subsidiaries, under the Laws of the State of Israel, and has duly fulfilled in all material respects all the undertakings relating thereto, and (B) has complied in all material respects, at all times it was required to comply, with all of the terms and conditions of, and any and all certificates granted to it under the Innovation Law (including, without limitation, reporting obligations, limitations on the transfer of know-how and/or manufacturing rights outside of the State of Israel, and obligations relating to royalty payments), and any other Law applicable to Government Grants. To the Company's Knowledge, there is no claim or action that has been initiated by the IIA related to the Company or its Subsidiaries that may lead to the revocation or material modification of any outstanding Government Grant. All information provided by the Company and its Subsidiaries to any Governmental Authority in connection with the receipt of any Government Grant was true and complete in all material respects. No ongoing or pending claim or challenge has been made by any Governmental Authority in writing with respect to the entitlement to Government Grants or the compliance with the terms, conditions, obligations or Laws relating to the Government Grants (including, without limitation, the Innovation Law). Section 4.19(t) of the Company Disclosure Letter contains a true, complete and correct list of all outstanding and pending Government Grants, and sets forth: (1) the aggregate amount of each Government Grant, (2) the aggregate outstanding obligations, if any, of the Company and each of its Subsidiary under each Government Grant with respect to royalties or other payments, (3) any amounts of royalties or other amounts paid to the IIA in connection with Government Grants, and (4) the outstanding balance or unused grant amounts available under the Government Grants (if any) to the Company or any of its Subsidiaries.. The Company has made available to Parent true, complete and correct copies of all material documents in connection with Government Grants. The consummation of the Merger contemplated by this Agreement, in and of itself, will not adversely affect the continued qualification of the Company or any of its Subsidiaries for Government Grants, or the terms or duration thereof, or require any repayment of any previously claimed Government Grant.

        (u)   Neither the Company nor any of its Subsidiaries has ever been at any time a "real property company" (Igud Mekarkein) as such term is defined in the Israeli Real Property Taxation Law (Capital Gain, Sale and Purchase), 1963.

        Section 4.20    Top Customers; Top Suppliers.

        (a)   Section 4.20(a) of the Company Disclosure Letter sets forth the twenty (20) largest customers of the Company and its Subsidiaries (the "Top Customers") based on aggregate net revenue received by the Company and its Subsidiaries for the twelve month period ended June 30, 2019 and, opposite the name of such customer, the amount of revenue attributable to such customers.

        (b)   Section 4.20(b) of the Company Disclosure Letter sets forth the ten (10) largest suppliers of the Company and its Subsidiaries (the "Top Suppliers") based on aggregate value of goods and/or services ordered by the Company and its Subsidiaries from such supplier and the aggregate amount for which such supplier invoices the Company and its Subsidiaries, for the most recently completed Company fiscal year.

        (c)   Except for completions or expirations of Contracts in accordance with their terms, as of the date hereof, no Top Customer or Top Supplier has notified the Company or any of its Subsidiaries that it is stopping, or materially decreasing the rate of, buying or supplying goods or services from or to the Company or its Subsidiaries, as applicable.

        Section 4.21    Material Contracts.

        (a)   Section 4.21 of the Company Disclosure Letter sets forth a list of each Material Company Contract to which the Company or any of its Subsidiaries is a party as of the date hereof. For purposes of this Agreement, "Material Company Contract" means any Company Contract (excluding, other than for purposes of subsection (xiv), any Company Benefit Plan) that:

            (i)  Is a Contract (or group of related Contracts) pursuant to which the Company or any of its Subsidiaries is obligated or reasonably expected to make payments, in the calendar year 2020, in excess of $2,000,000;

           (ii)  Is a Contract (or group of related Contracts) entered into during the 12 month period ending June 30, 2019 for which the Company or any of its Subsidiaries is entitled or reasonably expected to receive payments in excess of $1,000,000 during the calendar year 2020;

          (iii)  Is a Contract with a Top Customer or Top Supplier;

          (iv)  Is a Contract (or group of related Contracts) for capital expenditures or the acquisition or construction of fixed assets involving future payments in fiscal year 2020 in excess of $1,000,000 in the aggregate;

           (v)  Is a Contract under which the Company or any of its Subsidiaries has advanced or loaned any amount to any of its directors, officers, or employees;

          (vi)  Is a Contract creating or relating to any partnership, joint venture or joint development agreement;

         (vii)  Is a Contract under which the Company or any of its Subsidiaries has any outstanding Indebtedness for borrowed money or has the right or obligation to incur any such Indebtedness, in each case in any amount (or, in the case of any such Indebtedness which is unsecured, is in excess of $1,000,000), or a Contract providing for the creation of any Lien upon any properties or assets of the Company or any of its Subsidiaries;

        (viii)  Provides for any bonds or Contracts of guarantee in which the Company or any of its Subsidiaries acts as a surety or guarantor with respect to any obligation (fixed or contingent) of another Person (other than the Company or any of its Subsidiaries) in excess of $100,000;

          (ix)  Is a Contract with a Governmental Authority;

           (x)  Contains non-competition or similar provisions prohibiting or restricting the Company or any of its Subsidiaries or Affiliates (including, after the Effective Time, Parent and its Affiliates) from competing in any business or geographical area;

          (xi)  Is a Contract (or group of related Contracts) (A) that contains a "most favored nation" or "most favored customer" pricing or other similar provision, (B) that contains an exclusive dealing provision or (C) that obligates the Company or any of its Subsidiaries to make a minimum amount of purchases or sales of goods or services during any specified period;

         (xii)  Is a Contract with a broker, sales agent, representative or similar Person engaged in sales or promotional activities on behalf of the Company or any of its Subsidiaries that was paid in excess of $200,000 in 2018 or is reasonably expected to be paid in excess of $200,000 in 2019;

        (xiii)  Is a collective bargaining agreement (or similar Contract) with any labor union, works council, or other labor or employee organization or body covering any current or former employee of any of the Company or its Subsidiaries or to which any of the Company or its Subsidiaries is a party to or otherwise bound (each, a "Labor Contract");

        (xiv)  Is a Contract (A) for the employment or engagement of any Key Employee or (B) for the employment or engagement of any officer, individual employee or other Person on a full time or consulting basis that is not terminable without payment of severance or penalty (other than the payment of severance or penalty, in each case, as required by applicable Law);

         (xv)  Is a Contract with (A) any current or former (since January 1, 2016) officer or director of the Company or any of its Subsidiaries, or any of their immediate family members, or (B) any "controlling shareholder" (as defined in the ICL) of the Company or any of its Subsidiaries; or

        (xvi)  Is a Contract providing for Government Grants from any Governmental Authority;

       (xvii)  Is an acquisition agreement (1) pursuant to which the Company or any of its Subsidiaries has any continuing "earn-out" or similar contingent payment obligations or other potential or surviving obligations that remain outstanding as of the date hereof (2) for the acquisition or disposition of any business of the Company or its Subsidiaries entered into after January 1, 2014 for an amount in excess of $500,000;

      (xviii)  Is a Material Company Lease;

        (xix)  Is a Contract pursuant to which the Company or any of its Subsidiaries has granted or received a license or other right to use any Intellectual Property Rights (including by virtue of a covenant-not-to-sue) material to the operation of the business of the Company and its Subsidiaries, taken as a whole, other than (A) "shrink-wrap" or "click-wrap" licenses and licenses to "off-the-shelf" software and other uncustomized commercially available software with aggregate annual fees of less than $100,000 per year and (B) contracts granting and receiving licenses in the Ordinary Course of Business;

         (xx)  Is a partnership agreement, joint venture agreement, or similar Contract; or

        (xxi)  Contains any provision that requires the purchase of all of the Company's or any of its Subsidiary's requirements for a given product or service from a given third party, which product or service is material to the Company and its Subsidiaries, taken as a whole.

        (b)   Except for breaches, violations or defaults which would not be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries is (with or without the lapse of time or the giving of notice, or both) in breach of or default under the terms of any Material Company Contract. To the Knowledge of the Company, no other party to any Material Company Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or default under the terms of any Material Company Contract. Each Material Company Contract is a valid and binding obligation of the Company or the relevant Subsidiary party thereto, as applicable, and is in full force and effect; provided, however, that such enforcement may be subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors' rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the foregoing clauses (i) and (ii), collectively, the "Remedies Exception"). The Company has made available to Parent a correct and complete copy of each Material Company Contract (as amended to date) to which the Company is a party as of the date hereof. Except (i) immaterial claims in the Ordinary Course of Business or (ii) as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2017, neither the Company nor any of its Subsidiaries has made, or has had made against it, any claim for damages pursuant to rights of indemnity, set-off, counterclaim or any other action pursuant to, in connection with or arising under any Material Company Contract.

        Section 4.22    Property.

        (a)   The Company or one of its Subsidiaries has good and marketable title to all real property owned by the Company or any of its Subsidiaries and to all of the buildings, structures and other improvements thereon (the "Owned Real Property"), free and clear of all Liens (other than Permitted Liens). With respect to each Owned Real Property:

            (i)  neither the Company nor any of its Subsidiaries has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof;

           (ii)  other than the Put Right, there are no outstanding options, rights of first refusal or other contractual rights under which any Person has any right to purchase or receive an assignment or transfer of such Owned Real Property or any portion thereof or interest therein; and

          (iii)  there are no pending or threatened appropriation, condemnation eminent domain or like proceedings relating to the Owned Real Property.

        (b)   The Company or one of its Subsidiaries has a good and valid leasehold interest in each Material Company Lease (the "Leased Real Property"), free and clear of all Liens (other than Permitted Liens). With respect to each Leased Real Property:

            (i)  with respect to each Material Company Lease, the transactions contemplated by this Agreement do not require the consent of any other party to such Material Company Lease and will not result in a breach of or default under such Lease;

           (ii)  no notice of default has been received or delivered by the Company or any of its Subsidiaries under any Material Company Lease, and no condition, event or circumstance exists or has occurred that, with notice and/or the passage of time would constitute any such default;

          (iii)  neither the Company nor any of its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and

          (iv)  there are no outstanding options, rights of first refusal or other contractual rights under which any Person has any right to purchase or receive an assignment or transfer of such Leased Real Property or any portion thereof or interest therein.

        (c)   The Owned Real Property and the Leased Real Property comprise all of the real property used in the business of the Company and its Subsidiaries.

        (d)   Neither the Company nor any of its Subsidiaries has violated any covenant, condition, restriction, easement, agreement or order affecting any portion of the Real Property, except to the extent that any such violation, individually or in the aggregate, does not or would not reasonably be expected to materially impair the use or occupancy of such Real Property in the operation of the business of the Company and its Subsidiaries.

        (e)   The Company or one of its Subsidiaries owns or leases all of the material tangible personal property reflected as owned or leased by the Company or any of its Subsidiaries in the Financial Statements or acquired after the Balance Sheet Date, free and clear of all Liens (other than Permitted Liens), except to the extent disposed of in the Ordinary Course of Business since the Balance Sheet Date or otherwise no longer held due to casualty, destruction or scrap.

        (f)    The representations of the Company and any of its Subsidiaries set forth in the Real Estate Put Option and in the Sale Agreement attached thereto will be true and correct in all material respects as of the date of Closing.

        Section 4.23    Labor Matters.

        (a)   Except as would not reasonably be expected to result in material Liability to the Company or any of its Subsidiaries, (i) the Company and its Subsidiaries are (and have at all times in the past three (3) years been) in compliance in all respects with all applicable Laws respecting or otherwise relating to labor, employment and employment practices, including provisions thereof relating to the terms and conditions of employment, hiring, termination, fair employment practices, wages, hours of work, occupational safety and health, background checks, testing, meal and rest breaks, equal opportunity, leaves of absence and other time off work, accommodations, fair labor standards, employee and worker classification, discrimination, harassment, retaliation, discipline, termination, workers compensation, collective bargaining, workplace safety, immigration, and the payment of social security and other payroll Taxes, including the Israeli Advance Notice for Dismissal and Resignation Law, 2001, the Israeli Notification to an Employee (Terms of Employment) Law, 2002, the Israeli Wage Protection Law 1958, the Israeli Prior Notice to the Employee Law, 2002, the Israeli Prevention of Sexual Harassment Law, 1998, the Israeli Hours of Work and Rest Law, 1951, the Israeli Annual Leave Law, 1951, the Israeli Severance Pay Law, 1963 (the "Severance Pay Law"), the Israeli Employment by Human Resource Contractors Law, 1996 and the Israeli Increased Enforcement of Labor Laws, 2012, (ii) the Company and its Subsidiaries have not engaged in any act or practice which would reasonably be expected to constitute an "unfair labor practice" as defined in the National Labor Relations Act or other applicable Laws that would result in Liability to the Company or any of its Subsidiaries, (iii) there is no (and has not in the past three (3) years been any) unfair labor practice charge or complaint against any of the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened before the National Labor Relations Board or any other Governmental Authority that has not been closed without the imposition of fines, penalties, obligations or other Liability on the

Company or any of its Subsidiaries, (iv) to the Knowledge of the Company, there are no current union organizing activities, labor strikes, disputes, walkouts, picketing, slowdowns, stoppages or lockouts pending or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries, and (v) the Company and its Subsidiaries are not (and have not in the past three (3) years been) party to or bound by any Labor Contract and no employees or other service providers of the Company and its Subsidiaries are represented (or have in the past three (3) years been represented) by any labor union, labor organization or works council with respect to their employment or engagement by any of the Company or its Subsidiaries and, to the Knowledge of the Company, no such agreement or Contract is currently being negotiated or, to the Knowledge of the Company, contemplated.

        (b)   Section 4.23(b) of the Company Disclosure Letter sets forth a true and complete list of all current employees of the Company and its Subsidiaries, including name, job title, classification as exempt or non-exempt under applicable wage and hour Laws, base salary or hourly rate and/or other wages as applicable, benefits cost, leave accrual balance, immigration/eligibility to work status, principal work location (city, state and country), regular hours per workweek, active or leave status (and expected date of return, if applicable); provided, that such information may be provided on an anonymized basis to the extent required under applicable Law. Except as would not reasonably be expected to result in a material Liability to the Company or any of its Subsidiaries taken as a whole, all employees of the Company or any of its Subsidiaries are (and at all times in the past three (3) years have been) properly classified as exempt or nonexempt under applicable wage and hour Laws. There are, and within the past three (3) years have been, no pending or, to the Knowledge of the Company, threatened Actions concerning the classification of any of the Company and its Subsidiaries' current or former employees or other wage and hour practices of the Company and its Subsidiaries.

        (c)   Section 4.23(c) of the Company Disclosure Letter sets forth a true and complete list of all current service providers of the Company and its Subsidiaries who are natural persons engaged on an individual independent contractor or other non-employee basis and with an annual fee in excess of $100,000 (collectively, the "Key Independent Contractors"), including name, job function or description of services, principal work location (city and state), compensation terms, hire date, and term of engagement; provided, that such information may be provided on an anonymized basis to the extent required under applicable Law. No later than 45 days following the date hereof, the Company will provide Parent with a true and complete list, of all current service providers of the Company and its Subsidiaries who are natural persons and who are both (i) engaged on an individual independent contractor or other non-employee basis with an annual fee not exceeding $100,000, and (ii) whose principal duties are material sales and marketing functions for the Company or any of its Subsidiaries (such service providers, together with the Key Independent Contractors, the "Company Independent Contractors") including, name, job function or description of services, principal work location (city and state), compensation terms, hire date, and term of engagement; provided, that such information may be provided on an anonymized basis to the extend required under applicable Law. Except as would not reasonably be expected to result in a material Liability to the Company or any of its Subsidiaries, all Company Independent Contractors are (and at all times in the past three (3) years have been) properly classified as such under all applicable Laws. There are, and within the past three (3) years have been, no pending or, to the Knowledge of the Company, threatened Actions concerning the classification of any of the Company or its Subsidiaries' current or former service providers as independent contractors or other non-employees under any applicable Laws.

        (d)   The Company and its Subsidiaries are, and have in the past three (3) years been, in material compliance with the Worker Adjustment and Retraining Act of 1988, and any similar state, local or foreign law (collectively, the "WARN Act") and have no material Liability or other obligations thereunder.

        (e)   No allegations of sexual or other unlawful harassment or discrimination have been reported or, to the Knowledge of the Company, threatened to be reported in each case, in writing to an officer or an individual in a human resources position in his or her official capacity as an employee in the human resources department at the Company or any of its Subsidiaries, against any current officer or other senior executive of any of the Company or its Subsidiaries or, in the past three (3) years, any former officer or other senior executive of any of the Company or its Subsidiaries.

        (f)    The Company and its Subsidiaries have withheld, paid and reported all amounts required by the ITO, the Israeli National Insurance Law Consolidated Version, 1995, the Israeli National Health Insurance Law, 1994 or any other Law or by contract to be withheld, paid and reported with respect to compensation, wages, salaries, payments to the Israeli National Insurance Institute, employees' pension or managers insurance funds, disability insurance, continuing education fund or other similar funds and other payments to employees or service providers of the Company and its Subsidiaries. Neither the Company nor any of its Subsidiaries is required to make payments for overtime hours above the global overtime compensation paid by it.

        (g)   During the past three (3) years, the Company and its Subsidiaries have not engaged any employees whose employment would require special licenses or permits by the Company or its Subsidiaries, and there are no unwritten Company policies or customs which, by extension, could entitle Israeli employees to any benefits in addition to what they are entitled by applicable Law, agreement or any written policy. The Company and its Subsidiaries have not engaged, and do not currently engage, any contractors or contractors' employees who, according to Israeli Law, would reasonably be expected to be entitled to the rights of an employee vis-à-vis the Company or its Subsidiaries, including rights to severance pay, vacation, recuperation pay (dmei havraa) and other employee-related statutory and contractual benefits.

        (h)   The Company's and its Israeli Subsidiaries' obligations to provide statutory severance pay to their Israeli employees pursuant to the Severance Pay Law are fully funded in accordance with Section 14 under the Severance Pay Law or are fully funded in accordance with or reserved for as required by Law, and it is and was implemented properly, from the commencement date of the employee's employment and on the basis of the employee's entire pensionable salary or as allowed by Law. Upon the termination of employment of any Israeli employee with Section 14 arrangement in his or her contract or who is otherwise subject to Section 14 as a result of the applicable agreement between the Israeli General Federation of Labor (Histadrut), the Israeli Coordinating Bureau of Economic Organization and the Israeli Industrialists' Association, the Company and its Subsidiaries will not have to make any payment under the Severance Pay Law except for release of the funds accumulated in accordance with said Section 14 in respect of the portion of the salary covered by Section 14.

        (i)    The Company and its Israeli Subsidiaries are not required (under any Law, Contract or otherwise) to provide benefits or working conditions beyond the minimum benefits and working conditions required by Law to be provided pursuant to rules and regulations of the Israeli General Federation of Labor (Histadrut), the Israeli Coordinating Bureau of Economic Organization and the Israeli Industrialists' Association or in accordance with a union agreement. The Company and its Subsidiaries have not and are not subject to, and no employee or consultant of them benefits from, any extension order (tzavei harchave) or any general contract or arrangement with respect to employment or termination of employment, except those extension orders that apply to all Israeli companies generally.

        (j)    Except as would not reasonably be expected to result in a material Liability to the Company or any of its Subsidiaries, no employee in the United Kingdom has transferred to his or her employer by means of a relevant transfer pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 2006 in circumstances where prior to that transfer he or she was a member of a defined benefit pension plan.

        Section 4.24    Insurance.     Section 4.24 of the Company Disclosure Letter sets forth a true, complete and correct list of (i) all insurance policies held by the Company or any of its Subsidiaries relating to its properties, assets, business or employees ("Insurance Policies"), true and complete copies of which have been made available to Parent, and (ii) all claims in excess of $50,000 made under such policies since January 1, 2016. The Company and its Subsidiaries have paid, or caused to be paid, all premiums due under such policies and have not received written notice that they are in default with respect to any obligations under such policies. Neither the Company nor any of its Subsidiaries (A) since January 1, 2016 has received any written notice of cancellation, termination, premium increase or material alteration of coverage with respect to any Insurance Policy or (B) is in material breach or material default (including any such breach or default with respect to the payment of premiums or the giving of notice of claims), and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute such a material breach or material default, or permit termination or modification, under any such policy. All Insurance Policies are in full force and effect and valid and binding in accordance with their terms.

        Section 4.25    Related Party Transactions.     Except for the Investor Agreement, no Related Party of the Company or any of its Subsidiaries or member of such Related Party's immediate family, or any Person for which such Related Party serves as an officer or director or which such Related Party controls, (a) is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, (b) has a direct or indirect material interest in any Material Company Contract, arrangement, Contract or other commitment, asset or property (real or personal), tangible or intangible, owned by, used in or pertaining to the business of the Company or any of its Subsidiaries, or (c) has any direct or indirect interest, ownership, participation, or other interest in, or is an officer, director, or employee of, any Top Customer or Top Supplier (clauses (a) through (c) collectively, "Related Party Agreements").

        Section 4.26    No Other Agreements to Sell.     Neither the Company nor any of its Subsidiaries has any legal or other obligation to any Person other than Parent to effect (a) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company (other than any merger involving the Company and one or more wholly owned Subsidiaries of the Company where the Company is the surviving corporation in the merger, or any liquidation of a wholly owned Subsidiary of the Company), (b) the acquisition by any Person of all or a significant portion of the assets of the Company and its Subsidiaries, taken as a whole, or (c) the acquisition by any Person of all or a significant portion of the issued and outstanding share capital of (or other equity interests in) the Company.

        Section 4.27    Information Supplied.     The information supplied or to be supplied by the Company in writing expressly for inclusion in the proxy statement filed by Parent in connection with the Parent Stockholders Meeting to approve the Share Issuance (the "Proxy Statement") will not, at the time the Proxy Statement is first mailed to the holders of Parent Common Stock and at the time the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made (or incorporated by reference) therein based on information supplied by any of Parent, Merger Sub or their respective Representatives for inclusion (or incorporated by reference) therein.

        Section 4.28    Brokers.     No broker, finder or financial advisor (other than the investment banker identified in Section 4.28 of the Company Disclosure Letter) (i) acted, directly or indirectly, as a broker, finder or financial advisor for the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or (ii) is entitled to any brokerage, finder's or other fee or commission from the Company or any of its Subsidiaries in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

        Section 4.29    Investment Intention.     The Company understands that the Parent Common Stock to be issued in the Share Issuance has not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

        Section 4.30    Ownership of Parent Stock.     Neither the Company nor any "affiliate" (as such term is used in Article IX of the Restated Certificate of Incorporation of Parent) of the Company "owns" (within the meaning of Article IX of the Restated Certificate of Incorporation of Parent) or has, within the last three years, "owned" any shares of Parent Common Stock (or other securities convertible into, exchangeable for or exercisable for shares of Parent Common Stock).

        Section 4.31    Acknowledgement of Disclaimer of Other Representations and Warranties.     The Company acknowledges that, as of the date hereof, it and its Representatives (a) have received full access to (i) such books and records, facilities, properties, premises, equipment, contracts and other assets of Parent and its Subsidiaries which the Company and its Representatives have requested to review and (ii) the electronic data room for Project Elastic maintained by Parent for purposes of the transactions contemplated by this Agreement and (b) have had full opportunity to meet with the management of Parent and its Subsidiaries and to discuss the business and assets of Parent and its Subsidiaries. The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Article V and in certifications delivered pursuant to this Agreement, and the representations of the Parent Significant Stockholders or the Company Significant Stockholder in the Voting Agreements, (a) neither Parent nor any of its Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger and the Company is not relying on any representation or warranty except for those expressly set forth in Article V, in certifications delivered pursuant to this Agreement, and the representations of the Parent Significant Stockholders or the Company Significant Stockholder in the Voting Agreements, (b) no Person has been authorized by Parent or any of its Subsidiaries to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by such entity and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to the Company or any of its Representatives, including any materials or information made available in the electronic data room for Project Elastic maintained by Parent for purposes of the transactions contemplated by this Agreement (the "Electronic Data Room"), via confidential memorandum, in connection with presentations by Parent's management or otherwise, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in Article V. The Company has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of Parent and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, the Company has relied on the results of its own independent review and analysis. Notwithstanding anything herein to the contrary, nothing in this Agreement shall affect the ability of the Company to bring claims for Fraud.

        Section 4.32    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article IV and in certifications delivered pursuant to this Agreement, and the representations of the Parent Significant Stockholders or the Company Significant Stockholder in the Voting Agreements, none of the Company, any of its Affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, and other than in the case of Fraud, neither the Company nor any other Person will have or be subject to any Liability or other obligation to Parent, Merger Sub or their respective Representatives or Affiliates or any other Person resulting from Parent's, Merger Sub's or their respective Representatives' or Affiliates' use of any information, documents, projections, forecasts, financial model of other material made available to Parent, Merger Sub or their respective Representatives or Affiliates, including any information made available in the Electronic Data Room, teaser, marketing material, confidential information memorandum, management presentations, functional "break-out" discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV or the Voting Agreements.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except (i) other than with respect to Section 5.1 and Section 5.2, as disclosed in the Parent SEC Documents filed or furnished since January 1, 2018, and publicly available on the SEC's EDGAR filing system at least two Business Days prior to the date hereof (excluding any disclosures set forth in any such Parent SEC Document in any risk factor section, any disclosure in any section relating to forward-looking statements or any other statements that are non-specific, predictive or primarily cautionary in nature other than historical facts included therein), where the relevance of the information as an exception to (or disclosure for purposes of) a particular representation is reasonably apparent on the face of such disclosure, or (ii) in the separate disclosure letter which has been delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Letter"), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as of the date hereof and as of the Closing Date as follows:

        Section 5.1    Organization and Qualification; Subsidiaries.     Each of Parent and Merger Sub is a corporation or other legal entity duly organized or formed, validly existing and (to the extent applicable) in good standing, under the laws of its jurisdiction of organization or formation and has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted and to own and use the properties owned and used by it. Each of Parent and Merger Sub is duly qualified or licensed as a foreign entity to do business, and (to the extent applicable) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub has made available to the Company true, complete and correct copies of their Governing Documents, in each case, as in effect as of the date of this Agreement.

        Section 5.2    Capitalization of Parent.

        (a)   As of November 7, 2019, the authorized capital stock of Parent consists of 240,000,000 shares of Parent Common Stock, of which 110,750,061 are issued and outstanding (including 578,617 shares underlying restricted stock awards granted under the Parent Equity Plan). As of November 7, 2019, there are 13,180,588 shares of Parent Common Stock reserved for issuance under any employee benefit plan maintained by Parent. As of November 7, 2019, there are 299,570 shares of Parent Common Stock underlying outstanding Parent Options (which have a weighted-average exercise price of $11.51), 2,887,275 shares of Parent Common Stock underlying outstanding Parent RSUs, and 1,067,073 shares of Parent Common Stock underlying outstanding Parent PSUs, and there are 8,348,053 shares of Parent Common Stock reserved for issuance under the Parent Equity Plan other than such shares that are currently underlying outstanding Parent Options, Parent RSUs and Parent PSUs. Except as set forth above, as of the date hereof, no shares of capital stock of, or other equity interests in, Parent, or options, warrants or other rights to acquire any such capital stock or other equity interests were outstanding or reserved for issuance. All outstanding shares of capital stock of Parent are, and all shares that may be issued pursuant to this Agreement or pursuant to an employee benefit plan maintained by Parent will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than Liens under Parent's Governing Documents and transfer restrictions under applicable securities Laws) and have not been issued in violation of any preemptive rights.

        (b)   Except (i) as set forth in Section 5.2(a) and (ii) as contemplated in the Governing Documents of Parent, (iii) as contemplated by the Existing Stockholders Agreement, and (iv) as permitted under Section 6.2, there are no outstanding subscriptions, options, warrants, call rights, preemptive rights, phantom equity, other Contracts, convertible securities or other similar rights, agreements or commitments to which Parent is a party or by which Parent is bound obligating Parent to issue, deliver or sell additional shares of capital stock of, or other equity interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity interests in, Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call rights, preemptive rights or other Contracts.

        (c)   Except for the Existing Stockholders Agreement, Parent is not a party to any voting trust or other Contract with respect to the voting, redemption, sale, issuance, transfer or other disposition of the Parent Common Stock or any security of the Parent. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any equity securities of Parent or any Subsidiary of Parent.

        Section 5.3    Capitalization of Merger Sub.     As of the date of this Agreement, the authorized share capital of Merger Sub is NIS 10,000, consisting of 1,000,000 ordinary shares, par value NIS 0.01 each, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, owned by Direct Parent. All of the issued and outstanding share capital of Direct Parent is, and at the Effective Time will be, indirectly owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated by this Agreement.

        Section 5.4    Subsidiaries.     Section 5.4 of the Parent Disclosure Letter lists the Subsidiaries of Parent and Parent's equity ownership thereof. Other than equity interests in the Subsidiaries of Parent set forth in Section 5.4 of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries owns any shares of capital stock of, or other equity interests in, any Person, or options, warrants, call rights, preemptive rights, other Contracts or other rights to acquire any such capital stock or other equity interests. Except as contemplated in the Governing Documents of the Subsidiaries of Parent, there are no outstanding subscriptions, options, warrants, call rights, preemptive rights or other Contracts, convertible securities or other similar rights, agreements or commitments to which a Subsidiary of Parent is a party or by which such Subsidiary is bound obligating such Subsidiary to issue, deliver or sell additional shares of capital stock of, or other equity interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity interests in, such Subsidiary or obligating such Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call rights, preemptive rights or other Contracts. All outstanding shares of capital stock or other equity interests (as applicable) of Parent's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable, are free and clear of all Liens (other than Liens under Parent's Governing Documents and transfer restrictions under applicable securities Laws) and have not been issued in violation of any preemptive rights.

        Section 5.5    Authorization.

        (a)   Each of Parent, Direct Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, and subject to obtaining the affirmative vote of the holders of a majority of the total votes cast that were entitled to vote thereon in favor of the Share Issuance at a meeting of Parent's stockholders (the "Requisite Parent Stockholder Approval"), to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by Parent, Direct Parent and Merger Sub and the consummation by Parent, Direct Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary action of Parent, Direct Parent and Merger Sub, subject to obtaining the Requisite Parent Stockholder Approval, no other proceedings on the part of Parent, Direct Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger (other than, with respect to the consummation of the Merger, the issuance of the Certificate of Merger by the Companies Registrar). This Agreement has been duly and validly executed and delivered by Parent, Direct Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor's rights, and to general equitable principles).

        (b)   At a meeting duly called and held prior to the execution of this Agreement in compliance with the requirements of the ICL and Merger Sub's governing documents, the board of directors of Merger Sub has unanimously, subject to the terms and conditions of this Agreement, (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of Merger Sub and the holders of shares of Merger Sub, and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) resolved to recommend to the holders of shares of Merger Sub the approval of this Agreement, the Merger and the other transactions contemplated by this Agreement, which resolutions have not been rescinded, modified or withdrawn in any way.

        (c)   The Parent Board has, and not subsequently rescinded or modified (except as expressly permitted hereunder): (i) approved this Agreement and the transactions contemplated hereby; (ii) determined that, as of the date of this Agreement, this Agreement and the transactions contemplated hereby, including the Share Issuance, are in the best interests of the holders of Parent Common Stock and declared the advisability of this Agreement; and (iii) recommended that such holders of Parent Common Stock vote to approve the Share Issuance and directed that such matters be submitted for consideration by holders of Parent Common Stock at a meeting of Parent's stockholders (the "Parent Board Recommendation").

        (d)   The Requisite Parent Stockholder Approval is the only vote of the holders of any shares of Parent Common Stock necessary (under applicable Law or otherwise) to consummate the Merger and the other transactions contemplated by this Agreement.

        Section 5.6    No Conflict; Required Consents.

        (a)   None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or the performance by Parent and Merger Sub of their obligations hereunder will (i) conflict with or violate the Governing Documents of Parent or Merger Sub, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 5.6(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any material Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected or (iii) result in any breach of, or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien, upon any of the properties or assets of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which any property or asset of Parent or Merger Sub is bound, except in the case of clauses (ii) and (iii) as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

        (b)   None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transaction contemplated by this Agreement, or the performance by Parent and Merger Sub of their obligations hereunder will require any material consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) approvals pursuant to the requirements of applicable Antitrust Laws, which, in each case, are set forth in Section 5.6(b) of the Parent Disclosure Letter, (ii) the CFIUS Approval, (iii) the filing of the Merger Proposal and the Merger Notice with the Companies Registrar and all such other notices or filings required by the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar, (iv) the Exchange Act, and the rules promulgated thereunder, (v) the Securities Act, and the rules promulgated thereunder (vi) the rules and regulations of NASDAQ and (vii) state securities, takeover and "blue sky" Laws, (viii) such other consents, approvals, authorizations, permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

        Section 5.7    SEC Reports and Financial Statements.

        (a)   Parent and each of its Subsidiaries has filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2018 (all such documents and reports publicly filed or furnished by the Parent or any of its Subsidiaries, the "Parent SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Parent SEC Documents at the time they were filed or furnished contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is, or at any time since January 1, 2018 has been, required to file any forms, reports or other documents with the SEC. True and correct copies of all Parent SEC Documents filed prior to the date hereof have been furnished to the Company or are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC.

        (b)   The consolidated financial statements (including all related notes and schedules) of Parent included in the Parent SEC Documents (the "Parent Financial Statements") at the time they were filed or furnished (i) fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (except, in the case of unaudited statements, subject to normal year-end audit adjustments, the absence of notes and to any other adjustments described therein, including in any notes thereto or with respect to pro forma financial information, subject to the qualifications stated therein), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act.

        (c)   As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by Parent relating to the Parent SEC Documents. As of the date hereof, none of the Parent SEC Documents is, to the Knowledge of Parent, the subject of ongoing SEC review.

        (d)   Neither Parent nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Parent or one of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand) or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, Parent or any of its Subsidiaries in Parent's Financial Statements or other Parent SEC Documents.

        Section 5.8    Internal Controls and Procedures.     Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Parent's management has completed an assessment of the effectiveness of Parent's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2018, and such assessment concluded that such controls were effective. Based on its most recent evaluation of internal controls over financial reporting prior to the date hereof, management of Parent has disclosed to Parent's auditors and the audit committee of the Parent Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Parent's ability to report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal control over financial reporting, in each case, that was disclosed to Parent's auditors or the audit committee of the Parent Board in connection with its most recent evaluation of internal controls over financial reporting prior to the date hereof.

        Section 5.9    Absence of Certain Changes.     From the Balance Sheet Date to the date hereof, there has not been any change, effect or circumstance that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect. Since the Balance Sheet Date, (a) Parent and its Subsidiaries have conducted their businesses only in the Ordinary Course of Business consistent with past practice, and (b) none of Parent or any of its Subsidiaries has taken any action that if taken after the date of this Agreement would constitute a violation of Section 6.2.

        Section 5.10    Undisclosed Liabilities.     Except (a) as reflected or reserved against in the Parent Financial Statements filed and publicly available prior to the date of this Agreement, (b) for Liabilities or obligations incurred in the Ordinary Course of Business since the Balance Sheet Date, (c) for Liabilities or obligations incurred in connection with the transactions contemplated by this Agreement or the other Transaction Agreements, (d) liabilities under an executory portion of a Contract that have not yet been performed, and (e) Liabilities or obligations that would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole, neither Parent nor any of its Subsidiaries has any material Liabilities or obligations of any nature.

        Section 5.11    Absence of Litigation.

        (a)   There is no material Action pending or, to Parent's Knowledge, threatened, against Parent, Merger Sub or their respective assets. To the Knowledge of Parent, neither Parent nor Merger Sub or any property or assets of Parent or Merger Sub is subject to any continuing investigation by any Governmental Authority.

        (b)   Since January 1, 2016, there have been no Actions that have resulted in liability of or payments by any of Parent or its Subsidiaries in excess of $1,000,000 individually. As of the date hereof, there exists no Action which prohibits, restricts or seeks to enjoin the transactions contemplated by this Agreement. None of Parent or its Subsidiaries has current plans to initiate any material Actions against another Person.

        Section 5.12    Permits and Licenses.     Parent and its Subsidiaries are in possession of all authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Parent and its Subsidiaries to carry on their respective businesses as they are now being conducted (the "Parent Permits") in all material respects. None of Parent or its Subsidiaries is not, and since January 1, 2016, has not been in default or violation of any Parent Permit in any material respect. Since January 1, 2016, none of Parent or its Subsidiaries have received any notification or communication from any Governmental Authority asserting that Parent or any of its subsidiaries is in default or violation of any Parent Permit in any material respect.

        Section 5.13    Compliance with Laws.

        (a)   Parent and its Merger Sub are, and since January 1, 2016, have been in compliance in all material respects with, and have not received written notice of any material default or violation of, any Laws applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected. None of Parent or any of its Subsidiaries is subject to or in violation in any material respect of, any Order other than Orders of general applicability.

        (b)   Since January 1, 2016, (i) neither Parent nor any of its Subsidiaries, and, to the Knowledge of Parent, no officer, director, employee, agent, representative or sales intermediary of Parent or any of its Subsidiaries, in each case, acting on behalf of Parent or any of its Subsidiaries, has violated any applicable Anti-Corruption Laws, (ii) neither Parent nor any of its Subsidiaries has been convicted of violating any Anti-Corruption Laws or has been subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) neither Parent nor any of its Subsidiaries has made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iv) neither Parent nor any of its Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any of the foregoing, in each case, except as would not reasonably be expected to be material to Parent and its Subsidiaries, taken as a whole.

        Section 5.14    Material Contracts.     Except for breaches, violations or defaults which would not be material to Parent and its Subsidiaries, taken as a whole, neither Parent nor Merger Sub is in breach of or default under the terms of any Parent Material Contract, and, to the Knowledge of Parent, no other party to any Parent Material Contract is in breach of or default under the terms of any material Contract. Each Parent Material Contract is a valid and binding obligation of Parent or Merger Sub (as applicable) and, to the Knowledge of Parent, of each other party thereto, and is in full force and effect, subject to the Remedies Exceptions. Except for completions or expirations of Contracts in accordance with their terms, as of the date hereof, no customer or supplier under a Parent Material Contract has notified Parent or any of its Subsidiaries that it is stopping, or materially decreasing the rate of, buying or supplying goods or services from or to Parent or its Subsidiaries, as applicable.

        Section 5.15    M&A Activity.     As of the date hereof, Parent is not participating in a sales process involving any transaction to acquire by merging or consolidating with, or by purchasing a material portion of the equity interests of or a substantial portion of the assets of, any business or any corporation, partnership or other business organization.

        Section 5.16    Information Supplied.     The Proxy Statement shall not, at the time the Proxy Statement is first mailed to the shareholders of Parent and at the time of any meeting of Parent's shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made (or incorporated by reference) therein based on information supplied by any of the Company or its Representatives for inclusion (or incorporated by reference) therein.

        Section 5.17    Brokers.     Other than the financial advisor identified in Section 5.17 of the Parent Disclosure Letter, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 5.18    Financing Activities.     Parent and Merger Sub have delivered to the Company a true and complete copy of the executed debt commitment letter and the related Fee Letter, dated as of the date hereof (including all exhibits, schedules and annexes thereto and together with the related Fee Letter, the "Debt Commitment Letter") from the Financing Sources; provided, however, that solely in the case of the Fee Letter, a true and complete copy has been delivered to the Company with redactions of only the fee amounts payable on the Closing Date to a Financing Source and of the amounts by which interest rates or original issue discount ("OID") may change; provided further, that no redactions have been made of terms that could affect the availability of, or conditionality applicable to the funding of, the Debt Financing or reduce the net proceeds thereof to an amount, when combined with other funds available to Parent and Merger Sub at Closing, less than the amount necessary to pay the Required Payment Amount. As of the date hereof, the Debt Commitment Letter has not been amended or modified in any manner. None of Parent or Merger Sub or any of their respective Affiliates has entered into any Contract, side letter or other arrangement or understanding relating to the financing of the Required Payment Amount or transactions contemplated by this Agreement that could affect the amount of, availability of, or conditions precedent to, the funding of the Debt Financing on the Closing Date, other than as set forth in the Debt Commitment Letter. The commitments contained in the Debt Commitment Letter have not been withdrawn or rescinded in any respect. The Debt Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of Parent, Merger Sub and (to the Knowledge of Parent and Merger Sub) each other party thereto, including to negotiate the Debt Financing Documents in good faith with respect to the financing contemplated thereby, subject to the Remedies Exception. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are due and payable on or prior to the date of this Agreement in connection with the Debt Financing. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of Parent, Merger Sub or any other party thereto under the Debt Commitment Letter. None of Parent or Merger Sub has any reason to believe that it or (to the Knowledge of Parent and Merger Sub) any other party thereto will be unable to satisfy on a timely basis any term of the Debt Commitment Letter. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than the Financing Conditions. The only conditions precedent or other contingencies related to the funding of the Debt Financing on the Closing Date shall be the Financing Conditions contained in the Debt Commitment Letter. Parent and Merger Sub have no reason to believe, subject to satisfaction of the conditions precedent that set forth obligations of the Company, as set forth in Section 7.1 and Section 7.2, and assuming the accuracy of the Company's representations and warranties set forth in this Agreement and the performance by the Company of its obligations hereunder, that (i) any of the Financing Conditions will not be satisfied or (ii) the Debt Financing will not be made available to Parent and Merger Sub on the Closing Date. When funded in accordance with, and subject to, the terms and conditions of the Debt Commitment Letter, including any "market flex" provisions with respect thereto, and together with other funds available to Parent and Merger Sub at Closing, the Debt Financing will provide Parent and Merger Sub with acquisition financing on the Closing Date sufficient to pay the Required Payment Amount on the terms contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, each party hereto agrees that a breach of this representation and warranty shall not result in the failure of a condition precedent to Company's and Shareholder Representative's obligations under this Agreement, if (notwithstanding such breach) Parent and Merger Sub are willing and able to consummate the Merger on the Closing Date.

        Section 5.19    Acknowledgement of Disclaimer of Other Representations and Warranties.     Each of Parent and Merger Sub acknowledges that, as of the date hereof, they and their Representatives (a) have received full access to (i) such books and records, facilities, properties, premises, equipment, contracts and other assets of the Company and its Subsidiaries which they and their Representatives have requested to review and (ii) the Electronic Data Room and (b) have had full opportunity to meet with the management of the Company and its Subsidiaries and to discuss the business and assets of the Company and its Subsidiaries. Parent and Merger Sub each acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and in certifications delivered pursuant to this Agreement, and the representations of the Parent Significant Stockholders or the Company Significant Stockholder in the Voting Agreements, (a) neither the Company nor any of its Subsidiaries makes, or has made, any representation or warranty relating to itself or its business or otherwise in connection with the Merger and Parent and Merger Sub are not relying on any representation or warranty except for those expressly set forth in Article IV and in certifications delivered pursuant to this Agreement, and the representations of the Parent Significant Stockholders and Shareholder Representative in the Voting Agreements and the letter of transmittal (including any certificates delivered pursuant hereto or thereto), (b) no Person has been authorized by the Company or any of its Subsidiaries to make any representation or warranty relating to itself or its business or otherwise in connection with the Merger, and if made, such representation or warranty must not be relied upon by Parent or Merger Sub as having been authorized by such entity and (c) any estimate, projection, prediction, data, financial information, memorandum, presentation or any other materials or information provided or addressed to Parent, Merger Sub or any of their Representatives, including any materials or information made available in the Electronic Data Room, via confidential memorandum, in connection with presentations by the Company's management or otherwise, are not and shall not be deemed to be or include representations or warranties unless and to the extent any such materials or information is the subject of any express representation or warranty set forth in Article IV. Each of Parent and Merger Sub has conducted, to its satisfaction, its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, each of Parent and Merger Sub has relied on the results of its own independent review and analysis. Notwithstanding anything herein to the contrary, nothing in this Agreement shall affect the ability of Parent to bring claims for Fraud.

        Section 5.20    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article V and in certifications delivered pursuant to this Agreement, and the representations of the Parent Significant Stockholders or the Company Significant Stockholder in the Voting Agreements, none of Parent, Merger Sub, any of their respective Affiliates or any other Person on behalf of Parent makes any express or implied representation or warranty with respect to Parent, Merger Sub, their respective Subsidiaries or their respective businesses or with respect to any other information provided, or made available, the Company or its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Without limiting the foregoing, and other than in the case of Fraud, neither Parent, Merger Sub nor any other Person will have or be subject to any Liability or other obligation to the Company or its Representatives or Affiliates or any other Person resulting from the Company's or its Representatives' or Affiliates' use of any information, documents, projections, forecasts, financial model of other material made available to the Company or its Representatives or Affiliates, including any information made available in the electronic data room for maintained by Parent for purposes of the transactions contemplated by this Agreement, teaser, marketing material, confidential information memorandum, management presentations, functional "break-out" discussions, responses to questions submitted on behalf of the Company or its Representatives or in any other form in connection with the transactions contemplated by this Agreement, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article V or in certifications delivered pursuant to this Agreement, and the representations of the Parent Significant Stockholders or the Company Significant Stockholder in the Voting Agreements.

ARTICLE VI

COVENANTS AND AGREEMENTS

        Section 6.1    Conduct of Business by the Company Pending the Merger.     The Company covenants and agrees that, between the date of this Agreement and the earliest to occur of the Effective Time and the date, if any, on which this Agreement is validly terminated pursuant to Section 8.1, except (1) as required by applicable Law or (2) as with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed, provided that any such consent of Parent shall not affect the calculation of Leakage Amount hereunder, except that any receivables sold under Factoring Arrangements with the consent of Parent pursuant to Section 6.1(l) shall not be considered Leakage Amounts and shall be disregarded for purposes of the dollar threshold set forth in clause (vii)(B) of the definition of Leakage Amount): (A) the business of the Company and its Subsidiaries shall be conducted in all material respects in the Ordinary Course of Business, (B) the Company shall use commercially reasonable efforts to preserve intact its existence and business organization, keep available the services of its employees and to preserve the goodwill and present relationships (contractual or otherwise) with all customers, suppliers, resellers, retailers, distributors, employees, licensors and others having significant business dealings with the Company or any of its Subsidiaries, (C) the Company and its Subsidiaries shall comply in all material respects with the requirements of the Innovation Law (including, without limitation, reporting obligations, limitations on the transfer of know-how and/or manufacturing rights outside of the State of Israel, and obligations relating to royalty payments), and (D) the Company shall not and shall not permit any of its Subsidiaries to:

        (a)   amend in any material respect the Governing Documents of the Company or its Subsidiaries or form any Subsidiary or joint venture entity;

        (b)   transfer, propose, authorize, issue, sell, pledge, purchase, redeem, retire, dispose of, encumber or grant any share capital of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such share capital of the Company or its Subsidiaries; provided, however, that the Company may issue Company Ordinary Shares upon the exercise of any Company Option in accordance with its terms as in effect on the date hereof;

        (c)   (i) declare, set aside, authorize, make or pay any dividend or other distribution with respect to the Company's or any of its Subsidiaries' share capital, CVR Deeds, options, warrants, call rights, preemptive rights, phantom equity, other Contracts convertible into securities or other similar rights; (ii) split, combine or reclassify any share capital, CVR Deeds, options, warrants, call rights, preemptive rights, phantom equity, other Contracts convertible into securities or other similar rights or other equity interests of the Company or any of its Subsidiaries; (iii) redeem, purchase or otherwise acquire any share capital, CVR Deeds, options, warrants, call rights, preemptive rights, phantom equity, other Contracts convertible into securities or other similar rights or other securities of the Company or any of its Subsidiaries, or (iv) otherwise make any distribution or payment of a Leakage Amount, other than distributions or payments under clauses (vi), (ix) or (xi) (with respect to clause (xi), only as it relates to clauses (vi) or (ix)) of the definition of Leakage Amount (which payment amounts, for the avoidance of doubt, would constitute Leakage Amounts);

        (d)   except as required by the terms of a Company Benefit Plan or collective bargaining agreement as in effect on the date hereof or by applicable Law, (i) increase the compensation or other benefits payable or to become payable to any current director, officer, employee or other individual service provider of the Company or any of its Subsidiaries, other than increases in base salary of up to 3% in the Ordinary Course of Business for any current employee who is not a Key Employee, or (ii) adopt, materially amend or terminate any Company Benefit Plan;

        (e)   (i) hire or terminate the employment or service of, any Key Employee, except for terminations for cause, or (ii) conduct any employee layoffs, terminations or other reductions in force that would trigger notice requirements under the WARN Act or any similar Law;

        (f)    enter into any employment or other compensation agreements or other similar Contract with any employee of the Company or any of its Subsidiaries, except for entry into employment agreements with any newly hired or promoted employee (other than a Key Employee) in the Ordinary Course of Business;

        (g)   grant or award any options, convertible securities, restricted shares, restricted stock units or other rights to acquire any share capital of or other equity or equity-based interests in the Company or any of its Subsidiaries, other than grants or awards of Company Options as may be required under any (i) Company Benefit Plan as in effect on the date hereof or (ii) offer letters or employment or other agreements entered into prior to the date hereof, in each case, as set forth on Section 6.1(g) of the Company Disclosure Letter;

        (h)   acquire by merging or consolidating with, or by purchasing a material portion of the equity interests of or a substantial portion of the assets of, any business or any corporation, partnership or other business organization;

        (i)    sell, assign, transfer, convey, encumber, license, permit to expire or lapse, abandon or otherwise dispose of, or mortgage, pledge or subject to any Lien (other than Permitted Liens), any material asset or property of the Company or its Subsidiaries other than, (i) the Sale Property, or (ii) in each case, in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets;

        (j)    incur any Indebtedness, guaranty any Indebtedness, issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or guarantee any debt securities of others, other than under the Credit Agreement or otherwise in the Ordinary Course of Business prior to the Adjustment Time, or enter into any new capital leases or synthetic leases classified as indebtedness under GAAP;

        (k)   other than in the Ordinary Course of Business with respect to Material Contracts that are not (i) Company Benefit Plans or (ii) Labor Contracts, amend, modify or terminate any Material Contract in a manner that is adverse to the Company or enter into a contract that would otherwise qualify as a Material Contract;

        (l)    amend, modify or terminate the existing Factoring Arrangements or enter into any new Factoring Arrangement that is not a Permitted Factoring Arrangement or any other agreement or arrangement with a third party financial institution pursuant to which the Company or any of its Subsidiaries sells or factors accounts receivable of the Company or any of its Subsidiaries (but, for the avoidance of doubt, excluding any Permitted Factoring Arrangement);

        (m)  change their present accounting methods or principles in any material respect, except as required by GAAP;

        (n)   settle or compromise any Actions for an amount in excess of $250,000, individually or $1,000,000 in the aggregate;

        (o)   enter into, modify, terminate or negotiate any Labor Contract or any other collective bargaining agreement or any other Contract with any labor union, labor organization or works council;

        (p)   make, change or rescind any material Tax election, adopt or change any material method of Tax accounting, file or amend a Tax Return in a manner that is materially inconsistent with past practice, settle or compromise any material Tax Liability or Tax-related claim, enter into any Tax sharing or similar agreement, surrender any right to a material Tax refund, consent to the extension of any statute of limitations period applicable to any material Tax claim or enter into any closing agreement with respect to a material amount of Taxes;

        (q)   fail in any material respect to maintain insurance consistent with past practice for the business of the Company and its Subsidiaries, taken as a whole;

        (r)   adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company; or

        (s)   agree, commit, or enter into any Contract to do any of the foregoing.

        Notwithstanding anything in this Agreement to the contrary, in the event that the Company requests Parent's consent to (i) enter into a Factoring Arrangement that is not a Permitted Factoring Arrangement and/or (ii) enter into a Factoring Arrangement without that Factoring Arrangement counting toward the dollar threshold referred to in clause (vii)(B) of the definition of "Leakage Amounts" and, in either case, Parent does not provide its consent, then (x) the Company shall have no obligation to accept the customer order which the Company proposed to factor and (y) the Company's failure to accept such customer order shall not constitute a violation of any provision of this Agreement (including any obligation of the Company to operate in the Ordinary Course of Business) and shall not be deemed to constitute, or be taken into account in determining, whether there has been or will be a Company Material Adverse Effect.

        Section 6.2    Conduct of Business by Parent Pending the Merger.

        (a)   Parent covenants and agrees that, between the date of this Agreement and the earliest to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (1) as required by applicable Law or (2) as with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed): (A) the business of Parent and its Subsidiaries shall be conducted in all material respects in the Ordinary Course of Business, (B) Parent shall use commercially reasonable efforts to preserve intact its existence and business organization, keep available the services of its employees and to preserve the goodwill and present relationships (contractual or otherwise) with all customers, suppliers, resellers, retailers, distributors, employees, licensors and others having significant business dealings with Parent or any of its Subsidiaries, (C) Parent shall use commercially reasonable efforts to maintain its listing status and (D) Parent shall not and shall not permit any of its Subsidiaries to:

            (i)  amend in any material respect its Governing Documents;

           (ii)  transfer, propose, authorize, issue, sell, pledge, purchase, redeem, retire, dispose of, encumber or grant any shares of capital stock of Parent, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares of capital stock of Parent, other than in the Ordinary Course of Business, including in connection with the grant, exercise, vesting or settlement of awards under the Parent Equity Plan, in each case, in accordance with the terms of the Parent Equity Plan and such awards;

          (iii)  (i) declare, set aside, authorize, make or pay any dividend or other distribution with respect to Parent's capital stock, other than dividends paid by any wholly owned Subsidiary of Parent to Parent or any wholly owned Subsidiary of Parent; (ii) split, combine or reclassify any shares of capital stock or other equity interests of Parent; or (iii) redeem, purchase or otherwise acquire any shares of Parent's capital stock, other than in the Ordinary Course of Business in connection with the exercise, vesting or settlement of awards under the Parent Equity Plan, in each case, in accordance with the terms of the Parent Equity Plan and such awards;

          (iv)  sell, assign, transfer, convey, encumber, license, permit to expire or lapse, abandon or otherwise dispose of, or mortgage, pledge or subject to any Lien (other than Permitted Liens), any material asset or property of Parent other than, in each case, in the Ordinary Course of Business or for the purpose of disposing of obsolete or worthless assets;

           (v)  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company; or

          (vi)  agree, commit, or enter into any Contract to do any of the foregoing.

        (b)   Parent covenants and agrees that, between the date of this Agreement and the earliest to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except to the extent prohibited by applicable Law, senior management members of Parent shall consult with the Company and shall consider in good faith all advice and recommendations of the Company prior to Parent or its Subsidiaries taking any of the following actions:

            (i)  acquiring by merging or consolidating with, or by purchasing a material portion of the equity interests of or a substantial portion of the assets of, any business or any corporation, partnership or other business organization;

           (ii)  incurring any Indebtedness, guaranty any Indebtedness, issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries or guarantee any debt securities of others, other than (i) in the Ordinary Course of Business and (ii) the Debt Financing;

          (iii)  hiring or terminating the employment of any "c-suite" level employee, other than terminations for cause; or entering into any employment or other compensation agreement or other similar Contract with any "c-suite" level employee;

          (iv)  other than in the Ordinary Course of Business, granting or awarding any options, convertible securities, restricted shares, restricted stock units or other rights to acquire any share capital of or other equity or equity-based interests in Parent or any of its Subsidiaries, other than grants or awards of Parent Options as may be required or contemplated under any employee benefit plan maintained by Parent; or

           (v)  agreeing, committing, or entering into any Contract to do any of the foregoing.

        Section 6.3    No Solicitation by the Company.

        (a)   From the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company will not, nor shall it authorize or permit any of its Subsidiaries to, and will use its reasonable best efforts to cause its and their respective Representatives not to, (a) initiate, solicit or knowingly encourage, directly or indirectly, the making of any Company Acquisition Proposal or (b) other than informing Third Parties of the provisions contained in this Section 6.3, engage in negotiations or substantive discussions with, or furnish any material nonpublic information to, any Third Party that may relate to a Company Acquisition Proposal. For purposes of this Agreement, "Company Acquisition Proposal" shall mean, other than the transactions contemplated by this Agreement, any bona fide proposal or offer (other than a proposal or offer by Parent or any of its Affiliates) from a Third Party for (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company (other than any merger involving the Company and one or more of its wholly owned Subsidiaries where the Company is the surviving corporation in the merger, or any liquidation of a wholly owned Subsidiary of the Company), (ii) the acquisition by any Person of all or a material portion of the assets of the Company and its Subsidiaries, taken as a whole (based on fair market value, as determined in good faith by the Company Board), (iii) the acquisition by any Person of all or a material portion of the issued and outstanding shares of any class of Company Shares, (iv) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or (v) any combination of the foregoing.

        (b)   The Company agrees that it and its Subsidiaries shall, and that they shall cause their respective Representatives to, (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than the parties) conducted prior to the date of this Agreement with respect to any Company Acquisition Proposal and (ii) request each third party that has heretofore executed a confidentiality agreement that relates to a Company Acquisition Proposal (other than Parent) to return or destroy all confidential information regarding the Company or its Subsidiaries heretofore furnished to such third party by Parent or on its behalf. The Company agrees that it and its Subsidiaries will take the necessary steps to promptly inform its and its Subsidiaries' Representatives of the obligations undertaken in this Section 6.3.

        Section 6.4    No Solicitation by Parent.

        (a)   Except as otherwise provided in this Section 6.4, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, Parent will not, nor shall it authorize or permit any of its Subsidiaries to, and will use its reasonable best efforts to cause its and their respective Representatives not to, (a) initiate, solicit or knowingly encourage, directly or indirectly, the making of any Parent Acquisition Proposal or (b) other than informing Third Parties of the provisions contained in this Section 6.4, engage in negotiations or substantive discussions with, or furnish any material nonpublic information to, any Third Party that may relate to a Parent Acquisition Proposal. For purposes of this Agreement, "Parent Acquisition Proposal" shall mean, other than the transactions contemplated by this Agreement, any bona fide proposal or offer (other than a proposal or offer by the Company or any of its Affiliates) from a Third Party for (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Parent or involving any of its Subsidiaries representing, directly or indirectly, greater than twenty percent (20%) of any of the assets, net revenues or earnings before interest, taxes, depreciation and amortization of Parent and its Subsidiaries taken as a whole (other than any merger involving Parent and one or more of its wholly owned Subsidiaries where Parent is the surviving corporation in the merger, or any liquidation of a wholly owned Subsidiary of Parent), (ii) the acquisition by any Person of twenty percent (20%) or more of any of the assets, net revenues or earnings before interest, taxes, depreciation and amortization of Parent and its Subsidiaries, taken as a whole or (iii) the acquisition by any Person of twenty percent (20%) or more of the issued and outstanding shares of

Parent Common Stock, or twenty percent (20%) or more of the issued and outstanding capital stock of any of its Subsidiaries representing, directly or indirectly, greater than twenty percent (20%) of any of the assets, net revenues or earnings before interest, taxes, depreciation and amortization of Parent and its Subsidiaries taken as a whole.

        (b)   Subject to Section 6.4(c) through Section 6.4(h), prior to the Closing Date, neither the Parent Board nor any committee thereof shall, directly or indirectly, (i) withdraw, withhold, modify or qualify, or publicly propose to withdraw, withhold, modify or qualify, in a manner adverse to the Company, the Parent Board Recommendation, (ii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Parent Acquisition Proposal, (iii) in the event of the commencement of a tender offer or exchange offer for any outstanding shares of Parent's capital stock, fail to recommend against acceptance of such tender offer or exchange offer by the holders of Parent Common Stock (including, subject to Section 6.4(c), by taking no position or a neutral position with respect to any such offer) within ten Business Days of the commencement thereof, (iv) recommend that the Parent stockholders not approve the Share Issuance (any action described in clauses (i)-(iv) above being referred to as an "Parent Change of Recommendation"), (v) either fail to enforce, or grant any waiver or release under, any standstill or similar agreement with respect to any class of equity securities of Parent or any of its Subsidiaries unless the Parent Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Laws, (vi) approve any transaction under, or any Person becoming an "interested stockholder" under, Article IX of the Parent's Amended and Restated Certificate of Incorporation or (vii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, acquisition agreement, option agreement or other similar instrument relating to a Parent Acquisition Proposal.

        (c)   Nothing contained in this Agreement shall prevent Parent or the Parent Board from (i) complying with its disclosure obligations under Rule 14d-9 and 14e-2 promulgated under the Exchange Act, or issuing a "stop, look and listen" statement pending disclosure of its position (none of which, in and of itself, shall be deemed to constitute a Parent Change of Recommendation") or (ii) making any disclosure to Parent's stockholders if the Parent Board determines in good faith, after consultation with its outside legal counsel, that the failure to make such disclosure would be inconsistent with its fiduciary duties or Law; provided that any such disclosure may constitute a Parent Change of Recommendation in accordance with the definition thereof. Notwithstanding anything in this Agreement to the contrary, (i) any factually accurate public statement by Parent that describes Parent's receipt of a Parent Acquisition Proposal and the provisions and obligations in this Agreement with respect thereto, shall not be deemed to be a recommendation of such Parent Acquisition Proposal or a Parent Change of Recommendation and (ii) Parent may inform any Person of the existence of its obligations under the provisions of this Section 6.4.

        (d)   Notwithstanding the limitations set forth in Section 6.4(a) and Section 6.4(b), until the earlier of the receipt of the Requisite Parent Stockholder Approval and any termination of this Agreement pursuant to Article VIII, if after the date of this Agreement Parent receives a written bona fide Parent Acquisition Proposal, that was not, directly or indirectly, solicited, initiated or knowingly encouraged in violation of this Section 6.4, and that the Parent Board has determined in good faith, after consultation with its outside legal counsel and financial advisors (i) constitutes a Parent Superior Proposal or (ii) could reasonably be expected to result in a Parent Superior Proposal, then Parent, its Subsidiaries and its and their respective Representatives may, subject to Section 6.4(h), in response to such Parent Acquisition Proposal take the following actions, to the extent that the Parent Board has determined in good faith, after consultation with its outside legal counsel, that a failure to take such actions would be inconsistent with its fiduciary duties to Parent's stockholders under Law: (A) furnish nonpublic information to the third party making such Parent Acquisition Proposal, if, and only if, prior to furnishing such information, Parent receives from the third party an executed confidentiality agreement with provisions no less restrictive to such third party with respect to the use or disclosure of nonpublic information than the Confidentiality Agreement and expressly allow Parent to comply with its obligations under this Section 6.4 (B) engage in discussions or negotiations with the third party with respect to such Parent Acquisition Proposal.

        (e)   Notwithstanding anything in this Agreement to the contrary but subject to compliance with this Section 6.4, nothing contained in this Agreement shall prevent Parent or the Parent Board from, at any time prior to, but not after, the receipt of the Requisite Parent Stockholder Approval, in response to the receipt of a written Parent Acquisition Proposal after the date of this Agreement that did not result from a breach of this Section 6.4, effecting a Parent Change of Recommendation, if and only if, prior to taking such action, (i) the Parent Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Parent Acquisition Proposal constitutes a Parent Superior Proposal and (ii)(A) the Company shall have received written notice (the "Parent Superior Proposal Notice") of Parent's or of the Parent Board, as applicable, intention to take such action at least four (4) Business Days prior to the taking of such action by Parent or the Parent Board, as applicable, which notice shall include the information with respect to such Parent Acquisition Proposal that is specified in Section 6.4(h) (to the extent not previously provided), (B) during the four (4) Business Days following the receipt by the Company of the Parent Superior Proposal Notice (the "Negotiation Period"), Parent, if requested by the Company, shall have made its Representatives available to negotiate with the Company regarding any revisions to the terms of the transactions proposed by the Company in response to such Parent Acquisition Proposal, and (C) at the end of the four (4) Business Day period described in the foregoing clause (B) the Parent Board continues to believe, in good faith after consultation with its outside legal counsel and financial advisors, and after taking into account any modifications to the terms of the Transactions that are proposed in a written offer by the Company after its receipt of the Parent Superior Proposal Notice, that such Parent Acquisition Proposal continues to constitute a Parent Superior Proposal and that failure to take such action would be inconsistent with the Parent directors' fiduciary duties under applicable Law. Any material amendment or modification to such Parent Acquisition Proposal prior to a Parent Change of Recommendation shall require a new Parent Superior Proposal Notice and the Negotiation Period shall be extended by an additional two (2) Business Days from the date of receipt of such new Parent Superior Proposal Notice.

        (f)    Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall prevent the Parent Board from, at any time prior to, but not after, the receipt of the Requisite Parent Stockholder Approval, effecting a Parent Change of Recommendation (other than in response to the receipt or making of a Parent Acquisition Proposal, which shall be subject to Section 6.4(e)) if the Parent Board determines that an Intervening Event has occurred and is continuing and if, (i) prior to taking such action, the Parent Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the Parent directors' fiduciary duties under applicable Law; provided, however that Parent shall send to the Company written notice of the Parent Board's intention to take any such action at least four (4) Business Days prior to the taking of such action by the Parent Board, specifying in reasonable detail the circumstances related to such determination, (ii) during such notice period, Parent, if requested by the Company, shall have made available its Representatives to negotiate with the Company to revise the terms of the this Agreement and (iii) the Parent Board continues to believe, after taking into account any modifications to the terms of the Agreement that are proposed by the Company in a written offer after its receipt of such notice, that failing to take such action would be inconsistent with the Parent directors' fiduciary duties under applicable Law.

        (g)   Parent agrees that it and its Subsidiaries shall, and that they shall cause their respective Representatives to, (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than the parties) conducted prior to the date of this Agreement with respect to any Parent Acquisition Proposal and (ii) request each third party that has heretofore executed a confidentiality agreement that relates to a Parent Acquisition Proposal (other than the

Company) to return or destroy all confidential information regarding Parent or its Subsidiaries heretofore furnished to such third party by Parent or on its behalf. Parent agrees that it and its Subsidiaries will take the necessary steps to promptly inform its and its Subsidiaries' Representatives of the obligations undertaken in this Section 6.4.

        (h)   Parent shall promptly notify the Company orally and in writing of any request for information or any inquiries, proposals or offers relating to a Parent Acquisition Proposal indicating, in connection with such notice, the name of such person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and Parent shall provide to the Company written notice of any such inquiry, proposal or offer within 24 hours of such event and copies of any written or electronic correspondence to or from any person making a Parent Acquisition Proposal (or its Representatives). Parent shall keep the Company informed orally and in writing, as soon as is reasonably practicable, of the status of any Parent Acquisition Proposal, including with respect to the status and material terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and Parent shall provide to the Company written notice of any such withdrawal or rejection and copies of any written proposals or requests for information within 24 hours. Parent also agrees to provide any information to the Company (not previously provided or made available to the Company) that it is providing to another person pursuant to this Section 6.4 at substantially the same time it provides such information to such other person. All information provided to the Company under this Section 6.4 shall be kept confidential by the Company in accordance with the terms of the Confidentiality Agreement.

        (i)    Notwithstanding anything to the contrary, any breach of this Section 6.4 by a Representative of Parent shall be deemed to be a breach of this Section 6.4 by Parent.

        Section 6.5    SEC Filings; Parent Stockholders Meeting.

        (a)   Parent shall prepare and file with the SEC the Proxy Statement as promptly as reasonably practicable following the date of this Agreement, it being understood that Parent shall use reasonable best efforts to file the Proxy Statement within thirty (30) days after the date hereof and in any event shall file the Proxy Statement with the SEC no later than forty-five (45) days after the date hereof. The Company shall provide to Parent all information relating to the Company that is required to be included in the Proxy Statement. Parent shall use reasonable best efforts to respond to comments from the SEC as promptly as reasonably practicable after such filing. The Proxy Statement shall not incorporate by reference any information from any other filing made with the SEC prior to the date the Proxy Statement is distributed to holders of Parent Common Stock. Parent will cause the Proxy Statement to be distributed to the holders of Parent Common Stock as soon as reasonably practicable, and in any event within five (5) days, after (i) the date that is ten calendar days after the initial Proxy Statement is filed, if the SEC has not indicated by such date that it intends to review the Proxy Statement or (ii) otherwise, the date the SEC indicates it has no further comments to the Proxy Statement (the "Proxy Clearance Date"). Parent shall also take any action required to be taken under any applicable state securities Laws in connection with the issuance and reservation of shares of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Shares, or holders of a beneficial interest therein, as may be reasonably requested by Parent in connection with any such action. No filing or distribution of, or amendment or supplement to the Proxy Statement will be made by Parent without the Company's prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the Company a reasonable opportunity to review and comment thereon (which comments shall be considered by the other party in good faith); provided, however, that, with respect to documents filed by a party that are incorporated by reference in the Proxy Statement, this right of consent shall apply only with respect to information relating to the other party and its Affiliates, their business, financial condition or results of operations or the transactions contemplated hereby, and provided, further, that Parent, in connection with any Parent Change of Recommendation, may amend or supplement the Proxy Statement

(including by incorporation by reference) and may make other filings with the SEC, to effect such Parent Change of Recommendation, and in such event, this right of consent shall apply only with respect to information relating to the Company and its Affiliates or their business, financial condition or results of operations.

        (b)   Parent shall promptly notify the Company upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the Company with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement and advise the Company of any oral comments with respect to the Proxy Statement. Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement, and the Company shall provide to Parent all information relating to the Company that is required to respond to such comments. If at any time prior to the Effective Time any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent or the Company which should be set forth in an amendment or supplement to any of the Proxy Statement, so that any of such documents would not include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein (in light of the circumstances under which they were made), not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of Parent Common Stock.

        (c)   As promptly as reasonably practicable after the execution of this Agreement, Parent shall set, in consultation with the Company, a record date for the Parent Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in respect thereof. As promptly as reasonably practicable following the Proxy Clearance Date, Parent shall duly call and give notice of and convene and hold a meeting of its shareholders (the "Parent Stockholders Meeting") for the purpose of seeking the Requisite Parent Stockholder Approval. The Parent Stockholders Meeting shall occur no later than ten (10) Business Days after the Proxy Statement is distributed to the holders of Parent Common Stock; provided, however, that Parent may postpone or adjourn the Parent Stockholders Meeting (i) for up to five (5) Business Days, if a quorum has not been established; (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Parent Board has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by Parent's shareholders prior to the Parent Stockholders Meeting; or (iii) if required by applicable Law. In addition, Parent may postpone or adjourn the Parent Stockholders Meeting with the prior written consent of the Company. Parent agrees that the obligation of Parent to call, give notice of, convene and hold the Parent Stockholders Meeting shall not be limited or otherwise affected by (x) the commencement, disclosure, announcement or submission to Parent or its shareholders of any Parent Acquisition Proposal; or (y) any Parent Change of Recommendation. Unless the Parent Board has effected a Parent Change of Recommendation in accordance with Section 6.4, (x) the Proxy Statement shall include the Parent Board Recommendation and (y) Parent shall use its reasonable best efforts to (1) solicit from its shareholders proxies in favor of the approval of the Share Issuance, and (2) take all other action necessary or advisable to secure the Requisite Parent Stockholder Approval.

        (d)   If, on the date of the Parent Stockholders Meeting, Parent has not received proxies representing a sufficient number of shares of Parent Common Stock to obtain the Parent Stockholder Approval, Parent shall at its election or upon written request of the Company adjourn the Parent Stockholders Meeting until such date as shall be mutually agreed upon by Parent and the Company, which date shall not be less than five days nor more than 10 days after the date of adjournment, and subject to the terms and conditions of this Agreement shall continue to use its reasonable best efforts, together with its proxy solicitor, to assist in the solicitation of proxies from shareholders relating to the Requisite Parent Stockholder Approval. Parent shall not adjourn the Parent Stockholder Meeting more than one time pursuant to this Section 6.5(b) unless mutually agreed by Parent and the Company.

        Section 6.6    NASDAQ Listing.     As promptly as practicable following the date hereof, Parent shall make application to NASDAQ for the listing of the shares of Parent Common Stock to be issued pursuant to the transactions contemplated by this Agreement and use all reasonable best efforts to cause such shares to be approved for listing on NASDAQ, subject to official notice of issuance.

        Section 6.7    Section 16 Matters.     Prior to the Effective Time, Parent and the Company shall take all such steps as may be required to cause any acquisitions of shares of Parent Common Stock resulting from the Merger by each individual who will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.8    Appropriate Action; Consents; Filings.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement, and without limiting the other provisions of this Section 6.8, each of the parties hereto shall (and shall cause each of their applicable Subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, (i) the Company agrees to use its reasonable best efforts to cause the conditions set forth in the Pathfinder Consent and Pathfinder SPA to be satisfied as promptly as practicable, and (ii) each of the parties agrees to use its respective reasonable best efforts to (A) cause the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable, and (B) obtain all necessary consents, approvals, orders, waivers, and authorizations of, actions or nonactions by, any Governmental Authority necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and make all necessary registrations, declarations and filings with, and notices to, any Governmental Authorities (including pursuant to the HSR Act any other applicable Antitrust Law necessary to start any applicable waiting period) and take all reasonable steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; provided, however, that notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, no party shall be required by this Agreement to (x) agree to any divestitures, licenses, hold separate arrangements or similar matters, including material covenants affecting business operating practices, except to the extent (and each party will agree to any divestitures, licenses, hold separate arrangements or similar matters, including material covenants affecting business operating practices, so long as) any such divestitures, licenses, arrangements, matters or covenants would not reasonably be expected to be material to Parent and the Company, taken as a whole or (y) defend or contest any proceeding by a Governmental Authority which questions the validity or legality of the transactions contemplated by this Agreement or seeks damages in connection therewith. Parent will not take any actions that would preclude, impair or delay the consummation of the Merger.

        (b)   Without limiting the general obligations of Parent or Merger Sub under Section 6.8(a), Parent and Merger Sub shall use reasonable best efforts to take, and cause their respective Affiliates to promptly take, and, notwithstanding anything to the contrary contained in this Agreement, including Section 6.1 the Company and its Affiliates shall be permitted to take (without affecting any representation, warranty, covenant or condition in this Agreement), all steps necessary to avoid or eliminate impediments to the transactions contemplated by this Agreement, including obtaining all consents under any Antitrust Laws that may be required by any Governmental Authority so as to enable the parties to close the transactions contemplated by this Agreement, including the Merger, as promptly as practicable.

        (c)   In furtherance and not in limitation of the foregoing, each of the parties hereto shall promptly (and in no event later than fifteen (15) Business Days following the date hereof) (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and (ii) make any other appropriate filing required pursuant to any Antitrust Law, and (iii) thereafter promptly any other required submissions under the HSR Act and any other applicable Antitrust Law, in each case, with respect to the transactions contemplated hereby, including the Merger. In furtherance and not in limitation of the foregoing or anything else in this Section 6.8, each party agrees to use its respective reasonable best efforts to take or cause to be taken all other actions necessary, proper or advisable to cause the expiration or early termination of the applicable waiting periods, or receipt of required authorizations, as applicable, under the HSR Act and any other Antitrust Law as soon as practicable.

        (d)   Each of the parties hereto shall use reasonable best efforts to prepare and prefile with the Committee on Foreign Investment in the United States ("CFIUS") a draft joint voluntary notice and other appropriate documents within the meaning of 31 C.F.R. § 800.401(f) as promptly as practicable after the date of this Agreement, and then as promptly as practicable after notification by CFIUS that the draft joint voluntary notice satisfies all requirements of 31 C.F.R. § 800.402, jointly file with CFIUS a formal joint voluntary notice within the meaning of 31 C.F.R. § 800.402 (a "Notice"). The parties shall use reasonable best efforts to respond to any request for additional information or documentary material by CFIUS or its member agencies as promptly as practicable (and in any event in accordance with applicable regulatory requirements), and prepare and file any other submissions with CFIUS that are formally requested by CFIUS to be made, or which the parties mutually agree should be made, in each case in connection with the transactions contemplated by this Agreement, (collectively with the Notice, "CFIUS Filings").

        (e)   To the extent permitted by applicable law and not prohibited by applicable Governmental Authorities and subject to all applicable privileges (including the attorney client privilege), the parties shall (i) cooperate and coordinate with the other in the making of the CFIUS Filings and in connection with resolving any investigation, request or other inquiry of CFIUS (including, to the extent permitted by applicable law, providing copies, or portions thereof, of all such documents to the non-filing parties prior to filing, except for any exhibits providing the personal identifier information required by 31 C.F.R § 800.402(c)(6)(vi), and considering all reasonable additions, deletions or changes suggested in connection therewith), (ii) supply the other with any information and reasonable assistance that may be required or reasonably requested in connection with the making of such CFIUS Filings, and (iii) subject to Section 6.8(g), use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to obtain CFIUS Approval as promptly as practicable, and to avoid any CFIUS-related impediment to the consummation of the transactions contemplated by this Agreement, including using reasonable best efforts to take all such action as reasonably may be necessary to resolve such objections, if any, that CFIUS or any other Governmental Authority may assert with respect to the transactions contemplated by this Agreement.

        (f)    Subject to applicable Law and all applicable privileges (including attorney-client privilege) and except as prohibited by any Governmental Authority, each of the parties hereto will promptly inform the other of any material communication from any Governmental Authority regarding the transactions contemplated by this Agreement in connection with any Regulatory Filing or any other filings or submissions with any Governmental Authority relating to the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, to the extent reasonably practicable and unless prohibited by applicable law or by the applicable Governmental Authority, the parties hereto will (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the transactions contemplated by this Agreement, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep the other parties reasonably apprised with respect to any material communications with any Governmental Authority regarding the transactions contemplated hereby, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the transactions contemplated by this Agreement, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all such material written communications (including applications, analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority, and (vi) provide each other (or counsel of each party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the transactions contemplated by this Agreement. Any such disclosures, rights to participate, or provisions of information by one party to the other may be made on a counsel-only basis to the extent required under applicable law and provisions of this Agreement.

        (g)   Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall, as a condition to receiving CFIUS Approval, be required to agree to any divestitures, licenses, hold separate arrangements or similar matters, including material covenants affecting business operating practices, except to the extent (and each party will agree to any divestitures, licenses, hold separate arrangements or similar matters, including material covenants affecting business operating practices, so long as) any such divestitures, licenses, arrangements, matters or covenants would not reasonably be expected to be material to Parent and the Company, taken as a whole. Notwithstanding the foregoing, no party to this Agreement shall be required to agree to any term or take or omit to take any action in connection with the CFIUS Approval that is not conditioned upon the consummation of the transactions contemplated by this Agreement.

        (h)   Each of Parent and the Company shall be responsible for 50% of all filing fees payable by the parties and their respective Affiliates in connection with obtaining the Antitrust Approvals and CFIUS Approval (collectively "Shared Filing Fees"). If either Parent or the Company, or any of their respective Affiliates, pays any Shared Filings Fees, the other party shall promptly reimburse the paying party for 50% of the amount of such Shared Filing Fees upon presentation of an invoice therefor.

        Section 6.9    Access to Information; Confidentiality.

        (a)   From the date of this Agreement to the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, subject to the reasonable restrictions imposed from time to time upon advice of counsel, the Company will, and will cause its Subsidiaries to, provide to Parent and its authorized Representatives (a) reasonable access during normal business hours and upon reasonable prior notice from Parent to their respective properties, books, contracts and records as Parent may reasonably request (provided that Parent and its authorized Representatives shall not conduct or cause to be conducted any sampling, testing or other invasive investigation of the air, soil, soil gas, surface water, groundwater, building materials or other environmental media at any real property or facility owned, leased or operated by the Company or its Subsidiaries) and (b) such financial and operating data of the Company and its Subsidiaries as Parent may reasonably request that is reasonably available to the Company. Notwithstanding the foregoing, the Company shall not be required to provide access to, or cause its Subsidiaries to provide access to, or disclose (i) any information or documents which would (in the reasonable judgment of the Company) be reasonably likely to (A) constitute a waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries, (B) violate any applicable Laws, or (C) unreasonably disrupt the businesses and operations of the Company or any of its Subsidiaries, or (ii) if the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties in a litigation, any information that is reasonably pertinent thereto. All information exchanged pursuant to this Section 6.9(a) shall be subject to the Confidentiality Agreement and the parties shall comply with, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to comply with, all of their respective obligations thereunder.

        (b)   From the date of this Agreement to the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, subject to the reasonable restrictions imposed from time to time upon advice of counsel, Parent will, and will cause its Subsidiaries to, provide to the Company and its authorized Representatives such financial and operating data of Parent and its Subsidiaries as the Company may reasonably request that is reasonably available to Parent. Notwithstanding the foregoing, Parent shall not be required to provide access to, or cause its Subsidiaries to provide access to, or disclose (i) any information or documents which would (in the reasonable judgment of Parent) be reasonably likely to (A) constitute a waiver of the attorney-client or other privilege held by Parent or any of its Subsidiaries, (B) violate any applicable Laws, or (C) unreasonably disrupt the businesses and operations of Parent or any of its Subsidiaries, or (ii) if Parent or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, are adverse parties in a litigation, any information that is reasonably pertinent thereto. All information exchanged pursuant to this Section 6.9(b) shall be subject to the Confidentiality Agreement and the parties shall comply with, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to comply with, all of their respective obligations thereunder.

        Section 6.10    Directors' and Officers' Indemnification and Insurance.

        (a)   Parent and Merger Sub agree that all rights to exculpation and indemnification (and all rights to advancement of expenses relating thereto) for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement, including the Merger), now existing in favor of the D&O Indemnitees as provided in the Governing Documents of the Company (or the Governing Documents of any of the Company's Subsidiaries or Affiliates as in effect on the date of this Agreement) or in any Contract shall survive the Merger and shall continue in full force and effect. From and after the Effective Time, Parent and the Surviving Company shall (and Parent shall cause the Surviving Company to) indemnify, defend and hold harmless, and advance expenses to, D&O Indemnitees with respect to any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, Liabilities and amounts paid in settlement in connection with any claim or Action, whether civil, criminal, administrative or investigative, to the extent such claim or Action arises out of or pertains to (i) any act or omission by the D&O Indemnitees in their capacities as such at any time at or prior to the Effective Time or (ii) the Merger, this Agreement and any transactions contemplated hereby, in either case, to the fullest extent permitted by (A) the Governing Documents of the Company (or the Governing Documents of any of the Company's Subsidiaries or Affiliates as in effect on the date of this Agreement), (B) any indemnification agreement of the Company or its Subsidiaries or other applicable Contract as in effect on the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any D&O Indemnitees or (C) applicable Law. Parent shall cause the Governing Documents of the Surviving Company and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the D&O Indemnitees than those set forth in the Governing Documents of the Company and the Governing Documents of the Company's Subsidiaries as of the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any D&O Indemnitees.

        (b)   Prior to the Effective Time, the Company shall obtain a non-cancelable extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, the "D&O Insurance"), in each case, for a claims reporting or discovery period of at least seven (7) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies. The costs payable in connection with the D&O Insurance shall constitute a Company Expense. Parent shall cause the D&O Insurance to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Company.

        (c)   If Parent, the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume the obligations set forth in this Section 6.10.

        (d)   The D&O Indemnitees to whom this Section 6.10 applies shall be third party beneficiaries of this Section 6.10. The provisions of this Section 6.10 are intended to be for the benefit of each D&O Indemnitee and his or her successors, heirs or representatives. Parent shall pay all reasonable expenses, including attorneys' fees, that may be incurred by any D&O Indemnitee in enforcing the indemnity and other obligations provided in this Section 6.10.

        Section 6.11    Notification of Certain Matters; Certain Actions.     The Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company and the Shareholder Representative, of (a) any written notice received by such party from (i) any Governmental Authority in connection with the approval of the transactions contemplated by this Agreement, the Merger or the transactions contemplated hereby, or (ii) any other Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if, in the case of clause (ii), the subject matter of such written notice or the failure of such party to obtain such consent would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, and (b) any Actions commenced or, to such party's Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its directors or Affiliates which relate to this Agreement, the Merger or the transactions contemplated hereby. Each party shall control the defense or settlement of any Actions against such party or any of its directors or Affiliates which relate to this Agreement, the Merger or the transactions contemplated hereby; provided that each party shall give the other parties hereto reasonable opportunity to participate, at such other parties' expense, in such Actions and each party shall consult with the other parties hereto and consider in good faith all advice and recommendations of such other parties prior to settling any such Actions.

        Section 6.12    Public Announcements.     The initial press release(s) announcing the execution of this Agreement shall be in a form mutually agreed upon by Parent and the Company. Parent and the Company shall consult with each other before issuing, and give each other a reasonable opportunity to review and comment on, any other press release or other public announcements with respect to this Agreement or the transactions contemplated hereby, and neither the Company nor Parent (nor any of their respective Affiliates) shall issue any such press release or make any such other public announcement without the consent of the other, except that no such consent shall be required to the extent otherwise provided by this Agreement or with respect to any disclosures as may be required by applicable Law, Order or court process. Notwithstanding any other provision of this Agreement, (i) the requirements of this Section 6.12 shall not apply to any disclosure by Company or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement and (ii) Parent shall not be required by any provision of this Agreement to consult with, or obtain any approval from, any other party with respect to a public announcement or press release issued in connection with the receipt and existence of a Parent Acquisition Proposal and matters related thereto or a Parent Change of Recommendation in accordance with Section 6.4.

        Section 6.13    Merger Sub.     Parent will take all actions necessary to (a) cause Merger Sub to comply with this Agreement, perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business or make any investments other than as specifically contemplated by this Agreement, or incur or guarantee any indebtedness or Liabilities.

        Section 6.14    Employee Matters.

        (a)   During the period immediately following the Closing Date until the first (1st) anniversary of the Closing Date (the "Benefits Continuation Period"), Parent shall provide, or cause to be provided, for those employees of the Company or any of its Subsidiaries who continue as employees of Parent or any of its Subsidiaries (including the Surviving Company and its Subsidiaries) during all or a portion of the Benefits Continuation Period (the "Continuing Employees"), (i) base salary or wage rates and target bonus opportunities that are, in each case, no less favorable than the base salary or wage rates and target bonus opportunities provided to such Continuing Employees by the Company or any of its Subsidiaries immediately prior to the Closing Date, (ii) (A) during the portion of the Benefits Continuation Period that is prior to January 1, 2021, eligibility for employee benefits pursuant to employee benefit plans, programs, policies and arrangements that are substantially comparable in the aggregate to those provided to such Continuing Employees by the Company or any of its Subsidiaries immediately prior to the Closing Date under Company Benefit Plans set forth on Section 4.15(a) of the Company Disclosure Letter or as otherwise required by applicable Law, and (B) during the portion of the Benefits Continuation Period that is on or after January 1, 2021 (if any), eligibility for employee benefits pursuant to employee benefit plans, programs, policies and arrangements that are substantially comparable in the aggregate to those provided to either (1) such Continuing Employees by the Company or any of its Subsidiaries immediately prior to the Closing Date under Company Benefit Plans set forth on Section 4.15(a) of the Company Disclosure Letter or as otherwise required by applicable Law, or (2) similarly situated employees of Parent or its applicable Affiliates (provided, that, in each of (A) and (B), the foregoing comparisons shall not apply to equity- or equity-based incentive, non-qualified deferred, supplemental retirement, transaction, change in control, or retention-related (or other one-time) compensation or defined benefit pension or retiree medical benefits), and (iii) severance benefits that are no less favorable in the aggregate than those provided to Continuing Employees pursuant to any Company Benefit Plan set forth on Section 4.15(a) of the Company Disclosure Letter or applicable Law, in each case, as in effect immediately prior to the Closing Date.

        (b)   With respect to any benefit plan or arrangement (other than equity or equity-based plans or programs) maintained by Parent or any of its Subsidiaries in which any Continuing Employee is eligible to participate on or after the Closing Date, as of the Closing Date, where applicable, Parent or any of its Subsidiaries shall use commercially reasonable efforts to cause each Continuing Employee to receive full credit for purposes of determining eligibility to participate, level of benefits, vesting and, solely for the purposes of any severance and vacation plan, practice or policy and any Company Benefit Plan qualified under Section 401(a) of the Code (but not any defined benefit pension plan), benefit accrual, and each Continuing Employee's service with the Company or any of its Subsidiaries (as well as service with any predecessor employer) prior to the Closing Date shall be treated as service with Parent and its Subsidiaries as of the Closing Date; provided that the foregoing shall not apply to the extent that it would result in any duplication of benefits for the same period of service.

        (c)   With respect to any health and welfare plan maintained by Parent or any of its Affiliates in which any Continuing Employee is eligible to participate on or after the Closing Date, Parent shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause its Affiliates (including the Surviving Company and its Subsidiaries) to, (i) waive, or cause to be waived, preexisting condition limitations or exclusions, actively-at-work requirements, waiting periods and any other restrictions that would prevent immediate or full participation by and coverage of each Continuing

Employee (and his or her eligible dependents) and (ii) to the extent any such Continuing Employee has satisfied any deductible or co-payments, recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Closing Date occurs for purposes of satisfying such year's deductible and co-payment limitations under the medical, dental, vision or prescription drug plans in which each Continuing Employee (and his or her eligible dependents) will be eligible to participate from and after the Closing Date.

        (d)   Without limiting the generality of Section 10.9, nothing in this Section 6.14, express or implied, (i) is intended to or shall confer upon any Person other than the parties hereto and their respective successors and assigns, including any current or former employee or other service provider of the Company or any of its Subsidiaries, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall establish or constitute an amendment, termination or modification of, or an undertaking to establish, amend or terminate or modify, any benefit plan, program, agreement or arrangement of the Company, Parent, or any of their Subsidiaries, or (iii) shall create any obligation on the part of Parent or any of its Subsidiaries to employ or engage any employee or other service provider of the Company or any of its Subsidiaries for any period following the Effective Time.

        Section 6.15    Section 280G.     Prior to the Closing, the Company shall seek to obtain from each "disqualified individual" (as defined in Section 280G of the Code (together with the Treasury Regulations promulgated thereunder, "Section 280G")) with respect to the Company who is entitled to receive payments and/or benefits that would constitute "parachute payments" (as defined in Section 280G) in connection with or otherwise related to the transactions contemplated by this Agreement, a waiver of a portion of any such parachute payments or benefits exceeding one dollar less than three times the disqualified individual's "base amount" (as defined in Section 280G) (the waived payments and benefits shall be collectively referred to as the "Section 280G Waived Payments"); provided, that in no event will this Section 6.15 be construed to require the Company to compel any Person to waive any existing rights under any contract or agreement that such Person has with the Company or any of its Subsidiaries and in no event will the Company be deemed in breach of this Section 6.15 if any such Person refuses to waive any such rights after the Company has sought to obtain such waiver. Prior to the Closing Date, the Company shall submit for shareholder approval all Section 280G Waived Payments in accordance with the terms of Section 280G (the "Section 280G Vote"). In connection with the foregoing, Parent shall provide the Company with all information reasonably necessary to allow the Company to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any employment agreement or other agreement, arrangement or contract entered into or negotiated by Parent together with all other payments and benefits, could reasonably be considered "parachute payments" within the meaning of Section 280G at least five (5) days prior to the Closing Date (and shall, upon request, further provide any such updated information as is reasonably necessary prior to the Closing Date). The determination of which payments or benefits may be deemed to constitute "parachute payments", the form of waiver described herein, the disclosure statement and any other materials to be submitted to the Company's shareholders in connection with the Section 280G Vote, and the calculations related to Section 280G Waived Payments and any other documentation related to the foregoing shall be subject to advance review and comment by Parent, and the Company shall consider and take into account in good faith any reasonable comments made by Parent.

        Section 6.16    Tax Matters.

        (a)   Assistance and Cooperation.    After the Closing Date, the Shareholder Representative, Parent, the Company and each of the Company's Subsidiaries shall reasonably cooperate with one another with respect to the administration of Tax matters pertaining to the Company and its Subsidiaries, including in connection with the preparation and filing of Tax Returns and the administration of Tax audits, examinations or other proceedings.

        (b)   Other Tax Matters.    For the avoidance of doubt, Parent shall be entitled to make (or cause to be made) elections under section 338(g) of the Code with respect to the acquisition of the Company and each of its Subsidiaries that is organized in a jurisdiction located outside the United States. Notwithstanding anything else in this Agreement, nothing in this Agreement shall give the Shareholder Representative or any Company Equityholder any right to access or review any Tax Return or Tax information that does not relate solely to the Company or any of its Subsidiaries, to limit any action to be taken by Purchaser or its Affiliates with respect to a Tax Return that includes an entity other than the Company or any of its Subsidiaries, or to review or otherwise participate in Tax matters pertaining to the U.S. federal income Tax consolidated group that includes Parent.

        (c)   Israeli Option Tax Ruling.    The Company will cause its Israeli counsel, advisors or accountants, in consultation with Parent and its counsel, advisors or accountants, to prepare and following Parent's written approval (which shall not be unreasonably withheld, conditioned or delayed), file with the ITA an application for the Option Tax Ruling. Each of the Company and Parent shall cause their respective Israeli counsels, advisors and/or accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Option Tax Ruling. For the avoidance of doubt, the final language of the Option Tax Ruling shall be subject to Parent's written confirmation.

        (d)   Tax Returns.    Parent shall prepare, or cause to be prepared, all Tax Returns of the Company and its Subsidiaries with respect to Tax periods (or portions thereof) ending on or prior to the Closing Date that are required to be filed after the Closing Date and all Tax Returns with respect to Sale Property Taxes ("Company Tax Returns"). To the extent that a Company Tax Return relates to Indemnified Taxes for which any Parent Indemnified Party may make an indemnity claim pursuant to Section 9.2(a)(iii) in excess of $350,000, Parent shall provide a copy of any such Tax Return to the Shareholder Representative at least 15 days prior to the applicable due date in the case of an income Tax Return (or as soon as reasonably practicable thereafter in the case of any non-income Tax Return) for the Shareholder Representative's review and comment, and (C) consider in good faith any reasonable revision or comment that relates to Indemnified Taxes provided by the Shareholder Representative at least five (5) days prior to the due date for the applicable Tax Return before finalizing and filing such Tax Returns. The Shareholder Representative shall control any Tax Return related to Sale Property Taxes (a "Sale Property Tax Return"). Shareholder representative shall provide a copy of any Sale Property Tax Return to Parent as soon as reasonably practicable for Parent's review and comment and shall consider in good faith any reasonable revision or comment provided by Parent.

        (e)   Post-Closing Actions.

            (i)  Notwithstanding anything else in this Agreement, after the Closing, Parent shall be entitled to cause the Company and its Subsidiaries to effect the repayment, unwinding or other settlement of any intercompany position described in clause (d) of the definition of Indemnified Taxes (including for this purpose any transfer, distribution, contribution or other transaction it determines appropriate in connection with such settlement, and including for this entering into any voluntary disclosure or similar Tax arrangement with a Governmental Authority pursuant to any program or initiative instituted by such Governmental Authority), and such actions shall in no event limit any indemnification recoveries available to Parent or its Affiliates pursuant to Section 9.2(a)(iii) of this Agreement. With respect to any action described in the immediately preceding sentence that would result in an indemnification claim pursuant to Section 9.2(a)(iii) in excess of $350,000, Parent shall provide to the Shareholder Representative at least 10 Business Days prior notice of Parent's intent to take or cause the taking of such action, shall provide an estimate (if reasonably available) of the amount of any Losses indemnifiable pursuant to Section 9.2(a)(iii) with respect to the taking of such action, and shall consider any comments of the Shareholder Representative with respect to such action in good faith.

           (ii)  Without limiting the provisions of Section 6.16(e)(i), which shall control with respect to the matters described therein, prior to the earlier of (i) the end of the Escrow Period and (ii) the date on which no portion of the Escrow Stock Amount remains in the Indemnity Escrow Account, Parent shall not (and shall not permit any Person to) (a) amend, re-file or supplement any Tax Return of the Company and its Subsidiaries with respect to a Pre-Lockbox Tax Period; (b) make any Tax election with respect to the Company and its Subsidiaries for a Pre-Lockbox Tax Period; or (c) initiate or enter into any voluntary disclosure agreement or program or similar arrangement with any Tax authority regarding any Tax or Tax Return of the Company and its Subsidiaries with respect to a Pre-Lockbox Tax Period which, in each case, would reasonably be expected to give rise to any liability of the Parent Indemnified Parties pursuant to Section 9.2(a)(iii). For the avoidance of doubt, the provisions of this Section 6.16(e)(ii) shall not prevent Parent from taking or causing another person to take any of the actions enumerated in this section 6.16(e)(ii) to the extent Parent will not make an indemnity claim with respect to such action.

        (f)    Tax Allocations.    Wherever necessary pursuant to this Agreement to allocate Taxes in respect of a Straddle Tax Period, (x) in the case of any Taxes other than gross receipts, sales or use Taxes and Taxes based upon or related to income, such Taxes shall be allocated to the period prior to the Lockbox Date according to amount of such Tax for the entire Straddle Tax Period multiplied by a fraction the numerator of which is the number of days in the Straddle Tax Period ending on and including the Lockbox Date and the denominator of which is the number of days in the entire Straddle Tax Period, and (y) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, Taxes in the amount that would be payable if the relevant Straddle Tax Period ended on and included the Lockbox Date shall be allocated to the period prior to the Lockbox Date. All determinations necessary to give effect to the allocation set forth in the foregoing sentence shall be made in a manner consistent with prior practice of the Company and its Subsidiaries.

        (g)   Chinese Tax Filing.    Promptly after the date hereof (and in no event later than thirty days after the date hereof), the Company shall file any Tax Returns and pay any Taxes (or cause such Tax Returns to be filed or such Taxes to be paid) to the extent required to ensure that no Taxes or associated withholding obligations are imposed in connection with the transactions contemplated by this Agreement as a result of the People's Republic of China Administration of Taxation Circular 7 (2015) (or any similar or associated Laws). The Company shall, and shall cause its Subsidiaries to, reasonably cooperate with Parent in connection with such matters, and shall provide a copy of any filings to be made to Chinese taxing authorities in connection with the matters described in this section 6.16(h).

        Section 6.17    R&W Insurance Policies.

        (a)   Parent shall use reasonable best efforts to have bound coverage under the Parent R&W Insurance Policy promptly after the date hereof and will deliver a true and correct copy of the Parent R&W Insurance Policy to the Company. The Parent R&W Insurance Policy will include a waiver by the insurer of any right of subrogation that would permit the insurer to subrogate or otherwise make or bring any claim against the Company Equityholders or the CVR Holders, other than in the case of Fraud, and each Company Equityholder and each CVR Holder is a third party beneficiary of such waiver. Parent, Merger Sub and their respective Affiliates shall not amend, waive or otherwise modify the subrogation provision under the Parent R&W Insurance Policy in any manner that would allow the insurer thereunder to subrogate or otherwise make or bring any claim against the Company Equityholders or the Shareholder Representative. All premiums, underwriting fees and similar costs associated with Parent obtaining the Parent R&W Insurance Policy shall be borne by Parent.

        (b)   If the Company binds coverage under the Company R&W Insurance Policy, the Company will deliver a true and correct copy of the Company R&W Insurance Policy to Parent. If the Company binds the Company R&W Insurance Policy, such policy will include a waiver by the insurer of any right of subrogation that would permit the insurer to subrogate or otherwise make or bring any claim against

Parent, other than in the case of Fraud, and Parent is a third party beneficiary of such waiver. The Company and its respective Affiliates shall not amend, waive or otherwise modify the subrogation provision under the Company R&W Insurance Policy in any manner that would allow the insurer thereunder to subrogate or otherwise make or bring any claim against the Parent or the holders of Parent Common Stock. All premiums, underwriting fees and similar costs associated with Parent obtaining the Company R&W Insurance Policy shall be borne by the Company.

        Section 6.18    Termination of Certain Agreements.     On and as of the Closing, the Company shall take all actions necessary to (i) settle in cash any amounts outstanding under the Related Party Agreements set forth on Section 6.18 of the Company Disclosure Letter as of immediately prior to the Closing and (ii) cause the Investor Agreement and Related Party Agreements to be terminated without any further force and effect, in each case, in a manner that does not result in any material Tax liability to the Company or any of its Affiliates, and there shall be no further obligations of any of the relevant parties thereunder following the Closing, except as otherwise set forth on Section 6.18 of the Company Disclosure Letter.

        Section 6.19    Financing Cooperation.

        (a)   The Company shall use its reasonable best efforts to provide, and to cause its Subsidiaries and its and their relevant Representatives to provide, such assistance with the Debt Financing as is reasonably requested by Parent and Merger Sub, including without limitation reasonable best efforts to: (i) cause appropriate members of senior management of the Company to assist with the preparation of rating agency presentations and participate in a reasonable number of meetings with rating agencies upon reasonable advance notice; (ii) (A) provide customary assistance in the preparation and negotiation of the applicable Debt Financing Documents and (B) in the case of the Company and its Subsidiaries, execute and deliver the applicable Debt Financing Documents as they pertain to the Company and its Subsidiaries; and (iii) facilitate the satisfaction on a timely basis of all conditions precedent and obligations set forth in the Debt Commitment Letter, including by (A) providing Parent, Merger Sub and the Financing Sources with the Required Information, (B) participating in the marketing efforts of Parent, Merger Sub and the Financing Sources, including direct participation by appropriate members of the Company's senior management in (1) the preparation of the Marketing Material that pertains to the Company and its Subsidiaries and (2) one in-person meeting and a reasonable number of electronic meetings with prospective lenders and debt investors upon reasonable advance notice, (C) delivery, by no later than four (4) Business Days prior to the Closing Date, of all documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act, OFAC, FCPA and the Investment Company Act, and under beneficial ownership rules and regulations, to the extent requested by Parent or Merger Sub no less than nine (9) Business Days prior to the Closing Date, (D) delivery of corporate organizational documents of the Company and its Subsidiaries and delivery of the information required to perform customary lien searches on the Company and its Subsidiaries, and (E) delivery, on the Closing Date, of original certificated securities of the Company and its Subsidiaries (with transfer powers executed in blank) to the extent necessary for the creation and perfection of liens securing the Debt Financing.

        (b)   The Company hereby consents to the use of all of its and its Subsidiaries' logos in connection with the Debt Financing, provided that such logos are used solely in a manner that is reasonable and customary for such purposes and that is not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries.

        (c)   The Company shall and shall cause each of its Subsidiaries to deliver all notices and take other actions reasonably requested by Parent required to facilitate the termination of commitments under the Credit Agreement, repayment in full of all obligations under the Credit Agreement and release of any Liens and guarantees in connection therewith on the Closing Date. The Company shall, and shall cause its Subsidiaries to, furnish to Parent, no later than two (2) Business Days prior to the Closing Date, a customary payoff letter with respect to the Credit Agreement (the "Payoff Letter") in substantially final form and in form and substance reasonably satisfactory to Parent from all financial institutions and other Persons to which Indebtedness under the Credit Agreement are owed, or the applicable agent, trustee or other representative on behalf of all such Persons, which Payoff Letter shall (x) indicate the total amount required to be paid under the Credit Agreement to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or other outstanding and unpaid obligations related to such Indebtedness and other obligations as of the Closing Date (each such amount, a "Payoff Amount") and (y) state that all obligations (including guarantees) in respect thereof and Liens in connection therewith on the equity interests in and assets of the Company and each applicable Subsidiary of the Company shall be, substantially concurrently with the receipt of the applicable Payoff Amount on the Closing Date by the Persons holding such Indebtedness or other obligations, be released and terminated, or arrangements satisfactory to Parent for such release shall have been made by such time, subject, as applicable, to the replacement (or cash collateralization or backstopping) of any then outstanding letters of credit thereunder.

        (d)   Notwithstanding the foregoing, nothing in this Section 6.19 shall require the Company, its Subsidiaries or any of its or their relevant Representatives, to: (i) take any action in respect of the Debt Financing to the extent that such action would cause any condition to Closing set forth in Article VII to fail to be satisfied by the Termination Date or otherwise result in a breach of this Agreement by the Company; (ii) take any action in respect of the Debt Financing that would conflict with or violate the Company's or any of its Subsidiary's organizational documents, any applicable Law or any Material Company Contract; (iii) take any action to the extent such action would unreasonably interfere with the business or operations of the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated; (iv) execute and deliver any letter, agreement, registration statement, document or certificate in connection with the Debt Financing (except the authorization letters contemplated by clause (c) of the definition of "Debt Financing Documents", notices of prepayment (including the Payoff Letter) and terminations in connection therewith and borrowing notices) or take any corporation action, except in each case to the extent (A) conditioned upon consummation of the transactions contemplated by this Agreement and (B) Parent and Merger Sub have determined that the applicable director, officer or signatory shall continue in such capacity after the Closing Date; (v) pay any commitment fee or other fee or payment to obtain consent or incur any liability with respect to or cause or permit any Lien to be placed on any of their respective assets in connection with the Debt Financing prior to the Closing Date (except the authorization letters contemplated by clause (c) of the definition of "Debt Financing Documents", notices of prepayment (including the Payoff Letter) and borrowing notices); (vi) issue on its own behalf any bank information memoranda, high-yield offering prospectuses, other memoranda required in relation to the Debt Financing or issue any Marketing Material, it being understood that any such documents shall reflect Merger Sub and/or the Surviving Corporation and/or its Subsidiaries as obligors; (vii) provide or procure any legal opinion or other opinion of counsel in connection with the Debt Financing or (viii) jeopardize any attorney-client privilege (but the Company shall use its reasonable best efforts to grant access to or otherwise disclose information that is subject to such privilege in a manner which would not jeopardize such privilege). It is further understood and agreed that any information with respect to the prospects and plans for the Company's business and operations in connection with the Debt Financing will be the sole responsibility of Parent and Merger Sub, and none of the Company, the Subsidiaries or any of their respective Representatives shall have any liability or be required to provide any information or make any representations with respect to the capital structure that will be in effect following the Closing Date, the incurrence of the Debt Financing, pro forma financial statements, similar pro forma information or the manner in which Parent intends to operate, or cause to be operated, the Company and its Subsidiaries after the Closing.

        (e)   Except to the extent disclosed with the consent of the Company or in connection with the Debt Financing and subject to customary confidentiality undertakings with respect thereto (which may include customary "click-through" confidentiality agreements), all confidential information provided by the Company or any of its Subsidiaries or any of its or their Representatives pursuant to this Section 6.19 shall be kept confidential in accordance with the Confidentiality Agreement.

        (f)    Parent and Merger Sub acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, (i) their obligations to perform their respective agreements hereunder, including to consummate the Closing subject to the terms and conditions hereof, are not conditioned on obtaining of the Debt Financing or any alternative financing or on the performance of any party to any Debt Commitment Letter and (ii) the Company and its Subsidiaries shall be deemed to have complied with their obligations under this Section 6.19 for all purposes of this Agreement unless the Debt Financing has not been obtained primarily as a result of the Company's or any of its Subsidiaries' Willful and Material Breach of its obligations under this Section 6.19.

        (g)   Parent and Merger Sub shall promptly, upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 6.19 and shall indemnify and hold harmless the Company, its Subsidiaries and its and their respective Representatives from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by any of them of any type in connection with the arrangement of any Debt Financing and any information used in connection therewith, except to the extent such losses, damages, claims, costs or expenses result from the gross negligence, bad faith or willful misconduct of the Company, any of its Subsidiaries or its or their respective Representatives, and the foregoing obligations shall survive termination of this Agreement.

        Section 6.20    Financing.

        (a)   Parent and Merger Sub shall use their reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to arrange the Debt Financing as promptly as practicable following the date of this Agreement and to consummate the Debt Financing, and obtain the proceeds thereof, on or prior to the Closing Date on the terms and conditions set forth in the Debt Commitment Letter. Such actions shall include, but not be limited to, the following:

            (i)  maintaining in effect and complying with its obligations under the Debt Commitment Letter; provided that Parent and Merger Sub may replace or amend the Debt Commitment Letter so long as such replacement or amendment (A) provides for Debt Financing in an amount not less than the existing Debt Commitment Letter, (B) does not contain conditions precedent to the funding thereof that are additions to the conditions precedent with respect to the Debt Financing set forth in the existing Debt Commitment Letter, (C) would not reasonably be expected to prevent, impair or delay the consummation of the transactions contemplated by this Agreement and (D) would not adversely affect the ability of Parent to enforce its rights against other parties to the Debt Commitment Letter or the Financing Agreements (it being understood that a replacement or amendment may include a replacement or substitution of Debt Financing Sources);

           (ii)  participation by senior management of Parent in, and assistance with, the preparation of rating agency presentations and meetings with rating agencies;

          (iii)  satisfying, or causing their respective Representatives to satisfy, on a timely basis, or obtaining waivers of, all Financing Conditions and all conditions contemplated by the Debt Financing Documents (it being understood and agreed that such conditions shall be limited to the Financing Conditions);

          (iv)  negotiating, executing and delivering Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter (including any "market flex" provisions related thereto); and

           (v)  enforcing their rights under the Debt Commitment Letter.

        (b)   Parent and Merger Sub shall keep the Company reasonably informed, upon the Company's request, with respect to all material activity concerning the status of the Debt Financing contemplated by the Debt Commitment Letter and shall give the Company notice of any material adverse change with respect thereto as promptly as practicable. Parent and Merger Sub shall give the Company prompt written notice of any default, breach or repudiation by any party to the Debt Commitment Letter, or any termination the Debt Commitment Letter, in each case, of which Parent, Merger Sub or any of their respective Affiliates becomes aware.

        (c)   Without limiting Parent's and Merger Sub's other obligations under this Section 6.20, if a Financing Failure Event occurs Parent and Merger Sub shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor, (ii) in consultation with the Company, arrange and obtain alternative debt financing from alternative financing sources (A) in an amount sufficient to make the Required Payment Amount and consummate the transactions contemplated by this Agreement and (B) upon terms no less favorable, taken as a whole, than the existing Debt Commitment Letter and that in any event do not impose additional conditions precedent or expand upon the conditions precedent set forth in the existing Debt Commitment Letter (such alternative debt financing, an "Alternative Financing"), and negotiate and enter into definitive agreements with respect to such Alternative Financing from the same or alternative sources, and (iii) obtain, and when obtained, provide the Company with a copy of, a new financing commitment that provides for the Alternative Financing including any related fee letters (with redactions of only the fee amounts payable on the Closing Date to the financing sources thereunder and of the amounts by which interest rates or OID may change; provided that no redactions have been made of terms that could affect the availability of, or conditionality applicable to the funding of, the Debt Financing or reduce the net proceeds thereof to an amount, when combined with other funds available to Parent and Merger Sub at Closing, less than the amount necessary to pay the Required Payment Amount) (including all exhibits, schedules and annexes thereto and together with the related fee letters, the "New Debt Commitment Letter"). In the event any Alternative Financing is obtained and a New Debt Commitment Letter is entered into in accordance with this Section 6.20(c) (i) any reference in this Agreement to "Debt Financing" shall mean the debt financing contemplated by the Debt Commitment Letter as modified pursuant to clause (ii) below, and (ii) any reference in this Agreement to the "Debt Commitment Letter" (or defined terms that use such phrase) shall be deemed to include the Debt Commitment Letter to the extent not superseded by a New Debt Commitment Letter, as the case may be, at the time in question and any New Debt Commitment Letter to the extent then in effect; provided that in no event shall the Company's obligations to cooperate in respect of the Debt Financing pursuant to this Agreement (including, without limitation, pursuant to Section 6.19 this Agreement) be expanded in connection with any Alternative Financing (but for the avoidance of doubt, the Company's obligations set forth in Section 6.19 shall continue to apply with respect to any Alternative Financing, but to no greater extent than would have been required in connection with the Debt Financing contemplated by the Debt Commitment Letter in effect on the date hereof).

        (d)   None of Parent and Merger Sub nor any of their respective Affiliates shall agree to or permit any amendment, modification, supplement, restatement, assignment, substitution or replacement of (or grant any waiver of any condition, remedy or other provision under) the Debt Commitment Letter or any Debt Financing Document except for substitutions and replacements pursuant to (a) or Section 6.20(c).

        Section 6.21    Merger Proposal; Shareholders Meeting.

        (a)   As promptly as practicable following the date hereof, the Company and Merger Sub, as applicable, shall take the following actions within the timeframes set forth herein; provided, however, that any such actions or the timeframe for taking such action shall be subject to any amendment in the applicable provisions of the ICL (and in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 6.21 accordingly):

            (i)  cause an agreed upon merger proposal (in the Hebrew language) in the form designated by the Companies Registrar (the "Merger Proposal") to be executed in accordance with Section 316 of the ICL;

           (ii)  deliver the Merger Proposal to the Companies Registrar for the purpose thereof, signed by an authorized director of each of the Merger Sub and Company, within three (3) days from the calling of the shareholders meetings in accordance with Section 317(a) of the ICL;

          (iii)  the Company shall cause a copy of the Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar;

          (iv)  promptly after the Company shall have complied with clauses (iii) and (v)(A) of this Section 6.21 but in any event no more than three (3) business days following the date on which such notice was sent to the creditors, the Company and Merger Sub shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors, if any, under Section 318 of the ICL;

           (v)  each of the Company and, if applicable, Merger Sub, shall: (A) publish a notice to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, Company's registered office or Merger Sub's registered office, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (x) two (2) daily Israeli newspapers published in Hebrew, on the day that the Merger Proposal is submitted to the Companies Registrar, and (y) a popular newspaper in New York within three (3) business days after the date on which the Merger Proposal is delivered to the Companies Registrar; (B) within four (4) business days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the "principal creditors" (as such term is defined in the ICL) that the Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in clause (v)(A)(x) of this Section 6.21(a); and (C) send to the Company's "employees committee" (Va'ad Ovdim) (if any) or display in a prominent place at the Company's premises a copy of the notice published in a daily Hebrew newspaper (as referred to in clause (v)(A)(x) of this Section 6.21), no later than three (3) business days following the day on which the Merger Proposal was submitted to the Companies Registrar;

          (vi)  not later than three (3) days after the date on which the Requisite Company Shareholder Approval is received, the Company shall (in accordance with Section 317(b) of ICL) inform the Companies Registrar of such approval; and

         (vii)  in accordance with the customary practice of the Companies Registrar, the Company and Merger Sub shall request that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date as the Company and Merger Sub shall advise the Companies Registrar, provided that such date is not earlier than thirty (30) days from the date of the shareholder meetings of each of the Company and Merger Sub and not earlier than fifty (50) days from the date on which the Merger Proposals were submitted to the Companies Registrar pursuant to the ICL.

        For purposes of this Section 6.21(a), "business day" shall have the meaning set forth in the Israeli Companies Regulations (Merger), 2000 promulgated under the ICL.

        Notwithstanding any provision of this Agreement to the contrary, it is the intention of the parties hereto that the Merger shall be declared effective and the Certificate of Merger shall be issued on the Closing Date, as a condition to the Closing taking place.

        Section 6.22    Real Property Matters.     The Company shall have the right, but not the obligation, to sell the parcels of Owned Real Property located at (a) Parcels 319, 320 and 323 in Block 6368 in Givat Shmuel, south of the Ramat Siv Industrial Zone, and (b) 12987/20069 parts in Parcel 161 in Block 6368 (the "Sale Property") to a third party on such terms as are consented to by Parent (such consent not to be unreasonably withheld, conditioned or delayed), provided that such terms shall include a lease-back arrangement on the terms set forth in Section 6.22 of the Company Disclosure Letter (the "Lease-Back Terms"), provided further that any Net Sale Proceeds from such sale shall be deposited and maintained in a segregated, interest-bearing account of the Company until the Closing. In the event that the Company does not sell the Sale Property prior to Closing, then Company shall exercise its put option pursuant to the Real Estate Put Agreement, and shall cause Global Village Advisory Ltd. or one of its Affiliates ("Global Village") to purchase the Sale Property from the Company and enter into a lease-back arrangement with the Company on the Lease-Back Terms immediately prior to the Closing. If the Company exercises its put option pursuant to the Real Estate Put Agreement, Global Village may elect to satisfy the purchase price for the Sale Property by offset of cash amounts otherwise payable to Global Village, or any of its Affiliates, pursuant to Section 3.1 net of any withholding pursuant to Section 3.13 and provided that such arrangement does not result in any material Tax liability of the Company or any of its Subsidiaries.

        Section 6.23    Replacement Guarantees.

        (a)   Section 6.23 of the Company Disclosure Letter sets forth certain outstanding guarantees ("Company Guarantees") extended by certain Related Parties of the Company ("Company Guaranteeing Parties") on behalf of Company. The Company shall use commercially reasonable efforts to secure the full release, effective as of the Closing Date, of the Company Guaranteeing Parties by the beneficiaries or other counterparties to the Company Guarantees; provided that, without the written consent of Parent (not to be unreasonably withheld, delayed or conditioned), the Company shall not agree to make any payment to any such beneficiary or other counterparty or amend in any manner adverse to the Company any obligation supported by any Company Guarantee in order to secure such release. Parent shall provide any information reasonably requested by the beneficiaries or counterparties of any Company Guarantees in connection with the matters contemplated by this Section 6.23, including information with respect to the creditworthiness of Parent and the Surviving Company.

        (b)   In the event that definitive arrangements have not been made as of ten (10) Business Days prior to the Closing for the Company Guaranteeing Parties to be released from any Company Guarantee by the beneficiaries or other counterparties of such Company Guarantee as of the Closing Date, then Parent shall (i) propose to substitute Parent guarantees to replace the Company Guarantees at or prior to the Closing (and, if accepted by the counterparties to any Company Guarantees, Parent shall issue such Parent guarantees in replacement thereof at the Closing) and (ii) to the extent permitted by applicable Law and the terms thereof (including any requirement to seek consent of the counterparty), assume all obligations under each Company Guarantee, in each case in order to secure the full release, effective as of the Closing Date, of the Company Guaranteeing Parties from any obligations under the Company Guarantees.

        (c)   Subject to the receipt of any required third party consents, the Company Guarantees shall be canceled and terminated or fully assumed by Parent as of the Closing Date, and the Company Guaranteeing Parties have no further obligation or liability (contingent or otherwise) under such Company Guarantees from and after the Closing Date. If any Company Guarantee has not been canceled and terminated or fully assumed by Parent as of the Closing Date, then following the Closing, (i) Parent shall indemnify and hold harmless the Company Guaranteeing Parties from and against any and all Losses suffered or incurred by them after the Closing Date in connection with the Company Guarantees, and (ii) Parent shall not, without the applicable Company Guaranteeing Party's prior written consent, amend in any manner adverse to the Company Guaranteeing Parties, or extend (or permit the extension of), any obligation supported by any Company Guarantee.

        (d)   The Company and Parent shall take all actions necessary to secure the full release, effective as of the Closing Date, of the Liens set forth on Section 6.23(d) of the Company Disclosure Schedule; provided that, without the written consent of Parent (not to be unreasonably withheld, delayed or conditioned), the Company shall not agree to make any payment to the Lienholder or amend in any manner adverse to the Company any obligation supported by such Liens in order to secure such release. Without limiting the foregoing, in the event that definitive arrangements have not been made as of ten (10) Business Days prior to the Closing for the release of the Liens set forth on Section 6.23(d) of the Company Disclosure Schedule, Parent and the Company shall (i) propose to provide a Parent guarantee of the obligations supported by such Liens, (ii) propose to provide the holder of such Liens with Liens over assets of Parent equal to the value of the assets subject to the Liens set forth on Section 6.22, of whatever type and wherever located, unless such actions would cause a default under Parent's credit arrangements, and (iii) if the undertakings in clause (i) and (ii) are insufficient to secure the release of such Liens, provide whatever forms of credit support, including letters of credit and/or cash collateralization), as may be necessary to secure the release of such Liens, unless such actions would cause a default under Parent's credit arrangements, with the out-of-pocket fronting fee costs and carrying costs of such credit support (but, for the avoidance of doubt, not the cost of any amounts drawn on such credit support or the principal amount of any cash collateral) attributable to a period of up to 12 months from the Closing Date being borne 50% by Parent and 50% by the Company as a Company Transaction Expense (and any such costs subsequent to the first anniversary of the Closing Date being borne 100% by Parent).

        Section 6.24    Waiver of Conflicts Regarding Representation; Nonassertion of Attorney-Client Privilege.

        (a)   Each of Parent and Direct Parent waive and will not assert, and agrees to cause the Company and its Subsidiaries to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing, of the Company Equityholders, the Shareholder Representative or any shareholder, officer, employee or director of the Company or any of its Subsidiaries (any such Person, a "Designated Person") in any matter involving this Agreement or any other agreements or transactions contemplated thereby, including any litigation or other dispute proceeding between or among Parent, Direct Parent or any of their respective Affiliates, the Company or any of its Subsidiaries, and any Designated Person, by Davis Polk & Wardwell LLP, Fischer Behar Chen Well Orion & Co or any other legal counsel currently representing the Company or any of its Subsidiaries in connection with this Agreement or any other agreements or transactions contemplated thereby (whether or not such legal counsel also represented any of the Company Equityholders) (the "Current Representation"), even though the interests of such Designated Person may be directly adverse to Parent, Direct Parent or their respective Affiliates, the Company or any of its Subsidiaries.

        (b)   Each of Parent and Direct Parent further agrees, on behalf of itself and, after the Closing, on behalf of the Company and its Subsidiaries, that all communications in any form or format whatsoever between or among any of Davis Polk & Wardwell LLP, Fischer Behar Chen Well Orion & Co or any other legal counsel representing the Company or any of its Subsidiaries in the Current Representation, the Company, any of the Company Equityholders, or any of their respective directors, officers, employees or other representatives that relate in any way to the negotiation, documentation and consummation of the transactions contemplated by this Agreement or, beginning on the date of this Agreement, any dispute arising under this Agreement (collectively, the "Deal Communications") shall be deemed to be retained and owned collectively by the Designated Persons, shall be controlled by the Shareholder Representative on behalf of the Company Indemnified Parties and shall not pass to or be claimed by Parent, Direct Parent or the Company. All Deal Communications that are attorney-client privileged (the "Privileged Deal Communications") shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Shareholder Representative and the Company Indemnified Parties, shall be controlled by the Shareholder Representative on behalf of the Company Indemnified Parties and shall not pass to or be claimed by Parent, Direct Parent or the Company; provided, further, that nothing contained herein shall be deemed to be a waiver by Parent, Direct Parent or any of its Affiliates (including, after the Closing, the Company and its Affiliates) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

        (c)   Notwithstanding the foregoing, in the event that a dispute arises between Parent, Direct Parent or the Company, on the one hand, and a third party other than the Shareholder Representative or a Company Indemnified Party, on the other hand, Parent, Direct Parent or the Company may assert the attorney-client privilege to prevent the disclosure of the Privileged Deal Communications to such third party; provided, however, that neither the Parent, Direct Parent or the Company may waive such privilege without the prior written consent of the Shareholder Representative. In the event that Parent, Direct Parent or the Company is legally required by order or otherwise to access or obtain a copy of all or a portion of the Privileged Deal Communications, Parent or Direct Parent shall immediately (and, in any event, within two (2) business days) notify the Shareholder Representative in writing (including by making specific reference to this Section) so that the Shareholder Representative can seek a protective order and each of Parent and Direct Parent agrees to use all commercially reasonable efforts to assist therewith.

        (d)   To the extent that files or other materials maintained by Davis Polk & Wardwell LLP or and Fischer Behar Chen Well Orion & Co constitute property of its clients, only the Shareholder Representative and the Company Indemnified Parties shall hold such property rights and Davis Polk & Wardwell LLP and Fischer Behar Chen Well Orion & Co shall have no duty to reveal or disclose any such files or other materials or any Privileged Deal Communications by reason of any attorney-client relationship between Davis Polk & Wardwell LLP or Fischer Behar Chen Well Orion & Co, on the one hand, and the Company, on the other hand so long as such files or other materials would be subject to a privilege or protection if they were being requested in a proceeding by an unrelated third party.

        (e)   Each of Parent and Direct Parent agrees that it will not, and that it will cause the Company not to, seek to obtain the Deal Communications from Davis Polk & Wardwell LLP or Fischer Behar Chen Well Orion & Co so long as such Deal Communications would be subject to a privilege or protection if they were being requested in a proceeding by an unrelated third party.

        Section 6.25    Post-Closing Operation of the Company.     As of the date hereof, Parent acknowledges that it intends to cause the Company and its Subsidiaries to continue to operate in the Ordinary Course of Business from and after the Closing, including with respect to generally maintaining the workforce of the Company and its Subsidiaries as of immediately prior to the Closing, except as may be deemed appropriate by Parent in connection with the integration of the businesses of Parent and the Company. Notwithstanding anything to the contrary, nothing in this Section 6.25, express or implied, is intended to or shall confer upon any Person, including the Shareholder Representative and any current or former employee or other service provider of the Company or any of its Subsidiaries, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        Section 6.26    Israeli Securities Authority Approval.     Promptly following the execution of this Agreement, Parent shall cause its Israeli counsel, in consultation with Company's Israeli counsel, to prepare and file with the Israeli Securities Authority an application for a letter, in a form and substance reasonably acceptable to the Company, from the Israeli Securities Authority stating that the Israeli Securities Authority shall not intervene in the position of Parent that a publication of a prospectus under the Israeli Securities Law, 1968 is not required or exempting the Parent from the requirements of the Israeli Securities Law, 1968 concerning the publication of a prospectus in respect of the issuance of Parent Common Stock to the applicable Company Equityholders in the context of the transactions contemplated under the Transaction Agreements (the "ISA Exemption Letter").

        Section 6.27    Intellectual Property Matters.     Prior to the Closing, the Company shall use commercially reasonable efforts to (a) obtain assignments from all inventors of all patents and patent applications that are set forth on Section 6.27 of the Company Disclosure Letter, (b) record all such assignments, and (c) provide evidence of such recordation to Parent, in each of cases (a)-(c), to the extent any such assignments have not been executed and recorded as of the date hereof. For the avoidance of doubt, no failure to obtain, record or provide evidence of recordation of such assignments shall be interpreted as a breach of this Section 6.27; provided that the Company has discharged its obligation to use commercially reasonable efforts to obtain, record and provide evidence of recordation of such assignments as set forth in the preceding sentence.

        Section 6.28    Securities Law Matters.

        (a)   The parties acknowledge and agree that the shares of Parent Common Stock included in the Aggregate Stock Consideration will not initially be registered under the Securities Act or the securities laws of any other jurisdiction, and the offer and sale of the shares of Parent Common Stock included in the Aggregate Stock Consideration is being made in reliance on one or more exemptions for private offerings under Section 4(2) of the Securities Act and other applicable securities Laws. The parties further acknowledge and agree that the shares of Parent Common Stock included in the Aggregate Stock Consideration constitute "restricted securities" as such term is defined in Rule 144 under the Securities Act. The parties acknowledge and agree that the Shareholders Agreement and the separate lock-up agreements with Parent entered into by the holders of the Company Preferred Shares and Ordinary Shares (other than the Company Significant Stockholder) and the CVR Holders set forth additional transfer restrictions with respect to the shares of Parent Common Stock included in the Aggregate Stock Consideration received by such holders.

        (b)   For purposes of Rule 144(d), the parties intend for the holding period of all of the shares of Parent Common Stock included in the Aggregate Stock Consideration (including any shares of Parent Common Stock included in the Escrow Stock Account), to the extent permitted by applicable law (including applicable interpretations by the SEC), to commence on the Closing Date.

        (c)   The parties agree that the book-entry notation representing the shares of Parent Common Stock included in the Aggregate Stock Consideration shall contain legends substantially in the form of the following, as well as any additional legends that may be required by applicable law; provided, however, that only shares of Parent Common Stock included in the Escrow Stock Account shall bear the third legend identified below:

  THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS

  AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, OR IN A TRANSACTION EXEMPT FROM REGISTRATION.

  THE SECURITIES ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED [    ] BY AND AMONG THE ISSUER, THE HOLDER OF THE SHARES AND CERTAIN OTHER PERSONS OR THE LOCKUP AGREEMENT DATED [    ] BY AND BETWEEN THE ISSUER AND THE HOLDER OF THE SHARES, WHICH RESTRICT THE RIGHT TO TRANSFER, SELL OR OTHERWISE DISPOSE OF THE SECURITIES.

  THE SECURITIES ARE SUBJECT TO AN ESCROW AGREEMENT WITH THE ISSUER AND THE ESCROW AGENT NAMED THEREIN (THE "ESCROW AGREEMENT"), WHICH RESTRICT THE RIGHT TO TRANSFER, SELL OR OTHERWISE DISPOSE OF THE SECURITIES. THESE SECURITIES WILL BE DEPOSITED WITH THE ESCROW AGENT PURSUANT TO THE ESCROW AGREEMENT AND MAY NOT TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF FOR SO LONG AS THEY ARE SUBJECT TO THE ESCROW AGREEMENT.

        (d)   Parent shall remove (or cause the transfer agent to remove) the first legend identified above from the book-entry notation representing any part of the shares of Parent Common Stock included in the Aggregate Stock Consideration (and terminate any related stop-transfer orders) upon (i) in the case of shares of Parent Common Stock held by the Company Significant Stockholder, the request of the Company Significant Stockholder and the issuance by Parent's legal counsel or legal counsel of the Company Significant Stockholder of a legal opinion that the first legend identified above can be removed from such shares and (ii) in the case of all other shares of Parent Common Stock, the six month anniversary of the Closing Date. Parent agrees to make further direction to its legal counsel and transfer agent as necessary for such issuance of an opinion regarding removal of the legend and the sale of such restricted shares under Rule 144. Parent shall remove (or cause the transfer agent to remove) the second legend identified above from the book-entry notation representing any part of the shares of Parent Common Stock included in the Aggregate Stock Consideration (and terminate any related stop-transfer orders) immediately upon the lapse of the transfer restrictions under the Shareholders Agreement or lockup agreement with respect to such shares of Parent Common Stock. Parent shall remove (or cause its transfer agent to remove) the third legend identified above from the book-entry notation representing any of the shares of Parent Common Stock included in the Aggregate Stock Consideration (and terminate any related stop-transfer order) upon release of the applicable portion of such shares of Parent Common Stock from the Indemnity Escrow Account.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.1    Conditions to the Obligations of Each Party.     The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Closing of the following conditions:

        (a)   the Requisite Parent Stockholder Approval shall have been obtained;

        (b)   the Requisite Company Shareholder Approval shall have been obtained;

        (c)   the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on NASDAQ, subject to official notice of issuance;

        (d)   (i) any applicable waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act and the Foreign Antitrust Laws listed in Section 7.1(d)(i) of the Company Disclosure Letter shall have expired or early termination thereof shall have been granted and

(ii) any applicable clearance, approval or consent under the Foreign Antitrust Laws listed in Section 7.1(d)(ii) of the Company Disclosure Letter shall have been granted unless the relevant Governmental Authority has acknowledged that it does not have jurisdiction to review the Merger (the "Antitrust Approvals");

        (e)   at least fifty (50) days shall have elapsed after the filing of the Merger Proposals with the Companies Registrar and at least thirty (30) days shall have elapsed after the approval of the Merger by the shareholders of the Company and Merger Sub;

        (f)    no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order, nor shall have issued any instruction or directive (collectively, "Restraints") which is then in effect and has the effect of enjoining or otherwise prohibiting the consummation of the Merger, unless such Restraint is vacated, terminated or withdrawn (provided, that, prior to asserting this condition, the party asserting this condition shall have used its reasonable best efforts (in the manner contemplated by Section 6.8) to prevent the entry of such Restraint and to avoid or eliminate such Restraint as promptly as possible); and

        (g)   the ISA Exemption Letter shall have been obtained.

        Section 7.2    Conditions to the Obligations of Parent and Merger Sub.     In addition to the conditions set forth in Section 7.1, the respective obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Closing of the following further conditions:

        (a)   each of the representations and warranties of the Company (i) set forth in Section 4.1 (first sentence only), Section 4.2, Section 4.3, Section 4.4 and Section 4.11 (first sentence only) (the "Fundamental Company Representations") shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in Article IV (other than the Fundamental Company Representations), without giving effect to any qualifications as to materiality or Company Material Adverse Effect contained therein, shall be true and correct at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of clause (ii) above, for such failures to be true and correct as would not, individually or in the aggregate, have a Company Material Adverse Effect;

        (b)   the Company shall have performed in all material respects all covenants required by this Agreement to be performed by it at or prior to the Closing;

        (c)   the Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an officer of the Company, certifying to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied;

        (d)   the Company shall have consummated the sale of the Sale Property and entered into a lease-back arrangement on the Lease-Back Terms in accordance with Section 6.22; and

        (e)   the Pathfinder Consent and Pathfinder SPA continue to be in full force and effect, all conditions set forth in the Pathfinder SPA have been satisfied and the Company and Pathfinder shall consummate the transactions contemplated by the Pathfinder SPA concurrently with the Closing; and

        (f)    from the date of this Agreement there shall not have occurred a Company Material Adverse Effect.

        Section 7.3    Conditions to the Obligations of the Company.     In addition to the conditions set forth in Section 7.1, the obligations of the Company to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Closing of the following further conditions:

        (a)   each of the representations and warranties of Parent (i) set forth in Section 5.1 (first sentence only), Section 5.2, Section 5.3, Section 5.4, Section 5.5 and Section 5.9 (first sentence only) (the "Fundamental Parent Representations") shall be true and correct in all material respects at and as of the date hereof and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) set forth in Article V (other than the Fundamental Parent Representations), without giving effect to any qualifications as to materiality or Parent Material Adverse Effect contained therein, shall be true and correct at and as of the Closing (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of clause (ii) above, for such failures to be true and correct as would not, individually or in the aggregate, have a Parent Material Adverse Effect;

        (b)   Parent and Merger Sub shall have performed in all material respects with all covenants required by this Agreement to be performed by them at or prior to the Closing;

        (c)   Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an officer of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied; and

        (d)   from the date of this Agreement there shall not have occurred a Parent Material Adverse Effect.

        Section 7.4    Frustration of Closing Conditions.     Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Section 7.1 or Section 7.2 to be satisfied if such failure was caused by the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Section 7.1 or Section 7.3 to be satisfied if such failure was caused by the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE VIII

TERMINATION

        Section 8.1    Termination.     Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time prior to the Effective Time, as follows:

        (a)   by mutual written consent of each of Parent and the Company; or

        (b)   by either Parent or the Company, if:

            (i)  the Effective Time shall not have occurred on or before 5:00 p.m. (New York City time) on July 1, 2020 (the "Termination Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to either party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder and such material breach or violation has been the principal cause of or directly resulted in (A) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VII prior to the Termination Date or (B) the failure of the Closing to occur by the Termination Date;

           (ii)  the Parent Stockholders Meeting contemplated by Section 6.5(c) shall have been held and the holders of Parent Common Stock shall have voted upon, and shall have not approved the Share Issuance as contemplated by Section 7.1(a); provided, however, that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party whose failure to perform or observe any of its obligations under this Agreement in any manner shall have been the primary cause of, or resulted in, the failure to obtain the Requisite Parent Stockholder Approval; or

          (iii)  any Restraint shall be in effect enjoining or otherwise prohibiting the consummation of the Merger, and such Restraint shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(iii) shall have complied with its obligations under Section 6.8 to prevent, oppose or remove such Restraint; and provided, further, that the right to terminate this Agreement under this Section 8.1(b)(iii) shall not be available to a party if the issuance of such final, non-appealable Restraint was primarily due to the failure of such party, and in the case of Parent, including the failure of Merger Sub, to perform any of its obligations under this Agreement; or

        (c)   by the Company if Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) (1) is not capable of being cured prior to the Termination Date or (2) is not cured by Parent or Merger Sub on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) days following the receipt by Parent of written notice from the Company of such breach or failure;

        (d)   by the Company if (i) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (and continue to be satisfied) or irrevocably waived (other than any such conditions which by their terms are not capable of being satisfied until the Closing Date, but subject to each such condition then being capable of satisfaction if the Closing were to occur as of such time), (ii) the Company has irrevocably confirmed by written notice to Parent that the Company is ready, willing and able to consummate the Closing and (iii) Parent does not consummate the Closing within three (3) Business Days after the later of (A) delivery of the notification by the Company referred to in the foregoing clause (ii) and (B) the date the Closing is required to occur pursuant to Section 2.2;

        (e)   by Parent if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 7.2(a) or Section 7.2(b) and (B) (1) is not capable of being cured prior to the Termination Date or (2) is not cured by the Company on or before the earlier of (x) the Termination Date and (y) the date that is thirty (30) days following the receipt by the Company of written notice from Parent of such breach or failure; provided, however, that Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(e) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

        (f)    prior to the receipt of the Requisite Parent Stockholder Approval, by the Company if (i) the Parent Board makes a Parent Change of Recommendation or (ii) at any time after receipt or public announcement of a Parent Acquisition Proposal, the Parent Board shall have failed to publicly reaffirm the Parent Board Recommendation as promptly as practicable (but in any event within five Business Days) after receipt of written request to do so from the Company.

        Section 8.2    Effect of Termination.

        (a)   In the event that this Agreement is terminated in accordance with Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and, except as set forth in this Section 8.2, this Agreement shall forthwith become null and void and of no effect without Liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided that, subject to Section 8.2(b) and Section 8.2(c), if (a) such termination resulted, directly or indirectly, from the Willful and Material Breach of any representation, warranty, covenant or other agreement contained herein or (y) the Willful and Material Breach of any representation, warranty, covenant or other agreement contained herein shall cause the Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all damages, costs, expenses (including pursuant to Section 10.15), Liabilities or other losses of any kind, in each case, incurred or suffered by the other party or its Affiliates (collectively, "Damages") as a result of such Willful and Material Breach; provided, further that the Confidentiality Agreement and the provisions of Article I, Section 6.9 (last sentence only), Section 6.8(h), Section 6.19(g), this Section 8.2 and Article X shall survive any termination of this Agreement pursuant to Section 8.1. The parties acknowledge and agree that a party's Damages resulting from a Willful and Material Breach by another party that is the primary cause of the termination of this Agreement or results in the Closing not occurring shall not be limited to (x) the Reverse Termination Fee or Acquisition Proposal Termination Fee, if payable and the Company declines to accept payment of such fee and instead pursues a claim for Damages and (y) reimbursement of out-of-pocket expenses and costs, and shall include the benefit of the bargain lost by a party's stockholders, taking into consideration all relevant matters.

        (b)   In the event this Agreement is terminated by the Company pursuant to Section 8.1(d) as a result of a Financing Failure Event or this Agreement is terminated pursuant to Section 8.1(b)(i) at a time when the Agreement was terminable pursuant to Section 8.1(d) as a result of a Financing Failure Event, then Parent shall pay or caused to be paid to the Company, a fee of $19,500,000 (the "Reverse Termination Fee") by wire transfer of immediately available funds no later than five (5) Business Days after such termination.

        (c)   In the event (i) this Agreement is terminated by the Company pursuant to Section 8.1(f), (ii) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(ii) at a time when this Agreement was terminable by the Company pursuant to Section 8.1(f), or (iii) (A) a Parent Acquisition Proposal shall have been publicly announced or disclosed, (B) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii) (as long as, in the case of termination of this Agreement pursuant to Section 8.1(b)(i) or the Parent Acquisition Proposal was publicly announced or disclosed and not withdrawn at the Termination Date or in the case of termination of this Agreement pursuant to Section 8.1(b)(ii), the Parent Acquisition Proposal was publicly announced or disclosed and not withdrawn at the time of the Parent Stockholder Meeting) and (C) within 12 months after such termination, Parent enters into a definitive agreement in respect of a Parent Acquisition Proposal or consummates a Parent Acquisition Proposal (whether or not the same Parent Acquisition Proposal referred to in clauses (A) and (B), unless, during any three (3) month period after the termination of this Agreement and prior to entering into such definitive agreement or consummating such subsequent Parent Acquisition Proposal, there was no Parent Acquisition Proposal that had been publicly announced and not withdrawn, then Parent shall pay or cause to be paid to the Company a fee of $13,625,000 and shall reimburse the Company for its Company Expenses up to a maximum reimbursement of $2,275,000 (the "Acquisition Proposal Termination Fee") by wire transfer of immediately available funds no later than five (5) Business days after (x) the date of termination in the event of a termination described in the foregoing clauses (i) or (ii), (y) in the event of a termination described in the foregoing clause (iii) in which Parent executes a definitive agreement with respect to or consummates a Parent Acquisition Proposal with a Third Party that made a Parent Acquisition Proposal that was made and not withdrawn at the time of the Parent Stockholder Meeting, the earlier of the date of consummation of the Parent Acquisition Proposal or execution of a definitive agreement with respect thereto, or (z) in the event of a termination described in the foregoing clause (iii) in which Parent executes a definitive agreement with respect to or consummates a Parent Acquisition Proposal with a Third Party that made a Parent Acquisition Proposal after the Parent Stockholder Meeting, the date of consummation of such Parent Acquisition Proposal (provided, that, for purpose of clause (iii) of this Section 8.2(c), each reference to 20% in the definition of "Parent Acquisition Proposal" shall be deemed to be a reference to "50%").

        (d)   In the event this Agreement is terminated pursuant to Section 8.1(b)(ii), Parent shall reimburse the Company and its Affiliates by wire transfer of immediately available funds, no later than two Business Days after submission of documentation therefor, for 100% of their Company Expenses, up to an aggregate maximum reimbursement of $5,000,000. Any such expense reimbursement will be credited against any Acquisition Proposal Termination Fee that is payable in connection with such termination or that subsequently becomes payable.

        (e)   In the event any party fails to pay any amount due pursuant to this Section 8.2 when due, such party shall also pay any costs and expenses reasonably incurred by the other parties in connection with a legal action to enforce this Agreement that results in a judgment against such first party, together with interest on the amount of any unpaid fee, cost or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee, cost or expense was required to be paid through the payment date.

        (f)    Notwithstanding anything to the contrary in this Agreement or otherwise, each of the Parties expressly acknowledges and agrees that, except in the case of Fraud, in connection with any termination of this Agreement pursuant to Section 8.1, in circumstances where the Reverse Termination Fee is due and payable under Section 8.2(b) and is actually paid or the Acquisition Proposal Termination Fee is due and payable under Section 8.2(c) and is actually paid and, in either such case, such Reverse Termination Fee or Acquisition Proposal Termination Fee is accepted by the Company (it being understood that, in the event a Willful and Material Breach of any representation, warranty, covenant or other agreement contained herein resulted, directly or indirectly, in the termination of this Agreement or the failure of the Closing to occur, the Company may decline to accept payment of such fee and to instead pursue a claim for Damages against Parent in accordance with Section 8.2(a) ), (x) the Company's right to receive payment of such Reverse Termination Fee pursuant to Section 8.2(b) or Acquisition Proposal Termination Fee pursuant to Section 8.2(c) shall be the sole and exclusive remedy (whether in law or equity, contract, tort or otherwise) of the Company, any Related Party of the Company or any other Persons, in each case under this Agreement, the Debt Commitment Letters (including the sole and exclusive remedy against the Financing Source Related Parties), any definitive agreements entered into in connection with the Debt Commitment Letter or any other documents referred to herein or therein, the transactions contemplated hereby or thereby (or the abandonment or termination hereof or thereof), any breach, default or failure to perform hereunder or thereunder, the failure of any of the other transactions contemplated hereby or thereby to be consummated, any matter forming the basis for any such termination, whether or not directly or indirectly resulting from or relating to a breach of, default or failure to perform under, this Agreement or any other agreement, or otherwise (all such documents, transactions and matters referenced in this clause (x), collectively, the "Transaction Matters"), (y) the Reverse Termination Fee or the Acquisition Proposal Termination Fee, as applicable, shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Company, any Related Party of the Company or any other Persons in connection with any termination of this Agreement, and (z) none of the Company, any other Related Party of the Company or any of its Affiliates, Subsidiaries or any other Person shall be entitled to bring or maintain any Action or otherwise in any way assert any Liability against Parent, any Related Party of Parent, any Financing Source Related Party or any of their respective Affiliates, in each case in any way directly or indirectly relating to or arising out of or in connection with any Transaction Matter; provided, that (i) nothing in this Section 8.2(f) shall limit the (A) the right of the Company (subject to the final sentence of this Section 8.2(f)) to bring or maintain any action, claim or proceeding for injunction, specific performance or other equitable relief as provided in Section 10.11, in each case, prior to termination of this Agreement pursuant to Section 8.1, (B) the right of the Company to bring or maintain any Action arising out of or in connection with any breach of the Confidentiality Agreement against Parent, (C) the right of a party to collect interest, costs and expenses under Section 8.2(e) or (D) the obligations of Parent under Section 6.8(h) and Section 6.19(g) and (ii) for the avoidance of doubt, Parent and its Affiliates shall have recourse against the Financing Source Related Parties pursuant to the terms of the Debt Commitment Letter. For the avoidance of doubt, while the Company may pursue both a grant of specific performance in accordance with, and subject to the limitations set forth in, Section 10.11 and the payment of the Reverse Termination Fee, under no circumstances shall the Company be permitted or entitled to receive both (i) a grant of specific performance of the type contemplated by Section 10.11 that results in a consummation of the Closing and (ii) payment of the Reverse Termination Fee.

ARTICLE IX

SURVIVAL AND RECOURSE

        Section 9.1    Survival of Representations and Warranties.

        (a)   All of the representations and warranties of the Company contained in this Agreement shall survive, and a claim may be brought in respect of a breach thereof, until the twelve (12) month anniversary of the Closing Date (the "Expiration Date"); provided, however, that the Fundamental Company Representations shall survive until the sixth (6th) anniversary of the Closing Date; provided, further, that in the event of Fraud with respect to a representation or warranty, such representation or warranty shall survive until the resolution of any claims relating thereto; and provided, further, that all representations and warranties of the Company shall survive beyond the Expiration Date or other survival periods specified above with respect to any breach thereof if a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

        (b)   All of the representations and warranties of Parent and Merger Sub contained in this Agreement shall survive, and a claim may be brought in respect of a breach thereof, until the Expiration Date; provided, however, that the Fundamental Parent Representations shall survive until the sixth (6th) anniversary of the Closing Date; provided, further, that in the event of Fraud with respect to a representation or warranty, such representation or warranty shall survive until the resolution of any claims relating thereto; and provided, further, that all representations and warranties of Parent shall survive beyond the Expiration Date or other survival periods specified above with respect to any breach thereof if a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

        (c)   All covenants and agreements set forth herein which by their terms contemplate actions or impose obligations prior to or at the Closing shall survive until the Expiration Date. All covenants and agreements set forth herein which by their terms contemplate actions or impose obligations following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms.

        Section 9.2    Indemnification.

        (a)   From and after the Closing, Parent and its Subsidiaries (including, from and after the Closing, the Surviving Company and its Subsidiaries) (the "Parent Indemnified Parties") shall be indemnified and held harmless by each holder of Company Shares (other than any holder of Company Special Shares) as of immediately prior to the Closing (the "Parent Indemnifying Parties"), severally as to itself only in accordance with Section 9.3(c)(ii), and not jointly or jointly and severally, from and against all Losses paid, incurred, suffered or sustained by the Parent Indemnified Parties, or any of them, directly or indirectly, resulting from, arising out of, or relating to any of the following:

            (i)  any breach of a representation or warranty of the Company contained in this Agreement or any certificate delivered in connection with the Closing, without giving effect to any qualifications based on the word "material" or similar phrases (including "Company Material Adverse Effect") limiting the scope of such representation or warranty;

           (ii)  any failure by the Company to perform or comply with any of its covenants or agreements set forth in this Agreement; and

          (iii)  subject to Section 9.3(e), the Indemnified Taxes.

        (b)   From and after the Closing, the Company Equityholders (other than any holder of Company Special Shares) and the CVR Holders (the "Company Indemnified Parties") shall be indemnified and held harmless by Parent (the "Company Indemnifying Parties") from and against all Losses paid, incurred, suffered or sustained by the Company Indemnified Parties, or any of them, directly or indirectly, resulting from, arising out of, or relating to any of the following:

            (i)  any breach of a representation or warranty of Parent or Merger Sub contained in this Agreement or any certificate delivered in connection with the Closing, without giving effect to any qualifications based on the word "material" or similar phrases (including "Parent Material Adverse Effect") limiting the scope of such representation or warranty;

           (ii)  any failure by Parent, Direct Parent or Merger Sub to perform or comply with any of its covenants or agreements set forth in this Agreement; and

          (iii)  if a Company Guarantee has not been canceled and terminated as of the Closing Date, such Company Guarantee.

        (c)   For all purposes of and under this Agreement, "Loss" or "Losses" shall mean any and all losses, Taxes, Liabilities, damages, deficiencies, costs, interest, awards, judgments, penalties and expenses of any nature (including reasonable attorneys' and consultants' fees and expenses and expenses incurred in connection with investigating, defending against or settling any of the matters set forth in Section 9.2(a)), provided, however, that "Loss" or "Losses" (i) shall not include (a) indirect or consequential damages, lost profits or diminution in value, unless in each case such amounts are the natural and foreseeable consequence of the breach giving rise to indemnification therefor (it being acknowledged and agreed that diminution in value of the shares of Parent Common Stock that are issued in the Merger (x) is the natural and foreseeable consequence of any breach by Parent of its representations and warranties that results in Parent suffering any Losses and (y) may be a natural and foreseeable consequence of any breach by Parent of its covenants that results in Parent suffering any Losses) or (b) punitive damages except to the extent actually payable to a third party, (ii) shall be reduced by the amount of any cash Tax benefit actually realized during in the taxable year that the Loss was incurred as a result of such Loss that was indemnified hereunder, or indemnification associated therewith (determined on a "with and without" basis by comparing the excess of (x) the hypothetical aggregate cash liability for Taxes of the indemnified party and its Affiliates disregarding the Tax effects of the relevant Loss that was indemnified hereunder, over (y) the aggregate cash liability for Taxes of the indemnified party and its Affiliates taking into account the effects of the relevant Loss, and further provided that the amount of any reduction to Loss shall be net of any costs or other expenses incurred by the indemnified party or its Affiliates in connection with recognizing the relevant Tax benefit) and (iii) shall include any Taxes incurred by an indemnified party in connection with the receipt of an indemnity payment made hereunder. To the extent permitted by Law, the parties agree to treat indemnification payments made hereunder as adjustments to the purchase price payable to the Company Equityholders hereunder. Any indemnifiable Losses shall be calculated net of actual recoveries under existing insurance policies (net of any actual collection costs (including Taxes) and reserves, deductibles, premium adjustments and retrospectively rated premiums as determined in good faith by the Indemnified Party). If an Indemnified Party receives any amounts under applicable insurance policies subsequent to its receipt of an indemnification payment by an Indemnifying Party, then such Indemnified Party will, without duplication, promptly reimburse the Indemnifying Party for any indemnification payment made by such Indemnifying Party up to the amount received by the Indemnified Party net of all expenses or other Losses associated with recovery of such amounts and any actual or reasonably foreseeable increased premiums with respect thereto. Any liability for indemnification under this Article IX shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach or other violation of more than one representation, warranty, covenant, agreement, certificate or certification. For the avoidance of doubt, in the case of any indemnity payments payable by the Company Indemnifying Parties or the Parent Indemnifying Parties, the fact that the Company Equityholders are holders of Parent Common Stock shall be considered in calculating the amount of any Losses.

        (d)   The rights of the Indemnified Parties to indemnification, compensation or reimbursement, payment of Losses or any other remedy under this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any representation, warranty, covenant or agreement made by the Company or any other matter. The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification, compensation or reimbursement, payment of Losses, or any other remedy based on any such representation, warranty, covenant or agreement.

        (e)   No Indemnified Party shall be required to show reliance on any representation, warranty, certificate or other agreement in order for such Indemnified Party to be entitled to indemnification, compensation or reimbursement hereunder.

        (f)    Without limiting the effect of any other limitation contained in this Article IX, Parent shall not be entitled to indemnification under this Article IX for any Losses to the extent that the amount otherwise indemnifiable hereunder has been specifically included in the calculation of the Adjustment Amount pursuant to Section 3.7.

        (g)   Each party seeking indemnification hereunder shall use commercially reasonable efforts to mitigate any Losses it may pay, incur or sustain for which indemnification is sought hereunder.

        Section 9.3    Limitations on Indemnification.

        (a)   To the extent the Indemnified Parties suffer any Losses pursuant to Section 9.2(a)(i) or Section 9.2(b)(i):

            (i)  to the extent that the retention amount under either the Parent R&W Insurance Policy or the Company R&W Insurance Policy, as applicable (the "Retention Limit"), has not been met, then the Indemnifying Parties shall have no obligation to indemnify the Indemnified Parties in respect of any claims for such Losses pursuant to Section 9.2(a)(i) or Section 9.2(b)(i);

           (ii)  to the extent the Retention Limit has been met and the amount of such Losses are less than the total policy limit under the Company R&W Insurance Policy or the Parent R&W Insurance Policy, as applicable (the "R&W Cap"), then the Indemnifying Parties shall have no obligation to indemnify the Indemnified Parties in respect of claims for such Losses pursuant to Section 9.2(a)(i) or Section 9.2(b)(i) and (without limiting indemnification claims made pursuant to Section 9.2(a)(iii)) the Indemnified Parties shall seek recovery of any such Losses solely pursuant to the Company R&W Insurance Policy or the Parent R&W Insurance Policy, as applicable;

          (iii)  to the extent that the Retention Limit and the R&W Cap have been met, then (x) to the extent such Losses relate to a claim pursuant to Section 9.2(a)(i) for Fraud or breaches of the Fundamental Company Representations or Section 9.2(b)(i) for Fraud or breaches of the Fundamental Parent Representations, the Indemnified Parties shall be entitled to pursue recovery of such Losses directly from Indemnifying Parties subject to the limitations set forth in this Agreement (including Section 9.3(b) below) and (y) to the extent such Losses relate to a claim pursuant to Section 9.2(a)(i) other than for Fraud or breaches of the Fundamental Company Representations or Section 9.2(b)(i) other than for Fraud or breaches of the Fundamental Parent Representations, the Indemnifying Parties shall have no obligation to indemnify the Indemnified Parties in respect of any such Losses hereunder.

        (b)   Notwithstanding anything to the contrary in this Agreement, Parent, on behalf of itself and each other Parent Indemnified Party and the Company, on behalf of each Company Indemnified Party, acknowledge and agree that the provisions of this Section 9.3 shall apply regardless of whether (x) Parent or the Shareholder Representative obtains or maintains the Parent R&W Insurance Policy or the Company R&W Insurance Policy, respectively, following the Closing, (y) the Parent R&W Insurance Policy or the Company R&W Insurance Policy, as applicable, is revoked, cancelled or modified in any manner after issuance thereof, or (z) other than indemnification pursuant to Section 9.2(a)(iii), any Parent Indemnified Party or Company Indemnified Party makes a claim under the Parent R&W Insurance Policy or the Company R&W Insurance Policy, respectively, and such claim is denied, excluded or otherwise limited or restricted in any manner thereunder. For the avoidance of doubt, in no event shall the R&W Cap for Losses pursuant to Section 9.2(a)(i) or Section 9.2(b)(i) be less than $50,000,000 and $13,325,000, respectively, regardless of whether the Parent or the Shareholder Representative obtains or maintains the Parent R&W Insurance Policy or the Company R&W Insurance Policy, respectively, following the Closing.

        (c)   Notwithstanding anything to the contrary contained herein:

            (i)  the applicable Indemnifying Parties' aggregate Liability for indemnification obligations set forth in (x) Section 9.2(a)(ii) or Section 9.2(a)(i) for Fraud or breaches of the Fundamental Company Representations, or (y) Section 9.2(b)(ii) or Section 9.2(b)(i) for Fraud or breaches of the Fundamental Parent Representations, as applicable, shall not exceed the value of the sum of (A) the Aggregate Cash Consideration minus the Pathfinder Preferred Liquidation Preference plus (B) the cash value of the Aggregate Stock Consideration (valued based upon the Base Value Per Share);

           (ii)  with respect to any indemnification obligation of the Parent Indemnifying Parties, other than pursuant to Section 9.2(a)(iii), (A) each Parent Indemnifying Party's share of such indemnification obligation shall be limited to the product of (1) the quotient of (x) the amount by which the portion of the Aggregate Stock Consideration and Aggregate Cash Consideration that such Parent Indemnifying Party received pursuant to Article III would have been reduced, divided by (y) the amount by which the Aggregate Stock Consideration and Aggregate Cash Consideration that all Parent Indemnifying Parties received pursuant to Article III would have been reduced, in each case of clauses (x) and (y), if the sum of the cash value of the Aggregate Stock Consideration (valued based upon the Base Value Per Share) and the Aggregate Cash Consideration were reduced by the amount of such indemnification obligation (taking into account the application of this clause (ii) on account of any prior indemnification obligations of the Parent Indemnifying Parties) multiplied by (2) the total amount of such indemnification obligation, (B) each Parent Indemnifying Party's maximum liability for indemnification obligations hereunder shall be limited to the portion of the sum of the cash value of the Aggregate Stock Consideration (valued based upon the Surrender Value Per Share) and the Aggregate Cash Consideration actually received by such Parent Indemnifying Party and (C) each Parent Indemnifying Party may elect to satisfy any of its indemnification obligations hereunder by either the payment of cash or the surrender of shares of Parent Common Stock, with each share of Parent Common Stock valued at (such value, the "Surrender Value Per Share") (x) if such shares of Parent Common Stock are subject to a lock-up pursuant to the Restated Stockholders Agreement or a separate lock-up agreement with Parent, the Base Value Per Share, and (y) if such shares of Parent Common Stock are not subject to a lock-up pursuant to the Restated Stockholders Agreement or a separate lock-up agreement with Parent, the closing trading price of the Parent Common Stock on the trading day that is three (3) trading days prior to the date on which the indemnification payment is made.

        (d)   For the avoidance of doubt, in the case of indemnification obligations set forth in Section 9.2(a)(i) for Fraud, the Parent Indemnifying Parties shall be required to indemnify the Parent Indemnified Parties in accordance with Section 9.2 and Section 9.3. For the avoidance of doubt, any amounts subject to indemnification pursuant to Section 9.2(a)(iii) shall not be subject to the limitations set forth in Section 9.3(a).

        (e)   The Parent Indemnified Parties shall use good faith efforts to seek coverage (to the extent there is a reasonable basis for seeking such coverage) under any applicable insurance policies before seeking indemnity from the Parent Indemnifying Parties for claims pursuant to Section 9.2(a)(iii). Notwithstanding the foregoing, with respect to any Losses subject to indemnification pursuant to Section 9.2(a)(iii), the amount of such Losses that may be recovered by the Parent indemnified Parties pursuant to Section 9.2(a)(iii) shall be limited to fifty percent (50%) of the aggregate Losses incurred by the Parent Indemnified Parties with respect to the relevant indemnification claim made pursuant to Section 9.2(a)(iii).

        Section 9.4    Indemnity Escrow Account.

        (a)   At the Effective Time, Parent shall deposit, or shall cause to be deposited, 2,000,000 shares of Parent Common Stock that would otherwise be delivered to the holders of Company Ordinary Shares and the CVR Holders (pro rata in accordance with the aggregate Ordinary Per Share Stock Amount issuable to them) (the "Escrow Stock Amount") into an escrow account (the "Indemnity Escrow Account") established pursuant to the terms of the Escrow Agreement in order to support the payment obligations (if any) of the holders of Company Ordinary Shares and the CVR Holders under Section 9.2(a)(iii).

        (b)   The Escrow Stock Amount shall be available to compensate the Parent Indemnified Parties for any claims by such parties for any Losses suffered or incurred by them and for which they are entitled to recovery under Section 9.2(a)(iii). Except as set forth below, the period during which claims for Losses to be recovered from the Indemnity Escrow Account may be made under this Agreement shall commence on the Closing Date and terminate on December 31, 2024 (the "Escrow Period"), provided, however, that (i) on the date that is two years from the date hereof, the Shareholder Representative and the Company shall instruct the Escrow Agent to release all but 1,500,000 shares of Parent Common Stock and distribute such shares in accordance with Section 9.4(c), and (ii) on the date that is three years from the date hereof, the Shareholder Representative and the Company shall instruct the Escrow Agent to release all but 1,000,000 shares of Parent Common Stock and distribute such shares in accordance with Section 9.4(c). Notwithstanding the foregoing, to the extent there is any pending claim under Section 9.2(a)(iii) at a time when shares of Parent Common Stock would be released pursuant to this Section 9.4(b) or the Escrow Period would otherwise terminate, the release of any shares of Parent Common Stock that is the subject of a pending claim shall be deferred until such claim is resolved and the termination of the Escrow Period shall be extended until the date that there are no longer any unresolved claims for recovery under Section 9.2(a)(iii) . No Parent Indemnifying Party shall be liable under Section 9.2(a)(iii), and the Parent Indemnified Parties will not look to the Parent Indemnifying Parties with respect to any claim under Section 9.2(a)(iii) for which the Shareholder Representative is notified following the termination of the Escrow Period or if and to the extent the amount recoverable pursuant to Section 9.2(a)(iii) exceeds the portion of the Escrow Stock Amount remaining in the Indemnity Escrow Account.

        (c)   Upon any release of Shares from the Indemnity Escrow Account, including upon the termination of the Escrow Period, the Shareholder Representative and the Company shall instruct the Escrow Agent to distribute (i) to the holders of Ordinary Shares (pro rata in accordance with the number of Ordinary Shares held by each such holder immediately prior to the Effective Time), a number of shares of Parent Common Stock equal to the product of (A) the total number of shares of Parent Common Stock remaining in the Indemnity Escrow Account, multiplied by (B) the Ordinary Shares Share Escrow Release Percentage, and (ii) to ECI BV (for payment to each CVR Holder, pro rata in accordance with their respective CVR Percentages (as defined in the CVR Deeds)), a number of shares of Parent Common Stock equal to the product of (A) the total number of shares of Parent

Common Stock remaining in the Indemnity Escrow Account multiplied by (B) the CVR Share Escrow Release Percentage.

        Section 9.5    Indemnification Claim Procedures.

        (a)   Subject to the limitations set forth in Section 9.1, if an Indemnified Party wishes to make an indemnification claim under this Article IX, such Indemnified Party shall deliver a written notice (an "Indemnification Claim Notice") to the Shareholder Representative or the Parent, as applicable (with a copy to the Escrow Agent in the case of an indemnification claim pursuant to Section 9.2(a)(iii)), (i) stating that an Indemnified Party has paid, incurred, suffered or sustained, or has received notice of the commencement of an audit or similar proceeding as a result of which it reasonably expects, based on any particular stated subject matter of such audit or proceeding (and not the taxable period to which the audit or proceeding relates), that it will pay, incur, suffer or sustain Losses, and (ii) specifying such Losses in reasonable detail (to the extent available and known by such Indemnified Party), the date (if available) that each such Loss was paid, incurred, suffered or sustained, or the basis for such anticipated Liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related. The Indemnified Party may update an Indemnification Claim Notice from time to time to reflect any change in circumstances following the date of initial delivery thereof; provided that the update relates to the underlying facts and circumstances described in the initial Indemnification Claim Notice. Notwithstanding anything herein to the contrary, no claim shall be treated as made pursuant to Section 9.2(a)(iii) unless, in the case of a claim pursuant to clause (d) of the definition of Indemnified Taxes, the Taxes that form the basis of such claim are the subject of an engagement with a Tax Authority under a voluntary disclosure or similar program or are reflected on a Tax Return or, in the case of any claim for Indemnified Taxes, the Company or any of its Affiliates has received notice of the commencement of an audit or other similar proceeding as a result of which Parent reasonably expects, based on any particular stated subject matter of such audit or proceeding (and not the taxable period to which the audit or proceeding relates) that a claim pursuant to Section 9.2(a)(iii) will be made.

        (b)   In the event that indemnification is being sought hereunder directly from an Indemnifying Party, the parties shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims for which indemnification is sought. In the case of indemnification sought pursuant to Section 9.2(a)(iii), if the Shareholder Representative, on behalf of the Indemnifying Parties, and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent with joint written instructions to disburse all or a portion of the Escrow Stock Amount in accordance with such memorandum. The Escrow Agent shall be entitled to rely on any such joint written instructions and make distributions from the Escrow Stock Amount in accordance with the terms thereof. In such event, in the case of indemnification sought pursuant to Section 9.2(a)(iii), the Escrow Agent shall promptly release to Parent from the Indemnity Escrow Account shares of Parent Common Stock with an aggregate value equal to the Losses set forth in such joint written instruction, with such Parent Common Stock valued at the closing trading price of the Parent Common Stock on the trading day that is three (3) trading days prior to the date on which the indemnification payment is made.

        (c)   If no such agreement can be reached after good faith negotiation and prior to thirty (30) days after delivery of an Indemnification Claim Notice, the Indemnified Party may file suit with respect to the matter in any court having jurisdiction.

        (d)   In the event of any claim or demand subject to indemnification under this Article IX made by any third party against any Indemnified Party (a "Third Party Claim"), such Indemnified Party shall deliver the related Indemnification Claim Notice to the Shareholder Representative (on behalf of the Indemnifying Parties), within thirty (30) days after such Indemnified Party receives notice of such Third Party Claim; provided, that no delay or failure on the part of the Indemnified Party to notify the

Indemnifying Parties shall relieve the Indemnifying Parties from their obligations hereunder unless the Indemnifying Parties are actually prejudiced thereby (and then solely to the extent of such prejudice).

        (e)   Other than with respect to indemnification pursuant to Section 9.2(a)(iii), the Indemnifying Parties upon written notice to the Indemnified Parties within fifteen (15) days of receipt of notice from the Indemnified Parties of the commencement of such Third Party Claim (which notice shall include an acknowledgment by the Indemnifying Parties that such Third Party Claim is indemnifiable hereunder if the material facts alleged in such Third Party Claim at the time of assumption of the defense are ultimately determined to be accurate, and subject to the indemnification limitations set forth in Section 9.2), may assume, at the sole expense of the Indemnifying Parties, the defense of such claim with counsel selected by the Indemnifying Parties and reasonably acceptable to the Indemnified Parties; provided, that the Indemnified Party shall be entitled to participate in the defense of such claim with counsel selected by the Indemnified Party and the fees and disbursements of such counsel shall be at the expense of the Indemnified Party; provided, further, that if in the opinion of counsel to any Indemnified Party, (x) there are or may be legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party or (y) there exists a conflict or potential conflict of interest between the Indemnifying Party and such Indemnified Party, the legal fees and expenses of one firm of counsel (and appropriate local counsel) to the Indemnified Party shall be paid by the Indemnifying Parties. If the Indemnifying Parties assumes the defense of any Third Party Claim, the Indemnified Parties shall reasonably cooperate with the Indemnifying Parties in such defense. If the Indemnifying Parties assumes the defense of any Third Party Claim, the Indemnifying Parties shall not, without the prior written consent of the Indemnified Parties (not to be unreasonably withheld, conditioned or delayed), enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Parties and (B) such compromise or settlement shall not impose on any Indemnified Party or any of its Subsidiaries or other Affiliates any obligation and (C) does not primarily relate to Taxes. Notwithstanding the foregoing, in no event will any Parent Indemnifying Party be entitled to control any Third Party Claim (i) that primarily relates to Taxes unless such claim relates solely to taxable periods (or portions thereof) ending on or before the Closing Date, and it is reasonably expected (taking into account relevant limits on indemnification under this Agreement) that greater than fifty percent (50%) of the Losses associated with such claim will be borne by the Indemnifying Parties; or (ii) that is subject to indemnification pursuant to Section 9.2(a)(iii) . In the event that the Indemnifying Parties fails to elect to assume control of the defense of any Third Party Claim in the manner set forth in this Section 9.5(e), the Indemnified Parties may, at the Indemnifying Parties' cost and expense, defend against the Third Party Claim in any manner it deems reasonably appropriate; provided, that the Indemnifying Parties shall nonetheless have the right, at the Indemnifying Parties' sole cost and expense, to participate in the defense of such Third Party Claim giving rise to the Indemnified Party's claim for indemnification. The Indemnified Parties shall not, without the prior written consent of the Indemnifying Parties, which consent shall not be unreasonably withheld or delayed, enter into any settlement or compromise or consent to the entry of any judgment with respect to any Third Party Claim in respect of which indemnification may be sought hereunder, other than with respect to any Third Party Claim that is subject to indemnification pursuant to Section 9.2(a)(iii). With respect to any Third Party Claim that is subject to indemnification pursuant to Section 9.2(a)(iii) in an amount equal to or greater than $350,000, the Indemnified Party shall keep the Indemnifying Parties reasonably informed regarding any potential settlement or other resolution of such Third Party Claim, and shall consider any comments of the Indemnifying Parties regarding the settlement or other resolution of such Third Party Claim in good faith.

        Section 9.6    Exclusive Remedy.     From and after the Closing, the rights of the Parent Indemnified Parties and the Company Indemnified Parties to be indemnified pursuant to this Article IX shall be the sole and exclusive remedy of the Parent Indemnified Parties and the Company Indemnified Parties and their respective Related Parties, respectively with respect to any breach of any representation, warranty, covenant or agreement contained in, or any other breach of, this Agreement, or otherwise in connection with the Transaction Matters (other than specific performance pursuant to the provisions of Section 10.11 and any rights to recovery the Parent Indemnified Parties or the Company Indemnified Parties may have under the Parent R&W Insurance Policy or the Company R&W Insurance Policy, respectively). For the avoidance of doubt, nothing in this Section 9.6 is intended or shall be deemed to restrict any rights that any holder of Parent Common Stock following the Closing may have with respect to such Parent Common Stock under the Stockholders Agreement or pursuant to the Securities Act or the Exchange Act.

ARTICLE X

GENERAL PROVISIONS

        Section 10.1    Notices.     Any notice required to be given hereunder shall be sufficient if in writing and sent by (i) e-mail (with confirmation of receipt by non-automated reply e-mail from the recipient) (provided that any notice received by e-mail transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day), (ii) reliable overnight delivery service (with proof of service), (iii) hand delivery or (iv) certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.1):

        if to Parent or Merger Sub:

    Ribbon Communications Inc.
    3605 E Plano Pkwy
    Plano, Texas 75074
    Attention:    General Counsel
    Email:          legal@rbbn.com

        with a copy (which shall not constitute notice) to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, New York 10022
    Attention:    David Allinson
                         Jane Greyf
    Email:          david.allinson@lw.com
                         jane.greyf@lw.com

        if to the Company:

    ECI Telecom Group Ltd.
    30 Hasivim St.
    Petah Tikva 4959388
    Israel
    Attention:    Arnie Taragin
    Email:          Arnie.Taragin@ecitele.com

        with a copy (which shall not constitute notice) to:

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, NY 10017
    Attention:    William Aaronson
                         Lee Hochbaum
    Email:          william.aaronson@davispolk.com
                         lee.hochbaum@davispolk.com

        if to the Shareholder Representative:

    ECI Holding (Hungary) Korlátolt Felelősségű Társaság
    Dohany utca 12
    Budapest
    H-1074
    Hungary
    Attention:    Suzanne Hart
    Email:          suzanne.hart@tsltd.biz

        with a copy (which shall not constitute notice) to:

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, NY 10017
    Attention:    William Aaronson
                         Lee Hochbaum
    Email:          william.aaronson@davispolk.com
                         lee.hochbaum@davispolk.com

        Section 10.2    Interpretation; Certain Definitions.     The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Disclosure of any fact, circumstance or information in any Section of the Company Disclosure Letter or Parent Disclosure Letter, as applicable, shall be deemed to be disclosure of such fact, circumstance or information with respect to all other Sections of the Company Disclosure Letter or Parent Disclosure Letter where the applicability of such fact, circumstance or information is reasonably apparent. The inclusion of any item in the Company Disclosure Letter or Parent Disclosure Letter shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever. No disclosure in the Company Disclosure Letter relating to any possible breach or violation of any Contract or Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all Exhibits, Schedules and Annexes and Appendices, and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor Laws and the related regulations and published interpretations thereof; provided, that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any Law shall be deemed to refer to such Law, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date. References to a Person are also to its successors and permitted assigns. The words "made available to Parent" or words of similar import refer to documents (x) posted to the Electronic Data Room or (y) delivered in Person or electronically to Parent, Merger Sub or any of their respective Representatives. The specification of any dollar amount in any representation or warranty contained in Article IV or Article V is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Letter or the Parent Disclosure Letter is or is not material for purposes of this Agreement. The phrases "the date of this Agreement" and "the date hereof" and terms or phrases of similar import shall be deemed to refer to November 14, 2019 unless the context requires otherwise. When used in reference to the Company or its Subsidiaries, the term "material" shall be measured against the Company and its Subsidiaries, taken as a whole. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The word "will" shall be construed to have the same meaning and effect as the word "shall." References to "$" or "dollars" in this Agreement shall mean United States dollars. Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders and words denoting natural Persons shall be deemed to include business entities and vice versa. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Company to cause such Subsidiary to take such action. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Merger Sub to take such action.

        Section 10.3    Amendment.     This Agreement may be amended by mutual agreement of the parties hereto at any time before or after receipt of the Requisite Parent Stockholder Approval; provided, however, that after the Requisite Parent Stockholder Approval has been obtained, there shall not be any amendment that by Law requires further approval by the stockholders of the Parent without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. Notwithstanding the foregoing, none of this Section 10.3 or Section 10.9, Section 10.10, Section 10.12, Section 10.14, or Section 10.18 (or any of the defined terms used therein or any other provision of this Agreement to the extent a modification, waiver or termination of such defined term or provision would modify the substance of the foregoing Sections) (collectively, the "DFS Provisions") may be amended or waived in any manner adverse to the Financing Sources without the written consent of the affected Financing Sources.

        Section 10.4    Extension; Waiver.     At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of the first sentence of Section 10.3, waive compliance with any agreement or condition contained herein. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 10.5    Expenses; Transfer Taxes.     Except as expressly set forth herein (including Section 3.2(c)(i), Section 6.8(h), Section 6.19(g), Section 8.2 and Section 10.15), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by this Agreement are consummated. Transfer Taxes incurred in connection with the transactions contemplated by this Agreement (including as a result of the acquisition of the equity interests in the Company of the Company Equityholders pursuant to this Agreement) shall be borne equally by Parent, on one hand, and by the Company Equityholders (other than Pathfinder) as a Company Expense, on the other hand, except that all Transfer Taxes incurred in connection with the sale of the Sale Property shall be borne by the Company Equityholders (other than Pathfinder). For the avoidance of doubt, all Transfer Taxes for which the Company Equityholders are responsible pursuant to this Section 10.5 shall be included as Company Expenses, even if the relevant Taxes are not required to be paid until after the Closing. Parent and the Company shall reasonably cooperate with one another in filing all necessary Tax Returns and other documentation with respect to Transfer Taxes, including by promptly supplying any information in their possession that is reasonably necessary to complete such Tax Returns. Costs and expenses associated with the preparation and filing of such Tax Returns relating to Transfer Taxes incurred in connection with the transactions contemplated by this Agreement (including as a result of the acquisition of the equity interests in the Company of the Company Equityholders pursuant to this Agreement) shall be borne equally by Parent, on one hand, and by the Company Equityholders as a Company Expense, on the other hand.

        Section 10.6    Severability.     If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

        Section 10.7    Assignment.     Parent may assign its rights, interests and obligations under this Agreement to any Subsidiary of Parent, provided that no such assignment shall relieve Parent of its obligations to the Company hereunder. Other than pursuant to the preceding sentence, neither this Agreement nor any rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the proceeding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns. Notwithstanding anything to the contrary set forth in this Agreement, after the Closing Date, Parent and Merger Sub may assign their rights (but not their obligations) hereunder without the prior written consent of the Company to (a) any of Parent and/or Merger Sub's Affiliates or (b) any of the financing sources of Parent and Merger Sub (including the Financing Sources) to the extent necessary for purposes of creating a security interest herein or otherwise assigning this Agreement as collateral in respect of the Debt Financing.

        Section 10.8    Entire Agreement.     This Agreement (including the Exhibits, Schedules, Annexes and Appendices hereto and other documents delivered pursuant hereto) constitutes, together with the other Transaction Agreements, the Company Disclosure Letter and the Parent Disclosure Letter, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

        Section 10.9    No Third-Party Beneficiaries.     This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for (a) from and after the Effective Time, the rights of the applicable Company Equityholders to receive the Per Share Consideration and any additional amounts to which such Company Equityholders may be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i), Section 9.4 and Section 10.16(b), (b) from and after the Effective Time, the rights of the applicable Company Equityholders to receive the Company Option Payments and any additional amounts to which such Company Equityholders may be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i), Section 9.4 and Section 10.16(b), (c) from and after the Effective Time, the rights of the CVR Holders to receive the CVR Closing Payments and any additional amounts to which such CVR Holders may be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i), Section 9.4 and Section 10.16(b) and the rights of the CVR Holders under the provisions of this Agreement providing that any indemnification under Section 9.2(a)(iii) will be made only from, and to the extent of, the Indemnity Escrow Amount, (d) from and after the Effective Time, the rights of Pathfinder receive the Pathfinder Preferred Liquidation Preference pursuant to Section 3.16, (e) the right of the Company, on behalf of the applicable Company Equityholders, CVR Holders and holder of the Pathfinder Preferred to collect the applicable Per Share Consideration, Company Option Payments, CVR Closing Payments, Pathfinder Preferred Liquidation Preference and the applicable amount, if any, to which such Company Equityholders may be entitled pursuant to Section 3.7(e), Section 3.7(f), Section 3.7(h), Section 3.7(i), Section 3.16, Section 9.4 and Section 10.16(b), and/or pursue equitable relief or pursue a claim for damages in the event of Parent's or Merger Sub's breach of this Agreement or Fraud, which right is hereby acknowledged and agreed by Parent and Merger Sub, and (f) the provisions of Section 6.10 (which shall be enforceable by the D&O Indemnitees). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 10.4 without notice or Liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding anything to the contrary set forth in this Agreement, each Financing Source Related Party shall be an express third-party beneficiary with respect to the DFS Provisions to the extent relating to the rights or obligations of such Financing Source Related Party.

        Section 10.10    Governing Law.     This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware, except that (i) the internal affairs of the corporations party hereto that are organized and existing under the ICL and (ii) all other provisions of, or transactions contemplated by, this Agreement that are expressly or otherwise required to be governed by the ICL, shall be governed by the ICL. Notwithstanding anything herein to the contrary, the Company agrees

(a) that any action of any kind or nature, whether at law or equity, in contract, in tort or otherwise, against a Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby shall be (i) governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed entirely within such State, without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of New York and (ii) brought exclusively in the courts described in Section 10.12(c) and the Company submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (b) not to bring or permit any of its affiliates or representatives to bring or support anyone else in bringing any such action in any other court, (c) that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 10.1 shall be effective service of process against it for any such action brought in any such court, (d) to waive and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, (e) that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, and (f) to irrevocably waive and hereby waives any right to a trial by jury in any such action to the same extent such rights are waived pursuant to Section 10.14.

        Section 10.11    Specific Performance.

        (a)   Subject to Section 10.11(b), the parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties hereto (on behalf of themselves and the third-party beneficiaries of this Agreement provided in Section 10.9) shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The election of Parent or the Company to pursue an injunction or specific performance shall not restrict, impair or otherwise limit such party from subsequently seeking to terminate this Agreement and shall not restrict, impair or otherwise limit Parent or the Company seeking to collect Damages pursuant to Article VIII.

        (b)   Notwithstanding anything herein to the contrary in this Agreement, the parties hereby further acknowledge and agree that prior to the valid termination of this Agreement pursuant to Section 8.1, the Company shall be entitled to specific performance to cause Parent to consummate the Closing if, and only if: (i) all the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (and continue to be satisfied) or irrevocably waived (other than any such conditions which by their terms are not capable of being satisfied until the Closing Date, but subject to each such condition then being capable of satisfaction if the Closing were to occur as of such time), (ii) the Company has irrevocably confirmed by written notice to Parent that the Company is ready, willing and able to consummate the Closing, (iii) the Debt Financing has been funded or will be funded at the Closing and (iv) Parent does not consummate the Closing within three (3) Business Days after the later of (A) delivery of the notification by the Company referred to in the foregoing clause (ii) and (B) the date the Closing is required to occur pursuant to Section 2.2.

        Section 10.12    Consent to Jurisdiction.

        (a)   Each of Parent, Direct Parent, Merger Sub and the Company hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Direct Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court.

        (b)   Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, at the address set forth in Section 10.1 with the same legal force and validity as if personally served upon such party within the State of Delaware, provided that nothing in this Section 10.12 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of Parent, Direct Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

        (c)   Notwithstanding anything to the contrary contained in the foregoing, each of the parties hereto agrees that it will not bring or support any legal proceeding, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Financing Source under the Debt Commitment Letter in any way relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Commitment Letter or any other letter or agreement related to the Debt Financing or the performance thereof, in any forum other than any State or Federal court sitting in the Borough of Manhattan in the City of New York (and the appellate courts thereof).

        Section 10.13    Counterparts.     This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 10.14    WAIVER OF JURY TRIAL.     EACH OF PARENT, DIRECT PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING (OR OTHERWISE AGAINST THE FINANCING SOURCES IN THEIR CAPACITY AS SUCH) OR THE ACTIONS OF PARENT, DIRECT PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        Section 10.15    Attorneys' Fees.     In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive reimbursement for all reasonable costs and expenses (including reasonable attorneys' fees) incurred in such action or suit.

        Section 10.16    Shareholder Representative.

        (a)   The parties have agreed that, effective as of the date of this Agreement, it is desirable to designate the Shareholder Representative as a representative to act on behalf of the Company Equityholders for certain limited purposes, as specified herein. The approval of this Agreement by the Company Equityholders shall constitute ratification and approval of such designation. The Shareholder Representative may resign at any time, and the Shareholder Representative may be removed by the vote of the holders of Company Ordinary Shares which collectively hold at such time (or, following the Closing, held immediately prior to the Effective Time) more than fifty percent (50%) of the outstanding Company Ordinary Shares (the "Majority Equityholders"). In the event that the Shareholder Representative has resigned or been removed, a new Shareholder Representative shall be appointed by a vote of the Majority Equityholders, such appointment to become effective upon the written acceptance thereof by the new Shareholder Representative.

        (b)   The Shareholder Representative shall have such powers and authority as are necessary to carry out the functions assigned to it under this Agreement; provided, however, that the Shareholder Representative shall have no obligation to act on behalf of the Company Equityholders and CVR Holders, except as expressly provided herein. Without limiting the generality of the foregoing, the Shareholder Representative shall have full power, authority and discretion to (i) expend Shareholder Allocable Expenses, (ii) negotiate and enter into amendments to this Agreement and the Escrow Agreement for and on behalf of the Company Equityholders and CVR Holders, and (iii) exercise on behalf of the Company Equityholders and CVR Holders all rights granted to the Shareholder Representative under Section 3.7, and (iv) act as a representative of Parent Indemnifying Parties under Section 9.5. The Shareholder Representative shall have no Liability to Parent, Merger Sub, the Company (or, following the Effective Time, the Surviving Company) or any Company Equityholder or CVR Holder with respect to actions taken or omitted to be taken in its capacity as the Shareholder Representative (except to Company Equityholders and CVR Holders for those actions arising out of the Shareholder Representative's bad faith or willful misconduct). The Shareholder Representative shall at all times be entitled to rely on any directions received from the Majority Equityholders; provided, however, that the Shareholder Representative shall not be required to follow any such direction, and shall be under no obligation to take any action in its capacity as the Shareholder Representative, unless the Shareholder Representative is holding funds delivered to it under Section 3.12 and/or has been provided with other funds, security or indemnities which, in the sole determination of the Shareholder Representative, are sufficient to protect the Shareholder Representative against the costs, expenses and Liabilities which may be incurred by the Shareholder Representative in responding to such direction or taking such action. The Shareholder Representative shall be entitled to engage such counsel, advisors, experts and other agents and consultants as it shall deem necessary in connection with exercising its powers and performing its function hereunder and (in the absence of bad faith on the part of the Shareholder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons. The Shareholder Representative shall be entitled to reimbursement from funds paid to it under Section 3.12, released from the Adjustment Escrow Account for the benefit of the Company Equityholders (other than Pathfinder) and CVR Holders and/or otherwise received by it in its capacity as the Shareholder Representative pursuant to or in connection with this Agreement, for all reasonable expenses, disbursements and advances (including fees and disbursements of its counsel, advisors, experts and other agents and consultants) incurred by the Shareholder Representative in such capacity, and shall be entitled to indemnification (A) first, from funds paid to it under Section 3.12, and (B) second, from the Company Equityholders (other than Pathfinder) and CVR Holders against any loss, Liability or expenses arising out of actions taken or omitted to be taken in its capacity as the Shareholder Representative (except for those arising out of the Shareholder Representative's bad faith or willful misconduct), including the costs and expenses of investigation and defense of claims. In the event that the Shareholder Allocable Expenses exceed the amount actually incurred by the Shareholder Representative in its capacity as such, upon the final release of funds from the Adjustment Escrow Account and shares from the Indemnity Escrow Account in accordance with the terms of the Escrow Agreement, the Shareholder Representative shall deliver (1) to the Paying Agent (for payment to each holder of Company Ordinary Shares) a cash payment in an amount equal to the product of (x) such excess amount, multiplied by (y) the Ordinary Shares Percentage, (2) to the Surviving Company (for payment to each Optionholder) a cash payment in an amount equal to the product of (x) such excess amount, multiplied by (y) the Option Percentage and (3) to ECI BV a cash payment in an amount equal to the product of (x) such excess amount multiplied by (y) the CVR Percentage.

        Section 10.17    No Recourse to Related Parties.     No Person who is not party to this Agreement, including any Related Party of the parties to this Agreement and their respective Related Parties (in each case, other than the parties to this Agreement themselves), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach, other than (i) the obligations of the Parent Indemnifying Parties under Article IX and (ii) the obligations of the parties thereto under the Parent Voting Agreement, the Company Voting Agreement, the Stockholders Agreement and the Registration Rights Agreement. Without limiting the foregoing, the Shareholders Representative shall not have any liability for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach other than for actions taken by the Shareholders Representative in its capacity as such from and after the date hereof, and subject to the limitation set forth in Section 10.16.

        Section 10.18    No Recourse to Financing Source Related Parties.     No Related Party of the Company shall have any rights or claims against any Financing Source Related Party in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that, notwithstanding the foregoing, nothing in this Section 10.18 shall in any way limit or modify the rights and obligations of Parent and Merger Sub under this Agreement or any Financing Source Related Party's obligations to Parent and Merger Sub under the Debt Commitment Letter.

[Remainder of page intentionally left blank; signature pages follow.]

        IN WITNESS WHEREOF, Parent, Direct Parent, Merger Sub, the Company and the Shareholder Representative have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RIBBON COMMUNICATIONS INC.
By:	/s/ DARYL E. RAIFORD
	Name:	Daryl E. Raiford
	Title:	Executive Vice President and Chief Financial Officer
RIBBON COMMUNICATIONS ISRAEL LTD.
By:	/s/ ERIC S. MARMUREK
	Name:	Eric S. Marmurek
	Title:	Director
ECLIPSE COMMUNICATIONS LTD.
By:	/s/ JUSTIN K. FERGUSON
	Name:	Justin K. Ferguson
	Title:	Director

[Signature Page to Agreement and Plan of Merger]

ECI TELECOM GROUP LTD.
By:	/s/ DARRYL EDWARDS
	Name:	Darryl Edwards
	Title:	President & CEO
By:	/s/ GIORA BITAN
	Name:	Giora Bitan
	Title:	Exec VP & CFO
By:	/s/ ARNOLD TARAGIN
	Name:	Arnold Taragin
	Title:	Exec VP and General Counsel

[Signature Page to Agreement and Plan of Merger]

ECI HOLDING (HUNGARY) KORLÁTOLT FELELŐSSÉGŰ TÁRSASÁG, solely in its capacity as Shareholder Representative
By:	/s/ MARTA KIRI
	Name:	Marta Kiri
	Title:	Managing Director
By:	/s/ SUZANNE HART
	Name:	Suzanne Hart
	Title:	Managing Director

[Signature Page to Agreement and Plan of Merger]

Annex B

[Letterhead of TAP ADVISORS LLC]

PERSONAL AND CONFIDENTIAL

November 14, 2019

Board of Directors
Ribbon Communications Inc.
4 Technology Drive
Westford, MA 01886

Members of the Board:

        We understand that Ribbon Communications Inc. (the "Company"), Direct Parent, a wholly owned subsidiary of the Company, Merger Sub, a wholly owned subsidiary of the Company, and ECI Telecom Group Ltd., (the "Target") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated as of November 13, 2019 (the "Merger Agreement"; capitalized terms used but not defined herein have the respective meanings set forth in the Merger Agreement), which provides, among other things, that Merger Sub will merge with and into the Target (the "Merger"). In the Merger, all of the issued and outstanding shares of the Target (the "Target Shares"), other than shares of the Target owned, directly or indirectly, by the Target or any Subsidiary of the Target, or by the Company, Merger Sub or any other affiliate of the Company that is directly or indirectly wholly owned by the ultimate parent of the Company, all of which shares shall automatically be cancelled and retired and shall cease to exist, will be converted into the right to receive the following: (a) each Special Share of the Target, par value NIS 0.01 per share, will be converted into the right to receive the Special Per Share Cash Amount; (b) each Preferred A Share of the Target, par value NIS 0.01 per share, will be converted into the right to receive (i) an amount in cash equal to the Preferred Per Share Cash Amount, and (ii) an aggregate number of duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company, par value $0.0001 per share, equal to the Preferred Per Share Stock Amount; and (c) each Ordinary Share of the Target, par value NIS 0.01 per share, will be converted into the right to receive (i) an amount in cash equal to the Ordinary Per Share Cash Amount, and (ii) an aggregate number of duly authorized, validly issued, fully paid and non-assessable shares of the Common Stock of the Company, par value $0.0001 per share. The Merger Agreement also provides that the CVR Deeds of the Company will cancelled in consideration for the right to receive the CVR Closing Payments. The consideration described in the two immediately preceding sentences is referred to herein collectively as the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have requested our opinion as to whether the Consideration to be paid by the Company pursuant to the Merger Agreement is fair, from a financial point of view, to the Company.

        For purposes of the opinion set forth herein, we have:

  1)
  reviewed certain publicly available financial statements and other business and financial information relating to the Company that we deemed relevant;

  2)
  reviewed certain non-public internal financial statements and other financial and operating data concerning the historical, current and future operations, financial conditions and prospects of the Company prepared and furnished to us by the management of the Company;

  3)
  reviewed certain non-public internal financial statements and other financial and operating data concerning the historical, current and future operations, financial conditions and prospects of the Target prepared and furnished to us by the management of the Target;

  4)
  reviewed certain non-public financial and operating projections of the Company and the Target prepared and furnished to us by the management of the Company (the "Projections");

  5)
  reviewed certain operating synergies projected by the managements of the Company and the Target to result from the Merger, as approved for our use by the Company (the "Synergies");

  6)
  discussed the past and current operations, financial projections and financial condition and the prospects of the Company with senior executives of the Company;

  7)
  discussed the past and current operations, financial projections and financial condition and the prospects of the Target with senior executives of the Target;

  8)
  reviewed publicly available financial statements and other business, operating and financial information of certain publicly traded companies comparable to the Target;

  9)
  reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions that we deemed relevant;

  10)
  participated in certain negotiations among representatives of the Company and Target;

  11)
  reviewed a draft of the Merger Agreement dated as of November 13, 2019; and

  12)
  performed such other reviews, inquiries and analyses and considered such other information and factors as we have deemed necessary or appropriate.

        We have assumed and relied upon, with your consent, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company or the Target, without independent verification. We have not obtained any independent evaluation or appraisal of any of the assets or liabilities of the Company or the Target, nor have we been furnished with any third-party valuations or appraisals of the Company or the Target. We have further assumed that there are no facts or circumstances that would make any information reviewed by us inaccurate or misleading.

        We have assumed, with your consent, that the Projections and the Synergies have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company, and we express no view as to the Projections, the Synergies or any of the assumptions on which they are based. In addition, we have assumed, with your consent, that (i) the parties to the Merger Agreement will comply with all material terms thereof, (ii) the Merger will be consummated in accordance with the terms set forth in the Merger Agreement and the related documents without any waiver, amendment or delay of any terms or conditions, and (iii) in connection with the receipt of any necessary governmental, regulatory or other approvals and consents required for the consummation of the Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on any of the parties, the Merger or the contemplated benefits expected to be derived from the Merger.

        This opinion is limited to and addresses only the fairness to the Company, from a financial point of view, as of the date hereof, of the Consideration to be paid by the Company in connection with the Merger. Our opinion does not address any other aspect of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise. Our opinion does not address the relative merits of the Merger as compared to any other alternative business transactions or strategies, whether or not such alternative business transactions or strategies could be achieved or are available, or the Company's underlying business decision to effect the Merger or any related transaction. We express no opinion with respect to the fairness of the Merger to any other party.

        We are not legal, tax, accounting or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax accounting or regulatory advisors with respect to legal, tax, accounting or regulatory matters.

        Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is payable contingent upon the closing of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement.

        Neither we nor any of our affiliates has received any fees from Target or any of its affiliates within the past two years.

        This opinion has been approved by a committee of TAP Advisors LLC authorized to approve opinions of this nature in accordance with our customary practice. This opinion is given to the Board of Directors of the Company (in its capacity as such) and may not be used for any other purpose without our prior written consent.

        Based on and subject to the forgoing, we are of the opinion on the date hereof that the Consideration to be paid by the Company pursuant to the Merger Agreement is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ TAP ADVISORS LLC

Annex C

VOTING AND SUPPORT AGREEMENT

        THIS VOTING AND SUPPORT AGREEMENT, dated as of November 14, 2019 (this "Agreement"), is entered into by and among ECI Telecom Group Ltd., a company incorporated under the Laws of the State of Israel (the "Company"), and the holders of common stock of Ribbon Communications Inc., a corporation incorporated under the Laws of Delaware ("Parent") named on the signature pages hereto (each such holder, a "Significant Stockholder" and collectively, the "Significant Stockholders").

RECITALS

        WHEREAS, concurrently with the execution hereof, Parent, Ribbon Communications Israel Ltd., a company incorporated under the Laws of the State of Israel and an indirect wholly owned Subsidiary of Parent ("Direct Parent"), Eclipse Communications Ltd., a company incorporated under the laws of the State of Israel and a direct wholly owned Subsidiary of Direct Parent ("Merger Sub"), the Company and ECI Holding (Hungary) Korlátolt Felelősségű Társaság, a company incorporated under the Laws of Hungary, in its capacity as the Shareholder Representative thereunder, are entering into an Agreement and Plan of Merger in substantially the form attached as Annex A hereto (as it may be amended from time to time, the "Merger Agreement"), pursuant to which (and subject to the terms and conditions set forth therein), at the Closing, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Company in the Merger;

        WHEREAS, the Significant Stockholders are collectively the beneficial owners (as defined in Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the term "beneficial" or "beneficially" is used) of, or have the contractual right to direct the voting and disposition of, 49,940,222 shares of common stock of Parent, par value $0.0001 per share (the "Parent Common Stock") (together with any additional capital stock of Parent beneficially owned or acquired by the Significant Stockholders on or after the date hereof, the "Shares");

        WHEREAS, as an inducement and a condition to the Company entering into the Merger Agreement, the Significant Stockholders are entering into this Agreement with the Company;

        WHEREAS, the Parent Board has adopted the Merger Agreement and approved the transactions contemplated thereby, and has consented to the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Significant Stockholders is a material inducement and condition to the Company's willingness to enter into the Merger Agreement; and

        WHEREAS, pursuant to the terms of the Merger Agreement, Parent will establish a record date for and duly call and give notice of and convene and hold a meeting of its stockholders (the "Parent Stockholders Meeting") for the purpose of seeking the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock entitled to vote thereon in favor of the issuance by Parent of 32,500,000 newly issued shares of Parent Common Stock in connection with the transactions contemplated by the Merger Agreement (the "Share Issuance" and, such approval, the "Requisite Parent Stockholder Approval");

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

        1.1    Definitions.     Capitalized terms used but not defined herein shall have the respective meanings given to them in the Merger Agreement.

ARTICLE II

AGREEMENT TO CONSENT AND VOTE

        2.1    Agreement to Vote.     Prior to the Termination Date (as defined herein), and subject to Section 2.2, each Significant Stockholder irrevocably and unconditionally agrees that it shall, and shall cause its Affiliates (if applicable) to, at the Parent Stockholders Meeting and at every annual, special or other meeting of Parent's stockholders duly called, and at every adjournment or postponement thereof, (i) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purpose of establishing a quorum and (ii) vote, or cause to be voted, in person or by proxy, at such meeting, all Shares held by such Significant Stockholder, (a) in favor of the Share Issuance (and in favor of any proposal to adjourn or postpone the Parent Stockholder Meeting to a later date if there are not a quorum or sufficient votes for approval of the Share Issuance on the date on which the meeting is held to vote upon the Share Issuance), (b) against any agreement, transaction or proposal that relates to a Parent Acquisition Proposal, (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement, or of such Significant Stockholder contained in this Agreement and (d) against any action or agreement that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect or prevent the Share Issuance or any of the other transactions contemplated by the Merger Agreement. Any attempt by such Significant Stockholder to vote, consent or express dissent with respect to (or otherwise to utilize the voting power of), the Shares in contravention of this Section 2.1 shall be null and void ab initio. If such Significant Stockholder is the beneficial owner, but not the holder of record, of any Shares, such Significant Stockholder agrees to take all actions necessary to cause the holder of record and any nominees to vote all of such Shares in accordance with this Section 2.1.

        2.2    Parent Change of Recommendation.     The obligations of the Significant Stockholders specified in Section 2.1 shall apply whether or not there has been a Parent Change of Recommendation; provided that, notwithstanding anything to the contrary herein, until the earlier of the receipt of the Requisite Parent Stockholder Approval and the Termination Date, if after the date of this Agreement the Parent Board effects a Parent Change of Recommendation in accordance with the terms of Section 6.4 of the Merger Agreement (the "Trigger Event"), the obligations of each Significant Stockholder under Section 2.1 above shall be modified such that the number of Shares that the Significant Stockholders, collectively, must vote in favor of approving the Share Issuance shall be equal to the sum of (rounded up to the nearest whole share) the number of Shares that would represent as of the time of the Trigger Event thirty-three percent (33%) of the aggregate voting power of the issued and outstanding shares of the Parent Common Stock, voting together as a single class (and each Significant Stockholder shall vote or cause to be voted any Shares not required to be voted to approve the Share Issuance due to this Section 2.2 to instead be voted on the Share Issuance, at such Significant Stockholder's election, either (A) in accordance with Section 2.1 or (B) pro rata in accordance with how the other holders of shares of Parent Common Stock, other than the Significant Stockholders, vote their shares of Parent Common Stock on the Share Issuance at the Parent Stockholders Meeting).

        2.3    Proxy.     Each Significant Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, to consent to or vote the Shares as indicated in Section 2.1 above, subject to Section 2.2 above. Each Significant Stockholder intends this proxy to be irrevocable and unconditional during the term of this Agreement and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy, and hereby revokes any proxy previously granted by such Significant Stockholder with respect to the Shares held by such Significant Stockholder (and each Significant Stockholder hereby represents that any such proxy is revocable); provided, that upon the occurrence of a Trigger Event, such proxy shall be automatically modified to comply with Section 2.2 above. The proxy granted by each Significant Stockholder shall be automatically revoked upon the occurrence of the Termination Date and the Company may further terminate this proxy at any time at its sole election by written notice provided to each Significant Stockholder.

ARTICLE III

ADDITIONAL AGREEMENTS

        3.1    Waiver of Rights; Litigation.     Each Significant Stockholder further agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Direct Parent, Merger Sub or the Company or any of their respective Affiliates and each of their successors or directors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, including any claim challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, and hereby irrevocably waives any claim or rights whatsoever with respect to any of the foregoing.

        3.2    Retention of Shares.     Each Significant Stockholder agrees that such Significant Stockholder shall not, prior to the Termination Date, (a) directly or indirectly, offer for sale, sell, short sell, transfer, tender, pledge, encumber, hypothecate, assign, or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise) or grant a proxy or power of attorney with respect to (each a "Transfer"), any of such Significant Stockholder's Shares or any right or interest therein, (b) enter into or acquire a derivative contract with respect to any of the Shares, enter into or acquire a futures or forward contract to deliver any of the Shares or enter into any other hedging or other derivative, swap, "put-call," margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of any of the Shares (each a "Constructive Transfer"), (c) otherwise enter into any contract, option or arrangement or understanding with respect to a Transfer or Constructive Transfer of the Shares, (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any Shares or (e) take any action or enter into any agreement or undertaking that would prohibit or prevent it from satisfying any of such Significant Stockholder's obligations hereunder, excluding any bankruptcy filing, or that is intended to prevent or materially delay the consummation of the transactions contemplated by the Merger Agreement. Any Transfer, Constructive Transfer, attempted Transfer or attempted Constructive Transfer in violation of this Agreement shall be null and void ab initio. In furtherance of the foregoing, each Significant Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Shares.

        3.3    Further Assurances.

        (a)   Upon the terms and subject to the conditions set forth in this Agreement and the Merger Agreement, each Significant Stockholder shall (and shall cause each of its Subsidiaries to) use its reasonable best efforts to supply Parent, the Company or any Affiliates of the Company with any information and reasonable assistance that may be required or reasonably requested in connection with any registrations, declarations and filings with, and notices to, any Governmental Authorities, made by such parties that are necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by the Merger Agreement; provided that in no event shall the foregoing require any Significant Stockholder, or any of its Subsidiaries or Affiliates (other than Parent and its Subsidiaries) to take any actions other than supplying such information or assistance.

        (b)   Each Significant Stockholder agrees that from and after the date hereof and until the Termination Date, such Significant Stockholder shall, and shall cause its Subsidiaries to, take no action that would reasonably be likely to adversely affect or delay the ability to obtain the Requisite Parent Stockholder Approval, or any Governmental Authority approvals required for the transactions contemplated by the Merger Agreement or to perform its respective covenants and agreements under this Agreement.

        3.4    No Solicitation.

        (a)   Except as otherwise provided in this Section 3.4, from the date of this Agreement until the Effective Time or, if earlier, the termination of the Merger Agreement in accordance with its terms, no Significant Stockholder shall, nor shall it authorize or permit any of its Subsidiaries to, and will use its reasonable best efforts to cause its and their respective Representatives not to, (a) initiate, solicit or knowingly encourage, directly or indirectly, the making of any Parent Acquisition Proposal or (b) other than informing Third Parties of the provisions contained in this Section 3.4, engage in negotiations or substantive discussions with, or furnish any material nonpublic information to, any Third Party that may relate to a Parent Acquisition Proposal; provided that the foregoing will not prohibit any disclosures required by applicable Law or as may be requested by a Governmental Authority in the ordinary course (such request not being specifically related to a Parent Acquisition Proposal.

        (b)   Each Significant Stockholder agrees that it and its Subsidiaries shall, and that they shall cause their respective Representatives to, (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any person (other than the parties to the Merger Agreement) conducted prior to the date of this Agreement with respect to any Parent Acquisition Proposal and (ii) request each third party that has heretofore executed a confidentiality agreement that relates to a Parent Acquisition Proposal (other than the Company) to return or destroy all confidential information regarding Parent or its Subsidiaries heretofore furnished to such third party by such Significant Stockholder or on its behalf. Each Significant Stockholder agrees that it and its Subsidiaries will take the necessary steps to promptly inform its and its Subsidiaries' Representatives operating on their behalf of the obligations undertaken in this Section 3.4.

        (c)   Each Significant Stockholder shall promptly notify the Company orally and in writing of any request for information or any inquiries, proposals or offers relating to a Parent Acquisition Proposal indicating, in connection with such notice, the name of such person making such request, inquiry, proposal or offer and the material terms and conditions of any proposals or offers and each Significant Stockholder shall use commercially reasonable efforts to provide to the Company written notice of any such inquiry, proposal or offer within two (2) Business Days (but in no event more than three (3) Business Days) of such event and copies of any written or electronic correspondence to or from any person making a Parent Acquisition Proposal (or its Representatives). Each Significant Stockholder shall keep the Company informed orally and in writing, as soon as is reasonably practicable, of the status of any Parent Acquisition Proposal, including with respect to the status and material terms of any such proposal or offer and whether any such proposal or offer has been withdrawn or rejected and each Significant Stockholder shall use commercially reasonable efforts to provide to the Company written notice of any such withdrawal or rejection and copies of any written proposals or requests for information within two (2) Business Days (but in no event more than three (3) Business Days). Each Significant Stockholder also agrees to provide any information to the Company (not previously provided or made available to the Company) that it is providing to another person pursuant to this Section 3.4 at substantially the same time it provides such information to such other person. All information provided to the Company under this Section 3.4 shall be kept confidential by the Company in accordance with the terms of the Confidentiality Agreement.

        3.5    Fiduciary Duties.     Each Significant Stockholder is entering into this Agreement solely in its capacity as the record or beneficial owner of the Shares and nothing herein is intended to or shall limit or affect any actions taken by any of such Significant Stockholder's designees serving solely in his or her capacity as a director or officer of Parent (or a Subsidiary of Parent). The taking of any actions (or failures to act) by such Significant Stockholder's designees serving as a director or officer of Parent (or a Subsidiary of Parent) shall not be deemed to constitute a breach of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

        4.1    Representations and Warranties.     Each Significant Stockholder hereby represents and warrants to the Company as follows:

        (a)    Ownership.     Such Significant Stockholder has, with respect to the Shares held by such Significant Stockholder, and at all times during the term of this Agreement will continue to have, record and beneficial ownership of, good and valid title to and full and exclusive power to deliver written consent, vote, issue instructions with respect to the matters set forth in Article II, agree to all of the matters set forth in this Agreement and to Transfer the Shares. The Shares constitute all of the Parent Common Stock of which the Significant Stockholders have record and/or beneficial ownership of as of the date hereof. Except for the Shares, neither the Significant Stockholders nor any of their respective Subsidiaries hold or have any beneficial ownership interest in any other shares of capital stock of Parent or any option, warrant, right or security convertible, exchangeable or exercisable therefor or other instrument, obligation or right the value of which is based on any of the foregoing. Other than this Agreement, there are no agreements or arrangements of any kind, contingent or otherwise, to which such Significant Stockholder is a party obligating such Significant Stockholder to Transfer or cause to be Transferred to any person any of the Shares. No person has any contractual or other right or obligation to purchase or otherwise acquire any of the Shares.

        (b)    Organization; Authority.     Such Significant Stockholder is a limited partnership duly organized, validly existing and in good standing under the Laws of the Cayman Islands. Such Significant Stockholder is not in violation of any of the provisions of such Significant Stockholder's certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable. Such Significant Stockholder has full power and authority and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Significant Stockholder and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding agreement of such Significant Stockholder, enforceable against such Significant Stockholder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, and to general equitable principles), and no other action is necessary to authorize the execution and delivery by such Significant Stockholder or the performance of such Significant Stockholder's obligations hereunder.

        (c)    No Violation.     The execution, delivery and performance by such Significant Stockholder of this Agreement will not (i) violate any provision of any statutory law; (ii) violate any order, judgment or decree applicable to such Significant Stockholder or any of its Subsidiaries or (iii) conflict with, or result in a breach or default under, any agreement or instrument to which such Significant Stockholder or any of its Subsidiaries is a party or any term or condition of its certificate of limited partnership, partnership agreement or comparable organizational documents, as applicable, except where such conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have an adverse effect on such Significant Stockholder's ability to satisfy its obligations hereunder.

        (d)    Consents and Approvals.     The execution and delivery by such Significant Stockholder of this Agreement does not, and the performance of such Significant Stockholder's obligations hereunder, require such Significant Stockholder or any of its Subsidiaries to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority, except such filings and authorizations as may be required under the Exchange Act.

        (e)    Absence of Litigation.     As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against such Significant Stockholder or, to the knowledge of such Significant Stockholder, any other person, or, to the knowledge of such Significant Stockholder, threatened against such Significant Stockholder or any other person that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by such Significant Stockholder of its obligations under this Agreement or to consummate the transactions contemplated hereby or by the Merger Agreement, including the Merger, on a timely basis.

        (f)    Absence of Other Voting Agreements.     None of the Shares held by such Significant Stockholder is or will be subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to voting, in each case, that is inconsistent with this Agreement. None of the Shares is subject to any pledge agreement.

ARTICLE V

MISCELLANEOUS

        5.1    Disclosure.     Solely to the extent required by applicable Law, each Significant Stockholder hereby authorizes Parent and the Company to publish and disclose in any announcement, filing or disclosure required by the SEC and in the Proxy Statement such Significant Stockholder's identity and ownership of the Shares, the nature of such Significant Stockholder's obligations under this Agreement and the rights granted to the Company hereunder. Each Significant Stockholder shall have a reasonable opportunity to review and comment on any such announcement, filing or disclosure that includes such information with respect to it within a reasonable time prior to its distribution or filing.

        5.2    Termination.     This Agreement shall terminate at the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"); provided that this Article V shall survive any such termination. Neither the provisions of this Section 5.2 nor the termination of this Agreement shall relieve (x) any party hereto from any liability of such party to any other party incurred prior to such termination or (y) any party hereto from any liability to any other party arising out of or in connection with a Willful and Material Breach of this Agreement. Nothing in the Merger Agreement shall relieve the Significant Stockholders from any liability arising out of or in connection with a Willful and Material Breach of this Agreement.

        5.3    Amendment.     This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto (or their respective successors at the time of such amendment, if applicable).

        5.4    Extension; Waiver.     At any time prior to the Effective Time, the parties hereto, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        5.5    Expenses.     All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        5.6    Notices.     Any notice required to be given hereunder shall be sufficient if in writing and sent by e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient) (provided that any notice received by facsimile or e-mail transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.6):

        if to the Company, to:

    ECI Telecom Group Ltd.
    30 Hasivim St.
    Petah Tikva 4959388
    Israel
    Attn:    Arnold Taragin, General Counsel
    Fax:     +972-3-926-6067

        with a copy (which shall not constitute notice) to:

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, NY 10017
    Attention:    William Aaronson
    Email:          william.aaronson@davispolk.com

        and

        if to the Significant Stockholders, to:

    c/o JPMC Heritage Parent LLC
    383 Madison Avenue
    39th Floor
    New York, NY 10179
    Attention:    Richard W. Smith
    E-mail:         rick.w.smith@jpmorgan.com

        with a copy (which shall not constitute notice) to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, New York 10022
    Attention:    David Allinson
                         Jane Greyf
    Email:          david.allinson@lw.com
                         jane.greyf@lw.com

        5.7    Interpretation.     The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to "the date hereof" shall mean the date of this Agreement. As used in this Agreement, the "knowledge" of any Significant Stockholder means the actual knowledge of any officer of such Significant Stockholder. For the avoidance of doubt, "Subsidiaries" of any Significant Stockholder or "Representatives" of any Significant Stockholder or its Subsidiaries shall not include any investment banking division of any Affiliates of such Significant Stockholder. As used herein, the term "person" means an individual, a corporation (including non-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

        5.8    Counterparts.     This Agreement may be executed in two or more counterparts (including by electronic means), each of which shall be deemed an original and all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        5.9    Entire Agreement; No Third-Party Beneficiaries.     This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. This Agreement is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever, except that Parent shall be a third-party beneficiary of, and shall be entitled to enforce, the provisions of Article III hereof.

        5.10    Waiver of Jury Trial.     EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        5.11    Governing Law; Consent to Jurisdiction.

        (a)   This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        (b)   Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court.

        (c)   Each party (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 5.11 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

        5.12    Assignment.     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void ab initio. Subject to the proceeding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and permitted assigns.

        5.13    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties hereto shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

        5.14    Severability.     If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

        5.15    Adjustments.     In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of Parent on, of or affecting the Shares, then the terms of this Agreement shall apply to the Shares held by such Significant Stockholder or any of its Affiliates immediately following the effectiveness of such events.

        5.16    Non-Survival.     None of the representations, warranties or covenants contained in this Agreement will survive the Closing.

        5.17    No Recourse to Related Parties.     No Person who is not party to this Agreement, including any Related Party of the parties to this Agreement and their respective Related Parties (in each case, other than the parties to this Agreement themselves), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or based on, in respect of, or by reason of this Agreement or its negotiation, execution, performance, or breach.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed or caused this Agreement to be executed in counterparts, all as of the day and year first above written.

ECI TELECOM GROUP LTD.
By:	/s/ DARRYL EDWARDS		By:	/s/ GIORA BITAN
	Name:	Darryl Edwards		Name:	Giora Bitan
	Title:	President & Chief Executive Officer		Title:	Executive Vice President & Chief Financial Officer

[Signature Page to Parent Voting and Support Agreement]

SIGNIFICANT STOCKHOLDERS:
JPMC HERITAGE PARENT LLC
By:	/s/ KATHRYN L. BRYAN
	Name:	Kathryn L. Bryan
	Title:	Managing Director
HERITAGE PE (OEP) III, L.P
By:	OEP General Partner III, L.P., as General Partner
By:	JPMC Heritage Parent LLC, as General Partner
By:	/s/ KATHRYN L. BRYAN
	Name:	Kathryn L. Bryan
	Title:	Managing Director

[Signature Page to Parent Voting and Support Agreement]

Annex D

FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

BY AND AMONG

RIBBON COMMUNICATIONS INC.

AND

THE STOCKHOLDERS OF RIBBON COMMUNICATIONS INC.
THAT ARE PARTIES HERETO

[    •    ], 20[    •    ]

D-i

EXHIBITS

Exhibit A: Form of Joinder Agreement
Exhibit B: Registration Rights Agreement

D-ii

FIRST AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

        This First Amended and Restated Stockholders Agreement (this "Agreement") is made as of [    •    ], 20[    •    ] by and among (i) Ribbon Communications Inc., a Delaware corporation (the "Company"), (ii) JPMC Heritage Parent LLC, a Delaware limited liability company ("JPMC"), (iii) Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership ("OEP III", and together with JPMC, the "Initial OEP Stockholders"), (iv) ECI Holding (Hungary) KFT(1), a company incorporated under the Laws of Hungary (the "Initial Swarth Stockholder") and (v) any other stockholder who from time to time becomes party to this Agreement by execution of a joinder agreement substantially in the form of Exhibit A (a "Joinder Agreement").

RECITALS

        The Initial OEP Stockholders (or their predecessors in interest) and the Company entered into the Principal Stockholders Agreement (the "Original Agreement"), dated October 27, 2017.

        Effective as of the Effective Time, the Company will issue shares of Common Stock to the Initial Swarth Stockholder pursuant to the Merger Agreement, subject to the terms and conditions set forth therein.

        On and following the Effective Time, the Initial OEP Stockholders will continue to hold shares of Common Stock.

        The Company and the Initial OEP Stockholders desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.

        The parties hereto desire to enter into this Agreement to agree upon certain of their respective rights and obligations from and after the Effective Time with respect to the securities of the Company then or thereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their respective ownership in the Company.

AGREEMENT

        Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

Definitions

        Section 1.01    Drafting Conventions; No Construction Against Drafter.

        (a)   Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) "either" and "or" are not exclusive and "include," "includes" and "including" are not limiting; (ii) "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) "date of this Agreement" refers to the date set forth in the initial caption of this Agreement; (iv) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (v) the headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a contract or agreement mean such contract or agreement as amended

(1)
To be ECI Holding Hungary KFT or an Affiliate thereof.

or otherwise supplemented or modified from time to time in accordance with the terms hereof and thereof; (viii) references to a Person are also to its permitted successors and assigns; (ix) references to an "Article," "Section," "Exhibit" or "Schedule" refer to an Article or Section of, or an Exhibit or Schedule to, this Agreement; (x) references to "$" or otherwise to dollar amounts refer to the lawful currency of the United States; and (xi) references to a federal, state, local or foreign law include any rules, regulations and delegated legislation issued thereunder. If any date on which a party is required to make a payment or a delivery or take an action, in each case, pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery or take such action on the next succeeding Business Day. Time shall be of the essence in this Agreement. Unless specified otherwise, the words "party" and "parties" refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

        (b)   The language used in this Agreement shall be deemed to be the language mutually chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

        Section 1.02    Defined Terms.

        (a)   Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

        (b)   The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

        "Affiliate" shall mean with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including if the specified Person is a private equity fund, (i) any general partner of the specified Person and (ii) any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person; provided, however, that, for purposes of this Agreement, (A) neither the Company nor any of its subsidiaries shall be deemed to be an Affiliate of any OEP Stockholder or Swarth Stockholder, (B) no OEP Stockholder or Swarth Stockholder shall be deemed to be an Affiliate of the Company or any of its subsidiaries, (C) each OEP Stockholder shall be deemed to be an Affiliate of each other OEP Stockholder; and (D) JPMorgan Chase & Co. and its controlled Affiliates shall be deemed to be Affiliates of each of the OEP Stockholders, provided, however, no other affiliates of JPMorgan Chase & Co. shall be deemed Affiliates of the OEP Stockholders other than those Persons described in clauses (i) or (ii). For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

        "Baseline Amount" shall mean, as of a particular date, in respect of the OEP Stockholders or the Swarth Stockholder, respectively, the lesser of (i) the number of voting Shares held by the Initial OEP Stockholders or the Initial Swarth Stockholder, respectively, at the Effective Time, and (ii) the weighted average number of voting Shares held in the aggregate by the OEP Stockholders or the Swarth Stockholder, respectively, in the two hundred fifty (250) Business Days prior to such date.

        "Beneficial Ownership" by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 adopted by the SEC under the Exchange Act (provided that, for purposes of calculating "Beneficial Ownership" with respect to the restrictions set forth under Sections 3.01 and 4.01 and notwithstanding anything to the contrary in Rule 13d-3, a Person shall additionally be deemed to Beneficially Own any Common Stock or other securities (i) to which such Person is entitled and that are held in escrow pursuant to the terms of the Merger Agreement or

(ii) that may be acquired by such Person upon the conversion, exchange or exercise of any warrants, options, rights or other securities convertible into Common Stock or other securities of the Company, whether such acquisition may be made within sixty (60) days or a longer period); provided, however, that, for purposes of this Agreement, neither the OEP Stockholders nor the Swarth Stockholder shall be deemed to Beneficially Own any Shares or other securities issued to any Investor Designee by the Company in his or her capacity as such; provided, further, that no OEP Stockholder shall be deemed to Beneficially Own any Shares or other securities owned by the Swarth Stockholder and the Swarth Stockholder shall not be deemed to Beneficially Own any Shares or other securities owned by any OEP Stockholder; and provided, further, that, for purposes of calculating Beneficial Ownership by a Person, Shares Beneficially Owned by such Person shall not be double-counted with Shares Beneficially Owned by such Person's Affiliates and any Group in which such Person is a member. The term "Beneficially Own" shall have a correlative meaning.

        "Business Day" means any day other than a Saturday, Sunday or a day on which all banking institutions in New York are authorized or obligated by applicable Law or executive order to close.

        "Bylaws" shall mean the Company's bylaws in effect as of the Effective Time, as amended from time to time.

        "Change of Control Transaction" shall mean any of the following occurring after the Effective Time: (i) a recapitalization, merger, share exchange, business combination or similar extraordinary transaction or series of related transactions as a result of which, the Persons that Beneficially Own the voting Shares of the Company (immediately prior to the consummation of such transaction or series of related transactions) would cease to (immediately after consummation of such transaction or series of related transactions) Beneficially Own voting Shares entitling them to vote a majority or more of the voting Shares in the elections of Directors at any annual or special meeting (or, if the Company is not the surviving or resulting entity, the equivalent governing body of such surviving or resulting entity); (ii) a sale of all or substantially all of the assets the Company (determined on a consolidated basis) in one transaction or series of related transactions; or (iii) the acquisition (by purchase, merger or otherwise) by any Person of Beneficial Ownership of voting Shares of the Company entitling that Person (together with its Affiliates and any Group in which such Person is a member) to vote a majority of the voting Shares, except any acquisition in the open market by any OEP Stockholder or the Swarth Stockholder of voting Shares permitted by Section 3.01(b)(i).

        "Charter" shall mean the Company's certificate of incorporation in effect as of the Effective Time, as amended from time to time.

        "Common Stock" shall mean the common shares, par value $0.001 per share, of the Company.

        "Company" shall have the meaning set forth in the preamble and shall include any successor thereto.

        "Company Information" shall mean the following Confidential Information: (i) financial information, financial projections and other financial estimates, (ii) Confidential Information shared by an OEP Stockholder or the Swarth Stockholder (as applicable) as part of the general portfolio information of Stockholder that does not identify the Company; (iii) Confidential Information that is aggregated as part of the OEP Stockholder's or the Swarth Stockholder's (as applicable) normal internal reporting or review procedures, including those of its parent entities; (iv) valuation projections and such other summary financial ratios and/or multiples calculated by an OEP Stockholder or the Swarth Stockholder (as applicable) by reference to Confidential Information (without directly incorporating such Confidential Information), and (v) the number and type of Shares to be distributed in connection with a proposed or planned in-kind distribution and the value of such Shares at the time of distribution.

        "Confidential Information" shall mean all information relating to the Company or the business, products, condition (financial or other), operations, assets, liabilities, results of operations, cash flows or prospects of the Company (whether prepared by the Company, its advisors or otherwise) that is delivered, disclosed or furnished by or on behalf of the Company on or after the date hereof, regardless of the manner in which it is delivered, disclosed or furnished.

        "Director" shall mean a member of the Board of Directors.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Group" shall mean, with respect to a Person, such Person together with any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act.

        "Independent Director" shall mean, regardless of whether designated by the OEP Stockholders or the Swarth Stockholder, a person nominated for or appointed to the Board of Directors who, as of the time of determination is independent for purposes of the Nasdaq Rules and the SEC rules.

        "Merger Agreement" shall mean the Agreement and Plan of Merger by and among the Company, the Swarth Stockholder, ECI Telecom Group Ltd. and the other parties thereto, dated as of [    •    ], 2019.

        "Nasdaq Rules" shall mean the Nasdaq Stock Market Rules or other rules of a national securities exchange upon which the Company's Common Stock is listed or to which it is then subject.

        "Necessary Action" shall mean, with respect to a specified result, all actions necessary or desirable to cause such result, including (i) attending meetings in person or by proxy for purposes of obtaining a quorum, (ii) voting or providing (or causing the voting or providing of) a written consent or proxy with respect to all Shares then Beneficially Owned, (iii) causing the adoption of resolutions and amendments to the organizational documents of the Company, (iv) executing agreements and instruments and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

        "New Shares" shall mean any voting Shares of the Company or any of its subsidiaries, including Common Stock, whether authorized or not by the Board of Directors or any committee of the Board of Directors, and rights, options, or warrants to purchase any voting Shares, and securities of any type whatsoever that are, or may become, convertible into any voting Shares; provided, however, that the term "New Shares" shall not include: (i) Shares issued to employees, consultants, officers and directors of the Company, pursuant to any arrangement approved by the Board of Directors or the Compensation Committee of the Board of Directors; (ii) Shares issued as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; (iii) Shares issued pursuant to any rights or agreements, including convertible securities, options and warrants, provided, that either (x) the Company shall have complied with Section 6.01 with respect to the initial sale or grant by the Company of such rights or agreements or (y) such rights or agreements existed prior to the Effective Time (it being understood that any modification or amendment to any such pre-existing right or agreement subsequent to the Effective Time with the effect of increasing the percentage of the Company's fully-diluted Shares underlying such rights agreement shall not be included in this clause (iii)); (iv) Shares issued in connection with any stock split, stock dividend, recapitalization, reclassification or similar event by the Company; (v) warrants issued to a lender in a bona fide debt financing; (vi) Shares registered under the Securities Act that are issued in an underwritten public offering; (vii) any right, option, or warrant to acquire any security convertible into the securities excluded from the definition of New Shares pursuant to clauses (i) through (vi) above; (viii) any issuance by a subsidiary of the Company to the Company or a wholly-owned subsidiary of the Company; and (ix) any issuance as to which the OEP Majority Interest (on behalf of the OEP Stockholders) or the Swarth Stockholder elect to waive their respective rights set forth in Section 6.01.

        "OEP Majority Interest" shall mean, at any given time, the OEP Stockholders holding a majority of the outstanding Shares held at that specified time by all OEP Stockholders.

        "OEP Stockholders" shall mean (i) the Initial OEP Stockholders and (ii) any Permitted Transferee of any Initial OEP Stockholder described in clause (i) of the definition of "Permitted Transferee" (x) which is issued Shares or becomes the Beneficial Owner of any Shares or is Transferred any Shares by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement; provided, however, that no Shares Beneficially Owned by any Investor Designee or officer or employee of the Company or its subsidiaries shall be deemed to be Beneficially Owned by the OEP Stockholders for the purposes of Articles 2, 3 and 4 of this Agreement.

        "Permitted Loans" shall mean any pledges, hypothecations or grants of a security interest in any Shares in respect of any bona fide financing arrangements, including any bona fide purpose (margin) loan and any bona fide non-purpose loan, or the transfer of any Shares upon the exercise of rights by any pledgee, hypothecatee or grantee of a security interest in any Shares; provided that (x) the terms of such financing arrangement do not permit the pledgee, hypothecatee or grantee to a security interest in such Shares to foreclose on such shares prior to the expiration of the Initial Lock-Up Period and (y) the initial loan-to-value (LTV) ratio of such financing arrangement is no greater than 50%.

        "Permitted Transferee" shall mean, with respect to any Stockholder, (i) any Affiliate of such Stockholder or (ii) any direct or indirect member or general or limited partner of such Stockholder that is the Transferee of Shares pursuant to a pro rata distribution of Shares by such Stockholder to its partners or members, as applicable (or any subsequent Transfer of such Shares by the Transferee to another Permitted Transferee), in each case that becomes a party to this Agreement by executing a Joinder Agreement.

        "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity.

        "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of the date hereof, attached hereto as Exhibit B.

        "Regulatory Requirement" shall mean any set of facts or circumstances arising after the date hereof that has resulted, or, based on the advice of legal counsel, would reasonably be expected by a Stockholder (or, in the case of an OEP Stockholder, JPMorgan Chase & Co.) to result, in the Beneficial Ownership by such Stockholder or its Affiliates of any voting Shares causing (i) a material violation of applicable Law by such Stockholder (or, in the case of an OEP Stockholder, JPMorgan Chase & Co.) or its Affiliates, (ii) a limitation under applicable Law that will materially impair the ability of such Stockholder (or, in the case of an OEP Stockholder, JPMorgan Chase & Co.) or any of its Affiliates to operate in the ordinary course business or engage in their respective ordinary course business activities, or (iii) a requirement under applicable Law that such voting Shares be Transferred to a third Person.

        "SEC" shall mean the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        "Shares" shall mean, at any time, (i) shares of Common Stock and (ii) any other voting equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

        "Stockholders" shall mean the OEP Stockholders, the Swarth Stockholder and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement.

        "Swarth Stockholder" shall mean (i) the Initial Swarth Stockholder and (ii) any Permitted Transferee of the Initial Swarth Stockholder described in clause (i) of the definition of "Permitted Transferee" (x) which is issued Shares or becomes the Beneficial Owner of any Shares or is Transferred any Shares by any other Person and (y) which becomes a party hereto by executing a Joinder Agreement; provided, however, that no Shares Beneficially Owned by any Investor Designee or officer or employee of the Company or its subsidiaries shall be deemed to be Beneficially Owned by the Swarth Stockholder for the purposes of Articles 2, 3 and 4 of this Agreement.

        "Transfer" shall mean any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal (whether by merger, consolidation or otherwise by operation of law) of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement, including equity swaps, the purchasing of puts or effecting similar transactions; provided, however, that any Transfer of equity securities of any Person, including as a result of a change of control of such Person, that Beneficially Owns any equity securities of any Stockholder shall not, by itself, be deemed a Transfer of Shares for the purposes of this Agreement, unless the equity securities of such Stockholder constitute such Person's primary asset or such Person was formed in contemplation of such Transfer; provided, further, that (i) no Permitted Loan shall be deemed a Transfer of Shares for purposes of this Agreement and (ii) no transfer, sale, assignment or other disposal of Shares by any Stockholder in order to comply with such Stockholder's indemnification obligations under the Merger Agreement shall be deemed a Transfer of Shares for purposes of this Agreement.

        "Transferee" shall mean the recipient of a Transfer.

          (c)   Each of the following terms is defined in the Section listed opposite such term:

Terms	Section
Agreement	Preamble
Board of Directors	2.01(a)
CEO Director	2.01(a)(iv)(a)
Company	Preamble
Competitive Opportunity	8.12
Delaware Courts	8.10(a)
Indemnitors	2.01(h)
Initial Lock-up Period	4.01(a)
Initial OEP Stockholders	Preamble
Initial Swarth Stockholder	Preamble
Investor Designees	2.01(a)(iii)
Joinder Agreement	Preamble
JPMC	Preamble
New Shares Notice	6.01(b)
OEP III	Preamble
OEP Designees	2.01(a)(ii)
Original Agreement	Recitals
Other Agreement	7.01
Preemptive Right	6.01(a)
Pro Rata Portion	6.01(a)
Receiving Party	2.03(a)
Selling Stockholders	5.01(a)
Standstill Agreement	4.01(d)
Superior Rights	7.01
Swarth Designees	2.01(a)(iii)
Tagging Stockholders	5.01(a)
Tag-Along Notice	5.01(a)

        Section 1.03    Effectiveness.     This Agreement, and all rights and obligations hereunder, shall become effective upon the occurrence of the Effective Time. In the event of any termination of the Merger Agreement prior to the Effective Time, this Agreement shall be of no force or effect.

ARTICLE 2

BOARD MATTERS AND PROXY GRANT

        Section 2.01    Board of Directors.     From and after the Effective Time:

        (a)    Board Composition.     The board of directors of the Company (the "Board of Directors") shall be composed as follows:

            (i)  Until the second anniversary of the Effective Time, the authorized number of directors on the Board of Directors shall be established and remain at nine (9), except (A) if otherwise approved by the Board of Directors, acting with the approval of a majority of the Independent Directors, in connection with the consummation of (x) an acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise or (y) an equity investment in the Company or (B) as may otherwise be approved by the Board of Directors, acting with the approval of a majority of the Independent Directors and the written consent of the OEP Stockholders and the Swarth Stockholder. Following the second anniversary of the Effective Time, the Board of Directors, acting with the approval of a majority of the Independent Directors, may approve a different number of directors that shall comprise the Board of Directors.

           (ii)  (a) At the Effective Time and for so long as the OEP Stockholders in the aggregate Beneficially Own at least forty-three percent (43%) of the Shares held by the Initial OEP Stockholders at the Effective Time, the OEP Stockholders holding an OEP Majority Interest shall have the right (but not the obligation) to designate as Directors, and the individuals nominated for election as Directors by or at the direction of the Board of Directors or a duly-authorized committee thereof shall include, three (3) designees of the OEP Stockholders (the "OEP Designees"), at least two (2) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as Independent Directors; (b) from and after the first time that (and for so long as) the OEP Stockholders in the aggregate Beneficially Own less than forty-three percent (43%) and at least twenty-nine percent (29%) of the Shares held by the Initial OEP Stockholders at the Effective Time, the number of OEP Designees permitted to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) pursuant to the foregoing clause (a) shall be reduced to two (2) Directors, at least one (1) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as an Independent Director; (c) from and after the first time that (and for so long as) the OEP Stockholders in the aggregate Beneficially Own less than twenty-nine percent (29%) and at least fourteen percent (14%) of the Shares held by the Initial OEP Stockholders at the Effective Time, the number of Investor Designees permitted to be designated by the OEP Majority Interest (on behalf of the OEP Stockholders) pursuant to the foregoing clause (a) shall be reduced to one (1) Director, who need not qualify as an Independent Director; and (d) from and after the first time that the OEP Stockholders in the aggregate Beneficially Own less than fourteen percent (14%) of the Shares held by the Initial OEP Stockholders at the Effective Time, the OEP Stockholders shall have no right to designate any members of the Board of Directors.

          (iii)  At the later of the Effective Time or the receipt of CFIUS Approval and for so long as the Swarth Stockholder Beneficially Owns at least eighty-eight percent (88%) of the Shares held by the Swarth Stockholder at the Effective Time, the Swarth Stockholder shall have the right (but not the obligation) to designate as Directors, and the individuals nominated for election as Directors by or at the direction of the Board of Directors or a duly-authorized committee thereof shall include, three (3) designees (the "Swarth Designees" and together with the OEP Designees, the "Investor Designees"), at least two (2) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as Independent Directors; (a) from and after the first time that (and for so long as) the Swarth Stockholder Beneficially Owns less than eighty-eight percent (88%) and at least fifty-eight percent (58%) of the Shares issued to the Swarth Stockholder at the Effective Time pursuant to the Merger Agreement, the number of Swarth Designees permitted to be designated by the Swarth Stockholder pursuant to the foregoing clause (a) shall be reduced to two (2) Directors, at least one (1) of whom must, in the good faith determination of the Nominating and Corporate Governance Committee, qualify as an Independent Director; (b) and from and after the first time that (and for so long as) the Swarth Stockholder Beneficially Owns less than fifty-eight percent (58%) and at least twenty-nine percent (29%) of the Shares issued to the Swarth Stockholder at the Effective Time pursuant to the Merger Agreement, the number of Swarth Designees permitted to be designated by the Swarth Stockholder pursuant to the foregoing clause (a) shall be reduced to one (1) Director, who need not qualify as an Independent Director; and (c) from and after the first time that the Swarth Stockholder Beneficially Owns less than twenty-nine percent (29%) of the Shares issued to the Swarth Stockholder at the Effective Time pursuant to the Merger Agreement, the Swarth Stockholder shall have no right to designate any members of the Board of Directors.

          (iv)  In addition to the Investor Designees, the Nominating and Corporate Governance Committee shall designate as Directors (a) the Company's then-serving Chief Executive Officer (the "CEO Director") and (b) the remaining number of designees needed to be added to the Board of Directors so that the Board of Directors has no vacancies.

        (b)    Obligation to Vote.     For as long as the OEP Stockholders or the Swarth Stockholder have a right to designate any members of the Board of Directors pursuant to Section 2.01(a):

            (i)  The Company shall take all Necessary Actions within its control to cause the individuals designated in accordance with Section 2.01(a) to be nominated for election to the Board of Directors, shall solicit proxies in favor thereof, and at each meeting of the stockholders of the Company at which Directors are to be elected, shall recommend that the stockholders of the Company elect to the Board of Directors each such individual nominated for election at such meeting.

           (ii)  Each OEP Stockholder shall take all Necessary Actions within its control to vote (a) all Shares affirmatively in favor of the election of each Swarth Designee and (b) with respect to each Person nominated to serve as a Director by the Nominating and Corporate Governance Committee (other than an Investor Designee), either (i) all Shares affirmatively in favor of the election of such Person or (ii) in the same proportion as the Shares not Beneficially Owned by the OEP Stockholders are voted affirmatively in favor of, or to withhold authority with respect to the election of, such Person.

          (iii)  The Swarth Stockholder shall take all Necessary Actions within its control to vote (a) all Shares affirmatively in favor of the election of each OEP Designee and (b) with respect to each Person nominated to serve as a Director by the Nominating and Corporate Governance Committee (other than an Investor Designee), either (i) all Shares affirmatively in favor of the election of such Person or (ii) in the same proportion as the Shares not Beneficially Owned by the Swarth Stockholder are voted affirmatively in favor of, or to withhold authority with respect to the election of, such Person.

          (iv)  The Company, each OEP Stockholder and the Swarth Stockholder shall take all Necessary Actions within its control to (a) effect or cause any removal required pursuant to Section 2.01(f), subject, in the case of a removal pursuant to clause (a) or (e) of Section 2.01(f)(i), to the prior direction or approval of the Nominating and Corporate Governance Committee, and (b) cause an appropriate successor Director to be elected or appointed to fill such vacancy pursuant to Section 2.01(a)(ii) or (a)(iii), as applicable.

        (c)   Nominee Qualifications.

            (i)  Each Director shall, at the time of his or her nomination or appointment as a Director and at all times thereafter until such individual ceases to serve as a Director, meet and comply with, in the good faith determination of the Nominating and Corporate Governance Committee, any qualification criteria adopted by the Nominating and Corporate Governance Committee, including without limitation the requirements of applicable Law, the Nasdaq Rules, the SEC rules and corporate governance policies adopted by the Board of Directors that are consistent with the terms set forth herein, all of which criteria shall be consistently applied by the Nominating and Corporate Governance Committee.

           (ii)  In addition to the criteria set forth in Section 2.01(c)(i), each Independent Director shall, at the time of his or her nomination or appointment as a Director and at all times thereafter until such individual ceases to serve as a Director, qualify as an Independent Director in the good faith determination of the Nominating and Corporate Governance Committee.

        (d)    Initial Designees.     The initial OEP Designees pursuant to the provisions of Section 2.01(a)(ii) shall be three individuals identified in writing by the OEP Stockholders to the other parties hereto on or prior to the date hereof. The initial Swarth Designees pursuant to the provisions of Section 2.01(a)(iii) shall be three individuals identified in writing by the Swarth Stockholder to the other parties hereto on or prior to the date hereof. The Company shall take all Necessary Actions to cause (i) the initial OEP Designees to be appointed to the Board of Directors at the Effective Time (to the extent not already on the Board of Directors) and (ii) the initial Swarth Designees to be appointed to the Board of Directors at the later of the Effective Time or the receipt of CFIUS Approval.

        (e)    Procedures for Election.     Except as set forth herein, each Director shall be nominated for election and elected or appointed as provided in the Charter and Bylaws.

        (f)    Removal and Vacancies.

            (i)  Except as provided in Section 2.01(a)(ii), Section 2.01(a)(iii) or as required by applicable Law, the parties hereto agree that no Director designated pursuant to Section 2.01(a)(ii) or Section 2.01(a)(iii) may be removed from office unless (a) such Director fails to meet the qualification criteria set forth in Section 2.01(c); (b) in the case of an OEP Designee, such removal is directed or approved by the OEP Majority Interest (on behalf of the OEP Stockholders); (c) in the case of a Swarth Designee, such removal is directed or approved by the Swarth Stockholder; (d) in the case of the CEO Director, pursuant to Section 2.01(f)(iii) or (e) in the case of a Director designated pursuant to Section 2.01(a)(iv), such removal is directed or approved by the Nominating and Corporate Governance Committee.

           (ii)  If at any time any Director ceases to serve on the Board of Directors (whether due to death, disability, resignation, removal or otherwise), the Person or Persons that designated or nominated such Director pursuant to Section 2.01(a)(ii), Section 2.01(a)(iii) or Section 2.01(a)(iv) shall designate or nominate a successor to fill the vacancy created thereby on the terms and subject to the conditions of Section 2.01(a)(ii), Section 2.01(a)(iii) or Section 2.01(a)(iv), respectively. In the event that (x) the OEP Stockholders do not, pursuant to Section 2.01(a)(ii), or (y) the Swarth Stockholder does not, pursuant to Section 2.01(a)(iii), in either case, have the right to designate an individual to fill such vacancy, then such vacancy may be filled as provided in the Charter and the Bylaws.

          (iii)  If for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, the Company shall seek to obtain the immediate resignation of the CEO Director as a Director of the Company contemporaneously with such CEO Director's termination of service to the Company as its Chief Executive Officer. In the event such resignation is not effective within ten (10) days of such termination of service, upon the written request of the OEP Majority Interest (on behalf of the OEP Stockholders) or the Swarth Stockholder, the Company shall call a special meeting of stockholders or seek the written consents of stockholders, in each case to approve or consent to the removal of the CEO Director (if permitted by applicable Law, the Charter and the Bylaws). Any employment agreement between the Company and any Chief Executive Officer of the Company shall contain a requirement that the Chief Executive Officer of the Company resign as the CEO Director contemporaneously with termination of his service as the Chief Executive Officer of the Company. Notwithstanding anything to the contrary in the foregoing, an individual who formerly served as the CEO Director and/or Chief Executive Officer of the Company may be nominated, designated, and/or elected as a Director of the Company other than the CEO Director in accordance with Section 2.01(a) above.

          (iv)  In the event that the OEP Stockholders cease to have the right to designate a person to serve as a Director pursuant to Section 2.01(a)(ii), if requested by a majority of the Directors then serving on the Board of Directors (other than any OEP Designees), that number of Directors for which the OEP Stockholders cease to have the right to designate to serve as a Director shall resign within one (1) month or, if earlier, such time as such Director's successor is appointed or elected (provided that, subject to the requirements set forth in Section 2.01(a)(ii), the OEP Majority Interest shall have the authority to select which such particular Director or Directors will resign; provided, further, that no Director designated by the OEP Stockholders shall be required to resign prior to the first anniversary of the Effective Time).

           (v)  In the event that the Swarth Stockholder ceases to have the right to designate a person to serve as a Director pursuant to Section 2.01(a)(iii), if requested by a majority of the Directors then serving on the Board of Directors (other than any Swarth Designees), that number of Directors for which the Swarth Stockholder cease to have the right to designate to serve as a Director shall resign within one (1) month or, if earlier, such time as such Director's successor is appointed or elected (provided that, subject to the requirements set forth in Section 2.01(a)(iii), the Swarth Stockholder shall have the authority to select which such particular Director or Directors will resign; provided further, that no Director designated by the Swarth Stockholder shall be required to resign prior to the first anniversary of the Effective Time).

        (g)    Compensation; Expenses.     Each Investor Designee shall be entitled to the same retainer, equity compensation and other fees or compensation that is paid to the non-executive directors of the Company for his or her service as a Director, including any service on any committee of the Board of Directors. Each Director shall be entitled to reimbursement from the Company for his or her reasonable out-of-pocket expenses (including travel) incurred in attending any meeting of the Board of Directors or any committee thereof or governing body of any subsidiary of the Company or any committee thereof.

        (h)    Indemnification; Insurance.     The Company shall not alter, in any manner adverse to the Investor Designees, any rights to indemnification and exculpation from liabilities currently afforded to members of the Board of Directors pursuant to the Charter, the Bylaws or any indemnification agreement, in each case, as in effect as of the Effective Time. The Company shall use commercially reasonable efforts to continue to maintain in effect directors' and officers' liability insurance and fiduciary liability insurance with benefits, terms, conditions, retentions and levels of coverage that are at least as favorable, in the aggregate, to the insureds as provided in the Company's existing policies as of the Effective Time. The Company hereby acknowledges that certain Investor Designees may have rights to indemnification, advancement of expenses and/or insurance provided by Persons other than the Company and its subsidiaries (collectively, the "Indemnitors"). The Company hereby agrees that, with respect to an action, suit or proceeding brought against an Investor Designee by reason of the fact that such Investor Designee is or was a director of the Company (a) the Company and its subsidiaries are the indemnitor of first resort (i.e., their obligations to the Investor Designees are primary and any obligation of the Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by any Investor Designee are secondary), (b) the Company and its subsidiaries shall be required to advance the full amount of expenses incurred by any Investor Designee and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement, in each case, to the extent legally permitted and as required by the terms of this Agreement, the Charter, the Bylaws, and certificate of incorporation, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement or comparable organizational documents of any of the Company's subsidiaries (or any other agreement between the Company or any of its subsidiaries and any such Investor Designee related to indemnification), without regard to any rights such Investor Designee may have against the Indemnitors, and, (c) the Company and its subsidiaries irrevocably waive, relinquish and release the Indemnitors from any and all claims against the Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by an Indemnitor on behalf of an Investor Designee with respect to any claim for which such Investor Designee has sought indemnification from the Company or its subsidiaries shall affect the foregoing and the applicable Indemnitor shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Investor Designee against the Company and its subsidiaries.

        (i)    No Liability for Election of Recommended Directors.     To the fullest extent permitted by applicable Law, none of the OEP Stockholders or the Swarth Stockholder shall have any liability as a result of designating an individual for election as a Director for any act or omission by such designated individual in his or her capacity as a Director of the Company, nor shall the OEP Stockholders or the Swarth Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

        (j)    Eligible Investor Shares.     For the purpose of determining the number of the Investor Designees that the OEP Stockholders or the Swarth Stockholder shall be entitled to designate pursuant to Section 2.01(a)(ii) or Section 2.01(a)(iii), respectively, the calculation of Shares held by the OEP Stockholders or the Swarth Stockholder, respectively, shall exclude all Shares acquired by the OEP Stockholders or the Swarth Stockholder, respectively, after the Effective Time, except for the Shares acquired by the OEP Stockholders or the Swarth Stockholder, respectively, after the Effective Time pursuant to the Preemptive Rights under Section 6.01.

        Section 2.02    Committees of the Board of Directors.

        (a)   From and after the Effective Time, the Company shall, and each of the OEP Stockholder and the Swarth Stockholder shall, use its reasonable best efforts to, cause the Board of Directors to establish and maintain the following committees: (i) an Audit Committee, (ii) a Compensation Committee and (iii) a Nominating and Corporate Governance Committee. The Board of Directors may also establish and maintain any other committee as the Board of Directors shall determine in its discretion.

        (b)   For as long as the OEP Stockholders have the right to designate at least two (2) Directors:

            (i)  The Nominating and Corporate Governance Committee shall be comprised of three (3) Independent Directors, at least one (1) of whom shall be an OEP Designee.

           (ii)  The Nominating and Corporate Governance Committee shall determine the size and membership of each of the Audit Committee, the Compensation Committee and all other committees established by the Board of Directors, provided that (a) such determination shall be subject in all cases to the Company's obligation to comply with any applicable independence requirements under the Nasdaq Rules and SEC rules (and in the case of the Nominating and Corporate Governance Committee, with such Investor Designees otherwise being Independent Directors) and compliance with the requirements of Section 162(m) of the Internal Revenue Code to have a compensation committee comprised solely of two (2) or more outside directors; and (b) if consistent with the foregoing clause (a), for as long as the OEP Stockholders have the right to designate at least one (1) Director who is eligible to serve on such committee under the applicable requirements described in clause (a), at least one (1) member of each such committee shall be an OEP Designee.

        (c)   For as long as the Swarth Stockholder has the right to designate at least two (2) Directors:

            (i)  The Nominating and Corporate Governance Committee shall be comprised of three (3) Independent Directors, at least one (1) of whom shall be a Swarth Designee.

           (ii)  The Nominating and Corporate Governance Committee shall determine the size and membership of each of the Audit Committee, the Compensation Committee and all other committees established by the Board of Directors, provided that (a) such determination shall be subject in all cases to the Company's obligation to comply with any applicable independence requirements under the Nasdaq Rules and SEC rules (and in the case of the Nominating and Corporate Governance Committee, with such Investor Designees otherwise being Independent

  Directors) and compliance with the requirements of Section 162(m) of the Internal Revenue Code to have a compensation committee comprised solely of two (2) or more outside directors; and (b) if consistent with the foregoing clause (a), for as long as the Swarth Stockholder has the right to designate at least one (1) Director who is eligible to serve on such committee under the applicable requirements described in clause (a), at least one (1) member of each such committee shall be a Swarth Designee.

        (d)   The Nominating and Corporate Governance Committee shall determine the size and membership of any committee of the Board of Directors established to consider any transaction between any OEP Stockholder, any Swarth Stockholder or any of their respective Affiliates, on the one hand, and the Company, on the other hand, provided that such determination shall be subject in all cases to each member thereof being disinterested in the good faith determination of the Nominating and Corporate Governance Committee.

        (e)   No OEP Stockholder or Swarth Stockholder shall knowingly circumvent the director nominee process established by the Board of Directors' Nominating and Corporate Governance committee in accordance with the terms of this Agreement through proxy solicitations or contests.

        (f)    For as long as the OEP Stockholders have the right to designate at least two (2) Directors under Section 2.01(a)(ii), (i) an OEP Designee shall be the Chairman of each of the Nominating and Corporate Governance Committee and the Compensation Committee and (ii) only in the case that the Swarth Stockholder does not have the right to designate at least two (2) Directors under Section 2.01(a)(iii), an OEP Designee shall be the Chairman of the Audit Committee.

        (g)   For as long as the Swarth Stockholder has the right to designate at least two (2) Directors under Section 2.01(a)(iii), (i) a Swarth Designee shall be the Chairman of the Audit Committee and (ii) only in the case that the OEP Stockholders do not have the right to designate at least two (2) Directors under Section 2.01(a)(ii), a Swarth Designee shall be the Chairman of each of the Nominating and Corporate Governance Committee and the Compensation Committee.

        (h)   Each provision of this Section 2.02 shall (unless such provision otherwise expires earlier in accordance with its terms) expire on such date as when neither the OEP Stockholders nor the Swarth Stockholder have a right to designate any OEP Designees under Section 2.01(a)(ii) or Swarth Designees under Section 2.01(a)(iii), respectively.

        Section 2.03    Additional Management Provisions.

        (a)   Each OEP Stockholder, the Swarth Stockholder and the Company agrees and acknowledges that, subject to applicable Law (including the Investor Designees' fiduciary duties thereunder), the Investor Designees may not share Confidential Information other than Company Information with the OEP Stockholders or the Swarth Stockholder, as applicable, and their respective underlying direct or indirect members or controlling parent entities, or general or limited partners, each of whom have a need to know such information (each such party for purposes of this Section, a "Receiving Party") and solely to be used in connection with such Stockholders' management of their ownership of the Shares (and for no other purpose). As a condition to sharing such Company Information to a Receiving Party, each OEP Stockholder or Swarth Stockholder, as applicable, shall (i) require such Receiving Party to agree to be bound by confidentiality obligations substantially similar to (and no less restrictive than) those set forth in Section 2.03(b) as though it were a party hereto, and (ii) advise any such Receiving Party that such Company Information is being provided subject to limitations upon use and may include material non-public information and that applicable securities laws impose restrictions on trading securities when in possession of such information and on communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to trade in such securities. For the purposes of this Section 2.03, the application of internal policies and procedures of the recipient Stockholder (or, in the case of the OEP Stockholders, of JPMorgan

Chase & Co.) regarding confidentiality shall satisfy the conditions of sharing such Confidential Information under this Section 2.03(a).

        (b)   Each Receiving Party shall keep all Confidential Information confidential and will not, except as permitted below, without the prior written consent of the Company, disclose any Confidential Information; provided, however, that such Receiving Party may disclose Company Information only to the extent (and in the manner): (i) requested or required by applicable Law or pursuant to judicial process (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process including pursuant to regulations of any applicable stock exchange), which such Receiving Party shall reasonably promptly notify the Company (if legally permitted) of the nature, scope and contents of such disclosure; (ii) required pursuant to a routine examination by any regulatory authority (including self-regulatory authority) not specifically targeted to the Company or the Company Information, which such Receiving Party shall, to the extent practicable and legally permissible, as applicable, (a) reasonably promptly notify the Company of the nature, scope and contents of such disclosure and (b) advise the applicable regulatory authority (including self-regulatory authority) of the confidential nature of such Company Information; (iii) used by such Receiving Party's attorneys, auditors or professional consultants on behalf of the Receiving Party; or (iv) such information is required to be disclosed in connection with any litigation or disputes involving that such Receiving Party. Notwithstanding any other provision hereof, with respect to each Receiving Party, the terms Confidential Information and Company Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by such Receiving Party in violation of this Section 2.03(b), (ii) was within such Receiving Party's possession on a non-confidential basis prior to it being furnished or disclosed to such Receiving Party by or on behalf of the Company, provided that such Receiving Party did not know that the source of such information was bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information, (iii) becomes available to such Receiving Party from a source other than the Company or any of its representatives, provided that such Receiving Party did not know at the time of receipt of such information that the source is bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company with respect to such information, or (iv) is independently developed by or on behalf such Receiving Party without use of the Confidential Information of the Company. An OEP Stockholder shall be responsible for any breach of this Section 2.03(b) by any such Receiving Party to whom such OEP Stockholder provided Company Information to the same extent as if such breach had been committed by such OEP Stockholder and a Swarth Stockholder shall be responsible for any breach of this Section 2.03(b) by any such Receiving Party to whom such Swarth Stockholder provided Company Information to the same extent as if such breach had been committed by such Swarth Stockholder.

        (c)   The OEP Stockholders, the Swarth Stockholder and the Company hereby agree, notwithstanding anything to the contrary in any other agreement or at law or in equity, that, to the maximum extent permitted by applicable Law, when the OEP Stockholders or the Swarth Stockholder take any action under this Agreement, in their respective capacities as stockholders of the Company, to give or withhold its consent, the party taking such action shall have no duty (fiduciary or other) to consider the interests of the Company or the other stockholders of the Company and may act exclusively in its own interest; provided, however, that the foregoing shall in no way affect the obligations of the parties hereto to comply with the provisions of this Agreement.

        (d)   Each of the parties covenants and agrees to take all Necessary Actions within its control to ensure that the Charter and the Bylaws do not, at any time, conflict with the provisions of this Agreement.

        Section 2.04    Certain Transactions.

        (a)   For as long as the OEP Stockholders have a right to designate any OEP Designees under Section 2.01(a)(ii), the Company shall not enter into any agreement or transaction (including any Change of Control Transaction) with any OEP Stockholder or any of its Affiliates, without obtaining the prior approval of a majority of the disinterested Directors then serving on the Board of Directors.

        (b)   For as long as the Swarth Stockholder has a right to designate any Swarth Designees under Section 2.01(a)(iii), the Company shall not enter into any agreement or transaction (including any Change of Control Transaction) with any Swarth Stockholder or any of its Affiliates, without obtaining the prior approval of a majority of the disinterested Directors then serving on the Board of Directors.

        Section 2.05    Removal of Chairman.     The Chairman of the Board of Directors shall serve during the period beginning on the Effective Time and ending on date of the Company's first annual meeting of stockholders after the Effective Time. The Board of Directors may elect a replacement Chairman of the Board of Directors in connection with or following the Company's first annual meeting of stockholders after the Effective Time, subject to the terms of this Agreement, the Charter and Bylaws.

        Section 2.06    Irrevocable Proxy Grant.     If the CFIUS Approval has not been obtained prior to the Effective Time, then from the Effective Time until the receipt of the CFIUS Approval, the Swarth Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, to vote, in connection with any matters with respect to which stockholders of the Company cast votes of Shares during such period, any and all Shares held by the Swarth Stockholder that represent more than 9.99% of the consolidated voting power of all issued and outstanding Shares held by all stockholders of the Company entitled to vote on such matters (and, for the avoidance of doubt, the proxy contemplated by this sentence shall not be deemed granted with respect to any Shares held by the Swarth Stockholder that represent 9.99% or less of the consolidated voting power of all issued and outstanding Shares held by all stockholders of the Company entitled to vote on such matters). The Company and any person designated by it to exercise the proxy granted by this Section 2.06 shall vote or cause to be voted the Shares subject to the proxy granted by this Section 2.06 on each matter with respect to which stockholders of the Company cast votes of Shares pro rata in accordance with how the holders of Shares, other than the Swarth Stockholder, vote their Shares on such matters. The Swarth Stockholder intends this proxy to be irrevocable and unconditional at all times prior to receipt of the CFIUS Approval and coupled with an interest and will take such further action or execute such other instruments as may be reasonably necessary to effect the intent of this proxy. The proxy grant in this Section 2.06 shall expire and be of no force or effect immediately, and automatically and without any required action from any Person, upon such time as the CFIUS Approval is obtained.

ARTICLE 3

STANDSTILL PROVISIONS

        Section 3.01    Standstill.

        (a)   Except as expressly permitted herein, no Stockholder nor any of its Affiliates shall: (i) effect, agree, seek or make any proposal or offer with respect to, or announce any intention with respect to or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, directly or indirectly, (a) any acquisition of Beneficial Ownership of any Shares or any security that is convertible into Shares or any assets, indebtedness or businesses of the Company or any of its subsidiaries, (b) any financing of the acquisition of any Shares or any security convertible into Shares, (c) any tender or exchange offer, merger or other business combination involving the Company or any of its subsidiaries or assets of the Company or any of its subsidiaries constituting a significant portion of the consolidated assets of the Company and its subsidiaries, (d) any recapitalization, restructuring, liquidation, dissolution or Change of Control Transaction, or (e) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote any Shares or any consent solicitation or stockholder proposal, (ii) except in accordance with this Agreement, form, join or in any way participate in "a group" (as defined under the Exchange Act) with respect to the Company or enter into any voting agreement or otherwise act in concert with any Person or Group in respect of any voting Shares, (iii) except in accordance with this Agreement, otherwise act, alone or in concert with others, to seek representation on the Board of Directors (other than pursuant to non-public negotiations or discussions with the Company and the Board of Directors that would not reasonably be expected to cause the Company to make a public announcement under applicable Law regarding the subject matter thereof or any of the types of matters set forth in clause (i) above); (iv) take any action which would or would reasonably be expected to cause the Company to make a public announcement under applicable Law regarding any of the types of matters set forth in clause (i) above; (v) enter into any discussions or arrangements with any Person with respect to any of the foregoing; or (vi) request that the Company amend or waive any provision of this Section 3.01(a).

        (b)   Section 3.01(a) shall not prohibit or prevent:

            (i)  any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, by any Stockholder or its Affiliates if such acquisition would not result in such Stockholder and its Affiliates in the aggregate Beneficially Owning a number of voting Shares that is greater than one hundred twenty percent (120%) of the Baseline Amount;

           (ii)  any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, issued by the Company to Stockholders or their Affiliates pursuant to any stock split, stock dividend or the like effected by the Company;

          (iii)  any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares, by any Stockholder or its Affiliates pursuant to Transfers effected on the Nasdaq Stock Market or other nationally recognized securities exchange following the issuance of any new voting Shares by the Company as consideration in the acquisition of another business or assets of another Person by the Company by merger or purchase of the assets or shares, reorganization or otherwise; provided, that immediately following such acquisition of Shares such Stockholder and its Affiliates, in the aggregate, do not Beneficially Own a percentage of the total issued and outstanding voting Shares that is greater than the percentage of Shares Beneficially Owned by such Stockholder and its Affiliates, in the aggregate, immediately prior to such issuance;

          (iv)  any acquisition of Beneficial Ownership of Shares issued (including pursuant to exercise of stock options granted) to any Investor Designee or any officer or employee of the Company or its subsidiaries in respect of such Director's service on the Board of Directors or such officer's or employee's employment with the Company or its subsidiaries;

           (v)  any acquisition of Beneficial Ownership of any Shares pursuant to the exercise of Preemptive Rights under Section 6.01;

          (vi)  in the case of the Swarth Stockholder, any acquisition of Beneficial Ownership of Shares issued pursuant to the Merger Agreement;

         (vii)  Transfers of Shares permitted by and made in accordance with ARTICLE 4;

        (viii)  any acquisition of Beneficial Ownership of any Shares, or any security that is convertible into Shares or any other action that would otherwise be prohibited by Section 3.01(a), by (A) any OEP Stockholder or any of its Affiliates, (B) any Swarth Stockholder or any of its Affiliates, in each case, if approved in advance by a majority of the disinterested Directors then serving on the Board of Directors (including pursuant to any merger, acquisition or other transaction that is approved in advance by a majority of the disinterested Directors then serving on the Board of Directors).

          (ix)  any transaction, discussions, or arrangements solely between or among the OEP Stockholders and their Affiliates or between or among the Swarth Stockholder and its Affiliates; or

           (x)  any Director who is an Investor Designee from engaging, in his or her capacity as such, in confidential discussions with the Board of Directors regarding one or more transactions that would otherwise be prohibited by Section 3.01(a) so long as such discussions would not reasonably be expected to result in public disclosure by the OEP Stockholders, the Swarth Stockholder or the Company under applicable Law, including requirements of the SEC or any applicable stock exchange.

        (c)   All of the restrictions set forth in this Section 3.01 shall terminate upon the earlier to occur of (i) in respect of the Stockholders and their Affiliates, the entry by the Company into a definitive agreement with any Person providing for a Change of Control Transaction and (ii) (A) in respect of the OEP Stockholders and their Affiliates, such date as the OEP Stockholders no longer have a right to designate any Investor Designees under Section 2.01(a)(ii) or (B) in respect of the Swarth Stockholder and their Affiliates, such date as the Swarth Stockholder no longer has a right to designate any Investor Designees under Section 2.01(a)(iii).

        (d)   Notwithstanding anything to the contrary in Section 8.02 and Section 8.07, the provisions of this ARTICLE 3 may not be terminated, amended or modified unless such termination, amendment or modification is approved by (i) at least six (6) Directors, or at least two-thirds of the members of the Board of Directors if the Board of Directors at such time does not have nine (9) Directors, and (ii) a majority of the Independent Directors.

        Section 3.02    Nonapplicability to Certain Affiliates.     Notwithstanding anything in this Agreement to the contrary, neither the standstill restrictions in Section 3.01(a) nor any other provision of this Agreement nor any other agreement between any of the OEP Stockholders or their Affiliates, on the one hand, and the Company or its subsidiaries, on the other, shall in any way restrict, prohibit or otherwise restrain JPMorgan Chase & Co. and its Affiliates, from operating in the ordinary course of business or engaging in their respective ordinary course business activities, whether through its corporate investment banking division, or asset and wealth management division, or otherwise.

        Section 3.03    Nonintervention by Company.     The Company shall not, and shall not permit any of its subsidiaries to, take any action that would directly impair the ability of the Stockholders or their Affiliates to exercise their rights under Section 3.01(b).

ARTICLE 4

TRANSFER RESTRICTIONS

        Section 4.01    Transfer Restrictions.

        (a)   Except as otherwise approved by a majority of the disinterested Directors then serving on the Board of Directors, beginning at the Effective Time and during the period of one hundred and eighty (180) days thereafter (the "Initial Lock-Up Period"), no OEP Stockholder or Swarth Stockholder may Transfer any voting Shares that it Beneficially Owns to any Person, other than a Permitted Transferee or as may be required as a result of a Regulatory Requirement. Except as otherwise approved by a majority of the disinterested Directors then serving on the Board of Directors, beginning at the expiration of the Initial Lock-Up Period and during the period of one hundred and eighty (180) days thereafter, no OEP Stockholder or Swarth Stockholder may Transfer voting Shares (i) representing more than fifty percent (50%) of the voting Shares that such Stockholder in the aggregate Beneficially Owns as of the Effective Time to any Person and (ii) other than (A) pursuant to a Marketed

Underwritten Public Offering (as defined in the Registration Rights Agreement), (B) to a Permitted Transferee or (C) as may be required as a result of a Regulatory Requirement.

        (b)   From and after the end of the Initial Lock-Up Period and until the third (3rd) anniversary of the Effective Time, except as otherwise approved by a majority of the disinterested Directors then serving on the Board of Directors, no Stockholder may Transfer any voting Shares that it Beneficially Owns to any Person, other than a Permitted Transferee or as may be required as a result of a Regulatory Requirement, if:

            (i)  such Transfer (or series of related Transfers) involves more than fifteen percent (15%) of the then-outstanding voting Shares; or

           (ii)  such Transferee (together with its Affiliates), to the knowledge of such Stockholder, would Beneficially Own, after giving effect to such Transfer (or series of related Transfers), more than fifteen percent (15%) of the then outstanding voting Shares; provided, that the foregoing restriction shall not apply to a Transfer made by such Stockholder in a block trade (without knowledge by such Stockholder of the identity of the ultimate Transferee at the time of such Transfer) to a broker-dealer that is instructed by such Stockholder to comply with the Transfer restrictions of this ARTICLE 4 with respect to any subsequent Transfer by such broker-dealer to the ultimate Transferee.

        (c)   (A) Until such time as the OEP Stockholders no longer have a right to designate any Investor Designees under Section 2.01(a)(ii), and except as otherwise approved by a majority of the disinterested Directors then serving on the Board of Directors, no OEP Stockholder may Transfer pursuant to Rule 144 under the Securities Act (other than in a privately negotiated sale, including block trades) any voting Shares that it Beneficially Owns if after giving effect to such Transfer (or series of related Transfers) such Stockholder (together with its Affiliates), in the aggregate, would Transfer more than one percent (1%) of the then outstanding voting Shares in any one (1) calendar quarter and (B) until such time as the Swarth Stockholder no longer has a right to designate any Investor Designees under Section 2.01(a)(iii), and except as otherwise approved by a majority of the disinterested Directors then serving on the Board of Directors, the Swarth Stockholder may not Transfer pursuant to Rule 144 under the Securities Act (other than in a privately negotiated sale, including block trades) any voting Shares that it Beneficially Owns if after giving effect to such Transfer (or series of related Transfers) such Stockholder (together with its Affiliates), in the aggregate, would Transfer more than one percent (1%) of the then outstanding voting Shares in any one (1) calendar quarter. For the avoidance of doubt, the restrictions in this Section 4.01(c) do not apply to Transfers in connection with a bona fide public offering pursuant to an effective registration statement filed under the Securities Act, including pursuant to the Registration Rights Agreement.

        (d)   The restrictions in Section 4.01(b) shall not apply with respect to any Transferee that agrees in writing to (and to cause any subsequent Transferee to) be bound by, and comply with, the terms and conditions of Section 3.01 of this Agreement by executing a Joinder Agreement with respect to such Section or, in the alternative, enters into a separate agreement with the Company (the "Standstill Agreement") that contains standstill restrictions that are at least as favorable to the Company as the terms of and conditions of Section 3.01; provided, however, that the terms and conditions of Section 3.01 or the corresponding requirements of the Standstill Agreement, as applicable, shall terminate and no longer apply with respect to any such Transferee (or subsequent Transferee, as the case may be) upon the earlier of (i) the third (3rd) anniversary of the Effective Time and (ii) such date as when such Transferee (or subsequent Transferee, as the case may be) and its Affiliates, in the aggregate, Beneficially Own not more than fifteen percent (15%) of the then outstanding voting Shares. Upon notice given by an OEP Stockholder or the Swarth Stockholder, as applicable, to the Company that such OEP Stockholder or the Swarth Stockholder, as applicable, is exploring a potential transfer of its Shares to a Transferee that will, together with its Affiliates, in the aggregate, Beneficially Own fifteen percent (15%) or more of the then outstanding voting Shares, which notice shall be given to the Company at least fifteen (15) days prior to any such proposed Transfer, the Company shall negotiate in good faith and use its commercially reasonable efforts to enter into a customary confidentiality agreement with any potential Transferee identified by an OEP Stockholder or the Swarth Stockholder, as applicable, to the Company and to enter a Standstill Agreement and such other related and customary transfer documentation with a Transferee (as applicable).

        (e)   Notwithstanding any restrictions in this Section 4.01 (but subject to Section 2.04 and Section 4.02), each Stockholder shall be permitted to tender any voting Shares it Beneficially Owns pursuant to a public tender offer made to all holders of Shares so long as a majority of the disinterested Directors then serving on the Board of Directors has recommended to the holders of Shares that they accept such tender offer and tender their Shares in such tender offer.

        Section 4.02    Change of Control Transactions.     Neither the OEP Stockholders nor the Swarth Stockholder shall enter into any definitive agreement with any Person providing for a Change of Control Transaction or participate in or in any way support, assist, facilitate or encourage any other Person to effect or seek, directly or indirectly, a Change of Control Transaction, including by Transferring any Shares in connection with a public tender or similar takeover offer made to all holders of Shares for all Shares, in each case, if as a result of such Change of Control Transaction the OEP Stockholders or the Swarth Stockholder, respectively, or their respective Affiliates, would receive per Share consideration in excess of the per Share consideration to be received by the other holders of Shares (provided, however, that if the holders of Shares are granted the right to elect to receive one of two or more alternative forms of consideration, the foregoing provision shall be deemed satisfied if each holder of Shares is granted identical election rights), except as otherwise approved by a majority of the disinterested Directors then serving on the Board of Directors.

        Section 4.03    Facilitation of Private Sales.     In connection with a proposed Transfer of Shares by any OEP Stockholder or the Swarth Stockholder of at least [five (5)] percent of the outstanding Shares that is permitted by this Agreement, the Company shall use all commercially reasonable efforts to facilitate such Transfer, including making available for review by the proposed purchasers and their financing sources and other transaction participants, and their respective advisors, financial and other records, corporate documents and documents relating to the business of the Company and its subsidiaries reasonably requested by the selling Stockholder (subject to the execution of a customary confidentiality agreement), making available senior management of the Company for customary management presentations, due diligence and drafting activity (in each case, upon reasonable notice and at such reasonable times as such requesting Stockholder may request) and obtaining any required consents of third parties and governmental authorities; provided, however, that the Company shall not be required to enter into any agreements including purchase and sale agreements with the proposed purchasers, their financing sources or other transaction participants, or to provide any representations and warranties in connection with such proposed Transfer; and provided, further, that the Transferring Stockholder shall (i) indemnify the Company for any losses and (ii) reimburse the Company for any reasonable out-of-pocket expenses, in each case, incurred by the Company in connection with any facilitation efforts pursuant to this Section 4.03.

        Section 4.04    Legend.     Each OEP Stockholder and the Swarth Stockholder consents to the placement of the following legend on any certificate representing Shares:

  "THE SALE OR OTHER DISPOSITION OF ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF [    •    ], 20[    •    ], AS AMENDED FROM TIME TO TIME, AMONG CERTAIN OF THE STOCKHOLDERS OF THIS CORPORATION AND THIS CORPORATION (THE "AGREEMENT"). A COPY OF THE AGREEMENT IS AVAILABLE FOR INSPECTION DURING NORMAL BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICE OF THIS CORPORATION."

        The Company may also place stop-transfer instructions in respect of such Shares with respect to such legend.

ARTICLE 5

Tag-Along Rights

        Section 5.01    Tag-Along.

        (a)   During the three-year period beginning at the Effective Time in the event that any OEP Stockholder or any Swarth Stockholder intends to Transfer voting Shares Beneficially Owned by such party representing five percent (5%) or more of the total issued and outstanding voting Shares in a transaction (or series of related transactions) that is permitted pursuant to the terms of this Agreement, including a privately negotiated sale or a non-underwritten block trade, such selling party (the "Selling Stockholder") shall notify each other Stockholder that, together with its Affiliates, Beneficially Owns five percent (5%) or more of the total issued and outstanding voting Shares (the "Tagging Stockholders"), in writing, of such proposed Transfer (a "Tag-Along Notice"). Each Tag-Along Notice shall identify the number of Shares proposed to be sold by the Selling Stockholder, the consideration for which the Transfer is proposed to be made and all other material terms and conditions of the proposed Transfer, including the form of the proposed agreement, if any. Within five (5) Business Days of the date of the Tag-Along Notice, each Tagging Stockholder shall notify the Selling Stockholder if it elects to participate in such Transfer. Any Tagging Stockholder that fails to notify the Selling Stockholder within such five (5) Business Day period shall be deemed to have waived its rights under this Section 5.01 in respect of such Transfer. Each Tagging Stockholder that so notifies the Selling Stockholder shall have the right to sell, at the same price and on the same terms and conditions as the Selling Stockholder, an amount of Shares equal to the Shares the third party actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares Beneficially Owned by such Tagging Stockholder and the denominator of which shall be the aggregate number of Shares Beneficially Owned by the Selling Stockholder and each Tagging Stockholder exercising its rights under this Section 5.01(a).

        (b)   Upon the consummation of any proposed Transfer in respect of which any Tagging Stockholders have exercised their rights under Section 5.01(a), all of the Stockholders participating therein will receive the same form and amount of consideration.

        (c)   Each Tagging Stockholder that has exercised its rights under Section 5.01(a) shall (i) make only such representations, warranties and covenants, provide such indemnities and enter into such definitive agreements as (A) are customary for transactions of the nature of the proposed Transfer and (B) are (and solely to the extent) made, provided or entered into, respectively, by the Selling Stockholder; provided that if the Tagging Stockholders are required to provide any representations or indemnities in connection with such Transfer (other than representations and indemnities concerning each Tagging Stockholder's title to the Shares and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement), liability for misrepresentation or indemnity shall (as to such Tagging Stockholder) be expressly stated to be several but not joint and each Tagging Stockholder shall not be liable for more than its pro rata share (based on the number of Shares Transferred) of any liability for misrepresentation or indemnity, (ii) benefit from all of the same provisions of the definitive agreements as the Selling Stockholder and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price; provided that the Selling Stockholder and the Tagging Stockholders shall each bear their own expenses in connection with such transaction and in no event shall any Tagging Stockholder be obligated to bear any expenses for any services, such as placement or transaction fees, investment banking or investment advisory fees payable to the Selling Stockholder or any related Person of the Selling Stockholder in connection with such transaction.

        (d)   The Selling Stockholder shall have twenty days after expiration of such five (5) Business Day notice period to complete the Transfer described in the Tag-Along Notice, at a price and on terms no more favorable to the Selling Stockholder than those set forth in the Tag-Along Notice. During such period, the Selling Stockholder shall keep each Tagging Stockholder reasonably informed of the status of the proposed Transfer, including any discussions with potential purchasers and/or broker-dealers and the terms thereof, all to allow the Tagging Stockholders to participate in such Transfer as contemplated by this Section 5.01. If the Selling Stockholder does not consummate the sale in accordance with the terms of the Tag-Along Notice within such twenty (20)-day period, then the Selling Stockholder may not sell such Shares unless it sends a new Tag-Along Notice and once again complies with the provisions of this Section 5.01 with respect to such Shares.

        (e)   The provisions of this Section 5.01 shall not apply to (i) a Transfer to a Permitted Transferee, (ii) a Transfer required as a result of a Regulatory Requirement, (iii) a Transfer in an underwritten public offering pursuant to an effective registration statement under the Securities Act that includes a customary "road show" (including an "electronic road show") or other substantial marketing effort by the Company and the underwriters or (iv) a Transfer in connection with a merger, reorganization, consolidation, liquidation or winding up involving the Company.

ARTICLE 6

PREEMPTIVE RIGHTS

        Section 6.01    Preemptive Rights.

        (a)   For as long as the OEP Stockholders or the Swarth Stockholder has (or would have, but for the lack of CFIUS Approval, in the case of the Swarth Stockholder) a right to designate at least two (2) Investor Designees under Section 2.01(a)(ii) or Section 2.01(a)(iii), as applicable, the OEP Stockholders and the Swarth Stockholder, respectively, shall have the right to purchase, in accordance with the procedures set forth herein, its pro rata portion, calculated based on the percentage of the total issued and outstanding voting Shares owned by the OEP Stockholders or the Swarth Stockholder, respectively, immediately prior to issuance of the New Shares ("Pro Rata Portion") of any New Shares that the Company may, from time to time, propose to sell and issue (hereinafter referred to as the "Preemptive Right").

        (b)   In the event that the Company proposes to issue and sell New Shares, the Company shall notify the OEP Stockholders and the Swarth Stockholder in writing with respect to the proposed New Shares to be issued (the "New Shares Notice"). Each New Shares Notice shall set forth: (i) the number of New Shares proposed to be issued by the Company and the purchase price therefor; (ii) each OEP Stockholder's and the Swarth Stockholder's Pro Rata Portion of such New Shares; and (iii) any other material term (including, if known, the expected date of consummation of the purchase and sale of the New Shares).

        (c)   The OEP Stockholders and the Swarth Stockholder shall be entitled to exercise their right to purchase New Shares by delivering an irrevocable written notice to the Company within twenty (20) days from the date of receipt of any such New Shares Notice specifying the number of New Shares to be subscribed, which in any event can be no greater than each OEP Stockholder's or Swarth Stockholder's Pro Rata Portion of such New Shares at the price and on the terms and conditions specified in the New Shares Notice.

        (d)   If any OEP Stockholder or Swarth Stockholder does not elect within the applicable notice period described above to exercise its Preemptive Rights with respect to any of the New Shares proposed to be sold by the Company, the Company shall have one hundred twenty (120) days after expiration of such notice period to sell such unsubscribed New Shares proposed to be sold by the Company, at a price and on terms no more favorable to the purchaser than those set forth in the New Shares Notice. If the Company does not consummate the sale of the unsubscribed New Shares in accordance with the terms of the New Shares Notice within such one hundred twenty (120)-day period, then the Company may not issue or sell such New Shares unless it sends a second New Shares Notice and once again complies with the provisions of this Section 6.01 with respect to such New Shares. A failure by any OEP Stockholder or Swarth Stockholder to exercise its Preemptive Rights with respect to any of the New Shares shall not waive such Stockholder's Preemptive Rights with respect to future issuances of the New Shares.

        (e)   Each OEP Stockholder and the Swarth Stockholder, shall take up and pay for any New Shares that such Stockholder has elected to purchase pursuant to the Preemptive Right upon closing of the issuance of the New Shares, and shall have no right to acquire such New Shares if the issuance thereof is not consummated.

ARTICLE 7

OTHER COVENANTS

        Section 7.01    Most Favored Nation.     As of the Effective Time, the Company represents and warrants to the OEP Stockholders and the Swarth Stockholder that neither the Company nor any of its Affiliates is a party to any stockholders agreement, side letter agreement or other agreement with any OEP Stockholder, Swarth Stockholder or any of their respective Affiliate that grants rights to such OEP Stockholder, Swarth Stockholder or Affiliate in addition to the rights hereunder (an "Other Agreement"), other than this Agreement, the Merger Agreement and the agreements listed on Schedule III hereto. From and after the Effective Time, the Company will not, and will not permit any of its Affiliates to, (A) enter into any Other Agreement that grants rights to any OEP Stockholder, Swarth Stockholder or any of their respective Affiliates that are superior (the "Superior Rights"), to those belonging to the Swarth Stockholder or the OEP Stockholders, respectively, under this Agreement, unless the Company offers to enter into a corresponding agreement for the benefit of the Swarth Stockholder or the OEP Stockholders, respectively or (B) waive any provision of this Agreement in a manner that benefits the OEP Stockholders or the Swarth Stockholder unless it offers to grant a corresponding waiver for the benefit of the Swarth Stockholder or the OEP Stockholders, respectively; provided, that (1) nothing in this Section 7.01 shall prohibit the Company from entering into any agreements with, granting any rights to, or waiving any provision of this Agreement in a manner that benefits, solely any Person other than the OEP Stockholders, the Swarth Stockholder or their Affiliates and (2) this Section 7.01 shall not apply to any commercial agreement entered into between the OEP Stockholders, the Swarth Stockholder and any of their respective Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, in the ordinary course of business on arms-length terms and that is approved by a majority of the disinterested Directors then serving on the Board of Directors.

        Section 7.02    Information and Access.

        (a)   For so long as the OEP Stockholders (in the aggregate) own, or the Swarth Stockholder owns, at least 5% of the outstanding Shares, upon the request of either such Stockholder, the Company agrees to provide to such requesting Stockholder the following:

            (i)  reasonable access to the offices and the properties of the Company and its subsidiaries, including its and their books and records, all upon reasonable notice and at such reasonable times and as often as such requesting Stockholder may reasonably request; provided that any such access shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its subsidiaries; and

           (ii)  information or documents relating to the Company that are reasonably required in connection with a tax filing of such requesting Stockholder.

        Notwithstanding anything to the contrary herein, prior to receipt of the CFIUS Approval, the Swarth Stockholder shall in no event be entitled or permitted to (i) have any involvement, in each case whether pursuant to this Section 7.02(a) or otherwise, in decision-making relating to the Company's use, development, acquisition, or release of any "critical technologies" (as such term is defined in 31 CFR § 801.204 or successor provisions promulgated by CFIUS), which, for the avoidance of doubt, shall be understood to include decisions regarding any of the following with respect to such technologies: (1) licensing; (2) pricing, sales and specific contracts; (3) supply arrangements; (4) corporate strategy and business development; (5) research and product development, including budget allocation; (6) manufacturing locations; (7) access to such technology; (8) the storage or protection of such technology; (9) appointment or removal of personnel or management with operational oversight; or (10) strategic partnerships; or (ii) have any access, whether pursuant to this Section 7.02(a) or otherwise, to any "material nonpublic technical information" (as such term is defined in 31 CFR § 801.208 or successor provisions promulgated by CFIUS) in the possession of the Company.

        (b)   If requested by an OEP Stockholder or the Swarth Stockholder in connection with such Stockholder or an Affiliate thereof obtaining any Permitted Loan, the Company agrees to:

            (i)  provide to such requesting Stockholder (and, if applicable, the lender in a Permitted Loan, subject to the execution of a customary confidentiality agreement) (A) reasonable access to the offices and the properties of the Company and its subsidiaries, including its and their books and records, all upon reasonable notice and at such reasonable times and as often as such requesting Stockholder (or the lender in a Permitted Loan) may reasonably request and (B) information or documents relating to the Company that are reasonably required in connection with obtaining any Permitted Loan; provided that any access shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its subsidiaries; and provided, further, that the Company shall not be required to enter into any purchase and sale agreements with the lenders or other participants in a Permitted Loan, or to provide any representations and warranties in connection with such Permitted Loan; and provided, further, that the requesting Stockholder shall (x) indemnify the Company for any losses and (y) reimburse the Company for any reasonable out-of-pocket expenses, in each case, incurred by the Company in connection with any provision of access or information pursuant to this Section 7.02(b); and

           (ii)  provide the following cooperation in connection with such Stockholder or an Affiliate thereof obtaining any Permitted Loan: (A) entering into issuer agreements, triparty agreements or similar agreements with each lender; provided, that the sole obligations included in such agreements with respect to the Company or its subsidiaries shall be to (1) remove, or cause the removal of, any restrictive legend placed on a stock certificate representing Shares held by such requesting Stockholder or an Affiliate thereof and (2) replace, or cause the replacement of, certificates evidencing such requesting Stockholder's or its Affiliate's Shares with certificates which do not bear such restrictive legends and (B) such other reasonable cooperation and assistance as such Stockholder may reasonably request that will not unreasonably disrupt the operation of the Company's business; provided that the requesting Stockholder shall (x) indemnify the Company for any losses and (y) reimburse the Company for any reasonable out-of-pocket expenses, in each case, incurred by the Company in connection with any cooperation pursuant to this Section 7.02(b).

        (c)   Notwithstanding anything to the contrary in this Section 7.02:

            (i)  The Company shall not be obligated to provide access or information to a requesting Stockholder or the lender in a Permitted Loan to the extent the Company determines, in its reasonable judgment, that doing so would jeopardize the protection of an attorney-client privilege, attorney work product protection or other similar legal privilege; and

           (ii)  The Company shall use commercially reasonable efforts to provide alternative means of access or information to enable such requesting Stockholder to have the benefits contemplated by this Section 7.02 without jeopardizing such privilege.

ARTICLE 8

MISCELLANEOUS PROVISIONS

        Section 8.01    Reliance.     Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation by or on behalf of any party. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

        Section 8.02    Amendment and Waiver; Actions of the Board of Directors.     Subject to Section 7.01, any party may waive in writing any provision hereof intended for its benefit. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the OEP Majority Interest, the Swarth Stockholder and the Company, acting with the approval of a majority of the disinterested Directors then serving on the Board of Directors. Any consent given as provided in the preceding sentence shall be binding on all parties. Further, with the prior written consent of the OEP Majority Interest or the Swarth Stockholder, at any time hereafter Permitted Transferees of the OEP Stockholders or the Swarth Stockholder, respectively, may be made parties hereto, with any such additional parties shall be treated as "OEP Stockholders" or "Swarth Stockholders", as applicable, for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto. Notwithstanding anything to the contrary in the foregoing sentences of this Section 8.02, [(a)] no provision of this Agreement that requires approval by any specified number of Directors or Independent Directors or portion of the Board of Directors may be amended, modified or waived without the approval of such specified number of Directors or Independent Directors or portion of the Board of Directors, as applicable[, and (b) without limitation of the foregoing, no provision of this Agreement may be amended, modified or waived without the approval of a majority of the disinterested Directors then serving on the Board of Directors].

        Section 8.03    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by email (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next Business Day, in each case to the intended recipient as set forth below:

        If to the Company:

    Ribbon Communications Inc.
    4 Technology Park Drive
    Westford, MA 01886
    Attention:    [        •    ]
    Email:  [        •    ]

        With a copy (which shall not constitute notice):

    Latham & Watkins LLP
    885 Third Avenue
    New York, New York 10022
    Attention:    David Allinson
                         Jane Greyf
    Email:          david.allinson@lw.com
                         jane.greyf@lw.com

        If to the OEP Stockholders:

    c/o JPMC HERITAGE PARENT LLC
    383 Madison Avenue
    39th Floor
    New York, NY 10179
    Attn:  Richard W. Smith
    Email:  rick.w.smith@jpmorgan.com

        With a copy (which shall not constitute notice):

    [Counsel]
    [    Address]
    [    Address]
    Attention:  [        •    ]
    Email:  [        •    ]

        If to the Swarth Stockholder:

    [Stockholder]
    [    Address]
    [    Address]
    Attention:  [        •    ]
    Email:  [        •    ]

        With a copy (which shall not constitute notice):

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, NY 10017
    Attention:    William Aaronson
                          Lee Hochbaum
    Email:          william.aaronson@davispolk.com
                          lee.hochbaum@davispolk.com

        If to any other Stockholder, at such Stockholder's address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 8.03.

        Section 8.04    Counterparts.     This Agreement may be executed in two or more counterparts, and delivered via email .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        Section 8.05    Remedies; Severability.     It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that a remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties shall be entitled to enforce their respective rights by bringing actions for specific performance or injunctive relief. If any provision (or part thereof) of this Agreement is invalid, illegal or unenforceable, that provision (or part thereof) will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision (or part thereof) will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions (or parts thereof) of this Agreement will not in any way be affected or impaired thereby. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, the provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

        Section 8.06    Entire Agreement.     This Agreement, the Exhibits and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        Section 8.07    Termination.     This Agreement shall remain in effect until the earlier of (i) termination by written agreement of the OEP Majority Interest, the Swarth Stockholder and the Company, acting with the approval of a majority of the disinterested Directors then serving on the Board of Directors and (ii) with respect to either the OEP Stockholders or the Swarth Stockholder, on the date that such Stockholder ceases to Beneficially Own two percent (2%) or more of the issued and outstanding Shares.

        Section 8.08    Governing Law.     This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 8.09    Successors and Assigns; Beneficiaries.     No party hereto may assign this Agreement, or any of its rights or obligations under this Agreement, to any Person without the prior written consent of the other parties hereto; provided that the OEP Stockholders or the Swarth Stockholder may assign their respective rights and obligations under Section 4.03 and Section 7.02 hereof to a Transferee of at least five percent (5%) of the outstanding Shares in a Transfer permitted by this Agreement without the prior written consent of any other party hereto. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and permitted assigns of the parties as contemplated herein. Notwithstanding the expiration of the applicable restrictions in Section 4.01, no Stockholder shall be permitted to Transfer any governance rights such Stockholder may have under this Agreement other than to such Stockholder's Permitted Transferees.

        Section 8.10    Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

        (a)   Each of the parties hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement, the transactions contemplated hereby, and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, the transactions contemplated hereby and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (collectively with Delaware Court of Chancery, the "Delaware Courts"). Each of the parties hereto further agrees not to commence any litigation relating to this Agreement or the transactions contemplated hereby except in the Delaware Courts, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

        (b)   EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE OR OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN THE DELAWARE COURTS AND ANY CLAIM THAT ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 8.10. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

        Section 8.11    Further Assurances; Company Logo.     At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the OEP Stockholders, the Swarth Stockholder and their respective Affiliates permission to use the Company's and its subsidiaries' name and logo in marketing materials.

        Section 8.12    Competitive Opportunity.     If any Stockholder or any of its Affiliates acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could have an interest or expectancy (a "Competitive Opportunity") or otherwise is then exploiting any Competitive Opportunity, then, except with respect to any Competitive Opportunity described in the following sentence of this Section 8.12, the Company shall have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each Stockholder (other than any such Stockholder who is bound by any employment, consulting, non-competition or other agreements that prohibit such actions) shall (i) have no duty to communicate or present such Competitive Opportunity to the Company and (ii) have the right to hold any such Competitive Opportunity for such Stockholder's (and its agents', partners' or Affiliates') own account and benefit or to recommend, assign or otherwise transfer such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company. Notwithstanding the foregoing, as long as the OEP Stockholders or the Swarth Stockholder have a right to designate an Investor Designee and if that the Company identifies a Competitive Opportunity to an Investor Designee that (i) the Investor Designee and the OEP Stockholders or the Swarth Stockholder, as applicable, did not have knowledge of prior to receipt of such notice, (ii) the Board of Directors resolves to cause the Company to pursue, and (iii) the Board of Directors determines the Company has or is reasonably capable of obtaining the requisite funding to pursue, then no OEP Stockholder or Swarth Stockholder, as applicable, may seek the assistance of such Investor Designee, and such Investor Designee shall not assist any OEP Stockholder or Swarth Stockholder, as applicable, in pursuing such Competitive Opportunity until such time as the Company ceases to pursue such Competitive Opportunity. Notwithstanding anything to the contrary contained in this Agreement or any other agreement, none of the provisions of this Agreement or any other agreement shall in any way limit the activities of the OEP Stockholders or the Swarth Stockholder and their respective Affiliates in their businesses unrelated to the Company and its subsidiaries or in making investments.

        Section 8.13    Recapitalization, Exchange, Etc. Affecting the Shares.     The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares or equity securities of any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the Effective Time.

        Section 8.14    No Recourse.     Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenants, agrees and acknowledges that no recourse under this Agreement or any document or instrument delivered in connection with this Agreement shall be had against any current or future director, officer, employee, agent, general or limited partner, shareholder or member of any Stockholder or any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly acknowledged that no personal liability whatsoever shall attach to, be imposed upon or otherwise be incurred by any current or future director, officer, employee, agent, general or limited partner, shareholder or member of any Stockholder or any Affiliate or assignee thereof, as such, for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties are signing this First Amended and Restated Stockholders Agreement as of the date first set forth above.

COMPANY:
RIBBON COMMUNICATIONS INC.
By:
Name:
Title:

[Signature Page to First Amended and Restated Stockholders Agreement]

        IN WITNESS WHEREOF, the parties are signing this First Amended and Restated Stockholders Agreement as of the date first set forth above.

INITIAL OEP STOCKHOLDERS:
JPMC HERITAGE PARENT LLC
By:
Name:
Title:
HERITAGE PE (OEP) III, L.P.
By:
Name:
Title:

[Signature Page to First Amended and Restated Stockholders Agreement]

        IN WITNESS WHEREOF, the parties are signing this First Amended and Restated Stockholders Agreement as of the date first set forth above.

SWARTH STOCKHOLDER:
ECI HOLDING COMPANY (HUNGARY) KFT
By:
Name:
Title:

[Signature Page to First Amended and Restated Stockholders Agreement]

Annex E

FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

among

RIBBON COMMUNICATIONS INC.

and

THE STOCKHOLDERS OF RIBBON COMMUNICATIONS INC.
THAT ARE PARTIES HERETO

Dated as of [    •    ], 20[    •    ]

E-i

        This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of [    •    ], 20[    •    ], is made by and among (i) Ribbon Communications Inc., a Delaware corporation (the "Company"), (ii) JPMC Heritage Parent LLC, a Delaware limited liability company ("JPMC"), and Heritage PE (OEP) III, L.P., a Cayman Islands exempted limited partnership (together with JPMC, the "OEP Stockholders"), (iii) ECI Holding (Hungary) KFT, a [    •    ] (the "[Swarth] Stockholder"), and (iv) any other stockholder who from time to time becomes a party to this Agreement by execution of a joinder agreement in the form of Exhibit A hereto (a "Joinder Agreement") in accordance with Section 3.07 (collectively, the "Stockholders").

        WHEREAS, the OEP Stockholders (or their predecessors in interest) and the Company entered into the Registration Rights Agreement (the "Original Agreement"), dated October 27, 2017;

        WHEREAS, at the Effective Time, the Company will issue Shares to the [Swarth] Stockholder pursuant to the Merger Agreement;

        WHEREAS, at and following the Effective Time, the OEP Stockholders will continue to hold shares of Common Stock;

        WHEREAS, the Company and the OEP Stockholders desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement; and

        WHEREAS, the parties hereto desire to enter into this Agreement to agree upon certain of their respective rights and obligations from and after the Effective Time with respect to the securities of the Company then or thereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their respective ownership in the Company.

        NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

GENERAL PROVISIONS

        Section 1.01.    Defined Terms.

        (a)   Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement.

        (b)   In this Agreement, the following terms shall have the meanings set forth below:

        "Affiliate" means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including if the specified Person is a private equity fund, (i) any general partner of the specified Person and (ii) any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person; provided, however, that, for purposes of this Agreement, (A) neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the OEP Stockholders or the [Swarth] Stockholder, (B) no OEP Stockholder or [Swarth] Stockholder shall be deemed to be an Affiliate of the Company or any of its Subsidiaries, and (C) each OEP Stockholder shall be deemed to be an Affiliate of each other OEP Stockholder. For the purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

        "Beneficial Ownership" by a Person of any securities means that such Person is a beneficial owner of such securities in accordance with Rule 13d-3 adopted by the Commission under the Exchange Act.

The term "Beneficially Own" shall have a correlative meaning; provided, however, that, for purposes of this Agreement, no OEP Stockholder shall be deemed to Beneficially Own any securities owned by the [Swarth] Stockholder and the [Swarth] Stockholder shall not be deemed to beneficially own any securities owned by any OEP Stockholder.

        "Blackout Period" means (i) the period of any lock-up period that may apply to the Stockholders participating in the registration pursuant to which such Stockholders are not permitted to trade or (ii) in the event that the Board determines in good faith and in its reasonable judgment that the registration would reasonably be expected to materially and adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction (including an acquisition, disposition or recapitalization or change in senior management) involving the Company that is under consideration by the Company, a period of up to 100 days from the date such deferral commenced; provided such period shall end upon the earlier to occur of (1) the expiration of the 100-day period and (2) upon (x) the filing by the Company of a Form 8-K with respect to such financing or transaction or (y) the cessation of consideration of such financing or transaction by the Company, as reasonably determined by the Company.

        "Board" means the board of directors of the Company.

        "Commission" means the United States Securities and Exchange Commission or any successor agency.

        "Company Equity Securities" means the Shares and any other equity securities of the Company.

        "equity security" shall have the meaning given to such term in Rule 405 under the Securities Act.

        "Merger Agreement" means the Agreement and Plan of Merger by and among the Company, the [Swarth] Stockholder, [ECI Telecom Group Ltd. and the other parties thereto], dated as of [    •    ], 2019.

        "Permitted Transferee" means any Transferee in any Transfer of Shares, where such Transfer of such Shares to such Transferee does not constitute a breach or violation of the Stockholders Agreement by the Transferor.

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

        "Public Offering" means an offering of Company Equity Securities pursuant to an effective registration statement under the Securities Act.

        "Registrable Amount" means Registrable Securities representing 2.5% of the Shares outstanding.

        "Registrable Securities" means any Shares held by the Stockholders and any other securities issued or issuable with respect to any Share held by a Stockholder, including by way of merger, exchange or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities of a Stockholder when (i) a registration statement registering the offer and sale of such securities under the Securities Act has been declared effective and such securities have been sold or otherwise Transferred by the holder thereof pursuant to such effective registration statement or (ii) such securities have been sold, or are capable of being sold, by such Stockholder in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act without the restriction as to the number of securities that can be sold during any time period.

        "Securities Act" means the Securities Act of 1933 and the rules and regulations thereunder.

        "Shares" means shares of common stock, par value $0.0001 per share, of the Company.

        "Stockholders Agreement" means the Amended and Restated Stockholders Agreement, dated as of the date hereof, among the Company, the OEP Stockholders and the [Swarth] Stockholder.

        "Transfer" means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal, whether by merger, consolidation or otherwise by operation of law, of all or any portion of a security, any interest or rights in a security, or any rights under the Stockholders Agreement; provided, however, that any Transfer of equity securities of any Person, including as a result of a change of control of such Person, that Beneficially Owns any equity securities of any Stockholder shall not, by itself, be deemed a Transfer of Shares for the purposes of this Agreement, unless the equity securities of such Stockholder constitute such Person's primary asset or such Person was formed in contemplation of such Transfer.

        "Transferee" means a Person acquiring Company Equity Securities through a Transfer.

        "Transferor" means a Person Transferring any Company Equity Securities.

        "Underwritten Offering" means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

        (c)   Each of the following terms is defined in the Section listed opposite such term:

Term	Section
Agreement	Preamble
Company	Preamble
Delaware Courts	3.09
Demand	2.01(a)
Demand Participating Stockholders	2.01(b)
Demand Selling Stockholders	2.01(b)
Demand Registration	2.01(a)
Demand Right Holders	2.01(a)
Final Prospectus Filing Date	2.05
Form S-3	2.03(a)
Free Writing Prospectus	2.06(a)(iv)
Joinder Agreement	Preamble
JPMC	Preamble
Marketed Underwritten Shelf Offering	2.03(e)
Maximum Amount	2.01(g)
OEP Stockholders	Preamble
Original Agreement	Preamble
Other Demand Rights	2.02(b)
Other Demanding Sellers	2.02(b)
Piggyback Notice	2.02(a)
Piggyback Registration	2.02(a)
Piggyback Seller	2.02(a)
Registration Expenses	2.07
Requested Information	2.06(d)
Requesting Stockholders	2.01(a)
Selling Holders	2.06(a)(i)
Shelf Notice	2.03(a)
Shelf Offering	2.03(e)
Shelf Registration Statement	2.03(a)
Stockholders	Preamble
[Swarth] Stockholder	Preamble
Take-Down Notice	2.03(e)

        Section 1.02.    Interpretation.     Except where expressly stated otherwise in this Agreement, the following rules of interpretation apply to this Agreement: (i) "either" and "or" are not exclusive and "include," "includes" and "including" are not limiting; (ii) "hereof," "hereto," "hereby," "herein" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (iii) "date of this Agreement" refers to the date set forth in the initial caption of this Agreement; (iv) "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if"; (v) the headings and table of contents included herein are included for convenience only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereof; (vi) definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (vii) references to a contract or agreement mean such contract or agreement as amended or otherwise supplemented or modified from time to time in accordance with the terms hereof and thereof; (viii) references to a Person are also to its permitted successors and assigns; (ix) references to an "Article," "Section" or "Exhibit" refer to an Article or Section of, or an Exhibit to, this Agreement; (x) references to "$" or otherwise to dollar amounts refer to the lawful currency of the United States; and (xi) references to a federal, state, local or foreign law include any rules, regulations and delegated legislation issued thereunder. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement. If any date on which a party is required to make a payment or a delivery or take an action, in each case, pursuant to the terms hereof is not a Business Day, then such party shall make such payment or delivery or take such action on the next succeeding Business Day. Time shall be of the essence in this Agreement. Unless specified otherwise, the words "party" and "parties" refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

        Section 1.03.    Effectiveness.     This Agreement, and all rights and obligations hereunder, shall become effective upon the occurrence of the Effective Time. In the event of any termination of the Merger Agreement prior to the Effective Time, this Agreement shall be of no force or effect.

ARTICLE 2

REGISTRATION RIGHTS

        Section 2.01.    Demand Registration.     (a)   Registration.    Subject to the terms hereof and of the Stockholders Agreement, at any time after the 180th day following the Closing Date, any Stockholder or group of Stockholders holding at least 2.5% of the outstanding Shares (collectively, the "Demand Right Holders") shall be entitled to make a written request of the Company (a "Demand" and any Demand Right Holders that makes such written request, the "Requesting Stockholders") for registration under the Securities Act of an amount equal to or greater than the Registrable Amount (a "Demand Registration") and thereupon the Company will, subject to the terms of this Agreement, use its reasonable best efforts to effect, as promptly as reasonably practicable, the registration under the Securities Act of:

            (i)  the Registrable Securities which the Company has been so requested to register by the Requesting Stockholders for disposition in accordance with the intended method of disposition stated in such Demand;

           (ii)  all other Registrable Securities which the Company has been requested to register pursuant to Section 2.01(b), but subject to Section 2.01(g); and

          (iii)  all Shares which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.01, but subject to Section 2.01(g);

all to the extent necessary to permit the disposition (in accordance with the intended distribution methods in such request) of the Registrable Securities and the additional Shares, if any, to be so registered.

        (b)    Demands; Demand Participation.     A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Stockholder(s). Within five Business Days after receipt of a Demand, the Company shall give written notice of such Demand to each other Stockholder that holds any Registrable Securities. Subject to Section 2.01(g), the Company shall include in such registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten Business Days after the Company's notice required by this paragraph has been given (such participating Stockholders, the "Demand Participating Stockholders" and, together with the Requesting Stockholders, the "Demand Selling Stockholders"). Such written notice shall include the same information included in the written request of the Requesting Stockholder(s) delivered pursuant to this Section 2.01(b).

        (c)    Number of Demands.     The Demand Right Holders (collectively) shall be entitled to unlimited Demand Registrations during the term of this Agreement.

        (d)    Effective Registration Statement.     A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 120 days (or three years in the case of a Shelf Registration Statement) or such shorter period in which all Registrable Securities included in such registration statement have actually been sold thereunder (provided that such period shall be extended for a period of time equal to the period the holder of Registrable Securities refrains from selling any securities included in the effective registration statement at the request of the Company or the lead or co-managing underwriter(s) pursuant to the provisions of this Agreement), (ii) if, after it has become effective, but before any of the circumstances in clause (i) are satisfied, such registration statement becomes subject to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority for any reason, or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration statement are not satisfied, other than by reason of some act or omission by such Requesting Stockholders.

        (e)    Registration Statement Form.     Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and shall be reasonably acceptable to the Demand Selling Stockholders.

        (f)    Restrictions on Demand Registrations.     The Company shall not be obligated to (i) maintain the effectiveness of a registration statement under the Securities Act, filed pursuant to a Demand Registration, for a period longer than 120 days (or, in the case of a Shelf Registration Statement, three years), or (ii) effect any Demand Registration (A) within 90 days of a "firm commitment" underwritten registration in which all Stockholders holding a Registrable Amount were given piggyback rights pursuant to Section 2.02 (subject to Section 2.02(b)) and at least 80% of the number of Registrable Securities requested by such Stockholders to be included in such registration statement were included, (B) within three months of any other Demand Registration, or (C) if, in the Company's reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone the filing of a registration statement or the facilitation of a registered offering (upon written notice to all Stockholders) in the event of a Blackout Period until the expiration of the applicable Blackout Period. The Company may not postpone the filing of a registration statement or the facilitation of a registered offering more than twice in any period of 12 consecutive months, except if required by

Applicable Law; provided that if the Company has previously postponed the filing of a registration statement or the facilitation of a registered offering, the Company may not again postpone the effectiveness of such registration statement until 30 days after the expiration of the previous postponement. If the Company postpones the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Stockholder(s) shall have the right to withdraw such Demand in accordance with Section 2.04.

        (g)    Participation in Demand Registrations.     The Company shall not include any securities other than Registrable Securities in a Demand Registration, except (i) for that the Company proposes to sell for its own account and (ii) with the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of Stockholders participating in such Demand Registration that hold a majority of the Registrable Securities in such Demand Registration. If, in connection with a Demand Registration, the lead managing or co-managing underwriter(s) advise(s) the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the distribution of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter(s) can be sold without such adverse effect (the "Maximum Amount") as follows and in the following order of priority:

            (i)  first, the number of Registrable Securities requested to be included in such registration by the Demand Selling Stockholders up to the Maximum Amount, allocated pro rata among such Demand Selling Stockholders on the basis of the number of such securities requested to be included by such Stockholders;

           (ii)  second, Shares that the Company proposes to sell which, taken together with the Registrable Securities under clause (i) above, do not exceed the Maximum Amount; and

          (iii)  third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company, to the extent, when taken together with clause (i) and (ii) such number of securities does not exceed the Maximum Amount.

        (h)    Selection of Underwriters.     In connection with a Demand Registration, the Requesting Stockholder(s) may elect to have Registrable Securities sold in an Underwritten Offering. Anytime that a Demand Registration involves an Underwritten Offering, the Requesting Stockholder(s) may select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned. In connection with any Underwritten Offering under this Section 2.01, each Demand Participating Stockholder shall be obligated to accept the terms of the underwriting as agreed upon between the Requesting Stockholder(s) and the lead or co-managing underwriters on terms no less favorable to such Demand Participating Stockholders than the Requesting Stockholder(s). In the event of a disagreement among the Requesting Stockholders, the decision of the Stockholder(s) holding a majority of the Registrable Securities shall govern for purposes of this Section 2.01(h). Notwithstanding the foregoing, if the Demand Selling Stockholders include both any OEP Stockholder and the [Swarth] Stockholder, then such OEP Stockholder and [Swarth] Stockholder shall jointly select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of Registrable Securities, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, and shall jointly agree upon the terms of the underwriting with the lead or co-managing underwriters.

        (i)    Demand Withdrawal.     The Requesting Stockholder or the Requesting Stockholders (with the consent of the Requesting Stockholder(s) holding a majority of the Registrable Securities), as the case may be, shall have the right to withdraw a Demand in accordance with Section 2.04.

        Section 2.02.    Piggyback Rights.     (a) Subject to the terms and conditions hereof and the Stockholders Agreement, whenever the Company proposes to register any of its securities under the Securities Act (other than a registration by the Company (i) on a registration statement on Form S-4 or any successor form, a registration statement on Form S-8 or any successor form or (ii) pursuant to Section 2.01 or 2.03) (a "Piggyback Registration"), the Company shall give the Stockholders prompt written notice thereof (but not less than ten Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed lead or co-managing underwriter(s) (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of a Stockholder (a "Piggyback Seller") (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Stockholder) given within ten days after such Piggyback Notice is sent to such Stockholder, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Stockholders with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company's securities being sold in such Piggyback Registration.

        (b)    Priority on Piggyback Registrations.     If, in connection with a Piggyback Registration, the lead or co-managing underwriter(s) advise(s) the Company, in writing, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, by others who have sought to have Registrable Securities registered pursuant to any rights to demand registration (other than pursuant to so called "piggyback" or other incidental or participation registration rights described herein) (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), by the Piggyback Sellers and by any other proposed sellers, as the case may be, would adversely affect the distribution of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead or co-managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

            (i)  if the Piggyback Registration is in connection with an offering for the Company's own account, then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (C) third, other Shares of the Company sought to be registered by the Other Demanding Sellers and (D) fourth, other shares held by any other proposed sellers; and

           (ii)  if the Piggyback Registration relates to an offering other than for the Company's own account, then (A) first, Registrable Securities of Piggyback Sellers pro rata on the basis of the amount of such Registrable Securities sought to be registered by such Piggyback Sellers, (B) second, such number of Registrable Securities sought to be registered by each Other Demanding Seller, pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (C) third, Shares to be sold by the Company and (D) fourth, other shares of the Company held by any other proposed sellers.

        (c)    Terms of Underwriting.     In connection with any offering under this Section 2.02 involving an underwriting for the Company's account, the Company shall not be required to include a holder's

Registrable Securities in the underwritten offering if, after the Company consults with such holder and considers such holder's positions in good faith, such holder refuses to agree to the terms of the underwriting as agreed upon between the Company and the lead or co-managing underwriter(s) whether secured by the Company or otherwise.

        (d)    Withdrawal by the Company.     If, at any time after giving written notice of its intention to register any of its securities as set forth in this Section 2.02 and prior to the time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Stockholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided that any participating Demand Right Holders may continue the registration as a Demand Registration pursuant to Section 2.01.

        Section 2.03.    Shelf Registration.     (a) Subject to the terms hereof and of the Stockholders Agreement, and further subject to the availability of a registration statement on Form S-3 or any successor form ("Form S-3") to the Company, the Company agrees to file as soon as practicable (but no earlier than the [180th] day following the Closing Date), and to use reasonable best efforts to cause to be declared effective by the Commission as soon as practicable, a Form S-3 providing for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities Beneficially Owned by the Stockholders holding any Registrable Securities who elect to participate therein as provided in Section 2.03(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the "Shelf Registration Statement").

        (b)   Prior to filing the Shelf Registration Statement, the Company will deliver written notice thereof to each Stockholder holding any Registrable Securities. Each Stockholder may elect to participate in the Shelf Registration Statement in accordance with the plan and method of distribution set forth in such Shelf Registration Statement by delivering to the Company a written request to so participate within ten Business Days after the Shelf Notice is given to any such Stockholders.

        (c)   Subject to Section 2.03(d), the Company will use reasonable best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (i) three years after the Shelf Registration Statement has been declared effective and (ii) the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

        (d)   The Company shall be entitled, from time to time, by providing written notice to the Stockholders who elected to participate in the Shelf Registration Statement, to require such Stockholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for any Blackout Period, but the Blackout Periods shall not last for more than 150 days in the aggregate during any consecutive 12 month period. Immediately upon receipt of such notice, the Stockholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. After the expiration of any Blackout Period and without any further request from a Stockholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        (e)   At any time that a Shelf Registration Statement is effective, if any Demand Right Holder delivers a notice to the Company (a "Take-Down Notice") stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement in an Underwritten Offering (a "Shelf Offering"), then, the Company shall as promptly as reasonably practicable amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering (as defined below), the inclusion of Registrable Securities by any other holders pursuant to this Section 2.03(e)). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary "road show" (including an "electronic road show") or other substantial marketing effort by the Company and the underwriters (a "Marketed Underwritten Shelf Offering"):

            (i)  the Company shall forward the Take-Down Notice to all other holders of Registrable Securities included on the Shelf Registration Statement and the Company and such proposing Demand Right Holder shall permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Right Holder and the Company within five Business Days after delivery of the Take-Down Notice to such holder; and

           (ii)  if the lead or co-managing underwriter(s) advises the Company and the proposing Demand Right Holder that, in its opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would adversely affect the distribution thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Right Holder is advised by such lead or co-managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.01(g). Except as otherwise expressly specified in this Section 2.03, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article 2 as would be applicable to a Demand Registration (i.e., as if such Marketed Underwritten Shelf Offering were a Demand Registration), including Section 2.01(f) and Section 2.01(g).

        Notwithstanding anything in this Section 2.03 to the contrary, the Company shall not be required to participate in more than two Marketed Underwritten Shelf Offerings per fiscal year.

        Section 2.04.    Withdrawal Rights.     Any Stockholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten Business Days following the mailing of such notice, such holder of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Affiliates, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten Business Day period, the Company shall not file such registration statement or, if such registration statement has already been filed, the Company shall not seek, and shall use reasonable best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by the Company, (b) in accordance with an election by the Requesting Stockholder in the case of a Demand Registration or with respect to a Shelf Registration Statement or (c) in accordance with an election by the Company subsequent to the effectiveness of the applicable Demand registration statement because any post-effective amendment or supplement to the applicable Demand registration statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand.

        Section 2.05.    Lock-up Agreements.     In connection with any Underwritten Offering, each Stockholder agrees to enter into customary agreements to not effect any public sale or distribution (including sales pursuant to Rule 144) of Company Equity Securities (a) for a Public Offering (other than a Demand Registration or Piggyback Registration), during the period between the date specified by the Company to such Stockholder in its notice of intention to commence a Public Offering (such date to be the Company's best estimate as to the date that is 10 days prior to the date of the filing of the "final" prospectus or "final" prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement, the "Final Prospectus Filing Date") and 120 days following the Final Prospectus Filing Date or (b) for a Demand Registration or Piggyback Registration, during the period between the date specified by the Company to such Stockholder in its notice of intention to commence an Underwritten Offering (such date to be the Company's best estimate as to the date that is 10 days prior to the Final Prospectus Filing Date) and 90 days following the Final Prospectus Filing Date. For the avoidance of doubt, the lock-up restrictions pursuant to any underwriting agreement to be entered into with the underwriters shall not exceed the time limits on the lock-up restrictions set forth herein without the written consent (such consent not to be unreasonably withheld, delayed or conditioned) of each Demand Right Holder. The Company also shall cause its executive officers and directors (and managers, if applicable) and shall use its reasonable best efforts to cause other holders of Shares who Beneficially Own any of the Shares participating in such offering (including the Company, if applicable), to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained herein. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement nor any other agreement between any of the OEP Stockholders or their Affiliates, on the one hand, and the Company or its subsidiaries, on the other, shall in any way restrict, prohibit or otherwise restrain JPMorgan Chase & Co. and its Affiliates from operating in the ordinary course business or engaging in their respective ordinary course business activities, whether through its investment banking division or otherwise.

        Section 2.06.    Registration Procedures.     (a) Registration. If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.01, 2.02, and 2.03, the Company shall as promptly as reasonably practicable:

            (i)  prepare and file with the Commission a registration statement to effect such registration within 45 days (but no earlier than the 180th day following the Closing Date) and thereafter use reasonable best efforts to cause such registration statement to become and remain effective, pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, however, that at least five Business Days prior to filing any registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration ("Selling Holders") copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel (such review to be conducted with reasonable promptness) and other documents reasonably requested by such counsel, including any comment letter from the Commission, and if reasonably requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access upon reasonable notice during normal business hours to the Company's books and records, officers, accountants and other advisors, so long as such access or request does not unreasonably disrupt the normal operations of the Company and its subsidiaries. The Company shall not file such registration statement or any amendments thereto if the Selling Holders shall in good faith reasonably object in writing to the filing of such documents, unless, in the good faith opinion of the Company, such filing is necessary to comply with Applicable Law; provided, however, that the Selling Holders shall (and shall cause their representatives to) keep confidential any such information that is not generally publicly available at the time of delivery of such information;

           (ii)  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary (A) to keep such registration statement effective, (B) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and (C) to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading, until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by Selling Holders thereof set forth in such registration statement or the expiration of 120 days (or three years in the case of a Shelf Registration Statement) after such registration statement becomes effective;

          (iii)  if requested by the lead or co-managing underwriters, if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an underwritten offering, as promptly as reasonably practicable include in a prospectus supplement or post-effective amendment such information as the lead or co-managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.06(a)(iii) that are not, in the good faith opinion of the Company, in compliance with Applicable Law;

          (iv)  furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a "Free Writing Prospectus") utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

           (v)  use reasonable best efforts to register or qualify or cooperate with the Selling Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective hereunder, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (v), be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

          (vi)  use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which the same securities issued by the Company are then listed;

         (vii)  use reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

        (viii)  use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (ix)  make, in accordance with customary practice and upon reasonable notice during normal business hours, available for inspection by representatives of the Selling Holders, any underwriters and any counsel or accountant retained by the Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to the recipients of such information executing customary confidentiality agreements and to customary privilege constraints and so long as such access or request does not unreasonably disrupt the normal operations of the Company and its subsidiaries.

           (x)  in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

            (A)  an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters,

            (B)  a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent public accountants who have certified the Company's financial statements and, to the extent required, any other financial statements included in such registration statement, covering the matters customarily covered in "comfort" or "agreed upon procedures" letters in connection with underwritten offerings; and

            (C)  to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Selling Holders providing for, among other things, the appointment of a representative as agent for the Selling Holders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

          (xi)  as promptly as reasonably practicable notify, in writing, each Selling Holder and the underwriters, if any, of the following events:

            (A)  the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

            (B)  any request by the Commission or any other U.S. or state-governmental authority for amendments or supplements to the registration statement or the prospectus or for additional information;

            (C)  the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

            (D)  the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

         (xii)  notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the registration statement, the prospectus included in such registration statement or any document incorporated or deemed to be incorporated therein by reference, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to be stated in order to make the statements therein, not misleading, and, at the request of any Selling Holder, as promptly as reasonably practicable prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to be stated in order to make the statements made, in light of the circumstances under which they were made, not misleading;

        (xiii)  make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement and to prevent or obtain the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request at the earliest date reasonably practicable;

        (xiv)  otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company's first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

         (xv)  cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

        (xvi)  prior to the date on which the pricing of the relevant offering is expected to occur, provide a CUSIP number for the Registrable Securities;

       (xvii)  use its reasonable best efforts to assist Stockholders who made a request of the Company to provide for a third party "market maker" for the Shares; provided, however, that the Company shall not be required to serve as such "market maker"; and

      (xviii)  have appropriate officers of the Company prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, and otherwise use its reasonable best efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

        (b)    Agreements.     Without limiting any of the foregoing, the Company agrees to, in connection with registration of any Registrable Securities under this Article 2, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings including indemnification provisions and procedures substantially to the effect set forth in Section 2.09 hereof with respect to all parties to be indemnified pursuant thereto. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (i) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended (unless otherwise required by Applicable Law) certificates representing ownership of the Registrable Securities being sold under the registration statement, in such denominations and registered in such names as requested by the lead or co-managing underwriters or sellers, (ii) make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates and (iii) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

        (c)    Return of Prospectuses.     Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B) through (D) of Section 2.06(a)(xi) or in Section 2.06(a)(xii), such Selling Holder shall forthwith discontinue such Selling Holder's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.06(a)(xi) or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus and, if so directed by the Company, deliver to the Company, at the Company's expense, all copies, other than permanent file copies, then in such Selling Holder's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. If the Company shall give such notice, any applicable 120 day or three year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.06(a)(xi) or Section 2.06(a)(xii) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

        (d)    Requested Information.     Not less than five Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Selling Holder of the information, documents and instruments from such Selling Holder that the Company or any underwriter reasonably requests in connection with such registration statement, including to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the "Requested Information"). If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Selling Holder, the Company may file the registration statement without including Registrable Securities of such Selling Holder. The failure to so include in any registration statement the Registrable Securities of a Selling Holder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Selling Holder. In the event that, either immediately prior to or subsequent to the effectiveness of any registration statement, any Stockholder shall distribute Registrable Securities to its stockholders, partners or members, such Stockholder shall so advise the Company and provide such information as shall be necessary or advisable to permit an amendment to such registration statement or supplement to any prospectus to provide information with respect to such stockholders, partners or members, in their capacity as selling security holders (it being understood that no such distribution of any Shares may be effectuated following the pricing of an Underwritten Offering that includes such Shares). As soon as reasonably practicable following receipt of such information, the Company shall file an appropriate amendment to such registration statement or supplement to any prospectus reflecting the information so provided.

        (e)    No Requirement to Participate.     Neither the Company nor any Stockholder shall be required to participate in any Public Offering.

        (f)    Rule 144.     The Company covenants that it will use its reasonable best efforts to (i) file in a timely fashion the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), (ii) furnish to any holder of Registrable Securities, as promptly as reasonably practicable upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, and (iii) take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

        Section 2.07.    Registration Expenses.     All expenses incident to the Company's performance of, or compliance with, its obligations under this Agreement including (a) all registration and filing fees, all fees and expenses of compliance with securities and blue sky laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities pursuant to Section 2.06), (b) all printing and copying expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses as requested by any holder of Registrable Securities), (c) all messenger and delivery expenses, (d) all fees and expenses of the Company's independent certified public accountants and counsel (including, with respect to "comfort" letters and opinions) and (e) all reasonable fees and disbursements of one single primary outside counsel and one outside local counsel for each jurisdiction that Registrable Securities shall be distributed for the holders thereof, which counsels shall be selected by the holders of a majority of the Registrable Securities being sold (or, if the holders of Registrable Securities being sold includes both any OEP Stockholder and the [Swarth] Stockholder, selected jointly by the OEP Stockholders and the [Swarth] Stockholder) (collectively, the "Registration Expenses") shall be borne by the Company. The Registration Expenses shall be borne by the Company regardless of whether or not any registration statement is filed or becomes effective. The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance), the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded and any expenses of the Company incurred in connection with any "road show". Each Selling Holder shall pay its pro rata portion (based on the number of Registrable Securities registered) of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder's Registrable Securities pursuant to any registration.

        Section 2.08.    Miscellaneous.     The Company may grant demand, piggyback or shelf registration rights to third parties, provided that, without the prior written consent of the OEP Stockholders and the [Swarth] Stockholder the terms of such rights shall not be senior to and shall not conflict with the rights granted to the holders of Registrable Securities hereunder.

        Section 2.09.    Indemnification.     (a) The Company shall indemnify and hold harmless each Selling Holder and their respective Affiliates, member, partners, directors, officers and employees and each Person, if any, who controls any Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective representatives as follows:

            (i)  against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii)  against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii)  against any and all reasonable expense whatsoever, as incurred (including, subject to Section 2.09(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by any Selling Holder expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and the Company had furnished copies thereof to the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof prior to the date of sale by such Selling Holder to such Person.

        (b)    Indemnification by Selling Holders.     Each Selling Holder shall severally (but not jointly) indemnify and hold harmless the Company, and each other Selling Holder, and each of their respective Affiliates, members, partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, or any other Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective representatives, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 2.09(a) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto)

in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its Affiliates and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

        (c)    Conduct of Indemnification Proceedings.     Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If any indemnifying party or parties are not so entitled to assume the defense of such action or do not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 2.09(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

        (d)    Contribution.     (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 2.09 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents), on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.09(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

           (ii)  The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 2.09(d), in the case of distributions to the public, an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its Affiliates and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (iii)  For purposes of this Section, each Person, if any, who controls a Selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

ARTICLE 3

MISCELLANEOUS PROVISIONS

        Section 3.01.    Termination.     This Agreement (other than Section 2.07 and Section 2.09) will terminate on the date on which all Shares cease to be Registrable Securities.

        Section 3.02.    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (c) immediately upon delivery by hand or by email (with a written or electronic confirmation of delivery), if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient's next Business Day, in each case to the intended recipient as set forth below:

        If to the Company, addressed to it at:

    Ribbon Communications Inc.
    4 Technology Park Drive
    Westford, MA 01886
    Attention:    [        •    ]
    Email:          [        •    ]

        With a copy to (which shall not constitute notice):

    Latham & Watkins LLP
    885 Third Avenue
    New York, New York 10022
    Attention:    David Allinson
                         Jane Greyf
    Email:          david.allinson@lw.com
                         jane.greyf@lw.com

        If to the OEP Stockholders:

    c/o JPMC HERITAGE PARENT LLC
    383 Madison Avenue
    39th Floor
    New York, NY 10179
    Attn:    Richard W. Smith
    Email: rick.w.smith@jpmorgan.com

        With a copy to (which shall not constitute notice):

    [Counsel]
    [    Address]
    [    Address]
    Attention:    [        •    ]
    Email:          [        •    ]

        If to the [Swarth] Stockholder:

    [Stockholder]
    [    Address]
    [    Address]

    Attention:    [    •    ]
    Email:          [        •    ]

        With a copy to (which shall not constitute notice):

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, NY 10017
    Attention:    William Aaronson
                         Lee Hochbaum
    Email:          william.aaronson@davispolk.com
                         lee.hochbaum@davispolk.com

        If to any other Stockholder, addressed to it at:

    The address for such Stockholder reflected in the stock record books of the Company.

        Section 3.03.    Severability.     If any provision (or part thereof) of this Agreement is invalid, illegal or unenforceable, that provision (or part thereof) will, to the extent possible, be modified in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision (or part thereof) will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions (or parts thereof) of this Agreement will not in any way be affected or impaired thereby. If any provision (or part thereof) of this Agreement is so broad as to be unenforceable, the provision (or part thereof) shall be interpreted to be only so broad as is enforceable.

        Section 3.04.    Entire Agreement.     This Agreement, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

        Section 3.05.    Amendments.     Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Company, the OEP Stockholders and the [Swarth] Stockholder; provided that (a) any amendment that would have a material adverse effect on a Stockholder relative to the OEP Stockholders or the [Swarth] Stockholder shall require the written consent of that Stockholder and (b) this Section 3.05 may not be amended without the prior written consent of the Stockholders (other than the OEP Stockholders and the [Swarth] Stockholder) holding a majority of the outstanding Registrable Securities of such Stockholders.

        Section 3.06.    Waivers.     Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        Section 3.07.    Assignment.     No Stockholder shall assign any of its rights under this Agreement, in whole or in part, to any Person, without first obtaining the prior written consent of the Company; provided, that, without the consent of the Company, a Stockholder may assign its rights under this Agreement with respect to any Registrable Securities to any Permitted Transferee of such Registrable Securities, or to any other Person to which a Stockholder transfers Registrable Securities as permitted by the Stockholders Agreement, who executes a Joinder Agreement prior to or concurrently with the Transfer of such Registrable Securities to such Permitted Transferee, and any assignment in contravention hereof shall be null and void. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

        Section 3.08.    Benefit.     Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 3.09.    Governing Law; Consent to Jurisdiction.     This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereby irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (collectively with Delaware Court of Chancery, the "Delaware Courts"). Each of the parties hereto further agrees not to commence any litigation relating to this Agreement except in the Delaware Courts, waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER ARISING OUT OF THIS AGREEMENT AND, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY DEFENSE OR OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN THE DELAWARE COURTS AND ANY CLAIM THAT ANY PROCEEDING UNDER THIS AGREEMENT BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        Section 3.10.    Counterparts.     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

        Section 3.11.    Enforcement of Agreement.     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or if this Agreement was otherwise breached and that monetary damages, even if available, would not be an adequate remedy hereunder. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court without proof of actual damages and each party hereto waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Applicable Law or in equity for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for such breach.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

COMPANY:
RIBBON COMMUNICATIONS INC.
By:
Name:
Title:

[Signature Page to First Amended and Restated Registration Rights Agreement]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

OEP STOCKHOLDERS:
JPMC HERITAGE PARENT LLC
By:
Name:
Title:
HERITAGE PE (OEP) III, L.P.
By:
Name:
Title:

[Signature Page to First Amended and Restated Registration Rights Agreement]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their authorized representatives as of the date first above written.

[SWARTH] STOCKHOLDER:
ECI HOLDING COMPANY (HUNGARY) KFT
By:
Name:
Title:

[Signature Page to First Amended and Restated Registration Rights Agreement]

Annex F

SHARE PURCHASE AGREEMENT

        THIS SHARE PURCHASE AGREEMENT (this "Agreement") is made this 14th day of November, 2019 by and between Pathfinder Strategic Credit LP, a limited partnership organized and existing under the laws of the Cayman Islands (the "Seller"), ECI Telecom Group Ltd. (formerly named Epsilon 1 Ltd.), a private company organized and existing under the laws of the State of Israel (company number 51-399572-0) (the "Buyer") and Ribbon Communications Inc., a corporation incorporated under the Laws of Delaware, (the "Parent"). Each of the Seller, Buyer and Parent may be hereinafter referred to as a "Party" and collectively the "Parties".

WHEREAS,	concurrently with the execution hereof, Parent, Ribbon Communications Israel Ltd., a company incorporated under the Laws of the State of Israel and an indirect wholly owned Subsidiary of Parent ("Direct Parent"), Eclipse Communications Ltd., a company incorporated under the Laws of the State of Israel and a direct wholly owned Subsidiary of Direct Parent ("Merger Sub"), the Buyer and ECI Holding (Hungary) Korlátolt Felelősségű Társaság, a company incorporated under the Laws of Hungary, solely in its capacity as the representative of the Company Equityholders and CVR Holders thereunder are entering into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), pursuant to which (and subject to the terms and conditions set forth therein), Merger Sub (as the target company (Chevrat Ha'Ya'ad)) shall be merged with and into the Buyer (as the absorbing company (HaChevra Ha'Koletet)), and the Buyer shall continue as the surviving company of such merger (the "Merger");
WHEREAS,	the Merger is intended to occur on or before July 1, 2020;
WHEREAS,

the Merger is one of the events which constitutes a "Liquidity Event" for the purposes of the IRA and, accordingly, concurrently with the execution hereof, Seller, Parent and Buyer have entered into a Consent and Waiver Agreement pursuant to which the Seller, subject to the conditions set forth therein, gave its consent to Buyer's entering into, and consummating, the Merger Agreement (the "Seller Consent");

WHEREAS,	one of the conditions under the Seller Consent is the delivery to the Seller of a copy of this Agreement duly executed by the Parties;
WHEREAS,	the Seller is the record holder and beneficial owner of one million (1,000,000) Preferred Shares of the Company, par value NIS 0.96 each (the "Sale Shares"); and
WHEREAS,

the Seller wishes to sell and transfer the Sale Shares to the Buyer and the Buyer desires to purchase the Sale Shares from the Seller, all subject to the terms and conditions set out in this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants set forth herein, the Parties hereby agree as follows:

        1.    Definitions

  1.1.
  In this Agreement (including the recitals and Schedule), the following words and expressions shall have the following meanings:

  1.1.1.
  "Affiliate" shall have the same meaning ascribed to such term in the Merger Agreement;

  1.1.2.
  "Articles" means the Articles of Association of the Company;

    1.1.3.
    "Business Day" means a day, other than a Saturday, Sunday or a day in which all banking institutions in New York or Israel are authorized or obliged by law or executive order to close;

    1.1.4.
    "Buyer" shall have the meaning ascribed to such term in the Recitals;

    1.1.5.
    "Closing" shall have the meaning ascribed to such term in Section 5.1 below;

    1.1.6.
    "Closing Date" means the date upon which Closing occurs pursuant to Section 5.1 below;

    1.1.7.
    "Company" means ECI Telecom Ltd., a private company organised and existing under the laws of the State of Israel (company number 52-003290-5);

    1.1.8.
    "Consideration" shall have the meaning ascribed to such term in Section 2 below;

    1.1.9.
    "Effective Time" shall have the meaning ascribed to such term under the Merger Agreement.

    1.1.10.
    "Existing Debenture" means (i) the Security Agreement/Debenture dated March 29, 2018 made between (1) the Seller, as Pledgor, and (2) the Security Agent pursuant to which, inter alia, the Seller created a first ranking fixed pledge and charge over the Sale Shares in favour of the Security Agent; and (ii) in the event the Sale Shares are assigned, sold or transferred to a Transferee, any Transaction Security (as such term is defined in the Intercreditor Agreement) that any Transferee may become party in connection with it providing Equivalent Security and Perfection pursuant to Clause 21.6 of the Intercreditor Agreement;

    1.1.11.
    "Facility Agreement" means a facility agreement originally dated March 14, 2018 made between, inter alia, ECI Telecom Holdings BV, as Borrower, the Company, as Parent, the Buyer, as Original Guarantor, Promontoria Holding 206 BV and J.P. Morgan Securities Plc, as Arrangers, certain financial institutions as Original Lenders and Promontoria Holding 206 BV, as Agent and Security Agent, as amended from time to time;

    1.1.12.
    "Gross-Up" shall have the meaning ascribed to such term in Section 8 below;

    1.1.13.
    "Intercreditor Agreement" means an intercreditor agreement originally dated March 29, 2018 made between, inter alia, Promontoria Holding 206 BV, as Agent, the Senior Lenders, as defined therein, the Company, as Parent, Promontoria Holding 206 BV, as Security Agent, the Seller, the Buyer and certain other parties, as amended from time to time;

    1.1.14.
    "IRA" means the Investor's Rights Agreement dated March 29, 2018 made between, inter alia, Company, the Buyer, the Seller, Swarth Group Inc and Plenus (as such term is defined therein);

    1.1.15.
    "IRA Termination Letter" shall have the meaning ascribed to such term in Section 11.3 below;

    1.1.16.
    "Lenders' Release and Approval Documents" means (i) a consent (the "Consent") in the form of Exhibit A to this Agreement; (ii) a release (the "Release") in the Agreed Form; and (iii) all such other documents referred to in Section 3.3.

    1.1.17.
    "Lenders' Deliverable Date" means the date on which the Lenders' Release and Approval Documents have become unconditional in all respects (except any condition relating to the Merger or any condition relating to the Closing of this Agreement);

    1.1.18.
    "Merger" shall have the meaning ascribed to such term in the recitals of this Agreement;

    1.1.19.
    "Merger Agreement" shall have the meaning ascribed to such term in the recitals of this Agreement;

    1.1.20.
    "Merger Closing" and "Merger Closing Date" shall have the meanings respectively ascribed to the terms "Closing" and "Closing Date" under the Merger Agreement;

    1.1.21.
    "Merger Condition" shall have the meaning ascribed to such term in Section 5.1 below;

    1.1.22.
    "Sale Shares" shall have the meaning ascribed to such term in the recitals of this Agreement;

    1.1.23.
    "Security Agent" means Promontoria Holding 206 B.V., in its capacity as agent and security trustee for the Secured Parties (as defined in the Facility Agreement);

    1.1.24.
    "Seller Consent" shall have the meaning ascribed to such term in the recitals of this Agreement; and

    1.1.25.
    "Transferee" shall have the meaning ascribed to such term in Section 13.5 below.

  1.2.
  In this Agreement: (i) words importing the plural shall include the singular and vice versa; (ii) words denoting a gender shall include masculine, feminine or no gender; (iii) references to Sections, Exhibits and the Schedule are to be construed as references to Sections, Exhibits and the Schedule of this Agreement; (iv) reference to a document being "in the Agreed Form" means in the form of the draft or proof thereof signed for the purpose of identification by S. Horowitz & Co (on behalf of the Seller), Fischer Behar Chen Well Orion & Co (on behalf of the Buyer) or Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co. (on behalf of Parent) with such alterations (if any) as may subsequently be agreed by or on behalf of the Parties, or if no such draft or proof is available at the time this Agreement is entered into, in such form reasonably satisfactory to the Seller and the Buyer; (v) "including" and "includes" shall mean, including, without limiting the generality of any description preceding such terms; and (vi) any reference to: (a) "law" or "regulation", shall be construed as a reference to such law, regulation, rule or publication as the same may have been, or may from time to time be, amended or re-enacted; and (b) "US $", "USD", "dollars" and "US Dollars" denotes the lawful currency of the United States of America and "NIS" denotes the lawful currency of the State of Israel.

  1.3.
  The recitals, Exhibits and Schedule to this Agreement are an integral (and form) part of this Agreement.

        2.    Sale and Purchase of the Sale Shares

        Subject to the terms and conditions set forth in this Agreement, at the Effective Time, the Seller shall sell and transfer to the Buyer, and the Buyer shall purchase and acquire from the Seller, all of the rights, title and interests in and to the Sale Shares, free and clear of all liens, security interests, pledges, liabilities and restrictions on transfers of any nature whatsoever (except as specified in the Articles and except for those pledges, liabilities and restrictions on transfers created under or set forth in the Existing Debenture, the Intercreditor Agreement, the IRA and under those provisions of applicable law that generally apply to companies, entities or other persons) for an aggregate purchase price of: (i) US $90,850,000 (ninety million eight hundred and fifty thousand U.S. Dollars); plus (ii) interest accruing thereon at the rate of 20% per annum, commencing from December 15th, 2019 and ending on the date of the actual receipt by Seller of the full amount of the Consideration (which interest shall be compounded on December 31st, 2019 and on the last day of each calendar quarter thereafter, following which such compounded interest shall itself bear interest at the rate provided in this clause (ii)); plus (iii) the Gross-Up on account of tax, as provided in Section 8 below, if any (collectively, including any interest on compounded interest, the "Consideration"). The Consideration shall be paid to the Seller in the manner as set forth in Section 5 below.

        3.    Condition Precedent

        The obligations of the Parties under this Agreement are subject to satisfaction of the following conditions precedent (any of which may be waived in writing by the Buyer, following written consent of Parent, and Seller, in whole or in part):

  3.1.
  The satisfaction of the Merger Condition;

  3.2.
  Receipt by Seller of the Consent and the Release, each duly executed by the Security Agent;

  3.3.
  The Seller being satisfied that Herzog Fox & Neeman holds in escrow: (i) an original of a release of pledge (form number 3), duly executed by the Security Agent, which enables the deregistration, at the Israeli Registry of Pledges, of the liens, pledges, charges and other security interests created under the Existing Debenture; and (ii) an original of the share certificate representing the Sale Shares (such escrow being addressed in favour of Seller), on terms that such release of pledge will be unconditionally released to the Seller (or its Israeli counsel, S. Horowitz & Co.) and such share certificate shall be released to the Buyer (or its Israeli counsel, Fischer Behar Chen Well Orion & Co.), in each case, immediately upon the Merger Closing and conditional upon Closing occurring);

  3.4.
  The Lenders' Deliverable Date having occurred;

  3.5.
  The Seller's counsel, S.Horowitz & Co, receiving undated counterparts of the IRA Termination Letter duly executed by the parties thereto (other than the Seller), such counterparts to be held in escrow by such counsel on terms that such document shall be released and dated on Closing; and

  3.6.
  The Merger Agreement and the Lenders' Release and Approval Documents not having lapsed or been terminated in accordance with their respective terms.

        The Seller shall notify the Security Agent and the Buyer (and the Buyer shall notify Parent) promptly following the satisfaction (or waiver by Seller) of all of the conditions set out in this Section 3 (other than Section 3.1 and 3.6 above) and shall notify the Security Agent and the Buyer (and the Buyer shall notify Parent) promptly after it has received notice that the Merger Agreement or the Lenders' Release and Approval Documents have lapsed or have been terminated in accordance with their respective terms.

        4.    Deliverables

  4.1.
  The Seller shall, prior to Merger Closing, deliver to the Buyer's Israeli counsel, Fischer Behar Chen Well Orion & Co. ("FBC"), each of the following documents, to be held in escrow, in the Agreed Form, by FBC on terms that each such document shall be released and dated as of the Effective Time:

  4.1.1.
  an undated Share Transfer Deed for the transfer of the Sale Shares in the Agreed Form, duly executed by the Seller; and

  4.1.2.
  a counterpart of the undated IRA Termination Letter, duly executed by the Seller.

  4.2.
  The Buyer shall, prior to Merger Closing, deliver to S. Horowitz & Co, or, if applicable, to such other counsel as the Transferee may nominate for such purpose, undated counterparts of the IRA Termination Letter duly executed by the parties thereto (other than the Seller), such counterparts to be held in escrow by such counsel on terms that such document shall be released and dated on Closing.

        5.    Closing

        Subject to Section 12 below:

  5.1.
  Subject to, and upon the satisfaction and/or waiver (as applicable) of, the conditions set forth in Section 3 above, the purchase and sale of the Sale Shares (the "Closing") shall be conditional upon the Effective Time occurring on or before July 1, 2020, or such later date as the Seller and the Buyer may agree in writing (the foregoing condition, the "Merger Condition"), and shall occur immediately upon the Effective Time. On the Effective Time, the Share Transfer Deed and the IRA Termination Letter delivered to the Buyer's Israeli counsel pursuant to Section 4.1 above shall be deemed to have come into effect and the Sale Shares, shall become the absolute property of the Buyer (without derogating from the provisions of section 176 of the Israeli Companies Law). Following the Effective Time, the Buyer shall be entitled to instruct the Company to register the Sale Shares in the name the Buyer (or any third party designated thereby) in the Shareholders' registry of the Company.

  5.2.
  On the Effective Time, the Buyer shall transfer, or shall cause Parent or the Paying Agent (as such term is defined in the Merger Agreement) to transfer, to the Seller the Consideration including, if applicable, the Gross-Up, by wire of immediately available funds, to the Seller's bank account, the details of which are set forth in Schedule 5.2. The Buyer's obligation to cause the Consideration, including, if applicable, the Gross-Up, to be paid to the Seller shall survive the Closing.

        6.    Seller's Representations and Warranties

        The Seller hereby represents and warrants to the Buyer that as of the date hereof and as of the Effective Time, the following representations and warranties are true and accurate in all respects, and acknowledges that the Buyer is entering into this Agreement in reliance thereon:

  6.1.
  Subject to Section 7.2(iv) below, the Seller owns the Sale Shares, free and clear of all liens, security interests, pledges, liabilities and restrictions on transfers of any nature whatsoever ("Encumbrances"), except as specified in the Articles and except for those Encumbrances created under or set forth in the Existing Debenture, the Intercreditor Agreement, the IRA and under those provisions of applicable law that generally apply to companies, entities or other persons. Subject to Section 7.2(iv) below, the Seller is not party to any outstanding agreement to sell the Sale Shares to any person or entity or any right or option on the part of any other person or entity to purchase or require the sale of the Sale Shares or any portion thereof except for any such right or option created or set forth in the Articles, this Agreement, the Existing Debenture, the Intercreditor Agreement and the IRA. The Seller has not granted any proxies, and it is not a party to any voting trust or other voting agreements, calls or commitments of any kind with any third party relating to the Sale Shares other than those created under or set forth in the Articles, the Existing Debenture, the Intercreditor Agreement and the IRA.

  6.2.
  The Seller has all requisite power and authority to execute and deliver this Agreement and to transfer the Sale Shares at the Effective Time and such authorization has not been subsequently modified or rescinded. This Agreement when executed by the Seller, and all transactions contemplated herein by the Seller, are the legal and binding obligations of the Seller, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and the principle that equitable remedies may be granted or refused at the discretion of a court. As of the date of this Agreement and at the Effective Time, the Seller holds or will hold good and valid title to the

    Sale Shares, and at the Effective Time the Buyer shall acquire from the Seller title to the Sale Shares, free and clear of all liens, security interests, pledges, liabilities and restrictions on transfers except for those liens, security interests, pledges, liabilities and restrictions on transfers created under or set forth in the Articles, the Existing Debenture, the Intercreditor Agreement, this Agreement, the IRA and under those provisions of applicable law that generally apply to companies, entities or other persons.

  6.3.
  The execution, delivery and performance of this Agreement and each document, instrument and agreement executed by the Seller under this Agreement, do not conflict with, result in a default under, or require the consent of any third party (excluding for this purpose any party to a Seller Agreement, as defined below, or any Finance Party, as such term is defined in the Facility Agreement) pursuant to any indenture or deed of trust or any other agreement, or, any law, rule, regulation, order, judgment or decree to which the Seller is a party or by which the Seller is bound, which consent has not been or shall not be obtained or waived prior to Closing.

  6.4.
  In entering into this Agreement and selling of the Sale Shares, the Seller has not relied on any statement, warranty or representation made by (or on behalf of) the Buyer or Parent, except as expressly set forth herein.

        7.    Buyer's Representations and Warranties

  7.1
  The Buyer hereby represents, warrants and undertakes to the Seller that as of the date hereof and as of the Effective Time, the following representations and warranties are true and accurate in all respects, and acknowledges that the Seller is entering into this Agreement in reliance thereon:

  7.1.1.
  The Buyer has all requisite power and authority to execute and deliver this Agreement and to purchase the Sale Shares. The execution, delivery and performance of this Agreement and each document, instrument and agreement executed by the Buyer in connection with this Agreement, and all transactions contemplated herein or therein by the Buyer, will not, with or without the giving of notice or the passage of time, or both, conflict with, result in a default under, give rise to a right to accelerate or loss of rights under, or result in the creation of any encumbrance pursuant to, or require the consent of any third party or governmental authority pursuant to any franchise, mortgage, indenture or deed of trust or any license, lease or other agreement (including, for the avoidance of doubt, the Merger Agreement or the Transaction Agreements, as such term is defined in the Merger Agreement), or any law, rule, regulation, order, judgment or decree to which the Buyer is a party or by which the Buyer may be bound, which consent has not been or shall not be obtained or waived prior to Closing.

  7.1.2.
  This Agreement when executed by the Buyer, and all transactions contemplated herein by the Buyer, are the legal, valid and binding obligations of the Buyer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and the principle that equitable remedies may be granted or refused at the discretion of a court.

  7.2.
  In entering into this Agreement and the documents referred to herein and purchasing of the Sale Shares, neither the Buyer, Parent nor any of their respective Affiliates has relied on, and shall have no remedy in respect of, any statement, warranty or representation made by (or on behalf of) the Seller, except as expressly set forth in Section 6 above. Except for the representations and warranties contained in Section 6 of this Agreement, the Buyer and Parent each acknowledge and agree that the Sale Shares are being sold "as is" and neither the

    Seller nor any other person or entity makes any other express or implied representation or warranty on behalf of the Seller with respect to Sale Shares, their value, the Merger or the Merger Agreement (the foregoing without derogating from any warranties and representations expressly given by Seller under the Seller Consent). The Buyer and Parent each also acknowledges and agrees that: (i) the Sale Shares are subject to certain liens, security interests, pledges, liabilities and restrictions on transfers as further detailed in the Existing Debenture and the Intercreditor Agreement; (ii) the registration of the transfer of the Sale Shares to the Buyer will require, inter alia, the approval of the Security Agent, the approval of the board of directors of the Company and an original of the share certificate representing the Sale Shares (or an indemnity for lost share certificate) being presented to the board of directors of the Company; (iii) any term, representation, warranty or covenant of the Seller under this Agreement to the effect that the Sale Shares are free, or are being sold free, of any liens, security interests, pledges, liabilities and restrictions on transfers, shall not be deemed to have been breached if any of such Sale Shares, upon or as a result of the issue thereof by the Company, had been so issued by the Company subject to any such liens, security interests, pledges, liabilities or restrictions on transfers; (iv) at any time prior to Closing, Seller shall be free to Transfer (as such term is defined in the Seller Consent) of, the Sale Shares and provided that any such Transfer is effected in accordance with the provisions of Section 2.6 of the Seller Consent then any such Transfer shall not constitute a breach by Seller of what would otherwise have been any term of this Agreement (including any warranty and representation set forth in Section 6 above) and (v) Closing (including the payment of the Consideration) shall not be contingent on the Seller providing or receiving, as applicable, any such share certificate (or indemnity for lost share certificate), approval by the Security Agent (other than under the Lenders' Release and Approval Documents) or the Company or the registration of the Sale Shares in the name of the Buyer in the Company's Shareholders Registry, all of which matters shall be the sole and exclusive responsibility and risk of the Buyer and in respect of which the Buyer acknowledges agrees to the Seller's disclaimer of any liability in respect thereof or requirement to obtain or procure any of the foregoing.

        8.    Taxes

        All payments to be made to the Seller under this Agreement (whether from the Buyer, Parent, through the Paying Agent or otherwise) shall be made in full, without set-off, counterclaim or condition and free and clear of and without any deduction or withholding for, or on account of, any tax (except if a withholding or deduction for, or on account of, tax is required by applicable law). If any tax must be deducted or withheld from any payment due to the Seller under this Agreement, then the Buyer shall pay to the Seller, on the Effective Time, such additional amount as necessary so that, after such deduction or withholding has been made, the Seller receives, by no later than on the Effective Time, an amount equal to the sum it would have received had no such deduction or withholding been made (the "Gross-Up"). If the Seller received a Gross-Up payment in connection with this Agreement and also receives any credit against, relief or remission for, or repayment of any tax covered by such Gross-Up payment, the Seller shall pay and the Buyer hereby instructs the Seller to pay to the Shareholder Representative (on behalf of the Company Equityholders and CVR Holders) an amount that Seller in its reasonable discretion, determines will leave it in the same after tax position as would have been achieved had such Gross-Up payment been made. Without derogating from the preceding provisions of this Section 8, the Seller shall, at Buyer's cost and expense, do all such reasonable acts as the Buyer, prior to Merger Closing, reasonably requests of it, in order to assist the Buyer in obtaining a valid certificate or ruling issued by the Israeli Income Tax Authority, for full exemption from Israeli withholding tax with respect to any payments made to the Seller under this Agreement. For the purpose of this Section, "Paying Agent", "Shareholder Representative", "Company Equityholders" and "CVR Holders" shall have the meaning respectively ascribed to such terms in the Merger Agreement.

        9.    Confidentiality

        Without derogating from any other obligation of the Seller under any other agreement or applicable law, the Seller hereby undertakes to maintain in confidence and not disclose, divulge, or use for any purpose, any confidential information disclosed to it or any of its officers or employees on its behalf by or on behalf of the Company, including, without limitation, confidential information received pursuant to any Seller Agreement and from the observer appointed by it as an observer to the Company's board of directors, unless such confidential information: (a) is known or becomes known to the public in general or made generally available in the public domain (other than as a result of a breach of any obligation of confidentiality of the Seller), (b) is or has been made known or disclosed to the Seller by a third party and the Seller had no knowledge of any breach by such third party of any obligation of confidentiality such third party has to the Company, (c) had been developed by or for the Seller, at any time, independently of such confidential information being disclosed to it by the Company or by persons who have had no access to or knowledge of such confidential information, (d) is disclosed to the Seller's advisors or any prospective transferee, assignee or purchaser of any interest in the Shares, provided that such advisors or prospective transferee, assignee or purchaser, as applicable, are subject to similar written duties of confidentiality, or (e) is disclosed pursuant to an order or request of a governmental agency or a regulatory or judicial body or is otherwise required to be disclosed pursuant to applicable law.

        10.    Further Assurances and Notification of Satisfaction of Conditions Precedent

        Each Party hereto agrees to execute and deliver all such other instruments and take all such other action as the other Party hereto may reasonably request, without having to incur any cost, from time to time hereafter and without payment of further consideration, in order to effectuate or evidence the transactions contemplated hereby. In addition to the foregoing, the Buyer shall keep the Seller fully informed of all progress and developments with regard to satisfaction of all conditions to Closing and shall forthwith notify the Seller, in writing (including, for this purpose, by e-mail), as soon as it becomes aware that any of the same or any condition to Closing has been satisfied or has become incapable of satisfaction.

        11.    Waiver, Consent and Covenants

  11.1.
  Subject to Section 12 below and the Closing having occurred, by signing this Agreement each Party hereby irrevocably waives any and all rights of first refusal, co-sale and any other rights such Party might have, if any, contained in the Articles or any other agreement, instrument, document, or otherwise in accordance with any applicable law, which have not been exercised, with respect to the sale and purchase of the Sale Shares hereunder.

  11.2.
  The Seller hereby agrees that the rights of the Seller to appoint an observer to the board of directors of the Company, including pursuant to Article 40.6 of the Articles and Section 12 of the IRA shall, subject to the Buyer's compliance with its obligations under Section 11.8 below, be suspended until the earlier of the Closing Date and the date this Agreement is terminated.

  11.3.
  The Parties hereby acknowledge and agree that upon Closing, the IRA shall terminate and shall have no further force and effect, pursuant to the termination letter in the Agreed Form (the "IRA Termination Letter").

  11.4.
  The Seller hereby acknowledges and agrees that notwithstanding anything to the contrary in the Articles, the IRA and the Preferred and Special Share Subscription Agreement dated March 29, 2018, including all Schedules and Exhibits thereto (collectively, the "Seller Agreements"), the Consideration set forth in this Agreement including, if applicable, the Gross-Up, and payable pursuant to this Agreement shall be the sole and exclusive consideration the Seller shall be entitled to receive in connection with the sale of the Sale

    Shares, and, upon the Effective Time, any and all rights and obligations of the respective parties under the Seller Agreements shall terminate and shall have no further force and effect, including any right of the Seller in respect of the Special Shares of the Seller which shall be converted as set forth in Section 3.1(b) of the Merger Agreement. For the avoidance of doubt, any obligations expressed to survive Closing under this Agreement shall not terminate and will remain in full force and effect.

  11.5.
  As of the Effective Time, the Seller, for itself, and on behalf of its respective directors, officers, members, partners, shareholders, managers, agents, advisors, subsidiaries, Affiliates, transferees, assigns, assignors, predecessors, successors and all persons acting by, through, under or in concert with them, hereby, except in the case of fraud or intentional misconduct by or on behalf of any Seller Released Party (as defined below) forever generally and completely releases and discharges (and covenants not to sue) each of the Parent, Buyer, the Company, and their respective subsidiaries and Affiliates, and each of their respective current and former officers, directors, employees, members, partners, managers, shareholders, independent contractors, attorneys and financial advisors (each a "Seller Released Party") from any and all liabilities, claims, disputes, causes of action and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual and consequential past, present and future, under or in respect of the Seller Agreements, the Intercreditor Agreement, and the rights and obligations arising under the Seller Agreements, including in respect of the Sale Shares (other than under this Agreement), in all cases, whether their cause of action arises prior to the date hereof or thereafter at any time. For the avoidance of doubt nothing contained in this Section 11.5 shall be deemed to constitute any release or discharge (or covenant not to sue) in favour of a Seller Released Party arising from, or connected with, any breach of this Agreement, or of any right of Jonathan Schwartz (including his heirs) to indemnification, exculpation and insurance existing as of the date of this Agreement referred to in Section 11.7 below.

  11.6.
  As of the Effective Time, the Parent and Buyer, for itself, and on behalf of its respective directors, officers, members, partners, shareholders, managers, agents, advisors, subsidiaries, Affiliates, transferees, assigns, assignors, predecessors, successors and all persons acting by, through, under or in concert with them, hereby, except in the case of fraud or intentional misconduct by or on behalf of any Buyer Released Party (as defined below) forever generally and completely releases and discharges (and covenants not to sue) each of the Seller and its respective subsidiaries and Affiliates, and each of their respective current and former officers, directors, employees, members, partners, managers, shareholders, independent contractors, attorneys and financial advisors (each a "Buyer Released Party") from any and all liabilities, claims, disputes, causes of action and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages, actual and consequential, past, present and future, under or in respect of the Seller Agreements, the Intercreditor Agreement, the Seller Consent and the rights and obligations arising under the Seller Agreements, including in respect of the Sale Shares (other than this Agreement), in all cases, whether their cause of action arises prior to the date hereof or thereafter at any time. For the avoidance of doubt nothing contained in this Section 11.6 shall be deemed to constitute any release or discharge (or covenant not to sue) in favour of a Buyer Released Party arising from, or connected with, any breach of this Agreement.

  11.7.
  The Buyer and Parent each agree that all rights to indemnification, exculpation and insurance for acts or omissions occurring on or prior to the Closing Date, existing as of the date of this Agreement in favour of Jonathan Schwartz, shall survive the Closing and the consummation of the transactions contemplated under this Agreement and shall continue in full force and effect in accordance with their terms following the Closing Date. The Buyer and Parent agree that the provisions of Section 6.10 of the Merger Agreement shall apply to, and benefit, Jonathan Schwartz in his capacity as a former observer to the boards of the Buyer and the Company. The provisions of this Section 11.7 shall survive the Closing and are intended to be for the benefit of, and enforceable by, Jonathan Schwartz and his heirs and personal representatives and nothing in this Agreement shall affect any indemnification rights that he and his heirs and personal representatives may have under the Articles or from the Buyer or any contract or under applicable law (each of which shall survive Closing).

  11.8.
  For the avoidance of doubt, save to the extent expressly set forth in Section 11.2 and (subject to Closing having occurred) Sections 11.3 and 11.5 above, or in the Seller Consent, nothing contained in this Agreement shall be construed as affecting any rights the Seller may have under any Seller Agreement (including the IRA). Without limiting the generality of the foregoing, unless the IRA is terminated pursuant to Section 11.3 above, (A) the IRA shall continue in full force and effect and (B) except to the extent expressly as set forth in the Seller Consent, nothing contained in this Agreement shall constitute: (i) a waiver of the obligations of the parties thereto to comply with the provisions of the IRA or (ii) an amendment to any provision of the IRA. Without derogating from Section 3 of the IRA, the Buyer additionally covenants to deliver to the Seller all information, developments, updates and copies of documents regarding or connected to the intended Merger as may be reasonably requested by the Seller from time to time.

        12.    Termination

  12.1.
  This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

  12.1.1.
  by mutual written agreement of the Buyer, the Seller and Parent;

  12.1.2.
  by Seller if (i) any of the conditions set forth in Section 3 have not been satisfied or shall not have occurred on or before July 1, 2020 or such other later date the Seller and the Buyer may agree in writing or (ii) the Closing Date shall not have occurred on or before July 1, 2020 or such other later date the Seller, the Buyer and Parent may agree in writing;

  12.1.3.
  by the Buyer, with the written consent of Parent, if any of the following shall occur: (i) any of the documents to be delivered by Seller under Section 4 above are not delivered on or prior to July 1, 2020 or such other later date the Seller and the Buyer may agree in writing or (ii) the Closing Date shall not have occurred on or before July 1, 2020 (provided, that in such case Parent's written consent shall not be required if the Merger Agreement is actually terminated with the prior consent of Buyer or any of its Affiliates) or such other later date the Seller, the Buyer and Parent may agree in writing; or

  12.1.4.
  by the Buyer, with the written consent of Parent, or the Seller if any governmental authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, or final and non-appealable injunction, order or other legal restraint that is in effect and that, after consultation with counsel, has the effect of making the sale and purchase of the Sale Shares illegal.

        The Party terminating this Agreement shall notify the Security Agent promptly following its termination of this Agreement.

  12.2.
  In the event of termination of this Agreement as provided in Section 12.1 above, this Agreement (including any agreements or documents effected or executed pursuant hereto and any approval given by the Seller for the Merger) shall be deemed to be of no further effect, and there shall be no liability or obligation on the part of the Buyer or the Seller provided, however, that the provisions of this Section 12.2, Section 13.6 and Section 13.9 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 12 and the Buyer shall forthwith redeliver or procure the redelivery to the Seller of the documents, if any, delivered by the Seller to the Buyer pursuant to Section 4 above.

        13.    Miscellaneous

  13.1.
  Promptly following the Closing, the Buyer shall cause the Company to make all necessary reports and filings with the Israeli Registrar of Companies in respect of the transactions contemplated by this Agreement. The Buyer shall, promptly after Closing, send copies to the Seller of such reports and filings it or the Company has made with the Israeli Registrar of Companies in respect of the transactions contemplated by this Agreement (including the transfer of the Sale Shares to the Buyer). For the avoidance of doubt, the payment of the Consideration shall not be contingent on the making of any such reports or filings.

  13.2.
  This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes any and all prior written or oral communications and agreements, and all contemporaneous oral communications between the Parties concerning the subject matter hereof.

  13.3.
  All notices and other communications required or permitted hereunder to be given to a Party shall be in writing and shall be telecopied or emailed to the applicable fax number or email address set forth below, or mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed to such Party's address as set forth below or at such other address as the Party shall have furnished to the other Party in writing in accordance with this provision:

        if to Parent, to:

    Ribbon Communications Inc.
    3605 E Plano Pkwy
    Plano, Texas 75074
    Attention:    General Counsel
    E-mail:          legal@rbbn.com

        with a copy (which shall not constitute notice) to:

    Latham & Watkins LLP
    885 Third Avenue
    New York, New York 10022
    Attention:    David Allinson
                         Jane Greyf
    Email:          david.allinson@lw.com
                         jane.greyf@lw.com

        if to the Buyer:

    ECI Telecom Group Ltd.
    30 Hasivim St.
    Petah Tikva 4959388
    Israel
    Attn:    Arnold Taragin, General Counsel
    Fax: +972-3-926-6067

        with a copy (which shall not constitute notice) to:

    Eran Yaniv, Adv.
    Fischer Behar Chen Well Orion & Co.
    3 Daniel Frisch St.
    Tel Aviv, Israel 6473104
    Fax: +972-3 691-2948

        and

    Davis Polk & Wardwell LLP
    450 Lexington Avenue
    New York, NY 10017
    Attention:    William Aaronson
    Email: william.aaronson@davispolk.com

        if to the Seller:

    Pathfinder Strategic Credit LP
    12 East 49th Street,
    27th Floor,
    New York, NY10017,
    Attn:    Jonathan Schwartz, Portfolio Manager
    Email:    JSchwartz@argentemcreek.com
    Fax:    +1-347-719-4005

        with a copy (which shall not constitute notice) to:

    S. Horowitz & Co. 31 Ahad Ha'am Street,
    Tel Aviv, 6520204
    Israel
    Attn:    Clifford Davis, Partner and Phillip Waldoks, Partner
    Fax:    +972-3-566-0974
    Email cliffordd@s-horowitz.co.il and
    philw@s-horowitz.co.il

        and

    Faegre Baker Daniels LLP
    2200 Wells Fargo Center, 90 South Seventh Street,
    Minneapolis
    Minnesota 55402-3901
    Attn: James M. Pfau, Partner
    Fax +1 612 766 1600
    Email: jim.pfau@faegrebd.com

or such other address with respect to a Party as such Party shall notify the other Party in writing as above provided. Any notice sent in accordance with this Section 13.3 shall be effective (i) if mailed, four (4) Business Days after mailing, (ii) if sent by messenger, upon delivery, and (iii) if sent via fax or email, upon transmission and electronic confirmation of receipt (or if transmitted and received by fax on a non-Business Day, on the first Business Day following transmission and electronic confirmation of receipt) (provided, however, that any notice of change of address shall only be valid upon receipt).

  13.4.
  No provision of this Agreement may be amended, changed or modified in any manner, orally or otherwise, except by an instrument in writing signed by the Parties.

  13.5.
  This Agreement is for the sole benefit of the Parties, their respective successors and permitted assigns and any person referred to in Sections 8, 11.5 to 11.7 (inclusive) above and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement (other than any right and remedy accorded to any person under Section 8, 11.5 to 11.7 (inclusive) above). This Agreement shall be binding upon and inure to the benefit of the Parties and their respective beneficiaries, heirs, executors, administrators, successors and permitted assigns. No Party shall in any manner assign any of its rights or obligations under this Agreement without the express prior written consent of the other Party. Notwithstanding the foregoing, Seller may assign any or all of its rights, interests or obligations hereunder to any person (a "Transferee") together with the transfer of the Sale Shares, to the extent Seller is not prohibited from doing so under the terms of the IRA or the Articles of the Company, provided that any such transferee of any of the Sale Shares shall, upon any such transfer, agree to accede and be bound by the terms of to this Agreement, the IRA, the Intercreditor Agreement and the Seller Consent in Seller's place in accordance with the respective provisions thereof. Upon any such transfer, any reference in this Agreement to Seller shall be deemed to refer, only, to any such transferee of such Sale Shares in lieu of Pathfinder Strategic Credit LP which shall be released from its obligations under this Agreement.

  13.6.
  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

  13.7.
  Governing Law; Jurisdiction.

  13.7.1
  This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

  13.7.2
  Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, and each of the Parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court.

  13.7.3
  Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such Party and nothing in this Section 13.7.3 shall affect the right of any Party to serve legal process in any other manner permitted by law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware)., and (e) irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

  13.8.
  This Agreement may also be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Party on whose behalf such counterpart is executed, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart signature page to this Agreement by facsimile or by e-mail transmission of a PDF or similar copy shall be equally as effective as delivery of an original executed counterpart of this Agreement.

  13.9.
  Notwithstanding any provisions to the contrary in the Seller Agreements (including the IRA), and except as otherwise set in the Section 8 above, each Party shall bear and pay its own legal and accounting costs, and other fees, costs and expenses incurred by it in connection with the drafting, execution, delivery, performance and administration of this Agreement and all other documentation and actions in connection therewith.

  13.10.
  Headings and captions herein are inserted for convenience, do not constitute a part of this Agreement, and shall not be admissible for the purpose of proving the intent of the Parties.

[Signature Page follows]

        IN WITNESS WHEREOF, the Parties have executed this Share Purchase Agreement as of the date first above written.

SELLER:
Pathfinder Strategic Credit LP
By:	Argentem Creek Partners LP
Its:	Investment Manager

/s/ BEN HAWN
Name:	Ben Hawn
Title:	General Counsel & Authorized Signatory

BUYER:
ECI Telecom Group Ltd.
By:	/s/ DARRYL EDWARDS Darryl Edwards President & Chief Executive Officer	/s/ ARNOLD TARAGIN Arnold Taragin General Counsel
PARENT:
Ribbon Communications Inc.
By:	/s/ DARYL E. RAIFORD Daryl E. Raiford Executive Vice President and Chief Financial Officer

[Signature page to Share Purchase Agreement]

Annex G

PUT OPTION AGREEMENT

Made and signed in Tel Aviv on November 14, 2019

Between:	ECI Telecom Ltd. company number 520032905
With an address for the purpose of this agreement:
30 Ha-Sivim St., Petach Tikva (Israel)
By its managers and authorized signatories Messrs. Arnie Taragin & Eyal Cohen
(hereinafter: the "Recipient of the Option")
On the first part;
And:	An entity being established through (directly or indirectly) Swarth Investments BVI
With an address for the purpose of this agreement:
30 Ha-Sivim St., Petach Tikva (Israel)
By its managers and authorized signatories Messrs. Ady Marom
(hereinafter: the "Provider of the Option")
On the second part;

Whereas [1]:	The Recipient of the Option is the registered and exclusive owner of the Land, as defined hereunder;
A copy of the Land's registration extract is attached to this Agreement as Annex A.
And whereas [2]:
The parties wish to engage under this Agreement, whereby the Provider of the Option shall provide a put option to the Recipient of the Option as set forth hereunder, without consideration, with respect to the Land in its AS IS condition on the date of executing this Agreement, and while the Assets Being Sold and the rights of the Recipient of the Option in the Assets Being Sold on the date of completing payment of the entire consideration set forth in the Sale Agreement (should the Option be exercised) are clear and free, as this term is defined in the sale agreement attached to this Agreement and marked Annex D (hereinafter: "Clear and Free")and all subject to the provisions of this Agreement hereunder.

Therefore it has been declared, stipulated and agreed between the parties as follows:

1.
Preamble, Headings and Appendices

1.1.
The preamble of this Agreement and the representations set forth therein constitute an integral part thereof.

1.2.
Section headings are meant for convenience of reference only, and shall not be used for interpretation purposes.

1.3.
Appendices of this Agreement also constitute an integral part thereof, and in case of contradiction between the provisions of the Agreement and its appendices, the provisions of the Agreement shall take precedent.

  1.4.
  The appendices of the Agreement are as follow:

Annex "A"	—	Registration extracts for the Land.
Annex "B"	—	Blueprints of the Land.
Annex "C"	—	Form of notice from the Recipient of the Option.
Annex "D"	—	Form of the Sale Agreement.
  1.5.
  In this Agreement the following terms shall have the meaning prescribed beside them:

The "Land"	These collectively:
(1)
Parcels 319, 320 and 323 in Block 6368 in Givat Shmuel, south of the Ramat Siv Industrial Zone, including all existing and future building rights for such parcels (hereinafter: the "Givat Shmuel Land").
(2)
All of the Provider of the Option's rights and obligations in 12987/20069 parts in Parcel 161 in Block 6368, including all existing and future building rights for such parcel (hereinafter: the "Petah Tikva Land").
The "Land Registration Bureau"	Petah Tikva Land Registration Bureau.
The "Assets Being Sold"
All of the Provider of the Option's rights and obligations in the Land, in the Land's AS IS condition on the date of executing this Agreement, and while the rights of the Recipient of the Option in the Assets Being Sold on the date of completing payment of the full consideration set forth in the Sale Agreement (if the Option is exercised) shall be Clear and Free.
The "Law" or the "Land Tax Law"	The Land Tax (Betterment and Purchase) Law, 5723-1963.
The "Agreement" and/or this "Agreement"	This agreement and all appendices thereto.
2.
Representations of the Recipient of the Option

  The Recipient of the Option represents that:

  2.1.
  It is registered at the Land Registration Bureau as the exclusive owner of the Givat Shmuel Land. In addition, it is the owner of the Petah Tikva Land, with respect to which there is a partnership agreement with the owners of the balance of the parcel (the eastern lot). In addition, it owns exclusive possession of the Land.

  Copies of the land registration extracts are attached to this Agreement and marked Annex A; blueprints of the Land are attached to this Agreement and marked Annex B.

  2.2.
  On September 23, 2008, it engaged with Clal Insurance Company Ltd. and Meitavit—Atudot Pension Funds Management Ltd. (hereinafter collectively: "Clal") under a sales agreement, in the framework of which the Recipient of the Option sold the eastern lot adjacent to the Petah Tikva Land with an area of approximately 7 dunams in Block 6368 Parcel 161, on which a 6-story office building and parking levels is located (hereinafter: the "Clal Building").

    Concurrently with the sale agreement with Clal, the Recipient of the Option executed a lease agreement with Clal for the Clal Building. In the lease agreement with Clal it was set forth that should the lease agreement with Clal be terminated, Clal shall have the right to lease from the Recipient of the Option up to 400 parking spaces in the existing structure. The sale agreement with Clal also set forth that Clal has a right to purchase from the Recipient of the Option up to 400 parking spaces should the Recipient of the Option build a parking lot on the Petah Tikva Land, all with connection and in accordance to the Clal Agreements , as this term is defined in the sale agreement attached to this Agreement and marked Annex D (hereinafter, collectively: the "Right in Favor of Clal").

  2.3.
  Its rights in the Land on the date of completing payment of the full consideration set forth in the Sale Agreement (should the Option be exercised) shall be Clean and Free.

  2.4.
  It has adopted all resolutions necessary for purpose of its engagement under this Option Agreement and fulfilling its obligations thereunder, in accordance with the minutes of the board meeting of the Recipient of the Option, in a form mutually agreed by the parties, acting reasonably.

3.
Representation of the Provider of the Option

  The Provider of the Option hereby represents and undertakes that:

  3.1.
  It has seen and examined the Assets Being Sold, the Land, their location, surroundings, physical, planning, engineering and legal condition, typographical aspects, boundaries, the quality and nature of the ground, and all of the planning provisions that apply to the Land including permitted uses in their area, as well as the Clal Agreements, and hereby confirms that it has found all of the aforementioned to be satisfactory in all aspects. That subject to the truth of the Recipient of the Option's representations as explicitly set forth in this Agreement, it hereby waives any argument and/or demand and/or claim with respect to the Assets Being Sold and the Land.

  3.2.
  It has examined the manner of registration of the Land and the Assets Being Sold at the Land Registration Bureau, and that it and/or anyone on its behalf (including professional advisors on its behalf) have conducted all appropriate and necessary examinations vis-à-vis the municipalities of Givat Shmuel and Petah Tikva, the planning authorities (including the local committees), has understood the nature of the rights in the Land, the possibilities of utilizing them, their uses, and that subject to the truth of the Recipient of the Option's representations as explicitly set forth in this Agreement, it and/or any person on its behalf shall have no argument and/or claim and/or demand towards the Recipient of the Option in this respect.

  3.3.
  Subject to the correctness of the Recipient of the Option's representations, and in reliance upon the full examinations of the Provider of the Option as set forth above and below, and pursuant to the examinations of the Provider of the Option including with respect to the physical, typographical, registrational, legal, engineering and planning condition of the Land, it grants the Option to the Recipient of the Option and that it shall have no demand and/or arguments towards the Recipient of the Option and/or any person on its behalf in this respect.

  3.4.
  With respect to its engagement under this Agreement and purchase of the Assets Being Sold in accordance with the sale agreement to be executed should the Option be exercised—it has not received any information and/or representation and/or declaration from the Recipient of the Option and/or from any person on its behalf, on which it has relied in its engagement, including in the course of negotiations preceding execution of this Agreement unless explicitly set forth otherwise in this Agreement.

  3.5.
  There is no hinderance for its engagement with the Recipient of the Option under this Agreement, and that it holds the means necessary for fulfilling all of its undertakings as set forth in this Agreement.

  3.6.
  Following its establishment, the Provider of the Option shall confirm its engagement under this Agreement and the fulfillment of its obligations thereunder and Swarth Investments BVI undertakes to cause the Provider of the Option to take all steps necessary for obtaining such confirmation.

4.
The Put Option and its Exercise

4.1.
The Provider of the Option hereby grants the Recipient of the Option the right to require the Provider of the Option (including a third party, according to the choice of the Provider of the Option) to purchase the Assets Being Sold from it (namely, from the Recipient of the Option) (hereinabove and after: the "Option") and this for a period commencing on the date of executing this Agreement and ending on July 1, 2020 (hereinafter: the "Option Period").

4.2.
The Provider of the Option represents that it is aware of the fact that so long as the Recipient of the Option has not exercised the Option, the Provider of the Option shall not have a right of possession and/or ownership and/or lease and/or rent and/or easement and/or any other right in the Land and in the Assets Being Sold.

4.3.
By the end of the Option Period the Recipient of the Option shall inform the Provider of the Option in writing of its decision with respect to exercising the Option in the form attached to this Agreement as Annex C (hereinafter: the "Option Exercise Notice"). Should the Recipient of the Option decide to exercise the Option, the parties shall immediately convene at the offices of the Provider of the Option to execute the sale agreement in the form attached to this Agreement as Annex D.

4.4.
It is hereby agreed that upon the lapse of the Option Period and so long as the Option has not been exercised until such date, as set forth in Section 4.2 above, the Option shall automatically expire, and the parties shall not be under any obligation towards each other in connection with the provisions of this Agreement. The Provider of the Option and/or any person on its behalf hereby irrevocably waives any right and/or argument and/or demand against the Recipient of the Option, should the Option expire without being exercised, including in connection with costs, lost income etc.

5.
Proceeds of the Option

5.1.
Granting the Option subject of this Agreement is made for no consideration whatsoever.

5.2.
The parties agree that should the Recipient of the Option exercise the Option, the consideration to be paid by the Provider of the Option for purchase of the Assets Being Sold shall be USD 40,000,000 (forty million U.S. dollars) plus VAT, should it apply.

6.
Taxes and Payments

6.1.
The parties represent that to the best of their knowledge granting the Option subject of this Agreement is exempted from reporting to any tax authorities and from the duty to pay taxes thereunder.

6.2.
Without derogating from the aforementioned it is clarified that should any tax liability arise under this Agreement, each party to the Agreement shall bear the taxes that apply to it, should any such apply.

7.
Transfer of the Option to Third Parties

  The Provider of the Option shall be entitled to trade the Option, but not less than all of the Option, for consideration or for no consideration.

8.
Breach and Remedies

8.1.
It is agreed between the parties that Sections 3-7 of this Agreement are material and that breach thereof shall constitute material breach of the Agreement.

8.2.
The dates prescribed in this Agreement are material to the Agreement, they cannot be changed and/or extended, save for as set forth in this Agreement or with the written consent of both parties.

8.3.
Without derogating from the aforementioned it is agreed that either party shall not be entitled to terminate the Agreement due to material breach of the other party, unless it has provided the breaching party 14-days advance notice prior to termination of the Agreement and the breaching party has not remedied the breach without such time frame.

9.
Miscellaneous

9.1.
The parties to this Agreement undertake to perform all of the actions reasonably necessary and customary for fulfilling their obligations under this Agreement and for its implementation, including presenting any confirmation, executing any document, form etc. and appearing before any official, attorney, authority and/or municipal, government or other office for purpose of performing their obligations under this Agreement, and all without imposing any obligation and/or liability (including pecuniary) on them, which is not imposed within the framework of this Agreement.

9.2.
Failure to take immediate action and/or to immediately exercise rights of either of the parties under this Agreement and/or applicable law, shall not be deemed or considered consent and/or waiver of such right and/or action, and any changes to the terms of this Agreement shall only be valid and binding upon the parties if made in writing and signed by both parties.

9.3.
It is agreed that the court with exclusive jurisdiction over all matters relating to this Agreement or deriving thereunder is the competent court in the Central District or Tel Aviv District, and no other court shall have jurisdiction in such respect.

9.4.
The addresses of the parties are as set forth in the preamble of this Agreement unless the parties have informed each other otherwise in writing.

9.5.
Any notice sent by one party to the other according to the aforementioned addresses—by registered mail from a post office in Israel shall be deemed, including for purpose of sending judicial documents, as if it was delivered to the addressee upon the lapse of 72 hours of being sent.

In witness hereof the parties have signed:

/s/ ADY MAROM Provider of the Option	/s/ ARNIE TARAGIN /s/ EYAL COHEN Recipient of the Option

SOLSTICE SAPPHIRE INVESTMENTS, INC.

RESTATED CERTIFICATE OF INCORPORATION

        The present name of the corporation is Solstice Sapphire Investments, Inc. The corporation was incorporated under the name Solstice Sapphire Investments, Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on May 19, 2017. This Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation's Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

NAME

        The name of the corporation (the "Corporation") is Sonus Networks, Inc.

ARTICLE II

REGISTERED AGENT

        The address of the Corporation's registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808; and the name of its registered agent is Corporation Service Company.

ARTICLE III

PURPOSE

        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

ARTICLE IV

CAPITAL STOCK

        The total number of shares of all classes of stock that the Corporation shall have authority to issue is 250,000,000 shares, consisting solely of:

        240,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock"); and

        10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

        The following is a statement of the powers, designations, preferences, privileges, and relative rights in respect of each class of capital stock of the Corporation.

A.
COMMON STOCK.

        1.    General.     The voting, dividend and liquidation rights of the holders of Common Stock are subject to and qualified by the rights of the holders of Preferred Stock.

        2.    Voting.     The holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

        3.    Dividends.     Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding shares of Preferred Stock.

        4.    Liquidation.     Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding shares of Preferred Stock.

        5.     Subject to any rights of any then outstanding shares of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either the Common Stock or the Preferred Stock voting separately as a class shall be required therefor.

B.
PREFERRED STOCK.

        Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and such qualifications, limitations and restrictions, if any, of such preferences and rights, as are stated or expressed in the resolution or resolutions of the Board of Directors providing for such series of Preferred Stock.

        Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions to determine and fix the powers, designations, preferences, and relative, participating, optional, or other special rights, if any, and the qualifications and restrictions, if any, of such preferences and rights, including without limitation dividend rights, conversion rights, voting rights (if any), redemption privileges, and liquidation preferences, of such series of Preferred Stock (which need not be uniform among series), all to the fullest extent now or hereafter permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation or issuance of any series of Preferred Stock may provide that such series shall be superior to, rank equally with, or be junior to the Preferred Stock of any other series, all to the fullest extent permitted by law

        Any resolution or resolutions adopted by the Board of Directors pursuant to the authority vested in them by this Article IV shall be set forth in a certificate of designation along with the number of shares of stock of such series as to which the resolution or resolutions shall apply and such certificate shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by a certificate likewise executed, acknowledged, filed and recorded, setting forth a statement that a specified increase or decrease therein has been authorized and directed by a resolution or resolutions likewise adopted by the Board of Directors. In case the number of such shares shall be decreased, the number of shares so specified in the certificate shall resume the status which they had prior to the adoption of the first resolution or resolutions. When no shares of any such class or series are outstanding, either because none were issued or because none remain outstanding, a certificate setting forth a resolution or resolutions adopted by the Board of Directors that none of the authorized shares of such class or series are outstanding, and that none will be issued subject to the certificate of designations previously filed with respect to such class or series, may be executed, acknowledged, filed and recorded in the same manner as previously described and it shall have the effect of eliminating from this Restated Certificate of Incorporation all matters set forth in the certificate of designations with respect to such class or series of stock. If no shares of any such class or series established by a resolution or resolutions adopted by the Board of Directors have been issued, the voting powers, designations, preferences and relative, participating, optional or other rights, if any, with the qualifications, limitations or restrictions thereof, may be amended by a resolution or resolutions adopted by the Board of Directors. In the event of any such amendment, a certificate which (i) states that no shares of such class or series have been issued, (ii) sets forth the copy of the amending resolution or resolutions and (iii) if the designation of such class or series is being changed, indicates the original designation and the new designation, shall be executed, acknowledged, filed, recorded, and shall become effective, in accordance with Section 103 of the DGCL.

        Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

ARTICLE V

BOARD OF DIRECTORS

        The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

        (a)   The number of directors constituting the full Board of Directors shall be as determined from time to time by resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships (the "Whole Board"), in a manner consistent (for so long as it remains in effect) with the Principal Stockholders Agreement, dated October 27, 2017, by and among the Corporation, Heritage PE (OEP) II, L.P., Heritage PE (OEP) III, L.P. and certain other stockholder parties thereto as such agreement may be amended from time to time (the "Stockholders Agreement"). Each director shall hold office until the next annual meeting of stockholders and until his or her respective successor shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Except as may otherwise be provided by the DGCL, the By-Laws of the Corporation or the Stockholders Agreement (for so long as the Stockholders Agreement is in effect), any director or the entire Board of Directors may be removed from office at any time, (a) for cause by the affirmative vote of the holders of a majority of voting power of the shares of the Corporation's stock entitled to vote for the election of directors, voting together as a single class, or (b) without cause by (i) subject to clause (ii), the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the Corporation's stock entitled to vote for the election of directors, voting together as a single class or (ii) in the event recommended by at least two-thirds of the Whole Board, including the approval of a majority of the Independent Directors (as such term is defined in the Stockholders Agreement, the "Independent Directors"), the affirmative vote of the holders of a majority of the voting power of the shares of the Corporation's stock entitled to vote for the election of directors, voting as a single class.

        (b)   The Board of Directors shall have the power and authority: (i) to adopt, amend or repeal the By-Laws of the Corporation, by resolution of the Board of Directors duly adopted by a majority of the directors then constituting the full Board of Directors, including (for so long as the Stockholders

Agreement remains in effect) the approval of a majority of the Independent Directors; and (ii) to the full extent permitted or not prohibited by law, and without the consent of or other action by the stockholders, to authorize or create mortgage, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith. With respect to the power of holders of capital stock to adopt, amend and repeal By-Laws of the Corporation, notwithstanding any provision of the By-Laws of the Corporation or any other provision that might otherwise permit a lesser vote or no vote, in addition to any vote of the holders of any class or series of capital stock of the Corporation required in the By-Laws of the Corporation or by law, the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the Corporation's stock entitled to vote thereon, voting together as a single class, shall be required for any such alteration, amendment, repeal, or adoption by the vote of the holders of any class or series of capital stock of the Corporation.

        (c)   Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the corporation need not be by written ballot.

ARTICLE VI

LIMITATION OF LIABILITY

        No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article VI shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

ARTICLE VII

INDEMNIFICATION

        The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of being or having been a director or officer of the Corporation or, while a director or officer of the Corporation, serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys' fees, judgements, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by him in connection with such action, suit or proceeding and any appeal therefrom, and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent.

        Indemnification may include payment by the Corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article VII, which undertaking may be accepted without reference to the financial ability of such person to make such repayment.

        The Corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors.

        The indemnification rights provided in this Article VII (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, bylaw, agreement or vote of stockholders or disinterested directors or otherwise, (ii) may, to the extent authorized from time to time by the Board of Directors, be granted to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation, and (iii) shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article VII.

ARTICLE VIII

COMPROMISES AND ARRANGEMENTS

        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths (3/4ths) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE IX

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

        (a)   The Corporation expressly elects not to be governed by the provisions of Section 203 of the DGCL.

        (b)   Notwithstanding any other provisions of the DGCL or this Restated Certificate of Incorporation (including paragraph (a) of this Article IX), the Corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder unless:

          (1)   Prior to such time the Board of Directors of the Corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

          (2)   Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (3)   At or subsequent to such time the business combination is approved by (i) two-thirds of the Whole Board, and (ii) a majority of the Independent Directors.

        (c)   The restrictions contained in this Article IX shall not apply if:

          (1)   A stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or

          (2)   The business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph (2); (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Corporation's Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days' notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this paragraph (2).

        (d)   As used in this Article IX only, the term:

          (1)   "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          (2)   "Associate," when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

          (3)   "Business combination," when used in reference to the Corporation and any interested stockholder of the Corporation, means:

              (i)  Any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the interested stockholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation subsection (b) of this Article IX is not applicable to the surviving entity;

             (ii)  Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

            (iii)  Any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (E) any issuance or transfer of stock by the Corporation; provided however, that in no case under items (C)-(E) of this subparagraph (iii) shall there be an increase in the interested stockholder's proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;

            (iv)  Any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

             (v)  Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in paragraphs (d)(3)(i)-(iv) of this Article IX) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

          (4)   "Control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this Article IX, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

          (5)   "Interested stockholder" means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person; provided, however, that the term "interested stockholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action by the Corporation not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (6) of this subsection (d) but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (6)   "Owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:

              (i)  Beneficially owns such stock, directly or indirectly; or

             (ii)  Has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten or more persons; or

            (iii)  Has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph (6)), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.

          (7)   "Person" means any individual, corporation, partnership, unincorporated association or other entity.

          (8)   "Stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

          (9)   "Voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.

ARTICLE X

CERTAIN TRANSACTIONS

        The Board of Directors, when considering a tender offer or merger or acquisition proposal, may, to the fullest extent permitted by applicable law, take into account factors in addition to potential economic benefits to stockholders, including without limitation (i) comparison of the proposed consideration to be received by stockholders in relation to the then current market price of the Corporation's capital stock, the estimated current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity, (ii) the impact of such a transaction on the employees, suppliers, and customers of the Corporation and its effect on the communities in which the Corporation operates, and (iii) the impact of such a transaction on the unique corporate culture and atmosphere of the Corporation.

        For so long as the Stockholders Agreement remains in effect, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, waiver or otherwise, take any action or enter into any transaction that would violate or conflict with any provision of the Stockholders Agreement requiring the written consent, waiver or affirmative vote of a majority of the Independent Directors (or of a specified number of directors) without (in addition to any other vote required by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation) obtaining the written consent, waiver or affirmative vote of a majority of the Independent Directors (or such specified number of directors), given in writing or by vote at a meeting, and any such act or transaction entered into without such consent, waiver or vote shall be null and void ab initio, and of no force or effect. Notwithstanding anything to the contrary herein, for so long as the Stockholders Agreement remains in effect, in the event that any provision herein has a corresponding provision in, or otherwise relates or is applicable to, the Stockholders Agreement, such provision herein shall be interpreted in a manner consistent with, and giving full effect to, the provisions of the Stockholders Agreement. A copy of the Stockholders Agreement will be provided to any stockholder of the Corporation upon request.

ARTICLE XI

STOCKHOLDER ACTION

        Any action required or permitted to be taken by the stockholders of the Corporation may be taken only at a duly called annual or special meeting of the stockholders, and not by written consent in lieu of such a meeting, and special meetings of stockholders may be called only by a majority of the Whole Board or (for so long as the Stockholders Agreement remains in effect) a majority of the Independent Directors.

ARTICLE XII

EXCLUSIVE FORUM

        Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation's stockholders,

(iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Restated Certificate of Incorporation or the By-Laws of the Corporation (in each case, as they may be amended from time to time) or governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII

SEVERABILITY

        To the extent that any provision of this Restated Certificate of Incorporation is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Restated Certificate of Incorporation, and following any determination by a court of competent jurisdiction that any provision of this Restated Certificate of incorporation is invalid or unenforceable, this Restated Certificate of Incorporation shall contain only such provisions (i) as were in effect immediately prior to such determination and (ii) were not so determined to be invalid or unenforceable.

ARTICLE XIV

AMENDMENTS

        The affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding voting stock of the Corporation entitled to vote thereon (in addition to any separate class vote required by law or that may in the future be required pursuant to the terms of any outstanding Preferred Stock), voting together as a single class, shall be required to amend or repeal the provisions of Articles IV (to the extent it relates to the authority of the Board of Directors to issue shares of Preferred Stock in one or more series, the terms of which may be determined by the Board of Directors), V, VII, IX, X, XI, XII, XIII or XIV of this Restated Certificate of Incorporation or to reduce the numbers of authorized shares of Common Stock or Preferred Stock.

* * *

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by its duly authorized officer this 27th day of October, 2017.

SOLSTICE SAPPHIRE INVESTMENTS, INC.
By:	/s/ RAYMOND P. DOLAN
	Name:	Raymond P. Dolan
	Title:	President and CEO

SIGNATURE PAGE TO RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT OF THE RESTATED
CERTIFICATE OF INCORPORATION OF SONUS NETWORKS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

        Sonus Networks, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

  DOES HEREBY CERTIFY:

        FIRST: The Board of Directors of the Corporation duly adopted resolutions, pursuant to Section 242 of the General Corporation Law, setting forth an amendment to the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and declaring said amendment to be advisable and in the best interests of the Corporation.

        SECOND: The Corporation's Certificate of Incorporation is hereby amended by deleting in its entirety Article I thereof and inserting in lieu thereof the following replacement Article I:

        "The name of the corporation (the "Corporation") is Ribbon Communications Inc."

        THIRD: This Certificate of Amendment shall be effective at 5:00 p.m., Eastern Time, on November 28, 2017.

[Remainder of page intentionally blank]

        IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this 28th day of November, 2017.

/s/ RAYMOND P. DOLAN Raymond P. Dolan President and Chief Executive Officer

Annex I

RIBBON COMMUNICATIONS INC.
AMENDED AND RESTATED BY-LAWS

Article I—General.

        1.1    Offices.    The registered office of Ribbon Communications Inc. (the "Company") shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

        1.2    Seal.    The seal, if any, of the Company shall be in the form of a circle and shall have inscribed thereon the name of the Company, the year of its organization and the words "Corporate Seal, Delaware."

        1.3    Fiscal Year.    The fiscal year of the Company shall be the period from January 1 through December 31.

Article II—Stockholders.

        2.1    Place of Meetings.    Each meeting of the stockholders shall be held upon notice as hereinafter provided, at such place, if any, as the Board of Directors shall have determined and as shall be stated in such notice.

        2.2    Annual Meeting.    The annual meeting of the stockholders shall be held each year on such date and at such time as the Board of Directors may determine. At each annual meeting the stockholders entitled to vote shall elect such members of the Board of Directors as are standing for election, by ballot, and they may transact such other corporate business as may properly be brought before the meeting.

        2.3    Quorum.    At all meetings of the stockholders the holders of a majority in voting power of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum requisite for the transaction of business except as otherwise provided by law, the Company's Certificate of Incorporation (the "Certificate of Incorporation"), or these by-laws. Whether or not there is such a quorum at any meeting, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or by proxy, by a majority vote, may adjourn the meeting from time to time without notice of such adjourned meeting if the time and place, if any, thereof, are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting, at which a quorum shall be present, any business may be transacted that might have been transacted if the meeting had been held as originally called. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        2.4    Right to Vote; Proxies.    Subject to the provisions of the Company's Certificate of Incorporation, each holder of a share or shares of capital stock of the Company having the right to vote at any meeting shall be entitled to one vote for each such share of stock held by him. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy, but no proxy that is dated more than three years prior to the meeting at which it is offered shall confer the right to vote thereat unless the proxy provides that it shall be effective for a longer period. A proxy may be granted by a writing executed by the stockholder or his authorized agent or by transmission or authorization of transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization, or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, subject to the conditions set forth in Section 212 of the General Corporation Law of the State of Delaware, as it may be amended from time to time (the "General Corporation Law"). A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

        2.5    Voting.

          (a)   At all meetings of stockholders, when a quorum is present, in all matters other than the election of directors, the affirmative vote of the holders of a majority in voting power of the shares of stock present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of the stockholders unless a different or minimum vote is required by the Certificate of Incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the Company, or any law or regulation applicable to the Company or its securities, in which case such different or minimum vote shall be the applicable vote on the matter.

          (b)   At all meetings of stockholders at which directors are to be elected, other than in a Contested Election Meeting (as defined below), when a quorum is present, a nominee for election as a director at such meeting shall be elected to the Board of Directors if the votes cast "for" such nominee's election exceed the votes cast "against" such nominee's election (with "abstentions" and "broker non-votes" not counted as a vote "for" or "against" such nominee's election). In a Contested Election Meeting, when a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at such Contested Election Meeting and entitled to vote on the election of directors. If directors are to be elected by a plurality vote, stockholders shall not be permitted to vote against a nominee. A meeting of stockholders shall be a "Contested Election Meeting" if the number of nominees for election as directors exceeds the number of directors to be elected at such meeting, as of the tenth (10th) day preceding the date of the Company's first notice to stockholders of such meeting sent pursuant to Section 2.6 or Section 2.9, as applicable, of these by-laws (the "Determination Date"); provided, however, that if, in accordance with Section 2.12 of these by-laws, stockholders are entitled to nominate persons for election as a director after the otherwise applicable Determination Date, the Determination Date shall instead be the last day on which stockholders are entitled to nominate persons for election as a director in accordance with Section 2.12.

        2.6    Notice of Annual Meetings.    Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, notice of the date, time, place (if any), and the means of remote communications (if any), by which stockholders and proxyholders may be deemed to be present in person and vote, of each annual meeting of the stockholders shall be given, at least ten (10) days but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote. Such notice shall be given personally or by mail or, to the extent and in the manner permitted by applicable law, by a form of electronic transmission consented to by the stockholder to whom the notice is given. Notices are deemed given as provided in Section 6.2(a) of these by-laws. The Board of Directors may postpone, reschedule or cancel any annual meeting of the stockholders at its discretion, even after notice thereof has been given. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or waives notice by electronic transmission, whether before or after the time of such meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting of the stockholders need be specified in any waiver of notice.

        2.7    Stockholders' List.    A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, shall be prepared by the Company at least ten (10) days before every meeting of stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonable accessible electronic network.

        2.8    Special Meetings.    Special meetings of the stockholders for any purpose or purposes, unless otherwise provided by law, may be called only by a majority of the Whole Board (as defined below) or (for so long as the Principal Stockholders Agreement, dated October 27, 2017, by and among the Company, Heritage PE (OEP) II, L.P., Heritage PE (OEP) III, L.P. and certain other stockholder parties thereto as such agreement may be amended from time to time (the "Stockholders Agreement") remains in effect) a majority of the Independent Directors (as such term is defined in the Stockholders Agreement, the "Independent Directors"). The Board of Directors may postpone, reschedule or cancel any special meeting of the stockholders at its discretion, even after notice thereof has been given.

        2.9    Notice of Special Meetings.    Unless otherwise provided by law, the Certificate of Incorporation or these by-laws, notice of the date, time, place (if any), the means of remote communications (if any), by which stockholders and proxyholders may be deemed to be present in person and vote, and the purpose or purposes of each special meeting of the stockholders shall be given, at least ten (10) days but not more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote. Such notice shall be given personally or by mail or, to the extent and in the manner permitted by applicable law, by a form of electronic transmission consented to by the stockholder to whom the notice is given. Notices are deemed given as provided in Section 6.2(a) of these by-laws. No business may be transacted at such meeting except that referred to in said notice, or in a supplemental notice given also in compliance with the provisions hereof, or such other business as may be germane or supplementary to that stated in said notice or notices as determined by the Board of Directors. Notice need not be given to any stockholder who submits a written waiver of notice signed by him or waives notice by electronic transmission, whether before or after the time of such meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the stockholders need be specified in any waiver of notice.

        2.10    Inspectors.    The Company shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Such inspectors shall have the powers and duties set forth in Section 231 of the General Corporation Law as currently in effect or as the same may hereafter be amended. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. At the meeting for which the inspector or inspectors are appointed, he or they shall, in addition to the duties set forth in Section 231 of the General Corporation Law, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to act at a meeting of stockholders, the presiding officer shall appoint an inspector to act at the meeting.

        2.11    Stockholders' Consent in Lieu of Meeting.    Unless otherwise provided in the Company's Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Company, or any action that may be taken at any annual or special meeting of such stockholders, may be taken only at such a meeting, and not by written consent of stockholders.

        2.12    Notice of Stockholder Business and Nominations.

        (a)    Annual Meetings of Stockholders.     (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Company's notice of meeting (or any supplement thereto), (B) subject to the Stockholders Agreement (for so long as the Stockholders Agreement remains in effect), by or at the direction of the Board of Directors or any committee thereof, or (C) subject to the Stockholders Agreement (for so long as the Stockholders Agreement remains in effect), by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12.

          (1)   For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that no annual meeting was held in the prior year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company). For purposes of the first annual meeting following the adoption of these By-Laws, the date of the first anniversary of the preceding year's annual meeting shall be deemed to be June 9, 2018. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the Company's proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the by-laws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder's notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination. The foregoing notice requirements of this Section 2.12 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Company of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company.

          (2)   Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Company is increased effective at the annual meeting and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.12 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

        (b)    Special Meetings of Stockholders.     Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company's notice of meeting (1) subject to the Stockholders Agreement (for so long as the Stockholders Agreement remains in effect), by or at the direction of the Board of Directors or any committee thereof, or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting and subject to the Stockholders Agreement (for so long as the Stockholders Agreement remains in effect), by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Company, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made by the Company of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

        (c)    General.     (0) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause (a)(2)(C)(vi) of this Section 2.12) and (B) if any proposed nomination or business was not made or proposed in compliance with this Section 2.12, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 2.12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

          (1)   For purposes of this Section 2.12, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (2)   Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12; provided however, that any references in these by-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.12 (including paragraphs (a)(1)(C) and (b) hereof), and compliance with paragraphs (a)(1)(C) and (b) of this Section 2.12 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of (a)(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.12 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (B) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Company's Certificate of Incorporation.

        2.13    Conduct of Meetings.    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene, to recess and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Company, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Article III—Directors.

        3.1    Number of Directors.

        (a)   Except as otherwise provided by law, the Company's Certificate of Incorporation, or these by-laws, the property and business of the Company shall be managed by or under the direction of a board of directors. Directors need not be stockholders, residents of Delaware, or citizens of the United States. The use of the phrase "Whole Board" herein refers to the total number of directors which the Company would have if there were no vacancies or unfilled newly-created directorships.

        (b)   The number of directors constituting the full Board of Directors shall be as determined from time to time by resolution adopted by a majority of the Whole Board in a manner consistent (for so long as it remains in effect) with the Stockholders Agreement. Each director shall be elected annually at each annual meeting of the Company's stockholders. Members of the Board of Directors shall hold office until the annual meeting of stockholders at which their respective successors are elected and qualified or until their earlier death, incapacity, resignation, or removal.

        (c)   Except as the General Corporation Law, the Company's Certificate of Incorporation or the Stockholders Agreement (for so long as the Stockholders Agreement is in effect) may otherwise require, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, incapacity, disqualification, resignation, or removal from office or other cause may only be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. Any director so chosen shall hold office until the next annual election of the directors and until such director's successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

        3.2    Resignation.    Any director of the Company may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board, the President, or the Secretary of the

Company. Such resignation shall take effect at the time specified therein, at the time of receipt if no time is specified therein and at the time of acceptance if the effectiveness of such resignation is conditioned upon its acceptance. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        3.3    Removal.    Except as may otherwise be provided by the General Corporation Law, the Company's Certificate of Incorporation or the Stockholders Agreement (for so long as the Stockholders Agreement is in effect), any director or the entire Board of Directors may be removed from office at any time, (a) for cause by the affirmative vote of the holders of a majority of the voting power of the shares of the Company's stock entitled to vote for the election of directors, voting together as a single class, or (b) without cause by (i) subject to clause (ii), the affirmative vote of the holders of at least 66 2/3% of the voting power of the shares of the Company's stock entitled to vote for the election of directors, voting together as a single class or (ii) in the event recommended by at least two-thirds of the Whole Board, including the approval of a majority of the Independent Directors, the affirmative vote of the holders of a majority of the voting power of the shares of the Company's stock entitled to vote for the election of directors, voting together as a single class.

        3.4    Place of Meetings and Books.    The Board of Directors may hold their meetings and keep the books of the Company outside the State of Delaware, at such places as they may from time to time determine.

        3.5    General Powers.    In addition to the powers and authority expressly conferred upon them by these by-laws, the board may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Company's Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

        3.6    Committees.    The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Company. Any such committee, to the extent provided in the resolution of the Board of Directors or in these by-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        3.7    Powers Denied to Committees.    Committees of the Board of Directors shall not, in any event, have the power or authority to: (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the General Corporation Law to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any by-law of the Company.

        3.8    Substitute Committee Member.    Subject to the restrictions set forth in the Stockholders Agreement (for so long as the Stockholders Agreement is in effect), the Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Subject to the restrictions set forth in the Stockholders Agreement (for so long as the Stockholders Agreement is in effect), in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any committee shall keep regular minutes of its proceedings and report the same to the Board of Directors as may be required by the Board of Directors.

        3.9    Compensation of Directors.    The Board of Directors shall have the power to fix the compensation of directors and members of committees of the Board. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director and may receive stock options, grants and issuances of restricted stock under the Company's equity incentive plan(s). No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        3.10    Regular Meetings.    No notice shall be required for regular meetings of the Board of Directors for which the time and place (within or without the State of Delaware) have been fixed by resolution of the Board of Directors.

        3.11    Special Meetings.    Special meetings of the Board of Directors may be held at any time or place, within or without the State of Delaware, whenever called by a majority of the directors then constituting the full Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least forty-eight hours before the special meeting to each director, personally or by telephone, facsimile, electronic mail or other electronic transmission to the extent and in the manner permitted by applicable law. Notice need not be given to any director who submits a written waiver of notice signed by him or waives notice by electronic transmission, whether before or after the time of such meeting. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the directors need be specified in any waiver of notice.

        3.12    Quorum.    At all meetings of the Board of Directors, a majority of the Whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically permitted or provided by law, or by the Company's Certificate of Incorporation, or by these by-laws. If at any meeting of the board there shall be less than a quorum present, a majority of those directors present may adjourn the meeting from time to time until a quorum is obtained, and no further notice of the adjourned meeting need be given if the time and place, if any, thereof, are announced at the meeting at which the adjournment is taken.

        3.13    Telephonic Participation in Meetings.    Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

        3.14    Action by Consent.    Unless otherwise restricted by the Company's Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

Article IV—Officers.

        4.1    Selection; Statutory Officers.    The officers of the Company shall be chosen by the Board of Directors. There shall be a President, a Secretary, and a Treasurer, and there may be a Chairman of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers, as the Board of Directors may elect. Any number of offices may be held by the same person, except that the offices of President and Secretary shall not be held by the same person simultaneously.

        4.2    Time of Election.    The officers designated in Section 4.1 shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders. None of said officers need be a director.

        4.3    Additional Officers.    The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

        4.4    Terms of Office.    Each officer of the Company shall hold office until his successor is chosen and qualified, or until his earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer. Any officer may resign at any time upon written notice or notice by electronic transmission to the Company.

        4.5    Compensation of Officers.    The Board of Directors shall have power to fix the compensation of all officers of the Company. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

        4.6    Chairman of the Board.    The Chairman of the Board of Directors shall preside at all meetings of the stockholders and directors, and shall have such other duties as may be assigned to him from time to time by the Board of Directors.

        4.7    President.    Unless the Board of Directors otherwise determines, the President shall be the chief executive officer and head of the Company. Unless there is a Chairman of the Board, the President shall preside at all meetings of directors (if he is also a director) and stockholders. Under the supervision of the Board of Directors, the President shall have the general control and management of its business and affairs, subject, however, to the right of the Board of Directors to confer any specific power, except such as may be by law exclusively conferred on the President, upon any other officer or officers of the Company. The President shall perform and do all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors.

        4.8    Vice-Presidents.    The Vice-Presidents shall perform such duties on behalf of the Company as may be respectively assigned to them from time to time by the Board of Directors or by the President. The Board of Directors may designate one of the Vice-Presidents as the Executive Vice-President, and in the absence or inability of the President to act, such Executive Vice-President shall have and possess all of the powers and discharge all of the duties of the President, subject to the control of the Board of Directors.

        4.9    Treasurer.    The Treasurer shall have the care and custody of all the funds and securities of the Company that may come into his hands as Treasurer, and the power and authority to endorse checks, drafts and other instruments for the payment of money for deposit or collection when necessary or proper and to deposit the same to the credit of the Company in such bank or banks or depository as the Board of Directors, or the officers or agents to whom the Board of Directors may delegate such authority, may designate, and he may endorse all commercial documents requiring endorsements for or on behalf of the Company. He may sign all receipts and vouchers for the payments made to the Company. He shall render an account of his transactions to the Board of Directors as often as the board or the committee shall require the same. He shall enter regularly in the books to be kept by him for that purpose full and adequate account of all moneys received and paid by him on account of the Company. He shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors. He shall when requested, pursuant to vote of the Board of Directors, give a bond to the Company conditioned for the faithful performance of his duties, the expense of which bond shall be borne by the Company.

        4.10    Secretary.    The Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices of the Company. Except as otherwise ordered by the Board of Directors, he shall attest the seal of the Company upon all contracts and instruments executed under such seal and shall affix the seal of the Company thereto and to all certificates of shares of capital stock of the Company. He shall have charge of the stock certificate book, transfer book and stock ledger, and such other books and papers as the Board of Directors may direct. He shall, in general, perform all the duties of Secretary, subject to the control of the Board of Directors.

        4.11    Assistant Secretary.    The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Secretaries of the Company. Any Assistant Secretary upon his appointment shall perform such duties of the Secretary, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

        4.12    Assistant Treasurer.    The Board of Directors or any two of the officers of the Company acting jointly may appoint or remove one or more Assistant Treasurers of the Company. Any Assistant Treasurer upon his appointment shall perform such of the duties of the Treasurer, and also any and all such other duties as the Board of Directors or the President or the Executive Vice-President or the Treasurer or the Secretary may designate.

        4.13    Subordinate Officers.    The Board of Directors may select such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

Article V—Stock.

        5.1    Stock.    The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Company by any two authorized officers of the Company, including, but not limited to, the Chairman of the Board of Directors, a Vice-Chairman of the Board of Directors, the President, a Vice-President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary representing the number or shares registered in certificate form and shall be sealed with the corporate seal of the Company. The certificates of stock of the Company shall be numbered and shall be entered in the books of the Company as they are issued. Any or all the signatures on the certificate may be a facsimile. In case any officer or officers, transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers, transfer agent or registrar of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued, such certificate or certificates may nevertheless be issued by the Company with the same effect as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers, transfer agent or registrar of the Company.

        5.2    Fractional Share Interests.    The Company may, but shall not be required to, issue fractions of a share. If the Company does not issue fractions of a share, it shall (i) arrange for the disposition of fractional interests by those entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) that shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Company in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Company and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions that the Board of Directors may impose.

        5.3    Transfers of Stock.    Subject to any transfer restrictions then in force, the shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon the surrender of the certificate or certificates for such shares properly endorsed (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law). The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof save as expressly provided by the laws of Delaware.

        5.4    Record Date.    For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no such record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        5.5    Transfer Agent and Registrar.    The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates of stock to bear the signature or signatures of any of them.

        5.6    Dividends.

          (a)   Power to Declare.    Dividends upon the capital stock of the Company, subject to the provisions of the Company's Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Company's Certificate of Incorporation and the General Corporation Law.

          (b)   Reserves.    Before payment of any dividend, there may be set aside out of any funds of the Company lawfully available for dividends such sum or sums as the directors from time to time,

  in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

        5.7    Lost, Stolen, or Destroyed Certificates.    No certificates for shares of stock of the Company (or uncertificated shares, as the case may be) shall be issued in place of any certificate alleged to have been lost, stolen, or destroyed, except upon production of such evidence of the loss, theft, or destruction and upon indemnification of the Company and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.

        5.8    Inspection of Books.    Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Company's stock ledger, a list of its stockholders, and its other books and records; and no stockholder shall have any right to inspect any account or book or document of the Company except as conferred by law.

Article VI—Miscellaneous Management Provisions.

        6.1    Checks, Drafts, and Notes.    All checks, drafts, or orders for the payment of money, and all notes and acceptances of the Company shall be signed by such officer or officers, or such agent or agents, as the Board of Directors may designate.

        6.2    Notices.

          (a)   Notices to directors may be given personally or by telephone, mail, facsimile, electronic mail or other electronic transmission to the extent and in the manner permitted by applicable law. Notices to stockholders may be given personally or by mail or, to the extent and in the manner permitted by applicable law, by a form of electronic transmission consented to by the stockholder to whom the notice is given. In accordance with Section 232 of the General Corporation Law, notices are deemed given (i) if by mail, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Company, or, if a stockholder shall have filed with the Secretary of the Company a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address; (ii) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (iii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive such notice; (iv) if by posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting; and (v) if by any other form of electronic transmission, when directed to the stockholder in the manner consented to by the stockholder. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with Section 233 of the General Corporation Law. An affidavit of the Secretary, Assistant Secretary or any transfer agent of the Company that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

          (b)   Whenever any notice is required to be given under the provisions of any applicable law or of the Company's Certificate of Incorporation or of these by-laws, a written waiver of notice, signed by the person or persons entitled to said notice, or a waiver of notice by electronic transmission, whether before or after the time stated therein or the meeting or action to which such notice relates, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

        6.3    Conflict of Interest.    No contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof that authorized the contract or transaction, or solely because any such director's or officer's votes are counted for such purpose, if: (i) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Company entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

        6.4    Voting of Securities Owned by the Company.    Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other entity and owned or controlled by the Company may be voted in person at any meeting of security holders of such other entity by the President of the Company if he is present at such meeting, or in his absence by the Treasurer of the Company if he is present at such meeting, and (ii) whenever, in the judgment of the President, it is desirable for the Company to execute a proxy or written consent in respect to any shares or other securities issued by any other entity and owned by the Company, such proxy or consent shall be executed in the name of the Company by the President, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President is unable to execute such proxy or consent by reason of sickness, absence from the United States or other similar cause, the Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Company shall have full right, power and authority to vote the shares or other securities issued by such other entity and owned by the Company the same as such shares or other securities might be voted by the Company.

Article VII—Indemnification.

        7.1    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of being or having been a director or officer of the Company or, while a director or officer of the Company, serving or having served at the request of the Company as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "Indemnitee"), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the Indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in Section 7.2 hereof with respect to Proceedings to enforce rights to indemnification or Advancement of Expenses, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was approved by the Board of Directors of the

Company. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Company the expenses (including attorneys' fees) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); provided, however, that, to the extent required by law, such Advancement of Expenses shall be made only upon the Company's receipt of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

        7.2    Right of Indemnitee to Bring Suit.    If a claim under Section 7.1 hereof is not paid in full by the Company within sixty days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by applicable law. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in Section 145 of the General Corporation Law. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 145 of the General Corporation Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Company.

        7.3    Non-Exclusivity of Rights.    The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right that any person may have or hereafter acquire under any law, the Company's Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

        7.4    Insurance.    The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the General Corporation Law.

        7.5    Indemnification of Employees and Agents of the Company.    The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Company to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

        7.6    Amendment or Repeal.    Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

Article VIII—Amendments.

        8.1    Amendments.    Subject always to any limitations imposed by the Company's Certificate of Incorporation, these by-laws may be altered, amended, or repealed, or new by-laws may be adopted, by resolution of the Board of Directors duly adopted by a majority of the Whole Board, including (for so long as the Stockholders Agreement remains in effect) the approval of a majority of the Independent Directors. With respect to the power of holders of capital stock to adopt, amend and repeal by-laws of the Company, notwithstanding any other provision of these by-laws or any provision that might otherwise permit a lesser vote or no vote, in addition to any vote of the holders of any class or series of capital stock of the Company required herein or by law, the affirmative vote of the holders of the voting power of at least 66 2/3% of the shares of the Company's stock entitled to vote thereon, voting together as a single class, shall be required for any such alteration, amendment, repeal, or adoption by the vote of the holders of any class or series of the capital stock of the Company.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on January 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. RIBBON COMMUNICATIONS INC. 4 TECHNOLOGY PARK DRIVE WESTFORD, MA 01886 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on January 26, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1 and 2. 1. To approve the issuance of 32,500,000 shares of common stock of Ribbon in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 14, 2019, by and among Ribbon, Eclipse Communications Ltd., Ribbon Communications Israeli Ltd., ECI Telecom Group Ltd. and ECI Holding (Hungary) kft (the Share Issuance). For 0 Against 0 Abstain 0 0 0 0 2. To approve one or more adjournments of the Ribbon Special Meeting, if appropriate, to solicit additional proxies if there are insufficient votes to approve the Share Issuance at the time of the Ribbon Special Meeting. NOTE: In their discretion, the proxy holders are authorized to vote upon other business, if any, as may properly come before the Ribbon Special Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000435120_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement are available at www.proxyvote.com Special Meeting of Stockholders RIBBON COMMUNICATIONS, INC. January 27, 2020 2:00 P.M. ET This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Ribbon Communications Inc., a Delaware corporation, hereby acknowledge(s) receipt of the notice of Special Meeting of Stockholders and Proxy Statement and hereby appoint(s) Justin K. Ferguson and Daryl E. Raiford, or either of them, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Ribbon Communications Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of Ribbon Communications Inc. to be held on Monday, January 27, 2020 at 2:00 P.M. ET, at the offices of Latham & Watkins LLP, 200 Claredon Street, Boston, Massachusetts 02116 and at any adjournments, or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may properly come before the meeting, and revoke(s) all proxies previously given by the undersigned with respect to the share covered hereby. This proxy will be voted as directed, or if no direction is indicated, will be voted FOR proposals 1 and 2 specified on the reverse, and as said proxies deem advisable on such other matters as may properly come before the meeting. Continued and to be signed on reverse side 0000435120_2 R1.0.1.18